AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 22, 2002
                                                      REGISTRATION NO. _________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                         AMERICAN REALTY INVESTORS, INC.
             (Exact name of Registrant as specified in its charter)

            NEVADA                             6510                             75-2847135
(State or other jurisdiction of    (Primary Standard Industrial    (I.R.S. Employer Identification No.)
incorporation or organization)     Classification Code Number)

               1800 VALLEY VIEW LANE, SUITE 300, DALLAS, TX 75234
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)

                                   ----------

                                ROBERT A. WALDMAN
                        1800 VALLEY VIEW LANE, SUITE 300
                               DALLAS, TEXAS 75234
                                 (469) 522-4200
                              (469) 522-4360 (FAX)
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   ----------

                                 WITH COPIES TO:

    STEVEN C. METZGER, ESQ.                             JEFFREY M. SONE, ESQ.
PRAGER METZGER & KROEMER, PLLC                          JACKSON WALKER L.L.P.
  2626 COLE AVENUE, SUITE 900                        901 MAIN STREET, SUITE 6000
      DALLAS, TEXAS 75204                                DALLAS, TEXAS 75202
        (214) 969-7600                                      (214) 953-6000
     (214) 523-3838 (FAX)                                (214) 953-5822(FAX)

                                   ----------

         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with
General Instruction G, check the following box. .............................[ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ...............................[ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ............................................[ ]

                         CALCULATION OF REGISTRATION FEE

                                                                            PROPOSED MAXIMUM    PROPOSED MAXIMUM        AMOUNT OF
           TITLE OF EACH CLASS OF SECURITIES              AMOUNT TO BE       OFFERING PRICE    AGGREGATE OFFERING      REGISTRATION
                    TO BE REGISTERED                       REGISTERED           PER UNIT              PRICE                FEE
           ---------------------------------              ------------      ----------------   ------------------      ------------
10% Series G Cumulative Convertible preferred stock,
 par value $2.00                                           4,021,254(1)      Not applicable      $128,119,079.97(2)    $11,786.96(3)
Common Stock, par value $0.01 per share                   10,060,393(4)      Not applicable      $             0(5)    $        0(6)
10% Series H Cumulative Convertible preferred stock,
 par value $2.00 per share                                   683,282(7)      Not applicable      $ 24,821,801.25(8)    $ 2,283.61(9)
Common Stock, par value $0.01 per share                    1,538,734(10)     Not applicable      $             0(5)    $        0(6)
                                                                                                 ---------------       ----------
         Total:                                                                                  $152,940,881.22       $14,070.57
                                                                                                 ===============       ==========

----------

(1) Represents the maximum number of shares of Series G preferred stock of American Realty Investors, Inc. ("ARL") estimated to be issued in connection with the merger of Transcontinental Realty Investors, Inc. ("TCI") described herein at the exchange ratio of one share of Series G preferred stock for each share of TCI's common stock outstanding (other than shares owned by ARL and its subsidiaries).

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(f)(1) and 457(c) of the Securities Act of 1933, as amended (the "Securities Act"), the registration fee is based on the product of (i) $15.93, the average of the high and low sales price of TCI common stock on February 15, 2002, as reported by the New York Stock Exchange, and (ii) the maximum number of shares of TCI common stock estimated to be converted or cancelled pursuant to the merger.

(3) Computed in accordance with Rule 457(f) under the Securities Act to be $11,786.96, which is equal to 0.000092 multiplied by the proposed maximum offering price of $128,119,079.97.

(4) Represents the maximum number of shares of common stock of ARL estimated to be issued upon conversion of the shares of Series G preferred stock, assuming each record holder receives one share of ARL common stock in lieu of a fractional share. Pursuant to Rule 416, there are also registered hereunder an indeterminate number of additional shares of ARL common stock as may be issuable as a result of stock splits, stock dividends and other provisions of the Series G preferred stock.

(5) No additional consideration will be received in connection with the conversion of the shares of preferred stock.

(6) Pursuant to Rule 457(i), no filing fee is due.

(7) Represents the maximum number of shares of Series H preferred stock of ARL estimated to be issued in connection with the merger of Income Opportunity Realty Investors, Inc. ("IOT") described herein at the exchange ratio of one share of Series H preferred stock for each share of IOT's common stock outstanding (other than shares owned by ARL and its subsidiaries and TCI).


(8) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(f)(1) and 457(c) of the Securities Act, the registration fee is based on the product of (i) $17.25, the average of the high and low sales price of IOT common stock on February 15, 2002, as reported by the American Stock Exchange, and (ii) the maximum number of shares of IOT common stock estimated to be converted or cancelled pursuant to the merger.

(9) Computed in accordance with Rule 457(f) under the Securities Act to be $2,283.61, which is equal to 0.000092 multiplied by the proposed maximum offering price of $24,821,801.25.

(10) Represents the maximum number of shares of common stock of ARL estimated to be issued upon conversion of the shares of Series H preferred stock, assuming each record holder receives one share of ARL common stock in lieu of a fractional share. Pursuant to Rule 416, there are also registered hereunder an indeterminate number of additional shares of ARL common stock as may be issuable as a result of stock splits, stock dividends and other provisions of the Series H preferred stock.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

AMERICAN REALTY            TRANSCONTINENTAL REALTY        INCOME OPPORTUNITY
INVESTORS, INC.            INVESTORS, INC.                REALTY INVESTORS, INC.

         To the stockholders of American Realty Investors, Inc.,
Transcontinental Realty Investors, Inc. and Income Opportunity Realty Investors,
Inc.:

         As the result of a court approved settlement of litigation involving, among others, a subsidiary of American Realty Investors, Inc. ("ARL"), Transcontinental Realty Investors, Inc. ("TCI") and Income Opportunity Realty Investors, Inc. ("IOT"), ARL has agreed to acquire all of the outstanding common stock of TCI and IOT through the merger of TCI and IOT with two subsidiaries of ARL. The mergers will not be consummated unless, in each case, sufficient cash is available to ARL to pay the cash merger consideration due as a result of the mergers. If the mergers are approved by the ARL, TCI and IOT stockholders and sufficient cash is available to ARL, wholly-owned subsidiaries of ARL will be merged into TCI and IOT, with TCI and IOT being the surviving corporations (the mergers and related transactions are collectively referred to as the business combination).

         In order to complete the business combination, we must, among other things, obtain the required approval of the ARL, TCI and IOT stockholders. However, if the stockholders of ARL and only one of either TCI or IOT approve their merger, that merger alone may be consummated. In addition to being a condition to the settlement of the lawsuit, we believe that the business combination will benefit the stockholders of all three companies and we ask for your support in voting for the mergers at the special meetings.

         When the mergers are completed, holders of TCI's common stock (other than ARL and its affiliates) will receive $17.50 in cash less any dividends declared and paid on the TCI common stock after January 2, 2002 or, if they affirmatively elect, one share of newly issued ARL Series G preferred stock for each share of TCI common stock they currently own. IOT stockholders (other than ARL and its affiliates) will receive $19.00 in cash less any dividends declared and paid on the IOT common stock after January 2, 2002 or, if they affirmatively elect, one share of newly issued ARL Series H preferred stock for each share of IOT common stock they currently own. Each share of TCI common stock held by certain affiliates of ARL will be converted into one share of the Series G preferred stock. Shares of the TCI common stock held by ARL and its affiliates will be cancelled. Each share of IOT common stock held by certain affiliates of ARL will be converted into one share of the Series H preferred stock. Shares of IOT common stock held by ARL, its affiliates and TCI will be cancelled.

         1,168,774 shares of the Series G preferred stock and 106,802 shares of the Series H preferred stock will be issued to affiliates of ARL. In the event that each stockholder of TCI and IOT, other than persons or entities affiliated with ARL, elects to receive shares of the Series G preferred stock or the Series H preferred stock, respectively, persons not affiliated with ARL will hold approximately 2,853,080 shares of Series G preferred stock and 576,480 shares of Series H preferred stock, representing approximately 70.9% and 84.4% of all issued and outstanding shares of the Series G preferred stock and the Series H preferred stock, respectively.

         The boards of directors of ARL, TCI and IOT have approved the mergers and recommend that their respective stockholders vote for the merger proposals as described in the attached materials. You should also consider the matters discussed under "Risk Factors" beginning on page 24 of this document.

         ARL stockholders will vote at ARL's special meeting on Wednesday, March 27, 2002, at 2:00 p.m., local time, at 1800 Valley View Lane, Suite 300, Dallas, Texas.

         TCI stockholders will vote at TCI's special meeting on Wednesday, March 27, 2002, at 3:00 p.m., local time, at 1800 Valley View Lane, Suite 300, Dallas, Texas.

         IOT stockholders will vote at IOT's special meeting on Wednesday, March 27, 2002, at 4:00 p.m., local time, at 1800 Valley View Lane, Suite 300, Dallas, Texas.

         Your vote is important, regardless of the number of shares you own. Please vote as soon as possible to make sure that your shares are represented at the special meetings. You may vote your shares by completing the enclosed proxy card, by telephoning the transfer agent or by voting on the Internet. You may also cast your vote in person at the special meetings.

/s/ Robert A. Waldman                  /s/ Robert A. Waldman                 /s/ Robert A. Waldman
-------------------------------        ------------------------------        ------------------------------
Robert A. Waldman,                     Robert A. Waldman,                    Robert A. Waldman,
Senior Vice President, General         Senior Vice President, General        Senior Vice President, General
Counsel and Secretary                  Counsel and Secretary                 Counsel and Secretary
American Realty Investors, Inc.        Transcontinental Realty               Income Opportunity Realty
                                       Investors, Inc.                       Investors, Inc.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE PREFERRED STOCK OR COMMON STOCK TO BE ISSUED UNDER THIS JOINT PROXY STATEMENT AND PROSPECTUS OR DETERMINED IF THIS JOINT PROXY STATEMENT AND PROSPECTUS IS TRUTHFUL OR INCOMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This joint proxy statement and prospectus is dated ___________, 2002, and is first being mailed to stockholders on or about _____________, 2002.

                  NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF
                         AMERICAN REALTY INVESTORS, INC.
                     TO BE HELD MARCH 27, 2002 AT 2:00 P.M.

To Our Stockholders:

         You are invited to attend the special meeting of stockholders of American Realty Investors, Inc. ("ARL"). The meeting will be held at 1800 Valley View Lane, Suite 300, Dallas, Texas on March 27, 2002 at 2:00 p.m. local time. At the special meeting, ARL's stockholders will be asked to consider and vote upon:

         o A PROPOSAL TO APPROVE THE TCI MERGER WHEREBY ARL WILL ACQUIRE ALL OF THE OUTSTANDING COMMON STOCK OF TRANSCONTINENTAL REALTY INVESTORS, INC. ("TCI") THROUGH THE MERGER OF A RECENTLY FORMED WHOLLY-OWNED SUBSIDIARY OF ARL WITH AND INTO TCI;

         o A PROPOSAL TO APPROVE THE IOT MERGER WHEREBY ARL WILL ACQUIRE ALL OF THE OUTSTANDING COMMON STOCK OF INCOME OPPORTUNITY REALTY INVESTORS, INC. ("IOT") THROUGH THE MERGER OF A RECENTLY FORMED WHOLLY-OWNED SUBSIDIARY OF ARL WITH AND INTO IOT; AND

         o ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE FOR THE MERGERS DESCRIBED ABOVE.

         Only holders of record of ARL's common stock at the close of business on February 9, 2002, the record date, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof. None of the stockholders are entitled to dissenters' or appraisal rights in connection with the mergers.

         Your vote is important. Whether or not you plan to attend the Special Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. You may also submit a proxy by telephone or by internet by following the instructions in the proxy statement and on the enclosed proxy card. If you attend the Special Meeting, you may revoke your proxy and vote in person if you wish to do so. However, if you hold your shares in a brokerage account, you cannot vote in person at the Special Meeting. If you have instructed your broker to vote your shares, you must follow your broker's instructions regarding how to change your vote.



                                       By Order of the Board of Directors of
                                       AMERICAN REALTY INVESTORS, INC.


                                       /s/ Robert A. Waldman
                                       -----------------------------------------
                                       Robert A. Waldman, Senior Vice President,
                                       General Counsel and Secretary
                                       American Realty Investors, Inc.

Dallas, Texas
               , 2002
----------- ---

                  NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF
                     TRANSCONTINENTAL REALTY INVESTORS, INC.
                     TO BE HELD MARCH 27, 2002 AT 3:00 P.M.

To Our Stockholders:

         You are invited to attend the special meeting of stockholders of Transcontinental Realty Investors, Inc. ("TCI"). The meeting will be held at 1800 Valley View Lane, Suite 300, Dallas, Texas on March 27, 2002 at 3:00 p.m. local time. At the special meeting, TCI's stockholders will be asked to consider and vote upon:

         o A PROPOSAL TO APPROVE THE TCI MERGER WHEREBY AMERICAN REALTY INVESTORS, INC., ("ARL") WILL ACQUIRE ALL OF THE OUTSTANDING COMMON STOCK OF TCI THROUGH THE MERGER OF A RECENTLY FORMED WHOLLY-OWNED SUBSIDIARY OF ARL WITH AND INTO TCI; and

         o ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF.

         After careful consideration, the board of directors of TCI have determined that the terms of the proposed TCI merger are fair to and in the best interests of TCI's stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE FOR THE MERGER AND OTHER MATTERS DESCRIBED ABOVE.

         Only holders of record of TCI's common stock at the close of business on February 9, 2002, the record date, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof. None of the stockholders are entitled to dissenters' or appraisal rights in connection with the merger.

         Your vote is important. Whether or not you plan to attend the Special Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. You may also submit a proxy by telephone or by internet by following the instructions in the proxy statement and on the enclosed proxy card. If you attend the Special Meeting, you may revoke your proxy and vote in person if you wish to do so. However, if you hold your shares in a brokerage account, you cannot vote in person at the Special Meeting. If you have instructed your broker to vote your shares, you must follow your broker's instructions regarding how to change your vote.

                                       By Order of the Board of Directors of
                                       TRANSCONTINENTAL REALTY INVESTORS, INC.


                                       /s/ Robert A. Waldman
                                       -----------------------------------------
                                       Robert A. Waldman, Senior Vice President,
                                       General Counsel and Secretary
                                       Transcontinental Realty Investors, Inc.

Dallas, Texas
               , 2002
----------- ---

                  NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF
                    INCOME OPPORTUNITY REALTY INVESTORS, INC.
                     TO BE HELD MARCH 27, 2002 AT 4:00 P.M.

To Our Stockholders:

         You are invited to attend the special meeting of stockholders of Income Opportunity Realty Investors, Inc. ("IOT"). The meeting will be held at 1800 Valley View Lane, Suite 300, Dallas, Texas on March 27, 2002 at 4:00 p.m. local time. At the special meeting, IOT's stockholders will be asked to consider and vote upon:

         o A PROPOSAL TO APPROVE THE IOT MERGER WHEREBY AMERICAN REALTY INVESTORS, INC. ("ARL"), WILL ACQUIRE ALL OF THE OUTSTANDING COMMON STOCK OF IOT THROUGH THE MERGER OF A RECENTLY FORMED WHOLLY-OWNED SUBSIDIARY OF ARL WITH AND INTO IOT; AND

         o ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF.

         After careful consideration, the board of directors of IOT have determined that the terms of the proposed IOT merger are fair to and in the best interests of IOT's stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE FOR THE MERGER AND OTHER MATTERS DESCRIBED ABOVE.

         Only holders of record of IOT's common stock at the close of business on February 9, 2002, the record date, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof. None of the stockholders are entitled to dissenters' or appraisal rights in connection with the merger.

         Your vote is important. Whether or not you plan to attend the Special Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. You may also submit a proxy by telephone or by internet by following the instructions in the proxy statement and on the enclosed proxy card. If you attend the Special Meeting, you may revoke your proxy and vote in person if you wish to do so. However, if you hold your shares in a brokerage account, you cannot vote in person at the Special Meeting. If you have instructed your broker to vote your shares, you must follow your broker's instructions regarding how to change your vote.

                                      By Order of the Board of Directors of
                                      INCOME OPPORTUNITY REALTY INVESTORS, INC.


                                      /s/ Robert A. Waldman
                                      ------------------------------------------
                                      Robert A. Waldman, Senior Vice President,
                                      General Counsel and Secretary
                                      Income Opportunity Realty Investors, Inc.

Dallas, Texas
              , 2002
----------- --

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
Joint Proxy Statement and Prospectus..............................................................................1
Summary...........................................................................................................1
Forward Looking Statements.......................................................................................22
Risk Factors.....................................................................................................24
The Special Meetings.............................................................................................35
Special Factors..................................................................................................39
Interests of Certain Persons in the Business Combination.........................................................69
The Plans of Merger..............................................................................................71
Comparison of Ownership of Shares................................................................................76
The Advisor - BCM................................................................................................88
Certain Relationships and Related Transactions of BCM, ARL, TCI and IOT..........................................94
Certain Information Regarding TCI Common Stock and IOT Common Stock.............................................101
Unaudited Pro Forma Consolidated Financial Information..........................................................104
INFORMATION CONCERNING ARL:
Business of ARL.................................................................................................135
Properties of ARL...............................................................................................138
Selected Financial Data of ARL..................................................................................158
Management's Discussion and Analysis of Financial Condition and Results of
Operations of ARL...............................................................................................159
Quantitative and Qualitative Disclosures About Market Risks of ARL..............................................172
Management of ARL...............................................................................................173
Security Ownership of Certain Beneficial Owners and Management of ARL...........................................175
Description of the Capital Stock of ARL.........................................................................178
Charter and Bylaws of ARL.......................................................................................186
Anti-Takeover Provisions of the Organizational Documents of ARL.................................................189
ARL Policies with Respect to Certain Activities.................................................................190
INFORMATION CONCERNING TCI:
Business of TCI.................................................................................................193
Business Plan and Investment Policy of TCI......................................................................193
Competition.....................................................................................................194
Properties of TCI...............................................................................................195
Selected Financial Data of TCI..................................................................................210
Management's Discussion and Analysis of Financial Condition and Results of
Operations of TCI...............................................................................................211
Quantitative and Qualitative Disclosures Regarding Market Risk of TCI...........................................220
Management of TCI...............................................................................................222
Security Ownership of Certain Beneficial Owners and Management of TCI...........................................225
INFORMATION CONCERNING IOT:
Business of IOT.................................................................................................228
Competition.....................................................................................................228
Properties of IOT...............................................................................................230
Selected Financial Data of IOT..................................................................................236
Management's Discussion and Analysis of Financial Condition and Results of
Operations of IOT...............................................................................................237

Quantitative and Qualitative Disclosures Regarding Market Risk of IOT...........................................243
Management of IOT...............................................................................................245
Security Ownership of Certain Beneficial Owners and Management of IOT...........................................247
OTHER MATTERS:
Securityholder Proposals........................................................................................250
Legal Matters...................................................................................................250
Experts.........................................................................................................250
Glossary Of Terms...............................................................................................252
Financial Statements:...........................................................................................F-1
APPENDICES:
Agreement and Plan of Merger (TCI Merger)................................................................Appendix A
Agreement and Plan of Merger (IOT Merger)................................................................Appendix B
Certificate of Designation of the Series G Preferred Stock ..............................................Appendix C
Certificate of Designation of the Series H Preferred Stock ..............................................Appendix D
Houlihan Lokey Howard & Zukin Financial Advisors, Inc. Fairness Opinion
     Concerning TCI......................................................................................Appendix E
Houlihan Lokey Howard & Zukin Financial Advisors, Inc. Fairness Opinion
     Concerning IOT......................................................................................Appendix F

                      JOINT PROXY STATEMENT AND PROSPECTUS

         This joint proxy statement and prospectus is being used to solicit votes with respect to stockholder meetings for each of American Realty Investors, Inc., Transcontinental Realty Investors, Inc. and Income Opportunity Realty Investors, Inc. called to approve a proposed business combination of those companies. "We", "us" and "our" as used in this joint proxy statement and prospectus means American Realty Investors, Inc., Transcontinental Realty Investors, Inc. and Income Opportunity Realty Investors, Inc.

                                     SUMMARY

         This summary highlights selected information from this joint proxy statement and prospectus and may not contain all information that is important to you. You should read carefully this entire joint proxy statement and prospectus and the documents to which we have referred you. The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this joint proxy statement and prospectus.

                                    OVERVIEW

         As part of this joint proxy statement and prospectus, three public companies, American Realty Investors, Inc. ("ARL"), Transcontinental Realty Investors, Inc. ("TCI") and Income Opportunity Realty Investors, Inc. ("IOT"), are seeking stockholder approval of two proposed mergers whereby TCI and IOT will become subsidiaries of ARL. Together, these mergers are often referred to as the "business combination." The business combination is the result of a court approved settlement that is described below under "The Olive Settlement."

THE PARTIES

         The material parties that are discussed throughout this joint proxy statement and prospectus statement include the following:

      AMERICAN REALTY INVESTORS, INC. ("ARL") is a publicly traded Nevada corporation engaged primarily in the business of owning and operating a portfolio of real estate and financing real estate and real estate activities through investments in mortgage loans. ARL holds a diverse portfolio of equity real estate located across the U.S., including office buildings, apartments, hotels, shopping centers and developed and undeveloped land. The day-to-day operations of ARL are managed by Basic Capital Management, Inc. ("BCM"), a contractual advisor, under the supervision of ARL's board of directors.

      TRANSCONTINENTAL REALTY INVESTORS, INC. ("TCI") is a publicly traded Nevada corporation engaged primarily in the business of owning and operating a portfolio of real estate and financing real estate and real estate activities through investments in mortgage loans similar to ARL. The day-to-day operations of TCI are performed by BCM, a contractual advisor, under the supervision of TCI's board of directors.

      INCOME OPPORTUNITY REALTY INVESTORS, INC. ("IOT") is a publicly traded Nevada corporation primarily engaged in the business of owning and operating a portfolio of real estate and financing real estate and real estate activities through investments in mortgage loans. IOT is a real estate investment trust. The day-to-day operations of IOT are performed by BCM, a contractual advisor, under the supervision of IOT's board of directors.

      BASIC CAPITAL MANAGEMENT, INC. ("BCM") is a contractual advisor that is responsible for managing the affairs of ARL, TCI and IOT and for advising the respective boards on setting the policies which guide ARL, TCI and IOT. The day-to-day operations of ARL, TCI and IOT are performed by BCM under the supervision of each respective board. Among other things, BCM locates, investigates, evaluates and recommends real estate and mortgage loan investments and sales opportunities, as well as financing and refinancing sources. BCM also serves as a consultant to ARL's, TCI's and IOT's boards of directors in connection with the business plan and investment policy decisions made by each board.

      GENE E. PHILLIPS ("MR. PHILLIPS") serves as the representative of a trust for the benefit of his children that indirectly owns BCM. As representative of the trust, Mr. Phillips had, until June 2000, substantial contact with the management of BCM and input with respect to BCM's performance of advisory services for ARL, TCI and IOT. Mr. Phillips does not own any stock of ARL, TCI or IOT.

         ARL, TCI, IOT and BCM have substantially the same management and have ownership affiliations as seen in the chart below.

                  ARL                                       TCI                                        IOT
Out of 11,375,127 shares of ARL common   Out of 8,042,629 shares of TCI common      Out of 1,438,945 shares of IOT common
stock outstanding as of February 11,     stock outstanding as of February 11,       stock outstanding as of February 11,
2002:                                    2002:                                      2002:
o  BCM owns 6,269,344 (55.1%)            o  ARL indirectly owns 3,994,300           o  ARL indirectly owns 409,935
o  TCI owns 746,972 (6.6%)                  (49.7%)                                    (28.5%)
o  Non-affiliates own 4,331,209          o  BCM directly and indirectly             o  BCM owns 106,802 (7.4%)
   (38.1%)                                  owns 1,193,422 (14.8%)                  o  TCI owns 345,728 (24.0%)
                                         o  Non-affiliates own 2,853,080            o  Non-affiliates own 576,480
                                            (35.5%)                                    (40.06%)


         The principal operating offices of each of ARL, TCI, IOT and BCM are located at 1800 Valley View Lane, Suite 300, Dallas, Texas 75234. The telephone number for each corporation is 469-522-4200.

                              THE OLIVE SETTLEMENT

         The business combination being proposed results from a court approved settlement of a lawsuit styled Jack Olive, et. al. v. Gene E. Phillips, et al, Case No. C89 4331 MHP pending in the United States District Court for the Northern District of California (the "Olive Litigation"). The claims in the Olive Litigation related to the operation and management of TCI and IOT. Defendants in the lawsuit included, among others, American Realty Trust, Inc. (a subsidiary of ARL, "ART"), TCI, IOT, BCM and Mr. Phillips.

         TCI and IOT are parties to a 1990 settlement of litigation known as the Olive Settlement. The original settlement has been modified and the modification has been the subject of an amendment. Periodically, since 1990, designated Settlement Counsel, George Donaldson, has challenged the compliance of the parties under the Olive Settlement, the modification and the amendment and has unsuccessfully sought to remove BCM from its advisory position to TCI, IOT and other entities. Mr. Donaldson also sought to, from time to time, remove some or all of the directors of TCI, IOT and other entities.

         The parties to the lawsuit acknowledged that further and substantial expense and time would be necessary to litigate the matters raised by the pending requests made by Settlement Counsel that the court exercise its retained jurisdiction over the parties' prior settlement agreements. Thus, in order to finally put an end to the Olive Litigation and to avoid the anticipated expense, inconvenience, distraction, and risk of further legal proceedings, the parties concluded that it was desirable to compromise, settle and discharge all claims arising from such matters while at the same time devising a mechanism to enable all stockholders of TCI and IOT to convert their common stock in TCI or IOT into cash or, if they affirmatively elected, preferred stock of ARL.

         To that end, after arm's length negotiations, TCI, IOT and ARL, as the parent corporation of ART, entered into the Second Amendment to the Modification of Stipulation of Settlement (the "Settlement Agreement"), dated October 17, 2001. The Settlement Agreement provides that if the stockholders so approve, TCI and IOT will become subsidiaries of ARL through the mechanism of freeze-out mergers. As part of the mergers, stockholders (other than Mr. Phillips, BCM, ARL and ART (collectively the "Affiliated Entities") or their affiliates) are to receive $19 per share in cash for IOT common stock or $17.50 per share in cash for TCI common stock, which amounts shall be reduced by any dividends paid after January 2, 2002 on the TCI or IOT common stock, respectively. In the mergers, the stockholders of TCI and IOT not affiliated with the Affiliated Entities have the opportunity (but no obligation) to affirmatively elect to receive shares of preferred stock of ARL having a liquidation value of $21.50 per share in exchange for IOT common stock or $20 per share in exchange for TCI common stock, which amounts shall be reduced by any dividends paid after January 2, 2002 on the TCI or IOT common stock, respectively. In the mergers, the Affiliated Entities will receive shares of the ARL preferred stock for the shares of common stock of TCI and IOT held by them, provided, however, that shares of TCI and IOT common stock held by ARL and its subsidiaries will be cancelled. The purchase prices and liquidation values have been established under the Settlement Agreement. The cash consideration to be paid to the non-affiliated TCI and IOT stockholders is to be guaranteed by and becomes an obligation of the Affiliated Entities. The mergers are to occur only after the satisfaction of certain conditions, including the approval of each merger by a majority of the shares held by the non-affiliated TCI and IOT stockholders, as applicable, who vote by in person or by proxy at meetings of stockholders called for that purpose. The ARL board of directors has determined that it will not enter into the TCI and IOT mergers until, in each case, sufficient cash is available to ARL, either from its own resources or from TCI or IOT immediately after the mergers, to pay the cash merger consideration due as a result of the mergers.

         In order to proceed with the mergers under the Settlement Agreement, the Affiliated Entities have been required to perform certain matters which are described in this joint proxy statement and prospectus, including filing of materials with the Securities and Exchange Commission ("SEC") and completion of that process prior to a specified date. The other requirements were:

         o obtaining a fairness opinion from a reputable investment banking firm that the consideration to be paid to the non-affiliated TCI and IOT stockholders in each merger (or the tender offers described below) is fair from a financial point of view, and

         o placement of a $1,000,000 deposit in escrow to cover the costs and fees necessary to compel the payment of any liquidated damages.

         If the SEC review process of this joint proxy statement and prospectus was not completed by a specified date, unless extended by the consent of settlement counsel, the Affiliated Entities would be in default under the Settlement Agreement and liable for liquidated damages equal to $5 for each share of TCI and IOT common stock. The Affiliated Entities may cure that default by filing tender offers for all of the shares of IOT and TCI stock held by non-affiliated stockholders, with respect to the cash option, at a cash price equal to or better than the amount specified under the mergers ($19 per share for IOT common stock, and $17.50 per share for TCI common stock). If the tender offers are substantially completed within 120 days following the making of such tender offers, the Affiliated Entities will be deemed to have fully complied with the Settlement Agreement.

         Under the Settlement Agreement, except to the extent necessary to obtain the requisite quorum of any vote of stockholders in connection with the mergers, the Affiliated Entities and TCI and IOT will not engage in any solicitation activity directed at the non-affiliated stockholders in any manner which would have the effect of causing a non-affiliated stockholder to accept preferred stock rather than cash.

              QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION

1.Q: WHAT IS BEING PROPOSED? (SEE PAGE 71)

         A: Two separate mergers are being proposed as the result of the Settlement Agreement. In the TCI merger, a newly formed subsidiary of ARL would be merged with and into TCI and TCI would become a subsidiary of ARL. In the IOT merger, a newly formed subsidiary of ARL would be merged with and into IOT and IOT would become a subsidiary of ARL.

2.Q: WHAT WILL I RECEIVE IN THE MERGER? (SEE PAGES 71 TO 72)

         A: Each share of TCI common stock will be converted into $17.50 in cash (less the amount of any dividends paid by TCI on TCI common stock after January 2, 2002) or, at the affirmative election of the TCI stockholder, one share of ARL 10% Series G Cumulative Convertible preferred stock (the "Series G preferred stock"). Outstanding shares of TCI common stock held by ARL or its subsidiaries will be canceled and shares of TCI common stock held by BCM and other affiliates of ARL will be exchanged for shares of Series G preferred stock. If all of the holders of the TCI common stock other than BCM and other affiliates of ARL elect to convert their shares of TCI common stock to Series G preferred stock, they will own approximately 70.9% of the issued and outstanding shares of the Series G preferred stock. BCM and other affiliates of ARL would own the remaining shares of Series G preferred stock.

         Preferred stock of TCI outstanding prior to the mergers will continue to be outstanding after the mergers on the same terms and conditions.

         Each share of IOT common stock will be converted into $19.00 in cash (less the amount of any dividends paid by IOT on IOT common stock after January 2, 2002) or, at the affirmative election of the IOT stockholder, one share of the ARL 10% Series H Cumulative Convertible preferred stock (the "Series H preferred stock"). Outstanding shares of IOT held by ARL, its subsidiaries or TCI will be canceled and each share of IOT common stock held by BCM and other affiliates of ARL will be exchanged for shares of Series H preferred stock. If all of the holders of IOT common stock other than BCM and other affiliates of ARL elect to convert their shares to Series H preferred stock, they would own approximately 84.4% of the issued and outstanding shares of the Series H preferred stock. BCM and other affiliates of ARL would own the remaining shares of Series H preferred stock.

         ARL will apply to list the Series G and Series H preferred stock, and the shares of ARL common stock issuable upon conversion of the Series G and Series H preferred stock, on the New York Stock Exchange ("NYSE"), however, the Exchange may not accept the shares for listing.

3.Q: WHAT ARE THE MATERIAL TERMS OF THE TCI MERGER AND THE IOT MERGER? (SEE PAGES 71 TO 72)

         A: Copies of the forms of agreements and plans of merger that have been approved by each board of directors as applicable are attached as APPENDIX A and APPENDIX B to this joint proxy statement and prospectus.

         According to the terms of the agreements and plans of merger, two recently formed wholly-owned subsidiaries of ARL will be merged with and into TCI and IOT, respectively. TCI and IOT will survive the merger as subsidiaries of ARL. The two acquisitions are not dependent upon each other, and if the stockholders of one company do not approve their merger, only the approved merger will be consummated.

         The execution and delivery of the merger agreements and the closings of the transactions in connection therewith cannot take place until the conditions of the merger agreements have been met. Although ARL, TCI and IOT boards of directors have approved the terms of the merger agreements, the merger agreements will not be executed until after the stockholders approve the mergers and other conditions precedent thereto. The material conditions include obtaining the approval of the stockholders of TCI or IOT of their respective mergers. Additionally, ARL has determined not to enter into the merger agreements unless it has sufficient cash available to it to pay the cash merger consideration.

         CONDITIONS OF THE MERGERS. Completion of the mergers is dependent upon the fulfillment of a number of conditions, including the following material conditions:

         o        all necessary consents from third parties having been obtained

         o no restraining order, injunction, order or decree of any court having been issued

         o the filing by the parties of all documents and instruments required to be filed with governmental entities

         o no action having been taken by any state or federal government or agency which would prevent the merger or impose material conditions on the merger

         o Although not part of the merger agreements, ARL has determined not to enter into the merger agreements unless it has sufficient cash available to it, either from its own resources or from TCI or IOT immediately after the mergers, to pay the cash merger consideration

         The merger agreements may be terminated by one or more parties at any time prior to the effective time of the mergers if specific events occur.

4.Q: WHAT ARE THE TERMS OF THE SERIES G AND SERIES H PREFERRED STOCK? (SEE PAGE
184)

         A: The Series G and Series H preferred shares will have a liquidation value of $20 and $21.50 per share, respectively, and will be convertible into ARL common stock during a 75 day period commencing on the 15th day after ARL publicly files its first Form 10-Q with the SEC following the consummation of the respective TCI and IOT mergers. The liquidation value of the Series G and Series H preferred shares shall be reduced by any dividends paid on the TCI and IOT common stock, respectively, after January 2, 2002 and prior to conversion. During such conversion period, each share of Series G preferred stock shall be convertible at the election of such holder into 2.5 shares of ARL Common Stock, and each share of Series H preferred stock shall be convertible at the election of such holder into 2.25 shares of ARL Common Stock. ARL may provide notice of its intention to redeem the Series G or Series H preferred stock no earlier than 45 days after ARL publicly files its first Form 10-Q with the SEC following the consummation of the TCI and IOT mergers, respectively. ARL may redeem any or all of the Series G and Series H preferred stock upon payment of the liquidation value plus all accrued and unpaid dividends by giving the holder thereof not less than 45 days nor more than 60 days notice thereof prior to the date on which ARL desires such shares redeemed.

         The holders of Series G and Series H preferred stock do not vote for the election of directors or on any matter except: (i) as otherwise provided by law, (ii) with respect to an amendment to ARL's articles of incorporation or bylaws that would materially alter or change the existing terms of the Series G and Series H preferred stock, respectively, (iii) as to the Series G preferred stock, at any time or times for the election of two directors when all or any portion of the dividends on the Series G preferred stock for any six quarterly dividends, whether or not consecutive, shall be in arrears and unpaid; and (iv) as to the Series H preferred stock, at any time or times for the election of two directors when all or any portion of the dividends on the Series H preferred stock for any six quarterly dividends, whether or not consecutive, shall be in arrears and unpaid. In the event of (iii) above, the number of directors constituting the board of directors of ARL shall be increased by two and the holders of Series G preferred stock, voting separately as a class, shall be entitled to elect two directors to fill the newly created directorships with each holder being entitled to one vote in the election for each share of Series G preferred stock held. In the event of (iv) above, the number of directors constituting the board of directors of ARL shall be increased by two and the holders of Series H preferred stock, voting separately as a class, shall be entitled to elect two directors to fill the newly created directorships with each holder being entitled to one vote in the election for each share of Series H preferred stock held. The full text of the description of the Series G and Series H preferred shares is set forth in APPENDIX C and D, respectively. For a comparison of the differences in the Series G and Series H preferred stock and the TCI common stock and IOT common stock, respectively, see "Comparison of Ownership of Shares."

5.Q: WHAT IS THE INTENDED ACCOUNTING TREATMENT OF THE TCI MERGER AND IOT MERGER? (SEE PAGE 74)

         A: ARL will account for the mergers under the purchase method of accounting.

6.Q: WILL I RECOGNIZE INCOME TAX GAIN OR LOSS IN THE TCI MERGER OR IOT MERGER? (SEE PAGE 67)

         A: The mergers involve numerous federal income tax consequences to you, depending in part on whether you are a common stockholder of TCI or IOT.

         Each merger will be a taxable event for United States federal income tax purposes. The TCI and IOT stockholders who do not affirmatively elect to receive preferred stock in the mergers will recognize gain or loss equal to the difference between (i) the amount of cash they receive in connection with the merger and (ii) their tax basis in their stock of TCI common stock or IOT common stock, as the case may be. The TCI and IOT stockholders who affirmatively elect to receive preferred stock in connection with the mergers will recognize gain or loss equal to the difference between (i) the fair market value of the shares of preferred stock received in the merger and (ii) their tax basis in their shares of TCI common stock or IOT common stock, as the case may be. The mergers will not be a taxable event to the ARL stockholders. We urge you to carefully read the complete explanation of the tax consequences of the mergers on pages 66 through 68.

         TAX MATTERS ARE VERY COMPLICATED, AND THE TAX CONSEQUENCES OF THE MERGER TO STOCKHOLDERS WILL DEPEND UPON THE FACTS OF EACH INDIVIDUAL'S SITUATION. WE URGE YOU TO CONSULT YOUR TAX ADVISOR FOR A FULL UNDERSTANDING OF THE MERGER'S TAX CONSEQUENCES TO YOU.

7.Q: ARE THERE RISKS INVOLVED IN THE MERGERS? (SEE PAGE 24)

         A: Yes. In considering whether or not to vote in favor of your merger, ARL, TCI and IOT stockholders should carefully consider all of the information set forth in this joint proxy statement and prospectus and, in particular, should evaluate the factors set forth under the caption "Risk Factors" herein. These factors include, among other things:

                          RISKS RELATED TO THE MERGERS

         o SUBSTANTIAL AMOUNTS OF CASH ARE REQUIRED FOR THE MERGERS. A substantial amount of cash is required to fund the cash payments to the stockholders of TCI and IOT in the mergers and to pay expenses associated with the mergers. If ARL, TCI and IOT are not able to raise the cash, the mergers may be delayed or abandoned.

         o LENDER CONSENT MAY BE NECESSARY. ARL, TCI and IOT have each borrowed substantial amounts of money to buy and develop real estate. If they are unable to get any necessary lender consents or have disagreements with their lenders regarding the mergers, their businesses may be adversely affected and the mergers may be delayed or abandoned.

         o THE MERGERS ARE SEPARATE TRANSACTIONS. If one of TCI or IOT does not approve the merger, ARL may be adversely affected and the merger of ARL and the other company may be delayed or abandoned.

         o A TENDER OFFER MAY BE REQUIRED. ARL can make a tender offer for the shares of the common stock of the company or companies that did not approve the merger. Making a tender offer for the shares of TCI or IOT would be expensive for ARL, and there can be no assurance that it would be able to arrange the necessary financing to consummate such a transaction.

                    RISKS RELATED TO THE ARL PREFERRED STOCK

         o VALUE OF THE ARL PREFERRED STOCK IS UNCERTAIN. There can be no assurance regarding the value of the ARL preferred stock. The NYSE may not accept the preferred shares for listing, and even if accepted, an active trading market for them may not develop.

         o THE ARL PREFERRED STOCK HAS LIMITED VOTING RIGHTS. The shares of Series G preferred stock and Series H preferred stock have very limited voting rights.

         o AFFILIATES OF ARL MAY HOLD A MAJORITY OF THE ARL PREFERRED STOCK. Affiliates of ARL own a substantial number of shares of the common stock of TCI and IOT, and may be able to control any vote of holders of the Series G and H preferred stock, including any vote to amend the terms of the Series G and H preferred stock and the rights of the holders of the Series G and H preferred stock.

                     RISKS RELATED TO THE COMBINED BUSINESS

         o ARL WILL NEED TO SELL PROPERTY AND BORROW MONEY TO MEET ITS LIQUIDITY NEEDS. The combined business of ARL, TCI and IOT will need to sell properties or borrow additional amounts to repay maturing debt and to fund their ongoing business operations.

         o ARL WILL HAVE SUBSTANTIAL DEBT. ARL, TCI and IOT each have substantial indebtedness and the combined business of ARL, TCI and IOT will be highly leveraged.

         o CONTROL BY BCM. ARL, TCI and IOT are each managed and controlled by BCM and the combined business will continue to be managed by BCM. The interests of BCM may be different from those of other stockholders.

         o DEPENDENCE ON REAL ESTATE INVESTMENTS. ARL, TCI and IOT each invest primarily in real estate, which are subject to varying degrees of risk and are relatively illiquid. The performance of real estate assets and ARL's resulting ability to pay dividends to its stockholders may be adversely affected by a number of factors.

         o COMPETITION. Developing and managing real estate assets is a highly competitive business. Many of the competitors in the business of purchasing, developing and managing real estate are considerably larger, have greater financial resources and may have management personnel with more experience than the officers of the combined business of ARL, TCI and IOT will have.

         o GEOGRAPHIC CONCENTRATION. A substantial portion of assets of the combined business of ARL, TCI and IOT will consist of real estate and mortgage notes receivable secured by income producing real estate located in the Midwest, Northeast and Southwest regions of the United States. Specific geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on mortgage loans.

         o REAL ESTATE OPERATING RISKS. The real estate assets of the combined business of ARL, TCI and IOT will be subject to industry-specific operating risks, any or all of which may adversely affect the results of the operations of the combined business. If operating expenses increase, the local rental market, governmental regulations or the lease may limit the extent to which rents may be increased to meet expenses without decreasing occupancy rates. To the extent rents cannot be increased or costs controlled, the cash flow and financial condition of the combined business of ARL, TCI and IOT will be adversely affected.

8.Q: HOW WILL THE BUSINESS COMBINATION BE FINANCED? (SEE PAGE 49)

         A: The estimated cash requirements to pay the amounts to the non-affiliated TCI and IOT stockholders if each takes the cash merger consideration and to pay all expenses (including prepayments of indebtedness) of the transactions is approximately $94,235,000. The actual amount required to purchase the TCI common stock and IOT common stock will depend on the number of stockholders who affirmatively elect to take Series G and Series H preferred stock. Consequently, the greater number of stockholders who affirmatively elect to receive Series G and Series H preferred stock the less funds will be required to pay the cash merger consideration. ARL intends to first seek new loans, which it expects to be able to obtain from several lenders aggregating at least $43,000,000. ARL, TCI and IOT also have available a number of assets which, if necessary, should be able to be sold (or utilized as collateral for loans) to realize at least $93,700,000. These sums total an estimated $136,700,000. If all such loans are entered into and all available properties are sold any remaining difference (presently estimated at $36,100,000) will be available to ARL for working capital purposes. ARL presently has no written commitments for any of the expected loans and has no written or oral contracts to sell any assets.

9.Q: WILL I HAVE DISSENTERS' OR APPRAISAL RIGHTS IN THE MERGER? (SEE PAGE 37)

         A: No.

10.Q: HAVE TCI AND IOT RECEIVED A FAVORABLE OPINION FROM THEIR FINANCIAL ADVISORS CONCERNING THE TCI MERGER AND IOT MERGER AS APPLICABLE? (SEE PAGES 54 TO 62)

         A: Yes. Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey"), has delivered its opinion to the board of TCI that, based upon the assumptions and analyses contained in its letter dated February 1, 2002, after allowing for the factors and assumptions stated in its opinion and as of that date, the consideration being offered to the public stockholders of TCI, other than ARL and its affiliates, in the merger is fair from a financial point of view.

         Houlihan Lokey has delivered its opinion to the board of IOT that, based upon the assumptions and analyses contained in its letter dated February 1, 2002 after allowing for the factors and assumptions stated in its opinion and as of that date, the consideration being offered to the public stockholders of IOT, other than ARL and its affiliates, in the merger is fair from a financial point of view.

         These opinions are attached as APPENDICES E and F. We encourage you to read these opinions.

11.Q: DO PERSONS INVOLVED IN THE MERGERS HAVE INTERESTS THAT DIFFER FROM MINE? (SEE PAGES 69 TO 70)

         A: Yes. In considering your board's recommendation that you vote for the merger, you should be aware that the determination of the boards of ARL, TCI and IOT to participate in the mergers may have been affected by conflicts of interest. In particular:

         The boards of directors of TCI and IOT are identical. Additionally, the executive officers of ARL, TCI, IOT and BCM are essentially the same persons. Each of the individuals, as a result of their multiple positions, owe fiduciary duties to the stockholders of all three of ARL,

TCI and IOT. At times, they may be confronted by issues, including the mergers, that present them with potentially conflicting interests and obligations. Furthermore, in accordance with the advisory agreements that each of ARL, TCI and IOT have with BCM (as discussed under the heading "The Advisor"), BCM will receive a fee upon the sale, if any, of the properties that may be sold to fund the payment of the cash merger consideration. For the properties available for sale as of February 1, 2002, the amount of the fee is estimated to be $3,038,815. See "Special Factors - Financing the Business Combination."

         It is currently expected that the officers and directors of ARL, TCI and IOT will remain the same after the business combination with the exception that the TCI and IOT board members shall become members of the ARL board. As a result of these business relationships, the directors and officers of ARL, TCI and IOT could be more likely to support or recommend the business combination, the agreements and plans of merger and related matters than might otherwise be the case. You should consider whether these interests may have influenced these directors and officers to support or recommend the business combination. The directors of ARL, TCI and IOT were aware of these interests and considered them in approving the mergers.

12.Q: WHAT PERCENTAGE OF OUTSTANDING SHARES OF ARL, TCI AND IOT ARE HELD BY OFFICERS, DIRECTORS AND THEIR AFFILIATES? (SEE PAGES 36 TO 37)

         A: The directors, executive officers and the affiliates of the directors and executive officers of ARL beneficially own 61.7% of the outstanding shares of ARL voting with respect to the TCI and IOT mergers.

         The directors, executive officers and the affiliates of the directors and executive officers of TCI (including ARL and its affiliates) own 64.5% of the outstanding shares of TCI voting with respect to the TCI merger.

         The directors, executive officers and the affiliates of the directors and executive officers of IOT (including ARL, TCI and their affiliates) own 59.9% of the outstanding shares of IOT voting with respect to the IOT merger.

13.Q: WHAT VOTE IS REQUIRED TO APPROVE MY MERGER? (SEE PAGE 36)

         A:  Approval of the TCI merger requires:

         o The affirmative vote of a majority of the votes cast at the TCI meeting;

         o The affirmative vote of a majority of the votes cast by the holders of shares of TCI common stock voting at the TCI meeting not held by Mr. Phillips, BCM or ARL and their affiliates; and

         o The affirmative vote of a majority of the votes cast in favor of the TCI merger at the ARL meeting.

         Approval of the IOT merger requires:

         o The affirmative vote of a majority of the votes cast at the IOT meeting;

         o The affirmative vote of a majority of the votes cast by the holders of shares of IOT common stock voting at the IOT meeting not held by Mr. Phillips, BCM or ARL and their affiliates; and

         o The affirmative vote of a majority of the votes cast in favor of the IOT merger at the ARL meeting.

         In the event the stockholders of either TCI or IOT approve their merger but the stockholders of the other company do not, the approved merger may be consummated, but the other one will not.

         ARL and its affiliates currently own 5,215,324 shares of TCI common stock representing approximately 64.5% of the outstanding TCI shares and 862,465 shares of IOT common stock representing approximately 59.9% of the outstanding IOT shares.

14.Q: IF THE MERGERS ARE APPROVED AND I AFFIRMATIVELY ELECT TO RECEIVE SHARES OF THE ARL PREFERRED STOCK WILL THESE SHARES BE LISTED FOR TRADING? (SEE PAGE 21)

         A: ARL will apply to list the Series G and Series H preferred stock, and the shares of ARL common stock issuable upon conversion of the Series G and Series H preferred stock, on the NYSE. There can be, however, no assurance that the shares will be listed. The listing of the preferred and common shares for trading on the NYSE is not a condition to the respective obligations of TCI and IOT to consummate the mergers.

15.Q: DO THE BOARDS OF DIRECTORS OF ARL, TCI AND IOT RECOMMEND VOTING IN FAVOR OF THE TCI MERGER AND IOT MERGER AS APPLICABLE? (SEE PAGES 45, 46 TO 49)

         A: ARL. The ARL board of directors has approved the TCI merger agreement and the IOT merger agreement and unanimously recommends that its stockholders vote "for" the mergers. In reaching its decision to approve and recommend the mergers, the ARL board of directors considered, among other factors, the following:

    o The current and historical market prices of the TCI and IOT common stock relative to the historical market prices of the ARL common stock and relative to the merger consideration.

    o The view of the ARL board of directors that an increase in the size and diversity of ARL's portfolio of developed and undeveloped real estate would benefit the company.

    o The view of the ARL board of directors that stockholders of ARL would benefit from an increase in the size of ARL's asset base and a diversification of its real estate portfolio.

    o The expectation of the ARL board of directors that the cash to be paid as merger consideration could be raised in large part from sales of real estate held by TCI and IOT.

    o The fact that stockholders of TCI and IOT affiliated with ARL will accept preferred stock of ARL in lieu of cash as merger consideration.

    o The expectation of the ARL board of directors that the TCI and IOT mergers would not be consummated unless, in each case, sufficient cash was available to ARL to pay the cash merger consideration due as a result of the mergers.

    o The fact that the TCI and IOT mergers are not conditioned upon one another.

    o The ARL board of directors understanding that any regulatory approvals necessary to consummate the TCI and IOT mergers could be obtained.

         TCI. The TCI board of directors has determined that the terms of the proposed TCI merger are fair to and in the best interests of the non-affiliated TCI stockholders, approved the

TCI merger agreement and unanimously recommends that its stockholders vote "for" the TCI merger. In reaching its decision to approve and recommend the TCI merger, the TCI board of directors considered, among other factors, the following:

    o The current and historical market prices of TCI common stock relative to the merger consideration and the fact that the $17.50 per share merger consideration represented a 44.6% premium over the average closing price of TCI common stock over the thirty trading days prior to October 23, 2001.

    o   The fact that the merger consideration is all cash.

    o The fact that holders of TCI common stock have the opportunity to affirmatively elect to receive ARL preferred stock instead of cash.

    o The view of the TCI board of directors that the trading value for shares of TCI common stock was not likely to exceed the merger price in the near term if TCI remained independent.

    o The potential stockholder value that could be expected to be generated from other strategic options available to TCI.

    o The financial presentation of Houlihan Lokey and the opinion to the effect that the consideration to be offered to the non-affiliated TCI public stockholders pursuant to the TCI merger agreement was fair from a financial point of view to those holders.

    o The terms of the TCI merger agreement, as reviewed by the TCI board of directors with TCI legal advisors.

    o The TCI board of directors' determination, based on the fact that no other offers to acquire TCI common stock have been made at a level equal to or better than the merger consideration of $17.50 per share after initial press reports on and after October 23, 2001, that ARL had agreed to acquire the non-affiliated stockholder interest in TCI and after discussing with TCI's advisors the potential risks, costs and benefits of contacting other third parties, that there was insufficient reason to justify the risk of delay in proceeding with the favorable transaction with ARL.

    o The view of the TCI board of directors that the regulatory approvals necessary to consummate the TCI merger could be obtained.

    o The fact that TCI will no longer exist as an independent company and its stockholders will no longer participate in the growth of TCI.

    o The fact that gains from an all cash transaction would be taxable to TCI stockholders for U.S. federal income tax purposes.

         IOT. The IOT board of directors has determined that the terms of the proposed IOT merger are fair to and in the best interests of the non-affiliated IOT stockholders, approved the IOT merger agreement and unanimously recommends that its stockholders vote "for" the IOT merger. In reaching its decision to approve and recommend the IOT merger, the IOT board of directors considered, among other factors, the following:

    o The current and historical market prices of IOT common stock relative to the merger consideration and the fact that the $19.00 per share merger consideration represented a 28.7% premium over the average closing price of IOT common stock over the thirty trading days prior to October 23, 2001.

    o   The fact that the merger consideration is all cash.

    o The fact that holders of IOT stock have the opportunity to affirmatively elect to receive ARL preferred stock instead of cash.

    o The view of the IOT board of directors that the trading value for shares of IOT common stock was not likely to exceed the merger price in the near term if IOT remained independent.

    o The potential stockholder value that can be expected to be generated from other strategic options available to IOT.

    o The financial presentation of Houlihan Lokey and the opinion to the effect that the consideration to be offered to the non-affiliated IOT public stockholders pursuant to the IOT merger agreement was fair from a financial point of view to those holders.

    o The terms of the IOT merger agreement, as reviewed by the IOT board of directors with IOT legal advisors.

    o The IOT board of directors' determination, based on the fact that no other offers to acquire IOT common stock have been made at a level equal to or better than the merger consideration of $19 per share after initial press reports on and after October 23, 2001, that ARL had agreed to acquire the non-affiliated stockholder interest in IOT and after discussing with IOT's advisors the potential risks, costs and benefits of contacting other third parties, that there was insufficient reason to justify the risk of delay in proceeding with the favorable transaction with ARL.

    o The view of the IOT board of directors, the regulatory approvals necessary to consummate the IOT merger could be obtained.

    o IOT will no longer exist as an independent company and its stockholders will no longer participate in the growth of IOT.

    o The fact that gains from an all cash transaction would be taxable to IOT stockholders for U.S. federal income tax purposes.

16.Q: WHEN DO THE COMPANIES EXPECT TO COMPLETE THE MERGERS? (SEE PAGE 71)

         A: Assuming the mergers receive the required stockholder approval from the stockholders of ARL, TCI and IOT, the mergers will occur at the time ARL determines it has sufficient cash available to it, either from its own resources or from TCI or IOT, immediately after the mergers, to pay the cash merger consideration due as a result of the mergers.

17.Q: WHEN DO I ELECT WHETHER TO RECEIVE ARL PREFERRED STOCK OR CASH? (SEE PAGE
73)

         A: At the time you send in the letter of transmittal mentioned below you will elect whether to receive ARL preferred stock or cash.

18.Q: WHERE AND AT WHAT TIME WILL THE MEETINGS BE HELD? (SEE PAGE 35)

         A: The ARL special meeting will be held on Wednesday, March 27, 2002, at the offices of ARL at 1800 Valley View Lane, Suite 300, Dallas, Texas, at 2:00 p.m., Central Time.

         The TCI special meeting will be held on Wednesday, March 27, 2002, at the offices of TCI at 1800 Valley View Lane, Suite 300, Dallas, Texas, at 3:00 p.m., Central Time.

         The IOT special meeting will be held on Wednesday, March 27, 2002, at the offices of IOT at 1800 Valley View Lane, Suite 300, Dallas, Texas, at 4:00 p.m., Central Time.

19.Q: WHAT DO I NEED TO DO NOW? (SEE PAGE 35)

         A: Please mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares of stock may be represented at the appropriate meeting.

20.Q: IF MY SHARES ARE HELD BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME? (SEE PAGE 37)

         A: Your broker may vote shares on the merger only if you instruct your broker how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you do not tell your broker how to vote, your shares will not be voted on the merger. If you hold your shares in a brokerage account, you cannot vote in person at your meeting.

21.Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD? (SEE PAGE
37)

         A: Yes. You may change your vote at any time before your proxy is voted at your meeting. You may do this by sending a written notice stating that you would like to revoke your proxy or by completing and submitting a new proxy card bearing a later date than the proxy relating to the same shares to our transfer agent, American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219, attention Joe Alicia. You may also attend your meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy. If you hold your shares in a brokerage account and you have instructed your broker to vote, you must follow your broker's instructions regarding how to change your vote.

22.Q: SHOULD I SEND IN MY CERTIFICATES NOW? (SEE PAGE 73)

         A: No. After the mergers are approved and the business combination is consummated, you will receive a letter of transmittal with instructions for exchanging shares in TCI and IOT for cash or, at your affirmative election, shares of either Series G preferred stock or Series H preferred stock, respectively.

23.Q: I'VE LOST MY CERTIFICATE. WHAT SHOULD I DO? (SEE PAGE 73)

         A: The letter of transmittal mentioned above will contain complete instructions for a lost certificate.

24.Q: WHO CAN I CONTACT FOR MORE INFORMATION? (SEE PAGE 35)

         A: ARL, TCI and IOT stockholders who have questions about the mergers may call Investor Relations at 1-800-400-6407.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table summarizes the ratio of ARL's earnings to fixed charges and preferred stock dividends at the dates set forth below:

                                                      Years Ended December 31,
                                       2000         1999        1998         1997         1996
                                       ----         ----        ----         ----         ----
Ratio of earnings to fixed charges
and preferred stock dividends          1.35         1.54         **           **           **

**Earnings were inadequate to cover fixed charges and preferred stock dividends by $19,307,000, $11,247,000 and $6,167,000 in 1998, 1997 and 1996, respectively.
For the period ended September 30, 2001, the ratio of earnings to fixed charges and preferred stock dividend was 1.17.

                          SUMMARY FINANCIAL DATA OF ARL

         The following is a summary of financial data incorporated by reference in this joint proxy statement and prospectus. You should read the following data in conjunction with the more detailed information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the ARL consolidated financial statements and related notes included elsewhere in this joint proxy statement and prospectus.

                                      Nine Months Ended
                                         September 30,                         For the Years Ended December 31,
                                 --------------------------   ---------------------------------------------------------------------
                                    2001           2000          2000            1999           1998          1997          1996
                                 -----------    -----------   -----------    -----------    -----------    ----------    ----------
                                          (unaudited)                        (dollars in thousands, except per share)
EARNINGS DATA

Revenue ......................   $   126,182    $   133,313   $   172,750    $   193,980    $    87,086    $   57,031    $   41,522
Expense ......................       186,210        213,373       272,045        324,789        165,111        90,252        52,601
                                 -----------    -----------   -----------    -----------    -----------    ----------    ----------

(Loss) from operations .......       (60,028)       (80,060)      (99,295)      (130,809)       (78,025)      (33,221)      (11,079)
Equity in income of
investees ....................         9,157          2,873         5,246         11,847         37,966        10,497         1,485
Gain on sale of real
estate .......................        62,860         78,828        96,728        129,260         17,254        20,296         3,659
                                 -----------    -----------   -----------    -----------    -----------    ----------    ----------

Income (loss) before
extraordinary gain ...........        11,989          1,641         2,679         10,298        (22,805)       (2,428)       (5,935)
Extraordinary gain ...........            --             --            --             --             --            --           381
                                 -----------    -----------   -----------    -----------    -----------    ----------    ----------
Net income (loss) ............        11,989          1,641         2,679         10,298        (22,805)       (2,428)       (5,554)
Preferred dividend
requirement ..................        (1,868)        (1,661)       (2,327)        (2,281)        (1,177)         (206)         (113)
                                 -----------    -----------   -----------    -----------    -----------    ----------    ----------
Income (loss)
applicable to common
shares .......................   $    10,121    $       (20)  $       352    $     8,017    $   (23,982)   $   (2,634)   $   (5,667)
                                 ===========    ===========   ===========    ===========    ===========    ==========    ==========

PER SHARE DATA

(Loss) before
extraordinary gain ...........   $      1.00    $        --   $       .03    $       .75    $     (2.24)   $     (.22)   $     (.46)
Extraordinary gain ...........            --             --            --             --             --            --           .03
                                 -----------    -----------   -----------    -----------    -----------    ----------    ----------

Net income (loss)
applicable to Common
shares .......................   $      1.00    $        --   $       .03    $       .75    $     (2.24)   $     (.22)   $     (.43)
                                 ===========    ===========   ===========    ===========    ===========    ==========    ==========
Dividends per Common
share ........................   $        --    $        --   $        --    $       .05    $       .20    $      .20    $      .15
Weighted average shares
outstanding ..................    10,141,840     10,496,364    10,399,890     10,759,416     10,695,388     1,710,013     2,765,082

                                                                               December 31,
                                   September 30,    --------------------------------------------------------------------
                                       2001           2000           1999           1998           1997           1996
                                   -------------    --------       --------       --------       --------       --------
                                    (unaudited)                 (dollars in thousands, except per share)
BALANCE SHEET DATA

Real estate, net .............       $604,589       $653,744       $771,630       $734,907       $302,453       $119,035
Notes and interest ...........         29,222         13,831         38,604         52,053         25,526         48,485
receivable, net
Total assets .................        780,378        787,015        919,546        918,605        433,799        239,783
Notes and interest ...........        582,139        616,331        706,196        768,272        261,986        127,863
payable
Margin borrowings ............         28,703         13,485         33,264         35,773         53,376         40,044
Preferred stock ..............          3,969             --             --             --             --             --
Stockholders' equity .........         83,420         73,402         46,266         38,272         63,453         47,786
Book value per share .........       $   8.23       $   7.06       $   4.30       $   3.58       $   5.42       $   3.74

                          SUMMARY FINANCIAL DATA OF TCI

         The following is a summary of financial data incorporated by reference in this joint proxy statement and prospectus. You should read the following data in conjunction with the more detailed information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the TCI consolidated financial statements and related notes included elsewhere in this joint proxy statement and prospectus.

                                  Nine Months Ended
                                     September 30,                            For the Years Ended December 31,
                              --------------------------    -----------------------------------------------------------------------
                                  2001           2000           2000           1999           1998           1997           1996
                              -----------    -----------    -----------    -----------    -----------    -----------    -----------
                                      (unaudited)                          (dollars in thousands, except per share)
EARNINGS DATA

Rents .....................   $   103,464    $   103,855    $   139,357    $    82,039    $    69,829    $    54,462    $    45,405
Property expense ..........        60,084         56,659         78,061         44,497         38,282         32,424         28,491
                              -----------    -----------    -----------    -----------    -----------    -----------    -----------
Operating income ..........        43,380         47,196         61,296         37,542         31,547         22,038         16,914
Other income ..............        (2,254)         1,451          1,814            555            739          2,311          1,453
Other expense .............        62,892         61,187         83,878         48,395         38,320         33,154         28,008
Gain on sale of real
estate ....................        47,529         29,562         50,550         40,517         12,940         21,404          1,579
                              -----------    -----------    -----------    -----------    -----------    -----------    -----------
Net income (loss) .........        25,763         17,022         29,782         30,219          6,906         12,599         (8,062)
Preferred dividend
requirement ...............           (22)           (22)           (22)           (30)            (1)            --             --
                              -----------    -----------    -----------    -----------    -----------    -----------    -----------
Net income (loss)
applicable to Common
shares ....................   $    25,741    $    17,000    $    29,760    $    30,189    $     6,905    $    12,599    $    (8,062)
Basic and Diluted
Earnings Per Share Net
income (loss)
applicable to Common
shares ....................
  Basic ...................   $      2.98           1.97    $      3.45    $      7.05    $      1.78           3.22    $     (2.02)
                              ===========    ===========    ===========    ===========    ===========    ===========    ===========
  Diluted .................   $      2.97    $      1.97    $      3.45    $      7.05    $      1.78    $      3.22    $     (2.02)
                              ===========    ===========    ===========    ===========    ===========    ===========    ===========
Dividends per Common
share .....................            --            .54    $       .54    $       .60    $       .60    $       .28*   $       .28
Weighted average Common
shares outstanding ........     8,675,230      8,630,029      8,631,621      4,283,574      3,876,797      3,907,221      3,994,687

----------
   *  Does not include a special dividend of $1.00 per share.

                                                                                December 31,
                                   September 30,    --------------------------------------------------------------------
                                       2001           2000           1999           1998           1997           1996
                                   -------------    --------       --------       --------       --------       --------
                                    (unaudited)                    (dollars in thousands, except per share)
BALANCE SHEET DATA

Real estate held for
investment, net ..............       $604,571       $639,040       $599,746       $347,389       $269,845       $217,010
Real estate held for
sale, net
     Foreclosed ..............            504          1,824          1,790          1,356          1,356            910
     Other ...................             --             --             --             --          3,630          2,089
Notes and interest
receivable, net ..............         13,802          8,172         11,530          1,493          3,947          8,606
Total assets .................        708,789        731,885        714,195        382,203        319,135        244,971
Notes and interest
payable ......................        460,275        501,734        503,406        282,688        222,029        158,692
Redeemable preferred
stock ........................          1,500          1,500             --             --             --             --
Stockholders' equity .........        216,811        200,560        179,112         91,132         86,133         78,959
Book value per share .........       $  24.99       $  23.22       $  20.76       $  23.35       $  22.15       $  20.11

                          SUMMARY FINANCIAL DATA OF IOT

         The following is a summary of financial data incorporated by reference in this joint proxy statement and prospectus. You should read the following data in conjunction with the more detailed information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the IOT consolidated financial statements and related notes included elsewhere in this joint proxy statement and prospectus.

                                    Nine Months Ended
                                       September 30,                             For the Years Ended December 31,
                                ---------------------------   ---------------------------------------------------------------------
                                    2001           2000           2000           1999          1998           1997          1996
                                -----------    -----------    -----------    -----------   -----------    -----------   -----------
                                         (unaudited)                          (dollars in thousands, except per share)
EARNINGS DATA

Rents .......................   $     9,759    $    10,732    $    13,731    $    15,968   $    14,326    $    12,221   $     8,666
Property expense ............         5,292          5,286          6,969          6,768         6,462          5,900         4,358
                                -----------    -----------    -----------    -----------   -----------    -----------   -----------
Operating income ............         4,467          5,446          6,762          9,200         7,864          6,321         4,308

Interest income .............           142            206            319             29           172            266           339
Income (loss) from
equity partnerships .........           (27)           (71)           (61)           148           113             52            85
                                -----------    -----------    -----------    -----------   -----------    -----------   -----------
Gain on sale of real
estate ......................            --         20,878         20,878          1,525           180          3,953            --
                                -----------    -----------    -----------    -----------   -----------    -----------   -----------
                                        115         21,013         21,136          1,702           465          4,271           424

Other expense ...............         7,780          8,537         11,104          9,580         9,008          7,275         5,300
                                -----------    -----------    -----------    -----------   -----------    -----------   -----------
Net income (loss) ...........   $    (3,198)   $    17,922    $    16,794    $     1,322   $      (679)   $     3,317   $      (568)
                                ===========    ===========    ===========    ===========   ===========    ===========   ===========

PER SHARE DATA

Net income (loss) ...........   $     (2.11)   $     11.70    $     11.03    $       .87   $      (.44)   $      2.18   $      (.37)
                                ===========    ===========    ===========    ===========   ===========    ===========   ===========
Dividends per share .........   $        --    $       .45    $       .45    $       .60   $       .60    $       .40   $       .40
Weighted average Common
shares outstanding ..........     1,512,119      1,531,177      1,522,510      1,527,386     1,521,832      1,519,888     1,530,008

                                                                         December 31,
                                  September 30,    ---------------------------------------------------------------
                                      2001           2000          1999          1998          1997          1996
                                  -------------    -------       -------       -------       -------       -------
                                   (unaudited)                (dollars in thousands, except per share)
BALANCE SHEET DATA

Real estate held for
investment, net ..............       $85,781       $86,277       $86,542       $83,691       $81,914       $46,693
Real estate held for
sale, net ....................            --            --            --            --            --         6,623
Notes and interest
receivable, net ..............           505         1,500            --            --         2,010         1,998
Total assets .................        92,874        96,519        91,185        88,695        90,309        63,593
Notes and interest
payable ......................        54,329        54,206        62,852        60,786        61,323        38,957
Stockholders' equity .........        35,486        39,998        23,991        23,560        25,131        22,381
Book value per share .........       $ 24.66       $ 26.42       $ 15.69       $ 15.44       $ 16.53       $ 14.63

                        COMPARATIVE PER SHARE INFORMATION

         The following table sets forth per share data of the shares of TCI and IOT common stock on a historical, pro forma combined and pro forma equivalent basis. Pro forma equivalent information for ARL, TCI and IOT was calculated by multiplying the pro forma per share amounts for ARL by the exchange ratio for TCI and IOT common stock, respectively. This table should be read in conjunction with the historical financial statements and notes thereto contained elsewhere in this joint proxy statement and prospectus and in conjunction with the unaudited pro forma combined financial information included elsewhere in this joint proxy statement and prospectus.

ARL COMMON STOCK

                                                     Historical        Proforma Combined
                                                     ----------        -----------------
Income (loss) per common share, diluted
        Nine months ended September 30, 2001            $1.00               $2.19
        Year ended December 31, 2000                      .04                2.16

Cash dividend per common share
        Nine months ended September 30, 2001               --                  --
        Year ended December 31, 2000                       --                  --

Book value per common share at September 30, 2001        7.05                9.30

-----------

TCI COMMON STOCK

                                                     Historical        Proforma Combined
                                                     ----------        -----------------
Income (loss) per common share, diluted
        Nine months ended September 30, 2001            $ 2.97             $ 2.34
        Year ended December 31, 2000                      3.45               1.77

Cash dividend per common share
        Nine months ended September 30, 2001               -0-                -0-
        Year ended December 31, 2000                       .54                -0-

Book value per common share at September 30, 2001        26.96               9.72


-----------

IOT COMMON STOCK

                                                 Historical      Proforma Combined
                                                 ----------      -----------------
Income (loss) per common share
        Nine months ended September 30, 2001       $(2.11)            $  .71
        Year ended December 31, 2000                11.03                .92

Cash distribution per common share
        Nine months ended September 30, 2001          -0-                -0-
        Year ended December 31, 2000                  .45                -0-

Book value per common share                         24.66               7.25

                     MARKET PRICES AND DIVIDEND INFORMATION

         As of October 22, 2001, the last full trading day prior to the public announcement of the mergers, the table below sets forth the closing prices per share of the common stock of ARL, TCI and IOT:

                                              Closing Price
ARL common stock.......................          $11.62
TCI common stock.......................          $12.00
IOT common stock.......................          $14.76


         The shares of ARL common stock and the shares of TCI common stock are traded on the NYSE under the symbols "ARL" and "TCI," respectively. The shares of IOT common stock are traded on the American Stock Exchange ("AMEX") under the symbol "IOT." As of the record date, there were 5,415 record holders of ARL common stock, 7,258 record holders of TCI common stock and 1,351 record holders of IOT common stock. As of the record date, there were no restrictions on TCI's or IOT's ability to pay dividends. The following table sets forth the quarterly high and low reported sales prices of ARL, TCI and IOT common stock, as well as the quarterly distributions, declared per share, as applicable, for the periods indicated below.

                                      ARL                                  TCI                                   IOT
                                COMMON STOCK(1)                       COMMON STOCK                          COMMON STOCK
                     -------------------------------------  ------------------------------------   ---------------------------------
                         HIGH        LOW      DIVIDENDS(2)     HIGH        LOW      DIVIDENDS(3)     HIGH        LOW    DIVIDENDS(3)
                     -----------  ----------  ------------  ---------   ----------  ------------   --------   --------- ------------
1999:

First Quarter        $  --        $  --        $  --        $ 16 3/8    $ 11 5/8      $ .15        $ 8        $ 6 3/8      $ .15
Second Quarter          --           --           --          12 1/2      11 3/8        .15          7 3/4      5 5/8        .15
Third Quarter           --           --           --          13 7/16     10 7/8        .15          7 1/8      5 1/8        .15
Fourth Quarter          --           --           --          13 7/16     11 1/4        .15          5 7/8      4 3/4        .15

2000:

First Quarter           --           --           --          13          10 13/16      .18          7 1/2      5 1/4        .15
Second Quarter          --           --           --          13 1/2       2 7/8        .18          7 1/2      2            .15
Third Quarter           17            7           --          16          11 1/2        .18         10 1/4      6 3/4        .15
Fourth Quarter          17 1/4       13 7/16      --          16           8 7/8         --          9 1/4      8             --

2001:

First Quarter           14 1/2       12 1/2       --          12 9/16      8 3/16        --          9 1/16     7 5/8         --
Second Quarter          12 10/16      9 3/4       --          16           8 15/16       --          8 3/16     6 15/16       --
Third Quarter           12           10 1/8       --          14 3/4      11 11/16       --         13 1/2      9 1/16        --
Fourth Quarter          13            9 3/4       --          16 3/8      11 5/8         --         23 1/2     12 3/4         --

         Although ARL will apply to have the Series G and Series H preferred stock, and the shares of ARL common stock issuable upon conversion of the Series G and Series H preferred stock, listed on the NYSE, there is no assurance the NYSE will list the shares. The listing of the preferred and common shares for trading on the NYSE is not a condition to the respective obligations of TCI and IOT to consummate the mergers.

----------

(1) Trading of ARL common stock on the NYSE commenced on August 3, 2000.

(2) It is the policy of ARL to determine annually whether to pay dividends. In accordance with that policy, ARL did not pay any dividends in 2000 or 2001.

(3) During the fourth quarter of 2000, IOT and TCI discontinued the payment of dividends.

                           FORWARD LOOKING STATEMENTS

         The SEC encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. These statements may be made directly in this joint proxy statement and prospectus referring to ARL, TCI or IOT, and they may also be made a part of this joint proxy statement and prospectus by reference to other documents filed by us with the SEC, which is known as "incorporation by reference."

         Words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "objective," "strategy," "goal" and words and terms of similar substance used in connection with any discussion of future operating or financial performance, or the acquisition by ARL of TCI and/or IOT, identify forward-looking statements. Forward-looking statements are based on management's current views about future events and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following risks could cause or contribute to actual results differing materially from those described in the forward-looking statements:

         o inability to obtain, or to meet conditions imposed for, regulatory approval of pending acquisitions and divestitures

         o        availability, terms and development of capital

         o        business abilities and judgment of personnel

         o changes in, or the failure to comply with, governmental regulations, particularly those affecting the environment and water quality

         o        competition

         o success of operating initiatives, advertising and promotional efforts

         o        existence of adverse publicity or litigation

         o        changes in business strategy or plans

         o        quality of management

         o        general economic, business and financial market conditions

         o the ability to satisfy the conditions to closing set forth in the merger agreements

         o        other factors described in our filings with the SEC

         We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this joint proxy statement and prospectus or the date of the documents incorporated by reference in this joint proxy statement and prospectus. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

         For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the quarterly reports on Form 10-Q and the annual reports on Form 10-K as well as current reports on Form 8-K that ARL, TCI and IOT have filed with the SEC as described under "Where You Can Find More Information."

         All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

                                  RISK FACTORS

         You should carefully consider the risks described below and other information in this joint proxy statement and prospectus before you decide how to vote on the mergers of TCI and IOT with ARL. If the mergers are approved, stockholders of TCI and IOT should also consider these risk factors again before they decide to exercise their right to affirmatively elect to receive preferred stock of ARL instead of cash for their shares of the common stock of TCI or IOT.

         The plan to merge ARL, TCI and IOT involves risk. Some of those risks relate to the proposed transactions themselves. Other risks relate to the preferred stock of ARL being offered or to the businesses of ARL, TCI and IOT themselves.

                          RISKS RELATED TO THE MERGERS

         SUBSTANTIAL AMOUNTS OF CASH ARE REQUIRED FOR THE MERGERS. A substantial amount of cash is necessary to fund the cash payments to the stockholders of TCI and IOT required in the mergers and to pay expenses associated with the mergers. Also, the combined business of ARL, TCI and IOT have substantial indebtedness due in the next twelve months that must be repaid or refinanced.

         o Non-affiliated TCI and IOT stockholders will be entitled to receive up to an aggregate of $60,882,020 in cash for their shares of the common stock of TCI and IOT if none affirmatively elect to receive the preferred stock of ARL

         o ARL, TCI and IOT expect to incur approximately $27,149,311 in costs in connection with the mergers, including prepayment of indebtedness and fees and commissions associated with property sales necessary to raise cash to fund payments to the stockholders of TCI and IOT

         o ARL, TCI and IOT have approximately $395,558,476 in loans coming due in the next twelve months that must be repaid or refinanced


Approximately $104,235,586 must be raised in order to fund all of the obligations related to the mergers, and an additional $395,558,477 in the next twelve months to repay or refinance maturing indebtedness. ARL does not currently have this much cash presently available. Although ARL, TCI and IOT expect to be able to raise the cash necessary to fund the transactions required in connection with the mergers and their continuing combined business by selling real estate and obtaining new loans, there can be no assurance that sales will be made or that loans will be obtained, or that they will be made or obtained on terms favorable to the combined business of ARL, TCI and IOT. The ARL board of directors has determined that the TCI and IOT mergers would not be consummated unless, in each case, sufficient cash was available to ARL, either from its own resources or from TCI or IOT immediately after the mergers, to pay the cash merger consideration due as a result of the mergers. If ARL, TCI and IOT are not able to raise the cash anticipated through the sale of real estate and obtaining new loans, the mergers may be delayed or abandoned and the ongoing combined business of ARL, TCI and IOT may be adversely affected.

         SUBSTANTIAL PROPERTY SALES OR LOANS ARE NECESSARY. ARL, TCI and IOT expect to raise most of the cash necessary to fund all of the obligations related to the mergers from the sale of real estate or loans. Because ARL, TCI and IOT may need to sell assets before the mergers, they may not receive the best possible prices for their properties and may have to incur higher expenses than would otherwise be incurred. Real estate assets are not readily saleable. The consummation of the sales anticipated by ARL, TCI and IOT will be subject to a number of contingencies outside of their control, including:

         o        The buyers' ability to obtain any necessary financing;

         o The satisfactory completion of any due diligence review made by the buyers and the buyers' lenders; and

         o Satisfactory completion of any environmental review and other review of the subject properties' legal compliance.


         Similarly, the consummation of any potential loans to ARL, TCI or IOT will be subject to contingencies outside of their control.

         LENDER CONSENT MAY BE NECESSARY. ARL, TCI and IOT have each borrowed substantial amounts of money to buy and develop real estate. Some of ARL, TCI or IOT's loan agreements may contain provisions limiting their ability to do the mergers or requiring advance consent for the mergers by lenders. In some cases, ARL, TCI and IOT may disagree with their lenders about the interpretation of these provisions. To the extent that ARL, TCI and IOT are unable to get any necessary lender consents, or to the extent that they have disagreements with their lenders regarding the mergers, the businesses of ARL, TCI and IOT may be adversely affected and the mergers may be delayed or abandoned.

         THE MERGERS ARE SEPARATE TRANSACTIONS. TCI and IOT are separate companies. TCI and IOT will each enter into a separate merger agreement with ARL and their stockholders will receive different compensation as a result of the merger. It is possible that the stockholders of TCI or IOT will vote to approve a merger with ARL and that the stockholders of the other will not. If one of these companies does not approve the merger, ARL may be adversely affected and may not have sufficient cash to consummate the other merger. If the stockholders of either TCI or IOT do not approve the merger, but the stockholders of the other do, the merger of ARL and the other company may be delayed or abandoned.

         A TENDER OFFER MAY BE REQUIRED. In connection with the Settlement Agreement, ARL agreed to propose the mergers to the stockholders of TCI and IOT. It was also agreed that if the stockholders of TCI or IOT did not approve the mergers, ARL can make a tender offer for the shares of the common stock of the company or companies that did not approve the merger. Making a tender offer for the shares of TCI or IOT would be expensive for ARL, and there can be no assurance that it would be able to arrange the necessary financing to make and consummate such a transaction. If ARL does not make the tender offer required by the Settlement Agreement it could be liable for damages of approximately $14,265,400 (or $5.00 for each share of TCI stock it does not acquire) and/or $2,882,400 (or $5.00 for each share of IOT stock it does not acquire.)

                    RISKS RELATED TO THE ARL PREFERRED STOCK

         If the mergers are consummated, stockholders of TCI and IOT will receive cash for their shares of TCI and IOT common stock unless they elect to receive shares of ARL preferred stock instead. The opportunity to receive shares of ARL preferred stock instead of cash will be given to stockholders of TCI and IOT after the mergers are completed, if they are completed. Electing to receive shares of ARL preferred stock is a decision to invest in the stock of ARL and is subject to the risks of investing in the combined business of ARL, TCI and IOT. Investing in the preferred stock of ARL is also subject to risks related to the terms and nature of the Series G and Series H preferred stock. TCI and IOT stockholders should carefully review the risks described below before electing to take ARL preferred stock instead of cash.

         VALUE OF THE ARL PREFERRED STOCK IS UNCERTAIN. There can be no assurance regarding the value of the ARL preferred stock. Along with the risks associated with owning securities generally, stockholders of TCI and IOT should consider the following specific risks associated with the ARL preferred stock:

         o Although ARL will apply to list the preferred shares to be offered to TCI and IOT stockholders on the NYSE, the exchange may not accept them for listing. Even if the shares of ARL preferred stock are listed on an exchange, an active trading market for them may not develop

         o There can be no assurance that an active trading market for the ARL preferred stock will develop, even if those shares are listed on the NYSE. As a result, holders of the ARL preferred stock may not be able to sell those shares for cash when they wish to or may be limited in the number of shares that they are able to sell at any one time

         o Stockholders of TCI and IOT who affirmatively elect to receive ARL preferred stock instead of cash for their shares of TCI or IOT will be investing in the combined business of ARL. If there is a trading market for the ARL preferred stock after the mergers, the value of those shares will rise and fall based upon many factors, including the results of ARL's business operations and its financial condition. There can be no assurance that the ARL preferred stock will rise in value

         o The preferred shares to be offered to stockholders of TCI and IOT will have a annual dividend which will be payable quarterly. Although the preferred shares have a dividend, ARL is only obligated to pay the dividend when it is declared and when it has sufficient funds to do so. Unpaid dividends will accumulate until paid, but will not bear interest. Because ARL will need to pay substantial amounts to consummate the mergers and to repay or refinance indebtedness in the next twelve months, there can be no assurance that ARL will have sufficient cash to pay the dividend contemplated on the shares of ARL preferred stock to be offered to stockholders of TCI and IOT

         o Even if it is able to fund its near term cash needs, ARL's ability to declare and pay dividends on its preferred stock will depend upon the results of its business operations, the terms of loan agreements it may have and the amount of cash it has available from time to time. Dividends on ARL's preferred stock will only be payable when its board of directors determines it has sufficient cash available and that it is otherwise appropriate to do so. Unpaid dividends on the ARL preferred stock will not bear interest

         o ARL has other shares of preferred stock outstanding that are entitled to dividends. ARL can only pay dividends on its preferred stock if it pays dividends on all of the shares of preferred stock entitled to dividends at the same time. Currently, ARL has 2,778,869.75 shares of its Series A, E and F preferred stock outstanding. Those shares require the payment of a total of approximately $688,725 in dividends quarterly. If all of the stockholders of TCI and IOT elect to receive preferred stock instead of cash, ARL will add approximately 7,484,006 shares of preferred stock outstanding with a dividend requirement of approximately $1,736,398 quarterly

         o Stockholders of TCI and IOT who affirmatively elect to receive shares of ARL preferred stock instead of cash will each receive one share of preferred stock for each share of TCI or IOT common stock that they hold. No adjustment in this exchange ratio will be made to reflect changes in the market prices of the shares of ARL, TCI or IOT. Shares of the ARL preferred stock to be issued to TCI and IOT stockholders who elect to receive them instead of cash will be convertible into shares of ARL common stock in the future. The number of shares of ARL common stock you will receive if you convert a share of ARL preferred stock has already been set and will not be adjusted if the market value of ARL's common stock declines in the future

         THE ARL PREFERRED HAS LIMITED VOTING RIGHTS. The ARL shares of Series G preferred stock and Series H preferred stock have very limited voting rights. The holders of Series G preferred stock and Series H preferred stock are not voting for the election of directors or on any matter except: (i) as otherwise provided by law, (ii) with respect to an amendment to ARL's articles of incorporation or bylaws that would materially alter or change the existing terms of such series of preferred stock, and (iii) at any time or times for the election of two directors when all or any portion of the dividends on such series of preferred stock for any six quarterly dividends, whether or not consecutive, shall be in arrears and unpaid. In the latter event, the number of directors constituting the board of directors of ARL shall be increased by two and the holders of such Series G preferred stock or Series H preferred stock, as applicable, voting separately as a class, shall be entitled to elect two directors to fill the newly created directorships with each holder being entitled to one vote in the election for each share of such preferred stock held by such stockholder.

         AFFILIATES OF ARL MAY HOLD A MAJORITY OF THE ARL PREFERRED STOCK. Affiliates of ARL own a substantial number of shares of the common stock of TCI and IOT. If the mergers occur, shares of TCI and IOT held by ARL's affiliates will be converted into preferred stock of ARL. Thus, a majority of the issued and outstanding shares of the ARL preferred stock to be issued as a result of the mergers may by held by affiliates of ARL. Affiliates of ARL may be able to control any vote of holders of the Series G and H ARL preferred stock, including any vote to amend the terms of the Series G and H ARL preferred stock and the rights of the holders of the Series G and H ARL preferred stock.

                     RISKS RELATED TO THE COMBINED BUSINESS

         The combined businesses of ARL, TCI and IOT will be subject to risks. If the mergers are consummated, stockholders of TCI and IOT will receive cash for their shares of TCI and IOT common stock unless they affirmatively elect to receive shares of ARL preferred stock instead. The opportunity to receive shares of ARL preferred stock instead of cash will be given to stockholders of TCI and IOT after the mergers are completed, if they are completed. Electing to receive shares of ARL preferred stock is a decision to invest in the stock of ARL and is subject to the risks of investing in the combined businesses of ARL, TCI and IOT. TCI and IOT stockholders should carefully review the risks described below before affirmatively electing to take ARL preferred stock instead of cash.

         ARL WILL NEED TO SELL PROPERTY AND BORROW MONEY TO MEET ITS LIQUIDITY NEEDS. The combined business of ARL, TCI and IOT will need to sell properties or borrow additional amounts to repay maturing debt and to fund their ongoing business operations. There can be no assurance that the combined business will be able to make the required property sales for favorable prices or at all, or that it will be able to borrow additional funds on favorable terms or at all. In connection with considering an investment in the ARL preferred stock, stockholders of TCI and IOT should consider the following risks related to the indebtedness and liquidity needs of the combined business of ARL, TCI and IOT:

         o In addition to the substantial amounts of cash that will be needed to fund the cash payments to the non-affiliated stockholders, the combined business of ARL, TCI and IOT will need to raise approximately $395,558,476 to repay or refinance debts maturing in the next twelve months. The combined business of ARL, TCI and IOT will have approximately $395,558,476 of indebtedness coming due in the next twelve months out of a total debt of $1,196,996,000. After consummating the mergers and paying related expenses, assuming no stockholders of TCI or IOT elect to receive ARL preferred stock instead of cash, ARL expects to have approximately $10,000,000 of cash and negotiable securities on hand to meet its obligations

         o ARL, TCI and IOT have significant debt service obligations when compared to their available cash flow. As of September 30, 2001, after giving effect to the mergers and related transactions on a pro forma basis, the combination of ARL, TCI and IOT would have had total debt of approximately $1,196,996,000 and total stockholders equity of approximately $110,072,000, if no stockholders of TCI and IOT elect to receive ARL preferred stock instead of cash. For the nine months ended September 30, 2001, after giving effect to the mergers and assuming that no TCI or IOT stockholder elects to receive ARL preferred stock instead of cash, the interest expense for the combined business of ARL, TCI and

                  IOT would have been $92,191,000 as compared to net available cash flow of approximately $93,034,000

         o The ongoing business operations of the combined business of ARL, TCI and IOT will require substantial amounts of cash from property sales, new borrowings or sales of securities. A large portion of the assets of ARL, TCI and IOT consist of undeveloped real estate that produces little or no income. In addition, ARL, TCI and IOT have made substantial commitments in connection with the development of property. For the nine months ended September 30, 2001, the combined business operations of ARL, TCI and IOT, on a pro forma basis, would have had revenues of approximately $279,156,000 and expenses, exclusive of debt service and non cash expenses such as depreciation and amortization of approximately $231,382,000. ARL anticipates requiring additional cash of approximately $50,522,713 in excess of its expected revenues to fund the ongoing business operations of the combined business of ARL, TCI and IOT during the next twelve months


         ARL WILL HAVE SUBSTANTIAL DEBT. ARL, TCI and IOT each have substantial indebtedness and the combined business of ARL, TCI and IOT will be highly leveraged. This high level of indebtedness will subject the combined business to risk. Among those risks are the following:

         o the combined businesses of ARL, TCI and IOT may be limited in their ability to grow by a lack of cash or the availability of loans for new acquisitions

         o the combined business of ARL, TCI and IOT may be forced to sell properties on disadvantageous terms if it is unable to refinance maturing debt obligations

         o the interest expense of the combined business of ARL, TCI and IOT could increase if general interest rates increase, because 28.3% of their loans are floating rate loans and another 55.1% come due and must be refinanced within the next three years

         o the substantial leverage of the combined business of ARL, TCI and IOT will increase their vulnerability to economic downturns and could place them at a competitive disadvantage to competitors having lower levels of debt

         o high levels of debt could limit the ability of the combined businesses of ARL, TCI and IOT to react to changing conditions in the real estate industry or the economy generally

         o failure by the combined business to comply with financial and other restrictive covenants in loan agreements, or failure to make debt service payments could result in events of default under those and other loan agreements that, if not cured or waived, could harm the business or could result in the bankruptcy of one or more subsidiaries of ARL, TCI or IOT or of the combined business as a whole

         CONTROL BY BCM. ARL, TCI and IOT are each managed and controlled by BCM. The combined business of ARL, TCI and IOT will continue to be managed BCM as well. ARL, TCI and IOT have no employees. Instead, pursuant to a written advisory agreement, BCM provides services for specific compensation. This arrangement will continue after the mergers. Also, BCM and its affiliates own or control more than a majority of the voting securities of each of ARL, TCI and IOT, and will own more than a majority of the voting securities of ARL after the merger. The interest of BCM may be different from those of other stockholders of ARL, TCI and IOT, and may be different from those of other holders of the ARL preferred stock. BCM's position may have a number of effects on the combined business of ARL, TCI and IOT which may affect the value of the ARL common and preferred stock, including:

         o BCM and its affiliates can control the election of all members of the board of directors of ARL at the present time, and will continue to have that control after the mergers

         o BCM and its affiliates is able, and will be able after the mergers, to prevent any transaction that would result in a change of control of ARL

         o Dealings between ARL and BCM after the mergers may not be at arms length


         DEPENDENCE ON REAL ESTATE INVESTMENTS. ARL, TCI and IOT each invest primarily in real estate. Real estate investments are subject to varying degrees of risk and are relatively illiquid. The performance of real estate assets and ARL's resulting ability to pay dividends to its stockholders may be adversely affected by a number of factors, including:

         o the general economic climate and local real estate conditions (such as oversupply of or reduced demand for space and changes in market rental rates)

         o the perceptions of prospective tenants of the safety, convenience and attractiveness of the properties

         o the ability of the owner of the properties to provide adequate management, maintenance and insurance

         o the ability to collect on a timely basis all rent from tenants and interest from borrowers

         o the expense of periodically renovating, repairing and reletting spaces

         o increasing operating costs (including real estate taxes and utilities) which may not be passed through to tenants. Certain significant expenditures associated with investments in real estate (such as mortgage payments, real estate taxes, insurance and maintenance costs) are generally not reduced when circumstances cause a reduction in rental revenues from the investment

         o governmental regulations, local rent control or stabilization ordinances

         ENVIRONMENTAL REGULATIONS. Under various federal, state and local environmental laws, ordinances and regulations, an owner of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances on the property. These laws often impose environmental liability without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances. The presence of hazardous substances, or the failure to remediate them properly, may adversely affect the owner's ability to sell or rent the property or to borrow money using the property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of these substances at a disposal or treatment facility, whether or not the facility is owned or operated by this person. Certain laws impose liability for release of asbestos-containing materials into the air and third parties may seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials. In connection with the ownership (directly or indirectly), operation, management and development of real properties, the combined business of ARL, TCI and IOT may be considered an owner or operator of these properties or as having arranged for the disposal or treatment of hazardous or toxic substances and, therefore, potentially liable for removal or remediation costs, as well as for other related costs, including governmental fines and injuries to persons and property.

         COMPETITION. Developing and managing real estate assets is a highly competitive business. The combined business of ARL, TCI and IOT will compete with many public and private real estate investment entities, including financial institutions (such as mortgage banks, pension funds and real estate investment trusts), other institutional investors and individuals for property to purchase. In addition, developed real estate owned by the combined business of ARL, TCI and IOT will compete for tenants and customers with other developed real estate owned by third parties. Many of the competitors in the business of purchasing, developing and managing real estate are considerably larger, have greater financial resources and may have management personnel with more experience than the officers of the combined business of ARL, TCI and IOT will have.

         GEOGRAPHIC CONCENTRATION. A substantial portion of assets of the combined business of ARL, TCI and IOT will consist of real estate and mortgage notes receivable secured by income producing real estate such as apartment complexes, office buildings, shopping centers and partnership interests located in the Midwest, Northeast and Southwest regions of the United States. Specific geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on mortgage loans. Any concentration of assets in a region may present risks in addition to those generally present for similar real estate assets or mortgage-backed or asset-backed securities without this concentration.

         REAL ESTATE OPERATING RISKS. The real estate assets of the combined business of ARL, TCI and IOT will be subject to industry-specific operating risks, any or all of which may adversely affect the results of the operations of the combined business. All properties are subject to increases in operating expenses, including: cleaning, electricity, heating, ventilation and air-conditioning, elevator repair and maintenance, insurance and administrative costs, and other general costs associated with security, landscaping, repairs, regulatory compliance and maintenance. While commercial tenants are often obligated to pay a portion of these escalating costs, there can be no assurance that they will agree to pay these costs in the absence of a contractual duty or that their payments will fully cover these costs. If operating expenses increase, the local rental market, governmental regulations or the lease may limit the extent to which rents may be increased to meet expenses without decreasing occupancy rates. To the extent rents cannot be increased or costs controlled, the cash flow and financial condition of the combined business of ARL, TCI and IOT will be adversely affected. Industry specific risks related to the asset of the combined business of ARL, TCI and IOT include the following:

         o APARTMENT PROPERTIES. Market values of apartments can be affected significantly by the supply and demand in the geographic market for the properties and, therefore, may be subject to adverse economic conditions. Market values of apartments may vary as a result of economic events or governmental regulations outside the control of the borrower or lender. Governmental regulations such as rent control laws may impact the future cash flow of the apartments

         o UNDEVELOPED PROPERTY. Undeveloped real estate (raw land) generates little or no income. To the extent that undeveloped real estate is purchased with the proceeds of debt, as a result, the costs of holding it will greatly exceed any income it may generate. In addition, the market value of undeveloped real estate tends to fluctuate greatly, depending upon many factors, including local and national economic conditions, interest rates, local development conditions, local land use regulations, the nature and quality of surrounding developed real estate

         o HOTEL PROPERTIES. Like any income producing property, the income generated by a hotel property is subject to local, regional and national economic conditions and competition. However, because the income is primarily generated by short-term occupancies, the level of income responds more quickly to market conditions. Sensitivity to competition may require more frequent improvements and renovations than other properties. To the extent a hotel is affiliated with a regional, national or international chain, changes in the public perception of the affiliated chain may have an impact on the income generated by the hotel. In addition, since the hotel industry is generally seasonal, income generated by a hotel property will fluctuate in accordance with the particular demand characteristics of the market in which it is located

         o OFFICE AND RETAIL PROPERTIES. The market value of office buildings and shopping centers is affected by the risk that a lease may not be renewed, that the space may not be released and that the terms of renewal or release (including the cost of required renovations or concessions to tenants) may be less favorable than current lease terms

         o INVESTMENTS IN NON-RECOURSE MORTGAGE LOANS. Mortgage loans may or may not be recourse obligations of the borrower and generally will not be insured or guaranteed by governmental agencies or otherwise. In the event of a default under this type of a loan, ARL may have to foreclose the mortgage or protect its investment by acquiring title to the property. Taking title to a property may require investing in substantial improvements or repairs in order to maximize the property's investment potential. Borrowers may contest enforcement of foreclosure or other remedies, seek bankruptcy protection against foreclosure and/or bring claims for lender liability in response to actions to enforce mortgage obligations. Because of relatively high "loan-to-value" ratios and declines in the value of the mortgaged property, the amount received in foreclosure may be less than the amount outstanding under the mortgage loan

         o PARTICIPATION IN LOANS MADE BY OTHERS. The combined business of ARL, TCI and IOT may participate in loans originated by other real estate lenders or investors such as financial institutions. A participant in a loan or investment originated by another entity may not have the sole authority, or any authority, to declare a default under the mortgage or to control the management or disposition of the financed property or any related foreclosure proceedings

         o SUBORDINATED INTERESTS. The combined business of ARL, TCI and IOT may make loans that are subordinated to other obligations of the debtor. Any investments in subordinated mortgage loans involve additional risks, including the lack of control over collateral and related foreclosure proceedings

         o INVESTMENTS IN PARTNERSHIPS OR JOINT VENTURES. The combined business of ARL, TCI and IOT will have investments in one of more partnerships, joint ventures or similar entities where responsibility for the conduct of the business of the investment is shared with a third party. As a result, the success of such an investment will be subject to risks that the third party may become bankrupt or fail to perform its obligations, have different economic goals than the combined business, take actions which are contrary to the interests of the combined business or be unable to agree upon the proper conduct of the investment's business

         o RISK OF TERRORISM. Office buildings, hotels and other properties are subject to the risk that terrorists or other persons may damage or destroy them, or that their value may be damaged or destroyed as a result of damage to or destruction of neighboring properties. In addition, to the extent that added security measures made necessary by changing political conditions increases the cost of operating real property investments, operating income from and value of such properties may be reduced

         o AMERICANS WITH DISABILITIES ACT. Under the Americans with Disabilities Act ("ADA"), places of public accommodation and commercial facilities are required to meet requirements related to access and use by disabled persons. Compliance with ADA requirements could require both structural and non-structural changes to the properties in which the combined business of ARL, TCI and IOT invests. Noncompliance could result in fines imposed by the federal government or an award of damages to private litigants. The combined business of ARL, TCI and IOT may be required to incur additional and unexpected costs to ensure compliance with the ADA in the future. A number of additional federal, state and local laws exist which impose additional burdens or restrictions on owners with respect to access by disabled persons. Those laws may require modifications or restrict renovations to properties owned by the combined business of ARL, TCI and IOT. The ultimate amount of the cost of compliance with the ADA or other related laws is not currently ascertainable. Any substantial unexpected costs of compliance with the ADA and similar statutes could adversely affect the results of operations of the combined business of ARL, TCI and IOT

                              THE SPECIAL MEETINGS

INTRODUCTION

         This joint proxy statement and prospectus is being furnished in connection with the solicitation of proxies by the ARL, TCI and IOT boards of directors for use in connection with the special meeting to be held by each entity and any adjournments or postponements of the meetings.

ARL SPECIAL MEETING

         The special meeting of holders of ARL common stock will be held on March 27, 2002 at 2:00 p.m., Dallas time at 1800 Valley View Lane, Suite 300, Dallas, Texas. The purpose of the ARL meeting is to consider and vote upon the proposal to approve the TCI merger and the IOT merger and the corresponding agreements and plans of merger.

TCI SPECIAL MEETING

         The special meeting of holders of TCI common stock will be held on March 27, 2002 at 3:00 p.m., Dallas time at 1800 Valley View Lane, Suite 300, Dallas, Texas. The purpose of the TCI meeting is to consider and vote upon the proposal to approve the TCI merger and the agreement and plan of merger.

IOT SPECIAL MEETING

         The special meeting of holders of IOT common stock will be held on March 27, 2002 at 4:00 p.m., Dallas time at 1800 Valley View Lane, Suite 300, Dallas, Texas. The purpose of the IOT meeting is to consider and vote upon the proposal to approve the IOT merger and the agreement and plan of merger.

VOTING INSTRUCTIONS

         VOTING BY WRITTEN PROXY CARD. To vote by written proxy card, sign and date each proxy card you receive and return it in the prepaid envelope. If a stockholder is a corporation or partnership, the accompanying proxy card must be signed in the full corporate or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, the signer's full title must be given and a certificate or other evidence of appointment must be furnished. If shares are owned jointly, each joint owner must sign the proxy card.

         VOTING BY TELEPHONE OR THE INTERNET. Instructions for a stockholder of record to vote by telephone or the Internet are set forth on the enclosed proxy card. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. The procedures, which comply with Nevada law, allow stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded.

         If the stockholders have any questions regarding the business combination, they should contact Investor Relations at 1-800-400-6407.

RECORD DATE; VOTES REQUIRED

         ARL. Only holders of shares of ARL common stock of record at the close of business on the record date, February 9, 2002, will be entitled to notice of and to vote at the ARL special meeting. The mergers will be approved by ARL if the mergers receive the affirmative vote, in person or by proxy, of a majority of the votes cast at the ARL meeting. The holders of a majority of the outstanding stock entitled to vote, present in person or by proxy, will constitute a quorum for purposes of the ARL meeting. As of the record date for the ARL special meeting, there were 11,375,127 shares of ARL common stock outstanding. BCM, TCI and the members of the board of directors and executive officers of ARL and its affiliates beneficially owned, as of the record date, 7,016,316 shares, which represent approximately 61.7% of the outstanding shares. Each share of ARL common stock entitles its holder to cast one vote on matters as to which voting is permitted or required by Nevada law. BCM, TCI and, to the knowledge of ARL, the members of the board of directors and executive officers of ARL and their affiliates intend to vote their shares in favor of the mergers. Abstentions and broker non-votes will be excluded when calculating the number of votes required for approval of the proposals.

         TCI. Only holders of shares of TCI common stock of record at the close of business on the record date, February 9, 2002, will be entitled to notice of and to vote at the TCI special meeting. The TCI merger and the TCI merger agreement will be approved by TCI if the TCI merger receives the affirmative vote, in person or by proxy, of (1) a majority of the votes cast at the TCI meeting and (2) a majority of the votes cast by the holders of shares of TCI common stock not held by Mr. Phillips, BCM or ARL, voting at the TCI meeting, whether in person or by proxy. The holders of a majority of the shares of voting stock, present in person or by proxy, will constitute a quorum for purposes of the TCI meeting. As of the record date for the TCI special meeting, there were 8,042,629 shares of TCI common stock outstanding. Each share of TCI common stock entitles its holder to cast one vote on matters as to which voting is permitted or required by Nevada law. ARL (indirectly), BCM (directly and indirectly) and the members of the board of directors and executive officers of TCI and its affiliates beneficially owned, as of the record date for the TCI special meeting, 5,187,722 shares, which represent approximately 64.5% of the outstanding shares. ARL, BCM and, to the knowledge of TCI, the members of the board of directors and the executive officers of TCI and its affiliates intend to vote their shares in favor of the TCI merger. Abstentions and broker non-votes will be excluded when calculating the number of votes required for approval of the proposals.

         IOT. Only holders of shares of IOT common stock record at the close of business on the record date, February 9, 2002, will be entitled to notice of and to vote at the IOT special meeting. The IOT merger and merger agreement will be approved by IOT if the merger receives the affirmative vote, in person or by proxy, of (1) a majority of the votes cast at the IOT meeting and (2) a majority of the votes cast by the holders of shares of IOT common stock not held by Mr. Phillips, BCM or ARL, voting at the IOT meeting, whether in person or by proxy. The holders of a majority of the shares of voting stock, present in person or by proxy, will constitute a quorum for purposes of the IOT meeting. As of the record date for the IOT special meeting, there were 1,438,945 shares of IOT common stock outstanding. Each share of IOT common stock entitles its holder to cast one vote on matters as to which voting is permitted or required by Nevada law. ARL (indirectly),

BCM and the members of the board of directors and executive officers of IOT and its affiliates beneficially owned, as of the record date for the IOT special meeting, 862,465 shares, which represent approximately 59.9% of the outstanding shares. ARL, TCI, BCM and, to the knowledge of IOT, directors and members of management of IOT and its affiliates intend to vote their shares in favor of the IOT merger. Abstentions and broker non-votes will be excluded when calculating the number of votes required for approval of the proposals.

APPRAISAL RIGHTS

         None of the ARL, TCI or IOT stockholders will be entitled to dissenters or appraisal rights as a result of or in connection with the mergers.

PROXY

         Enclosed is a form of proxy which should be completed, dated, signed and returned by each ARL, TCI and IOT stockholder before the ARL, TCI and IOT special meetings to ensure that each stockholder's shares will be voted at the meeting. Any ARL, TCI or IOT stockholder signing and delivering a proxy has the power to revoke the proxy at any time prior to its use by:

         a. filing with the corporate secretary of ARL, TCI or IOT, as applicable, a written revocation of the proxy or a duly executed proxy;

         b. submitting another proper proxy bearing a later date than that of the proxy first given by:

                  o signing and returning a proxy card to either the corporate secretary of ARL, TCI or IOT, as applicable;

                  o        following the telephone voting instructions;

                  o        following the Internet voting instructions; or

         c. attending and voting in person at the meeting.

         Shares represented by a properly executed proxy, and all properly completed proxies voted by telephone or the Internet, which are delivered pursuant to this solicitation (and not later revoked) will be voted in accordance with the instructions indicated on the proxy, and at the discretion of the proxy holders on all other matters properly addressed at the meeting. If an ARL, TCI or IOT stockholder executes a proxy without instructions, the votes represented by the proxy will be submitted in favor of the proposals.

          Your broker may vote shares on the merger only if you instruct your broker how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you do not tell your broker how to vote, your shares will not be voted on the merger. If you hold your shares in a brokerage account, you cannot vote in person at your meeting. If you hold your shares in a brokerage account and you have instructed your broker to vote, you must follow your broker's instructions regarding how to change your vote.

SOLICITATION OF PROXIES

         The boards of directors of ARL, TCI and IOT are soliciting proxies for use in connection with the special meetings to be held by each entity and any adjournments or postponements of either meeting. ARL, TCI and IOT will bear equally the expense of the proxy solicitation. The costs of the proxy solicitation are estimated to be $7,000. Georgeson Shareholder Communications, Inc. has been retained to act as proxy solicitor in connection with the special meetings. The proxy solicitor may contact ARL, TCI and IOT stockholders by mail, telephone, telex, telegraph and personal interviews and may request brokers, dealers and other nominee stockholders to forward the proxy materials to beneficial owners of ARL, TCI or IOT shares. The proxy solicitor will receive a fee estimated not to exceed $30,000 for these services, plus reimbursement of out-of-pocket expenses. ARL, TCI and IOT will indemnify the proxy solicitor against certain liabilities and expenses in connection with the mergers, including liabilities under federal securities laws. The telephone number of the proxy solicitor is 212-805-7000.

OTHER MATTERS FOR ACTION AT THE SPECIAL MEETINGS

         The ARL, TCI and IOT boards of directors are not aware of any matters to be presented for action at any of the special meetings other than those described in this joint proxy statement and prospectus. If other matters should properly come before any special meeting, it is intended that the holders of proxies solicited by this joint proxy statement and prospectus will vote on those matters in their discretion.

                                 SPECIAL FACTORS

GENERAL

         The following is a description of all material matters concerning the business combination. Pursuant to the business combination, wholly-owned subsidiaries of ARL will be merged with and into TCI and IOT and TCI and IOT will become subsidiaries of ARL. If the TCI stockholders approve their merger and the merger is consummated, each share of outstanding TCI common stock will be converted into $17.50 in cash (less the amount of any dividend declared and paid after January 2, 2002 by TCI on the TCI common stock) unless the TCI stockholder affirmatively elects to receive one share of Series G preferred stock in exchange for each share of outstanding TCI common stock. Outstanding shares of TCI common stock held by ARL, its subsidiaries or TCI will be canceled and shares of TCI common stock held by BCM and other affiliates of ARL will be exchanged for shares of Series G preferred stock. Similarly, if the IOT stockholders approve their merger, each share of outstanding IOT common stock will be converted into $19.00 in cash (less the amount of any dividends declared and paid after January 2, 2002 by IOT on the IOT common stock) unless the IOT stockholder affirmatively elects to receive one share of Series H preferred stock. Outstanding shares of IOT held by ARL, its subsidiaries TCI or IOT will be canceled and each share of IOT common stock held by BCM and other affiliates of ARL will be exchanged for shares of Series H preferred stock. Notwithstanding the foregoing, the ARL board of directors has determined that ARL would not enter into the merger agreements unless, in each case, sufficient cash was available to ARL, either from its own resources or from TCI or IOT immediately after the mergers, to pay the cash merger consideration due as a result of the mergers.

THE COMPANIES

      AMERICAN REALTY INVESTORS, INC. ("ARL"). A publicly traded (NYSE) Nevada corporation engaged primarily in the business of owning and operating a portfolio of real estate and financing real estate and real estate activities through investments in mortgage loans.

      TRANSCONTINENTAL REALTY INVESTORS, INC. ("TCI"). A publicly traded (NYSE) Nevada corporation engaged primarily in the business of owning and operating a portfolio of real estate and financing real estate and real estate activities through investments in mortgage loans.

      INCOME OPPORTUNITY REALTY INVESTORS, INC. ("IOT"). A publicly traded
      (AMEX) Nevada corporation engaged primarily in the business of owning and operating a portfolio of real estate and financing real estate and real estate activities through investments in mortgage loans. IOT is a real estate investment trust.

      TRANSCONTINENTAL REALTY ACQUISITION CORPORATION. A Nevada corporation recently formed as a wholly-owned subsidiary of ARL that will merge with and into TCI.

      INCOME OPPORTUNITY ACQUISITION CORPORATION. A Nevada corporation recently formed as a wholly-owned subsidiary of ARL that will merge with and into IOT.

         The principal operating offices of each of ARL, TCI, IOT, Income Opportunity Acquisition Corporation and Transcontinental Realty Acquisition Corporation are located at 1800 Valley View Lane, Suite 300, Dallas, Texas 75234. The telephone number for each corporation is 469-522-4200.

BACKGROUND OF THE BUSINESS COMBINATION

         TCI and IOT are parties to a 1990 settlement of litigation known as the Olive Settlement. The original settlement has been modified and the modification has been the subject of an amendment. Periodically, since 1990, designated Settlement Counsel, George Donaldson, has challenged the compliance of the parties under the Olive Settlement, the modification and the amendment and has unsuccessfully sought to remove BCM from its advisory position to TCI, IOT and other entities. Mr. Donaldson also sought to, from time to time, remove some or all of the directors of TCI, IOT and other entities.

         On June 14, 2000, Mr. Phillips and A. Cal Rossi, Jr. were indicted* by a Grand Jury in the Southern District of New York, charged with conspiracy to commit securities fraud and kickback and wire fraud schemes. Mr. Phillips is a representative of a trust for the benefit of his children that indirectly owns BCM. As a representative of the trust, Mr. Phillips had, until June 2000, substantial contact with the management of BCM and input with respect to BCM's performance of advisory services for ARL, TCI and IOT. Until June 2000, Mr. Rossi served as an officer of BCM. Following the announcement of the indictments the market values of TCI and IOT common stock declined precipitously, thereby exposing certain owners of the securities to margin calls. Sales under margin calls were averted in almost all instances, but one brokerage firm sold a large block of stock in TCI to an investment fund. On October 3, 2001, American Realty Trust, Inc. ("ART"), a subsidiary of ARL, entered into an option to purchase the TCI common stock from the investment fund at a price of $16.50 per share. Settlement Counsel under the Olive Settlement, read of the purchase option agreement and inquired as to whether or not there was interest in a transaction whereby all of the shares owned by non-affiliates in IOT and TCI might be purchased by ART for cash.

         In early July 2000, Henry W. Simon, Jr. and the Fort Worth, Texas law firm of Simon, Warner & Doby, were employed to represent BCM, Mr. Phillips, ART and ARL. On October 12, 2000, Simon attended a hearing in San Francisco in the Olive Litigation. After the hearing there was a brief conversation between Simon and Donaldson in which the possibility of finally settling the disputes in the Olive Settlement by offering cash to non-affiliated TCI and IOT stockholders was discussed.

         On October 31, 2000, Simon met with his clients and others about the status and possibilities of the Olive Settlement. These parties contacted Donaldson by telephone, informing him that there was some willingness to consider attempts to determine cash prices which would be agreeable to all parties and acceptable to Judge Marilyn H. Patel, Chief Judge, United States District Court for the Northern District of California. Judge Patel would have to make a finding that each price offered was fair pursuant to the class action provisions which govern the

----------

* On February 13, 2002, following a lengthy trial, Messrs. Phillips and Rossi were acquitted of all charges in the U.S. District Court, Southern District of New York.

derivative litigation. Later the same date, Simon attended a meeting with Ted Stokely, Chairman of the Board of TCI and IOT, and Robert A. Waldman, General Counsel to ARL, TCI and IOT, to discuss the mechanics leading toward a possible settlement. On November 3, 2000, Messrs. Donaldson, Mr. Phillips and Simon met to negotiate a possible pricing structure. Mr. Phillips indicated that he might consider recommending that ARL acquire the shares of common stock held by non-affiliated TCI stockholders for $16 per share and non-affiliated IOT stockholders for $14 per share.

         On November 15, 2000, Waldman contacted representatives of Houlihan Lokey in Los Angeles, California to discuss Houlihan Lokey's interest in providing a fairness opinion which would be necessary in the event the parties reached an agreement on prices. Houlihan Lokey indicated that they would be pleased to work in furtherance of the transaction. Houlihan Lokey prepared a draft retainer agreement among IOT, TCI and Houlihan Lokey, and sent it to Waldman.

         On November 17, 2000, at meetings of the boards of directors of TCI and IOT, the members were advised that Donaldson had expressed an initial interest in a buy out by ARL of all non-affiliated stockholders at $16 per TCI share and $14 per IOT share, subject to further information and negotiation as to price. In attendance at that meeting were directors R. Douglas Leonhard*, Martin L. White, Edward G. Zampa* and Ted P. Stokely. Also attending that meeting were Mark W. Branigan, then a director of ARL and Chief Financial Officer of ARL, TCI and IOT, Karl L. Blaha, then a director of ARL and President of ARL, TCI and IOT, and Robert A. Waldman, Senior Vice President, General Counsel and Secretary of ARL, TCI and IOT.

         On November 20, 2000, Messrs. Donaldson, Waldman, Mr. Phillips and Simon met in Dallas to discuss the proposals made and responses received between the parties. At that time Donaldson indicated that he would not consider any price less than $16.50 per share for the TCI shares, which was the option price agreed to between ARL and the investment fund. Donaldson also advised that whatever price might be agreed upon would be based upon a current appraisal and evaluation of the underlying assets of the subject companies. Donaldson advised that in order to go forward he wished to engage Green Street Advisors, Inc. ("Green Street") in Newport Beach, California, to review asset values of TCI and IOT.

         The ARL board of directors met on November 22, 2000, to consider the possible acquisition of the shares of non-affiliated stockholders at TCI and IOT. Present at that meeting were ARL directors Richard D. Morgan**, Karl L. Blaha***, Collene C. Currie, Roy E. Bode****, Joseph Mizrachi and Mark W. Branigan and Waldman. The ARL board determined that management should proceed with negotiations on this matter.

         During the month of December 2000, Simon discussed with Donaldson the appropriate procedure to advise Judge Patel that the parties were considering settlement. On December 21, 2000, Simon approved a form of Statement of the Case to be submitted by Settlement Counsel, Mr. Donaldson, which would formally advise Judge Patel that the parties were discussing a


----------

* Messrs. Leonhard and Zampa resigned as directors of TCI and IOT on December 14, 2001.

** Richard D. Morgan resigned as a director of ARL on October 25, 2001.

*** Karl L. Blaha resigned as a director of ARL on February 5, 2002.

**** Roy E. Bode did not stand for re-election at ARL's Annual Meeting on July 10, 2001 and therefore ceased to be a director of ARL on that date.

settlement. During January 2001, Simon and Waldman prepared at the request of Donaldson certain historical summaries of the trading values of stocks involved and facilitated the exchange of information between BCM and Green Street in order to expedite the analysis of the underlying values of TCI and IOT. On February 14, 2001, Simon discussed with Donaldson certain discounts and other assumptions which ARL felt were appropriate in reaching final values. These discussions continued with telephone conversations on February 22, 23, and 28, 2001. On March 7, 2001, Donaldson and Adam Markman of Green Street met with Simon and Waldman in Dallas to review additional information regarding certain assets. Following that meeting and several other conversations but prior to April 12, 2001, Messrs. Simon, Donaldson and Mr. Phillips reached a tentative agreement to propose final cash prices of $16.50 for each of the TCI shares and $19 for each of the IOT shares.

         On March 20, 26, 27, and 30, 2001, Simon held telephone conversations with Donaldson to complete the data base from which the final agreed prices might be determined. On April 10, 2001, Mr. Phillips and Simon met with Donaldson in California and reached an initial agreement on which Donaldson was authorized to communicate to Judge Patel. In May 2001, Donaldson delivered a letter to Judge Patel concerning the proposed settlement of the litigation which included the proposed purchase prices of $16.50 per TCI share and $19.00 per IOT share. The letter was labeled "CONFIDENTIAL- FILED UNDER SEAL." On May 8, 2001, Simon appeared before Judge Patel in a conference format and discussed with the Court the nature of the proposed settlement, the steps necessary to achieve both a resolution of all open issues between the parties and the subsequent judicial and regulatory approvals which would be needed to implement the transaction.

         In June and July 2001, Donaldson, aided by the Green Street evaluation team, continued to review data in order to reach an agreement on share price. On July 26, 2001, Simon met with Mr. Phillips in his Dallas office to review the summary pages of the Green Street report for TCI. On July 30, 2001, Simon met with Donaldson in the offices of BCM in Dallas, Texas to discuss the initial evaluations submitted by Green Street. On the following day, July 31, 2001, Markman of Green Street joined in meetings with Donaldson, Mr. Phillips, certain asset managers of BCM, and others in the Dallas offices of BCM. Markman also viewed some of the more significant TCI properties located in the Dallas area.

         Negotiations regarding comparative values and their effect upon proposed price per share provisions of a joint settlement continued during the month of August 2001. ARL desired that there be an alternative election offered to TCI and IOT stockholders whereby a stockholder could (if a clear affirmative election to do so is made) accept preferred stock in ARL in lieu of the cash amounts of $16.50 per TCI share and $19 per IOT share. Settlement counsel negotiated for a penalty if the transaction is not completed by ARL and urged that the TCI data warranted an increase in the cash price to be paid to TCI stockholders. Just prior to August 30, 2001, Donaldson, Mr. Phillips, and the other participants from BCM agreed upon (a) an increase in the price to be offered TCI stockholders from $16.50 per share to $17.50 per share; (b) a preferred stock election as to each offeree; (c) a $5.00 per share penalty for failure to complete the transaction; and (d) a tender offer procedure, providing the same considerations, in the event that the regulatory process with the SEC could not be completed satisfactorily or expeditiously.

         On August 30, 2001, the TCI and IOT directors held special meetings at which time they approved the terms of the proposed settlement subject to completion of due diligence and negotiation of a final agreement. The Settlement Agreement was drafted by Donaldson and Simon in September 2001. Simon spent September 4, 2001 in San Francisco and discussed the proposed joint settlement with Donaldson on an everyday basis during September and the early part of October. Simon met with Donaldson in San Francisco on October 3 and 4, 2001 to continue discussions of the Settlement Agreement. Commencing on October 12, 2001, Simon broadened his activities to discuss all aspects of the then "draft" form of the Settlement Agreement, along with ancillary documents to be filed therewith, with Jessica Pers and David Goldstein of the Heller Ehrman White & McAuliffe law firm, counsel to the boards of directors of TCI and IOT in the Olive Case.

         On October 15, 2001, Simon discussed certain new concerns with Donaldson, Waldman, Eric Redwine, an attorney for BCM, and again with Pers. Pers, by letter, and in telephone conferences raised a concern regarding whether or not the language embodied in the draft agreement might be read to indicate that an appeal, then pending, was being abandoned by the appellants. It was agreed that a part of the Settlement Agreement would be a voluntary abatement, assuming the consent of the 9th Circuit Court of Appeals, in the pending appeal over issues of jurisdiction which arose from an earlier order from Judge Patel in which the Court declared that it had jurisdiction to continue consideration of certain activities of the TCI and IOT directors and of BCM and its officers.

         On October 18, 2001, the written Settlement Agreement was filed with Judge Patel. Pers suggested new language which would make it clear that the appeal, if abated, was not being abandoned or resolved by agreement and would revive in the event the contemplated settlement failed to come to fruition. On October 23, 2001, a press release was issued on behalf of ARL, TCI and IOT announcing the preliminary agreement with Settlement Counsel providing for ARL to acquire all of the outstanding common stock of TCI and IOT. On the morning of December 10, 2001, counsel reported to Judge Patel on their progress and received the Court's comments. That afternoon and evening the parties worked through the Court's comments, as well as certain comments relayed to the parties from Stephen Taylor, the Special Master.

         On December 11, 2001, Simon and Donaldson had extensive telephone conversations with all participants in the negotiation process which resulted in certain changes being made to the documents and, upon accomplishment of such changes, the documents then believed to be in final form were filed with Judge Patel. The Court signed the order preliminarily approving the Settlement Agreement on December 18, 2001.

         On February 1 and 4, 2002, the TCI board of directors again met by telephone conference to review a revised form of opinion from Houlihan Lokey, which contained proposed revisions to the timing of the conversion period of the preferred stock available by affirmative election by the TCI stockholders. During that meeting, discussions ensued concerning the probable timing based upon potential filings by ARL depending upon the consummation of the TCI merger. The TCI board of directors concluded that the recommended change in timing of conversion periods would be beneficial to those TCI stockholders who affirmatively elect to receive preferred stock. Following these discussions, the TCI directors reaffirmed their February 1, 2002, determination that the terms of the Settlement Agreement and contemplated merger are procedurally and substantively fair to the non-affiliated TCI stockholders as previously described.

         On February 1 and 4, 2002, the IOT board of directors again met by telephone conference to review a revised form of opinion from Houlihan Lokey, which contained proposed revisions to the timing of the conversion period of the preferred stock available by affirmative election by the IOT stockholders. During that meeting, discussions ensued concerning the probable timing based upon potential filings by ARL depending upon the consummation of the IOT merger. The IOT board of directors concluded that the recommended change in timing of conversion periods would be beneficial to those IOT stockholders who affirmatively elect to receive preferred stock. Following these discussions, the IOT directors reaffirmed their February 1, 2002, determination that the terms of the Settlement Agreement and contemplated merger are procedurally and substantively fair to the non-affiliated IOT stockholders as previously described.

         On February 4, 2002, the board of directors of ARL had a telephonic board meeting to begin consideration of the proposed acquisitions of TCI and IOT by ARL in the manner contemplated by the Settlement Agreement. Present at the meeting were Earl Cecil, Collene Currie, Richard Humphrey and Joseph Mizrachi. Karl Blaha was not present. Counsel for ARL and representatives of BCM were present, telephonically, at this meeting. Following a discussion of the proposed transaction, the ARL board adjourned until the following afternoon to permit members of the board to consider information provided by management and to receive additional information requested by members of the board. The meeting of the ARL board reconvened on February 5, and the board received presentations from management regarding the proposed transaction, including detailed presentations regarding ARL's proposed plan for raising the funds necessary to pay for shares of TCI and IOT common stock to be purchased from stockholders not affiliated with ARL or BCM. In addition, the ARL board received representations from legal counsel to ARL and discussed with management of ARL and ARL's legal counsel matters relating to the proposed transactions. Mr. Cecil, Ms. Currie and Mr. Humphrey were present, in person, at the meeting of the ARL board on February 5. Mr. Blaha and Mr. Mizrachi were not present. Following an extended discussion regarding the proposed transactions among ARL, TCI and IOT and other matters related to the current and proposed business operations of ARL, the board again adjourned its meeting until the following afternoon. Subsequent to the adjournment of the ARL board's meeting on February 5, Mr. Blaha tendered his resignation as a member of the ARL board and as an officer of ARL, TCI and IOT. Mr. Blaha did not communicate the reasons for his resignation to the ARL board or to the boards of TCI or IOT.

         On February 6, 2002, the ARL board reconvened telephonically. Present for the entire meeting were Ms. Currie, Mr. Humphrey and Mr. Mizrachi. Mr. Cecil joined the meeting after it was in progress. Following a discussion of the proposed transaction, the board unanimously approved the proposed transactions between ARL and each of TCI and IOT and determined to recommend that stockholders of ARL approve the transactions. Following these actions, the board adjourned its meeting.

         On February 12, 2002 the Court signed the order finally approving the Settlement Agreement.

TCI'S PURPOSE AND REASONS FOR THE TCI MERGER

         In reaching its decision to approve the TCI merger agreement, and to recommend that TCI stockholders approve the TCI merger agreement, the TCI board of directors consulted with management and its legal and financial advisors. The TCI board of directors considered a number of factors including, without limitation, the following:

         o The current and historical market prices of TCI common stock relative to the merger consideration and the fact that the $17.50 per share merger consideration represented a 44.6% premium over the average closing price of TCI common stock over the thirty trading days prior to October 23, 2001.

         o The fact that the merger consideration is all cash, which provides certainty of value to non-affiliated TCI stockholders compared to a transaction in which stockholders would only receive stock.

         o The fact that non-affiliated TCI stockholders have the opportunity to affirmatively elect to receive ARL preferred stock instead of cash.

         o It is the view of the TCI board of directors that the trading value for shares of TCI common stock was not likely to exceed the merger price in the near term if TCI remained independent.

         o The potential stockholder value that could be expected to be generated from other strategic options available to TCI, including (a) remaining independent and continuing to implement its growth strategy, or (b) pursuing other strategic alternatives, as well as the risks and uncertainties associated with those alternatives.

         o The financial presentation of Houlihan Lokey and the opinion of that firm delivered on February 1, 2002 to the TCI board of directors to the effect that, based upon and subject to the matters set forth in that opinion, as of February 1, 2002, the consideration to be offered to the non-affiliated TCI public stockholders pursuant to the TCI merger agreement was fair from a financial point of view to those holders.

         o The terms of the TCI merger agreement, as reviewed by the TCI board of directors with TCI legal advisors including:

                  o        the absence of any financing condition.

                  o no termination fee if the TCI merger agreement is terminated.

                  o consummation of the TCI merger agreement resolving expensive, inconvenient and distracting litigation.

         o The TCI board of directors' determination, based on the fact that no other offers to acquire TCI common stock have been made at a level equal to or better than the merger consideration of $17.50 per share after initial press reports on and after

                  October 23, 2001, that ARL had agreed to acquire the non-affiliated stockholder interest in TCI and after discussing with TCI's advisors the potential risks, costs and benefits of contacting other third parties, that there was insufficient reason to justify the risk of delay in proceeding with the favorable transaction with ARL.

         o In the view of the TCI board of directors, based upon the advice of management after consultation with its legal counsel, the regulatory approvals necessary to consummate the TCI merger could be obtained.

         o TCI will no longer exist as an independent company, and its stockholders will no longer participate in the growth of TCI or the pursuit of its standalone business plan and other factors set forth in the TCI certificate of incorporation.

         o Under the terms of the TCI merger agreement, the fact that gains from an all cash transaction would be taxable to TCI stockholders for U.S. federal income tax purposes.

         During its consideration of the transaction with ARL, the TCI board of directors were also aware that certain directors and executive officers of TCI may have interests in the merger that are different from or in addition to those of non-affiliated TCI stockholders generally, as described under "Interests of Certain Persons in the Business Combination."

         The discussion of the information and factors considered and given and weighed by the TCI board of directors is not intended to be exhaustive, but it is believed to address the material information and factors considered by the TCI board of directors. In view of the number and variety of these factors, the TCI board of directors did not find it practicable to make specific assessments of or otherwise assign relative weights to, the specific factors and analyses considered in reaching its determination. The determination to approve and recommend the TCI merger agreement was made after consideration of all of the factors and analyses as a whole. In addition, individual members of the TCI board of directors may have given different weights to different factors.

IOT'S PURPOSE AND REASONS FOR THE IOT MERGER

         In reaching its decision to approve the IOT merger agreement and to recommend that IOT stockholders approve the IOT merger agreement, the IOT board of directors consulted with management and its legal and financial advisors. The IOT board of directors considered a number of factors, including, without limitation, the following:

         o The current and historical market prices of IOT common stock relative to the merger consideration, and the fact that the $19 per share merger consideration represented a 28.7% premium over the average closing price of IOT common stock over the thirty trading days prior to October 23, 2001.

         o The fact that the merger consideration is all cash, which provides certainty of value to non-affiliated IOT stockholders compared to a transaction in which stockholders would only receive stock.

         o The fact that non-affiliated IOT stockholders have the opportunity to affirmatively elect to receive ARL preferred stock instead of cash.

         o It is the view of the IOT board of directors that the trading value for shares of IOT common stock was not likely to exceed the merger price in the near term if IOT remained independent.

         o The potential stockholder value that can be expected to be generated from other strategic options available to IOT, including (a) remaining independent and continuing to implement its growth strategy, or (b) pursuing other strategic alternatives, as well as the risk and uncertainties associated with those alternatives.

         o The financial presentation of Houlihan Lokey and the opinion of that firm delivered on February 1, 2002 to the IOT board of directors to the effect that, based upon and subject to the matters set forth in that opinion, as of February 1, 2002, the consideration to be offered to the non-affiliated IOT public stockholders pursuant to the IOT merger agreement was fair from a financial point of view to those holders.

         o The terms of the IOT merger agreement, as reviewed by the IOT board of directors with IOT legal advisors including:

                  o        the absence of any financing condition.

                  o no termination fee if the IOT merger agreement is terminated.

                  o consummation of the IOT merger agreement finally putting to end an expensive, inconvenient, distracting litigation.

         o The IOT board of directors' determination, based on the fact that no other offers to acquire IOT common stock have been made at a level equal to or better than the merger consideration of $19 per share after initial press reports on and after October 23, 2001, that ARL had agreed to acquire the non-affiliated stockholder interest in IOT and after discussing with IOT's advisors the potential risks, costs and benefits of contacting other third parties, that there was insufficient reason to justify the risk of delay in proceeding with the favorable transaction with ARL.

         o In the view of the IOT board of directors, based upon the advice of management after consultation with its legal counsel, the regulatory approvals necessary to consummate the IOT merger could be obtained.

         o IOT will no longer exist as an independent company, and its stockholders will no longer participate in the growth of IOT or the pursuit of its standalone business plan and other factors set forth in the IOT certificate of incorporation.

         o Under the terms of the IOT merger agreement, the fact that gains from an all cash transaction would be taxable to IOT stockholders for U.S. federal income tax purposes.

         During its consideration of the transaction with ARL, the IOT board of directors were also aware that certain directors and executive officers of IOT may have interests in the merger that are different from or in addition to those of non-affiliated IOT stockholders generally, as described under "Interests of Certain Persons in the Business Combination."

         The discussion of the information and factors considered and given and weighted by the IOT board of directors is not intended to be exhaustive, but it is believed to address the material information and factors considered by the IOT board of directors. In view of the number and variety of these factors, the IOT board of directors did not find it practicable to make specific assessments of or otherwise assign relative weights to, the specific factors and analyses considered in reaching its determination. The determination to approve and recommend the IOT merger agreement was made after consideration of all of the factors and analyses as a whole. In addition, individual members of the IOT board of directors may have given different weights to different factors.

ARL'S PURPOSE AND REASONS FOR THE MERGER

         In reaching its decision to approve and recommend to the ARL stockholders the TCI merger agreement and the IOT merger agreement, the ARL board of directors consulted with management and its legal advisors and considered a number of factors, including, without limitation, the following:

    o The current and historical market prices of the TCI and IOT common stock relative to the historical market prices of the ARL common stock.

    o The current and historical market prices of the TCI and IOT common stock relative to the merger consideration being offered the TCI and IOT stockholders.

    o The view of the ARL board of directors that an increase in the size and diversity of ARL's portfolio of developed and undeveloped real estate would benefit the company by increasing the development opportunities available to it and providing it with increased financial flexibility.

    o The view of the ARL board of directors that stockholders of ARL would benefit from an increase in the size of ARL's asset base and a diversification of its real estate portfolio.

    o The expectation of the ARL board of directors following discussions with management that the cash to be paid as merger consideration could be raised in large part from sales of real estate held by TCI and IOT themselves.

    o The fact that stockholders of TCI and IOT affiliated with ARL hold approximately 14.9% and 7.4% of the issued and outstanding common stock of TCI and IOT respectively, and that those affiliated stockholders will accept preferred stock of ARL in lieu of cash as merger consideration.

    o The expectation of the ARL board of directors that the TCI and IOT mergers would not be consummated unless, in each case, sufficient cash was available to ARL, either from its own resources or from TCI or IOT immediately after the mergers, to pay the cash merger consideration due as a result of the mergers.

    o The fact that the TCI and IOT mergers are not conditioned upon one another.

    o The ARL board of directors understanding, based upon advice of management and after consultation with its legal counsel, that any regulatory approvals necessary to consummate the TCI and IOT mergers could be obtained.

         During its consideration of the proposed transactions with TCI and IOT, the ARL board of directors were aware that certain executive officers and directors of ARL may have interests in the proposed transactions that are different from or in addition to those of ARL's non-affiliated stockholders generally, as described under "Interests of Certain Persons in the Business Combination."

         The discussion of the information and factors considered and given and weighted by the ARL board of directors is not intended to be exhaustive, but its believed to address the material information and factors considered by the ARL board of directors. In the view of the number and variety of these factors, the ARL board of directors did not find it practicable to make specific assessment of or otherwise assign relative weights to the specific factors and analyses considered in reaching its determination. The determination to approve and recommend the TCI and IOT merger agreements was made after consideration of all of the factors and analyses as a whole. In addition, individual members of the ARL board of directors may have given different weights to different factors.

FINANCING OF THE BUSINESS COMBINATION

         ARL estimates that approximately $94,235,586 will be required, if all non-affiliated TCI and IOT stockholders take cash in exchange for their shares of TCI common stock and IOT common stock, and to pay the related fees and expenses of the transactions set forth in this section. The actual amount required to purchase such shares and pay the related expenses will depend on the number of stockholders who affirmatively elect to receive Series G and Series H preferred stock. Consequently, the greater number of stockholders who affirmatively elect to receive Series G and Series H preferred stock the less funds will be required to pay the cash merger consideration and certain of the related expenses. The following table contains an itemized list of funds applicable to the individual mergers as well as funds that apply to both mergers. This table assumes that all non-affiliated TCI and IOT stockholders take the cash merger consideration.

             APPLICATION OF FUNDS SPECIFIC                  AMOUNT OF
                     TO TCI MERGER                            FUNDS                    SOURCE OF FUNDS
Purchase of 2,853,080 shares of TCI common stock at                       Cash from the sources set forth in the
         $17.50 per share from all non-affiliated TCI                     Source of Funds table below
         stockholders................................     $49,928,900

Sunset Management loan secured by 2,601,798 shares of                     ARL intends to satisfy the loan by
         TCI common stock............................     $20,000,000     substituting ARL stock that will be
                                                                          secured by $40,000,000 of equity from TCI and
                                                                          IOT income properties for the TCI common
                                                                          stock now used as collateral, otherwise ARL
                                                                          must pay off this loan

Dynamic Finance loan secured by 843,311 shares of TCI                     ARL intends to satisfy the loan by
         common stock................................     $ 4,000,000     substituting ARL stock owned by BCM as
                                                                          collateral for the TCI common stock now
                                                                          used as collateral, otherwise ARL must
                                                                          pay off this loan

Preferred Bank loan secured by 249,191 shares of TCI                      ARL intends to satisfy the loan by
         common stock................................     $250,000        substituting ARL stock owned by BCM as
                                                                          collateral for the TCI common stock now
                                                                          used as collateral, otherwise ARL must
                                                                          pay off this loan

     Subtotal........................................     $74,178,900

             APPLICATION OF FUNDS SPECIFIC                  AMOUNT OF
                     TO IOT MERGER                            FUNDS                    SOURCE OF FUNDS
Purchase of 576,480 shares of IOT common stock at                         Cash from the sources set forth in the
         $19.00 per share from non-affiliated IOT                         Source of Funds table below
         stockholders................................     $10,953,120

Beal Bank loan secured by 250,000 shares of IOT common                    ARL intends to satisfy the loan by
         stock.......................................     $ 3,000,000     substituting ARL stock owned by BCM as
                                                                          collateral for the IOT common stock now
                                                                          used as collateral, otherwise ARL must
                                                                          pay off this loan

     Subtotal........................................     $13,953,120

  APPLICATION OF FUNDS APPLICABLE TO BOTH THE TCI           AMOUNT OF
                  AND IOT MERGERS                             FUNDS                   TYPE OF FUNDS
Payment to George Donaldson, Settlement Counsel,                          Cash from the sources set forth in the
         pursuant to the Olive Settlement............     $    875,000    Source of Funds table below

Professional fees....................................     $    590,000    Cash from the sources set forth in the
                                                                          Source of Funds table below

Advisory fees on property sales......................     $  3,038,566    Cash from the sources set forth in the
                                                                          Source of Funds table below

Payment of a margin loan with a brokerage firm                            ARL will satisfy the margin loan by
         secured by 300,000 shares of TCI common                          substituting stock of ARL owned by
         stock and 150,000 shares of IOT common                           BCM as collateral for the TCI and IOT
         stock.......................................     $  1,600,000    common stock now used as collateral
                                                                          otherwise ARL must pay off this loan

     Subtotal........................................     $  6,103,566

     TOTAL...........................................     $ 94,235,586

         ARL expects the amount of funds needed to complete the business combination to be funded first through new loans and, if necessary, through internally generated funds from the sale (or use as collateral for loans) of a number of assets. The amount of loans, and the sale of assets, if necessary, will depend on the number of stockholders who accept cash rather than affirmatively elect to receive Series G and Series H preferred stock. The more stockholders who elect to receive Series G and Series H preferred stock will reduce the amount of cash needed to pay the cash merger consideration and in turn will affect the amount of loans and whether the assets need to be sold. At the date of this joint proxy statement and prospectus, while preliminary discussions for new financings have occurred, no written formal commitment has been issued by any of the lenders. Similarly, no stated or effective interest rates or other material terms of any financing arrangement have been agreed. ARL, TCI and IOT have available a number of real property assets which should be able to be sold (or used as collateral for loans) if such funds are necessary, however, presently there are no written or oral contracts to sell any of the assets. The table set forth below summarizes the expected loans and the expected sales of real property that ARL may use to fund the business combination. Some or all of the loans and property sales may not be required depending on the amount of cash needed. The properties listed below are more fully described under "Properties of ARL," "Properties of TCI" and "Properties of IOT," as applicable. In the event the cash from loans and any sales of assets is greater than needed to satisfy the cash merger consideration requirements, ARL and its subsidiaries will use the excess for working capital purposes.

                                                                           AMOUNT OF NET
                                                                          CASH EXPECTED TO
                             SOURCE OF FUNDS                                BE GENERATED
ARL expects to enter into new loans that total in the aggregate
         $20,000,000 that will be secured by approximately 4,000,000
         shares of ARL stock with a market value of $40,000,000........     $20,000,000

ARL expects to obtain new loans that are secured by the following
         properties+:..................................................     $ 8,231,543

                  PROPERTY                       LOCATION

         Williamsburg Hospitality House       Williamsburg, VA
         Cross County Mall                    Mattoon, IL
         Conradi House                        Tallahassee, FL
         Villager                             Ft. Walton, FL
         One Hickory Center                   Farmers Branch, TX

TCI expects to obtain new loans that are secured by the following
         properties+:..................................................     $14,835,438

                  PROPERTY                       LOCATION

         The Forum                            Richmond, VA
         Jefferson Office Building            Washington, DC
         Durham Center                        Durham, NC
         Plaza on Bachman Creek               Dallas, TX
         Autumn Chase Apartments              Midland, TX
         Gladstell Forest                     Curee, TX
         Treehouse-Irving                     Irving, TX
         Westwood Square                      Odessa, TX
         Surf Hotel                           Chicago, IL
         Majestic Hotel                       San Francisco, CA
         City Suites Hotel                    Chicago, IL

  ARL, TCI and IOT expect to sell a package of multi-family
         properties+...................................................     $38,633,439

              ARL PROPERTY                       LOCATION

         Bay Anchor                           Panama City, FL
         Governor's Square                    Tallahassee, FL
         Grand Lagoon Cove                    Panama City, FL
         Greenbriar                           Tallahassee, FL
         Lake Chateau                         Thomasville, GA
         Lee Hills                            Tallahassee, FL
         Northside Villas                     Tallahassee, FL
         Oak Hill                             Tallahassee, FL
         Park Avenue Villas                   Tallahassee, FL
         Pine Crest West                      Tallahassee, FL
         Rolling Hills                        Tallahassee, FL
         Seville                              Tallahassee, FL
         Valley Hi                            Tallahassee, FL


----------

+ Properties available as of February 1, 2002. The available properties are subject to change depending on interim sales and market conditions.

                                                                           AMOUNT OF NET
                                                                          CASH EXPECTED TO
                             SOURCE OF FUNDS                                BE GENERATED
              ARL PROPERTY                       LOCATION

         Westwood                             Mary Esther, FL
         White Pines                          Tallahassee, FL
         Windsor Tower                        Ocala, FL
         Wood Hollow                          San Antonio, TX

              TCI PROPERTY                       LOCATION

         Apple Lane                        Lawrence, KS
         Arbor Pointe                      Odessa, TX
         Country Club Villas               Largo, FL
         Country Crossings                 Tampa, FL
         Fairway View                      El Paso, TX
         Fairways                          Longview, TX
         Fountain Lake                     Texas City, TX
         Fountains at Waterford            Midland, TX
         Harper's Ferry                    Lafayette, LA
         Limestone Canyon                  Austin, TX
         Oak Park IV                       Clute, TX
         Plantation                        Tulsa, OK
         Quail Creek                       Lawrence, KS
         Quail Oaks                        Balch Springs, TX
         Sandstone                         Mesa, AZ
         Somerset Place                    Texas City, TX
         Sunchase                          Odessa, TX
         Timbers on Broadway               Tyler, TX
         Broadway                          Dallas, TX
         Willow Creek                      El Paso, TX

                   IOT PROPERTY                   LOCATION

         Brighton Court                    Midland, TX
         Delmar Valley                     Midland, TX
         Enclave                           Midland, TX
         Meridian                          Midland, TX
         Signature Place                   Midland, TX
         Sinclair Place                    Midland, TX
         Treehouse - SA                    San Antonio, TX

  ARL expects to sell the following properties+:...............    $20,175,553


                     PROPERTY                     LOCATION

         Regency on Kennedy Apts           Tampa, FL
         Confederate Pointe                Jacksonville, FL
         Pheasant Ridge                    Belleview, NE
         Oak Tree Square                   Grandview, MO
         Woodsong                          Smyrna, GA
         Whispering Pines                  Topeka, KS
         Centura Towers                    Farmers Branch, TX

----------

+ Properties available as of February 1, 2002. The available properties are subject to change depending on interim sales and market conditions.


                                                                           AMOUNT OF NET
                                                                          CASH EXPECTED TO
                             SOURCE OF FUNDS                                BE GENERATED
  TCI expects to sell the following properties+:...............    $34,872,293

                 PROPERTY                    LOCATION
         Primrose Place                   Bakersfield, CA
         In the Pines                     Gainesville, FL
         Heritage on the River            Jacksonville, FL
         Stone Oak Place                  San Antonio, TX
         Plaza Tower & Courtyard          St. Petersburg, FL
         Bay Plaza I                      Tampa, FL
         Bay Plaza II                     Tampa, FL
         Summerfield Apts                 Orlando, FL
         4242 Cedar Springs               Dallas, TX

  Total......................................................      $136,748,266


OPINION OF FINANCIAL ADVISOR

         The board of directors of each of TCI and IOT retained Houlihan Lokey, pursuant to engagement letters dated October 4, 2001 (the "Engagement Letters"), to render fairness opinions, from a financial point of view, to public TCI common stockholders and public IOT common stockholders, in each case excluding those stockholders affiliated with ARL, of the consideration to be received by the non-affiliated TCI stockholders and the non-affiliated IOT stockholders in the merger of TCI and IOT with two subsidiaries of ARL pursuant to which (a) non-affiliated TCI stockholders will receive: (i) $17.50 in cash or (ii) if they affirmatively elect, one share of newly issued ARL Series G preferred stock for each share of TCI common stock that they currently own and (b) non-affiliated IOT stockholders will receive: (i) $19.00 in cash or (ii) if they affirmatively elect, one share of newly issued ARL Series H preferred stock. Both the Series G preferred stock and Series H preferred stock are convertible into ARL common stock based upon the terms, conditions and exchange ratios set forth herein. Houlihan Lokey and the board of directors of each of TCI and IOT amended the Engagement Letters on February 1, 2002, to provide for Houlihan Lokey's performance of certain additional financial advisory services on behalf of the board of directors of each of TCI and IOT, specifically, conducting negotiations with ARL regarding the mergers.

         Houlihan Lokey is a nationally recognized investment banking firm that provides financial advisory services in connection with mergers and acquisitions, leveraged buyouts, business valuations for a variety of regulatory and planning purposes, recapitalizations, financial restructurings, and private placements of debt and equity securities. In November of 1999, Houlihan Lokey acted as financial advisor to an affiliate of ARL, TCI and IOT, National Realty,
L. P. ("NRLP"), and rendered a fairness opinion with respect to the consideration to be received by unitholders of NRLP in connection with a business combination. The board of directors of each of TCI and IOT selected Houlihan Lokey to provide the financial advisory


----------

+ Properties available as of February 1, 2002. The available properties are subject to change depending on interim sales and market conditions.

services described herein upon a referral from NRLP and because of Houlihan Lokey's reputation as a nationally recognized valuation and financial consulting firm that has substantial experience providing valuation and consulting services. TCI agreed to pay Houlihan Lokey a fee of $340,000 and IOT agreed to pay Houlihan Lokey a fee of $60,000, in each case for its preparation and delivery of a fairness opinion plus reasonable out-of-pocket expenses that may be incurred by Houlihan Lokey in connection herewith, plus a refundable indemnification deposit of $42,500 from TCI and a refundable indemnification deposit of $7,500 from IOT. In accordance with the Settlement Agreement in the Olive Litigation, Mr. Phillips, BCM and ARL are required to reimburse TCI and IOT for such expenses. Pursuant to the amendment to the Engagement Letters, TCI and IOT agreed to jointly pay Houlihan Lokey an additional fee of $100,000 for the additional services described below. No portion of Houlihan Lokey's fee is contingent upon the successful completion of the mergers or any other related transaction. Houlihan Lokey has been retained by TCI and IOT to deliver fairness opinions to the board of directors of TCI and IOT and provide certain additional financial advisory services on behalf of the board of directors of each of TCI and IOT, specifically, to conduct negotiations with ARL regarding the terms of the Series G preferred and the Series H preferred. TCI and IOT agreed to indemnify Houlihan Lokey and its affiliates against certain liabilities, including liabilities under federal securities laws that arise out of the engagement of Houlihan Lokey.

         At joint meetings of the TCI and IOT boards of directors on February 1, 2002, Houlihan Lokey rendered its oral opinion regarding the consideration to be received by the stockholders of TCI and IOT in connection with the mergers. Thereafter, Houlihan Lokey assisted the TCI and IOT boards of directors with respect to certain negotiations regarding modifications to the terms of the Series G preferred stock and Series H preferred stock. On February 4, 2002, Houlihan Lokey confirmed in writing, that as of February 1, 2002, and subject to and based upon the various qualifications and assumptions set forth in its written opinions, the consideration to be received by the stockholders of TCI and IOT in connection with the mergers was fair, from a financial point of view, to the non-affiliated TCI stockholders and the non-affiliated IOT stockholders. The full text of Houlihan Lokey's opinions, which set forth the assumptions made, general procedures followed, factors considered and limitations on the review undertaken by Houlihan Lokey in rendering its opinions are attached hereto as APPENDIX E and APPENDIX F and are incorporated herein by reference. The discussion of the opinions below is qualified in its entirety by reference to the opinions. You are urged to read Houlihan Lokey's opinions in their entirety carefully for a description of the procedures followed, the factors considered and the assumptions made by Houlihan Lokey.

         Houlihan Lokey's opinions to the TCI and IOT boards of directors address only the fairness from a financial point of view of the consideration to be received in the mergers. Houlihan Lokey's opinions do not constitute a recommendation as to how any person should vote with respect to the mergers or a recommendation as to the form and amount of consideration that any person should elect in connection with the mergers. Houlihan Lokey is not rendering any opinion on the current or prospective public share prices of any of TCI, IOT or ARL (collectively, the "Subject Companies"). Houlihan Lokey's opinions also do not address TCI's or IOT's underlying business decision to effect the mergers, the tax consequences of the mergers, the fair market value of any of the Subject Companies' assets either individually or collectively, or the reasonableness of any aspect of the mergers not expressly addressed in its fairness opinions. Houlihan Lokey has not been requested and does not intend to update, revise or reaffirm its fairness opinion in connection with the mergers. Events that could affect the fairness of the mergers, from a financial point of view, include adverse changes in industry performance or market conditions and changes to the business, financial condition and results of operations of the Subject Companies.

         In arriving at its fairness opinions, among other things, Houlihan Lokey assumed that: (i) each Series G share will have a liquidation preference of $20.00 per share and will pay a cash dividend of 10 percent per annum; (ii) each Series H share will have a liquidation preference of $21.50 per share and will pay a cash dividend of 10 percent per annum; (iii) at the holders' option, each Series G share is convertible into 2.5 shares of ARL common stock during a 75 day period commencing on the fifteenth day after the public issuance of ARL's form 10-Q (the "10-Q Issuance Date") to the public following the close date of the mergers; (iv) at the holders' option, each Series H share is convertible into 2.25 shares of ARL common stock during a 75 day period commencing on the fifteenth day after the 10-Q Issuance Date following the close date of the mergers; and (v) the Series G and Series H shares will be redeemable by ARL 90 days after the 10-Q Issuance Date following the close date of the mergers at the liquidation preference plus any accrued and unpaid dividends thereon.

         In arriving at its fairness opinions, among other things, Houlihan
Lokey:

         1. met with certain members of the senior management of the Subject Companies and their advisor, BCM, to discuss the operations, financial condition, future prospects and projected operations and performance of the Subject Companies;

         2. visited certain facilities and business offices of the Subject Companies;

         3. reviewed the Subject Companies' annual reports to stockholders and on Form 10-K for the fiscal years ended December 31, 2000 and quarterly reports on Form 10-Q for the three quarters ended September 30, 2001, which Subject Companies' management have identified as being the most current financial statements available;

         4. reviewed forecasts and projections prepared by the Subject Companies management with respect to the Subject Companies' apartment, retail, industrial, hotel and office building assets for the years ended December, 2002 through 2006;

         5. requested the latest appraisals on the Subject Companies' income producing properties and any and all appraisals for the Subject Companies' land assets, and reviewed such appraisals as were provided by management;

         6.       reviewed ARL's Land Portfolio Book dated September 2001;

         7. reviewed certain estimated valuations of TCI and IOT prepared in connection with the Settlement Agreement;

         8. reviewed the historical market prices and trading volume for the Subject Companies' publicly traded securities;

         9. reviewed certain other publicly available financial data for certain companies that Houlihan Lokey deems comparable to the Subject Companies; and

         10. conducted such other studies, analyses and inquiries as Houlihan Lokey deemed appropriate.

ANALYSES

         In order to determine the fairness, from a financial point of view, of the consideration to be received by the non-affiliated IOT stockholders and the non-affiliated TCI stockholders in the mergers, Houlihan Lokey determined an indicated range per share of equity net asset values for ARL, IOT and TCI and compared such per share concluded equity net asset values to each other and to the ARL per share public trading price. This analysis was premised upon a valuation of each of the Subject Companies' income and non-income producing properties and other assets and considered their respective liabilities.

         In determining the value of the Subject Companies' income producing properties, Houlihan Lokey conducted several analyses, including the following:
(1) a "Net Asset Value" approach whereby Houlihan Lokey (a) applied capitalization rates to historical and projected adjusted net operating income for each of the income producing properties held by the Subject Companies (the "Income Producing Properties") and (b) estimated the present value of the projected future cash flows to be generated from the Income Producing Properties by applying a discount rate to the projected future cash flow, (2) a "Portfolio" approach whereby Houlihan Lokey determined a level of earnings considered to be representative of future performance of the Subject Companies, and capitalized such figure with a risk-adjusted rate, and (3) various other analyses. Houlihan Lokey used the following valuation methodologies to determine the value of the land assets: historical sales price per square foot, outstanding offers and letters of intent, management estimates and book value. In addition, certain assets, such as Pizza World, Signature Athletic Club and parking lots, were valued by employing the market multiple approach and other assets, including notes receivable and oil and gas operations, were valued at book value.

NET ASSET VALUE APPROACH - INCOME PRODUCING PROPERTY

DIRECT CAPITALIZATION

         In conducting the direct capitalization net asset value approach, Houlihan Lokey applied (x) rates from publicly available capitalization rates estimated in the Second Quarter 2001 Market Monitor and the Fall 2001 Real Estate Outlook by Cushman & Wakefield, Inc. and The Appraisal Institute to (y) each of the Income Producing Properties (i) adjusted net operating income for the twelve months ended September 30, 2001 and (ii) projected adjusted net operating income for the fiscal year ended December 31, 2002. The capitalization rates used in the direct capitalization approach ranged from 8.9% to 15.9% for the twelve-month period ended September 30, 2001 and from 9.3% to 16.4% for the twelve month period ended December 31, 2002.


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

DISCOUNTED CASH FLOW

         In conducting the discounted cash flow net asset value approach, Houlihan Lokey applied a discount rate to the projected future cash flows of each Income Producing Property to arrive at present value of such Income Producing Property. The applicable Subject Company provided Houlihan Lokey with the property level historical and projected financial information used to determine the net operating income of each property. The discount rates used in the discounted cash flow approach ranged from 11.3% to 18.3% and were intended to reflect risks of ownership of the relevant Income Producing Property and the associated risks of realizing the stream of projected future cash flows. Houlihan Lokey's ability to use the discounted cash flow method of valuation was limited by the lack of availability of necessary forecasts for certain Income Producing Properties resulting from changes in tenant occupancy or other factors that effect projected performance for certain Income Producing Properties. Accordingly, Houlihan Lokey utilized the discount cash flow method only for those assets with forecasts considered relevant. Additionally, based upon Houlihan Lokey's discussions with management, due diligence and analysis of projections, in some instances the discount rate was adjusted to reflect additional uncertainty and risk associated with the projections.

SELECTED ASSET VALUES

         Based upon the valuation indications of both the direct capitalization and discounted cash flow analyses, Houlihan Lokey selected a range of values for each asset. Following the determination of the individual income producing property asset values, each property's value was allocated to the Subject Companies based on respective ownership of the assets.

PORTFOLIO (MARKET) APPROACH - INCOME PRODUCING PROPERTY

         The Subject Companies own various real estate assets that were combined, based on asset types, into portfolios. Property level financial data was provided by the applicable Subject Company based on internally prepared property operating statements. The market approach consists of determining a level of earnings and capitalizing this figure by an appropriate risk-adjusted rate. This approach provides an indication of value for the security, which corresponds with the particular earnings figure being capitalized. For purposes of determining the value of the Income Producing Properties owned by the Subject Companies, net operating income was utilized as a representative level of earnings for the office, hotel, apartment, retail and industrial assets.

         In using the portfolio (market) approach, Houlihan Lokey applied debt-free market capitalization rates to net operating income of the various categories of Income Producing Properties of the Subject Companies, in each case to arrive at the values of the Income Producing Properties.

         Houlihan Lokey utilized the Subject Companies' internal financial statements to determine consolidated net operating income for the twelve months ended September 30, 2001 and management projections for the twelve months ended December 31, 2002. In performing the portfolio (market) analysis, Houlihan Lokey applied capitalization rates ranging from 9.5% to 15.0% to the net operating income for the twelve months ended September 30, 2001.


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

ARL VALUATION

         Based on the portfolio (market) analysis conducted by Houlihan Lokey, Houlihan Lokey estimated a range of asset value for ARL's income producing property as follows: (1) $230.5 million to $254.7 million for the ARL apartment portfolio, (2) $50.7 million to $55.8 million for the ARL office portfolio, (3) $70.7 million to $77.1 million for the ARL shopping center portfolio and (4) $68.8 million to $80.3 million for ARL's hotel portfolio. In utilizing the "Net Asset Value" approach, Houlihan Lokey estimated a range of asset value for ARL's income producing property as follows: (1) $237.6 million to $248.8 million for apartment assets, (2) $59.4 million to $65.0 million for hotel assets, (3) $120.9 million to $133.0 million for office assets and (4) $84.4 million to $90.6 million for retail assets. Houlihan Lokey estimated a range of asset values for ARL's land assets of $290.0 million to $400.0 million. The estimate asset value for other assets such as investments in joint ventures, Pizza World, oil & gas operations, notes receivable, accounts receivable, escrows and earnest money, net other liabilities such as accounts payable, property taxes and accrued expenses, was $27.6 million to $35.1 million. Houlihan Lokey estimated a range of value for ARL's investment in real estate securities of $7.8 million to $10.5 million for ARL's 28.3 percent ownership interest in IOT and $86.3 million to $122.8 million for ARL's 49.7 percent ownership interest in TCI. These estimated values were calculated based upon ARL's percentage ownership in TCI and IOT multiplied by Houlihan Lokey's concluded equity net asset values for TCI and IOT.

         Based on the approaches discussed above, Houlihan Lokey estimated a range of concluded enterprise values for ARL of $873.1 million to $1,071.0 million, a range of concluded equity net asset values for ARL of $125.7 million to $262.0 million and a range of per share concluded equity net asset values of $11.05 to $23.03.

IOT VALUATION

         Based on the portfolio (market) analysis conducted by Houlihan Lokey, Houlihan Lokey estimated a range of asset value for IOT's income producing property as follows: (1) $23.8 million to $26.3 million for the IOT apartment portfolio and (2) $38.1 million to $41.9 million for the IOT office portfolio. In utilizing the "Net Asset Value" approach, Houlihan Lokey estimated a range of asset value for IOT's income producing property as follows: (1) $21.5 million to $22.8 million for apartment assets and (2) $41.3 million to $50.2 million for office assets. The estimated asset value for IOT's land assets was $24.6 million to $31.6 million. The estimated asset value for other assets such as investments in joint ventures, notes receivable, accounts receivable and escrow deposits, net other liabilities such as accounts payable, property taxes and security deposits was -$0.6 million to $0.5 million.

         Based on the approaches discussed above, Houlihan Lokey estimated a range of concluded enterprise values for IOT of $86.3 million to $102.7 million, a range of concluded equity net asset values for IOT of $27.4 million to $37.0 million and a range of per share concluded equity net asset values of $19.04 to $25.71.


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


TCI VALUATION

         Based on the portfolio (market) analysis conducted by Houlihan Lokey, Houlihan Lokey estimated a range of asset value for TCI's income producing property as follows: (1) $221.0 million to $244.3 million for the TCI apartment portfolio, (2) $200.6 million to $220.7 million for the TCI office portfolio,
(3) $25.6 million to $28.0 million for the TCI shopping center portfolio, (4) $49.7 million to $54.7 million for the TCI industrial portfolio and (5) $13.1 million to $15.1 million for TCI's hotel portfolio. In utilizing the "Net Asset Value" approach, Houlihan Lokey estimated a range of asset value for TCI's income producing property as follows: (1) $270.4 million to $296.0 million for apartment assets (2) $17.6 million to $18.6 million for hotel assets, (3) $51.7 million to $60.7 million for industrial/warehouse assets, (4) $225.9 million to $261.8 million for office assets and (5) $28.0 million to $32.5 million for retail assets. Houlihan Lokey estimated a range of asset values for TCI's land assets from $68.0 million to $97.0 million. The estimated asset value for other assets such as investments in joint ventures, the Signature Athletic Club, Alamo and West End parking lots, notes receivable, advances to affiliates, accounts receivable, pending purchases and escrow deposits, net other liabilities such as accounts payable, property taxes and security deposits was $10.9 million to $15.1 million. Houlihan Lokey estimated a range of asset value for TCI's investment in real estate securities of $6.6 million to $8.9 million for TCI's 24 percent ownership interest in IOT and $7.9 million to $16.5 million for TCI's
6.3 percent ownership interest in ARL. These estimated values were calculated based upon TCI's percentage ownership in ARL and IOT multiplied by Houlihan Lokey's concluded equity net asset values for ARL and IOT.

         Based on the approaches discussed above, Houlihan Lokey estimated a range of concluded enterprise values for TCI of $645.2 million to $754.0 million, a range of concluded equity net asset values for TCI of $173.6 million to $247.1 million and a range of per share concluded equity net asset values of $20.68 to $29.44.

EXCHANGE RATIO ANALYSIS

         Based on the foregoing valuation estimates, Houlihan Lokey notes that the indicated exchange ratios based on net asset values of IOT and TCI and the lowest estimated net asset value of ARL was 1.72 to 2.33 for IOT and 1.87 to
2.66 for TCI on an after tax basis and 1.25 to 1.82 for IOT and 1.42 to 2.11 on a before tax basis.

         In conclusion, Houlihan Lokey's analyses indicated that the consideration being offered to the non-affiliated TCI stockholders and the non-affiliated IOT stockholders in connection with the mergers is fair from a financial point of view.

         Houlihan Lokey's opinions are based on the business, economic, market and other conditions as they existed as of February 1, 2002, and on the projected financial information provided to Houlihan Lokey as of that date. In rendering its opinions, Houlihan Lokey has relied upon and assumed, without independent verification, that the historical and projected financial information (including the future value and estimated sale dates of the land held for sale) provided to Houlihan Lokey by the Subject Companies has been reasonably and accurately prepared based upon the best current available estimates of the financial results and condition of the Subject Companies. Houlihan Lokey did not independently verify the accuracy or completeness of the information supplied to it with respect to the Subject Companies and does not assume responsibility with respect to it. Except as set forth above, Houlihan Lokey did not make any independent appraisal of the specific properties or assets of the Subject Companies.

         The summary set forth above describes the material points of more detailed analyses performed by Houlihan Lokey in arriving at its fairness opinions. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and application of those methods to the particular circumstances and is therefore not readily susceptible to summary description. In arriving at its opinions, Houlihan Lokey made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Houlihan Lokey believes that its analyses and summary set forth herein must be considered as a whole and that selecting portions of its analyses, without considering all analyses and factors, or portions of this summary, could create an incomplete view of the processes underlying the analyses set forth in Houlihan Lokey's fairness opinions. In its analysis, Houlihan Lokey made numerous assumptions with respect to the Subject Companies, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the respective entities. The estimates contained in the analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than suggested by the analyses. However, there were no specific factors reviewed by Houlihan Lokey that did not support its opinions. Additionally, analyses relating to the value of businesses or securities are not appraisals. Accordingly, the analyses and estimates are inherently subject to substantial uncertainty.

DETERMINATION AND RECOMMENDATION OF THE TCI BOARD OF DIRECTORS

         On February 1, 2002, the TCI board of directors met by telephone conference to consider the recommendation of the TCI merger, to approve the filing of documents with the SEC and to authorize the executive officers to finalize this joint proxy statement and prospectus and the related filings. At that meeting, counsel for TCI reviewed and compared the terms of the TCI merger agreement to the requirements under the Settlement Agreement. At that meeting, Houlihan Lokey made a presentation to the TCI board of directors on the financial analyses performed by Houlihan Lokey in connection with its fairness analysis. Houlihan Lokey also made a presentation concerning the fairness of the consideration to be offered to the non-affiliated TCI public stockholders in the merger and delivered their opinion that the amount of the consideration to be offered in the TCI merger was fair from a financial point of view to those non-affiliated TCI stockholders. Following the presentations, all of the TCI directors determined that the terms of the Settlement Agreement and contemplated merger were procedurally and substantively fair to the non-affiliated TCI stockholders and approved the terms of the merger and the TCI merger agreement. The TCI board of directors believe that the following helped insure the procedural fairness of the proposed TCI merger to the non-affiliated TCI stockholders, all as required by the Settlement Agreement:

         o That the TCI board of directors obtain an opinion from Houlihan Lokey that the consideration to be offered to the non-affiliated TCI public stockholders in the merger is fair to them from a financial point of view.


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


         o The procedural mechanism for approval of the TCI merger agreement requires the affirmative vote of a majority of the votes cast by non-affiliated TCI stockholders.

         o The TCI board of directors was aware that all affiliated TCI stockholders will receive ARL preferred stock in the merger rather than cash.

         o The terms of the proposed TCI merger were dictated principally from the Settlement Agreement from arm's-length negotiations between Settlement Counsel and counsel for ARL.

         o The TCI merger will afford non-affiliated TCI stockholders with the opportunity (but no obligation) to make an affirmative election to receive securities rather than cash.

         o The terms of the proposed TCI merger were not determined at a time when market prices were unusually depressed by virtue of the occurrence of any extraordinary or unique event.

         On February 1 and 4, 2002, the TCI board of directors again met by telephone conference to review a revised form of opinion from Houlihan Lokey, which contained proposed revisions to the timing of the conversion period of the preferred stock available by affirmative election by the TCI stockholders. During that meeting, discussions ensued concerning the probable timing based upon potential filings by ARL depending upon the consummation of the TCI Merger. The TCI board of directors concluded that the recommended change in timing of conversion periods would be beneficial to those TCI stockholders who affirmatively elect to receive preferred stock. Following these discussions, the TCI directors reaffirmed their February 1, 2002 determination that the terms of the Settlement Agreement and contemplated merger are procedurally and substantively fair to the non-affiliated TCI stockholders as previously described.

         The Houlihan Lokey opinion was rendered to the TCI board of directors for its consideration in determining whether to approve the TCI merger agreement and does not constitute a recommendation to any TCI stockholder as to how such stockholder should vote.

         Based upon all of the information available to the TCI board of directors, the TCI board of directors unanimously concluded that the terms and provisions of the TCI merger and TCI merger agreement were fair to and in the best interests of the non-affiliated TCI stockholders, approved the TCI merger agreement and recommended that the TCI stockholders approve the TCI merger agreement and the transactions contemplated thereby.

DETERMINATION AND RECOMMENDATION OF THE IOT BOARD OF DIRECTORS

         On February 1, 2002, the IOT board of directors met by telephone conference to consider the recommendation of the IOT merger, to approve the filing of documents with the SEC and to authorize the executive officers to finalize this joint proxy statement and prospectus and the related filings. At that meeting, counsel for IOT reviewed and compared the terms of the IOT merger agreement to the requirements under the Settlement Agreement. At that meeting, Houlihan Lokey made a presentation to the IOT board of directors on the financial analyses performed by Houlihan Lokey in connection with its fairness analysis.


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


Houlihan Lokey also made a presentation concerning the fairness of the consideration to be offered to the non-affiliated IOT public stockholders in the IOT merger and delivered their opinion that the amount of the consideration to be offered in the IOT merger, was fair from a financial point of view to those non-affiliated IOT stockholders. Following the presentations, all of the IOT directors determined that the terms of the Settlement Agreement and contemplated IOT merger were procedurally and substantively fair to the non-affiliated IOT stockholders and approved the terms of the IOT merger and the IOT merger agreement. The IOT board of directors believe that the following helped insure the procedural fairness of the proposed IOT merger to the non-affiliated IOT stockholders, all as required by the Settlement Agreement:

         o That the IOT board of directors obtain an opinion from Houlihan Lokey that the consideration to be offered to the non-affiliated IOT public stockholders in the merger is fair to them from a financial point of view.

         o The procedural mechanism for approval of the IOT merger agreement requires the affirmative vote of a majority of the votes cast by non-affiliated IOT stockholders.

         o The IOT board of directors was aware that all affiliated IOT stockholders will receive ARL preferred stock in the merger rather than cash.

         o The terms of the proposed IOT merger were dictated principally from the Settlement Agreement from arm's-length negotiations between Settlement Counsel and counsel for ARL.

         o The IOT merger will afford non-affiliated IOT stockholders with the opportunity (but no obligation) to make an affirmative election to receive securities rather than cash.

         o The terms of the proposed IOT merger were not determined at a time when market prices were unusually depressed by virtue of the occurrence of any extraordinary or unique event.

         On February 1 and 4, 2002, the IOT board of directors again met by telephone conference to review a revised form of opinion from Houlihan Lokey, which contained proposed revisions to the timing of the conversion period of the preferred stock available by affirmative election by the IOT stockholders. During that meeting, discussions ensued concerning the probable timing based upon potential filings by ARL depending upon the consummation of the IOT merger. The IOT board of directors concluded that the recommended change in timing of conversion periods would be beneficial to those IOT stockholders who affirmatively elect to receive preferred stock. Following these discussions, the IOT directors reaffirmed their February 1, 2002 determination that the terms of the Settlement Agreement and contemplated merger are procedurally and substantively fair to the non-affiliated IOT stockholders as previously described.

         The Houlihan Lokey opinion was rendered to the IOT board of directors for its consideration in determining whether to approve the IOT merger agreement and does not constitute a recommendation to any IOT stockholder as to how such stockholder should vote.

         Based upon all of the information available to the IOT board of directors, the IOT board of directors unanimously concluded that the terms and provisions of the IOT merger and IOT merger agreement were fair to and in the best interests of the non-affiliated IOT stockholders, approved the IOT merger agreement and recommended that the stockholders approve the IOT merger agreement and the transactions contemplated thereby.

EFFECTS OF THE MERGERS; ARL AFTER THE MERGERS

         ARL, TCI and IOT have substantially the same management, and affiliated ownership. While the three companies operate as a group of related companies, each is a separate and distinct entity and as such, each has separate SEC reporting obligations, each files separate tax returns with the Internal Revenue Service and state tax authorities, and each entity has its own board of directors, including one or more independent directors. Each entity presently has the same contractual advisor, BCM, and each entity attempts to operate efficiently given this three entity structure by, among other things, having the same contractual advisor which results in a consolidation of the general and administrative functions of the three companies at the BCM level, and in common offices located in Dallas, Texas. However, the three entity structure does necessarily result in certain inefficiencies and higher costs. Among the detriments of the current structure to each of the three entities and their respective non-affiliated stockholders are the following:

         o        the need for and costs of three separate outside audits

         o the need for and costs of filing separate SEC reports and separate tax returns for each of the three entities

         o the need for and costs of maintaining three separate boards of directors, each with at least one or more separate independent directors, and of holding separate board meetings and annual stockholder meetings for each of the three entities

         o inefficiencies resulting from the need to maintain separate books and records for three public companies, and to institute and maintain procedural safeguards to protect the interests of the separate minority interests in each of the three entities

         o a limited number of shares in the hands of the public available which results in illiquidity of the common equity of the three entities, when compared to the enhanced liquidity that should exist if substantially all of the common equity of the three entities were traded as a single common security

         o difficulties in explaining to the capital markets the business plan and strategy on a company-by-company basis, as opposed to a consolidated basis and the interrelations between the ownership, businesses and management of the three entities

         o the difficulty of matching the available assets with the available opportunities of the three companies on a company-by-company basis, as opposed to a consolidated basis.

         If the mergers are consummated, TCI and IOT will each become subsidiaries of ARL. If both mergers are consummated, the current unaffiliated TCI and IOT stockholders will no longer own their shares of stock. Therefore, they will not benefit from any future earnings or growth of TCI or IOT or benefit from any increase of the value of TCI or IOT and will no longer bear the risk of any decrease in value of TCI or IOT. Instead, former stockholders will have the right to receive at consummation of the merger, $17.50 in cash for each share of TCI common stock held, and $19.00 in cash for each share of IOT common stock held. The benefit to the holders of the TCI common stock and the IOT common stock of the transaction is the payment of a premium, in cash, above the respective market values for such stock prior to the announcement of the merger agreements. This cash payment assures that all non-affiliated TCI and IOT stockholders will receive a specific cash amount for their respective shares rather than taking the risks associated with attempting to sell their shares in the open market. The detriment to such holders (if any) is their inability to participate as a continuing stockholder in the possible future growth of either TCI or IOT.

         TCI's and IOT's common stock are each currently registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As a result of the mergers, the TCI common stock will be delisted from the NYSE, the IOT common stock will be delisted from the AMEX, the registration of the TCI common stock and IOT common stock under the Exchange Act will be terminated, and TCI and IOT will each be relieved of the obligation to comply with the proxy rules of Regulation 14a under Section 14 of the Exchange Act. Further, TCI and IOT will no longer be subject to periodic reporting requirements of the Exchange Act and will cease filing information with the SEC. There will be cost savings attributable to TCI and IOT no longer being public companies, including legal and other fees and administrative expenses of personnel relating to the filing of public documents, and maintenance of boards of directors and committees required under the federal securities laws and the rules and regulations of the NYSE and the AMEX.

         After consummation of the mergers, ARL will be the only remaining public entity of the three. The directors of ARL immediately prior to the effectiveness of the mergers will be the directors of ARL immediately after the mergers, and the three directors of TCI and IOT will join the board of directors of ARL following the mergers. The directors of TCI and IOT will not continue to be the directors of TCI and IOT after the mergers. The officers of ARL, TCI and IOT immediately prior to the effective time of the mergers will be the officers of the entities immediately after the mergers. Similarly, no change in the certificate of incorporation or bylaws of any of the entities is contemplated prior to the effective time of the mergers or after the consummation of the mergers.

         ARL expects that the business and operations of all three entities will be continued substantially as they are currently conducted (except that TCI and IOT will be operated as subsidiaries of ARL) but some adjustments will be necessitated by the financing of the consideration to be paid to the non-affiliated TCI stockholders and non-affiliated IOT stockholders in connection with the mergers. Except as stated in this joint proxy statement and prospectus, management of ARL does not currently intend to dispose of any specific assets or operations of ARL, TCI or IOT other than in the ordinary course of their respective businesses. Management will, from time to time, continue to evaluate and review the businesses, operations and properties of all of the entities and make such changes as are deemed appropriate.

         Other than by virtue of the mergers (and any possible tender offers described elsewhere in this joint proxy statement and prospectus), ARL, TCI, IOT and BCM have no current plans or proposals which relate to or would result in an extraordinary corporate transaction involving TCI or IOT or any of their subsidiaries, such a merger, reorganization or liquidation, or a sale or transfer of a material amount of assets involving TCI or IOT or any of their subsidiaries, or any material change in the present dividend rate or policy, or capitalization or indebtedness (except as contemplated by the financing arrangements described in this joint proxy statement and prospectus) involving TCI or IOT or any of their subsidiaries, or any change in the present board or management of TCI or IOT, or any other material change in ARL's or TCI's or IOT's corporate structure or business. However, management of ARL will review proposals or may propose the acquisition or disposition of assets or other changes in ARL and its subsidiaries' business, corporate structure, capitalization, management or dividend policy that they consider to be in the best interests of ARL and its stockholders. Neither ARL nor its management has formulated any specific plans regarding repayment of indebtedness incurred in connection with the mergers, but it is anticipated that such indebtedness will be repaid primarily with or by means of cash from operations of the businesses of ARL and its subsidiaries.

CONDUCT OF THE BUSINESS OF EITHER OR BOTH OF TCI OR IOT IF EITHER MERGER IS NOT CONSUMMATED

         If either of the mergers is not consummated, the board of directors of TCI or IOT or both and current management will continue to operate each entity's business substantially as presently operated.

FEDERAL INCOME TAX CONSIDERATIONS

         This section summarizes material U.S. federal income tax considerations relevant to the stockholders of TCI and IOT participating in the mergers. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations, judicial decisions and current administrative rulings and pronouncements, all as of the date of this document and any of which may be changed at any time with retroactive effect. There can be no assurance that future legislation, regulations, administrative rulings or court decisions would not alter the tax consequences set forth below. The discussion does not address all aspects of federal income taxation that may be important to particular stockholders in light of their personal investment circumstances or to stockholders subject to special treatment under the federal income tax laws (such as dealers in securities, life insurance companies, foreign persons, broker-dealers, regulated investment companies, tax-exempt entities, financial institutions, taxpayers subject to the alternative minimum tax, taxpayers who acquired their TCI or IOT stock as compensation and persons holding their stock as part of a "straddle," "hedge" or other integrated investment) and does not address any aspect of state, local or foreign taxation. For purposes of this discussion, it is assumed that the TCI and IOT stock are held by the TCI and IOT stockholders respectively, as capital assets at the time of the consummation of the mergers, within the meaning of Section 1221 of the Code. THEREFORE, STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGERS AND RELATED TRANSACTIONS, INCLUDING APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

         No ruling has been or will be obtained from the Internal Revenue Service in connection with the mergers. TCI and IOT stockholders should be aware that an opinion of counsel is not binding on the Internal Revenue Service or the courts, and no assurance can be given that the Internal Revenue Service will not challenge the tax treatment of the mergers.

         The following are the material United States federal income tax consequences of the mergers. The following discussion is based on and subject to the Code, the regulations promulgated thereunder, existing administrative interpretations and court decisions and any related laws, all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of United States federal income taxation that may be important to you in light of your particular circumstances or if you are subject to special rules, such as rules relating to:

    o    stockholders who are not citizens or residents of the United States

    o    financial institutions

    o    tax exempt organizations

    o    insurance companies

    o    dealers in securities

         Jackson Walker L.L.P. has concluded that the mergers will not qualify as tax-free reorganizations and accordingly they will be taxable transactions. The mergers will have the following federal income tax consequences upon the TCI, IOT and ARL stockholders:

         1. The TCI stockholders who receive cash in the TCI merger will recognize gain or loss equal to the difference between (i) the cash received by them; and (ii) their tax basis of their shares of TCI.

         2. The TCI stockholders who receive preferred stock in the TCI merger will recognize gain or loss equal to the difference between (i) the fair market value of the preferred stock received by them; and (ii) their tax basis of their shares of TCI.

         3. The IOT stockholders who receive cash in the IOT merger will recognize gain or loss equal to the difference between (i) the cash received by them; and (ii) their tax basis of their shares of IOT.

         4. The IOT stockholders who receive preferred stock in the IOT mergers will recognize gain or loss equal to the difference between (i) the fair market value of the preferred stock received by them; and (ii) their tax basis of their shares of IOT.

         5. The tax basis of the preferred stock received by TCI and IOT stockholders in the merger will equal the fair market value of the preferred shares at the date the TCI and IOT stockholders own the shares of preferred stock.

         6. The holding period for the shares of our preferred stock received by TCI and IOT stockholders will not include the holding period of their TCI or IOT shares.

         7. ARL stockholders will not recognize gain or loss as a result of the mergers.

         The foregoing discussion is not based upon an advance ruling by the United States Treasury Department but upon an opinion of Jackson Walker L.L.P., counsel to ARL. The foregoing discussion is not intended to be a complete analysis or description of all potential United States federal income tax consequences or any other consequences of the mergers. In addition, the discussion does not address tax consequences which may vary with, or are contingent on, your individual circumstances. Moreover, this discussion does not address any non-income tax or any foreign, state or local tax consequences of the mergers. Accordingly, we strongly urge you to consult with your tax adviser to determine the particular United States federal, state, local or foreign income or other tax consequences to you of the mergers.

         The above discussion addresses only the federal income tax considerations of the proposed transactions to a TCI or an IOT stockholder generally. The federal, state, local and foreign tax consequences of the proposed transactions and the ownership and disposition of stock in ARL are complex and, in some cases, uncertain. These consequences also may vary based upon the individual circumstances of each stockholder. Accordingly, TCI and IOT stockholders are urged to consult, and must rely upon, their own tax advisors as to the tax consequences to them of the acquisition, ownership and disposition of stock in ARL, including the applicability of any state, local or foreign tax laws and any pending or proposed legislation.

REGULATORY APPROVALS

         At any time before or after the completion of the merger, the Antitrust Division of the Justice Department, the Federal Trade Commission or another third party could seek to enjoin or rescind the mergers on antitrust grounds.

            INTERESTS OF CERTAIN PERSONS IN THE BUSINESS COMBINATION

         Some of the directors and officers of ARL have interests in the business combination that are different from, or in addition to, the interests of ARL stockholders generally, and that may present actual or potential conflicts of interest. Likewise, some of the directors and officers of TCI and IOT have interests that are different from, or in addition to, the interests of TCI and IOT stockholders generally. These interests, to the extent material, are described below. The ARL, TCI and IOT boards of directors were aware of these interests and considered them, among other matters, in approving the respective agreements and plans of merger and the business combination.

DIRECTORS AND EXECUTIVE OFFICERS

         Messrs. Branigan, Corna, Endendyk, Kimbrough and Starowicz, who serve as executive officers of ARL, also serve as executive officers of TCI, IOT or BCM. Each of the individuals, as a result of their position with ARL, owe fiduciary duties to the stockholders of ARL in addition to the fiduciary duties owed to the stockholders of TCI and IOT. Additionally, TCI and IOT have the same officers and directors and, therefore, the directors owe fiduciary duties to both TCI and IOT. At times, each of these individuals may be confronted by issues, including the business combination, that present them with potentially conflicting interests and obligations. Furthermore, in accordance with the advisory agreements that each of ARL, TCI and IOT have with BCM (as discussed under the heading "The Advisor"), BCM will receive a fee upon the sale, if any, of the properties that may be sold to fund the payment of the cash merger consideration. For the properties available for sale as of February 1, 2002, the amount of the fee is estimated to be $3,038,815. See "Special Factors - Financing the Business Combination."

         It is currently expected that the directors and officers of ARL, TCI and IOT will remain the same after the business combination except that the three directors of TCI and IOT will become directors of ARL. As a result of these interests as well as those set forth below, the directors and officers of ARL, TCI and IOT could be more likely to vote to approve the business combination, the agreements and plans of merger and related matters than if they did not hold these interests. You should consider whether these interests may have influenced these directors and officers to support or recommend the business combination.

STOCK OWNERSHIP

         Some of the executive officers and directors of ARL, TCI and IOT own stock and options of ARL, TCI and IOT. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF ARL," "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF TCI" and "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF IOT." As a result, these executive officers and directors may benefit from that ownership if the business combination is approved.

STOCK OPTIONS

         Certain members of the ARL and TCI boards of directors and management have been issued options pursuant to certain option plans of ARL and TCI. As of the record date, executive officers and directors of ARL held options to purchase a total of 80,000 shares of ARL common stock at exercise prices of between $9.87 per share and $18.53 per share. Directors of TCI held options to purchase a total of 50,000 shares of TCI common stock at exercise prices of between $8.875 per share and $16.05 per share.

OTHER AGREEMENTS AND BENEFIT PLANS

         Neither ARL, TCI or IOT has any employees, employment agreements, benefit plans or other agreements with stockholders. As a result, the directors and executive officers of each company may have different interests in the business combination arising primarily from their ownership of stock in either ARL, TCI or IOT.

INDEMNIFICATION AND INSURANCE

         ARL has agreed to cause TCI and IOT to maintain, for a period of three years after the completion of the business combination, the current provisions and policies regarding indemnification of officers and directors, provided that TCI or IOT may substitute policies having at least the same coverage and containing terms that are no less advantageous to the insured.

                               THE PLANS OF MERGER

         Provided ARL has sufficient funds available to it, either from its own resources or from TCI and IOT immediately after the mergers, to pay the cash merger consideration, ARL and each of TCI and IOT will execute and deliver an agreement and plan of merger following approval of the mergers by ARL's stockholders and, in the case of TCI and IOT, approval by their respective stockholders of the mergers. The mergers will be consummated contemporaneously with or promptly following the execution and delivery of the agreements and plans of merger. The following is a discussion of the material provisions of each plan of merger. The full text of each plan of merger is attached as Appendix A and Appendix B to this joint proxy statement and prospectus and are incorporated herein by reference. We encourage you to read the applicable plan of merger in its entirety.

THE MERGER

         According to the terms of the plans of merger, at the effective time of each merger, two separate recently formed wholly-owned subsidiaries of ARL will merge with TCI and IOT, respectively. The acquisitions of TCI and IOT are not dependent upon each other. If the stockholders of one company do not approve their respective merger, only the approved merger may be consummated. TCI and IOT will survive the merger.

EFFECTIVE TIME OF THE MERGER

         The closing of the transactions contemplated by the merger agreements will take place contemporaneously with or as soon as practicable following the execution and delivery of each merger agreement. The closing cannot take place until after the stockholders of TCI or IOT approve their respective mergers. Additionally, the ARL board of directors has determined that the TCI and IOT mergers would not be consummated unless, in each case, sufficient cash was available to ARL, either from its own resources or from TCI or IOT immediately after the mergers, to pay the cash merger consideration due as a result of the mergers.

         As soon as practicable after the closings, the articles of mergers in connection with each respective merger will be filed with the Secretary of State of the State of Nevada, as provided in the Nevada mergers and Exchanges of Interest Act. The times at which the articles of merger are filed in Nevada and the Secretary of State issues a certificate of merger is referred to as the "effective time" of each respective merger.

CONVERSION OF SHARES - EXCHANGE RATIO

         If the TCI stockholders approve their merger, each share of outstanding TCI common stock will be converted into $17.50 in cash, upon the affirmative election of the stockholder, one share of Series G preferred stock. The cash consideration shall be reduced by any dividend TCI pays on the TCI common stock after January 2, 2002. Each share of outstanding TCI common stock held by BCM and other affiliates of ARL will be converted into one share of Series G preferred stock and each outstanding share held by TCI, ARL or its subsidiaries will be cancelled.

         If the IOT stockholders approve their merger, each share of outstanding IOT common stock will be converted into $19.00 in cash, or upon the affirmative election of the stockholder, one share of ARL Series H preferred stock. The cash consideration shall be reduced by any dividend IOT pays on the IOT common stock after January 2, 2002. Each share of outstanding IOT common stock held by BCM and other affiliates of ARL will be converted into one share of Series H preferred stock and each outstanding share held by IOT, TCI, ARL or its subsidiaries will be cancelled.

CLOSING

         Contemporaneously with the execution and delivery of the merger agreements, or promptly thereafter, a closing will take place at the offices of Jackson Walker L.L.P., 901 Main Street, Suite 6000, Dallas, Texas or at such other place as ARL, TCI, IOT and the two newly formed subsidiaries mutually agree upon.

REPRESENTATIONS AND WARRANTIES

         The merger agreements contain representations and warranties by ARL and its two recently formed subsidiaries relating to:

    o    organization and qualification;

    o    capitalization;

    o    authority;

    o the absence of a breach or any violation of ARL and its two recently formed subsidiaries articles of incorporation, bylaws, or similar governing documents;

    o    statutory approvals;

    o    compliance with laws;

    o    accuracy of information in the SEC documents;

    o accuracy of information in financial statements contained in the SEC documents;

    o    absence of certain changes or events;

    o    absence of litigation;

    o    absence of undisclosed liabilities;

    o    accuracy of information in the joint proxy statement and prospectus;

    o    vote required to approve the merger;

    o accuracy of representations, warranties, and statements contained in any certificate or schedule;

    o    stock option plans;

    o    affiliate agreements;

    o    taxes; and

    o    brokers and finders.

         The respective merger agreements contain representations and warranties by TCI and IOT relating to:

    o    organization and qualification;

    o    capitalization;

    o    authority;

    o the absence of a breach or a violation of TCI or IOT's articles of incorporation, bylaws, or similar governing documents;

    o    consents and approvals;

    o    statutory approvals;

    o    compliance with laws;

    o    accuracy of information in the SEC documents;

    o accuracy of information in financial statements contained in the SEC documents;

    o    absence of certain changes or events;

    o    absence of litigation;

    o    absence of undisclosed liabilities;

    o    accuracy of information in the joint proxy statement and prospectus;

    o    vote required to approve the merger agreement;

    o accuracy of representations, warranties, and statements contained in any certificate or schedule;

    o    stock option plans;

    o    affiliate agreements;

    o    taxes; and

    o    brokers and finders.

INDEMNIFICATION

         The surviving corporations have agreed to maintain the current provisions regarding indemnification of officers and directors contained in the charter and bylaws of TCI and/or IOT and each of their respective subsidiaries and any directors, officers or employees indemnification agreements of TCI and/or IOT or their respective subsidiaries.

EXCHANGE OF CERTIFICATES

         At the effective time of the mergers, all shares of TCI and IOT common stock will cease to be outstanding and will automatically be canceled and retired. Each certificate formerly representing TCI and IOT common stock other than those held by ARL and its subsidiaries, TCI or IOT, will represent ownership of the right to receive either cash or ARL preferred stock, as applicable, issuable in the mergers until those certificates are surrendered to the exchange agent. The exchange agent for the merger is American Stock Transfer and Trust Company.

         As soon as possible after the completion of the merger, the exchange agent will mail you a form of letter of transmittal and instructions for your use in making your election and exchanging your common stock certificates for cash or ARL preferred stock certificates. When you surrender your certificates, together with a signed letter of transmittal, you will receive in exchange either cash or certificate(s) representing whole shares of ARL preferred stock to which you are entitled.

         YOU SHOULD NOT SEND YOUR CERTIFICATES TO THE EXCHANGE AGENT UNTIL YOU RECEIVE A LETTER OF TRANSMITTAL.

ACCOUNTING TREATMENT

         The transaction will be accounted for under the purchase method of accounting. Accordingly, ARL will record the assets and liabilities of TCI and IOT and the consideration paid.

CONSEQUENCES UNDER FEDERAL SECURITIES LAWS; RESALE OF ARL STOCK

         The sale of shares of Series G and Series H preferred stock issuable in connection with the mergers has been registered under the Securities Act. Accordingly, there will be no federal securities law restrictions upon the resale or transfer of the shares by stockholders, except for those stockholders who are considered affiliates of ARL, TCI or IOT, as that term is defined in Rule 144 and Rule 145 adopted under the Securities Act. However, there are restrictions on the resale of the ARL preferred stock as imposed by ARL's articles of incorporation. For a full discussion of these restrictions please see "Description of the Capital Stock of ARL - Description of Preferred Stock."

         Series G and Series H stock received by those stockholders who are considered to be affiliates of ARL, TCI or IOT may be resold without registration only as provided for by Rule 145 or as otherwise permitted under the Securities Act. Persons who may be considered to be affiliates of ARL, TCI or IOT generally include individuals or entities that control, are controlled by or are under common control with, ARL, TCI or IOT, and may include the executive officers and directors of ARL, TCI and IOT.

MANAGEMENT AND BOARD OF DIRECTORS AFTER THE MERGERS

         Following the completion of the business combination, the board of directors of ARL will consist of the current four members of the ARL board and the three current members of the TCI and IOT boards. No other changes in the directors, executive officers or management of ARL, TCI or IOT are anticipated.

         During the past five years, none of ARL, TCI, IOT, BCM, Transcontinental Realty Acquisition Corporation, Income Opportunity Acquisition Corporation or any of their respective executive officers or directors was (i) convicted in a criminal proceeding during the past five years (excluding traffic violations or other minor offenses, if any), or (ii) a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement, if any) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

EXPENSES OF THE MERGERS

         If the mergers are consummated, all fees and expenses incurred in connection with the mergers will be paid by the party incurring those fees and expenses, except for the fees and expenses for the fairness opinions, which ARL is required to pay pursuant to the Settlement Agreement. Estimated fees and expenses incurred or to be incurred in connection with the business combination are approximately as follows:



                                     DESCRIPTION                                         AMOUNT
         Legal fees and expenses ...................................................   $  145,000
         Accounting fees and expenses ..............................................       64,751
              Houlihan Lokey .......................................................      400,000
              Fees to BCM relating to property expected to be sold to finance
              the business combination .............................................    3,038,815
         Printing, mailing and distribution expenses ...............................       30,000
         Paying agent fees and expenses ............................................       10,000
         SEC filing fees ...........................................................       14,071
         Miscellaneous fees and expenses ...........................................       10,000
                  Total ............................................................   $3,712,637

                        COMPARISON OF OWNERSHIP OF SHARES

         After the effective time of the mergers, IOT and TCI stockholders will be offered the opportunity to affirmatively elect to become stockholders of ARL. The following is a comparison of the rights of holders of the TCI common stock and IOT common stock, on the one hand, and the ARL Series G and Series H preferred stock they will be offered the opportunity to acquire, on the other. No holder of TCI or IOT common stock will be required to acquire ARL Series G or Series H preferred stock. Instead, following the mergers, if they occur, holders of the TCI and IOT common stock will be offered the opportunity to affirmatively elect to receive ARL Series G or Series H preferred stock in lieu of the cash they would otherwise receive.


                                                                                 SERIES G PREFERRED STOCK AND
TCI COMMON STOCK                           IOT COMMON STOCK                        SERIES H PREFERRED STOCK
---------------------------------------------------------------------------------------------------------------------
                                             MANAGEMENT
---------------------------------------------------------------------------------------------------------------------
Under the Nevada Revised                IOT is subject to the                   The holders of Series G
Statutes (the "NRS"), the               same NRS provisions.                    preferred stock and
business and affairs of a                                                       Series H preferred stock
Nevada corporation are                  Each share of IOT common                are not voting for the
managed by or under the                 stock entitles its holder               election of directors
directors of its board of               to cast one vote on                     except when all or any
directors, whose members                matters as to which                     portion of the dividends
are generally elected by                voting is permitted or                  on such class of
a majority vote.                        required by Nevada law,                 preferred stock for any
                                        including the election of               six quarterly dividends,
Each share of TCI common                directors.                              whether or not
stock entitles its holder                                                       consecutive, shall be in
to cast one vote on                     The IOT Articles of                     arrears and unpaid, as
matters as to which                     Incorporation require a                 the case may be. During
voting is permitted or                  board consisting of not                 the period such dividends
required by Nevada law,                 fewer than 3 nor more                   are in arrears, and only
including the election of               than 12 directors, the                  during such period, the
directors.                              exact number to be                      number of directors
                                        determined by the board.                constituting the board of
The TCI Articles of                                                             directors of ARL shall be
Incorporation require a                 Pursuant to IOT's                       increased by two and the
minimum of 3 directors                  Articles of                             holders of Series G
and a maximum of 12                     Incorporation, any                      preferred stock or Series
directors on its board.                 director of IOT may be                  H preferred stock, as the
                                        removed from office at                  case may be, voting
The Articles of                         any time, with or without               separately as a class,
Incorporation and Bylaws                cause, by the affirmative               shall be entitled to
of TCI provide that any                 vote of the holders of                  elect two directors to
director of TCI may be                  not less than two-thirds                fill the newly created
removed from office at                  (2/3) of the outstanding                directorships with each
any time, for cause, by                 stock of IOT voting                     holder being entitled to
the affirmative vote of                 thereon.                                one vote in the election
the holders of not less                                                         for each share of such
than 80% of the                                                                 class of preferred stock
outstanding stock of TCI                                                        held.
voting thereon.
                                                                                ARL's Restated Articles
                                                                                of Incorporation provide
                                                                                that it shall be managed
                                                                                by a board consisting of
                                                                                not fewer than 3 nor more
                                                                                than 12 directors, the
                                                                                exact number to be
                                                                                determined by the board.



                                                                                 SERIES G PREFERRED STOCK AND
TCI COMMON STOCK                           IOT COMMON STOCK                        SERIES H PREFERRED STOCK
---------------------------------------------------------------------------------------------------------------------
                                                                                According to ARL's
                                                                                Restated Articles of
                                                                                Incorporation, any
                                                                                director of ARL may be
                                                                                removed from office at
                                                                                any time, with or without
                                                                                cause, by the affirmative
                                                                                vote of the holders of
                                                                                not less than two-thirds
                                                                                (2/3) of the outstanding
                                                                                stock of ARL voting
                                                                                thereon; provided that
                                                                                any director elected by a
                                                                                particular class or
                                                                                series of shares pursuant
                                                                                to ARL's Restated
                                                                                Articles of Incorporation
                                                                                may be removed only by
                                                                                the applicable vote of
                                                                                the holders of such class
                                                                                or series.
---------------------------------------------------------------------------------------------------------------------
                                         FIDUCIARY DUTIES
---------------------------------------------------------------------------------------------------------------------


Under Nevada law,                       IOT is subject to the                   ARL is subject to the
directors are charged                   same NRS provisions.                    same NRS provisions.
with the duty to exercise
their powers in good
faith with a view to the
interests of the
corporation. Directors
must use reasonable due
diligence to protect
corporate property.
---------------------------------------------------------------------------------------------------------------------
                                           VOTING RIGHTS
---------------------------------------------------------------------------------------------------------------------
Each share of TCI common                Each share of IOT common                The holders of Series G
stock entitles its holder               stock entitles its holder               preferred and Series H
to cast one vote on                     to cast one vote on                     preferred stock are not
matters as to which                     matters as to which                     voting for the election
voting is permitted or                  voting is permitted or                  of directors or on any
required by Nevada law,                 required by Nevada law,                 matter except: (i) as
including the election of               including the election of               otherwise provided by
directors, amendments to                directors, amendments to                law, (ii) with respect to
TCI's Articles of                       IOT's articles of                       an amendment to ARL's
Incorporation, mergers                  incorporation, mergers                  Restated Articles of
and other extraordinary                 and other extraordinary                 Incorporation or Bylaws
transactions.                           transactions.                           that would materially
                                                                                alter or change the
                                                                                existing terms of such
                                                                                class of preferred stock,
                                                                                as the case may be, and
                                                                                (iii) at any time or
                                                                                times for the election of
                                                                                two directors when all or
                                                                                any portion of the
                                                                                dividends on such class
                                                                                of preferred stock for
                                                                                any six quarterly
                                                                                dividends, whether or not
                                                                                consecutive, shall be in
                                                                                arrears and unpaid. In
                                                                                the latter event, and
                                                                                only during such period
                                                                                that such dividends are
                                                                                in arrears, the number of
                                                                                directors constituting
                                                                                the board of directors of
                                                                                ARL shall be increased by
                                                                                two and the holders


                                                                                 SERIES G PREFERRED STOCK AND
TCI COMMON STOCK                           IOT COMMON STOCK                        SERIES H PREFERRED STOCK
---------------------------------------------------------------------------------------------------------------------
                                                                                of such class of Series G
                                                                                preferred stock or Series H
                                                                                preferred stock, as the case may
                                                                                by, voting separately as a
                                                                                class, shall be entitled to
                                                                                elect two directors to fill
                                                                                the newly created directorship
                                                                                with each holder being
                                                                                entitled to one vote in the
                                                                                election for each share of such
                                                                                class of preferred stock held.

                                                                                In the event that the Series G
                                                                                preferred stock or Series H
                                                                                preferred stock are required to
                                                                                vote on a matter as provided by law,
                                                                                the approval shall be deemed
                                                                                to have been obtained
                                                                                only upon the affirmative
                                                                                vote of the holders of a
                                                                                majority of the shares of
                                                                                such class of preferred
                                                                                stock outstanding.
---------------------------------------------------------------------------------------------------------------------
                                          VOTING PROCEDURES
                                        ANNUAL/SPECIAL MEETINGS
---------------------------------------------------------------------------------------------------------------------
The NRS provides that a                 IOT is subject to the                   The holders of Series G
corporation is entitled                 same NRS provisions. In                 preferred stock and H
to make bylaws pertaining               addition, IOT's Bylaws                  preferred stock are not
to the calling and                      provide that the annual                 voting for the election
holding of meetings of                  meeting of stockholders                 of directors except when
its stockholders. The TCI               for the election of                     all or any portion of the
Bylaws provide that the                 directors shall be held                 dividends on such class
annual meeting of                       within the first eight                  of preferred stock for
stockholders for the                    months of each calendar                 any six quarterly
election of directors and               year, or as soon as                     dividends, whether or not
for such other business                 practicable thereafter.                 consecutive, shall be in
as may be stated in the                 Each meeting of the                     arrears and unpaid.
notice of the meeting,                  stockholders shall be                   During the period such
shall be held at such                   held at such place within               dividends are in arrears,
place, either within or                 the United States and at                and only during such
without the state of                    such time and date as the               period, the number of
Nevada, and within the                  board of directors shall                directors constituting
first eight months of                   determine. The IOT                      the board of directors of
each calendar year as                   Articles of Incorporation               ARL shall be increased by
determined by the board                 and Bylaws provide that                 two and the holders of
of directors. The TCI                   special meetings of the                 Series G preferred stock
Articles of Incorporation               stockholders may only be                or Series H preferred
and Bylaws provide that                 called by the president,                stock, as the case may
special meetings of the                 secretary or by                         be, voting separately as
stockholders may only be                resolution of the board                 a class, shall be
called by the president,                of directors.                           entitled to elect two
secretary or by                                                                 directors to fill the
resolution of the board                 No action may be taken by               newly created
of directors.                           written consent except                  directorships with each
                                        upon the written consent                holder being entitled to
                                        in writing by all of the                one vote in the election
                                        stockholders of IOT                     for each share of such
                                        voting thereon.                         class of preferred stock
                                                                                held.


                                                                                Such special meeting for
                                                                                the election of directors
                                                                                may be


                                                                                 SERIES G PREFERRED STOCK AND
TCI COMMON STOCK                           IOT COMMON STOCK                        SERIES H PREFERRED STOCK
---------------------------------------------------------------------------------------------------------------------
                                                                                called by the holders of
                                                                                10% of such class of
                                                                                Series G Preferred Stock
                                                                                or Series H preferred stock
                                                                                issued and outstanding.
---------------------------------------------------------------------------------------------------------------------
                                        AMENDMENTS TO CHARTER
---------------------------------------------------------------------------------------------------------------------
The NRS requires the                    IOT is subject to the                   The ARL Restated Articles
approval of the holders                 same NRS provisions.                    of Incorporation contain
of a majority of all                                                            a provision which
outstanding shares voting               In addition, IOT's                      requires the approval of
to approve proposed                     Articles of Incorporation               the holders of a majority
amendments to a                         provide that the                        of all outstanding shares
corporation's charter.                  affirmative vote of at                  voting to approve
The holders of the                      least 75% of the votes                  proposed amendments to a
outstanding shares of a                 cast by such holders of                 corporation's charter.
particular class are                    stock voting thereon                    The holders of Series G
voting as a class on a                  shall be required to                    preferred stock and
proposed amendment if the               alter, amend or repeal                  Series H preferred stock
amendment would alter or                the provisions of IOT's                 are not voting on
change the power,                       Articles of Incorporation               amendments to ARL's
preferences or special                  pertaining to (i) the                   Restated Articles of
rights of one or more                   size of the board of                    Incorporation or on any
series of any class so to               directors, (ii) the                     matter except as
affect them adversely.                  procedures for amending                 otherwise provided by law
                                        the corporation's bylaws,               or with respect to an
TCI's Articles of                       (iii) the provisions for                amendment to ARL's
Incorporation provide                   obtaining written                       Restated Articles of
that the affirmative vote               consents of the                         Incorporation would
of at least 75% of the                  stockholders and the                    materially alter or
votes cast by such                      procedures for calling a                change the existing terms
holders of stock voting                 special meeting of the                  of such class of
thereon shall be required               stockholders, (iv) IOT's                preferred stock.
to alter, amend or repeal               election not to be
the provisions of TCI's                 governed by the statutes
Articles of Incorporation               contained in NRS 78.411
pertaining to (i) the                   to 78.444 "Combinations
size of the board of                    with Interested
directors, (ii) the                     stockholders" and the
procedures for amending                 statutes contained in NRS
the corporation's bylaws,               78.378 to 78.3793
(iii) the provisions for                "Acquisition of
obtaining written                       Controlling Interest" or
consents of the                         (v) IOT's requirement to
stockholders and the                    obtain the approval of
procedures for calling a                two-thirds (2/3) of the
special meeting of the                  holders of the voting
stockholders, (iv) TCI's                stock to approve certain
election not to be                      mergers or business
governed by the statutes                combinations, or to adopt
contained in NRS 78.411                 any provision
to 78.444 "Combinations                 inconsistent therewith;
with Interested                         provided, however, that
stockholders" and the                   the requirement for such
statutes contained in NRS               a 75% vote shall not be
78.378 to 78.3793                       required for any
"Acquisition of                         alteration, amendment,
Controlling Interest",                  repeal or adoption of
(v) TCI's requirement to                such provision
obtain the approval of                  recommended by more than
two-thirds (2/3) of the                 50% of the entire board
holders of the voting                   of directors.
stock for certain mergers
or business combinations,
(vi) the procedures
governing the removal of
directors, or (vii) the
procedures governing the
board's consideration of
certain mergers,


                                                                                 SERIES G PREFERRED STOCK AND
TCI COMMON STOCK                           IOT COMMON STOCK                        SERIES H PREFERRED STOCK
---------------------------------------------------------------------------------------------------------------------
acquisitions or business
combinations, or to adopt
any provision
inconsistent therewith;
provided, however, that
the requirement for such
a 75% vote shall not be
required for any
alteration, amendment,
repeal or adoption of
such provision
recommended by more than
50% of the entire board
of directors.
---------------------------------------------------------------------------------------------------------------------
                                        AMENDMENTS TO BYLAWS
---------------------------------------------------------------------------------------------------------------------
The NRS provides that                   IOT is subject to the                   ARL's Restated Articles
subject to the                          same NRS provisions. The                of Incorporation and
restrictions set forth in               IOT Articles of                         Bylaws provide that the
a corporation's bylaws,                 Incorporation provide                   Bylaws may be amended by
the directors may make                  that the Bylaws may be                  the board of directors or
the bylaws of the                       amended by the board of                 a majority of the
corporation. The TCI                    directors or the approval               outstanding stock of ARL
Articles of Incorporation               of no less than 75% of                  voting thereon. The
provide that the Bylaws                 the holders of the voting               holders of Series G
may be amended by a                     stock of IOT voting                     preferred stock and
majority of the directors               thereon.                                Series H preferred stock
or by the affirmative                                                           are not voting for
vote of the holders of                                                          amendments to ARL's
not less than 75% of the                                                        Bylaws or on any matter
outstanding stock of TCI                                                        except as otherwise
voting thereon.                                                                 provided by law or if
                                                                                such amendment to ARL's
                                                                                Bylaws would materially
                                                                                alter or change the
                                                                                existing terms of such
                                                                                class of preferred stock.
---------------------------------------------------------------------------------------------------------------------
                                      DIVIDENDS AND DISTRIBUTIONS
---------------------------------------------------------------------------------------------------------------------
Pursuant to the NRS,                    IOT is subject to the                   Each share of Series G
distributions may be made               same NRS provisions.                    preferred stock has a
to stockholders (i)                                                             cumulative dividend per
unless TCI would not be                                                         share of 10.00% per annum
able to pay its debts as                                                        of the $20.00 liquidation
they become due in the                                                          preference, payable
usual course of business,                                                       quarterly in equal
or (ii) except as                                                               installments of $0.5, if
otherwise specifically                                                          and when declared by the
allowed by TCI's Articles                                                       board and to the extent
of Incorporation, its                                                           permitted under the NRS.
total assets would be                                                           Dividends on the Series G
less than the sum of its                                                        preferred stock are in
total liabilities plus                                                          preference to and with
the amount that would be                                                        priority over dividends
needed, if the                                                                  upon the ARL common
corporation were to be                                                          stock. The Series G
dissolved at the time of                                                        preferred stock ranks on
distribution, to satisfy                                                        a parity as to dividends
the preferential rights                                                         and upon liquidation,
upon dissolution of                                                             dissolution or winding up
stockholders whose                                                              with all other shares of
preferential rights are                                                         ARL preferred stock.
superior to those
receiving the                                                                   Each share of Series H
distribution.                                                                   preferred stock has a
                                                                                cumulative dividend per
                                                                                share of 10.00% per annum


                                                                                 SERIES G PREFERRED STOCK AND
TCI COMMON STOCK                           IOT COMMON STOCK                        SERIES H PREFERRED STOCK
---------------------------------------------------------------------------------------------------------------------
                                                                                of the $21.50 liquidation
                                                                                preference, payable
                                                                                quarterly in equal
                                                                                installments of $0.5375,
                                                                                if and when declared by
                                                                                the board and to the
                                                                                extent permitted under
                                                                                the NRS. Dividends on the
                                                                                Series H preferred stock
                                                                                are in preference to and
                                                                                with priority over
                                                                                dividends upon the ARL
                                                                                common stock. The Series
                                                                                H preferred stock ranks
                                                                                on a parity as to
                                                                                dividends and upon
                                                                                liquidation, dissolution
                                                                                or winding up with all
                                                                                other shares of ARL
                                                                                preferred stock.
---------------------------------------------------------------------------------------------------------------------
                                    CONVERSION RIGHTS
---------------------------------------------------------------------------------------------------------------------
                                                                                During a 75 day period
                                                                                commencing on the 15th
                                                                                day after ARL publicly
                                                                                files its first Form 10-Q
                                                                                with the SEC following
                                                                                the consummation of the
                                                                                TCI merger, the Series G
                                                                                preferred stock may be
None.                                   None.                                   converted at the option
                                                                                of the holder of Series G
                                                                                preferred stock into 2.5
                                                                                shares of ARL common
                                                                                stock for each share of
                                                                                Series G preferred stock.

                                                                                During a 75 day period
                                                                                commencing on the 15th
                                                                                day after ARL publicly
                                                                                files its first Form 10-Q
                                                                                with the SEC following
                                                                                the consummation of the
                                                                                IOT merger, the Series H
                                                                                preferred stock may be
                                                                                converted at the option
                                                                                of the holder of Series H
                                                                                preferred stock into 2.25
                                                                                shares of ARL common
                                                                                stock for each share of
                                                                                Series H preferred stock.
---------------------------------------------------------------------------------------------------------------------
                                    REDEMPTION RIGHTS
---------------------------------------------------------------------------------------------------------------------
                                                                                ARL may provide notice of
                                                                                its intention to redeem
                                                                                the Series G preferred
None.                                           None.                           stock no earlier than 45
                                                                                days after ARL publicly
                                                                                files its first Form 10-Q
                                                                                with the SEC following
                                                                                the consummation of the
                                                                                TCI merger. After that
                                                                                time, ARL may redeem any
                                                                                or all of


                                                                                 SERIES G PREFERRED STOCK AND
TCI COMMON STOCK                           IOT COMMON STOCK                        SERIES H PREFERRED STOCK
---------------------------------------------------------------------------------------------------------------------
                                                                                the Series G preferred
                                                                                stock upon payment of
                                                                                the liquidation value of
                                                                                $20.00 per share plus all
                                                                                accrued and unpaid
                                                                                dividends by giving the
                                                                                holder thereof not less
                                                                                than 45 days nor more
                                                                                than 60 days notice
                                                                                thereof prior to the date
                                                                                on which ARL desires such
                                                                                shares redeemed.

                                                                                ARL may provide notice of
                                                                                its intention to redeem
                                                                                the Series H preferred
                                                                                stock no earlier than 45
                                                                                days after ARL publicly
                                                                                files its first Form 10-Q
                                                                                with the SEC following
                                                                                the consummation of the
                                                                                IOT merger. After that
                                                                                time, ARL may redeem any
                                                                                or all of the Series H
                                                                                preferred stock upon
                                                                                payment of the
                                                                                liquidation value of
                                                                                $21.50 per share plus all
                                                                                accrued and unpaid
                                                                                dividends by giving the
                                                                                holder thereof not less
                                                                                than 45 days nor more
                                                                                than 60 days notice
                                                                                thereof prior to the date
                                                                                on which the Corporation
                                                                                desires such shares
                                                                                redeemed.
---------------------------------------------------------------------------------------------------------------------
                                               LIQUIDATION/DISSOLUTION
---------------------------------------------------------------------------------------------------------------------
Under the NRS, a                                 IOT is subject to the          The holders of Series G
dissolution must be                              same NRS provisions. Upon      preferred stock and
initiated by the board of                        a liquidation,                 Series H preferred stock
directors and approved by                        dissolution or winding up      are not voting on any
the holders of a majority                        of IOT, IOT will               liquidation or
of the outstanding voting                        distribute the remaining       distribution except as
shares of the                                    assets, if any, to the         otherwise provided by
corporation.                                     holders of IOT common          law, respectively.
                                                 stock after paying or
Upon a liquidation,                              adequately providing for       Upon any liquidation,
dissolution or winding up                        the payment of all of its      dissolution or winding up
of TCI, TCI will                                 liabilities and                of ARL, and after paying
distribute the remaining                         obligations.                   and providing for the
assets, if any, to the                                                          payment of all creditors
holders of TCI common                                                           of ARL, the holders of
stock after paying or                                                           Series G preferred stock
adequately providing for                                                        shall be entitled, before
the payment of all of its                                                       any distribution or
liabilities and                                                                 payment is made to the
obligations.                                                                    ARL common stock, to
                                                                                receive a liquidation
                                                                                preference in an amount
                                                                                in cash equal to $20.00
                                                                                per share less any
                                                                                dividend declared and
                                                                                paid after January 2,
                                                                                2002 and prior to the
                                                                                issuance of shares of
                                                                                Series G preferred stock
                                                                                with respect to shares of
                                                                                TCI common stock plus


                                                                                 SERIES G PREFERRED STOCK AND
TCI COMMON STOCK                           IOT COMMON STOCK                        SERIES H PREFERRED STOCK
---------------------------------------------------------------------------------------------------------------------
                                                                                an amount equal to accrued
                                                                                and unpaid dividends and
                                                                                distributions thereon,
                                                                                whether or not declared,
                                                                                to the date of such
                                                                                payment. Holders of
                                                                                Series G preferred stock
                                                                                are not entitled to any
                                                                                further distributions.

                                                                                Upon any liquidation,
                                                                                dissolution or winding up
                                                                                of ARL, and after paying
                                                                                and providing for the
                                                                                payment of all creditors
                                                                                of ARL, the holders of
                                                                                Series H preferred stock
                                                                                shall be entitled, before
                                                                                any distribution or
                                                                                payment is made to the
                                                                                ARL common stock, to
                                                                                receive a liquidation
                                                                                preference in an amount
                                                                                in cash equal to $21.50
                                                                                per share less any
                                                                                dividend declared and
                                                                                paid after January 2,
                                                                                2002 and prior to the
                                                                                issuance of shares of
                                                                                Series H preferred stock
                                                                                with respect to IOT
                                                                                common stock plus an
                                                                                amount equal to accrued
                                                                                and unpaid dividends and
                                                                                distributions thereon,
                                                                                whether or not declared,
                                                                                to the date of such
                                                                                payment. Holders of
                                                                                Series H preferred stock
                                                                                are not entitled to any
                                                                                further distributions.
---------------------------------------------------------------------------------------------------------------------
                                                PREEMPTIVE RIGHTS
---------------------------------------------------------------------------------------------------------------------
Under the NRS, the                              IOT is subject to the           No holder of Series G
stockholders of a                               same NRS provisions. The        preferred stock or H
corporation organized                           IOT Articles of                 preferred stock shall
after October 1, 1991 do                        Incorporation do not            have preemptive rights to
not have a preemptive                           contain a provision             acquire any securities
right to acquire unissued                       granting the holders of         issued or sold by ARL
shares, treasury shares                         IOT common stock                because of his ownership
or securities convertible                       preemptive rights.              of such class of
into such shares unless                                                         preferred stock.
the corporation's
articles of incorporation
provide otherwise. The
TCI Articles of
Incorporation do not
contain a provision
granting the holders of
TCI common stock
preemptive rights.
---------------------------------------------------------------------------------------------------------------------
                                                TRANSFERABILITY
---------------------------------------------------------------------------------------------------------------------
Shares of TCI common                            Shares of IOT common            Shares of Series G
stock are freely                                stock are freely                preferred stock and
transferable except for shares                  transferable except for         Series H preferred stock
issued to affiliates of TCI.                    shares issued to affiliates     will be freely transferable,
Transfers of shares of stock                    of IOT. Transfers of shares     except for shares issued to
held by affiliates are restricted               of stock held by affiliates
by federal and state securities                 are restricted by federal
laws. The shares are listed                     and state securities laws.
on the NYSE under the symbol                    The shares are listed on the
"TCI".                                          AMEX under the symbol "IOT".


                                                                                 SERIES G PREFERRED STOCK AND
TCI COMMON STOCK                           IOT COMMON STOCK                        SERIES H PREFERRED STOCK
---------------------------------------------------------------------------------------------------------------------
                                                                                affiliates of ARL.
                                                                                Transfers of shares of
                                                                                stock held by affiliates
                                                                                are restricted by federal
                                                                                and state securities
                                                                                laws.
---------------------------------------------------------------------------------------------------------------------
                                                INSPECTION RIGHT
---------------------------------------------------------------------------------------------------------------------
The NRS provides that any                       IOT is subject to the           In addition to the
person who has been a                           same NRS provisions.            foregoing provisions of
stockholder of record of                        IOT's Bylaws provide that       the NRS, ARL's Bylaws
a corporation for at                            any stockholder of IOT          provide that any person
least 6 months                                  may inspect and copy            who has been a
immediately preceding his                       during usual business           stockholder of record of
demand, or any person                           hours the Bylaws, minutes       any corporation and owns
holding, or thereunto                           of the proceedings of           or has been authorized by
authorized in writing by                        meetings of stockholders,       the holders of at least
the holders of, at least                        annual statements of its        15% of all of its
5% of all of its                                affairs and voting trust        outstanding shares, is
outstanding shares, upon                        agreements on file at           entitled to inspect and
at least 5 days' written                        IOT's principal office.         copy the corporate
demand is entitled to                                                           financial records upon at
inspect in person or by                                                         least 5 days' written
agent or attorney, during                                                       notice.
usual business hours, a
copy certified by the
secretary of state of the
corporation's articles of
incorporation, as
amended, a copy certified
by an officer of the
corporation of its
bylaws, as amended, and
the corporation's stock
ledger and make copies
therefrom.

The TCI Bylaws provide
that any stockholder may
inspect and copy the
bylaws, stockholder
minutes, annual
statements of its affairs
and any voting trust
agreements.
---------------------------------------------------------------------------------------------------------------------
                                    BUSINESS COMBINATIONS/MERGERS
---------------------------------------------------------------------------------------------------------------------
Under the NRS,                          IOT is subject to the                   The ARL Restated Articles
stockholders have the                   same NRS provisions. In                 of Incorporation do not
right, subject to certain               addition, IOT's Articles                contain any provision
exceptions, to vote on                  of Incorporation requires               requiring a supermajority
all mergers to which the                the affirmative vote of                 vote with respect to
corporation is a party.                 not less than two-thirds                mergers. The holders of
In certain circumstances,               (2/3) of the outstanding                Series G preferred stock
different classes of                    stock of IOT voting                     or Series H preferred
securities may be voting                thereon on certain                      stock are not voting on
separately as a class                   mergers or business                     mergers to which the
with respect to mergers.                combinations with, or                   corporation is a party
Under the NRS, unless the               proposed on behalf of any               except (i) as otherwise
articles of                             affiliate of any                        provided by law and (ii)
incorporation, the board                interested stockholder,                 with respect to an
of directors or the                     excluding the stock held                amendment to ARL's
merger statutes require a               by such interested                      Restated Articles of
greater vote, a plan of                 stockholder. The                        Incorporation or Bylaws
merger must be approved                 requirement is not be                   in connection with such
by a majority of the                    applicable in any merger                merger that would
voting power of the                     or business combination                 materially alter or
stockholders voting                     if the transaction is                   change the existing terms
thereon.                                approved by a majority of               of such class of
                                        the board.                              preferred stock,
                                                                                respectively.



                                                                                 SERIES G PREFERRED STOCK AND
TCI COMMON STOCK                           IOT COMMON STOCK                        SERIES H PREFERRED STOCK
---------------------------------------------------------------------------------------------------------------------
TCI's Articles of
Incorporation requires
the affirmative vote of
not less than two-thirds
(2/3) of the outstanding
stock of TCI voting
thereon on certain
mergers or business
combinations with, or
proposed on behalf of any
affiliate of any
interested stockholder,
excluding the stock held
by such interested
stockholder. The
requirement is not be
applicable in any merger
or business combination
if the transaction is
approved by a majority of
the board.

The approval of the
surviving corporation in
a merger is not required
under the NRS if: (i) the
articles of incorporation
of the surviving domestic
corporation will not
differ from its articles
before the merger, (ii)
each stockholder holds
the same number of shares
in the surviving
corporation immediately
after the merger as prior
thereto, and such shares
have identical
designations,
preferences, limitations
and relative rights,
(iii) the number of
voting shares in the
surviving corporation
immediately after the
merger, plus the voting
power of the shares
issued in the merger,
does not exceed the
voting power of the
shares prior to the
merger by more than 20%,
and (iv) the number of
shares entitled to
participate without
limitations in
distributions immediately
after the merger, plus
the number of shares
entitled to participate
without limitations in
distributions shares
issued in the merger,
does not exceed the
number of shares entitled
to participate without
limitations in
distributions prior to
the merger by more than
20%.


                                                                                 SERIES G PREFERRED STOCK AND
TCI COMMON STOCK                           IOT COMMON STOCK                        SERIES H PREFERRED STOCK
---------------------------------------------------------------------------------------------------------------------
                                    DISSENTERS' OR APPRAISAL RIGHTS
---------------------------------------------------------------------------------------------------------------------
Under the NRS, dissenting               IOT is subject to the                   ARL is subject to the
stockholders of a                       same NRS provisions.                    same NRS provisions.
corporation engaged in
certain major corporate
transactions are entitled
to appraisal rights.
Appraisal rights permit a
stockholder to receive
cash equal to the fair
market value of the
stockholders' shares (as
determined by agreement
by the parties or by a
court), in lieu of the
consideration such
stockholder would
otherwise receive in any
such transaction.

Under the NRS, a
stockholder is entitled
to dissent from, and
obtain payment for the
fair value of his shares
in the event of
consummation of, a plan
of merger or plan of
exchange in which the
corporation is a party
and any corporate action
taken pursuant to a vote
of the stockholders to
the extent that the
articles of
incorporation, bylaws or
a resolution of the board
of directors provides
that voting or nonvoting
stockholders are entitled
to dissent and obtain
payment for their shares.

Notwithstanding, the NRS
provides that
stockholders do not have
dissenters' rights of
appraisal in connection
with a merger or plan of
exchange if their shares
are securities listed on
a national securities
exchange or if they are
designated as a national
market system security on
an interdealer quotation
system by the National
Association of Securities
Dealers, Inc. or are
securities held by 2,000
stockholders of record,
unless (1) the articles
of incorporation provide
otherwise or (2) the
stockholders voting
thereon are required to
accept


                                                                                 SERIES G PREFERRED STOCK AND
TCI COMMON STOCK                           IOT COMMON STOCK                        SERIES H PREFERRED STOCK
---------------------------------------------------------------------------------------------------------------------
anything except
(a) cash or owners'
interest in (i) the
surviving corporation or
(ii) an entity whose
securities were listed on
a national securities
exchange, included on the
national market system by
the National Association
of Securities Dealers,
Inc., or held of record
by at least 2,000 holders
or (b) a combination
thereof.

---------------------------------------------------------------------------------------------------------------------
                                 LIMITATION OF LIABILITY OF MANAGEMENT
---------------------------------------------------------------------------------------------------------------------
Under the NRS, a                        IOT's Articles of                       The ARL Restated Articles
corporation, through its                Incorporation contain                   of Incorporation contain
articles of                             such a provision                        such a provision
incorporation, may limit                eliminating the personal                eliminating the personal
or eliminate the personal               liability of directors to               liability of directors to
liability of directors to               the corporation and its                 the corporation and its
the corporation and its                 stockholders for damages                stockholders for damages
stockholders for damages                for breach of fiduciary                 for breach of fiduciary
for breach of fiduciary                 duty to the fullest                     duty to the fullest
duty. However, this                     extent permitted under                  extent permitted under
provision excludes any                  the NRS.                                the NRS.
limitation on liability
for (i) acts or omissions
which involve intentional
misconduct, fraud or a
knowing violation of law
or (ii) the payment of
distributions in
violation of NRS Section
78.300. The TCI Articles
of Incorporation contain
such a provision
eliminating the personal
liability of directors to
the corporation and its
stockholders for damages
for breach of fiduciary
duty to the fullest
extent permitted under
the NRS.

                                THE ADVISOR - BCM

         Although the boards of directors are directly responsible for managing the affairs of ARL, TCI and IOT and for setting the policies which guide each, the day-to-day operations of each entity are performed by BCM, a contractual advisor under the supervision of each board. The duties of the advisor include, among other things, locating, investigating, evaluating and recommending real estate and mortgage loan investment and sales opportunities as well as financing and refinancing sources. BCM also serves as consultant to each entity's board of directors in connection with the business plan and investment policy decisions made by the board.

         BCM, an affiliate, has served as advisor to ARL since its organization in July 2000 (and to ART since February 6, 1989) and to TCI and IOT since March 1989 pursuant to separate Advisory Agreements. The Advisory Agreements are similar with the exception of the compensation provisions, which are discussed separately below. The business address of BCM is 1800 Valley View Lane, Suite 300, Dallas, Texas 75234; its telephone number of BCM is 469-522-4200.

         Messrs. Branigan, Corna, Endendyk, Kimbrough and Starowicz serve as executive officers of BCM. BCM is a company indirectly owned by a trust for the benefit of the children of Mr. Phillips. Mr. Phillips serves as a representative of the trust for the benefit of his children and, in such capacity, had, until June 2000, substantial contact with the management of BCM and input with respect to BCM's performance of advisory services for ARL, TCI and IOT.

         As of February 11, 2002, BCM directly or indirectly beneficially owned 6,269,344 shares of ARL's common stock, or approximately 55.1% of the shares outstanding; 1,193,422 shares of TCI's common stock, or approximately 14.8% of the shares outstanding; and 106,802 shares of IOT's common stock or approximately 7.4% of the shares outstanding.

ARL COMPENSATION TO BCM

         The ARL Advisory Agreement provides for BCM to receive monthly base compensation at the rate of 0.0625% per month (0.75% on an annualized basis) of average invested assets, which, as of September 30, 2001, are $912,349,000.

         In addition to base compensation, BCM, an affiliate of BCM, or a related party receives the following forms of additional compensation:

         o an acquisition fee for locating, leasing or purchasing real estate for ARL in an amount equal to the lesser of (i) the amount of compensation customarily charged in similar arm's-length transactions or (ii) up to 6% of the costs of acquisition, inclusive of commissions, if any, paid to non-affiliated brokers

         o a disposition fee for the sale of each equity investment in real estate in an amount equal to the lesser of (i) the amount of compensation customarily charged in similar arm's-length transactions or (ii) 3% of the sales price of each property, exclusive of fees, if any, paid to non-affiliated brokers

         o a loan arrangement fee in an amount equal to 1% of the principal amount of any loan made to ARL arranged by BCM

         o an incentive fee equal to 10% of net income for the year in excess of a 10% return on stockholders' equity, and 10% of the excess of net capital gains over net capital losses, if any, realized from sales of assets

         o a mortgage placement fee, on mortgage loans originated or purchased, equal to 50%, measured on a cumulative basis, of the total amount of mortgage origination and placement fees on mortgage loans advanced by ARL for the fiscal year

         The ARL Advisory Agreement further provides that BCM shall bear the cost of certain expenses of its employees, excluding fees paid to ARL's directors; rent and other office expenses of both BCM and ARL (unless ARL maintains office space separate from that of BCM); costs not directly identifiable to ARL's assets, liabilities, operations, business or financial affairs; and miscellaneous administrative expenses relating to the performance by BCM of its duties under the ARL Advisory Agreement.

         If and to the extent that ARL shall request BCM, or any director, officer, partner or employee of BCM, to render services to ARL other than those required to be rendered by BCM under the ARL Advisory Agreement, such additional services, if performed, will be compensated separately on terms agreed upon between such party and ARL from time to time.

         The ARL Advisory Agreement automatically renews from year to year unless terminated in accordance with its terms. ARL's management believes that the terms of the ARL Advisory Agreement are at least as fair as could be obtained from unaffiliated third parties.

         Situations may develop in which the interests of ARL are in conflict with those of one or more directors or officers of BCM in their individual capacities, or of their respective affiliates. In addition to services performed for ARL, as described above, BCM actively provides similar services as agent for, and advisor to, other real estate enterprises, including persons and entities involved in real estate development and financing, including IOT and TCI. The ARL Advisory Agreement provides that BCM may also serve as advisor to other entities.

         As advisor, BCM is a fiduciary of ARL's public investors. In determining to which entity a particular investment opportunity will be allocated, BCM will consider the respective investment objectives of each entity and the appropriateness of a particular investment in light of each such entity's existing mortgage note and real estate portfolios and business plan. To the extent any particular investment opportunity is appropriate to more than one such entity, such investment opportunity will be allocated to the entity that has had funds available for investment for the longest period of time, or, if appropriate, the investment may be shared among various entities. See "Certain Relationships and Related Transactions of ARL, TCI and IOT--Certain Business Relationships."

         During the year ended December 31, 2001, ARL paid BCM $20.2 million in compensation under the ARL Advisory Agreement.

TCI AND IOT COMPENSATION TO BCM

         If the TCI and IOT mergers are approved and consummated, it is contemplated that the Advisory Agreements with TCI and IOT will be terminated. The Advisory Agreements with each of TCI and IOT provide for BCM to receive an advisory fee comprised of a gross asset fee of 0.0625% per month (0.75% per annum) of the average of the gross asset value (total assets less allowance for amortization, depreciation or depletion and valuation reserves) and an annual net income fee equal to 7.5% of either TCI's or IOT's net income.

         The Advisory Agreements also provide for BCM to receive an annual incentive sales fee equal to 10% of the amount, if any, by which the aggregate sales consideration for all real estate sold by either TCI or IOT during such fiscal year exceeds the sum of: (1) the cost of each such property as originally recorded in TCI's or IOT's books for tax purposes (without deduction for depreciation, amortization or reserve for losses), (2) capital improvements made to such assets during the period owned by either TCI or IOT and (3) all closing costs, (including real estate commissions) incurred in the sale of such real estate provided, however, no incentive fee shall be paid unless (a) such real estate sold in such fiscal year, in the aggregate, has produced an 8% simple annual return on the net investment including capital improvements, calculated over the holding period before depreciation and inclusive of operating income and sales consideration and (b) the aggregate net operating income from all real estate owned for each of the prior and current fiscal years shall be at least 5% higher in the current fiscal year than in the prior fiscal year.

         Additionally, pursuant to the TCI and IOT Advisory Agreements, BCM or an affiliate of BCM is to receive an acquisition commission for supervising the acquisition, purchase or long-term lease of real estate equal to the lesser of
(1) up to 1% of the cost of acquisition, inclusive of commissions, if any, paid to non-affiliated brokers or (2) the compensation customarily charged in arm's-length transactions by others rendering similar property acquisition services as an ongoing public activity in the same geographical location and for comparable property; provided that the aggregate purchase price of each property (including acquisition commissions and all real estate brokerage fees) may not exceed such property's appraised value at acquisition.

         The TCI and IOT Advisory Agreements require BCM or any affiliate of BCM to pay TCI and IOT one-half of any compensation received from third parties with respect to the origination, placement or brokerage of any loan made by TCI or IOT; provided, however, that the compensation retained by BCM or any affiliate of BCM shall not exceed the lesser of (1) 2% of the amount of the loan committed or (2) a loan brokerage and commitment fee which is reasonable and fair under the circumstances.

         The TCI and IOT Advisory Agreements also provide that BCM or an affiliate of BCM is to receive a mortgage or loan acquisition fee with respect to the acquisition or purchase of any existing mortgage loan by TCI or IOT equal to the lesser of (1) 1% of the amount of the loan purchased or (2) a loan brokerage or commitment fee which is reasonable and fair under the circumstances. Such fee will not be paid in connection with the origination or funding of any mortgage loan by TCI or IOT.

         Under the TCI and IOT Advisory Agreements, BCM or an affiliate of BCM is also to receive a mortgage brokerage and equity refinancing fee for obtaining loans or refinancing on properties equal to the lesser of (1) 1% of the amount of the loan or the amount refinanced or (2) a brokerage or refinancing fee which is reasonable and fair under the circumstances; provided, however, that no such fee shall be paid on loans from BCM or an affiliate of BCM without the approval of the TCI or IOT board of directors, as the case may be. No fee shall be paid on loan extensions.

         Under the TCI and IOT Advisory Agreements, BCM receives reimbursement of certain expenses incurred by it in the performance of advisory services. Under the Advisory Agreements, all or a portion of the annual advisory fee must be refunded by BCM if the operating expenses of TCI or IOT (as defined in the TCI and IOT Advisory Agreements) exceed certain limits specified in the Advisory Agreement, based on the book value, net asset value and net income of TCI or IOT during the fiscal year. No refund of the annual advisory fee was required for 2000.

         Additionally, if management were to request that BCM render services to TCI or IOT other than those required by the TCI and IOT Advisory Agreements, BCM or an affiliate of BCM is separately compensated for such additional services on terms to be agreed upon from time to time. TCI and IOT have hired Triad Realty Services, Ltd. ("Triad"), an affiliate of BCM, to perform property management for TCI's and IOT's properties. Also, TCI and IOT have engaged, on a non-exclusive basis, Regis Realty, Inc. ("Regis"), a related party, to perform brokerage services for TCI and IOT. BCM may only assign the TCI and IOT Advisory Agreements with the prior consent of TCI and IOT.

         During the year ended December 31, 2001, TCI paid BCM $22.9 million under the TCI Advisory Agreement and IOT paid BCM $1.7 million under the IOT Advisory Agreement.

DIRECTORS AND PRINCIPAL OFFICERS OF ADVISOR

         The directors and principal officers of BCM are set forth below:


         Name                                    Position
         ----                                    --------
         Mickey N. Phillips.................     Director*
         Ryan T. Phillips...................     Director*
         Mark W. Branigan...................     Executive Vice President -- Residential
         Louis J. Corna.....................     Executive Vice President -- Tax
         Bruce A. Endendyk..................     Executive Vice President
         Ronald E. Kimbrough................     Executive Vice President and Chief
                                                 Financial Officer
         David W. Starowicz.................     Executive Vice President--Acquisitions,
                                                 Sales and Construction
         Robert A. Waldman..................     Senior Vice President, General Counsel and Secretary

----------
* Mickey N. Phillips is the brother of Gene E. Phillips and Ryan T. Phillips is the son of Gene E. Phillips. Gene E. Phillips serves as a representative of the trust established for the benefit of his children which indirectly owns BCM and, in such capacity, had, until June 2000, substantial contact with the management of BCM and input with respect to its performance of advisory services for ARL, TCI and IOT.

         MARK W. BRANIGAN: Age 47; Director (September 2000 to June 2001), Executive Vice President and Chief Financial Officer (August 2000 to June 2001) and Executive Vice President - Residential (since June 2001) of ARL. Executive Vice President - Residential (since June 2001), Executive Vice President and Chief Financial Officer (August 2000 to June 2001), Vice President - Director of Construction (August 1999 to August 2000) and Executive Vice President - Residential Management (January 1992 to October 1997) of BCM, ART, IOT and TCI; and real estate consultant (November 1997 to July 1999).

         LOUIS J. CORNA: Age 54; Executive Vice President - Tax (since October
2001), Senior Vice President - Tax Planning and Chief Financial Officer (June 2001 to October 2001) and Senior Vice President - Director of Tax (December 2000 to June 2001) of BCM, IOT, ARL and TCI; Vice President - Tax, Assistant Treasurer and Senior Tax Officer - Worldwide Operations (March 1998 to January
2000) of IMC Global, Inc., a multi-national mining and agricultural product producer; and Vice President - Tax and Senior Tax Officer - Worldwide Operations (July 1991 to February 1998) of Whitman Corporation, a multi-national company that controlled Hussmann Refrigeration, Pepsi-Cola General Bottlers and Midas Mufflers International. Mr. Corna is also a lawyer and certified public accountant.

         BRUCE A. ENDENDYK: Age 53; Executive Vice President (since August 2000) of ARL. Executive Vice President (since January 1995) of BCM, ART, IOT and TCI, and (since January 1998) of NRLP Management Corp. ("NMC"), a real estate company, and the general partner of NRLP and National Operating, L. P. ("NOLP"), a wholly-owned subsidiary of ARL; and Management Consultant (November 1990 to December 1994).

         RONALD E. KIMBROUGH: Age 49; Acting Principal Executive Officer (since February 2002) and Executive Vice President and Chief Financial Officer (since January 2002) of ARL. Executive Vice President and Chief Financial Officer (since January 2002) of BCM, TCI and IOT; Controller (September 2002 to January
2002) of BCM; Vice President and Treasurer (January 1998 to September 2000) of Syntek West, Inc., a real estate company and One Realco Corporation ("One Realco"), a real estate company.

         DAVID W. STAROWICZ: Age 46; Executive Vice President - Acquisitions, Sales and Construction (since March 2001) and Executive Vice President - Commercial Asset Management (August 2000 to March 2001) of ARL. Executive Vice President - Acquisitions, Sales and Construction (since March 2001), Executive Vice President - Commercial Asset Management (September 1999 to March 2001), and Vice President (May 1992 to September 1999) of BCM, ART, IOT and TCI.

         ROBERT A. WALDMAN: Age 49; Senior Vice President, Secretary and General Counsel (since August 2000) of ARL. Senior Vice President and General Counsel (since January 1995), Vice President (December 1990 to January 1995) and Secretary (December 1993 to February 1997 and since June 1999) of IOT and TCI; Senior Vice President and General Counsel (since November 1994), Vice President and Corporate Counsel (November 1989 to November 1994) and Secretary (since November 1989) of BCM; Senior Vice President and General Counsel (since January
1995), Vice President (January 1993 to January 1995) and

Secretary (since December 1989) of ART; and Senior Vice President, Secretary and General Counsel (since January 1998) of NMC.

         The business address of each director and executive officer is 1800 Valley View Lane, Suite 300, Dallas, Texas 75234. The business telephone number of each person is 469-522-4200. Each director and executive officer is a citizen of the United States.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                            OF BCM, ARL, TCI AND IOT

CERTAIN BUSINESS RELATIONSHIPS

         BCM, ARL's, TCI's and IOT's contractual advisor, is a company of which Messrs. Branigan, Corna, Endendyk, Kimbrough and Starowicz serve as executive officers. BCM is a company owned by a trust for the benefit of the children of Mr. Phillips.

         IOT and TCI have the same relationship with BCM as does ARL.

         ARL contracts with an affiliate of BCM for property management services. Currently, Triad, an affiliate, provides such property management services. The general partner of Triad is BCM. The limited partners of Triad are Mr. Phillips and GS Realty Services, Inc. ("GS Realty"), a related party. Triad subcontracts the property-level management of 12 of ARL's commercial properties (office buildings, shopping centers and a merchandise mart) and eight of its hotels to Regis, a related party, which is a company owned by GS Realty.

         Regis, a related party, also provides real estate brokerage services to ARL and receives brokerage commissions in accordance with the advisory agreement between ARL and BCM.

         ARL owns, directly or indirectly, an equity interest in each of IOT and TCI. See "Properties of ARL - Investments in Real Estate Companies and Real Estate Partnerships."

         At February 11, 2002, ARL indirectly owned approximately 49.7% of TCI's outstanding common stock. At December 31, 2001, TCI owned 345,728 shares of IOT's common stock, an approximate 24% interest and 746,972 shares of ARL common stock, an approximate 6.6% interest which were primarily purchased in open market transactions in 1990 and 1991 at a total cost of $1.6 million. The officers of TCI and IOT also serve as officers of ARL. The directors and officers of IOT also serve as directors and officers of TCI. The directors owe fiduciary duties to TCI as well as to IOT under applicable law.

RELATED PARTY TRANSACTIONS

         In 2001, ARL paid BCM and its affiliates and related parties $6.7 million in advisory fees, $1.6 million in incentive fees, $5.9 million in real estate brokerage commissions, $1.1 million in loan management fees and $2.5 million in property and construction management fees and leasing commissions, net of property management fees paid to subcontractors, other than Regis. In addition, as provided in the ARL Advisory Agreement, in 2001 BCM received cost reimbursements from ARL of $2.4 million.

         In 2000, ARL paid BCM, its affiliates and related parties $5.0 million in advisory fees, $6.9 million in real estate brokerage commissions, $1.2 million in loan arrangement fees and $3.4 million in property and construction management fees and leasing commissions, net of property management fees paid to subcontractors, other than Regis. In addition, as provided in the ARL Advisory Agreement, in 2000 BCM received cost reimbursements from ARL of $5.3 million.

         In 2001, IOT paid BCM, its affiliates and related parties $817,000 in advisory fees, $300,000 in property and construction management and leasing commissions, net of property management fees paid to subcontractors, other than affiliates of BCM. In addition, as provided in the IOT Advisory Agreement, BCM received cost reimbursements of $622,000.

         In 2000, IOT paid BCM, its affiliates and related parties $2.0 million in advisory and net income fees, $1.5 million in property acquisition fees, $1.3 million in real estate brokerage commissions and $602,000 in property and construction management fees and leasing commissions, net of property management fees paid to subcontractors, other than Regis.

         In 2001, TCI paid BCM, its affiliates and related parties $4.9 million in advisory fees, $2.9 million in incentive fees, $3.8 million in net income fees, $45,000 in mortgage brokerage and equity refinancing fees, $2.4 million in property acquisition fees, $3.7 million in real estate brokerage commissions and $3.1 million in property and construction management fees and leasing commissions, net of property management fees paid to subcontractors, other than affiliates of BCM. In addition, as provided in the TCI Advisory Agreement, BCM received cost reimbursements of $2.1 million.

         In 2000, TCI paid BCM, its affiliates and related parties $10.5 million in advisory and net income fees, $464,000 in mortgage brokerage and equity refinancing fees, $2.7 million in property acquisition fees, $3.2 million in real estate brokerage commissions and $4.3 million in property and construction management fees and leasing commissions, net of property management fees paid to subcontractors, other than affiliates of BCM. In addition, as provided in the TCI Advisory Agreement, BCM received cost reimbursements of $2.1 million.

         In October 1999, ARL funded a $4.7 million loan to Realty Advisors, Inc., the corporate parent of BCM. The loan is secured by a pledge of 100% of Realty Advisors, Inc.'s interest in an insurance company. The loan bears interest at a variable rate, currently 10.25% per annum and matured in November 2001. In January 2000, $100,000 of principal was collected. All remaining principal and interest were due at maturity. A three year extension of the maturity date to November 2004 has been agreed upon, pending a change in collateral.

         In April 1999, ARL funded a $2.0 million loan commitment to Lordstown, L.P. The loan is secured by a second lien on land in Ohio and Florida, by 100% of the general and limited partner interest in Partners Capital, Ltd., the limited partner of Lordstown, L.P., and a profits interest in subsequent land sales. The loan bears interest at 14.0% per annum and matured in March 2000. At December 31, 2001, the loan and $741,000 of accrued interest remained unpaid. Settlement terms are being negotiated. A corporation controlled by Richard D. Morgan is the general partner of Lordstown, L.P. Mr. Morgan served as a director of ARL until October 2001.

         Also in April 1999, ARL funded a $2.4 million loan commitment to 261, L.P. The loan is secured by 100% of the general and limited partner interest in Partners Capital, Ltd., the limited partner of 261, L.P. and a profits interest in subsequent land sales. The loan bore interest at 14.0% per annum and matured in March 2000. In August 2000, the loan was collected in full, including accrued but unpaid interest. A corporation controlled by Richard D. Morgan, is the general partner of 261, L.P. Mr. Morgan served as a director of ARL until October 2001.

         In February 1999, a $5.0 million unsecured line of credit was funded by ARL to One Realco which owns approximately 14.7% of the outstanding shares of ARL's common stock. Ronald E. Kimbrough, Acting Principal Executive Officer and Executive Vice President and Chief Financial Officer of ARL owns 10% of the outstanding common stock of One Realco. In March 2000, the line was modified and extended, increasing the loan commitment to $11.0 million, and an additional $1.2 million was funded. In exchange for the modification, the borrower paid all accrued interest and pledged collateral consisting of a $10.0 million promissory note secured by the stock of World Trade Company, Ltd. ("World Trade"), which owns 80% of an entity that owns a hotel in Sofia, Bulgaria. In July 2000, the line was again modified, increasing the loan commitment to $15.0 million. In September 2000, the line of credit with a then principal balance of $14.6 million was paid in full, including accrued but unpaid interest. Subsequently, ARL acquired 100% of the stock of World Trade for $18.0 million. In March 2001, ARL funded $13.6 million on the unsecured line of credit to One Realco. The line of credit bears interest at 12.0% per annum. All principal and interest were due at maturity in February 2002, and the line of credit is guaranteed by BCM, ARL's advisor. A two year extension of the maturity date to February 2004 has been agreed upon and the line of credit is to be secured by 600,000 shares of ARL common stock.

         In 1998, ARL funded a loan commitment of $1.8 million to Warwick of Summit, Inc. ("Warwick"). The loan was secured by a second lien on a shopping center in Rhode Island, by 100% of the stock of the borrower and by the personal guarantee of the principal shareholder of the borrower. The loan bears interest at 14.0% per annum and had an extended maturity date of December 2000. All principal and interest were due at maturity. In December 1999, the borrower sold the collateral property and $810,000 of the net proceeds were paid to ARL, of which $386,000 was applied to interest and the remaining $424,000 was applied to principal, reducing the principal balance to $1.7 million. Escrowed monies of $377,000 were to be received in 2000. However, through December 31, 2001, only $50,000 had been received. The loan is currently unsecured. At January 2002, the loan and $472,000 of accrued interest remained unpaid. Settlement terms are being negotiated. Richard D. Morgan, a Warwick shareholder, served as a director of ARL until October 2001.

         Beginning in 1997 through January 1999, ARL funded a $1.6 million loan commitment to Bordeaux Investments Two, L.L.C. ("Bordeaux"). The loan is secured by (1) a 100% interest in Bordeaux, which owns a shopping center in Oklahoma City, Oklahoma; (2) 100% of the stock of Bordeaux Investments One, Inc., which owns 6.5 acres of undeveloped land in Oklahoma City, Oklahoma; and (3) the personal guarantees of the Bordeaux members. The loan bears interest at 14.0% per annum. In November 1998, the loan was modified to allow payments based on monthly cash flow of the collateral property and the maturity date was extended to December 1999. In the second quarter of 1999, the loan was again modified, increasing the loan commitment to $2.1 million and an additional $33,000 was funded. In the third quarter of 1999, an additional $213,000 was funded. The property has had no cash flow, therefore, interest on the loan ceased being accrued in the second quarter of 1999. In October 1999, a $724,000 paydown was received, which was applied first to accrued interest due of $261,000 then to principal, reducing the loan balance to $1.4 million. In June 2000, the note was further modified, increasing the loan commitment to $1.5 million, extending the maturity date to December 2000, and payments to net revenues of the shopping center. The loan was not repaid at maturity. At December 2002, the loan and $471,000 of accrued interest remained unpaid. At January 2002, settlement terms are being negotiated. Richard D. Morgan, a Bordeaux member, served as a director of ARL until October 2001.

         In 1998 and 1999, Garden Capital L.P. ("GCLP") funded $124.4 million of a $125.0 million loan commitment to ART. The loan was secured by second liens on six properties in Minnesota, Mississippi and Texas, by the stock of ART Holdings, Inc., a wholly-owned subsidiary that owned 3,349,535 NRLP units of limited partner interest, the stock of NMC, the general partner of NRLP, 678,475 NRLP units of limited partner interest owned by BCM, and 283,034 NRLP units of limited partner interest owned by ART. The loan bore interest at 12.0% per annum, required monthly payments of interest only and would have matured in November 2003. In February and October 1999, ART made a total of $1.1 million in paydowns on the loan. Upon the acquisition of ART and NRLP by ARL, this loan was canceled.

         In December 1998, in connection with the settlement of litigation relating to the original formation of NRLP, NMC, assumed responsibility for repayment to NRLP of the $12.2 million paid by NRLP to settle the litigation. The loan bore interest at a variable rate and required annual payments of accrued interest plus principal payments of $500,000 in each of the first three years, $750,000 in each of the next three years, $1.0 million in each of the next three years, with payment in full of the remaining balance in the tenth year. The note was guaranteed by ART. The note was to mature upon the earlier of the liquidation or dissolution of NRLP, NMC ceasing to be general partner or March 31, 2009. Upon the merger of ART and NRLP into ARL, the loan was canceled.

         In October 1997, ART entered into leases with BCM and an affiliate of BCM, for space at the One Hickory Centre Office Building, construction of which was completed in December 1998. The BCM lease, effective upon ART obtaining permanent financing of the building, was for 75,852 sq. ft. (approximately 75% of the building), had terms of ten and fifteen years and provided for annual base rent of $19.25 per sq. ft. for the first year. In January 2001, both leases were terminated, and ARL entered into a new lease with BCM, effective October 1, 2000. The new lease is for 59,463 sq. ft. (approximately 62% of the building), has a term of three years, and provides for annual base rent of $1.3 million or $21.50 per sq. ft.

         ARL, TCI and IOT contract with an affiliate of BCM for property management services. Currently, Triad, an affiliate, provides such property management services. The general partner of Triad is BCM. The limited partners of Triad are Mr. Phillips and GS Realty, a related party, which is a company not affiliated with either Mr. Phillips or BCM. Triad subcontracts the property-level management of 14 of ARL's commercial properties (office buildings, shopping centers and a merchandise mart) and eight of its hotels to Regis, a related party, which is a company owned by GS Realty. Triad also subcontracts the property-level management and leasing of 52 of TCI's commercial properties, its four hotels and the commercial properties owned by a real estate partnership in which TCI and IOT are partners to Regis. Additionally, Triad subcontracts the property-level management and leasing of IOT's seven office buildings.

         From April 1992 to December 31, 1992, Mr. Stokely, the Chairman of the Board and a director of TCI and IOT, was employed as a paid consultant and since January 1, 1993 as a part-time unpaid consultant for Eldercare, a nonprofit corporation engaged in the acquisition of low income and elderly housing. Eldercare has a revolving loan commitment from Syntek West, a company owned by Mr. Phillips. The Loan Commitment expired in 1998 and was not renewed. Eldercare filed for bankruptcy protection in May 1995, and was reorganized in bankruptcy in February 1996, and has since paid all debts as directed by the Bankruptcy Court.

         Regis also provides real estate brokerage services for TCI and IOT, on a non-exclusive basis, and receives brokerage commissions in accordance with the brokerage agreement.

         BCM has entered into put agreements with certain holders of the Class A limited partner units of Ocean Beach Partners, L.P. The Class A units are convertible into Series D Cumulative preferred stock of ARL. The put price of the Series D preferred stock is $20.00 per share plus accrued but unpaid dividends.

         BCM has entered into put agreements with the holders of the Class A limited partner units of Valley Ranch L.P. Such Class A units are convertible into Series B Cumulative Convertible preferred stock of ARL which is further convertible into common stock of ARL. The put price for the Class A units is $1.00 per unit and the put price for either the Series B preferred stock or ARL's common stock is 80% of the average daily closing price of ARL's common stock for the prior 20 trading days. In March 1999, ARL reached agreement with the Class A unitholders of Valley Ranch, L.P. to acquire their eight million Class A units for $1.00 per unit. In 1999, three million units were purchased, an additional one million units were purchased in January 2000 and May 2001. ARL has committed to purchase the remaining two million units in May 2002.

         BCM has entered into put agreements with the holders of the Class A units of ART Palm, L.P. Such Class A units are convertible into Series C Cumulative Convertible preferred stock of ARL. The put price for the Class A units is $1.00 per unit and the put price for either the Series C preferred stock or ARL's common stock is 90% of the average daily closing price of ARL's common stock for the prior 20 trading days. In December 2001, approximately 7.2 million Class A limited partner units of ART Palm, L.P. were redeemed for $5.8 million, including $2.5 million in cash. ARL gave a note payable for the remaining $3.3 million. The note bears interest at 10.0% per annum, with a payment of $1.9 million plus accrued but unpaid interest due at maturity in December 2002. In January 2001, 2.5 million Class A limited partner units of ART Palm, L.P. were redeemed for $2.5 million in cash. In December 2001, 7.2 million Class A limited partner units of ART Palm, L. P. were redeemed for $5.8 million, including $2.5 million in cash. ARI gave a note payable for the remaining $3.3 million. The note bears interest at 10.00% per annum, with a payment of $1.9 million plus accrued but unpaid interest due in June 2002, and the remaining principal and accrued but unpaid interest due at maturity in December 2002. At December 31, 2001, no Series C Preferred Stock was outstanding.

         TCI is a 63.7% limited partner and IOT is a 36.3% general partner in the Tri-City Limited Partnership ("Tri-City") which owns the Chelsea Square Shopping Center. In February 2000, the Chelsea Square Shopping Center was financed in the amount of $2.1 million. Tri-City received net cash of $2.0 million after the payment of various closing costs. The mortgage bore interest at a fixed rate of 10.24% per annum until February 2001, and a variable rate thereafter, currently 10% per annum, requires monthly payments of principal and interest of $20,601 and matures in February 2005. TCI received a distribution of $1.3 million of the net financing proceeds. IOT received a distribution of $739,000 of the net financing proceeds.

         In December 2001, TCI purchased 100% of the outstanding common shares of National Melrose, Inc. ("NM"), a wholly owned subsidiary of ARL, a related party, for $2.0 million cash. NM owns the 41,840 square foot Executive Court Office Building in Memphis, Tennessee. ARL has guaranteed that the asset shall produce at least a 12% return annually of the purchase price for a period of three years from the purchase date. If the assets fail to produce the 12% return, ARL shall pay TCI any shortfall. In addition, if the asset fails to produce the 12% return for a calendar year, TCI may require ARL to repurchase the shares of NM for the purchase price. Management has classified this related party transaction as a note receivable from ARL. Accounting has also treated this transaction as a financing.

         In January 2002, TCI purchased 100% of the outstanding common shares of ART Two Hickory Corporation ("Two Hickory"), a wholly owned subsidiary of ARL, a related party, for $4.4 million cash. Two Hickory owns the 96,217 square foot Two Hickory Center Office Building in Farmers Branch, Texas. ARL has guaranteed that the asset shall produce at least a 12% return annually of the purchase price for a period of three years from the purchase date. If the assets fail to produce the 12% return, ARL shall pay TCI any shortfall. In addition, if the asset fails to produce the 12% return for a calendar year, TCI may require ARL to repurchase the shares of Two Hickory for the purchase price. Management has classified this related party transaction as a note receivable from ARL. Accounting has also treated this transaction as a financing.

         In January 2002, IOT purchased 100% of the outstanding common shares of Rosedale Corporation ("Rosedale"), a wholly owned subsidiary of ARL, a related party, for $5.1 million cash. Rosedale owns the 83,331 square foot Rosedale Towers Office Building in Roseville, Minnesota. ARL has guaranteed that the asset shall produce at least a 12% return annually of the purchase price for a period of three years from the purchase date. If the assets fail to produce the 12% return, ARL shall pay IOT any shortfall. In addition, if the asset fails to produce the 12% return for a calendar year, IOT may require ARL to repurchased the shares of Rosedale for the purchase price. Management has classified this related party transaction as a note receivable from ARL. Accounting has also treated this transaction as a financing.

         At December 31, 2001, BCM owed TCI $11.3 million.

         At December 31, 2001 ARL owed BCM $13.7 million.

         The directors and officers of TCI also serve as directors and officers of IOT. The directors owe fiduciary duties to IOT as well as to TCI under applicable law. IOT has the same relationship with BCM as TCI. At December 31, 2001, TCI owned approximately 24% of the outstanding common shares of IOT. BCM also serves as advisor to ARL. Messrs. Branigan, Corna, Endendyk, Kimbrough and Starowicz serve as executive officers of ARL.

         TCI established on April 13, 2000, the Director Stock Option Plan (the "TCI Director Plan") which became effective upon subsequent approval of the stockholders of TCI at an Annual Meeting of Stockholders held on October 10, 2000. Under the terms of the TCI Director

Plan, successive options covering 5,000 shares of TCI common stock each were automatically granted to each director on the date of effectiveness of the TCI Director Plan, and on each January 1 of each subsequent year in which the individual served as a director of TCI. Pursuant to the TCI Director Plan, two former directors of TCI, Edward G. Zampa and R. Douglas Leonhard, each held options covering 5,000 shares at an exercise price of $8.975 per share, and an additional 5,000 shares at an exercise price of $14.875 per share. On January 30, 2002, TCI entered into separate agreements with Messrs. Leonhard and Zampa pursuant to which TCI repurchased all options held by each at a price based upon a $16 per share sale price of common stock, less the aggregate amount of the exercise price under each option. As a result of the Purchase Agreements, each of Messrs. Leonhard and Zampa will receive an aggregate of $41,225 in settlement, and the outstanding options previously held by each under the TCI Director Plan have been cancelled.

         Options covering an aggregate of 40,000 shares remain outstanding at exercise prices ranging from $8.875 per share to $16.05 per share, by Ted Stokely (15,000 shares), Martin L. White (15,000 shares) and the Estate of Murray Shaw (10,000 shares).

INDEBTEDNESS OF MANAGEMENT

         As of the record date, no director or executive officer of ARL, TCI or IOT has any indebtedness to ARL, TCI or IOT.

                          CERTAIN INFORMATION REGARDING
                      TCI COMMON STOCK AND IOT COMMON STOCK

PURCHASES OF TCI COMMON STOCK

         The following sets forth for each quarter during 2000: (a) the amount of TCI Common Stock purchased by BCM, (b) the range of prices paid by BCM, and
(c) the average purchase price paid by BCM.


                 NUMBER OF            RANGE OF           AVERAGE PURCHASE
QUARTER      SHARES PURCHASED       PRICES PAID               PRICE
-------      ----------------       -----------          ----------------
2000
First               None
Second           347,400           $ 6.69 to $13.38          $    9.62
Third             99,300           $11.63 to $14.25          $   12.51
Fourth               900           $16.00 to $16.63          $   16.32

         On October 3, 2000, pursuant to a Stock Option Agreement dated October 3, 2000, Gotham Partners, LP and Gotham Partners III, LP (both New York limited partnerships) and Gotham Partners International, Ltd., a Canadian Island company (all collectively "Gotham") granted to ARL and IOT, jointly, an option to purchase 1,858,900 shares of TCI common stock (the "Option") at an exercise price of $12 per share (a total price of $22,306,800). Such Option became exercisable on January 1, 2001 through 5:00 p.m., central standard time, on April 4, 2001 (the "Option Period") and was only to be exercised as to the whole of such Option (not in part). As a fee for the Option, ARL and IOT paid to Gotham an initial option fee of $5,576,700 ($3 per share) at the time of execution of the Option and were obligated to pay Gotham on or before December 15, 2000, the remaining portion of the option fee of $2,788,350 ($1.50 per share), which was not paid but became an obligation payable at the time of exercise of such Option. On October 19, 2000, IOT assigned all of its right, title and interest in and to the Option to ARL. On April 4, 2001, ARL gave notice of exercise of the Option in accordance with the terms of the Option and paid to Gotham in cash the balance of the option fee of $2,788,350; within three business days thereafter, Gotham delivered the 1,858,900 shares of TCI common stock to a brokerage account of EQK Holdings, Inc. ("EQK Holdings") and ARL paid the full exercise price of $22,306,800 into the brokerage account of EQK Holdings which was then paid to Gotham. These 1,858,900 shares of TCI common stock are currently owned by EQK Holdings, an indirect, wholly-owned subsidiary of ARL.

         Neither IOT or TCI purchased any shares of TCI common stock during the past two years.

PURCHASES OF IOT COMMON STOCK

         The following sets forth for each quarter during 2000: (a) the amount of IOT common stock purchased by BCM, (b) the range of prices paid by BCM, and
(c) the average purchase price paid by BCM.


                   NUMBER OF            RANGE OF            AVERAGE
QUARTER         SHARES PURCHASED       PRICES PAID       PURCHASE PRICE
-------         ----------------       -----------       --------------
First                None
Second               6,700            $6.63 to $6.50          $ 6.57
Third                None
Fourth               None

         None of ARL, IOT or TCI purchased any shares of IOT common stock during the past two years, and BCM has not purchased any shares of IOT common stock since the end of the second quarter of 2000.

ARRANGEMENTS RELATING TO TCI COMMON STOCK AND IOT COMMON STOCK

         Pursuant to the Option discussed above, Gotham agreed to a "standstill" for a period of two years from the date of the Option and agreed not to purchase directly or indirectly any security issued by ARL, TCI or IOT, provided, however, the standstill was to terminate if the additional option fee was not made or paid on or before December 15, 2000, or if the Option was not exercised prior to April 4, 2001. Such Option was exercised prior to April 4, 2001, and the additional option fee was paid. Gotham had also executed a proxy covering the shares of TCI common stock that was subject to the Option (a total of 1,858,900 shares) in favor of ARL to attend to the Annual Meeting of Stockholders of TCI on October 10, 2000, to represent, vote, execute consents and otherwise act for Gotham only in approving the four proposals set forth in TCI's Proxy Statement for such Annual Meeting dated December 11, 2000.

         BCM has pledged 920,507 shares of TCI common stock to Sunset Management, LLC pursuant to a loan agreement with such lender. BCM has also pledged 36,689 shares of TCI common stock to Dynamic Finance Corporation as collateral for a guaranty of indebtedness of an affiliate of BCM under a loan agreement with such lender. The remaining 209,751 shares of TCI common stock directly owned by BCM may be deemed to be "collateral" for borrowings pursuant to margin or other account arrangements with bankers and brokerage firms relating to accounts of BCM. Such arrangements are standard arrangements involving margin securities of up to a specified percentage of the market value of the shares and bear interest at varying rates and contain only standard default and similar provisions, the operation of any of which should not give any other person immediate voting power or investment power over such securities. Such arrangements exist with the shares of TCI common stock and other securities held in such accounts, and it is impracticable at any given time to determine the amounts, if any, with respect to the shares of TCI common stock and interest costs under such arrangements vary with applicable costs and account balances.

         EQK Holdings has pledged 2,601,798 shares of TCI common stock to Sunset Management, LLC pursuant to a loan agreement with such lender. Holdings has also pledged 843,111 shares of TCI common stock to Dynamic

Finance Corporation as collateral for indebtedness under a loan agreement with such lender. EQK Holdings has also pledged 249,191 shares of TCI common stock to Preferred Bank as collateral for a guaranty of indebtedness of ART under a loan agreement with such lender. The remaining 300,000 shares of TCI common stock owned directly by EQK Holdings may be deemed to be "collateral" for borrowings pursuant to margin or other account arrangements with bankers and brokerage firms relating to accounts of Holdings. Such arrangements are standard arrangements involving margin securities of up to a specified percentage of market value of the shares and bear interest at varying rates and contain only standard default and similar provisions, the operation of any of which should not give any other person immediate voting power or investment power over such securities. Such arrangements exist with the shares of TCI common stock and other securities held in such accounts, and it is impracticable at any given time to determine the amounts, if any, with respect to the shares of TCI common stock and interest costs under such arrangements may vary with applicable costs and account balances.

         EQK Holdings has pledged 250,000 shares of IOT common stock to Beal Bank as additional collateral. An additional 153,400 shares of IOT common stock owned by EQK Holdings and 106,802 shares of IOT common stock owned by BCM may be deemed to be "collateral" for borrowings pursuant to margin or other account arrangements with bankers and brokerage firms relating to accounts of EQK Holdings and BCM, respectively. Such arrangements are standard arrangements involving margin securities of up to a specified percentage of the market value of the shares and bear interest at varying rates and contain only standard default and similar provisions, the operation of any of which should not give any person immediate voting power or investment power over such securities. Such arrangements exist with the shares of IOT common stock and other securities held in such accounts and it is impracticable at any time to determine the amounts, if any, with respect to these shares of IOT common stock and interest costs under such arrangements vary with applicable costs and account balances.

         All 345,728 shares of IOT common stock owned by TCI are located at a brokerage firm in a cash account (not margin account), and do not serve as "collateral" for any borrowings pursuant to any margin account arrangement or otherwise.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

         The unaudited pro forma combined financial statements have been prepared assuming that the non-affiliated IOT and TCI stockholders will elect to receive cash, rather than preferred stock, in exchange for their shares. As reflected in the unaudited pro forma combined financial statements, should all such stockholders elect to receive cash, ARL does not currently have the capability to effect the transaction due to insufficient proceeds. ARL is currently exploring ways in which it can raise the necessary funds, including but not limited to, selling selected properties and arranging for financing. ARL does not currently have a commitment to sell any properties or to obtain any financing. Accordingly, no assurances can be given that ARL will be able to complete the proposed transactions with either IOT or TCI.

         The accompanying unaudited pro forma consolidated financial statements of ARL as of September 30, 2001 give effect to the payment of the maximum amount of cash and the issuance of shares of ARL preferred stock only to the affiliates in exchange for the TCI common stock and the IOT common stock as described in this joint proxy statement and prospectus.

         The unaudited pro forma combined financial information is presented under three separate scenarios: (i) the acquisition by ARL of TCI and IOT; (ii) the acquisition by ARL of TCI; and (iii) the acquisition by ARL of IOT. The acquisitions of TCI and IOT are not dependent upon each other. Under each of the scenarios, the Unaudited Pro Forma Combined Financial Information is prepared using the purchase method of accounting, with ARL treated as the acquirer and as if the transactions had been completed as of January 1, 2000 for statement of operations purposes and on September 30, 2001, for balance sheet purposes.

         Under the purchase method of accounting, the aggregate purchase price is allocated to assets acquired and liabilities assumed based on their estimated fair values.

         The historical financial data for ARL, TCI and IOT for the year ended December 31, 2000 has been derived from the audited financial statements and notes included in each of those entity's annual reports on Form 10-K for the year ended December 31, 2000 and unaudited quarterly reports on Form 10-Q for the nine months ended September 30, 2001.

         The pro forma adjustments described in the accompanying notes are based upon available information and assumptions that management believes are reasonable. In the opinion of management, all adjustments necessary to present the pro forma information have been made. The unaudited pro forma consolidated financial statements are provided for informational purposes only and do not necessarily indicate the financial results that would have occurred had the merger actually occurred on the dates specified, nor do they indicate ARL's future results. The unaudited pro forma consolidated financial information should be read together with the consolidated financial statements and notes of ARL, TCI and IOT contained in their annual reports on Form 10-K for the year ended December 31, 2000 and their quarterly reports on Form 10-Q for the nine months ended September 30, 2001.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEETS
                         ARL ACQUISITION OF TCI AND IOT
                               September 30, 2001
                             (dollars in thousands)



                                                  Historical                 Proforma Adjustments
                                    -----------------------------------    -----------------------        Proforma
                                       ARL           TCI         IOT         TCI             IOT         Combined
                                    ---------    ---------    ---------    ---------      --------      -----------
Assets
Real estate held for investment,    $ 376,113    $ 604,571    $  85,781    $ (63,010){A}  $(15,264){B}   $  989,191
  net of accumulated depreciation          --           --           --          879 {C}       121 {C}
                                    ---------    ---------    ---------    ---------      --------      -----------
                                      376,113      604,571       85,781      (62,131)      (15,143)         989,191

Real estate held for sale             228,476          504           --           --           --           228,980

Notes and interest receivable          31,799       14,339          505           --           --            46,643
Less-allowance for estimated
losses                                 (2,577)        (537)          --           --           --            (3,114)
                                    ---------    ---------    ---------    ---------      --------      -----------
                                       29,222       13,802          505           --           --            43,529

Pizza parlor equipment, net of
accumulated depreciation                7,384           --           --           --           --             7,384
Leasehold interest - oil and gas
properties, net of accumulated
depreciation                            4,718           --           --           --           --             4,718
Oilfield equipment, net of
accumulated depreciation                  344           --           --           --           --               344
Marketable equity securities, at
market value                              108           --           --           --           --               108

Cash and cash equivalents               5,014       35,320        3,914      (49,929){A}   (10,953){B}      (16,634)

Investment in equity investees         78,046       23,520          121      (82,617){D}    (6,872){B}       12,198
Intangibles, net of accumulated
amortization                           15,883           --           --           --            --           15,883

Other assets                           35,070       31,072        2,553           --            --           68,695
                                    ---------    ---------    ---------    ---------      --------      -----------
                                    $ 780,378    $ 708,789    $  92,874    $(194,677)     $(32,968)     $ 1,354,396
                                    =========    =========    =========    =========      ========      ===========

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEETS
                         ARL ACQUISITION OF TCI AND IOT
                               September 30, 2001
                             (dollars in thousands)


                                                         Historical                   Proforma Adjustments
                                         ----------------------------------------   -----------------------      Proforma
                                              ARL           TCI           IOT         TCI            IOT         Combined
                                         -----------    -----------   -----------   ---------     ---------     -----------
Liabilities and Equity

Liabilities

Notes and interest payable               $   582,139    $   460,275   $    54,329   $     --      $    --       $ 1,096,743
Margin borrowings                             28,703             --            --         --           --            28,703
Other liabilities                             44,513         25,978         3,059        879{C}       121{C}         74,550
                                         -----------    -----------   -----------   --------      -------       -----------
                                             655,355        486,253        57,388        879          121         1,199,996

Commitments and contingencies

Minority Interest                             37,634          4,225            --         --            --           41,859
Series B Redeemable Preferred
Stock; $.01 par value;
      authorized, 300,000 shares;
issued and outstanding
      300,000 shares (liquidation
preference $1,500)                                --          1,350            --         --            --            1,350
Embedded derivative                               --            150            --         --            --              150
Series F Redeemable Preferred
Stock; $2.00 par value;
      authorized, 4,961 shares; issued
and outstanding
      3,968.75 shares (liquidation
preference $3,969)                             3,969             --            --         --            --            3,969

Stockholders' Equity

ARL
Preferred Stock, $2.00 par value,
authorized 50,000,000
     shares, issued and outstanding
Series A, 2,724,910 shares,
(liquidation preference $27,249)               4,850             --            --         --            --            4,850
Series E, 50,000 shares,
(liquidation preference $500)                    100             --            --         --            --              100
Series G, 1,168,774 shares,
(liquidation preference $23,375)                  --             --            --      2,338{E}         --            2,338
Series H, 106,802 shares,
(liquidation preference $2,296)                                                                        214{F}           214
Common Stock, $.01 par value;
authorized 100,000,000 shares,
issued 11,830,127 shares                         118             --            --        (7) {D}        --              111
Paid-in capital                              112,195             --            --     21,924 {E}     2,183{F}       136,302
Accumulated distributions in
excess of accumulated earnings               (33,827)            --            --            --         --          (33,827)

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEETS
                         ARL ACQUISITION OF TCI AND IOT
                               September 30, 2001
                             (dollars in thousands)


                                                       Historical                        Proforma Adjustments
                                        ------------------------------------------   ---------------------------       Proforma
                                             ARL           TCI            IOT             TCI            IOT           Combined
                                        ----------    ------------    ------------   ------------   ------------    ------------
Treasury Stock at par, 1,637,000
shares                                         (16)             --              --              --            --            (16)
TCI
referred Stock
Series A; $.01 par value;
authorized, 6,000 shares; issued
     and outstanding 5,829 shares
(liquidation preference $583)                   --              --              --             --             --             --
Common Stock, $.01 par value;
authorized, 10,000,000
     shares; issued and outstanding
8,042,629 shares                                --              80              --            (80){A}         --             --
Paid-in capital                                 --         268,761              --       (268,761){A}         --             --
Accumulated distributions in excess
of accumulated earnings                         --         (48,971)             --         48,971{A}          --             --
Unrealized Gain                                 --          (3,059)             --          3,059{A}          --             --

IOT
Common Stock, $.01 par value;
authorized, 10,000,000 shares;
issued and outstanding 1,438,945
shares                                          --              --              14             --            (14){B}         --
Paid-in capital                                 --              --          63,459             --        (63,459){B}         --
Accumulated distributions in excess of
accumulated earnings                            --              --         (27,987)            --         27,987{B}          --
                                        ----------    ------------    ------------   ------------   ------------    -----------
                                            83,420         216,811          35,486       (192,556)       (33,089)       110,072

                                        $  780,378    $    708,789    $     92,874   $   (191,677)  $    (32,968)   $ 1,357,396
                                        ==========    ============    ============   ============   ============    ===========

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEETS
                         ARL ACQUISITION OF TCI AND IOT
                               September 30, 2001
                             (dollars in thousands)





Note A. To record allocation of purchase price to TCI's assets and liabilities as follows:

The total purchase price of TCI is calculated as follows:


     Previous acquisitions by ARL for TCI                               $ 68,837
     Cash required to purchase 2,853,080 non-affiliated
         common shares of TCI at $17.50 per share                         49,929
      Issuance of 1,168,774 Series G Preferred Stock,
liquidation value $23,375                                                 24,255
                                                                        --------
     Total Consideration                                                $143,021
                                                                        ========

The purchase price allocation, which is preliminary and therefore subject to change based on a final analysis, is as follows:


Real Estate held for investment                                       $ 544,561
Real Estate held for sale                                                   504
Notes and interest receivable                                            13,802
Cash and cash equivalents                                                35,320
Investment in equity investees                                            9,740
Other assets                                                             31,072
Notes and interest payable                                             (460,275)
Other liabilities                                                       (25,978)
Minority Interest                                                        (4,225)
Series B Preferred Stock                                                 (1,500)
                                                                      ---------
                                                                      $ 143,021
                                                                      =========

Note B. To record allocation of purchase price to IOT's assets and liabilities as follows:

The total purchase price of IOT is calculated as follows:


   Previous acquisitions by ARL for IOT                                  $ 6,872
   Cash required to purchase 576,480 non-affiliated
       common shares of IOT at $19.00 per share                           10,953
    Issuance of 106,802 Series H Preferred Stock, liquidation
value $2,296                                                               2,397
                                                                         -------
   Total Consideration                                                   $20,222
                                                                         =======

The purchase price allocation, which is preliminary and therefore subject to change based on a final analysis, is as follows:


Real Estate held for investment                                        $ 70,517
Notes and interest receivable                                               505
Cash and cash equivalents                                                 3,914
Investment in equity investees                                              121
Other assets                                                              2,553
Notes and interest payable                                              (54,329)
Other liabilities                                                        (3,059)
                                                                       --------
                                                                       $ 20,222
                                                                       ========

Note C. To record estimate of additional closing costs.

Note D. To record the elimination TCI's investment in ARL and retire 746,972 shares of ARL and to record the elimination of ARL's investment in TCI.

Note E. To record the issuance of the Series G preferred stock to affiliated parties to purchase TCI.

Note F. To record the issuance of the Series H preferred stock to affiliated parties to purchase IOT.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         ARL ACQUISITION OF TCI AND IOT
                      Nine months ended September 30, 2001
                    (dollars in thousands, except per share)


                                                    Historical                       Proforma Adjustments
                                   -----------------------------------------    ----------------------------     Proforma
                                       ARL            TCI            IOT            TCI              IOT         Combined
                                   -----------    -----------    -----------    -----------      -----------    -----------
Property Revenue
  Rents                            $    98,748    $   103,464    $     9,759    $        --      $        --   $   211,971
  Property operations                   71,246         60,084          5,292             --               --       136,622
                                   -----------    -----------    -----------    -----------      -----------   -----------
      Operating income                  27,502         43,380          4,467             --               --        75,349

Land Operations
  Sales                                 41,806             --             --             --               --         41,806
  Cost of Sales                         33,546             --             --             --               --         33,546
                                   -----------    -----------    -----------    -----------      -----------    -----------
      Gain on land sales                 8,260             --             --             --               --          8,260

Pizza Parlor operations
  Sales                                 25,282             --             --             --               --         25,282
  Cost of Sales                         20,715             --             --             --               --         20,715
                                   -----------    -----------    -----------    -----------      -----------    -----------
     Gross margin                        4,567             --             --             --               --          4,567

Oil and gas operations
  Sales                                     97             --             --             --               --             97
  Operating expenses                       186             --             --             --               --            186
                                   -----------    -----------    -----------    -----------      -----------    -----------
     Gross margin                          (89)            --             --             --               --            (89)

Other Income
  Interest  and other                    2,055          2,275            142             --               --          4,472
  Equity income (loss) in equity
    investees                            9,157         (4,529)           (27)        (5,496){A}          867{B}         (28)

  Gain on sale of real estate           54,600         47,529             --         (3,864){C}           --         98,265
                                   -----------    -----------    -----------    -----------      -----------    -----------
                                        65,812         45,275            115         (9,360)             867        102,709

Other expense
  Interest                              56,242         31,380          4,569             --               --         92,191

  Depreciation                          13,169         14,786          1,792         (1,096){D}         (382){D}     28,269

  Advisory fees to affiliate             4,971          4,208            570         (1,451){E}         (226){E}      8,072

  Net income fee to affiliate              638          2,075             --            941{F}           (13){F}      3,641
  Incentive fees to affiliate            7,477          2,903             --            757{G}            --         11,137
  General and
    administrative                       9,083          7,531            849             --               --         17,463
  Minority Interest                      2,483              9             --             --               --          2,492
                                   -----------    -----------    -----------    -----------      -----------    -----------
                                        94,063         62,892          7,780           (849)            (621)       163,265

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         ARL ACQUISITION OF TCI AND IOT
                      Nine months ended September 30, 2001
                    (dollars in thousands, except per share)


                                                          Historical                   Proforma Adjustments
                                         -----------------------------------------    -----------------------            Proforma
                                             ARL             TCI            IOT          TCI             IOT             Combined
                                         ------------    ------------    ---------    ----------      --------         ------------
Net income (loss)                              11,989          25,763       (3,198)       (8,511)        1,488               27,531

Preferred dividend requirement                 (1,868)            (22)          --        (1,753) {H}     (172){I}           (3,815)

                                         ------------    ------------    ---------    ----------      --------         ------------
Net income (loss)                        $     10,121    $     25,741    $  (3,198)   $  (10,264)     $  1,316         $     23,716

Earnings per share
Net income applicable to Common shares
Basic                                    $       1.00                                                                          2.51
Diluted                                  $       1.00                                                                  $       2.19

Average Common shares used in
   computing earnings per share
Basic                                      10,193,217                                                                     9,446,245
Diluted                                    10,193,217                                                                    10,813,818


              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         ARL ACQUISITION OF TCI AND IOT
                               September 30, 2001

Note A. To record the elimination of ARL's equity gains from TCI and TCI's equity losses from IOT and ARL.

Note B. To record the elimination of ARL's equity losses from IOT

Note C. To record the elimination of TCI's share of gains on sales of real estate from ARL.

Note D. To record the depreciation adjustment for new real estate basis.

Note E. To record the advisor fee adjustment for new gross asset basis.

Note F. To record the net income fee adjustment for new net income.

Note G. To record the incentive fee adjustment for TCI on ARL basis.

Note H. To record preferred stock dividends of $1.50 per share to affiliated party on Series G preferred stock.

Note I. To record preferred stock dividends of $1.61 per share to affiliated party on Series H preferred stock.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                             ARL ACQUISITION OF TCI
                               September 30, 2001
                             (dollars in thousands)


                                                            Historical
                                                  -----------------------------     Proforma          Proforma
                                                        ARL             TCI        Adjustments        Combined
                                                  -------------    -------------    ---------       -----------
                    Assets
Real estate held for investment,                  $     376,113    $     604,571    $ (66,657) {A}   $  914,906
      net of accumulated depreciation                        --               --          879  {B}
                                                  -------------    -------------    ---------        ----------
                                                        376,113          604,571      (65,778)          914,906

Real estate held for sale                               228,476              504           --           228,980


Notes and interest receivable                            31,799           14,339           --            46,138
Less-allowance for estimated losses                      (2,577)            (537)          --            (3,114)
                                                  -------------    -------------    ---------       -----------
                                                         29,222           13,802           --            43,024

Pizza parlor equipment, net of accumulated
depreciation                                              7,384               --           --             7,384
Leasehold interest - oil and gas properties,              4,718               --           --             4,718
        net of accumulated depreciation
Oilfield equipment, net of accumulated
depreciation                                                344               --           --               344

Marketable equity securities, at market value               108               --           --               108
Cash and cash equivalents                                 5,014           35,320      (49,929) {C}       (9,595)
Investment in equity investees                           78,046           23,520      (10,133) {D}       22,596
                                                                                      (68,837) {E}
Intangibles, net of accumulated amortization             15,883               --           --            15,883
Other assets                                             35,070           31,072           --            66,142
                                                  -------------    -------------    ----------       ----------
                                                  $     780,378    $     708,789    $(194,677)       $1,294,490
                                                  =============    =============    ==========       ==========

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                             ARL ACQUISITION OF TCI
                               September 30, 2001
                             (dollars in thousands)

                                                          Historical
                                                  --------------------------     Proforma       Proforma
                                                        ARL             TCI    Adjustments      Combined
                                                  -------------    ---------   ------------   -------------
Liabilities and Equity

Liabilities
Notes and interest payable                        $     582,139    $ 460,275   $      --      $   1,042,414
Margin borrowings                                        28,703           --          --             28,703
Other liabilities                                        44,513       25,978         879{B}          71,370
                                                  -------------    ---------   ---------      -------------
                                                        655,355      486,253         879          1,142,487
Commitments and contingencies

Minority Interest                                        37,634        4,225          --             41,859
Series B Redeemable Preferred Stock; $.01 par
value; authorized, 300,000 shares; issued and
outstanding, 300,000 shares (liquidation
preference $1,500)                                           --        1,350          --              1,350
Embedded Derivative                                          --          150          --                150
Series F Redeemable Preferred Stock; $2.00 par
value; authorized, 4,961 shares; issued and
outstanding 3,968.75 shares (liquidation
preference $3,969)                                        3,969           --          --              3,969

Stockholders' Equity

ARL
Preferred Stock, $2.00 par value, authorized
50,000,000
     shares, issued and outstanding
Series A, 2,724,910 shares, (liquidation
preference $27,249)                                       4,850           --          --              4,850
Series E, 50,000 shares, (liquidation
preference $500)                                            100           --          --                100
Series G, 1,168,774 shares, (liquidation
preference $23,375)                                          --           --       2,338 {F}          2,338
Common Stock, $.01 par value; authorized
100,000,000 shares, issued 11,830,127 shares                118           --          (7){D}            111
Paid-in capital                                         112,195           --      21,924 {F}        134,119
Accumulated distributions in
  excess of accumulated earnings                        (33,827)          --          --            (33,827)
Treasury Stock at par, 1,637,000 shares                     (16)          --          --                (16)

TCI
Preferred Stock
Series A; $.01 par value; authorized, 6,000
shares; issued and outstanding 5,829 shares
(liquidation preference $583)                                --           --          --                 --
Common Stock, $.01 par value; authorized,
10,000,000 shares; issued and outstanding
8,042,629 shares                                             --           80         (80){A}             --

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                             ARL ACQUISITION OF TCI
                               September 30, 2001
                             (dollars in thousands)


                                                        Historical
                                               -----------------------------   Proforma         Proforma
                                                     ARL            TCI       Adjustments       Combined
                                               ---------------- ------------ --------------   --------------
Paid-in capital                                              --      268,761    (268,761){A}             --
Accumulated distributions in
  excess of accumulated earnings                             --      (48,971)     48,971 {A}             --
Unrealized Gain                                              --       (3,059)      3,059 {A}             --
                                                  -------------    ---------   ---------      -------------
                                                         83,420      216,811    (192,556)           107,675

                                                  $     780,378    $ 708,789   $(191,677)     $   1,297,490
                                                  =============    =========   =========      =============


                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                             ARL ACQUISITION OF TCI
                               September 30, 2001
                             (dollars in thousands)

Note A. To record allocation of purchase price to TCI's assets and liabilities as follows:

The total purchase price of TCI is calculated as follows:


     Previous acquisitions by ARL for TCI                                         $  68,837
     Cash required to purchase 2,853,080 non-affiliated
         common shares of TCI at $17.50 per share                                    49,929
      Issuance of 1,168,774 Series G Preferred Stock, liquidation value $23,375      24,255
     Total Consideration                                                          $ 143,021
                                                                                  =========


The purchase price allocation, which is preliminary and therefore subject to change based on a final analysis, is as follows:


     Real Estate held for investment                                              $ 540,914
     Real Estate held for sale                                                          504
     Notes and interest receivable                                                   13,802
     Cash and cash equivalents                                                       35,320
     Investment in equity investees                                                  13,387
     Other assets                                                                    31,072
     Notes and interest payable                                                    (460,275)
     Other liabilities                                                              (25,978)
     Minority Interest                                                               (4,225)
     Series B Preferred Stock                                                        (1,500)
                                                                                  ---------
                                                                                  $ 143,021
                                                                                  =========

Note B. To record estimate of additional closing costs.

Note C. To record cash required to purchase TCI

Note D. To record the elimination TCI's investment in ARL and retire 746,972 shares of ARL.

Note E. To record the elimination of ARL's investment in TCI.

Note F. To record the issuance of the Series G preferred stock to affiliated parties to purchase TCI.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                             ARL ACQUISITION OF TCI
                               September 30, 2001
                    (dollars in thousands, except per share)


                                                 Historical
                                           ----------------------      Proforma      Proforma
                                              ARL          TCI        Adjustments    Combined
                                           ---------    ---------     -----------    ---------
     Property Revenue
       Rents                               $  98,748    $ 103,464     $     --       $ 202,212
       Property operations                    71,246       60,084           --         131,330
                                           ---------    ---------     --------       ---------
           Operating income                   27,502       43,380           --          70,882

     Land Operations
       Sales                                  41,806           --           --          41,806
       Cost of Sales                          33,546           --           --          33,546
                                           ---------    ---------     --------       ---------
           Gain on land sales                  8,260           --           --           8,260

     Pizza Parlor operations
       Sales                                  25,282           --           --          25,282
       Cost of Sales                          20,715           --           --          20,715
                                           ---------    ---------     --------       ---------
          Gross margin                         4,567           --           --           4,567

     Oil and gas operations
       Sales                                      97           --           --              97
       Operating expenses                        186           --           --             186
                                           ---------    ---------     --------       ---------
          Gross margin                           (89)          --           --             (89)

     Other Income
       Interest  and other                     2,055        2,275           --           4,330
       Equity (loss) in equity investees       9,157       (4,529)     (10,185){A}      (1,552)
                                                                         4,005 {B}
       Gain on sale of real estate            54,600       47,529       (3,864){C}      98,265
                                           ---------    ---------     --------       ---------
                                              65,812       45,275      (10,044)        101,043

     Other expense
       Interest                               56,242       31,380           --          87,622
       Depreciation                           13,169       14,786       (1,096){D}      26,859
       Advisory fee to affiliate               4,971        4,208       (1,424){E}       7,755
       Net income fee to affiliate               638        2,075          870 {F}       3,583
       Incentive fees to affiliate             7,477        2,903          757 {G}      11,137
       General and administrative              9,083        7,531           --          16,614
       Minority Interest                       2,483            9           --           2,492
                                           ---------    ---------     --------       ---------
                                              94,063       62,892         (893)        156,062


     Net income (loss)                        11,989       25,763       (9,151)         28,601
     Preferred dividend requirement           (1,868)         (22)      (1,753){H}      (3,643)

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                             ARL ACQUISITION OF TCI
                               September 30, 2001
                    (dollars in thousands, except per share)


                                                                          Historical
                                                                  -------------------------    Proforma       Proforma
                                                                      ARL           TCI       Adjustments     Combined
                                                                  -----------   -----------   -----------    -----------
     Net income (loss)                                            $    10,121   $    25,741   $   (10,904)   $    24,958

     Earnings per share
     Net income applicable to Common shares
     Basic                                                                                    $      1.00    $      2.64
     Diluted                                                                                  $      1.00    $      2.34

     Average Common shares used in computing earnings per share
     Basic                                                         10,193,217                                  9,446,245
     Diluted                                                       10,193,217                                 10,677,250

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                             ARL ACQUISITION OF TCI
                               September 30, 2001

Note A. To record the elimination of ARL's equity gains from TCI.

Note B. To record the elimination of TCI's equity losses from ARL.

Note C. To record the elimination of TCI's share of gains on sales of real estate from ARL.

Note D. To record the depreciation adjustment for new real estate basis.

Note E. To record the advisor fee adjustment for new gross asset basis.

Note F. To record the net income fee adjustment for new net income.

Note G. To record the incentive fee adjustment for TCI on ARL basis.

Note H. To record preferred stock dividends of $1.50 per share to affiliated party on Series G preferred stock.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                             ARL ACQUISITION OF IOT
                               September 30, 2001
                             (dollars in thousands)

                                                            Historical
                                                    --------------------------       Proforma        Proforma
                                                       ARL              IOT         Adjustments      Combined
                                                    ---------        ---------      -----------      ---------
Assets

Real estate held for investment,                    $ 376,113        $  85,781        $(15,264){A}   $ 446,751
      net of accumulated depreciation                                                      121 {B}
                                                    ---------        ---------        --------       ---------
                                                      376,113           85,781         (15,143)        446,751

Real estate held for sale                             228,476               --              --         228,476

Notes and interest receivable                          31,799              505              --          32,304
Less-allowance for estimated losses                    (2,577)              --              --          (2,577)
                                                    ---------        ---------        --------       ---------
                                                       29,222              505              --          29,727

Pizza parlor equipment, net of accumulated
depreciation                                            7,384               --              --           7,384
Leasehold interest - oil and gas properties,            4,718               --              --           4,718
        net of accumulated depreciation                    --               --              --              --
Oilfield equipment, net of accumulated
depreciation                                              344               --              --             344
Marketable equity securities, at market value             108               --              --             108
Cash and cash equivalents                               5,014            3,914         (10,953){C}      (2,025)
Investment in equity investees                         78,046              121          (6,872){D}      71,295
Intangibles, net of accumulated amortization           15,883               --              --          15,883
Other assets                                           35,070            2,553              --          37,623
                                                    ---------        ---------        --------       ---------
                                                    $ 780,378        $  92,874        $(32,968)      $ 840,284
                                                    =========        =========        ========       =========

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                             ARL ACQUISITION OF IOT
                               September 30, 2001
                             (dollars in thousands)

                                                                  Historical
                                                     ----------------------------------           Proforma           Proforma
                                                          ARL                  IOT              Adjustments          Combined
                                                     -------------        -------------        -------------       -------------
Liabilities and Equity

Liabilities
Notes and interest payable                           $     582,139        $      54,329        $          --       $     636,468
Margin borrowings                                           28,703                   --                   --              28,703
Other liabilities                                           44,513                3,059                  121 {B}          47,693
                                                     -------------        -------------        -------------       -------------
                                                           655,355               57,388                  121             712,864
Commitments and contingencies

Minority Interest                                           37,634                   --                   --              37,634
Series F Redeemable Preferred Stock; $2.00 par
value; authorized, 4,961 shares; issued and
outstanding 3,968.75 shares (liquidation
preference $3,969)                                           3,969                   --                   --               3,969

Stockholders' Equity

ARL
Preferred Stock, $2.00 par value, authorized
50,000,000 shares, issued and outstanding
Series A, 2,724,910 shares, (liquidation
preference $27,249)                                          4,850                   --                   --               4,850
Series E, 50,000 shares, (liquidation
preference $500)                                               100                   --                   --                 100
Series H, 106,802 shares, (liquidation
preference $2,296)                                              --                   --                  214 {E}             214
Common Stock, $.01 par value; authorized
100,000,000 shares, issued 11,830,127 shares                   118                   --                   --                 118
Paid-in capital                                            112,195                   --                2,183 {E}         114,378
Accumulated distributions in
  excess of accumulated earnings                           (33,827)                  --                   --             (33,827)
Treasury Stock at par, 1,637,000 shares                        (16)                  --                   --                 (16)

IOT
Common Stock, $.01 par value; authorized,
10,000,000 shares; issued and outstanding
1,438,945 shares                                                --                   14                  (14){A}              --
Paid-in capital                                                                  63,459              (63,459){A}              --
Accumulated distributions in excess of
accumulated earnings                                            --              (27,987)              27,987 {A}              --
                                                     -------------        -------------        -------------       -------------
                                                            83,420               35,486              (33,089)             85,817

                                                     $     780,378        $      92,874        $     (32,968)      $     840,284
                                                     =============        =============        =============       =============

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                             ARL ACQUISITION OF IOT
                               September 30, 2001
                             (dollars in thousands)

Note A. To record allocation of purchase price to IOT's assets and liabilities as follows:

The total purchase price of IOT is calculated as follows:
     Previous acquisitions by ARL for IOT                       $     6,872
     Cash required to purchase 576,480 non-affiliated
         common shares of IOT at $19.00 per share                    10,953
      Issuance of 106,802 Series H Preferred Stock,
         liquidation value $2,296.                                    2,397
     Total Consideration                                        $    20,222
                                                                ===========
The purchase price allocation, which is preliminary and
therefore subject to change based on a final analysis,
is as follows:
     Real Estate held for investment                            $    70,517
     Notes and interest receivable                                      505
     Cash and cash equivalents                                        3,914
     Investment in equity investees                                     121
     Other assets                                                     2,553
     Notes and interest payable                                     (54,329)
     Other liabilities                                               (3,059)
                                                                -----------
                                                                $    20,222
                                                                ===========

Note C. To record cash required to purchase IOT.

Note D. To record the elimination ARL's investment in IOT.

Note E. To record the issuance of the Series H preferred stock to affiliated parties to purchase IOT.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                             ARL ACQUISITION OF IOT
                               September 30, 2001
                    (dollars in thousands, except per share)

                                                   Historical
                                          --------------------------        Proforma         Proforma
                                             ARL              IOT          Adjustments       Combined
                                          ---------        ---------       -----------       ---------
Property Revenue
  Rents                                   $  98,748        $   9,759        $      --        $ 108,507
  Property operations                        71,246            5,292               --           76,538
                                          ---------        ---------        ---------        ---------
      Operating income                       27,502            4,467               --           31,969

Land Operations
  Sales                                      41,806               --               --           41,806
  Cost of Sales                              33,546               --               --           33,546
                                          ---------        ---------        ---------        ---------
      Gain on land sales                      8,260               --               --            8,260

Pizza Parlor operations
  Sales                                      25,282               --               --           25,282
  Cost of Sales                              20,715               --               --           20,715
                                          ---------        ---------        ---------        ---------
     Gross margin                             4,567               --               --            4,567

Oil and gas operations
  Sales                                          97               --               --               97
  Operating expenses                            186               --               --              186
                                          ---------        ---------        ---------        ---------
     Gross margin                               (89)              --               --              (89)

Other Income
  Interest  and other                         2,055              142               --            2,197
  Equity (loss) in equity investees           9,157              (27)             867 {A}        9,997
  Gain on sale of real estate                54,600               --               --           54,600
                                          ---------        ---------        ---------        ---------
                                             65,812              115              867           66,794

Other expense
  Interest                                   56,242            4,569               --           60,811
  Depreciation                               13,169            1,792             (382){B}       14,579
  Advisory fee to affiliate                   4,971              570             (226){C}        5,315
  Net income fee to affiliate                   638               --              (13){D}          625
  Incentive fees to affiliate                 7,477               --               --            7,477
  General and administrative                  9,083              849               --            9,932
  Minority Interest                           2,483               --               --            2,483
                                          ---------        ---------        ---------        ---------
                                              94,063           7,780             (621)         101,222

Net income (loss)                            11,989           (3,198)           1,488           10,279
Preferred dividend requirement               (1,868)              --             (172){E}       (2,040)

                                          ---------        ---------        ---------        ---------
Net income (loss)                         $  10,121        $  (3,198)       $   1,316        $   8,239

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                             ARL ACQUISITION OF IOT
                               September 30, 2001
                    (dollars in thousands, except per share)

                                                   Historical
                                          --------------------------        Proforma           Proforma
                                               ARL            IOT          Adjustments         Combined
                                          -----------      ---------       -----------       -----------
Earnings per share
Net income applicable to Common shares
  Basic                                   $      1.00                                        $      0.81
  Diluted                                 $      1.00                                               0.71

Average Common shares used in computing
  earnings per share
  Basic                                    10,193,217                                         10,193,217
  Diluted                                  10,193,217                                         11,604,981


              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                             ARL ACQUISITION OF IOT
                               September 30, 2001

Note A. To record the elimination of ARL's equity losses from IOT.

Note B. To record the depreciation adjustment for new real estate basis.

Note C. To record the advisor fee adjustment for new gross asset basis.

Note D. To record the net income fee adjustment for new net income.

Note E. To record preferred stock dividends of $1.61 per share to affiliated party on Series H preferred stock.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         ARL ACQUISITION OF TCI AND IOT
                                December 31, 2000
                    (dollars in thousands, except per share)

                                                Historical                           Proforma Adjustments
                               -------------------------------------------        -------------------------        Proforma
                                  ARL              TCI              IOT              TCI            IOT            Combined
                               ---------        ---------        ---------        ---------       ---------        ---------
Property Revenue
  Rents                        $ 138,160        $ 139,357        $  13,731        $      --       $      --        $ 291,248
  Property operations             94,081           78,061            6,969               --              --          179,111
                               ---------        ---------        ---------        ---------       ---------        ---------
      Operating income            44,079           61,296            6,762               --              --          112,137

Land Operations
  Sales                          119,384               --               --               --              --          119,384
  Cost of Sales                   90,383               --               --               --              --           90,383
                               ---------        ---------        ---------        ---------       ---------        ---------
      Gain on land sales          29,001               --               --               --              --           29,001

Pizza Parlor operations
  Sales                           32,551               --               --               --              --           32,551
  Cost of Sales                   26,767               --               --               --              --           26,767
                               ---------        ---------        ---------        ---------       ---------        ---------
     Gross margin                  5,784               --               --               --              --            5,784

Other Income
  Interest  and other              2,039            2,370              319             (358){A}          --            4,370
  Equity (loss) in
equity investees                   5,246             (556)             (61)          (6,555){B}      (4,871){C}       (6,797)
  Gain on sale of real
estate                            67,727           50,550           20,878           (4,781){D}        (475){E}      133,899
                               ---------        ---------        ---------        ---------       ---------        ---------
                                  75,012           52,364           21,136          (11,694)         (5,346)         131,472

Other expense
  Interest                        76,702           47,997            5,079             (358){A}         --           129,420
  Depreciation                    16,879           19,702            2,450           (1,241){F}       (349) {F}       37,441
  Advisory fee to
affiliate                          5,049            5,258              664           (1,175){G}       (255) {G}        9,541
  Net income fee to
affiliate                             --            2,415            1,362             (519){H}         330 {H}        3,588
  Incentive fee to
affiliate                          1,646               --               --            2,556 {I}       1,848 {I}        6,050
  General and
administrative                    17,973            8,506            1,549               --              --           28,028
  Provision for loss               2,248               --               --               --              --            2,248
  Minority Interest               30,700               --               --               --              --           30,700
                               ---------        ---------        ---------        ---------       ---------        ---------
                                 151,197           83,878           11,104             (737)          1,574          247,016

Preferred dividend
requirement                       (2,327)             (22)              --           (2,338){J}        (230){K}       (4,917)
                               ---------        ---------        ---------        ---------       ---------        ---------
Net income (loss)              $     352        $  29,760        $  16,794        $ (13,295)      $  (7,150)       $  26,461

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         ARL ACQUISITION OF TCI AND IOT
                                December 31, 2000
                    (dollars in thousands, except per share)

                                                Historical                           Proforma Adjustments
                               -------------------------------------------        -------------------------         Proforma
                                  ARL              TCI              IOT              TCI            IOT             Combined
                               ---------        ---------        ---------        ----------      ---------        -----------
Earnings per share
Net income applicable to
Common shares
Basic                            $0.03                                                                             $      2.81
Diluted                          $0.03                                                                             $      2.16

Average Common shares used
in computing earnings
per share
Basic                                                                             10,399,890                         9,446,245
Diluted                                                                           10,399,890                        12,276,212

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         ARL ACQUISITION OF TCI AND IOT
                                December 31, 2000

Note A. To record the elimination of TCI's interest income and ARL's interest expense from TCI's funding a loan to ARL in 2000.

Note B. To record the elimination of ARL's equity gains from TCI and TCI's equity losses from IOT.

Note C. To record the elimination of ARL's equity gains from IOT.

Note D. To record increased brokerage commissions to affiliate on sales of real estate on ARL basis and eliminate TCI's share of gains on sale of real estate from IOT.

Note E. To record increased brokerage commissions to affiliate on sales of real estate on ARL basis.

Note F. To record the depreciation adjustment for new real estate basis.

Note G. To record the advisor fee adjustment for new gross asset basis.

Note H. To record the net income fee adjustment for new net income.

Note I. To record the incentive fee adjustment on ARL basis.

Note J. To record preferred stock dividends of $2.00 per share to affiliated party on Series G preferred stock.

Note K. To record preferred stock dividends of $2.15 per share to affiliated party on Series H preferred stock.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                             ARL ACQUISITION OF TCI
                                December 31, 2000
                    (dollars in thousands, except per share)

                                                     Historical
                                             --------------------------         Proforma           Proforma
                                                ARL              TCI           Adjustments         Combined
                                             ---------        ---------        -----------        ---------
Property Revenue
  Rents                                      $ 138,160        $ 139,357        $        --        $ 277,517
  Property operations                           94,081           78,061                 --          172,142
                                             ---------        ---------        -----------        ---------
      Operating income                          44,079           61,296                 --          105,375

Land Operations
  Sales                                        119,384               --                 --          119,384
  Cost of Sales                                 90,383               --                 --           90,383
                                             ---------        ---------        -----------        ---------
      Gain on land sales                        29,001               --                 --           29,001

Pizza Parlor operations
  Sales                                         32,551               --                 --           32,551
  Cost of Sales                                 26,767               --                 --           26,767
                                             ---------        ---------        -----------        ---------
     Gross margin                                5,784               --                 --            5,784

Other Income
  Interest and other                             2,039            2,370               (358){A}        4,051
  Equity (loss) in equity investees              5,246             (556)            (7,243){B}       (2,553)
  Gain on sale of real estate                   67,727           50,550               (209){C}      118,068
                                             ---------        ---------        -----------        ---------
                                                75,012           52,364             (7,810)         119,566
Other expense
  Interest                                      76,702           47,997               (358){A}      124,341
  Depreciation                                  16,879           19,702             (1,241){D}       35,340
  Advisory fee to affiliate                      5,049            5,258             (1,142){E}        9,165
  Net income fee to affiliate                       --            2,415               (134){F}        2,281
  Incentive fee to affiliate                     1,646               --              2,556 {G}        4,202
  General and administrative                    17,973            8,506                 --           26,479
  Provision for loss                             2,248               --                 --            2,248
  Minority Interest                             30,700               --                 --           30,700
                                             ---------        ---------        -----------        ---------
                                               151,197           83,878               (319)         234,756

Net income (loss)                                2,679           29,782             (7,491)          24,970
Preferred dividend requirement                  (2,327)             (22)            (2,338){H}       (4,687)
                                             ---------        ---------        -----------        ---------
Net income (loss)                            $     352        $  29,760        $    (9,829)       $  20,283

Earnings per share
Net income applicable to Common shares
   Basic                                     $    0.03                                            $    2.11
   Diluted                                   $    0.03                                            $    1.78

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                             ARL ACQUISITION OF TCI
                                December 31, 2000
                    (dollars in thousands, except per share)

                                                     Historical
                                             --------------------------         Proforma           Proforma
                                                ARL              TCI           Adjustments         Combined
                                             ----------       ---------        -----------        ----------
Average Common shares used in
  computing earnings per share
    Basic                                    10,399,890                                            9,652,918
    Diluted                                  10,399,890                                           11,441,035

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                             ARL ACQUISITION OF TCI
                                December 31, 2000

Note A. To record the elimination of TCI's interest income and ARL's interest expense from TCI's funding a loan to ARL in 2000.

Note B. To record the elimination of ARL's equity gains from TCI.

Note C. To record increased brokerage commissions to affiliate on sales of real estate on ARL basis and eliminate TCI's share of gains on sale of real estate from IOT.

Note D. To record the depreciation adjustment for new real estate basis.

Note E. To record the advisor fee adjustment for new gross asset basis.

Note F. To record the net income fee adjustment for new net income.

Note G. To record the incentive fee adjustment for TCI on ARL basis.

Note H. To record preferred stock dividends of $2.00 per share to affiliated party on Series G preferred stock.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                             ARL ACQUISITION OF IOT
                                December 31, 2000
                    (dollars in thousands, except per share)

                                                         Historical
                                              --------------------------------         Proforma            Proforma
                                                   ARL                IOT             Adjustments          Combined
                                              ------------        ------------        -----------        ------------
Property Revenue
  Rents                                       $    138,160        $     13,731        $        --        $    151,891
  Property operations                               94,081               6,969                 --             101,050
                                              ------------        ------------        -----------        ------------
      Operating income                              44,079               6,762                 --              50,841

Land Operations
  Sales                                            119,384                  --                 --             119,384
  Cost of Sales                                     90,383                  --                 --              90,383
                                              ------------        ------------        -----------        ------------
      Gain on land sales                            29,001                  --                 --              29,001

Pizza Parlor operations
  Sales                                             32,551                  --                 --              32,551
  Cost of Sales                                     26,767                  --                 --              26,767
                                              ------------        ------------        -----------        ------------
     Gross margin                                    5,784                  --                 --               5,784

Other Income
  Interest  and other                                2,039                 319                 --               2,358
  Equity (loss) in equity investees                  5,246                 (61)            (4,871){A}             314
  Gain on sale of real estate                       67,727              20,878               (475){B}          88,130
                                              ------------        ------------        -----------        ------------
                                                    75,012              21,136             (5,346)             90,802

Other expense
  Interest                                          76,702               5,079                 --              81,781
  Depreciation                                      16,879               2,450               (349){C}          18,980
  Advisory fee to affiliate                          5,049                 664               (255){D}           5,458
  Net income fee to affiliate                           --               1,362                330 {E}           1,692
  Incentive fee to affiliate                         1,646                  --              1,848 {F}           3,494
  General and administrative                        17,973               1,549                 --              19,522
  Provision for loss                                 2,248                  --                                  2,248
  Minority Interest                                 30,700                  --                 --              30,700
                                              ------------        ------------        -----------        ------------
                                                   151,197              11,104              1,574             163,875

Net income (loss)                                    2,679              16,794             (6,920)             12,553
Preferred dividend requirement                      (2,327)                 --               (230){G}          (2,557)

                                              ------------        ------------        -----------        ------------
Net income (loss)                             $        352        $     16,794        $    (7,150)       $      9,996

Earnings per share
Net income applicable to Common shares
    Basic                                     $      0.03                                                $       0.96
    Diluted                                   $      0.03                                                $       0.92

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                             ARL ACQUISITION OF IOT
                                December 31, 2000
                    (dollars in thousands, except per share)

                                                         Historical
                                              --------------------------------         Proforma            Proforma
                                                   ARL                IOT             Adjustments          Combined
                                              ------------        ------------        -----------        ------------
Average Common shares used in computing
  earnings per share
    Basic                                      10,399,890                                                 10,399,890
    Diluted                                    10,399,890                                                 10,847,677

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                             ARL ACQUISITION OF IOT
                                December 31, 2000

Note A. To record the elimination of ARL's equity gains from IOT.

Note B. To record increased brokerage commissions to affiliate on sales of real estate on ARL basis.

Note C. To record the depreciation adjustment for new real estate basis.

Note D. To record the advisor fee adjustment for new gross asset basis.

Note E. To record the net income fee adjustment for new net income.

Note F. To record the incentive fee adjustment for IOT on ARL basis.

Note G. To record preferred stock dividends of $2.15 per share to affiliated party on Series H preferred stock.

                                 BUSINESS OF ARL

         American Realty Investors, Inc. ("ARL"), a Nevada corporation, is the successor through merger to American Realty Trust, Inc. ("ART"), a Georgia corporation and NRLP, a Delaware partnership.

         On November 3, 1999, ART and NRLP jointly announced the agreement of their respective boards to combine, in a tax-free exchange, under a new company, ARL. Prior to December 31, 1998, ART accounted for its investment in NRLP under the equity method. As of December 31, 1998, upon the election of a wholly-owned subsidiary of ART as general partner of NRLP, ART began consolidation of NRLP's accounts at that date and consolidation of its operations subsequent to that date.

         The merger transaction was closed on August 2, 2000. NRLP unitholders, except for ART, received one share of ARL common stock for each unit of NRLP held. ART stockholders received .91 shares of ARL common stock for each share of ART common stock held. Each share of ART preferred stock was converted into one share of preferred stock of ARL, having substantially the same rights as ART's preferred stock. The ART shares of common stock ceased trading on the NYSE on August 2, 2000. ARL common stock commenced trading on the NYSE on August 3, 2000. For financial reporting purposes, the merger is treated as the purchase of NRLP by ART; accordingly, the historical information presented for ARL is that of ART.

BUSINESS PLAN AND INVESTMENT POLICY

         ARL's primary business is investing in equity interests in real estate (including equity securities of real estate-related entities), leases, joint venture development projects and partnerships and, to a lesser extent, financing real estate and real estate activities through investments in mortgage loans, including first, wraparound and junior mortgage loans. Information regarding the real estate and mortgage notes receivable portfolios of ARL is set forth in "Properties of ARL" and in Schedules III and IV to the ARL Consolidated Financial Statements.

         ARL, through its wholly-owned subsidiary, Pizza World Supreme, Inc. ("PWSI"), operates and franchises pizza parlors featuring pizza delivery, carry-out and dine-in under the trademarks "Me-N-Ed's" and "Slices" in California and Texas. The first Me-N-Ed's pizza parlor opened in 1962. At September 30, 2001, there were 58 Me-N-Ed's pizza parlors in operation, consisting of 47 owned and 11 franchised pizza parlors. Four of the owned pizza parlors were in Texas and the remainder were in California.

         ARL's businesses are not seasonal. With regard to real estate investments, ARL is seeking both current income and capital appreciation. ARL's plan of operation is to continue, to the extent its liquidity permits, to make equity investments in income producing real estate such as hotels, apartments or commercial properties or equity securities of real estate-related entities. ARL also intends to continue to pursue higher risk, higher reward investments, such as improved and unimproved land where it can obtain financing of substantially all of a property's purchase price. ARL intends to seek selected dispositions of certain of its assets, in particular, selected income producing properties in stabilized markets and certain of its land holdings where the prices obtainable for such assets justify their disposition. ARL has determined that it will no longer actively seek to fund or purchase mortgage loans. However, it may, in selected instances, originate mortgage loans or it may provide purchase money financing in conjunction with a property sale. See "Properties of ARL" and Schedules III and IV to the ARL Consolidated Financial Statements.

         ARL's board of directors has broad authority under ARL's governing documents to make all types of investments, and may devote available assets to particular investments or types of investments, without restriction on the amount or percentage of assets that may be allocated to a single investment or to any particular type of investment, and without limit on the percentage of securities of any one issuer that may be acquired. Investment objectives and policies may be changed at any time by the board without stockholder approval.

         The specific composition of ARL's real estate portfolio will depend largely on the judgment of management as to changing investment opportunities and the level of risk associated with specific investments or types of investments. Management intends to attempt to maintain a real estate portfolio diversified by location and type of property.

         In addition to its equity investments in real estate, ARL has also invested in private and open market purchases of the equity securities of IOT and TCI, both affiliates of ARL. See "Properties of ARL -- Investments in Real Estate Companies and Real Estate Partnerships."

COMPETITION

         REAL ESTATE. The real estate business is highly competitive and ARL competes with numerous entities engaged in real estate activities (including certain entities described in "Certain Relationships and Related Transactions of ARL, TCI and IOT--Related Party Transactions"), some of which have greater financial resources than ARL. Management believes that success against such competition is dependent upon the geographic location of the property, the performance of property-level managers in areas such as marketing, collections and control of operating expenses, the amount of new construction in the area and the maintenance and appearance of the property. Additional competitive factors with respect to commercial properties are the ease of access to the property, the adequacy of related facilities, such as parking, and sensitivity to market conditions in setting rent levels. With respect to apartments, competition is also based upon the design and mix of the units and the ability to provide a community atmosphere for the tenants. With respect to hotels, competition is also based upon market served, i.e., transient, commercial or group users. Management believes that beyond general economic circumstances and trends, the rate at which properties are renovated or the rate new properties are developed in the vicinity of each of ARL's properties, in particular its improved and unimproved land, are also competitive factors.

         To the extent that ARL seeks to sell any of its properties, the sales prices for the properties may be affected by competition from other real estate entities and financial institutions, also attempting to sell properties in areas where ARL's properties are located, as well as aggressive buyers attempting to dominate or penetrate a particular market.

         As described above and in "Certain Relationships and Related Transactions of ARL, TCI and IOT--Related Party Transactions," the officers of ARL also serve as officers of IOT and TCI, both of which are also advised by BCM, and both of which have business objectives similar to ARL's. ARL's officers and advisor owe fiduciary duties to both IOT and TCI as well as to ARL under applicable law. In determining whether a particular investment opportunity will be allocated to ARL, IOT or TCI, management and the advisor consider the respective investment objectives of each and the appropriateness of a particular investment in light of the existing real estate and mortgage notes receivable portfolios of each. To the extent that any particular investment opportunity is appropriate to more than one of the entities, the investment opportunity will be allocated to the entity which has had funds available for investment for the longest period of time or, if appropriate, the investment may be shared among all or some of the entities.

         In addition, also as described in "Certain Relationships and Related Transactions of ARL, TCI and IOT." ARL also competes with entities which are affiliates of BCM having similar investment objectives in the purchasing, selling, leasing and financing real estate and real estate-related investments. In resolving any potential conflicts of interest which may arise, BCM has informed ARL that it intends to continue to exercise its best judgment as to what is fair and reasonable under the circumstances in accordance with applicable law.

         ARL is subject to all the risks incident to ownership and financing of real estate and interests therein, many of which relate to the general illiquidity of real estate investments. These risks include, but are not limited to, changes in general or local economic conditions, changes in interest rates and availability of permanent mortgage financing which may render the purchase, sale or refinancing of a property difficult or unattractive and which may make debt service burdensome; changes in real estate and zoning laws, increases in real estate taxes, federal or local economic or rent controls, floods, earth quakes, hurricanes and other acts of God and other factors beyond the control of management or the advisor. The illiquidity of real estate investments may also impair the ability of management to respond promptly to changing circumstances. Management believes that such risks are partially mitigated by the diversification by geographic region and property type of ARL's real estate and mortgage notes receivable portfolios. However, to the extent that property sales, new property investments, in particular improved and unimproved land, or mortgage lending are concentrated in any particular region the advantages of geographic diversification are mitigated.

         Virtually all of ARL's real estate, equity security holdings in IOT and TCI and its trading portfolio of equity securities are held subject to secured indebtedness. Such borrowings increase the risk of loss because they represent a prior claim on ARL's assets and require fixed payments regardless of profitability. In the event of default, the lender may foreclose on the assets securing such indebtedness, and ARL could lose its investment in the pledged assets.

         PIZZA PARLORS. The pizza parlor business is highly competitive and is affected by changes in consumer tastes and eating habits, as well as national, regional and local economic conditions, and demographic trends. The performance of an individual pizza parlor can be affected by changes in traffic patterns, demographics, and the type, number and location of competing restaurants.

         The quick-service restaurant industry is extremely competitive with respect to price, service, location and food quality. PWSI and its franchisees compete with a variety of other restaurants in the quick-service restaurant industry, including those that offer dine-in, carry-out and delivery services. These competitors include national and regional chains, franchisees of other restaurant chains and local owner-operated restaurants. Some of these competitors have been in existence longer and have an established market presence in certain geographic regions, and some have substantially greater financial, marketing and other resources than PWSI and its franchisees. PWSI competes for qualified franchisees with many other restaurant concepts, including national and regional restaurant chains. PWSI's success is largely dependent upon the efforts of its management and other key personnel. The loss of the service of one or more members of management could have an adverse effect on PWSI's operations. Significant transitions in management involve important risks, including potential loss of key personnel, difficulties in implementing changes to operational strategies and maintaining relationships with franchisees.

         At September 30, 2001, PWSI owned and operated 47 and franchised 11 pizza parlors. The results achieved by PWSI's relatively small pizza parlor base may not be indicative of the results of a larger number of pizza parlors in a more geographically dispersed area. Because of PWSI's relatively small pizza parlor base, an unsuccessful pizza parlor has a more significant effect on PWSI's results of operations than would be the case in a company owning more pizza parlors. PWSI's existing pizza parlors, both owned and franchised, are located in California or Texas. At September 30, 2001, there were 54 pizza parlors in California and four in Texas. Accordingly, PWSI's results of operations may be affected by economic or other conditions in those regions. Also, given PWSI's present geographic concentration, publicity relating to PWSI's pizza parlors could have a more pronounced effect on PWSI's overall sales than might be the case if PWSI's pizza parlors were geographically dispersed.

         All of PWSI's owned pizza parlors are operated on premises leased from third parties. Most of the pizza parlor leases provide for a minimum annual rent and additional rental payments if sales volumes exceed specified amounts. There can be no assurance that PWSI will be able to renew leases upon expiration or that the lease terms upon renewal will be as favorable as the current lease terms. In 2000, PWSI added one new franchised store and no company-owned stores, it sold one company-owned store and closed an additional three company-owned stores. In 2001, PWSI added three new company-owned stores and sold two company-owned stores to franchises. In 2002, PWSI plans to expand its franchised stores to construct and open four new company-owned stores.

                                PROPERTIES OF ARL

         ARL's principal offices are located at 1800 Valley View Lane, Suite 300, Dallas, Texas 75234 and are in the opinion of management, suitable and adequate for ARL's present operations.

         Details of ARL's real estate and mortgage notes receivable portfolios at December 31, 2000, are set forth in Schedules III and IV, respectively, to the ARL Consolidated Financial Statements. The discussions set forth below under the headings "Real Estate" and "Mortgage

Loans" provide certain summary information concerning ARL's real estate and mortgage notes receivable portfolios.

         At December 31, 2000, no single asset accounted for 10% or more of total assets. At December 31, 2000, 83% of ARL's assets consisted of real estate, 2% consisted of notes and interest receivable, 6% consisted of investments in equity investees, including IOT and TCI, and 3% consisted of pizza parlor equipment and related goodwill. The remaining 6% of ARL's assets were cash, cash equivalents, marketable equity securities and other assets. The percentage of assets invested in any one category is subject to change and no assurance can be given that the composition of ARL's assets in the future will approximate the percentages listed above.

         ARL's real estate is geographically diverse. At December 31, 2000, ARL's real estate was located in all geographic regions of the continental United States, other than the Northeast region, as shown more specifically in the table under "Real Estate" below. ARL also holds mortgage notes receivable secured by real estate located in the Southeast, Southwest, Northeast and Midwest regions of the continental United States, as shown more specifically in the table under "Mortgage Loans" below.

GEOGRAPHIC REGIONS

         Northeast region comprised of the states of Connecticut, Delaware, Maryland, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island and Vermont, and the District of Columbia. ARL has no properties in this region.

         Southeast region comprised of the states of Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee and Virginia. ARL has 39 apartments, 4 commercial properties and 2 hotels in this region.

         Southwest region comprised of the states of Arizona, Arkansas, Louisiana, New Mexico, Oklahoma and Texas. ARL has 14 apartments and 7 commercial properties in this region.

         Midwest region comprised of the states of Illinois, Indiana, Iowa, Kansas, Kentucky, Michigan, Minnesota, Missouri, Nebraska, North Dakota, Ohio, South Dakota, West Virginia and Wisconsin. ARL has 12 apartments, 2 commercial properties and 1 hotel in this region.

         Mountain region comprised of the states of Colorado, Idaho, Montana, Nevada, Utah and Wyoming. ARL has 1 apartment, 2 commercial properties and 1 hotel in this region.

         Pacific region comprised of the states of Alaska, California, Hawaii, Oregon and Washington. ARL has 2 commercial properties and 4 hotels in this region.

         Excluded from above are 59 parcels of improved and unimproved land, a hotel in Sofia, Bulgaria and a single family residence, as described below.

REAL ESTATE

         At December 31, 2000, 89% of ARL's assets were invested in real estate and the equity securities of IOT and TCI. ARL invests in real estate located throughout the continental United States, either on a leveraged or nonleveraged basis.

         ARL's real estate portfolio consists of properties held for investment, investments in partnerships, properties held for sale and investments in equity securities of IOT and TCI.

         TYPES OF REAL ESTATE INVESTMENTS. ARL's real estate consists of apartments, commercial properties (office buildings, shopping centers and a merchandise mart), hotels and improved and unimproved land. In selecting real estate for investment, the location, age and type of property, gross rents, lease terms, financial and business standing of tenants, operating expenses, fixed charges, land values and physical condition are among the factors considered. Properties may be purchased subject to, or existing debt may be assumed and properties may be mortgaged, pledged or otherwise collateralized to obtain financing. The ARL board of directors may alter the types of and criteria for selecting new real estate investments and for obtaining financing without a vote of stockholders.

         Although ARL has typically invested in developed real estate, it may also invest in new construction or development either directly or in partnership with non-affiliated parties or affiliates (subject to approval by the ARL board of directors). To the extent that it invests in construction and development projects, such as the Lake Shore Villas Apartments, ARL is subject to business risks, such as cost overruns and construction delays, associated with such higher risk projects. In 2000, ARL completed construction of Lake Shore Villas, a 312 unit apartment in Harris County, Texas.

         In the opinion of management, the properties owned by ARL are adequately covered by insurance.

         The following table sets forth the percentages, by property type and geographic region, of owned real estate (excluding 59 parcels of improved and unimproved land, a hotel in Sofia, Bulgaria and a single family residence, described below) at December 31, 2000.

                                                                                     Commercial
Region                                                               Apartments      Properties     Hotels
------                                                               ----------      ----------     ------
Midwest..........................................................        21%            35%           14%
Mountain.........................................................         3              2            11
Pacific..........................................................        --             18            46
Southwest........................................................        43             20            29
Southwest........................................................        33             25            --
                                                                        ---            ---           ---
                                                                        100%           100%          100%
                                                                        ===            ===           ===

         The foregoing table is based solely on the number of apartment units, amount of commercial square footage and number of hotel rooms owned and does not reflect the value of

ARL's investment in each region. See Schedule III to the ARL Consolidated Financial Statements for a detailed description of owned real estate.

         Excluded from the table above, are a 145 room hotel in Sofia, Bulgaria, a single family residence in Dallas, Texas and 59 parcels of improved and unimproved land consisting of: a 46.1 acre land parcel in Las Colinas, Texas; seven parcels of land in Dallas County, Texas, totaling 402.2 acres; four parcels of land in Irving, Texas, totaling 278.5 acres; an 82.4 acre land parcel in Oceanside, California; five parcels of land in Tarrant County, Texas, totaling 770.6 acres; two parcels of land in Harris County, Texas, totaling
251.0 acres; five parcels of land in Collin County, Texas, totaling 234.6 acres; 12 parcels of land in Farmers Branch, Texas, totaling 145.3 acres; three parcels of land in Plano, Texas, totaling 87.8 acres; a 1,070.9 acre land parcel in Austin, Texas; three parcels of land in Palm Desert, California, totaling 825.6 acres; a 63.3 acre land parcel in Travis County, Texas; a 193.7 acre parcel of land in Houston, Texas; a 54.2 acre land parcel in Fort Worth, Texas; a 137.0 acre land parcel in Lewisville, Texas; a 7.6 acre land parcel in Carrollton, Texas; a 19.5 acre land parcel in Santa Clarita, California; a 138.7 acre land parcel in Nashville, Tennessee; three parcels of land in Riverside, California, totaling 1,677.8 acres; and five additional land parcels totaling approximately
84.0 acres. See Schedule III to the ARL Consolidated Financial Statements for a detailed description of ARL's real estate portfolio.

         A summary of the activity in the owned real estate portfolio during 2000 is as follows:

Owned properties at January 1, 2000....................................    171
Properties purchased...................................................      4
Properties constructed.................................................      1
Property obtained in exchange for a portion of a land parcel...........      1
Properties split into two land parcels.................................      1
Properties sold (excluding partial sales)..............................    (26)
                                                                         -----

Owned properties at December 31, 2000..................................    152
                                                                         =====

         PROPERTIES HELD FOR INVESTMENT. Set forth below are the properties held for investment and the monthly rental rate for apartments and the average annual rental rate for commercial properties and the average daily room rate and room revenue divided by total available rooms for hotels and occupancy at December 31, 2000, 1999 and 1998 for apartments and commercial properties and average occupancy during 2000, 1999 and 1998 for hotels:

                                                       RENT PER SQUARE FOOT                    OCCUPANCY %
                                 UNITS/SQUARE     -----------------------------        ---------------------------
    PROPERTY         LOCATION       FOOTAGE        2000        1999        1998        2000        1999       1998
    --------         --------    ------------     -----       -----       -----        ----        ----       ----
APARTMENTS
Arlington Place    Pasadena, TX  230              $.68        $.65        $.64          93          98         98
                                 Units/205,476
                                 Sq. Ft.
Ashford            Tampa FL      56                .77         .76         .74          95          91         98
                                 Units/42,196
                                 Sq. Ft.
Bay Anchor         Panama        12                .53         .50         .54         100          97         83
                   City, FL      Units/10,700
                                 Sq. Ft.

                                                       RENT PER SQUARE FOOT                    OCCUPANCY %
                                 UNITS/SQUARE     -----------------------------        ---------------------------
    PROPERTY         LOCATION       FOOTAGE        2000        1999        1998        2000        1999       1998
    --------         --------    ------------     -----       -----       -----        ----        ----       ----
Bent Tree          Addison, TX   292               .74         .71         .73          96          96         93
                                 Units/244,480
                                 Sq. Ft.
Blackhawk          Ft. Wayne,    209               .57         .56         .57          94          95         94
                   IN            Units/190,520
                                 Sq. Ft.
Bridgestone        Friendswood,  76                .68         .68         .67          99          91         97
                   TX            Units/65,519
                                 Sq. Ft.
Carriage Park      Tampa, FL     46                .82         .79         .80          91          98         94
                                 Units/36,750
                                 Sq. Ft.
Chalet I           Topeka, KS    162               .66         .64         .65          90          95         97
                                 Units/131,791
                                 Sq. Ft.
Chalet II          Topeka, KS    72                .71         .68         .70          92          95         91
                                 Units/49,164
                                 Sq. Ft.
Chateau            Bellevue, NE  115               .68         .69         .71          97          96         94
                                 Units/99,220
                                 Sq. Ft.
Chateau Bayou      Ocean         122               .65         .64         .71          89          99         98
                   Springs, MS   Units/105,536
                                 Sq. Ft.
Club Mar           Sarasota, FL  248               .67         .65         .65          99          92         93
                                 Units/230,180
                                 Sq. Ft.
Confederate Point  Jacksonville, 206               .59         .58         .58          96          94         93
                   FL            Units/277,860
                                 Sq. Ft.
Conradi House      Tallahassee,  98                .71         .67         .71          98          96         96
                   FL            Units/49,900
                                 Sq. Ft.
Covered Bridge     Gainesville,  176               .66         .66         .64          99          96         97
                   FL            Units/171,416
                                 Sq. Ft.
Crossing Church    Tampa, FL     52                .83         .73         .73          96          96         98
                                 Units/40,024
                                 Sq. Ft.
Daluce             Tallahassee,  112               .61         .59         .59          96          93         94
                   FL            Units/95,432
                                 Sq. Ft.
Falcon House       Ft. Walton,   82                .63         .62         .62          95          92         93
                   FL            Units/71,220
                                 Sq. Ft.
Foxwood            Memphis, TN   220               .55         .55         .57          90          81         90
                                 Units/212,000
                                 Sq. Ft.
Georgetown         Panama        44                .62         .60         .61         100          94         93
                   City, FL      Units/36,160
                                 Sq. Ft.
Governor Square    Tallahassee,  168               .63         .61         .60          95          95         92
                   FL            Units/146,550
                                 Sq. Ft.
Grand Lagoon       Panama        54                .74         .71         .73          93          94         80
                   City, FL      Units/47,460
                                 Sq. Ft.
Greenbriar         Tallahassee,  50                .74         .71         .70          98         100         96
                   FL            Units/36,600
                                 Sq. Ft.
Kimberly Woods     Tucson, AZ    279               .59         .57         .59          91          93         92
                                 Units/249,678
                                 Sq. Ft.
La Mirada          Jacksonville, 320               .54         .54         .52          88          94         99
                   FL            Units/341,400
                                 Sq. Ft.

                                                       RENT PER SQUARE FOOT                    OCCUPANCY %
                                 UNITS/SQUARE     -----------------------------        ---------------------------
    PROPERTY         LOCATION       FOOTAGE        2000        1999        1998        2000        1999       1998
    --------         --------    ------------     -----       -----       -----        ----        ----       ----
Lake Chateau       Thomasville,  98                .57         .55         .56          95          95         97
                   GA            Units/65,800
                                 Sq. Ft.
Lake Shore Villas  Harris        312               .89          *           *           *           *           *
                   County, TX    Units/259,176
                                 Sq. Ft.
Landings/marina    Pensacola,    52                .69         .68         .67          92          96         87
                   FL            Units/34,464
                                 Sq. Ft.
Lee Hills          Tallahassee,  16                .56         .52         .54          94          92         94
                   FL            Units/14,720
                                 Sq. Ft.
Mallard Lake       Greensboro,   336               .63         .62         .64          97          93         91
                   NC            Units/295,560
                                 Sq. Ft.
Mediterranean      San           140               .50         .50         .49          96          96         93
Villas             Antonio, TX   Units/158,960
                                 Sq. Ft.
Morning Star       Tallahassee,  82                .81         .77         .76          99          95         100
                   FL            Units/41,000
                                 Sq. Ft.
Nora Pines         Indianapolis, 254               .61         .60         .60          93          93         95
                   IN            Units/254,676
                                 Sq. Ft.
Northside Villas   Tallahassee,  81                .61         .58         .57          97          94         93
                   FL            Units/134,000
                                 Sq. Ft.
Oak Hill           Tallahassee,  92                .62         .60         .60          95          96         97
                   FL            Units/81,240
                                 Sq. Ft.
Oak Tree           Grandview,    189               .62         .59         .60          89          95         99
                   MO            Units/160,591
                                 Sq. Ft.
Park Avenue        Tallahassee,  121               .83         .81         .79          98          97         90
                   FL            Units/78,979
                                 Sq. Ft.
Pheasant Ridge     Bellevue, NE  264               .61         .60         .62          94          94         89
                                 Units/243,960
                                 Sq. Ft.
Pinecrest          Tallahassee,  48                .59         .57         .57         100          94         90
                   FL            Units/46,400
                                 Sq. Ft.
Place One          Tulsa, OK     407               .59         .59         .42          92          94         93
                                 Units/302,263
                                 Sq. Ft.
Quail Point        Huntsville,   184               .46         .45         .44          90          90         89
                   AL            Units/202,602
                                 Sq. Ft.
Regency            Lincoln, NE   106               .62         .64         .67          93          88         87
                                 Units/111,700
                                 Sq. Ft.
Regency            Tampa, FL     78                .87         .82         .81          97          97         96
                                 Units/55,810
                                 Sq. Ft.
Rockborough        Denver, CO    345               .91         .82         .80          94          94         94
                                 Units/249,723
                                 Sq. Ft.
Rolling Hills      Tallahassee,  134               .63         .61         .61          96          99         92
                   FL            Units/115,730
                                 Sq. Ft.
Seville            Tallahassee,  62                .57         .56         .56          97         100        100
                   FL            Units/63,360
                                 Sq. Ft.
Shadowood          Addison, TX   184               .79         .76         .76          98          95         94
                                 Units/134,616
                                 Sq. Ft.

                                                       RENT PER SQUARE FOOT                    OCCUPANCY %
                                 UNITS/SQUARE     -----------------------------        ---------------------------
    PROPERTY         LOCATION       FOOTAGE        2000        1999        1998        2000        1999       1998
    --------         --------    ------------     -----       -----       -----        ----        ----       ----
Stonebridge        Florissant,   100               .47         .46         .46          97          94         95
                   MO            Units/140,576
                                 Sq. Ft.
Stonegate          Tallahassee,  83                .80         .77         .77          99          95         93
                   FL            Units/34,900
                                 Sq. Ft.
Sun Hollow         El Paso, TX   216               .65         .65         .66          97          94         93
                                 Units/156,000
                                 Sq. Ft.
Sunset             Odessa, TX    240               .41         .42         .46          85          96         96
                                 Units/160,400
                                 Sq. Ft.
Timber Creek       Omaha, NE     180               .66         .70         .70          88          93         97
                                 Units/162,252
                                 Sq. Ft.
Valley Hi          Tallahassee,  54                .80         .76         .71          98          92        100
                   FL            Units/27,800
                                 Sq. Ft.
Villa Del Mar      Wichita, KS   162               .56         .59         .60          91          85         92
                                 Units/128,004
                                 Sq. Ft.
Villager           Ft. Walton,   33                .73         .70         .71          91          94         97
                   FL            Units/22,840
                                 Sq. Ft.
Villas             Plano, TX     208               .85         .81         .80          94          96         94
                                 Units/156,632
                                 Sq. Ft.
Waters Edge III    Gulfport, MS  238               .62         .61         .59          92          97         96
                                 Units/212,216
                                 Sq. Ft.
Westwood           Mary Ester,   120               .63         .67         .67          93          94         91
                   FL            Units/93,000
                                 Sq. Ft.
Westwood Parc      Tallahassee,  94                .74         .70         .69          99          99        100
                   FL            Units/55,950
                                 Sq. Ft.
White Pines        Tallahassee,  85                .53         .74         .74          93          95         94
                   FL            Units/17,000
                                 Sq. Ft.
Whispering Pines   Topeka, KS    320               .79         .52         .51          97          94         95
                                 Units/299,264
                                 Sq. Ft.
Windsor Tower      Ocala, FL     64                .50         .46         .45          98         100         96
                                 Units/66,000
                                 Sq. Ft.
Woodhollow         San           546               .65         .64         .64          89          76         82
                   Antonio, TX   Units/348,692
                                 Sq. Ft.
Woodlake           Carrollton,   256               .78         .77         .77          99          96         97
                   TX            Units/210,208
                                 Sq. Ft.
Woodsong II        Smyrna, GA    190               .60         .57         .56          97          96         99
                                 Units/207,460
                                 Sq. Ft.
Woodstock          Dallas, TX    320               .68         .65         .63          94          96         95
                                 Units/222,112
                                 Sq. Ft.

OFFICE BUILDINGS
56 Expressway      Oklahoma      54,649 Sq.       11.23        7.92        9.53         77          23         91
                   City, OK      Ft.
Centura            Farmers       410,901 Sq.      25.01         *           *           31          *           *
                   Branch, TX    Ft.
Cooley Building    Farmers       27,000 Sq.        9.25        9.00         *          100         100          *
                   Branch, TX    Ft.
Encino Executive   Encino, CA    177,211 Sq.      25.17       16.85         *           78          90          *
Plaza                            Ft.

                                                       RENT PER SQUARE FOOT                    OCCUPANCY %
                                 UNITS/SQUARE     -----------------------------        ---------------------------
    PROPERTY         LOCATION       FOOTAGE        2000        1999        1998        2000        1999       1998
    --------         --------    ------------     -----       -----       -----        ----        ----       ----
Executive Court    Memphis, TN    41,840 Sq.      11.04       13.22       10.64        100         100         96
                                 Ft.
Melrose Business   Oklahoma      124,200 Sq.       3.22        2.73        3.03         74          86         80
Park               City, OK      Ft.
One Hickory        Farmers       102,615 Sq.      19.90         *           *           72          *           *
Centre             Branch, TX    Ft.
Rosedale Towers    Minneapolis,  84,798 Sq.       16.84       18.89       15.48         86          92         94
                   MN            Ft.
Two Hickory        Farmers       167,981 Sq.      21.07       18.71                     *           33         25
Centre             Branch, TX    Ft.
University Square  Anchorage,    22,260 Sq.       14.07       13.26       13.83         97          97         81
                   AK            Ft.

SHOPPING CENTERS
Collection         Denver, CO    267,812 Sq.       9.83       11.19        8.92         96          99         94
                                 Ft.
Cross County Mall  Mattoon, IL   304,575 Sq.       5.10        6.05        4.99         94          93         90
                                 Ft.
Cullman            Cullman, AL   92,466 Sq.        3.27        3.98        3.91         98          98         98
                                 Ft.
Oaktree Village    Lubbock, TX   45,623 Sq.        6.64        9.29        8.27         79          76         70
                                 Ft.
Regency Point      Jacksonville, 67,410 Sq.       12.58       12.58       12.36         97          99         91
                   FL            Ft.
Westwood           Tallahassee,  149,855 Sq.       6.74        6.68        6.77         93         100         93
                   FL            Ft.

MERCHANDISE MART
Denver Mart        Denver, CO    509,008 Sq.      10.98       10.34       11.35         90          92         92
                                 Ft.

SINGLE FAMILY RESIDENCE
Tavel Circle       Dallas, TX    2,271 Sq. Ft.      --          --          --          --          --         --

                                                                                              TOTAL ROOM REVENUE
                                                                                                DIVIDED BY TOTAL
                                      AVERAGE ROOM RATE            OCCUPANCY %                  AVAILABLE ROOMS
                                 --------------------------   -----------------------      -------------------------
PROPERTY      LOCATION  ROOMS      2000     1999      1998    2000      1999     1998       2000     1999      1998
--------      --------  -----    -------   ------    ------   ----      ----     ----      ------   ------    ------
HOTELS
Best Western  Virginia  110      $103.94   $94.15    $92.65    60        62       65       $62.29   $57.96    $60.37
              Beach,    Rooms
              VA
Grand Hotel   Sofia,    145            *        *         *     *         *        *            *        *         *
Sofia         Bulgaria  Rooms
Holiday Inn   Kansas    196        70.67    64.09     65.38    72        81       79        51.18    52.02     51.38
              City, MO  Rooms
Piccadilly    Fresno,   185        70.22    69.52     68.53    61        59       61        42.87    41.02     41.68
Airport       CA        Rooms
Piccadilly    Fresno,   78         56.38    57.09     55.18    58        56       60        32.64    32.17     33.19
Chateau       CA        Rooms
Piccadilly    Fresno,   194        70.96    71.80     70.63    69        63       66        49.07    45.36     46.71
Shaw          CA        Rooms
Piccadilly    Fresno,   190        67.11    68.90     67.42    55        49       59        36.83    34.02     39.42
University    CA        Rooms
Quality Inn   Denver,   161        52.83    55.01     54.07    69        63       61        36.30    34.45     32.95
              CO        Rooms
Williamsburg
Hospitality
House         Williams  296        93.28    88.76     85.87    60        58       64        55.71    51.58     54.85
              burg, VA  Rooms

----------

*   Property was purchased or constructed in 1999 or 2000.

Occupancy presented above and throughout is without reference to whether leases in effect are at, below or above market rates.

In 2000, ARL purchased the following properties:

                                                                             NET
                                                                 PURCHASE    CASH          DEBT      INTEREST    MATURITY
PROPERTY                    LOCATION      UNITS/ACRES             PRICE      PAID        INCURRED      RATE        DATE
--------                    --------      -----------            --------   -------     -----------  --------   ----------
                                                                                (DOLLARS IN THOUSANDS)
LAND
Clark                    Farmers          3.25 Acres             $ 2,971    $    --    $   --/(1)/       -- %      --
                         Branch, TX
Kelly                    Collin County,   .75 Acres                  130         20       100/(2)/     10.0     03/10
                         TX
Mastenbrook              Collin County,   157.86 Acres             3,200        704     2,400/(2)/      9.0     09/00/(4)/
                         TX
Sladek                   Travis County,   63.3 Acres                 712        316       427/(2)/     10.0     05/04
                         TX

Hotel
Grand Hotel Sofia/(3)/   Sofia, Bulgaria  145 Rooms               17,975     17,975    --          --         --

----------

(1)      Exchanged for 19.74 acres of Frisco Bridges land.

(2)      Seller financing.

(3) ARL purchased 100% of the outstanding stock of World Trade, owner of an 80% interest in the hotel, from One Realco, an affiliate, for $18.0 million in cash.

(4)      Property sold in September 2000.


In 2000, ARL sold the following properties:

                                                 UNITS/         SALES     NET CASH                       GAIN (LOSS)
         PROPERTY               LOCATION      SQ.FT./ACRES      PRICE     RECEIVED   DEBT DISCHARGED       ON SALE
         --------               --------      ------------     -------    --------   ---------------     -----------
                                                                          (DOLLARS IN THOUSANDS)
APARTMENTS
Candlelight Square          Lenexa, KS        119 Units        $ 4,800     $1,289       $ 2,832           $ 3,266
Fair Oaks                   Euless, TX        208 Units          6,850        609         5,711             3,364
Four Seasons                Denver, CO        384 Units         16,600      6,543         9,220(1)          8,191
Hidden Valley               Grand Rapids, MI  176 Units         10,900      2,271         8,000(1)          8,495
Pines                       Little Rock, AR   257 Units          4,650      1,281         3,063             2,441
Sherwood Glen               Urbandale, IA     180 Units          6,250      1,244         4,626(1)          4,161
Summerwind                  Reseda, CA        172 Units          9,000      3,082         5,568(1)          6,684
Windtree                    Reseda, CA        159 Units          8,350      2,911         5,063(1)          6,170
Whispering Pines            Canoga Park, CA   102 Units          5,300      1,597         3,437(1)          3,091

SHOPPING CENTER
Harbor Plaza                Aurora, CO        45,863 Sq.Ft.      4,132      1,868         1,732             2,240
Katella Plaza               Orange, CA        62,290 Sq.Ft.      1,814        283         1,188               194
Preston Square              Dallas, TX        35,508 Sq.Ft.      5,820      2,761         2,576             2,036

OFFICE BUILDINGS
Marina Playa                Santa Clara, CA   124,205 Sq.Ft.    25,750      6,082         7,766            17,394
Land
Duchesne                    Duchesne, UT      420 Acres             43         42            --                16
Frisco Bridges              Collin County,    15.00 Acres        2,675        706         2,000               297
                            TX
Frisco Bridges              Collin County,    19.74 Acres        2,971         --            --(2)             --
                            TX
Frisco Bridges              Collin County,    24.3 Acres         4,194       (435)        4,000               260
                            TX
Frisco Bridges              Collin County,    127.4 Acres       27,500      7,411        18,570             6,954
                            TX
Katy                        Harris County,    0.02 Acres             2          2            --                 1
                            TX
Keller                      Tarrant County,   749.1 Acres       10,000      3,892         4,500             3,373
                            TX
Mason/Goodrich              Houston, TX       1.1 Acres            129         --           116                70
Mason/Goodrich              Houston, TX       12.8 Acres         2,536         --         1,803             1,783
Mason/Goodrich              Houston, TX       6.8 Acres          1,198        114           991               807
Mason/Goodrich              Houston, TX       20.5 Acres         3,560        497         1,308               957
Mastenbrook                 Collin County,    157.9 Acres        4,445      1,890         2,275               747
                            TX
McKinney Corners II         Collin County,    14.6 Acres           500       (599)        1,050               (40)
                            TX
McKinney Corners I,
 II, III, IV, V             Collin County,    82.0 Acres         9,150        613         8,123             1,638
                            TX
Monterrey                   Riverside, CA     20.67 Acres        4,300        189         4,000             2,545
Nashville                   Nashville, TN     2.6 Acres            405         --           345               225

                                                 UNITS/         SALES     NET CASH                       GAIN (LOSS)
         PROPERTY               LOCATION      SQ.FT./ACRES      PRICE     RECEIVED   DEBT DISCHARGED       ON SALE
         --------               --------      ------------     -------    --------   ---------------     -----------
Nashville                   Nashville, TN     1.31 Acres           250          43            251             152
Nashville                   Nashville, TN     1.78 Acres           306          21            250             182
Nashville                   Nashville, TN     3.0 Acres            523          19            450             310
Pantex                      Collin County,    182.5 Acres        8,160       2,373          4,546(1)          959
                            TX
Parkfield                   Denver, CO        2.6 Acres            615          (1)           584             512
Parkfield                   Denver, CO        326.8 Acres       13,164       7,969          3,279           3,758
Pioneer Crossing            Austin, TX        377.15 Acres       5,700       4,983             --            (768)
Plano Parkway               Plano, TX         4.79 Acres           543          87            400            (174)
Rasor                       Plano, TX         43.01 Acres        1,850          --          1,604              58
Rasor                       Plano, TX         5.4 Acres            915          --            915             705
Rasor                       Plano, TX         41.1 Acres         3,779       3,587             --           1,902
Rowlett Creek               Collin County,    80.4 Acres         2,262         919          1,173             462
                            TX
Salmon River                Salmon River, ID  3.0 Acres             45          44             --              38
Valley Ranch                Irving, TX        22.4 Acres         1,455          --          1,375            (585)
Vann Cattle                 Collin County,    126.6 Acres        3,564       1,872          1,471           1,257
                            TX
Vista Business              Travis County,    5.4 Acres            620          14            577             173
                            TX
Vista Business              Travis County,    36.43 Acres        3,015       1,378          1,368             (51)
                            TX
Wakefield                   Collin County,    70.3 Acres         1,981       1,239            612             478
                            TX

----------

(1)      Debt assumed by purchaser.

(2)      Exchanged for 3.25 acres of Clark land.

In 2000, ARL financed/refinanced or obtained second mortgage financing on the following:

                                         ACRES/ROOMS             .       DEBT          NET CASH        INTEREST     MATURITY
       PROPERTY            LOCATION        SQ. FT.     DEBT INCURRED   DISCHARGED      RECEIVED          RATE         DATE
       --------            --------      -----------  ---------------  ----------    ------------     -----------  -----------
                                                                          (dollars in thousands)
APARTMENTS
Bent Tree               Addison, TX      292 Units     $  8,900         $ 6,685      $   593/(1)/      9.25%/(2)/   11/03
Chateau Bayou           Ocean Springs,   122 Units        1,007              --          988           8.36         05/10
                        MS
Confederate Point       Jacksonville,    206 Units        7,440           5,879        1,039           8.12         05/07
                        FL
Rockborough             Denver, CO       345 Units        2,222              --        1,942           8.37         11/10
Waters Edge             Gulfport, MS     238 Units        7,532           3,993        3,447           8.08         05/07
Whispering Pines        Topeka, KS       320 Units        7,530           6,829          302           8.12         05/07
OFFICE BUILDINGS
Centura Tower           Farmers          410,910         15,000              --       14,612          16.90         07/02
                        Branch, TX       Sq.Ft.
LAND
Centura, Clark
 and Woolley            Farmers          10.08 Acres      7,150              --        6,960          14.00         03/03
                        Branch, TX
Frisco Bridges          Collin County,   127.41 Acres    18,000          11,900        6,190          13.00         03/01/(4)/
                        TX
Frisco Bridges          Collin County,   62.84 Acres      7,800           4,985        2,432          14.00         03/02
                        TX
Katy                    Harris County,   130.6 Acres      4,250           4,042           (9)         13.00         05/01
                        TX
Mason/Goodrich          Houston, TX      235.00 Acres     2,250              --        1,924          14.00         01/02
Nashville               Nashville, TN    144.82 Acres    10,000           2,034        7,039          15.50         07/00/(5)/
Pioneer Crossing        Austin, TX       599.78 Acres    12,500          12,021         (446)         14.50         10/01
Keller                  Fort Worth, TX   30.13 Acres      8,000 /(3)/        --        7,750          14.00         10/01
Lacy Longhorn           Farmers          17.12 Acres         -- /(3)/        --           --             --            --
                        Branch, TX
McKinney Corners        McKinney, TX     10.98 Acres         -- /(3)/        --           --             --            --
Thompson                Farmers          3.99 Acres          -- /(3)/        --           --             --            --
                        Branch, TX
Tomlin                  Farmers          9.00 Acres          -- /(3)/        --           --             --            --
                        Branch, TX
Tree Farm               Dallas, TX       10.36 Acres         -- /(3)/        --           --             --            --

----------

(1)      Net of release and prepayment fees.

(2)      Variable interest rate.

(3)      Single note, with all properties as collateral.

(4)      Property sold in July 2000.

(5)      Debt maturity date extended to July 2001.

PROPERTIES HELD FOR SALE. Set forth below are the properties held for sale, consisting of improved and unimproved land:

PROPERTY                                    LOCATION                             SQUARE FOOTAGE/ACRES
--------                                    --------                             --------------------
Bonneau                                     Dallas County, TX                    8.4
Centura Holdings.                           Farmers Branch, TX                   6.4
Chase Oaks.                                 Plano, TX                            29.0
Clark                                       Farmers Branch, TX                   3.3
Croslin                                     Dallas County, TX                    .8
Dalho                                       Farmers Branch, TX                   3.4
Desert Wells.                               Palm Desert, CA                      420.0
Eldorado Parkway.                           Collin County, TX                    8.5
Frisco Bridges.                             Collin County, TX                    46.8
FRWM Cummings                               Farmers Branch, TX                   6.5
Hollywood Casino.                           Farmers Branch, TX                   51.7
HSM                                         Farmers Branch, TX                   6.2
Jeffries Ranch.                             Oceanside, CA                        82.4
JHL Connell                                 Carrollton, TX                       7.6
Katrina                                     Palm Desert, CA                      333.6
Katy Road                                   Harris County, TX                    130.6
Keller.                                     Tarrant County, TX                   30.9
Kelly                                       Collin County, TX                    .8
Lacy Longhorn                               Farmers Branch, TX                   17.1
Las Colinas I                               Las Colinas, TX                      46.1
Leone                                       Irving, TX                           8.2
Marine Creek.                               Fort Worth, TX                       54.2
Mason/Goodrich.                             Houston, TX                          193.7
Mastenbrook                                 Collin County, TX                    157.9
McKinney Corners II                         Collin County, TX                    20.6
Mendoza                                     Dallas County, TX                    .4
Messick                                     Palm Desert, CA                      72.0
Monterrey                                   Riverside, CA                        65.0
Nashville                                   Nashville, TN                        138.7
Pioneer Crossing.                           Austin, TX                           1,070.9
Plano Parkway                               Plano, TX                            23.3
Rasor                                       Plano, TX                            35.5
Santa Clarita                               Santa Clarita, CA                    19.5
Scoggins.                                   Tarrant County, TX                   232.8
Scout                                       Tarrant County, TX                   472.5
Sladek.                                     Travis County, TX                    63.3
Stagliano                                   Farmers Branch, TX                   3.2
Thompson.                                   Farmers Branch, TX                   4.0
Thompson II                                 Dallas County, TX                    3.5
Tomlin.                                     Farmers Branch, TX                   9.2
Tree Farm--LBJ.                             Dallas County, TX                    10.4
Valley Ranch.                               Irving, TX                           245.4
Valley Ranch III.                           Irving, TX                           12.5
Valley Ranch IV                             Irving, TX                           12.4
Valley View 34.                             Farmers Branch, TX                   33.9
Valwood                                     Dallas County, TX                    246.1
Varner Road                                 Riverside, CA                        127.8
Vineyards                                   Tarrant County, TX                   15.8
Vineyards II.                               Tarrant County, TX                   18.6
Vista Ridge                                 Lewisville, TX                       137.0
Walker.                                     Dallas County, TX                    132.6
Willow Springs.                             Riverside, CA                        1,485.0
Woolley                                     Farmers Branch, TX                   .4
Yorktown.                                   Harris County, TX                    120.4
Other (5 properties).                       Various                              84.0

MORTGAGE LOANS

         In addition to real estate, a portion of ARL's assets are invested in mortgage notes receivable, secured by income-producing real estate, unimproved land and partnership interests. ARL's management expects that the percentage of ARL's assets invested in mortgage loans will continue to decline, as ARL will no longer seek to fund or acquire new mortgage loans. However, ARL may, in selected instances, originate mortgage loans or it may provide purchase money financing in conjunction with a property sale. ARL's management intends to service and hold for investment the mortgage notes currently in the portfolio. Mortgage notes receivable consist of first, wraparound and junior mortgage loans.

         TYPES OF MORTGAGE ACTIVITY. In addition to originating its own mortgage loans, ARL had previously acquired existing mortgage loans either directly from builders, developers or property owners, or through mortgage banking firms, commercial banks or other qualified brokers. BCM, in its capacity as a mortgage servicer, services ARL's mortgage notes receivable.

         TYPES OF PROPERTIES SUBJECT TO MORTGAGES. The types of properties securing mortgage notes receivable at December 31, 2000, consisted of apartments, an office building, unimproved land and partnership interests. The type of properties subject to mortgages in which ARL invests may be altered without a vote of stockholders.

         As of December 31, 2000, the obligors on $11.2 million or 68% of the mortgage notes receivable portfolio were affiliates of ARL. Also at that date, $3.1 million or 19% of the mortgage notes receivable portfolio was nonperforming.

         The following table sets forth the percentages (based on the outstanding mortgage loan balance at December 31, 2000), by geographic region, of the commercial properties that serve as collateral for ARL's mortgage notes receivable. Excluded are $10.2 million of mortgage notes secured by unimproved land and other security. See Schedule IV to the ARL Consolidated Financial Statements for additional details of ARL's mortgage notes receivable portfolio.

REGION                                                      COMMERCIAL PROPERTIES
------                                                      ---------------------
Southwest                                                           100%
                                                                    ===

A summary of the activity in the mortgage notes receivable portfolio during 2000 is as follows:

Mortgage notes receivable at January 1, 2000                         19
Loans funded                                                          6
Loans collected in full.                                            (13)
Loans sold                                                           (1)
                                                                    ---
Mortgage notes receivable at December 31, 2000                       11
                                                                    ===

         During 2000, $4.4 million in interest and $39.9 million in principal was collected on mortgage notes receivable.

         FIRST MORTGAGE LOANS. These loans generally provide for level periodic payments of principal and interest sufficient to substantially repay the loan at or prior to maturity, but may involve interest-only payments or moderate or negative amortization of principal or all interest and a "balloon" principal payment at maturity. With respect to first mortgage loans, it is ARL's general policy to require that the borrower provide a title policy or an acceptable legal opinion of title as to the validity and the priority of ARL's mortgage lien over all other obligations, except liens arising from unpaid property taxes and other exceptions normally allowed by first mortgage lenders.

         The following discussion briefly describes first mortgage loans funded in 2000, as well as events that affected previously funded first mortgage loans during 2000.

         During 1998, a $942,000 loan was funded to Ellis Development Company, Inc. The loan was secured by a 4.5 acre parcel of land in Abilene, Texas, bore interest at 14.0% per annum and had an extended maturity date of August 2000. All principal and interest were due at maturity. In March 2000, the loan was collected in full, including accrued but unpaid interest.

         In June and July 1998, a $4.2 million loan was funded to Cuchara Partners, Ltd. and Ski Rio Partners, Ltd., affiliates of JNC Enterprises, Inc. ("JNC"). The loan was secured by (1) a first lien on approximately 450 acres of land in Huerfano County, Colorado, known as Cuchara Valley Mountain Ski Resort;
(2) assignment of a $2.0 million promissory note secured by approximately 2,623 acres of land in Taos County, New Mexico, known as Ski Rio Resort; and (3) a pledge of all related partnership interests. The loan bore interest at 16.0% per annum and had an extended maturity date of March 2000. All principal and interest were due at maturity. In the fourth quarter of 1998, $109,000 was received on the sale of 11 parcels of the collateral property in Taos, New Mexico. In August and September 1999, paydowns totaling $2.6 million were received. In April 2000, the remainder of the loan, with a then principal balance of $1.6 million was collected in full, including accrued but unpaid interest.

         In June 1998, a $365,000 loan was funded to RB Land & Cattle, L.L.C. The loan was secured by 7,200 acres of unimproved land near Crowell, Texas, and the personal guarantee of the owner and manager of the borrower. The loan matured in December 1998. All principal and interest were due at maturity. In January 2000, the loan was collected in full, including accrued but unpaid interest.

         In July 2000, ARL sold a 749.1 acre tract of its Keller land parcel for $10.0 million, receiving $8.7 million in cash and providing purchase money financing of the remaining $1.3 million of the sales price. The loan bears interest at 12.0% per annum. A payment of $500,000 principal and interest was collected in September 2000 and all remaining principal and interest was due July 31, 2001. The loan is secured by 100% of the shares of DM Development, Inc. and an assignment of land sales proceeds. The loan had a principal balance of $817,000 at December 31, 2000. In March 2001, $850,000 in principal and interest was collected.

         In August 2000, ARL sold a 20.5 acre tract of its Mason Goodrich land parcel for $3.6 million, receiving $2.1 million in cash and providing purchase money financing of the remaining $1.5 million of the sales price. The loan bore interest at 13.5% per annum, and matured in December 2000. All principal and interest were due at maturity. In February 2001, the loan was collected in full, including accrued but unpaid interest.

         WRAPAROUND MORTGAGE LOANS. A wraparound mortgage loan, sometimes called an all-inclusive loan, is a mortgage loan having an original principal amount equal to the outstanding balance under a prior existing mortgage loan plus the amount actually advanced under the wraparound mortgage loan. Wraparound mortgage loans may provide for full, partial or no amortization of principal. ARL's policy is to make wraparound mortgage loans in amounts and on properties on which it would otherwise make a first mortgage loan.

         The following discussion briefly describes wraparound mortgage loans funded in 2000.

         In June 2000, the 124,322 sq. ft. Marina Playa Office Building in Santa Clara, California, was sold for $25.8 million, ARL received $7.0 million in cash and provided financing of $18.8 million in the form of a wraparound mortgage note. Subsequently, ARL sold the note receivable, net of the underlying debt, for $6.2 million, retaining a $3.9 million participation. In August 2000, the participation was collected in full, including accrued but unpaid interest.

         JUNIOR MORTGAGE LOANS. Junior mortgage loans are loans secured by mortgages that are subordinate to one or more prior liens either on the fee or a leasehold interest in real estate. Recourse on the loans ordinarily includes the real estate which secures the loan, other collateral and personal guarantees of the borrower.

         The following discussion briefly describes junior mortgage loans funded in 2000, as well as events that affected previously funded junior mortgage loans during 2000.

         In August 1999, a $2.6 million loan was funded to JNC. The loan was subsequently split into two pieces. The loans were secured by second liens on a
3.5 acre and a 1.2561 acre parcel of land in Dallas, Texas, the guarantee of the borrower and the personal guarantees of its stockholders. The loans bore interest at 16.0% per annum and matured in February 2000. All principal and interest were due at maturity. In March and April 2000, the loans were collected in full, including accrued but unpaid interest.

         In October 1998, a $2.1 million loan was funded to Frisco Panther Partners, Ltd., a JNC affiliate. The loan was secured by a second lien on 408.23 acres of land in Frisco, Texas, the guarantee of the borrower and the personal guarantees of its partners. In January 1999, a paydown of $820,000 was received on this loan. The loan bore interest at 16.0% per annum and had an extended maturity date of March 2000. All principal and interest were due at maturity. In April 2000, the loan with a then principal balance of $663,000 was collected in full, including accrued but unpaid interest.

         In December 1998, $3.3 million of a $5.0 million loan commitment was funded to JNC. In January 1999, a $1.3 million paydown was received on the loan and subsequently an additional $3.0 million was funded, increasing the loan balance to $5.0 million. The loan was secured by a second lien on 1,791 acres of land in Denton County, Texas and a second lien on 91 acres of land in Collin County, Texas. The loan bore interest at 16.0% per annum and had an extended maturity date of March 2000. All principal and interest were due at maturity. In April 2000, the loan was collected in full, including accrued but unpaid interest.

         OTHER. In September 1999, in conjunction with the sale of two apartments in Austin, Texas, $2.1 million in purchase money financing was provided, secured by limited partnership interests in two limited partnerships owned by the buyer. The financing bore interest at 16.0% per annum, required monthly payments of interest only at 6.0%, beginning in February 2000 and required a $200,000 principal paydown in December 1999, which was not received, and matured in August 2000. ARL had the option of obtaining the buyer's general and limited partnership interests in the collateral partnerships in full satisfaction of the financing. In March 2000, ARL agreed to forbear foreclosing on the collateral securing the note and released one of the partnership interests, in exchange for a payment of $250,000 and executed deeds of trusts on certain properties owned by the buyer. In March 2000, the borrower made a $1.1 million payment, upon receipt of which ARL returned the deeds of trust. The borrower executed a replacement promissory note for the remaining note balance of $1.0 million, which is unsecured, non-interest bearing and matures in April 2003. In April 2000, ARL funded a $100,000 loan to the borrower. The loan is secured by five second lien deeds of trust, is non-interest bearing and matured in September 2001. Payment was not received at maturity, and ARL began accruing default interest. In December 2001, the $100,000 was collected in full, including accrued but unpaid interest.

         In December 1999, a note with a principal balance of $1.2 million, secured by a pledge of a partnership interest in a partnership which owns real estate in Addison, Texas, matured. The maturity date was extended to April 2000 in exchange for an increase in the interest rate to 14.0% per annum. All other terms remained the same. In February 2001, the loan amount was increased to $1.6 million and the maturity date was extended to June 2001. At January 2002, extension terms were being negotiated.

         During 1998 and 1999, $2.1 million of a $2.2 million loan commitment was funded to Varner Road Partners, L.L.C. The loan was secured by a 129.77 acre parcel of unimproved land in Riverside County, California and a pledge of the membership interests of the borrower. The loan matured in November 1999. Principal and accrued interest were not paid at maturity and a deed to the property was accepted in lieu of foreclosure. No loss was incurred, as the fair market value of the property, less estimated costs of sale, exceeded the carrying value of the note.

         In August 1998, a $635,000 loan was funded to La Quinta Partners, LLC. The loan was secured by interest bearing accounts prior to their being used as escrow deposits toward the purchase of 956 acres of land in La Quinta, California, and the personal guarantee of the manager of the borrower. The loan had an extended maturity date of November 1999. All principal and interest were due at maturity. In November and December 1998, $250,000 in principal paydowns were received. In the second quarter of 1999, the loan was modified, increasing the interest rate to 15.0% per annum and extending the maturity to November 1999. Accrued but unpaid interest was added to the principal balance, increasing it by $42,000 to $402,000. In the fourth quarter of 1999, an additional $2,000 was funded increasing the loan balance to $404,000. In March 2000, $25,000 in interest was collected and the loan's maturity was extended to April 2000. The borrower did not repay the loan at maturity. In March 2001, a settlement was reached, whereby ARL collected $410,000 in full satisfaction of the note.

         In 1997 and 1998, a $3.8 million loan was funded to Stratford & Graham Developers, L.L.C. In 1999, an additional $305,000 was funded, increasing the loan balance to $4.1 million. The loan was secured by 1,485 acres of unimproved land in Riverside County, California, and matured in June 1999. The loan was not paid at maturity. The deed to the collateral property was accepted in December 1999, in lieu of foreclosure. No loss was incurred, as the fair market value of the collateral property, less estimated costs of sale, exceeded the carrying value of the note.

         RELATED PARTY. In February 1999, ARL funded a $5.0 million unsecured line of credit to One Realco which owns approximately 14.7% of the outstanding shares of ARL's Common Stock. All principal and interest are due at maturity in February 2002, and the line of credit is guaranteed by BCM, ARL's advisor. In March 2000, the line was modified and extended, increasing the loan commitment to $11.0 million, and an additional $1.2 million was funded. In exchange for the modification, the borrower paid all accrued interest and pledged collateral consisting of a $10.0 million promissory note secured by the stock of World Trade, which owns 80% of an entity which owns a hotel in Sofia, Bulgaria. In July 2000, the line was again modified, increasing the loan commitment to $15.0 million. In September 2000, the line of credit with a then principal balance of $14.6 million was paid in full, including accrued but unpaid interest. Subsequently, ARL acquired 100% of the stock of World Trade for $18.0 million. In March 2000, ARL funded $13.6 million on the unsecured line of credit to One Realco. The line of credit bears interest at 12% per annum. All principal and interest were due at maturity in February 2002. A two year extension of the maturity date to February 2004 has been agreed upon and the line of credit is to be secured by 600,000 shares of ARL common stock.

         In 1998, ARL funded a loan commitment of $1.8 million to Warwick. The loan was secured by a second lien on a shopping center in Rhode Island, by 100% of the stock of the borrower and by the personal guarantee of the principal stockholder of the borrower. The loan bears interest at 14.0% per annum and had an extended maturity date of December 2000. All principal and interest were due at maturity. In December 1999, the borrower sold the collateral property and $810,000 of the net proceeds were paid to ARL, of which $386,000 was applied to interest and the remaining $424,000 was applied to principal, reducing the principal balance to $1.7 million. Escrowed monies of $377,000 were to be received in 2000. However, through December 2000, only $50,000 had been received. The loan is currently unsecured. At January 2002, the loan and $472,000 of accrued interest remained unpaid and settlement terms were being negotiated. Richard D. Morgan, a Warwick stockholder, served as a director of ARL until October 2001.

         Beginning in 1997 through January 1999, ARL funded a $1.6 million loan commitment to Bordeaux. The loan is secured by (1) a 100% interest in Bordeaux, which owns a shopping center in Oklahoma City, Oklahoma; (2) 100% of the stock of Bordeaux, which owns 6.5 acres of undeveloped land in Oklahoma City, Oklahoma; and (3) the personal guarantees of the Bordeaux members. The loan bears interest at 14.0% per annum. In November 1998, the loan was modified to allow payments based on monthly cash flow of the collateral property and the maturity date was extended to December 1999. In the second quarter of 1999, the loan was again modified, increasing the loan commitment to $2.1 million and an additional $33,000 was funded.

In the third quarter of 1999, an additional $213,000 was funded. The property has had no cash flow, therefore, interest on the loan ceased being accrued in the second quarter of 1999. In October 1999, a $724,000 paydown was received, which was applied first to accrued interest due of $261,000 then to principal, reducing the loan balance to $1.4 million. In June 2000, the note was further modified, increasing the loan commitment to $1.5 million, extending the maturity date to December 2000, and payments to net revenues of the shopping center. The loan was not repaid at maturity. At January 2002, settlement terms were being negotiated. Richard D. Morgan, a Bordeaux member, served as a director of ARL until October 2001.

         In April 1999, ARL funded a $2.0 million loan commitment to Lordstown, L.P. The loan is secured by a second lien on land in Ohio and Florida, by 100% of the general and limited partner interest in Partners Capital, Ltd., the limited partner of Lordstown, L.P., and a profits interest in subsequent land sales. The loan bears interest at 14.0% per annum and matured in March 2000. At December 2001, the loan remained unpaid. At January 2002, settlement terms were being negotiated. A corporation controlled by Richard D. Morgan, is the general partner of Lordstown, L.P. Mr. Morgan served as a director of ARL until October 2001.

         Also in April 1999, ARL funded a $2.4 million loan commitment to 261, L.P. The loan is secured by 100% of the general and limited partner interest in Partners Capital, Ltd., the limited partner of 261, L.P. and a profits interest in subsequent land sales. The loan bore interest at 14.0% per annum and matured in March 2000. In August 2000, the loan was collected in full, including accrued but unpaid interest. A corporation controlled by Richard D. Morgan, is the general partner of 261, L.P. Mr. Morgan served as a director of ARL until October 2001.

INVESTMENTS IN REAL ESTATE COMPANIES AND REAL ESTATE PARTNERSHIPS

         REAL ESTATE ENTITIES. ARL's investment in real estate entities includes the equity securities of two publicly traded real estate companies, IOT and TCI, and interests in real estate joint venture partnerships. BCM, ARL's advisor, also serves as advisor to IOT and TCI.

         Since acquiring its initial investments in IOT and TCI in 1989, ARL has made additional investments in the equity securities of both entities through private and open market purchases. The cost with respect to shares of IOT and TCI at December 31, 2000 totaled $23.3 million. The aggregate carrying value (cost plus or minus equity in income or losses and less distributions received) of the equity securities of IOT and TCI was $38.5 million at December 31, 2000 and the aggregate market value was $29.6 million. The aggregate investee book value of IOT and TCI based upon the December 31, 2000 financial statements of each entity was $60.4 million. See "Certain Relationships and Related Transactions of ARL, TCI and IOT - Related Party Transactions."

         The board of directors has authorized the expenditure of up to an aggregate of $50.0 million to acquire, in open market purchases, shares of IOT and TCI, excluding private purchase transactions which are separately authorized. As of December 31, 2000, ARL had expended an aggregate of $8.6 million to acquire shares of IOT and TCI in open market purchases, in accordance with these authorizations. ARL expects to make additional investments in the equity securities of IOT and TCI to the extent its liquidity permits. On October 3, 2000, ARL and IOT entered into a stock option agreement which provided IOT and ARL with an option to purchase

1,858,900 shares of TCI common stock from a third party. On October 19, 2000, IOT assigned all of its rights to purchase such shares to ARL. ARL exercised the option on April 5, 2001. The total cost to purchase the TCI shares was $30.7 million. In October 2000, ARL paid $5.6 million of the option price. In April 2001, the remainder of the option price was paid and ARL acquired the TCI shares.

         The equity securities of IOT and TCI were purchased for the purpose of investment based principally on the opinion of management that the securities of each were and are currently undervalued. The determination to purchase additional equity securities of IOT and TCI will be made on an entity-by-entity basis and will depend on the market price of each entity's equity securities relative to the value of its assets, the availability of sufficient funds and the judgment of management regarding the relative attractiveness of alternative investment opportunities. Substantially all of the equity securities of IOT and TCI are pledged as collateral for borrowings.

         Pertinent information regarding ARL's investment in the equity securities of IOT and TCI at December 31, 2000, is summarized below (dollars in thousands):

                    PERCENTAGE OF ARL'S     CARRYING VALUE OF      EQUIVALENT INVESTEE      MARKET VALUE OF
                       OWNERSHIP AT           INVESTMENT AT           BOOK VALUE AT          INVESTMENT AT
INVESTEE             DECEMBER 31, 2000      DECEMBER 31, 2000       DECEMBER 31, 2000      DECEMBER 31, 2000
--------            -------------------     -----------------      -------------------     -----------------
IOT                         27.1%                $ 8,052                 $10,839                $ 3,510
TCI                         24.7                  30,473                  49,538                 26,078

         IOT and TCI each own a considerable amount of real estate, much of which they have held for many years. Because of depreciation, these entities may earn substantial amounts in periods in which they sell real estate and will probably incur losses in periods in which they do not. ARL's reported income or loss attributable to these entities will differ materially from its cash flow attributable to them.

         ARL does not have a controlling equity interest in either of IOT or TCI and therefore it cannot, acting by itself, determine either the individual investments or the overall investment policies of either of them. However, due to ARL's equity investments in, and the existence of common officers with, each of IOT and TCI and that IOT and TCI have the same advisor as ARL, ARL may be considered to have the ability to exercise significant influence over the operating and investing policies of IOT and TCI. ARL accounts for its investment in IOT and TCI using the equity method. Under the equity method, ARL recognizes its proportionate share of the income or loss from the operations of IOT and TCI currently, rather than when realized through dividends or on sale. The carrying value of ARL's investment in IOT and TCI, as set forth in the table above, is the original cost of investment in each adjusted for ARL's proportionate share of IOT's and TCI's income or loss and distributions received.

         The following summary description of IOT and TCI is based upon information publicly reported by each entity.

         IOT. IOT is a Nevada corporation which was originally organized on December 14, 1984, as a California business trust and commenced operations on April 10, 1985. IOT's business is investing in real estate through direct equity investments and partnerships. IOT holds equity investments in apartments and commercial properties (office buildings) in the Pacific, Southeast and Southwest regions of the continental United States with a concentration in the Southwest region. At December 31, 2000, IOT owned 16 income producing properties located in three states. These properties consisted of seven apartments comprising 777 units and seven office buildings with an aggregate of 459,549 sq. ft. In addition, IOT owned two parcels of unimproved land, totaling 205 acres.

         IOT reported a net income of $16.8 million in 2000 as compared to $1.3 million in 1999. IOT's net income in 2000 included $20.9 million of gains from the sale of real estate, whereas its net income in 1999 included gains on sale of real estate of $1.5 million. IOT's cash flow from property operations was $6.6 million in 2000. At December 31, 2000, IOT had total assets of $96.5 million, which consisted of $86.3 million in real estate held for investment, $8.1 million in investments in partnerships and other assets and $2.1 million in cash and cash equivalents.

         ARL received a total of $213,000 in dividends from IOT in 2000.

         TCI. TCI is a Nevada corporation which was originally organized on September 6, 1983, as a California business trust, and commenced operations on January 31, 1984. On November 30, 1999, TCI acquired, through merger, Continental Mortgage and Equity Trust ("CMET"), both of which, at the time, were equity investees of ARL. Pursuant to the merger agreement, TCI acquired all of the outstanding CMET shares of beneficial interest in a tax-free exchange of shares, issuing 1.181 shares of its common stock for each outstanding CMET share.

         TCI has investment policies similar to those of IOT. TCI holds equity investments in apartments, commercial properties (office buildings, industrial warehouses and shopping centers) and hotels throughout the continental United States with a concentration in the Southeast and Southwest regions. At December 31, 2000, TCI owned 119 income producing properties located in 18 states. These properties consisted of 60 apartments comprising 10,759 units, 37 office buildings with an aggregate of 4.5 million sq. ft., 12 industrial warehouses with an aggregate of 2.1 million sq. ft., six shopping centers with an aggregate of 622,661 sq. ft., a fitness club with 56,532 sq. ft. and four hotels with a total of 209 rooms. In addition, TCI owned 23 parcels of unimproved land, totaling 793 acres. TCI also holds mortgage notes receivable secured by real estate located in the Southeast and Southwest regions of the continental United States.

         TCI reported net income of $29.8 million in 2000 and $30.2 million in 1999. TCI's net income in 2000 included gains from the sale of real estate of $50.6 million, whereas its net income in 1999 included gains from the sale of real estate of $40.5 million. TCI's cash flow from property operations was $56.6 million in 2000. At December 31, 2000, TCI had total assets of $731.9 million, which consisted of $639.0 million in real estate held for investment, $1.8 million in real estate held for sale, $5.3 million in investments in real estate entities, $8.2 million in notes and interest receivable, $55.2 million in investments in marketable equity securities and other assets and $22.3 million in cash and cash equivalents. At December 31, 2000, TCI owned 345,728 shares of IOT's common stock, approximately 22.8% of the shares then outstanding.

         In 2000, ARL received a total of $1.6 million in dividends from TCI.

         ELM FORK, L.P. In September 1997, a limited partnership, of which ARL was the 1% general partner and 21.5% limited partner, purchased a 422.4 acre parcel of unimproved land in Denton County, Texas, for $16.0 million in cash. ARL contributed $3.6 million in cash with the remaining $12.4 million being contributed by the other limited partners. In September 1997, the partnership obtained financing of $6.5 million secured by the land. The mortgage bears interest at 10% per annum, requires quarterly payments of interest only and matures in September 2001. The net financing proceeds were distributed to the partners, ARL receiving $2.9 million of its initial capital contribution. The partnership agreement also provides that the limited partners receive a 12% preferred cumulative return before any sharing of partnership profits occurs. One Realco, one of the limited partners in the partnership owns approximately 12.8% of the outstanding shares of ARL's Common Stock. In June 2000, ARL sold its partnership interests for $2.0 million in cash, retaining an option to repurchase its interests for $2.0 million plus an amount equal to 20% times the number of days from the date of the agreement to the exercise date. On January 9, 2001, ARL exercised its repurchase option. ARL recognized neither gain nor loss on the sale and subsequent repurchase. At December 31, 2000, 267.8 acres remained unsold.

         ART FLORIDA PORTFOLIO II, LTD. In June 2000, Vestavia Lakes Apartments partnership, in Orlando, Florida, in which ART Florida Portfolio II, Ltd. owned an interest, was sold. A loss was incurred on the sale, of Investments in Real Estate Companies and Real Estate Partnerships which ARL's share was $967,000, which is included in equity income (loss) of investees in the accompanying Consolidated Statement of Operations.

         EQK REALTY INVESTORS I. In October 2000, ARL acquired a 100% interest in EQK Realty Investors, I ("EQK"), a real estate investment trust for $1.1 million in cash and $1.21 million in Series A preferred stock (121,332 shares). At the date of acquisition, EQK's assets consisted of $2.0 million in cash.

                         SELECTED FINANCIAL DATA OF ARL

         The following is a summary of financial data incorporated by reference in this joint proxy statement and prospectus. You should read the following data in conjunction with the more detailed information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the ARL consolidated financial statements and related notes appearing elsewhere in this joint proxy statement and prospectus.

                                   Nine Months Ended
                                     September 30,                               For the Years Ended December 31,
                             ---------------------------   ------------------------------------------------------------------------
                                2001            2000          2000           1999            1998           1997           1996
                             -----------    ------------   -----------    -----------    ------------    -----------    -----------
                                     (unaudited)                            (dollars in thousands, except per share)
EARNINGS DATA

Revenue ...................  $   126,182    $    133,313   $   172,750    $   193,980    $     87,086    $    57,031    $    41,522
Expense ...................      186,210         213,373       272,045        324,789         165,111         90,252         52,601
                             -----------    ------------   -----------    -----------    ------------    -----------    -----------

(Loss) from operations ....      (60,028)        (80,060)      (99,295)      (130,809)        (78,025)       (33,221)       (11,079)
Equity in income of
investees .................        9,157           2,873         5,246         11,847          37,966         10,497          1,485
Gain on sale of real
estate ....................       62,860          78,828        96,728        129,260          17,254         20,296          3,659
                             -----------    ------------   -----------    -----------    ------------    -----------    -----------

Income (loss) before
extra-ordinary gain .......       11,989           1,641         2,679         10,298         (22,805)        (2,428)        (5,935)
Extraordinary gain ........           --              --            --             --              --             --            381
                             -----------    ------------   -----------    -----------    ------------    -----------    -----------
Net income (loss) .........       11,989           1,641         2,679         10,298         (22,805)        (2,428)        (5,554)
Preferred dividend
requirement ...............       (1,868)         (1,661)       (2,327)        (2,281)         (1,177)          (206)          (113)
                             -----------    ------------   -----------    -----------    ------------    -----------    -----------
Income (loss)
applicable to Common
shares ....................  $    10,121    $        (20)  $       352    $     8,017    $    (23,982)   $    (2,634)   $    (5,667)
                             ===========    ============   ===========    ===========    ============    ===========    ===========

PER SHARE DATA

(Loss) before
extraordinary gain ........  $      1.00    $         --   $       .03    $       .75    $      (2.24)   $      (.22)   $      (.46)
Extraordinary gain ........           --              --            --             --              --             --            .03
                             -----------    ------------   -----------    -----------    ------------    -----------    -----------

Net income (loss)
applicable to Common
shares ....................  $      1.00    $         --   $       .03    $       .75    $      (2.24)   $      (.22)   $      (.43)
                             ===========    ============   ===========    ===========    ============    ===========    ===========
Dividends per Common
share .....................  $        --    $         --   $        --    $       .05    $        .20    $       .20    $       .15
Weighted average shares
outstanding ...............   10,141,840      10,496,364    10,399,890     10,759,416      10,695,388     11,710,013     12,765,082

                                                                                       December 31,
                                               September 30,  ------------------------------------------------------------
                                                   2001         2000         1999         1998         1997         1996
                                               -------------  --------     --------     --------     --------     --------
                                               (unaudited)                 (dollars in thousands, except per share)
BALANCE SHEET DATA

Real estate, net ...........................     $604,589     $653,744     $771,630     $734,907     $302,453     $119,035
Notes and interest
receivable, net ............................       29,222       13,831       38,604       52,053       25,526       48,485
Total assets ...............................      780,378      787,015      919,546      918,605      433,799      239,783
Notes and interest
payable ....................................      582,139      616,331      706,196      768,272      261,986      127,863
Margin borrowings ..........................       28,703       13,485       33,264       35,773       53,376       40,044
Stockholders' equity .......................       83,420       73,402       46,266       38,272       63,453       47,786
Book value per share .......................     $   8.23     $   7.06     $   4.30     $   3.58     $   5.42     $   3.74

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                        AND RESULTS OF OPERATIONS OF ARL

INTRODUCTION

         ARL's predecessor was organized in 1961 to provide investors with a professionally managed, diversified portfolio of equity real estate and mortgage loan investments selected to provide opportunities for capital appreciation as well as current income. In 2001, ARL's asset portfolio was expanded by the purchase of leasehold interests in 37 oil and gas mineral development properties. All of the oil and gas operations are in East Texas.

LIQUIDITY AND CAPITAL RESOURCES

         GENERAL. Cash and cash equivalents at September 30, 2001, totaled $5.0 million, compared with $4.2 million at December 31, 2000. Although ARL anticipates that during the remainder of 2001 it will generate excess cash flow from property operations, as discussed below, such excess cash is not sufficient to discharge all of ARL's debt obligations as they mature. ARL will therefore continue to rely on externally generated funds, including aggressive land sales, selected sales of income producing properties, borrowings against its investments in various real estate entities, refinancing of properties and, to the extent necessary, borrowings to meet its debt service obligations, pay taxes, interest and other non-property related expenses.

         At December 31, 2000, notes payable totaling $193.4 million had either scheduled maturities or required principal reduction payments during 2000. During the first nine months of 2001, ARL either extended, refinanced, paid down, paid off or received commitments from lenders to extend or refinance $123.3 million of the debt scheduled to mature in 2001.

         Net cash used in operating activities increased to a use of $39.2 million in the nine months ended September 30, 2001, from a use of $33.4 million in the nine months ended September 30, 2000. Fluctuations in the components of cash flow from operations are discussed in the following paragraphs.

         Net cash from property operations (rents collected less payments for property operations) decreased to $19.1 million in the nine months ended September 30, 2001, from $23.5 million in 2000. The decrease is primarily attributable to the sale of nine apartments in 2000 and 13 apartments in 2001. ARL expects a decrease in cash flow from property operations during the remainder of 2001. Such decrease is expected to result from the continued selective sale of income producing properties.

         Net cash from pizza operations (sales less cost of sales) of $4.3 million in the nine months ended September 30, 2001, approximated the $4.4 million in 2000.

         Net cash used in oil and gas operations (sales collected less payments for lease operating expenses) was $175,000 in the nine months ended September 30, 2001. Operations began in June 2001.

         Interest collected decreased to $397,000 in the nine months ended September 30, 2001, from $4.6 million in 2000. The decrease was attributable to the collection of $36.0 million of mortgage notes receivable in 2000 and $4.9 million in 2001.

         Interest paid decreased to $45.7 million in the nine months ended September 30, 2001, from $55.9 million in 2000. The decrease was attributable to the sale of all or portions of 24 land parcels and nine apartments in 2000, and all or portions of 13 land parcels, one commercial property and 13 apartments in 2001, resulting in the payoff, paydown or assumption by the purchaser of mortgage debt.

         Advisory fees paid increased to $5.0 million in the nine months ended September 30, 2001, from the $4.1 million in 2000. The increase is attributable to the inclusion of NRLP assets in the basis for the advisory fees, after August 2000.

         Incentive fees paid were $1.6 million in the nine months ended September 30, 2001. The fees, earned in 2000, are 10% of the excess of net capital gains over net capital losses realized from sales of assets.

         General and administrative expenses paid decreased to $9.1 million in the nine months ended September 30, 2001, from $11.7 million in 2000. The decrease is primarily attributable to reduced consulting and partnership fees, and reduced cost reimbursements paid to the advisor.

         ARL's cash flow from its investments in IOT and TCI is dependent on the ability of each of the entities to make distributions. In the fourth quarter of 2000, IOT and TCI suspended distributions. Accordingly, ARL received no current distributions in the nine months ended September 30, 2001, compared to $1.9 million in the nine months of 2000. However, in May 2001, ARL received $53,000 in accumulated dividends on shares of CMET that should have been exchanged for TCI common stock in 1999.

         Other cash from operating activities was $1.2 million in the nine months ended September 30, 2001 compared to $10.1 million in 2000. The change was primarily attributable to a greater decrease in property prepaids, miscellaneous property receivables and property escrows in 2000 than in 2001.

         In 2001, ARL sold the following properties:

                                                  UNITS/         SALES     NET CASH                         GAIN (LOSS)
         PROPERTY               LOCATION      SQ.FT./ACRES       PRICE     RECEIVED    DEBT DISCHARGED        ON SALE
         --------               --------      ------------      -------    --------    ---------------     -------------
FIRST QUARTER
APARTMENTS
Carriage Park               Tampa, FL         46 units          $ 2,005     $  757       $ 1,069           $   663
Rockborough                 Denver, CO        345 units          16,675      3,654        12,215/(1)/       13,471

Shopping Center
Regency Pointe              Jacksonville, FL  67,063 Sq.Ft.       7,350      5,126         1,500             2,292

LAND
Frisco Bridges              Collin County,    27.8 Acres        $ 4,500     $4,130       $    --           $    25
                            TX
Katrina                     Palm Desert, CA   20.0 Acres          2,831       (124)          596                --/(2)/

                                                  UNITS/         SALES     NET CASH                         GAIN (LOSS)
         PROPERTY               LOCATION      SQ.FT./ACRES       PRICE     RECEIVED    DEBT DISCHARGED        ON SALE
         --------               --------      ------------      -------    --------    ---------------     -------------
Las Colinas                 Las Colinas, TX   1.7 Acres            825         233           400               539
Plano Parkway               Plano, TX         11.3 Acres         1,445         312           950                --
Scoggins                    Tarrant County,   232.8 Acres        2,913         892         1,800               181
                            TX
Scout                       Tarrant County,   408.0 Acres        5,087       1,586         3,200             2,969
                            TX
Tree Farm                   Dallas County,    10.4 Acres         2,888         (87)        2,644                75
                            TX

SECOND QUARTER
APARTMENTS
Kimberly Woods              Tucson, AZ        279 Units          8,450       1,667         6,191/(1)/        6,052
Place One                   Tulsa, OK         407 Units         12,935       3,310         7,539             8,623
Shadowood                   Addison, TX       184 Units          7,125       1,980         4,320             4,644
Glenwood                    Addison, TX       168 Units          6,650       3,166         2,549              (560)
Bent Tree                   Addison, TX       292 Units         12,050       2,480         8,867             7,081

Land
Katrina                     Palm Desert, CA   20.0 Acres         2,940          78            --               516
Mason/Goodrich              Houston, TX       22.1 Acres         4,168         (34)        3,750             2,896
Plano Parkway               Plano, TX         12.0 Acres           740         672            --              (991)
Yorktown                    Harris County,    120.4 Acres        5,239        (160)        4,991            (1,497)
                            TX

THIRD QUARTER
APARTMENTS
Club Mar                    Sarasota, FL      248 Units          8,500       1,905         6,199/(1)/        2,328
Covered Bridge              Gainesville, FL   176 Units          7,900       2,463         4,339             5,982
Crossing at Church          Tampa, FL         52 Units           1,880         750           948               623
Ashford                     Tampa, FL         56 Units           2,145         593         1,182              (985)
Chalet I                    Topeka, KS        162 Units          5,650       1,288         4,108/(1)/        3,952
Chalet II                   Topeka, KS        72 Units           2,100         485         1,550/(1)/          434

LAND
Elm Fork                    Denton County,    10.0 Acres         1,002         (30)          958               284
                            TX
Katrina                     Palm Desert, CA   6.1 Acres          1,196       1,108            --               570
Chase Oaks                  Plano, TX         22.3 Acres         2,874         663         2,027               870
Nashville                   Nashville, TN     2.0 Acres             26          (1)           24               (82)
Nashville                   Nashville, TN     1.2 Acres              8          --             4               (59)
Rasor                       Plano, TX         6.6 Acres            350         267            --                34
Katrina                     Palm Desert, CA   2.2 Acres            800         (24)          737               514
Chase Oaks                  Plano, TX         4.9 Acres          1,973       1,832            --             1,416

FOURTH QUARTER
APARTMENTS
Nora Pines                  Indianapolis, IN  254 Units          9,850       2,548         5,574             6,631

LAND
Katrina                     Palm Desert, CA   1.4 Acres            284          (9)          253               117

----------

(1)   Debt assumed by purchaser.

(2)   Gain deferred until ARL-provided financing is collected.

         In 2001, ARL purchased the following properties:

                                                        PURCHASE     NET CASH       DEBT        INTEREST     MATURITY
    PROPERTY        LOCATION     UNITS/SQ. FT./ACRES     PRICE         PAID       INCURRED        RATE         RATE
    --------        --------     -------------------    --------     --------    -----------    --------     --------
SECOND QUARTER
APARTMENTS
Glenwood           Addison, TX   168 Units              $ 6,246       $/(1)/     $2,549/(2)/     9.25%        10/04

----------

(1) 8.88 acres of Hollywood Casino land and 10.5 acres of Vista Ridge land given as consideration. Exchanged with a related party.

(2)      Assumed debt of seller.  Exchanged with a related party.


In 2001, ARL financed/refinanced or obtained second mortgage financing on the following:

                                         ACRES/ROOMS                          DEBT         NET CASH      INTEREST   MATURITY
       PROPERTY            LOCATION         SQ. FT.       DEBT INCURRED    DISCHARGED      RECEIVED        RATE       DATE
       --------            --------      -----------      -------------    ----------      --------     ----------  --------
FIRST QUARTER
LAND
Mason/Goodrich          Houston, TX      235.0 Acres      $  6,750          $    --         $ 6,302     14.00%       01/02
Pioneer Crossing        Austin, TX       350.1 Acres         7,000               --           6,855     16.90        03/05
Pioneer Crossing        Austin, TX       14.5 Acres          2,500               --           2,350     14.50        01/02

SECOND QUARTER
LAND
Hollywood Casino        Farmers          51.7 Acres          2,500/(1)/          --           1,916      9.00        04/03
                        Branch, TX
Valwood                 Dallas County,   19.4 Acres             --/(1)/          --              --        --           --
                        TX
Katrina                 Palm Desert, CA  300.5 Acres        22,000           15,584           4,417     12.50/(2)/   10/02
Jeffries Ranch          Oceanside, CA    82.4 Acres          5,250/(3)/         750           3,944     14.50        06/02
Willow Springs          Riverside, CA    1,485.7 Acres          --/(3)/          --              --        --           --

HOTEL
Williamsburg            Williamsburg,    296 Rooms          10,309               --           9,851     36.00        01/02
Hospitality House       VA/(4)/

SHOPPING CENTER
Cullman                 Cullman, AL      92,486                 --/(3)/         129              --        --           --
                                         Sq.Ft.

THIRD QUARTER
APARTMENTS
Woodlake                Carrollton, TX   256 Units              --/(5)/          --              --        --           --
Sun Hollow              El Paso, TX      216 Units              --/(5)/          --              --        --           --
Waters Edge III         Gulfport, MS     238 Units              --/(5)/          --              --        --           --

Office Building
Centura Tower           Farmers          410,910            28,739           28,384            (526)    10.50        07/02
                        Branch, TX       Sq.Ft.
Rosedale Towers         Minneapolis, MN  84,798              7,500/(5)/          --           7,500      5.00        07/02
                                         Sq.Ft.

LAND
Marine Creek            Fort Worth, TX   54.2 Acres          1,500              750             701      9.00        01/03
Mercer Crossing         Carrollton, TX   31.3 Acres          2,937            1,986              16     13.00        03/03
Chase Oaks              Plano, TX        6.9 Acres           1,633            1,000             425     13.00        03/03
Vista Ridge LI          Lewisville, TX   90.3 Acres          9,085            9,119            (101)    13.00        03/03
Vista Ridge MF          Lewisville, TX   23.0 Acres          1,345            1,000             228     13.00        03/03

----------

(1)      Single note, with all properties as collateral.

(2)      Variable interest rate.

(3)      Single note, with all properties as collateral.

(4)      Also secured by 1,846,000 shares of TCI common stock.

(5)      Single note, with all properties as collateral.

         ARL has margin arrangements with various financial institutions and brokerage firms which provide for borrowing up to 50% of the market value of ARL's marketable equity securities. The borrowings under such margin arrangements are secured by equity securities of IOT and TCI and ARL's trading portfolio and bear interest rates ranging from 6.0% to 24.0%. Margin borrowing totaled $28.7 million at September 30, 2001.

         ARL's management expects that it will be necessary for ARL to sell $219.1 million, $51.7 million and $6.4 million of its land holdings during each of the next three years to satisfy the debt on such land as it matures. If ARL is unable to sell at least the minimum amount of land to satisfy the debt obligations on such land as it matures, or, if it was not able to extend such debt, ARL would either sell other assets to pay such debt or return the property to the lender.

         ARL's management reviews the carrying values of ARL's properties and mortgage note receivables at least annually and whenever events or a change in circumstances indicate that impairment may exist. Impairment is considered to exist if, in the case of a property, the future cash flow from the property (undiscounted and without interest) is less than the carrying amount of the property. For notes receivable impairment is considered to exist if it is probable that all amounts due under the terms of the note will not be collected. In those instances where impairment is found to exist, a provision for loss is recorded by a charge against earnings. ARL's mortgage note receivable review includes an evaluation of the collateral property securing such note. The property review generally includes selective property inspections, a review of the property's current rents compared to market rents, a review of the property's expenses, a review of maintenance requirements, a review of the property's cash flow, discussions with the manager of the property and a review of properties in the surrounding area.

COMMITMENTS AND CONTINGENCIES

         In March 1999, ARL reached an agreement with the Class A unitholders of Valley Ranch, L.P. to acquire their eight million Class A units for $1.00 per unit. In 1999, three million units were purchased. Additionally, one million units were purchased in January 2000 and two million units were purchased in May 2001. ARL has committed to purchase the remaining two million units in May 2002.

         In April 2001, ARL reached an agreement with the Class A unitholders of ART Palm, L.P., to acquire 7,236,250 of their Class A units in December 2001 for $5.8 million. In December 2001, the units were acquired for $2.5 million in cash and a note payable for the remaining $3.3 million. The note bears interest at 10.0% per annum, with a payment of $1.9 million plus accrued but unpaid interest due in June 2002, and the remaining principal and accrued but unpaid interest due at maturity in December 2002.

RECENT ACCOUNTING PRONOUNCEMENTS

         In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires the fair value of a liability for an asset retirement obligation to be recognized in the period which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived assets. SFAS No. 143 is effective for the fiscal year beginning after June 15, 2002. ARL's management believes the adoption of this statement will have no material impact on the ARL financial statements.

         In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long Lived Assets." SFAS No. 144 requires that those long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001 and, generally, is to be applied prospectively.

RESULTS OF OPERATIONS

         THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2001 COMPARED TO SEPTEMBER 30, 2000. For the nine months ended September 30, 2001, ARL reported net income of $12.0 million, compared to net income of $1.6 million for the nine months ended September 30, 2000. The primary factors contributing to ARL's net income are discussed in the following paragraphs.

         Rents decreased to $32.7 million and $98.7 million in the three and nine months ended September 30, 2001, from $34.7 million and $105.2 million in 2000. Rents from commercial properties increased to $25.6 million for the nine months ended September 30, 2001, from $23.8 million in 2000, rent from hotels increased to $27.7 million in the nine months ended September 30, 2001, from $25.5 million in 2000 and rent from apartments decreased to $44.8 million in the nine months ended September 30, 2001, from $53.0 million in 2000. The increase in commercial property rents was primarily attributable to higher occupancy in buildings completed in late 1999 and early 2000. The increase in hotel rent was primarily due to the opening of Hotel Sofia in 2001. The decrease in apartment rent was due to the sale of nine apartments in 2000 and 13 apartments in 2001. Rental income is expected to decrease significantly in the remainder of 2001 as a result of the income producing properties sold in 2001 and 2000.

         Property operations expense decreased to $22.2 million in the three months ended September 30, 2001, from $23.8 million in 2000, and increased to $71.2 million in the nine months ended September 30, 2001, from $70.5 million in 2000. Property operations expense for commercial properties increased to $15.0 million in the nine months ended September 30, 2001, from $14.8 million in 2000. For hotels, property operations expense increased to $21.6 million in the nine months ended September 30, 2001, from $17.8 million in 2000. For land, property operations expense decreased to $6.8 million in the nine months ended September 30, 2001 from $7.1 million in 2000. For apartments, property operations expense decreased to $27.8 million in the nine months ended September 30, 2001, from $30.7 million in 2000. The increase in hotel property operations expense was primarily due to the opening of Hotel Sofia in 2001. The decrease in land operating expenses was primarily due to the 13 land parcels sold in 2000. The decrease in property operations expense for apartments was due to the sale of nine apartments in 2000 and 13 apartments in 2001. Property operations expense is expected to decrease significantly in the remainder of 2001 as a result of the properties sold in 2000 and 2001.

         Pizza parlor sales and cost of sales were $8.7 million and $7.2 million, respectively, in the three months ended September 30, 2001 and $25.3 million and $20.7 million for the nine months ended September 30, 2001 compared to $8.1 million and $6.8 million, respectively, for the three months ended September 30, 2000 and $24.4 million and $20.1 million for the nine months ended September 30, 2000. The increased sales were primarily attributable to the effects of a more aggressive marketing and advertising strategy.

         Interest income from notes receivable increased to $837,000 in the three months ended September 30, 2001 from $283,000 in 2000, and decreased to $2.0 million in the nine months ended September 30, 2001, from $3.3 million in 2000. The three month increase is due to new loans funded in 2001. The nine month decrease is due to the collection of mortgage notes receivable and related interest at maturity in 2000 and 2001.

         Oil and gas sales were $97,000 in the three and nine months ended September 30, 2001, representing start-up production from six wells. Oil and gas operating expenses were $186,000 in the three and nine months ended September 30, 2001. Operating expenses include lifting costs and repairs and maintenance.

         Other income decreased to a loss of $19,000 and income of $58,000 in the three and nine months ended September 30, 2001, from $606,000 and $419,000 in 2000. ARL recognized an unrealized decrease in market value of its trading portfolio securities of $43,000 in the nine months ended September 30, 2001 compared to $267,000 in 2000. See Note 6. "Marketable Equity Securities - Trading Portfolio."

         Interest expense decreased to $19.1 million and $56.2 million in the three and nine months ended September 30, 2001, from $19.6 million and $60.2 million in 2000. The decrease was attributable to the sale of 13 apartments, one commercial property and 19 parcels of land in 2001 and nine apartments, four commercial properties and 36 parcels of land in 2000. In the remainder of 2001, interest expense is expected to continue to decrease due to the properties sold in 2000 and 2001.

         Depreciation, depletion and amortization expense increased to $4.5 million and $13.2 million in the three and nine months ended September 30, 2001, from the $4.0 million and $12.9 million in 2000. This increase was due to the Hotel Sofia opening in 2001.

         General and administrative expenses increased to $4.6 million and decreased to $9.1 million in the three and nine months ended September 30, 2001, from $2.9 million and $11.7 million in 2000. The three month increase is primarily due to increases in legal and audit fees while the nine month decrease is primarily due to reduced consulting and partnership fees, and reduced cost reimbursements paid to the advisor.

         Advisory fees of $1.4 million for the three months ended September 30, 2001 approximated the $1.5 million for the same period in 2000 and increased to $5.0 million for the nine months ended September 30, 2001 from $4.1 million in 2000. The increase is due to the addition of the NRLP assets to the advisory fees basis, after August 2000.

         Net income fee to affiliate was <$1.1> million and $638,000 in the three and nine months ended September 30, 2001. The income fee payable to ARL's advisor is 10% of the net income for the year, in excess of a 10% return on stockholders' equity.

         Incentive fee to affiliate was $1.6 million and $7.5 million in the three and nine months ended September 30, 2001. The incentive fee payable to ARL's advisor is 10% of the excess of net capital gains over net capital losses realized from sales of assets. Incentive fees are expected to increase as ARL selectively sells properties.

         Minority interest decreased to $1.0 million and $2.5 million in the three and nine months ended September 30, 2001, from $5.0 million and $32.2 million in 2000. The decrease is attributable to the acquisition of NRLP by ARL in August 2000.

         Equity in income of investees increased to $3.5 million and $9.2 million in the three and nine months ended September 30, 2001, from $2.6 million and $2.9 million in 2000. The increase in equity income was attributable to the loss associated with the sale of TCI and IOT stock in 2000 and gains from property sales by TCI in 2001.

         2000 COMPARED TO 1999. ARL reported net income of $2.7 million in 2000 compared to $10.3 million in 1999. ARL's net income in 2000 included gains on the sale of real estate of $96.7 million compared to gains on the sale of real estate of $129.3 million in 1999. The primary factors contributing to ARL's net income are discussed in the following paragraphs.

         Rents decreased to $138.2 million in 2000 from $157.6 million in 1999. Rent from commercial properties increased to $31.5 million in 2000 from $30.2 million in 1999, rent from hotels increased to $33.1 million in 2000 from $31.6 million in 1999 and rent from apartments decreased to $69.8 million in 2000 from $93.9 million in 1999. The increase in rent from commercial properties was primarily attributable to completion of the Centura and Hickory Centre office buildings in 2000. The increase in rent from hotels is attributable to increased occupancy rates. Apartment rents decreased in 2000 as a result of 15 apartments being sold in 1999 and nine apartments in 2000.

         Property operations expense decreased to $94.1 million in 2000 from $106.6 million in 1999. Property operations expense for commercial properties increased to $19.8 million in 2000 from $16.5 million in 1999, for hotels such expense of $24.1 million in 2000 approximated the $24.2 million expense in 1999, for land the expense of $9.7 million in 2000 approximated the $9.0 million expense in 1999 and apartments decreased to $40.4 million in 2000 from $56.4 million in 1999. The increase in commercial property operations expense was primarily due to the completion of the Centura and Hickory Centre office buildings in 2000. The decrease in apartment property operations expense was primarily due to 15 apartments being sold in 1999 and nine apartment sales in 2000.

         Pizza parlor sales and cost of sales were $32.6 million and $26.8 million in 2000 and $30.8 million and $26.3 million, in 1999. Pizza parlor operations experienced higher profit margins in 2000 due to lower pizza ingredient costs, (primarily cheese), a price increase in October 2000, and the closing of underperforming locations.

         Interest income decreased to $3.0 million in 2000 from $6.4 million in 1999. The decrease was attributable to the collection of $39.9 million in notes in 2000, while originating and funding loans of $14.7 million.

         Equity in income of investees decreased to $5.2 million in 2000 from $11.8 million in 1999. The decrease in equity income was primarily due to reduced ownership by ARL in TCI in 2000, due to sales of ARL-owned securities by margin debt holders. Equity investees reported gains on the sale of real estate in 2000 totaling $71.4 million of which ARL's equity share was $18.6 million. These gains were offset by operating losses totaling $23.8 million, of which ARL's equity share was $5.3 million. Also, sales of stock of equity investees by margin debt holders of ARL resulted in losses of $7.9 million. See Note 6 to the ARL Consolidated Financial Statements -- "Investments In Equity Investees." Other income was a loss of $926,000 in 2000 approximating the loss of $846,000 in 1999. Interest expense decreased to $76.7 million in 2000 from $91.7 million in 1999. This decrease is due to 36 land and nine apartment sales in 2000. Interest expense is expected to decrease in 2001 due to land and apartment sales in 2000 and anticipated property sales in 2001.

         Advisory fees decreased to $5.0 million in 2000 from $5.5 million in 1999. The decrease was attributable to the decrease in ARL's gross assets, the basis for such fee. Advisory fees are expected to decrease in 2001, as ARL's gross asset base is expected to continue to decrease through property sales.

         Incentive fees in 2000 were $1.6 million. This fee represents 10% of the excess of net capital gains over net capital losses from sales of operating properties. The amount of this fee, if any, in 2001 will be dependent on the number of operating properties sold and net capital gains realized.
         General and administrative expenses increased to $18.0 million in 2000 from $17.1 million in 1999. The increase was primarily attributable to an increase of $900,000 in taxes. General and administrative expenses in 2001 are expected to approximate 2000.

         Depreciation and amortization decreased to $16.9 million in 2000 from $17.4 million in 1999. The reduction is due to the sale of nine apartments in 2000. Depreciation and amortization expense should continue to decrease in 2001 as a result of continued property sales.

         In the fourth quarter of 2000, a provision for loss of $2.2 million was recognized. Such loss relates to the reduction of the carrying value of an 11.3 acre tract of land in Plano, Texas, sold in the first quarter of 2001, to its net realizable value and a litigation reserve related to a breach of contract dispute. In the third and fourth quarter of 1999, provisions for loss of $2.1 million and $1.0 million were recognized, respectively. Such loss relates to the relinquishment by ARL of its general and Class B limited partner interests in a controlled partnership that owned two apartments in Indianapolis, Indiana.

         In December 1998, upon the election of NMC, a wholly-owned subsidiary of ARL, as general partner of NRLP, NMC assumed liability for certain legal settlement payments. Such obligation is included in litigation expense in the accompanying Consolidated Statement of Operations. See Note 2 to the ARL Consolidated Financial Statements -- "NRLP Management Corp."

         Minority interest decreased to $30.7 million in 2000 from $56.7 million in 1999. Minority interest is the earnings attributable to limited partners, other than ARL, of certain controlled limited partnerships. Minority interest in 2000 and 1999 was attributable, in part, to the preferred return limited partner units of Ocean Beach Partners, L.P., Valley Ranch, L.P., Grapevine American, L.P., Edina Park Plaza Associates, L.P. and Hawthorne Lakes Associations, L.P., ART Florida Portfolio III and ART Palm, L.L.C. In 2000, minority interest includes, in addition to the preferred returns discussed above, $29.8 million of earnings attributable to the limited partners in NRLP prior to the merger, compared to $55.7 million in 1999. Minority interest in 2001 will decline due to the 2000 merger of NRLP into ARL. See Note 2 to the ARL Consolidated Financial Statements -- "Nrlp Management Corp."

         Gains on sale of real estate decreased to $96.7 million in 2000 from $129.3 million in 1999. In 2000, gains of $45.9 million were recognized on the sale of nine apartments: Summerwind, Windtree, The Pines, Whispering Pines, Four Seasons, Sherwood Glen, Fair Oaks, Hidden Valley and Candlelight Square; $21.9 million on the sale of commercial properties: Katella Plaza, Marina Playa, Harbor Plaza and Preston Center; and $30.6 million on the sale of land: $16,000 on the sale of 420 acres of Duchesne land, $7.5 million on the sale of three tracts totaling 166.7 acres of Frisco Bridges land, $3.4 million on the sale of
749.1 acres of Keller land, $1,000 on the sale of 0.02 acres of Katy land, $3.6 million on the sale of four tracts totaling 41.2 acres of Mason/Goodrich land, $747,000 on the sale of 157.9 acres of Mastenbrook land, $1.6 million on the sale of 82.0 acres of McKinney Corners I, II, III, IV and V land, $2.5 million on the sale of 20.67 acres of Monterey land, $868,000 on the sale of 4 tracts totaling 8.69 acres of Nashville land, $959,000 on the sale of 182.5 acres of Pantex land, $4.3 million on the sale of two tracts totaling 329.4 acres of Parkfield land, $2.7 million on the sale of three tracts totaling 89.51 acres of Rasor land, $462,000 on the sale of 80.4 acres of Rowlett Creek land, $38,000 on the sale of 3.0 acres of Salmon River land, $1.3 million on the sale of 126.6 acres of Vann Cattle land, $173,000 on the sale of 5.4 acres of Vista Business Park land, and $478,000 on the sale of 70.3 acres of Wakefield land. In 2000, losses of $1.6 million were recognized: $40,000 on the sale of 14.6 acres of McKinney Corners II land; $768,000 on the sale of 377.15 acres of Pioneer Crossing land; $174,000 on the sale of 4.79 acres of Plano Parkway land; $585,000 on the sale of 22.4 acres of Valley Ranch land; and $51,000 on the sale of 36.43 acres of Vista Business Park land.

         In 1999, gains of $100.3 million were recognized on the sale of 15 apartments: Olde Town, Sante Fe, Mesa Ridge, Horizon East, Lantern Ridge, Barcelona, Country Place, Lake Nora, Fox Club, Oak Hollow, Windridge, Tanglewood, Edgewater Garden, Bavarian Woods, and Manchester Commons, $9.2 million on the sale of the Continental Hotel and Casino; $5.0 million on the sale of seven tracts totaling 46.9 acres of Plano Parkway land; $432,000 on the sale of 9.9 acres of Mason/Goodrich land; $4.3 million on the sale of four tracts totaling 302.4 acres of McKinney Corners II , McKinney Corners IV and Dowdy land; $979,000 on the sale of 13.0 acres of Rasor land; $2.0 million on the sale of three tracts totaling 23.0 acres of Vista Ridge land; $4.6 million on the sale of four tracts totaling 103.6 acres of Frisco Bridges land; $23,000 on the sale of .13 acres of JHL Connell land; $128,000 on the sale of 1.4 acres of Valley

Ranch land; $180,000 on the sale of Sun City lots; $186,000 on the sale of 121.2 acres of Katrina land; $2.0 million on the sale of five tracts totaling 187.7 acres of Keller, Scout and Scoggins land; and $561,000 on the sale of 205.4 acres of Yorktown land. In 1999, losses of $545,000 were recognized, $505,000 on the sale of Stone Meadows land and $40,000 on the sale of 6.2 acres of Plano Parkway land.

         1999 COMPARED TO 1998. ARL reported net income of $10.3 million in 1999 compared to a net loss of $22.8 million in 1998. ARL's net income in 1999 included gains on the sale of real estate of $129.3 million compared to gains on the sale of real estate of $17.3 million in 1998. The primary factors contributing to ARL's net income are discussed in the following paragraphs.

         Pizza parlor sales and cost of sales were $30.8 million and $26.3 million in 1999 and $28.9 million and $24.8 million, in 1998. Pizza parlor operations experienced higher profit margins in 1999 due to lower pizza ingredient costs, primarily cheese. Cheese prices reached historic highs in 1998.

         Rents increased to $157.6 million in 1999 from $63.5 million in 1998. Rent from commercial properties increased to $30.2 million in 1999 from $16.5 million in 1998, rent from hotels of $31.6 million in 1999 approximated the $32.2 million in 1998 and rent from apartments increased to $93.9 million in 1999 from $14.2 million in 1998. The increase in rent from commercial properties was primarily attributable to the consolidation of NRLP's operations subsequent to December 31, 1998 and the acquisition of the Encino Office Building in May 1999. The increase in apartment rent was due to the 36 apartments acquired in 1998 and the consolidation of NRLP's operations subsequent to December 31, 1998.

         Property operations expense increased to $106.6 million in 1999 from $49.2 million in 1998. Property operations expense for commercial properties increased to $16.5 million in 1999 from $9.7 million in 1998, for hotels such expense decreased to $24.2 million in 1999 from $24.4 million in 1998, for land it increased to $9.0 million in 1999 from $6.3 million in 1998 and for apartments it increased to $56.4 million in 1999 from $8.8 million in 1998. The increase in commercial property operations expense was primarily due to the consolidation of NRLP's operations subsequent to December 31, 1998 and the acquisition of the Encino Office Building in 1999. The increase in land expense was primarily due to the acquisitions of 16 land parcels in 1998 and eight land parcels in 1999. The increase in apartment property operations expense was primarily due to the acquisition of 36 apartments in 1998 and the consolidation of NRLP's operations subsequent to December 31, 1998.

         Interest income increased to $6.4 million in 1999 from $188,000 in 1998. The increase was attributable to the consolidation of NRLP's operations subsequent to December 31, 1998. Loans of $41.2 million in 1999 and $47.7 million in 1998 were originated and funded.

         Other income improved to a loss of $846,000 in 1999 from a loss of $5.5 million in 1998. This improvement was due to recognizing an unrealized loss on marketable equity securities of $1.9 million in 1999, compared to an unrealized loss of $6.1 million recognized in 1998. Also contributing to the improvement was a decrease in net losses on sales of marketable equity securities of $67,000.

         Equity in income of investees decreased to $11.8 million in 1999 from $38.0 million in 1998. A decrease in equity income of $31.3 million was attributable to the consolidation of the operations of NRLP subsequent to December 31, 1998. Equity investees reported gains on sale of real estate in 1999 totaling $41.8 million of which ARL's equity share of such gains was $17.4 million. This decrease was offset by decreased operating losses totaling $7.7 million in IOT, of which ARL's equity share of equity investees' net operating losses was $5.5 million. See Note 6 to the ARL Consolidated Financial Statements -- "Investments In Equity Investees."

         Interest expense increased to $91.7 million in 1999 from $51.6 million in 1998. Of this increase, $6.0 million was due to 16 land parcels purchased in 1998, $5.1 million was due to eight land parcels purchased in 1999 and the remainder was due to the consolidation of NRLP's operations subsequent to December 31, 1998.

         Advisory fees increased to $5.5 million in 1999 from $3.8 million in 1998. The increase was attributable to the increase in ARL's gross assets, the basis for such fee.

         General and administrative expenses increased to $17.1 million in 1999 from $8.5 million in 1998. The increase was primarily attributable to the general and administrative expenses of NRLP. The operations of NRLP were consolidated subsequent to December 31, 1998.

         Depreciation and amortization increased to $17.4 million in 1999 from $7.0 million in 1998. The increase was due to the consolidation of NRLP's operations subsequent to December 31, 1998 and the acquisition of the Encino Office Building in 1999.

         In the third and fourth quarter of 1999, provisions for loss of $2.1 million and $1.0 million, respectively, were recognized. Such losses relate to the relinquishment by ARL of its general and Class B limited partner interests in a controlled partnership that owned two apartments in Indianapolis, Indiana. In the third and fourth quarters of 1998, provisions for loss of $3.0 million and 916,000 respectively, were recorded to write down the Valley Ranch land to its estimated realizable value less estimated costs of sale. Such write downs were necessitated by an increase in the acreage designated as flood plain.

         In December 1998, upon the election of NMC, a wholly-owned subsidiary, as general partner of NRLP, NMC assumed liability for certain legal settlement payments. Such obligation is included in litigation expense in the accompanying Consolidated Statement of Operations. See Note 2 to the ARL Consolidated Financial Statements -- "NRLP Management Corp."

         Minority interest increased to $56.7 million in 1999 from $3.2 million in 1998. Minority interest is the earnings attributable to limited partners, other than ARL, of certain controlled limited partnerships. Minority interest in 1998 and 1999 was attributable, in part, to the preferred return on limited partner units of Ocean Beach Partners, L.P., Valley Ranch, L.P., Grapevine American, L.P., Edina Park Plaza Associates, L.P. and Hawthorne Lakes Associations, L.P., ART Florida Portfolio III and ART Palm, L.L.C. In 1999, minority interest includes, in addition to the preferred returns discussed above, $55.7 million of earnings attributable to the limited partners in NRLP. The operations of NRLP were consolidated subsequent to December 31, 1998. Prior to December 31, 1998, the investment in NRLP was accounted for using the equity method. See Note 2 to the ARL Consolidated Financial Statements -- "NRLP Management Corp."

         Gains on sale of real estate increased to $129.3 million in 1999 from $17.3 million in 1998. In 1999, gains of $100.3 million were recognized on the sale of 15 apartments: Olde Town, Sante Fe, Mesa Ridge, Horizon East, Lantern Ridge, Barcelona, Country Place, Lake Nora, Fox Club, Oak Hollow, Windridge, Tanglewood, Edgewater Garden, Bavarian Woods, and Manchester Commons; $9.2 million on the sale of the Continental Hotel and Casino; $5.0 million on the sale of seven tracts totaling 46.9 acres of Plano Parkway land; $432,000 on the sale of 9.9 acres of Mason/Goodrich land; $4.3 million on the sale of four tracts totaling 302.4 acres of McKinney Corners II , McKinney Corners IV and Dowdy land; $979,000 on the sale of 13.0 acres of Rasor land; $2.0 million on the sale of three tracts totaling 23.0 acres of Vista Ridge land; $4.6 million on the sale of four tracts totaling 103.6 acres of Frisco Bridges land; $23,000 on the sale of .13 acres of JHL Connell land; $128,000 on the sale of 1.4 acres of Valley Ranch land; $180,000 on the sale of Sun City lots; $186,000 on the sale of 121.2 acres of Katrina land; $2.0 million on the sale of five tracts totaling 187.7 acres of Keller, Scout and Scoggins land; and $561,000 on the sale of 205.4 acres of Yorktown land. In 1999, losses of $545,000 were recognized, $505,000 on the sale of Stone Meadows land and $40,000 on the sale of 6.2 acres of Plano Parkway land.

         In 1998, ARL recognized gains of $663,000 on the sale of three tracts totaling 78.5 acres of its Valley Ranch land; $1.9 million on its Lewisville land; $714,000 on a 21.3 acre tract of its Parkfield land; $848,000 on a 21.6 acre tract of its Chase Oaks land; $789,000 on a 150.0 acre tract of its Rasor land; $3.9 million on its Palm Desert land; $869,000 on a 2.5 acre tract of its Las Colinas I land; $898,000 on its Kamperman land; $3.4 million on its final
10.5 acre tract of BP Las Colinas land; $409,000 on a 1.1 acre tract of its Santa Clarita land; $2.6 million on a 20.8 acre tract of its Mason Goodrich land; and ARL recognized a $179,000 previously deferred gain on a sale of its Valley Ranch land in 1997.

TAX MATTERS

         Financial statement income varies from taxable income principally due to the accounting for income and losses of investees, gains and losses from asset sales, depreciation on owned properties, amortization of discounts on notes receivable and payable and the difference in the allowance for estimated losses. ARL had a loss for federal income tax purposes in the three and nine months ended September 30, 2001; therefore, it recorded no provision for income taxes. For the nine months ended September 30, 2000, a provision for income taxes in the amount of $1.7 million was recorded.

ENVIRONMENTAL MATTERS

         Under various federal, state and local environmental laws, ordinances and regulations, ARL may be potentially liable for removal or remediation costs, as well as certain other potential costs relating to hazardous or toxic substances (including governmental fines and injuries to persons and property) where property-level managers have arranged for the removal, disposal or treatment of hazardous or toxic substances. In addition, certain environmental laws impose liability for release of asbestos-containing materials into the air, and third parties may seek recovery for personal injury associated with such materials.

         ARL's management is not aware of any environmental liability relating to the above matters that would have a material adverse effect on ARL's business, assets or results of operations.

INFLATION

         The effects of inflation on ARL's operations are not quantifiable. Revenues from apartment operations fluctuate proportionately with inflationary increases and decreases in housing costs. Fluctuations in the rate of inflation also affect the sales values of properties and the ultimate gains to be realized from property sales. To the extent that inflation affects interest rates, earnings from short-term investments and the cost of new borrowings as well as the cost of variable interest rate debt will be affected.

                    QUANTITATIVE AND QUALITATIVE DISCLOSURES
                            ABOUT MARKET RISKS OF ARL

         At September 30, 2001, ARL's exposure to a change in interest rates on its debt is as follows:

                                              WEIGHTED AVERAGE        EFFECT OF 1% INCREASE
                                  BALANCE      INTEREST RATE               IN BASE RATES
                                 --------     ----------------        ---------------------
                                       (Amounts in thousands, except per share)
Notes payable:
Variable rate                    $135,845          12.00%                      $1,358
Total decrease in ARL's
annual net income                                                              $1,358
Per share                                                                      $  .13

                                MANAGEMENT OF ARL

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information as of February 11, 2002 regarding ARL's executive officers and directors:

Name                                                       Age      Position
----                                                       ---      --------
Mark W. Branigan*....................................       47      Executive Vice President - Residential
Louis J. Corna*......................................       54      Executive Vice President - Tax
Earl D. Cecil........................................       72      Director
Collene C. Currie....................................       53      Director
Bruce A. Endendyk*...................................       53      Executive Vice President
Richard W. Humphrey*.................................       54      Director
Ronald E. Kimbrough*.................................       49      Acting Principal Executive Officer, Executive Vice
                                                                    President and Chief Financial Officer
Joseph Mizrachi......................................       56      Director
David W. Starowicz*..................................       46      Executive Vice President - Acquisitions, Sales, and
                                                                    Construction

         EARL D. CECIL: Age 72; Director (Independent) (since November 2001) of ARL. Financial and Business Consulting (since January 1994); and Division Vice President (February 1987 to December 1993) of James Mitchell & Company, a financial services marketing organization.

         COLLENE C. CURRIE: Age 53; Director (Independent) (since August 2000) of ARL. Director (February 1999 to August 2000) of ART; CEO (since January 2002) Acorn Capital Company, CEO (since January 2001) of c3 Solutions; Associate Director (since June 2000 to December 2001) of Cambridge Technology Partners; Chief Financial Officer (since June 1998) of Energy Partners Alliance; Vice President and Senior Relationship Manager (February 1996 to March 2000) of Bank of America Private Bank (formerly NationsBank Private Client Group of Dallas); Director (April 1998 to August 2000) of NMC; Director of Marketing and Communications (October 1993 to January 1999) of the Dallas Opera; and Business Transformation Consultant (August 1988 to October 1993) for IBM.

         RICHARD W. HUMPHREY: Age 54; Director (since November 2001) of ARL. Real Estate Acquisitions and Dispositions (since December 1999) for Regis, a property management company and (June 1992 to November 1999) for Carmel Realty, Inc., a real estate brokerage service company.

         JOSEPH MIZRACHI: Age 56; Director (Independent) (since August 2000) of ARL. Registered Investment Advisor and Principal and President (since 1980) of PAZ Securities, Inc.;

----------

* See "THE ADVISOR - BCM - Directors and Principal Officers of Advisor" for background and business experience information.

Chairman of the Board (since 1980) of Midwest Properties Management, Inc.; Director (since June 2001) of Tarrant Apparel Group; and Director (June 2000 to August 2000) of ART.

         The business address of each director and executive officer is 1800 Valley View Lane, Suite 300, Dallas, Texas 75234. The business telephone number of each person is 469-522-4200. Each director and executive officer is a citizen of the United States.

                          EXECUTIVE COMPENSATION OF ARL

         ARL has no employees, payroll or benefit plans and pays no compensation to its executive officers. The directors and executive officers of ARL who are also officers or employees of BCM are compensated by BCM. Such affiliated directors and executive officers perform a variety of services for BCM and the amount of their compensation is determined solely by BCM. BCM does not allocate the cash compensation of its officers among the various entities for which it serves as advisor. See "The Advisor" for a more detailed discussion of compensation payable to BCM by ARL.

         The only direct remuneration paid by ARL is to those directors who are not officers or employees of BCM or its affiliated companies. Until December 31, 2000, each independent director was compensated at the rate of $20,000 per year, plus $300 per audit committee meeting attended and the chairman of the audit committee receives an annual fee of $500. Effective January 1, 2001, the annual fee was increased from $20,000 to $45,000. In addition, each independent director receives an additional fee of $1,000 per day for any special services rendered outside of their ordinary duties as director, plus reimbursement of expenses. During 2001, $302,318 was paid to independent directors in total directors' fees for all services including the annual fee for service during the period January 1, 2001 through December 31, 2001, and 2001 special service fees as follows: Roy E. Bode*, $59,873; Earl D. Cecil, $7,003; Collene C. Currie, $79,743; Cliff Harris*, $70,333; Joseph Mizrachi, $50,716; and Richard D. Morgan*, $34,650.

         In January 1998, stockholders approved the 1997 Stock Option Plan (the "ARL Option Plan") which provides for options to purchase up to 300,000 shares of common stock. At December 31, 2001, there were 173,750 options outstanding under the Option Plan. No options were granted under the ARL Option Plan in 2001.


----------

*   Former Director

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                          OWNERS AND MANAGEMENT OF ARL

         The following table sets forth the ownership of ARL's common stock both beneficially and of record, both individually and in the aggregate, for those persons or entities known by ARL to be the owner of more than 5% of the shares of ARL's common stock as of the close of business on February 11, 2002.

                                                                       Assuming Conversion of all Shares of Series G
                                                                and Series H Preferred Stock, if any, Received in the Mergers
                                                        ---------------------------------------------------------------------------
                                                         Shares of                Shares of                 Shares of
                                                            ARL                      ARL                       ARL
                                                          Common                   Common                    Common
                                                           Stock                    Stock                     Stock
                                 Amount and             Beneficially             Beneficially              Beneficially
                                 Nature of    Percent   Owned After              Owned After               Owned After
     Name and Address of         Beneficial     of        the TCI     Percentage   the IOT     Percentage  the TCI and   Percentage
      Beneficial Owner           Ownership    Class(1)    merger       of Class     merger      of Class    IOT merger    of Class
     -------------------         ----------   --------  ------------  ---------- ------------  ----------  ------------  ----------
Basic Capital Management,
Inc.(2) ......................   6,269,344      55.1%    9,186,712      64.3%     6,509,649      56.0%      9,427,017      64.9%
One Realco Corporation(3) ....   1,671,859      14.7%    1,671,859      14.7%     1,671,859      14.7%      1,671,859      14.7%
Transcontinental Realty
Investors, Inc.(4) ...........     746,972       6.6%      746,972       6.6%       746,972       6.6%        746,972       6.6%
Ryan T. Phillips(2)(5) .......   6,296,946      55.4%    6,301,514      55.4%     6,296,946      55.4%      6,301,514      43.2%

----------

(1) Percentages are based upon 11,375,127 shares outstanding as of February 11, 2002.

(2) Includes 6,269,344 shares owned by BCM over which each of the directors of BCM, Ryan T. Phillips and Mickey Ned Phillips, may be deemed to be beneficial owners by virtue of their positions as directors of BCM. The directors of BCM disclaim beneficial ownership of such shares. Based upon 1,166,947 shares of Series G preferred stock and 106,802 shares of Series H preferred stock to be received in the mergers. The business address of BCM is 1800 Valley View Lane, Suite 300, Dallas, Texas 75234.

(3) Includes 234,650 shares owned by New Starr Corp., which is a company owned by One Realco. Each of the directors of One Realco, Ronald F. Akin and F. Terry Shumate, may be deemed to be the beneficial owners by virtue of their positions as directors of One Realco. Messrs. Akin and Shumate disclaim beneficial ownership of such shares. The business address of One Realco is 555 Republic Drive, Suite 490, Plano, Texas 75074.

(4) Each of the directors of TCI, Henry A. Butler, Ted P. Stokely and Martin L. White, may be deemed to be the beneficial owners by virtue of their positions as directors of TCI. The directors of TCI disclaim such beneficial ownership. The business address of TCI is 1800 Valley View Lane, Suite 300, Dallas, Texas 75234.

(5) Includes 27,602 shares owned by the Gene E. Phillips' Children's Trust. Ryan T. Phillips is a beneficiary of such trust. Based upon 1,827 shares of Series G preferred stock to be received in the TCI merger.

         Security Ownership of Management. The following table sets forth the ownership of shares of ARL's common stock, both beneficially and of record, both individually and in the aggregate, for the directors and executive officers of ARL, as of the close of business on February 11, 2002.

                                                                        Assuming Conversion of all Shares of Series G
                                                                and Series H Preferred Stock, if any, Received in the Mergers
                                                       ----------------------------------------------------------------------------
                                                        Shares of                Shares of                  Shares of
                                                           ARL                      ARL                        ARL
                                                          Common                   Common                     Common
                                                          Stock                    Stock                      Stock
                               Amount and              Beneficially             Beneficially               Beneficially
                               Nature of               Owned After               Owned After               Owned After
                               Beneficial  Percent of    the TCI    Percentage    the IOT     Percentage   the TCI and   Percentage
Name of Beneficial Owner        Ownership    Class(1)      merger     of Class     merger      of Class     IOT merger     of Class
------------------------       ----------  ----------  ------------ ----------  ------------  ----------   ------------  ----------
Mark W. Branigan(2)(3) ......  7,016,316     61.7%       9,933,684     69.5%     7,256,621       62.7%     10,173,989      70.0%
Louis J. Corna(2)(3) ........  7,016,316     61.7%       9,933,684     69.5%     7,256,621       62.7%     10,173,989      70.0%
Earl D. Cecil ...............         --       --               --       --             --         --              --        --
Collene C. Currie ...........         --       --               --       --             --         --              --        --
Bruce A. Endendyk(2)(3) .....  7,031,316     61.8%       9,948,684     69.5%     7,271,621       62.8%     10,188,989(4)   70.0%
Richard W. Humphrey .........         --       --               --       --             --         --              --        --
Ronald E. Kimbrough(2)(3) ...  7,016,316     61.7%       9,933,684     69.5%     7,256,621       62.7%     10,173,989      70.0%
Joseph Mizrachi .............         --       --               --       --             --         --              --        --
David W. Starowicz(2)(3) ....  7,021,316     61.7%       9,938,684     69.5%     7,261,621       62.7%     10,178,989(5)   70.0%
All Directors and
    Executive Officers
    as a group (9
    persons)(2)(3) ..........  7,016,316     61.7%       9,953,684     69.5%     7,256,621       62.7%     10,193,989      70.0%

----------

(1) Percentage is based upon 11,375,127 shares outstanding at February 11, 2002.

(2) Includes 746,972 shares owned by TCI of which Messrs. Branigan, Corna, Endendyk, Kimbrough and Starowicz may be deemed to beneficially own by virtue of their positions as executive officers of TCI. The executive officers of ARL disclaim beneficial ownership of such shares.

(3) Includes 6,269,344 shares owned by BCM of which Messrs. Branigan, Corna, Endendyk, Kimbrough and Starowicz may be deemed to beneficially own by virtue of their positions as executive officers of BCM. The executive officers of ARL disclaim beneficial ownership of such shares.

(4) Includes 15,000 shares of ARL common stock issuable upon the exercise of options granted to Mr. Endendyk under the ARL 1997 Stock Option Plan.

(5) Includes 5,000 shares of ARL common stock issuable upon the exercise of options granted to Mr. Starowicz under the ARL 1997 Stock Option Plan.

                                PERFORMANCE GRAPH

         The following graph compares the cumulative total stockholder return on ARL's shares (ART's shares prior to August 2000) of common stock with the Dow Jones Equity Market Index ("DJ Equity Index") and the Dow Jones Real Estate Investment Index ("DJ Real Estate Index"). The comparison assumes that $100 was invested on December 31, 1996 in shares of common stock and in each of the indices and further assumes the reinvestment of all dividends. Past performance is not necessarily an indicator of future performance.

                              [PERFORMANCE GRAPH]


                                      12/31/96       12/31/97        12/31/98        12/31/99        12/31/00       12/31/01
American Realty Investors, Inc.         100            223              259             270             213            157
Dow Jones US Realty Index               100            118               93              88             112            126
Dow Jones US Total Market Index         100            132              165             202             183            161

                     DESCRIPTION OF THE CAPITAL STOCK OF ARL

         The description of ARL's capital stock set forth below is only a summary and is not intended to be complete. For a complete description of ARL's capital stock, we urge you to read ARL's articles of incorporation and bylaws and as appropriate the certificate of designation of the Series G or Series H preferred stock, which are filed as an exhibit to the joint proxy statement and prospectus of which this document forms a part.

DESCRIPTION OF COMMON STOCK

         There are currently 11,375,127 shares of ARL common stock outstanding. Assuming all non-affiliated stockholders of TCI and IOT affirmatively elect to take shares of Series G or Series H preferred stock and assuming conversion of all of the shares of Series G and Series H preferred stock issuable in connection with the business combination, there will be 22,974,254 shares of ARL common stock outstanding after the business combination.

         VOTING RIGHTS. Holders of ARL common stock will be entitled to one vote per share on all matters voted on by stockholders, including the election of directors. The ARL charter does not provide for cumulative voting in the election of directors of ARL.

         DIVIDENDS. After giving effect to any preferential rights of any series of preferred stock outstanding, including the ARL preferred stock to be issued in the TCI merger, the holders of ARL common stock are entitled to participate in dividends, if any, as may be declared from time to time by the ARL board of directors and, upon liquidation, are entitled to receive a pro-rata share of all the assets of ARL that are available for distribution to these holders. All of the ARL common stock will, when issued, be fully paid and nonassessable. Holders of ARL common stock will have no preemptive rights with respect to future issuances of ARL capital stock.

DESCRIPTION OF PREFERRED STOCK

         The board of directors is authorized to issue up to 50,000,000 shares of preferred stock from time to time, in one or more series, without stockholder approval, and to fix the designation, preferences, conversion or other rights, voting powers, restriction, limitations as to dividends, qualifications and terms and conditions of redemption of any series that may be established by the ARL board. As a result, without stockholder approval, the ARL board could authorize the issuance of preferred stock with voting, conversion and other rights that could dilute the voting power and other rights of the holders of ARL common stock. In addition, shares issued after the business combination may have the effect, under some circumstances, alone or in combination with other provisions of the ARL charter of rendering more difficult or discouraging an acquisition of ARL considered undesirable by the ARL board of directors.

         SERIES A PREFERRED STOCK. There are authorized a total of 15,000,000 shares of Series A Cumulative Convertible preferred stock with a par value of $2.00 per share and an adjusted liquidation value of $10.00 per share plus payment of accrued and unpaid dividends. The Series A preferred stock is non-voting except:

         (1)      as provided by law,

         (2) with respect to an amendment to ARL's articles of incorporation or bylaws that would materially alter or change the existing terms of the Series A preferred stock, and

         (3) at any time or times for the election of two directors when all or any portion of the dividends on the Series A preferred stock for any six quarterly dividends, whether or not consecutive, shall be in arrears and unpaid.

         In the latter event, the number of directors constituting the board of directors of ARL shall be increased by two and the holders of Series A preferred stock, voting separately as a class, shall be entitled to elect two directors to fill the newly created directorships with each holder being entitled to one vote in the election for each share of Series A preferred stock held. ARL is not obligated to maintain a sinking fund with respect to the Series A preferred stock.

         The Series A preferred stock is convertible, at the option of the holder, into shares of ARL common stock at any time and from time to time, in whole or in part, after the earliest to occur of

         (1)      August 15, 2003;

         (2) the first business day, if any, occurring after a quarterly dividend payment date, on which an amount equal to or in excess of 5% of the $10.00 liquidation value (i.e., $.50 per share of Series A preferred stock) is accrued and unpaid, or

         (3) when ARL becomes obligated to mail a statement, signed by an officer of ARL, to the holders of record of each of the shares of Series A preferred stock because of a proposal by ARL at any time before all of the shares of Series A preferred stock have been redeemed by or converted into common stock, to merge or consolidate with or into any other corporation (unless ARL is the surviving entity and holders of common stock continue to hold the shares of common stock without modification and without receipt of any additional consideration), or to sell, lease, or convey all or substantially all its property or business, or to liquidate, dissolve or wind up.

         The Series A preferred stock is convertible into that number of shares of ARL common stock obtained by multiplying the number of shares being converted by $10.00, then adding all accrued and unpaid dividends, then dividing those sums by the conversion price, which is 90% of the simple average of the trading price of the common stock for 20 business days ending on the last calendar day of the week preceding the conversion date. Notwithstanding the foregoing, ARL, at its option, may elect to redeem any shares of Series A preferred stock sought to be so converted by paying the holder of the Series A preferred stock cash in an amount equal to the conversion price for each share of Series A preferred stock redeemed.

         The Series A preferred stock bears a cumulative compounded dividend per share equal to 10% per annum of the adjusted liquidation value, payable on each quarterly dividend payment date. The dividend accrues from the date of issuance to and including the date on which the redemption price of the shares is paid, whether or not those dividends have been declared and whether or not there are profits, surplus or other funds of ARL legally available for the payment of those dividends. Dividends on the Series A preferred stock are in preference to and with priority over dividends payable on the common stock. Except as provided in the following sentence, the Series A preferred stock ranks on a parity as to dividends and upon liquidation, dissolution or winding up with all other preferred stock issued by ARL. ARL will not issue any shares of preferred stock of any series which are superior to the Series A preferred stock as to dividends or rights upon liquidation, dissolution or winding up of ARL as long as any shares of Series A preferred stock are issued and outstanding, without the prior written consent of the holders of at least 66 2/3% of the shares of the Series A preferred stock then outstanding voting separately as a class.

         In addition to ARL's redemption rights described above upon a conversion of Series A preferred stock, ARL may redeem any or all of the Series A preferred stock at any time and from time to time, at its option, for cash upon no less than 20 days nor more than 30 days prior notice thereof The redemption price of the Series A preferred stock shall be an amount per share equal to 103% of the adjusted liquidation value.

         There were 2,724,901 shares of Series A preferred stock outstanding at January 31, 2002. There are reserved 1,998,797 shares of Series A preferred stock for issuance as future consideration in various business transactions of ARL.

         SERIES B PREFERRED STOCK. There are designated 80,000 shares of Series B 10% Cumulative Convertible preferred stock with a par value of $2.00 per share and a preference on liquidation of $100 per share plus payment of all accrued and unpaid dividends. The Series B preferred stock is non-voting except as required by law. ARL is not required to maintain a sinking fund for the stock.

         Each share of Series B preferred stock is convertible into that number of shares of ARL common stock obtained by multiplying the number of shares being converted by $100, then adding all accrued and unpaid dividends on the shares, then dividing the sum by (in most instances) 80% of the average trading price of the ARL common stock for the 20 business days ending on the last business day of the calendar week immediately preceding the date of conversion.

         The Series B preferred stock bears a cumulative dividend per share equal to $11.00 per annum ($2.75 per quarter). Dividends on the Series B preferred stock are in preference to and with priority over dividends upon the ARL common shares. The Series B preferred stock ranks on a parity as to dividends and upon liquidation, dissolution or winding up with all other shares of preferred stock.

         ARL may redeem any or all of the shares of Series B preferred stock from time to time upon payment of $100.00 per share plus all accrued and unpaid dividends. There is no restriction on the repurchase or redemption of the Series B preferred stock by ARL while there is any arrearage in payment of dividends except that at the time of the repurchase or redemption ARL must pay all accrued and unpaid dividends on the shares being redeemed.

         There were no shares of Series B preferred stock outstanding at January 31, 2002.

         SERIES C PREFERRED STOCK. There are designated 231,750 shares of Series C Cumulative Convertible preferred stock with a par value of $2.00 per share and a preference on liquidation of $100.00 per share plus all accrued and unpaid dividends. The Series C preferred stock is non-voting except as required by the law. ARL is not required to maintain a sinking fund for the stock.

         Each share of Series C preferred stock is convertible at the option of the holders thereof in the following amounts at any time on or after the respective dates:

         (1)      25,000 shares on or after December 31, 2000;

         (2)      25,000 shares on or after September 30, 2002;

         (3)      25,000 shares on or after September 30, 2003;

         (4)      25,000 shares on or after December 31, 2005; and

         (5) all remaining outstanding shares on or after December 31, 2006.

         These shares are convertible into that number of shares of ARL common stock obtained by multiplying the number of shares of Series C preferred stock being converted by $100 and then dividing the sum by (in most instances) 90% of the average of the daily closing price of the ARL common shares for the 20 trading days ending on the last trading day of the calendar week immediately preceding the conversion on the market where the ARL common stock is then regularly traded. The right of conversion terminates upon receipt of the notice of redemption from ARL and on the earlier of (1) the commencement of any liquidation, dissolution or winding up of ARL or (2) the adoption of any resolution authorizing the commencement thereof. ARL may elect to redeem the shares of Series C preferred stock sought to be converted instead of issuing shares of ARL common stock.

         The Series C preferred stock bears a cumulative quarterly dividend per share in an amount equal to:

         (1) 8% per annum during the period from July 1, 1999 to September 30, 2000;

         (2) 9% per annum during the period from July 1, 2000 to September 30, 2001; and

         (3)      10% per annum from July 1, 2001 and thereafter.

         In each case, the dividend per share is calculated on the basis of the adjusted liquidation value of the Series C preferred stock, payable in arrears in cash on each quarterly dividend payment date. The dividend accrues from the date of issuance to and including the date on which the redemption price of the shares is paid. Dividends on the Series C preferred stock are in preference to and with priority over dividends upon the ARL common shares. The Series C preferred stock ranks on a parity as to dividends and upon liquidation, dissolution or winding up with all other shares of ARL preferred stock.


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         ARL may redeem all or a portion of the shares of the Series C preferred stock issued and outstanding at any time and from time to time, at its option, for cash upon no less than 20 days nor more than 30 days prior notice thereof. The redemption price of the shares of the Series C preferred stock shall be an amount per share equal to the sum of (1):

                  104% of liquidation value during the period from January 1, 2000 through December 31, 2000;

                  103% of liquidation value during the period from January 1, 2001 through December 31, 2001;

                  102% of liquidation value during the period from January 1, 2002 through December 31, 2002;

                  101% of liquidation value during the period from January 1, 2003 through December 31, 2003; and

                  100% of liquidation value from January 1, 2004 and thereafter,

and (2) all accrued and unpaid dividends on the shares through the redemption date. The right of ARL to redeem shares of Series C preferred stock remains effective notwithstanding prior receipt by ARL of notice by any holder of Series C preferred stock of the holder's intent to convert shares of Series C preferred stock into shares of ARL common stock. There were no shares of Series C preferred stock issued or outstanding at January 31, 2002.

         SERIES D PREFERRED STOCK. There are 91,000 shares of Series D 9.50% Cumulative preferred stock designated with a par value of $2.00 per share and a preference on liquidation of $20.00 per share plus payment of accrued and unpaid dividends. The Series D preferred stock is non-voting except as required by law and is not convertible. ARL is not required to maintain a sinking fund for the stock.

         Each share of Series D preferred stock has a cumulative dividend per share of 9.50% per annum of the $20.00 liquidation preference, payable quarterly in equal installments of $0.475. Dividends on the Series D preferred stock are in preference to and with priority over dividends upon the shares of ARL common stock. The Series D preferred stock ranks on a parity as to dividends and upon liquidation, dissolution or winding up with all other shares of ARL preferred stock.

         ARL may from time to time after June 1, 2001 redeem any or all of the Series D preferred stock upon payment of the liquidation value of $20.00 per share plus all accrued and unpaid dividends. There is no restriction on the repurchase or redemption of the Series D preferred stock by ARL while there is any arrearage in payment of dividends except that at the time of the repurchase or redemption ARL must pay all accrued and unpaid dividends on the shares being redeemed. As of January 31, 2002, there were no shares of Series D preferred stock issued or outstanding.

         SERIES E PREFERRED STOCK. There are 500,000 shares of Series E Cumulative preferred stock designated with a par value of $2.00 per share and a preference on liquidation of $10.00


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per share plus payment of accrued and unpaid dividends. The Series E preferred stock is non-voting except as required by law and is not convertible. ARL is not required to maintain a sinking fund for the stock.

         Each share of Series E preferred stock has a cumulative dividend per share of 6.0% per annum of the $10.00 liquidation preference, payable quarterly. Dividends on the Series E preferred stock are in preference to and with priority over dividends upon the ARL common stock. The Series E preferred stock ranks on a parity as to dividends and upon liquidation, dissolution or winding up with all other shares of preferred stock.

         ARL may at any time and from time to time redeem any or all of the Series E preferred stock upon payment of the liquidation value of $10.00 per share plus all accrued and unpaid dividends. There is no restriction on the repurchase or redemption of the Series E preferred stock by ARL while there is any arrearage in payment of dividends except that at the time of the repurchase or redemption ARL must pay all accrued and unpaid dividends on the shares being redeemed. As of January 31, 2002, there were 50,000 shares of Series E preferred stock issued and outstanding.

         SERIES F PREFERRED STOCK. There are 4,961 shares of Series F redeemable preferred stock (the "Series F preferred stock") designated with a par value of $2.00 per share and a preference on liquidation of $1,000.00 per share. The Series F preferred stock is non-voting except as required by law. ARL is not required to maintain a sinking fund for the stock.

         The holders of Series F preferred stock are not entitled to receive any dividends or distributions. The Series F preferred stock ranks on a parity upon a liquidation, dissolution or winding up with all other shares of preferred stock.

         ARL may redeem at anytime, any or all of the Series F preferred stock upon payment of the liquidation value of $1,000.00 per share by giving the holder thereof not less than 20 days nor more than 30 days notice thereof prior to the date on which ARL desires such shares redeemed. There is no restriction on the repurchase or redemption of the Series F preferred stock by ARL while there is any arrearage in payment of dividends, if any.

         From and after January 1, 2002, within 10 calendar days of the filing of ARL's report on Form 10-Q or Form 10-K, ARL shall call for redemption that number of shares of the Series F preferred stock having an aggregate liquidation value equal to 20% of the net cash flow generated by the assets acquired from MJR Oil & Gas 2001, LLC during the preceding fiscal quarter after the payment of any current payment due under the two promissory notes which ARL issued to MJR Oil & Gas 2001, LLC in connection with the acquisition of such assets. Such shares of Series F preferred stock shall be redeemed at the liquidation value of $1,000.00 per share.

         In the event that ARL engages in a transfer of more than 10% the assets acquired from MJR Oil & Gas 2001, LLC, whether by sale, merger, consolidation or other similar transaction, ARL shall prior to such transaction call for redemption each outstanding shares of Series F preferred stock at a price per share equal to the liquidation price of $1,000.00.


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         As of January 31, 2002 there were 3,968.75 shares of Series F preferred stock issued and outstanding.

         10% SERIES G CUMULATIVE CONVERTIBLE PREFERRED STOCK. There are 4,022,000 shares of the Series G preferred stock designated with a par value of $2.00 per share and a preference on liquidation of $20.00 per share plus payment of accrued and unpaid dividends. The Series G preferred stock is non-voting except:

         (1)      as provided by law,

         (2) with respect to an amendment to ARL's articles of incorporation or bylaws that would materially alter or change the existing terms of the Series G preferred stock, and

         (3) at any time or times for the election of two directors when all or any portion of the dividends on the Series G preferred stock for any six quarterly dividends, whether or not consecutive, shall be in arrears and unpaid.

         In the latter event, the number of directors constituting the board of directors of ARL shall be increased by two and the holders of Series G preferred stock, voting separately as a class, shall be entitled to elect two directors to fill the newly created directorships with each holder being entitled to one vote in the election for each share of Series G preferred stock held. ARL is not required to maintain a sinking fund for the stock.

         Each share of Series G preferred stock has a cumulative dividend per share of 10.00% per annum of the $20.00 liquidation preference, payable quarterly in equal installments of $0.5. Dividends on the Series G preferred stock are in preference to and with priority over dividends upon the ARL common stock. The Series G preferred stock ranks on a parity as to dividends and upon liquidation, dissolution or winding up with all other shares of preferred stock.

         During a 75 day period commencing on the 15th day after ARL publicly files its first Form 10-Q with the SEC following the consummation of the TCI merger, the Series G preferred stock may be converted at the option of the holder of Series G preferred stock into 2.5 shares of ARL common stock for each share of Series G preferred stock.

         ARL may provide notice of its intention to redeem the Series G preferred stock no earlier than 45 days after ARL publicly files its first Form 10-Q with the SEC following the consummation of the TCI merger. After that time, ARL may redeem any or all of the Series G preferred stock upon payment of the liquidation value of $20.00 per share plus all accrued and unpaid dividends by giving the holder thereof not less than 45 days nor more than 60 days notice thereof prior to the date on which ARL desires such shares redeemed.

         ARL will make an application with the NYSE to list the Series G preferred stock provided that there are an adequate number of Series G preferred stock stockholders and shares of Series G preferred stock outstanding to list the Series G preferred stock on the NYSE. ARL will also make an application with the NYSE to list the shares of ARL common stock issuable upon conversion of the Series G preferred stock.

         10% SERIES H CUMULATIVE CONVERTIBLE PREFERRED STOCK. There are 684,000 shares of the Series H preferred stock designated with a par value of $2.00 per share and a preference


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

on liquidation of $21.50 per share plus payment of accrued and unpaid dividends. The Series H preferred stock is non-voting except:

         (1)      as provided by law,

         (2) with respect to an amendment to ARL's articles of incorporation or bylaws that would materially alter or change the existing terms of the Series H preferred stock, and

         (3) at any time or times for the election of two directors when all or any portion of the dividends on the Series H preferred stock for any six quarterly dividends, whether or not consecutive, shall be in arrears and unpaid.

         In the latter event, the number of directors constituting the board of directors of ARL shall be increased by two and the holders of Series H preferred stock, voting separately as a class, shall be entitled to elect two directors to fill the newly created directorships with each holder being entitled to one vote in the election for each share of Series H preferred stock held. ARL is not required to maintain a sinking fund for the stock.

         Each share of Series H preferred stock has a cumulative dividend per share of 10.00% per annum of the $21.50 liquidation preference, payable quarterly in equal installments of $0.5375. Dividends on the Series H preferred stock are in preference to and with priority over dividends upon the ARL common stock. The Series H preferred stock ranks on a parity as to dividends and upon liquidation, dissolution or winding up with all other shares of preferred stock.

         During a 75 day period commencing on the 15th day after ARL publicly files its first Form 10-Q with the SEC following the consummation of the IOT merger, the Series H preferred stock may be converted at the option of the holder of Series H preferred stock into 2.25 shares of ARL common stock for each share of Series H preferred stock.

         ARL may provide notice of its intention to redeem the Series H preferred stock no earlier than 45 days after ARL publicly files its first Form 10-Q with the SEC following the consummation of the IOT merger. After that time, ARL may redeem any or all of the Series H preferred stock upon payment of the liquidation value of $21.50 per share plus all accrued and unpaid dividends by giving the holder thereof not less than 45 days nor more than 60 days notice thereof prior to the date on which the Corporation desires such shares redeemed.

         ARL will make an application with the NYSE to list the Series H preferred stock provided that there are an adequate number of Series H preferred stock stockholders and shares of Series H preferred stock outstanding to list the Series H preferred stock on the NYSE. ARL will also make an application with the NYSE to list the shares of ARL common stock issuable upon conversion of the Series H preferred stock.

         The description of the foregoing provisions of each series of the preferred stock does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of ARL's articles of incorporation relating to the series of preferred stock.


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

                            CHARTER AND BYLAWS OF ARL

         The following is a summary of the terms of ARL's articles of incorporation and bylaws. The summary contains all material terms, but does not set forth all the provisions of the articles of incorporation or bylaws.

AUTHORIZED STOCK

         ARL's charter authorizes it to issue 150,000,000 shares of capital stock, consisting of 100,000,000 shares of common stock, par value $.01 per share, and 50,000,000 shares of preferred stock, par value $2.00 per share. Shares of preferred stock may be issued from time to time, in one or more series, each having specific voting powers, designations, preferences and restrictions as approved by the ARL board.

DIRECTORS

         The bylaws provide that the number of directors serving on ARL's board will be not less than three nor more than twelve. The exact number of directors will be fixed by the board from time to time. The bylaws provide that, unless otherwise provided by law or the charter, a quorum consists of a majority of the entire board. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board. Cumulative voting is not authorized in the election of directors to the board. Vacancies and any newly-created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, even if less than a quorum.

STOCKHOLDER MEETINGS AND SPECIAL VOTING REQUIREMENTS

         The annual meetings of stockholders are held on a date established by the board. Special meetings of stockholders may be called by the chairman of the board, by the president, by a resolution adopted by a majority of the board of directors or by the holders of 25% or more of the ARL common stock. In general, the presence of a majority of stockholders in person or by proxy voting constitutes a quorum at any stockholders' meeting. Amendments to the charter or the bylaws must be approved by stockholders holding a majority of the shares outstanding and entitled to be cast thereon.

         Directors may be removed with or without cause and by the affirmative vote of the holders of not less than two-thirds of the outstanding stock of ARL voting for the election of the director.

AMENDMENT OF THE CHARTER AND BYLAWS

         The charter provides that approval of 51% of the stockholders voting is required to amend the articles. A bylaw may be amended or repealed, or a new bylaw adopted, by the affirmative vote of 51% of the stock voting or by a majority of the board.


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

TRANSACTIONS WITH INTERESTED OFFICERS OR DIRECTORS

         The charter provides that ARL shall not, directly or indirectly, contract or engage in any transaction with any advisor of ARL, any director, officer or employee of ARL or any advisor or any affiliate or associate of any director, officer or employee of ARL or any advisor, unless:

         o the material facts as to the relationship or interest are disclosed or are known to the board and the board authorizes the contract or transaction in good faith; the contract or transaction is deemed fair by the board; and

         o the board simultaneously authorizes or ratifies the transaction by the affirmative vote of a majority of independent directors voting on the matter.

ANTI-TAKEOVER EFFECT OF AUTHORIZED BUT UNDESIGNATED PREFERRED STOCK

         The board is authorized to provide for the issuance of shares of preferred stock, in one or more series, and fix the terms and conditions of each series. Management believes that the availability of preferred stock will provide ARL with increased flexibility in structuring financings and acquisitions and in meeting other corporate needs. Authorized but unissued shares of preferred stock and common stock will be available for issuance without further action by stockholders, unless required by applicable law or the rules of any stock exchange or automated quotation system.

         Although the board has no present intention of doing so, it will be able to issue a series of preferred stock that could either impede or facilitate the completion of a merger, tender offer or other takeover attempt. For instance, these new shares might impede a business combination by including class voting rights which would enable the holder to block the transaction. The board will make any determination to issue these shares based on its judgment as to the best interests of ARL and its stockholders. The board will be able to issue preferred stock having terms which would discourage an acquisition attempt or other transaction that a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock.

LIABILITY FOR MONETARY DAMAGES

         No director will be personally liable to ARL or its stockholders for monetary damages arising out of a breach of fiduciary duty as a director. A director's liability, however, is not limited (1) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (2) for the payment of dividends in violation of Nevada law. If Nevada law is amended to permit additional limitation or elimination of a director's personal liability, the liability of a director will be eliminated or limited to the fullest extent permitted by the amended Nevada law. Any repeal or modification of the existing Nevada law provisions will not increase the personal liability of any director for any act or occurrence taking place prior to the repeal or modification, or otherwise adversely affect any right or protection of a director existing at the time of the repeal or modification.


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

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

         Present and former directors and officers of ARL and persons serving as directors, officers, employees or agents of another corporation or entity at the request of ARL are indemnified to the fullest extent permitted by Nevada law. The ARL charter and the bylaws specifically indemnify these persons for expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them (1) in connection with a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of ARL or is or was serving as a director, officer, employee or agent of another corporation or entity at the request of ARL, or (2) in connection with the defense or settlement of a threatened, pending or completed action or suit by or in the right of ARL, provided that the party is adjudged to be liable to ARL. To be indemnified a person must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of ARL and, with respect to any criminal action or proceeding, must have had no reasonable cause to believe his conduct was unlawful.

         Indemnification is only available if the applicable standard of conduct has been met by the indemnified party. Indemnification is mandatory where a director or officer is successful in the defense of an action, suit or proceeding or any claim or matter asserted against the person. A determination of the availability of indemnification may be made by the majority vote of a quorum of directors not a party to the suit, action or proceeding, by a written opinion of independent legal counsel or by the stockholders.

         In the event that a determination is made that a director or officer is not entitled to indemnification, the director or officer may seek a judicial determination of his right to indemnification. If successful, a director or officer is entitled to indemnification for all expenses, including attorney's fees, incurred in any proceeding seeking to collect an indemnity claim under the indemnification provisions. Other than proceedings to enforce rights to indemnification, ARL is not obligated to indemnify any person in connection with a proceeding initiated by that person.

         ARL will pay expenses incurred by a director or officer of ARL, or a former director or officer, in advance of the final disposition of an action, suit or proceeding, if he undertakes to repay amounts advanced in the event it is ultimately determined that indemnification is not available.

         The indemnification provisions and provisions for advancing expenses in the ARL charter and bylaws are not exclusive of any other similar rights pursuant to any agreement, vote of the stockholders or disinterested directors or pursuant to judicial direction.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrants pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                         ANTI-TAKEOVER PROVISIONS OF THE
                         ORGANIZATIONAL DOCUMENTS OF ARL

         The ARL articles of incorporation and bylaws contain a number of provisions that may inhibit or impede the acquisition or attempted acquisition of control of ARL by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of ARL to negotiate first with the ARL board. These provisions may increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and increase the likelihood of negotiations. This might outweigh the potential disadvantages of discouraging these proposals because, among other things, negotiation of the proposals might result in an improvement of their terms. The discussion below highlights some of these anti-takeover provisions in the ARL charter documents. Because it is a summary, it may not contain all of the information that might be important to you. We urge you to read the ARL articles of incorporation and bylaws, as well as the Nevada General Corporation Law for a complete description of these anti-takeover provisions.

NUMBER OF DIRECTORS; REMOVAL; FILLING VACANCIES

         After giving preference to any rights of holders of preferred shares of ARL to elect additional directors under specified circumstances, the ARL articles of incorporation and bylaws provide that the number of directors must not be less than three nor more than 12. In addition, the ARL bylaws provide that, after giving preference to rights of holders of preferred stock, any vacancies will be filled by majority of the remaining directors, even though less than a quorum, or by a sole director, and any vacancies created by an increase in the total number of directors may be filled only by the ARL board. Accordingly, the ARL board could temporarily prevent any stockholder from enlarging the ARL board and then filling the new positions with the stockholder's own nominees.

         The ARL articles of incorporation and bylaws also provide that, after giving preference to any rights of holders of preferred shares, directors may be removed only for cause, and only upon the affirmative vote of holders of eighty percent 80% of the then outstanding shares voting in the election of directors.

ADVANCE NOTICE PROVISIONS FOR DIRECTOR NOMINATIONS AND STOCKHOLDER PROPOSALS

         The ARL bylaws provide for an advance notice procedure for stockholders to make nominations of candidates for director or to bring other business before the annual meeting of stockholders. According to this procedure (1) only persons who are nominated by, or at the direction of, the ARL board, or by a stockholder who has given timely written notice containing specified information to the secretary of ARL prior to the meeting at which directors are to be elected, will be eligible to nominate candidates for directors of ARL, and (2) at an annual meeting, only that business may be conducted as has been brought before the meeting by, or at the direction of, the ARL board or by a stockholder who has given timely written notice to the secretary of ARL of his intention to bring the business before the meeting. In general, for notice of stockholder nominations or proposed business to be conducted at an annual meeting to be


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

timely, the notice must be received by ARL not less than 60 days nor more than 90 days prior to the scheduled date of the meeting.

         The purpose of requiring stockholders to give advance notice of nominations and other business is to afford the ARL board a meaningful opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposed business. To the extent necessary or considered desirable by the ARL board, the advance notice provision will allow the ARL board to inform stockholders and make recommendations about the nominees or business, as well as to ensure an orderly procedure for conducting meetings of stockholders. Although the ARL bylaws do not give the ARL board power to block stockholder nominations for the election of directors or proposals for action, the advance notice procedure may have the effect of discouraging a stockholder from proposing nominees or business, precluding a contest for the election of directors or the consideration of stockholder proposals if procedural requirements are not met. This might also deter third parties from soliciting proxies for a non-management proposal or slate of directors, without regard to the merits of the proposal or slate.

         Any action required or permitted to be taken by the ARL stockholders must be taken at a properly called annual or special meeting of the ARL stockholders and may not be taken by written consent. Special meetings of the ARL stockholders may be called at any time, but only by the chairman of the board, the president, or by a majority of the directors then in office.

BUSINESS COMBINATIONS UNDER NEVADA LAW

         ARL's articles expressly elect not to be governed by the Nevada "Corporate Combinations Law" contained in Sections 78.411 to 78.444, inclusive, of the NRS and the Nevada "Control Shares Statute" contained in the NRS Sections
78.378 to 78.3792.

                 ARL POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

         The following is a discussion of the current policies of ARL with respect to investments, financing, affiliate transactions and other activities. These policies may be amended or waived from time to time at the discretion of the ARL board without a vote of the ARL stockholders. No assurance can be given that these investment objectives will be attained or that the value of ARL will not decrease.

         ARL intends to purchase or lease properties for long-term investment, develop or redevelop its properties or sell these properties, in whole or in part, when circumstances warrant. ARL may participate with other entities in property ownership, through joint ventures or other types of co-ownership. Equity investments may be subject to existing mortgage financing and other indebtedness that have priority over ARL's equity interest.

         ARL may repurchase or otherwise reacquire shares of ARL common stock, or other ARL securities and may also invest in securities of other entities including those engaged in real estate. ARL may invest in the securities of other issuers in connection with acquisitions of indirect interests in real estate, consisting generally of general or limited partnership interests in special purpose partnerships owning one or more properties. ARL may acquire all or substantially all of the securities or assets of real estate investment trusts, management companies or similar entities where these investments would be consistent with its investment policies. ARL may also invest in securities of other issuers from time to time for the purpose of exercising control. It is not intended that ARL's investments in securities will require it to register as an "investment company" under the Investment Company Act of 1940, as amended, and it is intended that ARL would divest securities before any registration would be required.

         The ARL board may devote available assets to particular investments or types of investments, without restriction. ARL's investment objectives and policies may be changed at any time by the ARL board without the approval of ARL's stockholders.

         Additional capital may be raised through additional equity offerings, debt financing or retention of cash flow, or a combination of these methods. If the ARL board determines to raise additional equity capital, it may, without stockholder approval, issue additional shares of common stock or preferred stock up to the amount of its authorized capital in any mariner and on whatever terms and for whatever consideration as it deems appropriate, including in exchange for property. These securities may be senior to the outstanding ARL common stock and may include additional series of preferred stock which may be convertible into ARL common stock. Existing stockholders of ARL will have no preemptive right to purchase ARL shares in any subsequent securities offering by ARL, and any offering of this type could cause a dilution of a stockholder's investment in ARL.

         To the extent that the ARL board determines to obtain additional debt financing, ARL intends to do so generally by mortgaging its existing properties. These mortgages may be recourse, non-recourse or cross-collateralized. Although ARL does not have a policy limiting the number or amount of mortgages that may be placed on any particular property, mortgage financing instruments typically limit additional indebtedness on these properties. ARL may also borrow funds through bank borrowings, publicly and privately placed debt instruments or purchase money obligations, any of which indebtedness may be secured by ARL's assets or the assets of any entity in which ARL holds an interest.

         ARL may seek to obtain unsecured or secured lines of credit or may determine to issue debt securities, which may be convertible into common stock or preferred stock or be accompanied by warrants to purchase stock, or to sell or securitize its receivables. The proceeds from any borrowings may be used for the following purposes:

         o        to finance acquisitions

         o        to develop or redevelop properties

         o to refinance existing indebtedness for working capital or capital improvements

         o        the payment of distributions

         o        to refinance existing indebtedness

         ARL may make loans to joint ventures or other entities in which it participates. ARL does not intend to engage in (1) trading, underwriting or agency distribution or sale of securities of other issuers or (2) the active trade of loans and investments.

         The specific composition of ARL's real estate and mortgage notes receivable portfolios following the merger will depend largely on the judgment of ARL's management as to changing investment opportunities and the level of risk associated with specific investments. ARL's management intends to maintain real estate and mortgage notes receivable portfolios diversified by location and type of property.

                                 BUSINESS OF TCI

         Transcontinental Realty Investors, Inc. ("TCI"), a Nevada corporation, is the successor to a California business trust, which was organized on September 6, 1983 and commenced operations on January 31, 1984. On November 30, 1999, TCI acquired all of the outstanding shares of beneficial interest of CMET, a real estate company, in a tax-free exchange of shares, issuing 1.181 shares of its common stock for each outstanding CMET share.

         Prior to January 1, 2000, TCI elected to be treated as a Real Estate Investment Trust ("REIT") under Sections 856 through 860 of the Code. During the third quarter of 2000, due to a concentration of ownership TCI no longer met the requirement for tax treatment as a REIT. Under the Code, TCI can not re-qualify for REIT tax status for at least five years.

         TCI's real estate at December 31, 2000, consisted of 140 properties held for investment, three partnership properties and four properties held for sale which were primarily obtained through foreclosure. In 2000, TCI purchased 18 properties held for investment. TCI's mortgage notes receivable portfolio at December 31, 2000, consisted of six mortgage loans. In addition, TCI has an interest in a partnership which holds a wraparound mortgage note receivable. TCI's real estate and mortgage notes receivable portfolios are more fully discussed in Item 2 in "Properties of TCI" below.

                   BUSINESS PLAN AND INVESTMENT POLICY OF TCI

         TCI's business is investing in real estate through direct equity ownership and partnerships and financing real estate and real estate related activities through investments in mortgage loans, including first, wraparound and junior mortgage loans. TCI's real estate is located throughout the continental United States. Information regarding TCI's real estate and mortgage notes receivable portfolios is set forth below and in the TCI Consolidated Financial Statements.

         TCI's business is not seasonal. TCI's management has determined to continue to pursue a balanced investment policy, seeking both current income and capital appreciation. With respect to new real estate investments, TCI's management's plan of operation is to consider all types of real estate with an emphasis on properties generating current cash flow. TCI's management expects to invest in and improve these properties to maximize both their immediate and long-term value. TCI's management will also consider the development of apartment properties in selected markets primarily in Texas.

         TCI's management also expects to consider property sales opportunities for properties in stabilized real estate markets where TCI's properties have reached their potential. TCI's management also expects to be an opportunistic seller of properties in markets that have become overheated, i.e. an abundance of buyers.

         TCI's management's operating strategy with regard to TCI's properties is to maximize each property's operating income by aggressive property management through closely monitoring expenses while at the same time making property renovations and/or improvements where appropriate. While such expenditures increase the amount of revenue required to cover operating expenses, TCI's management believes that such expenditures are necessary to maintain or enhance the value of the properties.

         TCI's management does not expect that TCI will seek to fund or acquire new mortgage loans in 2002. However, TCI may originate mortgage loans in conjunction with providing purchase money financing of a property sale. TCI's management intends to service and hold for investment the mortgage notes in TCI's portfolio. However, TCI may borrow against its mortgage notes, using the proceeds from such borrowings for property acquisitions or for general working capital needs. TCI's management also intends to pursue TCI's rights vigorously with respect to mortgage notes that are in default. TCI's Articles of Incorporation impose no limitations on its investment policy with respect to mortgage loans and does not prohibit it from investing more than a specified percentage of its assets in any one mortgage loan.

                                   COMPETITION

         The real estate business is highly competitive and TCI competes with numerous entities engaged in real estate activities (including certain entities described in "Certain Relationships and Related Transactions of ARL, TCI and IOT
- Related Party Transactions", some of which have greater financial resources than those of TCI. TCI's management believes that success against such competition is dependent upon the geographic location of the property, the performance of property-level managers in areas such as marketing, collections and control of operating expenses, the amount of new construction in the area and the maintenance and appearance of the property. Additional competitive factors with respect to commercial properties are the ease of access to the property, the adequacy of related facilities, such as parking, and sensitivity to market conditions in setting rent levels. With respect to apartments, competition is also based upon the design and mix of units and the ability to provide a community atmosphere for the tenants. TCI's management believes that beyond general economic circumstances and trends, the rate at which properties are renovated or the rate new properties are developed in the vicinity of each of TCI's properties also are competitive factors.

         To the extent that TCI seeks to sell any of its properties, the sales prices for such properties may be affected by competition from other real estate entities and financial institutions also attempting to sell their properties located in areas in which TCI's properties are located, as well as by aggressive buyers attempting to penetrate or dominate a particular market.

         As described above and in "Certain Relationships and Related Transactions of ARL, TCI and IOT - Related Party Transactions" the officers and directors of TCI also serve as officers or directors of certain other entities, also advised by BCM, and which have business objectives similar to those of TCI. TCI's directors, officers and advisor owe fiduciary duties to such other entities as well as to TCI under applicable law. In determining to which entity a particular investment opportunity will be allocated, the officers, directors and advisor consider the respective investment objectives of each such entity and the appropriateness of a particular investment in light of each such entity's existing real estate portfolio. To the extent that any particular investment opportunity is appropriate to more than one of the entities, the investment opportunity will be allocated to the entity which has had funds available for investment for the longest period of time or, if appropriate, the investment may be shared among all or some of the entities.

         In addition, as also described in Item 13 "Certain Relationships and Related Transactions of ARL, TCI and IOT - Related Party Transactions" TCI also competes with other entities which are affiliates of BCM and which have investment objectives similar to TCI's and that may compete with it in purchasing, selling, leasing and financing of real estate and real estate related investments. In resolving any potential conflicts of interest which may arise, BCM has informed TCI's management that it intends to continue to exercise its best judgment as to what is fair and reasonable under the circumstances in accordance with applicable law.

       CERTAIN FACTORS ASSOCIATED WITH REAL ESTATE AND RELATED INVESTMENTS

         TCI is subject to all the risks incident to ownership and financing of real estate and interests therein, many of which relate to the general illiquidity of real estate investments. These risks include, but are not limited to, changes in general or local economic conditions, changes in interest rates and the availability of permanent mortgage financing which may render the purchase, sale or refinancing of a property difficult or unattractive and which may make debt service burdensome, changes in real estate and zoning laws, increases in real estate taxes, federal or local economic or rent controls, floods, earthquakes, hurricanes and other acts of God and other factors beyond the control of TCI's management or BCM. The illiquidity of real estate investments may also impair the ability of TCI's management to respond promptly to changing circumstances. TCI's management believes that such risks are partially mitigated by the diversification by geographic region and property type of TCI's real estate and mortgage notes receivable portfolios. However, to the extent new property investments or mortgage lending is concentrated in any particular region or property type, the advantages of diversification may be mitigated.

                                PROPERTIES OF TCI

         TCI's principal offices are located at 1800 Valley View Lane, Suite 300, Dallas, Texas 75234 and are, in the opinion of TCI's management, suitable and adequate for TCI's present operations.

         Details of TCI's real estate and mortgage notes receivable portfolios at December 31, 2000, are set forth in Schedules III and IV, respectively, to the TCI Consolidated Financial Statements included at "Financial Statements and Supplementary Data". The discussions set forth below under the headings "Real Estate" and "Mortgage Loans" provide certain summary information concerning TCI's real estate and mortgage notes receivable portfolios.

         TCI's real estate portfolio consists of properties held for investment, properties held for sale, which were primarily obtained through foreclosure of the collateral securing mortgage notes receivable and investments in partnerships. The discussion set forth below under the heading "Real Estate" provides certain summary information concerning TCI's real estate and further summary information with respect to its properties held for investment, properties held for sale and its investment in partnerships.

         At December 31, 2000, none of TCI's properties, mortgage notes receivable or investment in partnerships exceeded 10% of total assets. At December 31, 2000, 88% of TCI's assets consisted of properties held for investment, less than 1% consisted of properties held for sale, 1% consisted of mortgage notes and interest receivable and less than 1% consisted of investments in partnerships. The remaining 10% of TCI's assets were invested in cash, cash equivalents, marketable equity securities and other assets. The percentage of TCI's assets invested in any one category is subject to change and no assurance can be given that the composition of TCI's assets in the future will approximate the percentages listed above.

         TCI's real estate is geographically diverse. At December 31, 2000, TCI held investments in apartments and commercial properties in each of the geographic regions of the continental United States, although its apartments and commercial properties were concentrated in the Southeast and Southwest regions, as shown more specifically in the table under "Real Estate" below. At December 31, 2000, TCI held mortgage notes receivable secured by apartments and commercial properties in the Southwest and Midwest regions of the continental United States, as shown more specifically in the table under "Mortgage Loans" below.

                               GEOGRAPHIC REGIONS

         TCI has divided the continental United States into the following geographic regions:

         o Northeast region comprised of the states of Connecticut, Delaware, Maryland, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island and Vermont, and the District of Columbia. TCI owns a commercial property in this region.

         o Southeast region comprised of the states of Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee and Virginia. TCI owns 7 apartments and 20 commercial properties in this region.

         o Southwest region comprised of the states of Arizona, Arkansas, Louisiana, New Mexico, Oklahoma and Texas. TCI owns 45 apartments and 22 commercial properties in this region.

         o Midwest region comprised of the states of Illinois, Indiana, Iowa, Kansas, Kentucky, Michigan, Minnesota, Missouri, Nebraska, North Dakota, Ohio, South Dakota, West Virginia and Wisconsin. TCI owns 4 apartments, 4 commercial properties and 3 hotels in this region.

         o Mountain region comprised of the states of Colorado, Idaho, Montana, Nevada, Utah and Wyoming. TCI owns an apartment and 3 commercial properties in this region.

         o Pacific region comprised of the states of California, Oregon and Washington. TCI owns 4 apartments, a hotel and 6 commercial properties in this region.

         Excluded from the above are 23 parcels of unimproved land, as described below.

                                   REAL ESTATE

         At December 31, 2000, approximately 90% of TCI's assets were invested in real estate. TCI invests in real estate located throughout the continental United States, either on a leveraged or nonleveraged basis. TCI's real estate portfolio consists of properties held for investment, investments in partnerships and properties held for sale (which were primarily obtained through foreclosure of the collateral securing mortgage notes receivable).

         TYPES OF REAL ESTATE INVESTMENTS. TCI's real estate consists of commercial properties (office buildings, industrial warehouses and shopping centers), hotels and apartments having established income-producing capabilities. In selecting real estate for investment, the location, age and type of property, gross rents, lease terms, financial and business standing of tenants, operating expenses, fixed charges, land values and physical condition are among the factors considered. TCI may acquire properties subject to or assume existing debt and may mortgage, pledge or otherwise obtain financing for its properties. The board of directors may alter the types of and criteria for selecting new real estate investments and for obtaining financing without a vote of stockholders.

         TCI typically invests in developed real estate. However, TCI has recently invested in apartment development and construction. To the extent that TCI continues to invest in development and construction projects, it will be subject to business risks, such as cost overruns and construction delays, associated with such higher risk projects. At December 31, 2000, TCI had under construction a 29,000 sq. ft. aircraft hanger in Addison, Texas.

         In the opinion of TCI's management, the properties owned by TCI are adequately covered by insurance.

         The following table sets forth the percentages, by property type and geographic region, of TCI's real estate (other than four hotels in the Pacific and Midwest regions and 23 parcels of unimproved land, as described below) at December 31, 2000.

                                                                      COMMERCIAL
REGION                                                 APARTMENTS     PROPERTIES
------                                                 ----------     ----------
Pacific ...........................................         3%             4%
Midwest ...........................................         8             10
Northeast .........................................        --              1
Southwest .........................................        76             48
Southeast .........................................        13             31
Mountain ..........................................        --              6
                                                          ---            ---
                                                          100%           100%
                                                          ===            ===

         The foregoing table is based solely on the number of apartment units and amount of commercial square footage and does not reflect the value of TCI's investment in each region. TCI owns 23 parcels of unimproved land, 2 parcels of
4.79 acres and 4.66 acres in the Southeast region and 21 parcels of .67 acres, ..68 acres, 14.39 acres, 2.89 acres, 2.14 acres, 4.7 acres, 6.8 acres, 22.99 acres, 36.4 acres, 36.38 acres, 97.97 acres, 55.8 acres, 160.38 acres, 97.0 acres, 101.94 acres, 16.16 acres, 128 acres, 17.07 acres, 9.96 acres, 108.9 acres and 18,000 sq. ft. in the

Southwest region. See Schedule III to the Consolidated Financial Statements of TCI for a detailed description of TCI Real Estate portfolio.

         A summary of activity in TCI's owned real estate portfolio during 2000 is as follows:

Owned properties at January 1, 2000 ...................................    144
Properties purchased ..................................................     18
Properties obtained through foreclosure ...............................      1
Property under construction ...........................................      1
Properties sold .......................................................    (20)
                                                                           ---
Owned properties at December 31, 2000 .................................    144
                                                                           ===

         PROPERTIES HELD FOR INVESTMENT. Set forth below are TCI's properties held for investment and the monthly rental rate for apartments, the average annual rental rate for commercial properties and the average daily room rate and room revenue divided by total available rooms for hotels and occupancy at December 31, 2000, 1999 and 1998 for apartments and commercial properties and average occupancy during 2000, 1999 and 1998 for hotels:

                                                                    RENT PER SQUARE FOOT                  OCCUPANCY %
                                          UNITS/SQUARE          ----------------------------     ----------------------------
   PROPERTY              LOCATION           FOOTAGE              2000       1999       1998       2000       1999       1998
   --------              --------         ------------          ------     ------     ------     ------     ------     ------
APARTMENTS

4242 Cedar Springs   Dallas, TX           76 Units/             $  .87     $  .84     $  .82         92          99         99
                                          60,600 Sq. Ft.

4400                 Midland, TX          92 Units/                .49        .49        .49         91          85         98
                                          94,472 Sq. Ft.

Apple Lane           Lawrence, KS         75 Units/               1.00          *          *         97           *         *
                                          30,000 Sq. Ft.

Arbor Point          Odessa, TX           195 Units/               .39        .37        .42         95          95        78
                                          178,920 Sq. Ft.

Ashton Way           Midland, TX          178 Units/               .41        .41        .41         95          78        93
                                          138,964 Sq. Ft.

Autumn Chase         Midland, TX          64 Units/                .52          *          *         97          *          *
                                          58,652 Sq. Ft.

Bent Tree            Addison, TX          204 Units/               .72        .71        .70         95          93        93
                                          196,300 Sq. Ft.

Camelot              Largo, FL            120 Units/               .54        .53        .51         99          92       100
                                          141,024 Sq. Ft.

Carseka              Los Angeles, CA      54 Units/               1.28       1.12       1.01         96          98        97
                                          37,068 Sq. Ft.

Cliffs of            McKinney, TX         208 Units/
Eldorado                                  182,288 Sq. Ft.          .84        .84        .92         95          91        80

Country              Tampa, FL            227 Units/               .58        .56        .54         94          95        91
Crossing                                  199,952 Sq. Ft.

Coventry             Midland, TX          120 Units/               .42        .42        .42         98          78        91
                                          105,608 Sq. Ft.

                                                                    RENT PER SQUARE FOOT                  OCCUPANCY %
                                          UNITS/SQUARE          ----------------------------     ----------------------------
   PROPERTY              LOCATION           FOOTAGE              2000       1999       1998       2000       1999       1998
   --------              --------         ------------          ------     ------     ------     ------     ------     ------
El Chapparal         San Antonio, TX      190 Units/               .69        .67        .66         93         99         91
                                          174,220 Sq. Ft.

Fairway View         El Paso, TX          264 Units/               .61        .57          *         83         76          *
Estates                                   204,000 Sq. Ft.

Fairways             Longview, TX         152 Units/               .53        .53        .53         95         78         83
                                          134,176 Sq. Ft.

Fontenelle           Bellevue, NE         338 Units/               .65        .63        .60         96         57         99
Hills                                     380,198 Sq. Ft.

Forest Ridge         Denton, TX           56 Units/                .64        .64        .62         95         98         88
                                          65,480 Sq. Ft.

Fountain Lake        Texas City, TX       166 Units/               .56        .55        .55         86         85         88
                                          161,220 Sq. Ft.

Fountains of         Midland, TX          172 Units/               .53        .53        .35         88         52          2
Waterford                                 129,200 Sq. Ft.

Gladstell            Conroe, TX           168 Units/               .72        .72        .70         90         90         97
Forest                                    121,536 Sq. Ft.

Glenwood             Addison, TX          168 Units/               .80        .78        .74         98         85         96
                                          134,432 Sq. Ft.

Grove Park           Plano, TX            188 Units/               .81        .77        .72         95         95         97
                                          143,556 Sq. Ft.

Harper's Ferry       Lafayette, LA        122 Units/               .58        .57        .55         94         75         95
                                          112,500 Sq. Ft.

Heritage             Tulsa, OK            136 Units/               .72        .71        .69         92         89         94
                                          92,464 Sq. Ft.

Heritage on          Jacksonville, FL     301 Units/               .63        .63        .62         98         92         95
the River                                 289,490 Sq. Ft.

Hunters Glen         Midland, TX          212 Units/               .37        .37        .37         91         86         90
                                          174,180 Sq. Ft.

In the Pines         Gainesville, FL      242 Units/               .54        .52        .51         97         98         97
                                          294,860 Sq. Ft.

Limestone Canyon     Austin, TX           260 Units/              1.00        .97          *         96         83          *
                                          216,000 Sq. Ft.

Madison at           Houston, TX          180 Units/               .68        .66        .63         92         91         96
Bear Creek                                138,448 Sq. Ft.

McCallum             Dallas, TX           322 Units/               .97        .96        .93         94         92         95
Crossing                                  172,796 Sq. Ft.

McCallum Glen        Dallas, TX           275 Units/               .93        .91        .89         93         92         95
                                          159,850 Sq. Ft.

Mountain Plaza.      El Paso, TX          188 Units/               .49        .48        .47         94         94         92
                                          220,710 Sq. Ft.

Oak Park IV          Clute, TX            108 Units/               .52        .51        .50         88         84         90
                                          78,708 Sq. Ft.

Oak Run              Pasadena, TX         160 Units/               .76        .74        .72         97         89         91
                                          128,016 Sq. Ft.

                                                                    RENT PER SQUARE FOOT                  OCCUPANCY %
                                          UNITS/SQUARE          ----------------------------     ----------------------------
   PROPERTY              LOCATION           FOOTAGE              2000       1999       1998       2000       1999       1998
   --------              --------         ------------          ------     ------     ------     ------     ------     ------
Paramount            Amarillo, TX         181 Units/               .55          *          *         94          *          *
Terrace                                   123,840 Sq. Ft.

Park at              San Antonio, TX      211 Units/               .59        .58        .56         91         86         95
Colonnade                                 188,000 Sq. Ft.

Park Lane            Dallas, TX           97 Units/                .64        .62        .60         93         96         97
                                          87,260 Sq. Ft.

Plantation           Tulsa, OK            138 Units/               .56        .54          *         95         91          *
                                          103,500 Sq. Ft.

Primrose             Bakersfield, CA      162 Units/               .56          *          *         93          *          *
                                          144,836 Sq. Ft.

Quail Creek          Lawrence, KS         95 Units/                .55          *          *         97          *          *
                                          113,416 Sq. Ft.

Quail Oaks           Balch Springs, TX    131 Units/               .77        .73        .68         97         96         96
                                          72,848 Sq. Ft.

Sandstone            Mesa, AZ             238 Units/               .90        .88        .33         91         93         94
                                          363,079 Sq. Ft.

Somerset             Texas City, TX       200 Units/               .64        .63        .60         91         85         92
                                          163,368 Sq. Ft.

South Cochran        Los Angeles, CA      64 Units/               1.36       1.22       1.06         98         96         99
                                          43,100 Sq. Ft.

Southgate            Odessa, TX           180 Units/               .41        .41        .44         96         86         88
                                          151,656 Sq. Ft.

Southgreen           Bakersfield, CA      80 Units/                .77        .70        .57         95         92         95
                                          66,000 Sq. Ft.

Stone Oak            San Antonio, TX      252 Units/               .65        .63        .63         94         85         92
                                          187,686 Sq. Ft.

Summerfield          Orlando, FL          224 Units/               .70        .67        .66         95         86         91
                                          204,116 Sq. Ft.

Summerstone          Houston, TX          242 Units/               .68        .65        .63         93         96         96
                                          188,734 Sq. Ft.

Sunchase             Odessa, TX           300 Units/               .43        .43        .44         95         87         92
                                          223,048 Sq. Ft.

Sunset Lake          Waukegan, IL         414 Units/            $  .85     $  .83     $  .81         94         93         91
                                          302,640 Sq. Ft.

Terrace Hills        El Paso, TX          310 Units/               .66        .63        .63         93         94         97
                                          233,192 Sq. Ft.

Timbers              Tyler, TX            180 Units/               .55        .54        .54         98         93         87
                                          101,666 Sq. Ft.

Trails at            Houston, TX          240 Units/               .71        .68        .64         97         96         96
Windfern                                  173,376 Sq. Ft.

Treehouse            Irving, TX           160 Units/               .75        .71        .68         94         93         96
                                          153,072 Sq. Ft.

Westwood             Odessa, TX           79 Units/                .43        .41        .45        100         91         99
                                          49,001 Sq. Ft.

Willow Creek         El Paso, TX          112 Units/              .50         .49        .48         97         77         92
                                          103,140 Sq. Ft.

                                                                    RENT PER SQUARE FOOT                  OCCUPANCY %
                                          UNITS/SQUARE          ----------------------------     ----------------------------
   PROPERTY              LOCATION           FOOTAGE              2000       1999       1998       2000       1999       1998
   --------              --------         ------------          ------     ------     ------     ------     ------     ------
Willo-Wick           Pensacola, FL        152 Units/               .56        .53        .52         89         80          87
Gardens                                   153,360 Sq. Ft.

Willow Wick          North Augusta, SC    104 Units/               .56        .55        .52         91         96          99
                                          94,128 Sq. Ft.

Woodview             Odessa, TX           232 Units/               .46        .45        .51         96         91          85
                                          165,840 Sq. Ft.

OFFICE
BUILDINGS

1010 Common          New Orleans, LA      494,579 Sq. Ft.        10.83      10.45       8.20         32         21          13


225 Baronne          New Orleans, LA      416,834 Sq. Ft.         9.61       9.32       7.34         76         77          62


4135 Beltline Road   Addison, TX          90,000 Sq. Ft.         10.17      10.00          *         33          *           *

9033 Wilshire        Los Angeles, CA      44,253 Sq. Ft.         26.08          *          *         90          *           *

Ambulatory           Sterling, VA         33,832 Sq. Ft.         34.26          *          *        100          *
Surgery Center

Amoco                New Orleans, LA      378,244 Sq. Ft.        11.54      11.23      12.02         80         78          79

Atrium               Palm Beach, FL.      74,603 Sq. Ft.         11.55      11.31       8.86         84         96          99

Bay Plaza            Tampa, FL            75,780 Sq. Ft.         15.60      15.14      14.48         95         85          87

Bay Plaza II         Tampa, FL            78,882 Sq. Ft.         12.80          *          *         93          *           *

Bonita Plaza         Bonita, CA           47,777 Sq. Ft.         18.66      18.78      16.59         92         88          88

Brandeis             Omaha, NE            319,234 Sq. Ft.        15.87          *          *        100          *           *

Chesapeake           San Diego, CA        57,493 Sq. Ft.         11.21      12.33          *        100         88          *
Center

Corporate            Chantilly, VA        65,918 Sq. Ft.         18.31      16.85      14.92        100        100         100
Pointe

Countryside          Sterling, VA         133,422 Sq. Ft.        18.02          *          *         89          *           *
Retail Center

Daley Plaza          San Diego, CA        62,425 Sq. Ft.         15.44      15.05      14.69         97        100          92

Durham Center        Durham, NC           207,171 Sq. Ft.        17.79      17.93      17.30         95         78          92

Eton Square          Tulsa, OK            222,654 Sq. Ft.        10.52       9.78          *         60         86           *

Forum                Richmond, VA         79,791 Sq. Ft.         15.65      15.34      14.82         84         88          81

Harmon               Sterling, VA         72,062 Sq. Ft.         19.50          *          *         85          *           *

Hartford             Dallas, TX           174,513 Sq. Ft.        10.78      10.68       9.93         50         57          57

Institute Place      Chicago, IL          144,915 Sq. Ft.        14.99      14.47      14.73        100         95          95

Jefferson            Washington, DC       71,877 Sq. Ft.         31.94      30.94      30.83         89        100          94

Lexington            Colorado             74,603 Sq. Ft.         12.26      11.71      10.93         54         97          80
Center               Springs, CO

Mimado               Sterling, VA         35,127 Sq. Ft.         19.55          *          *         89          *           *

NASA                 Clear Lake, TX       78,159 Sq. Ft.         11.74      11.44      10.81         66         66          78

One Steeplechase     Sterling, VA         103,376 Sq. Ft.        16.64      16.26      15.74        100        100         100

Parkway North        Dallas, TX           71,041 Sq. Ft.         14.77       7.82      12.62         76         85          78

Plaza Towers         St. Petersburg, FL   186,281 Sq. Ft.        14.54      14.03      13.33         95         95         100

                                                                    RENT PER SQUARE FOOT                  OCCUPANCY %
                                          UNITS/SQUARE          ----------------------------     ----------------------------
   PROPERTY              LOCATION           FOOTAGE              2000       1999       1998       2000       1999       1998
   --------              --------         ------------          ------     ------     ------     ------     ------     ------
Remington Tower      Tulsa, OK            90,009 Sq. Ft.         11.34      10.89          *         86         76          *

Savings of           Houston, TX          68,634 Sq. Ft.         11.68      11.28        9.70         79         71         89
America

Valley Rim           San Diego, CA        54,194 Sq. Ft.         15.33      15.35      15.81         93         90         88

Venture Center       Atlanta, GA          38,272 Sq. Ft.         17.16      16.62      14.74        100        100         71

View Ridge           San Diego, CA        25,062 Sq. Ft.          8.43       8.18       7.20        100         91         87

Waterstreet          Boulder, CO          106,257 Sq. Ft.        19.48      18.83      17.56         90         92         98

Westgrove Air        Addison, TX          78,326 Sq. Ft.         12.91      12.69      11.04         90         89         85
Plaza

Windsor Plaza        Windcrest, TX        80,522 Sq. Ft.         13.70      13.43      12.85         63         62         49

INDUSTRIAL
WAREHOUSES

5360 Tulane          Atlanta, GA          30,000 Sq. Ft.          2.60       2.55       2.45        100        100         65

5700 Tulane          Atlanta, GA          67,850 Sq. Ft.          2.83       2.63          *         77          9          *

Addison Hanger       Addison, TX          23,650 Sq. Ft.         11.08      11.29          *         51         50          *

Addison Hanger II    Addison, TX          29,000 Sq. Ft.             *          *          *          *          *          *

Central Storage      Dallas, TX           216,035 Sq. Ft.         1.48       1.48       1.48        100        100        100

Encon                Fort Worth, TX       256,410 Sq. Ft.         2.00       2.00       2.00        100        100        100

Kelly                Dallas, TX           330,334 Sq. Ft.         3.85       3.74       2.90        100         98        100

McLeod               Orlando, FL          110,914 Sq. Ft.         7.86       7.62       7.05         88         91         90

Ogden                Ogden, UT            107,112 Sq. Ft.         3.32       3.79       4.12         86        100         86
Industrial

Plaza on             Dallas, TX           80,278 Sq. Ft.        $11.13     $11.70     $10.66         79         65         69
Bachman Creek

Space Center         San Antonio, TX      101,500 Sq. Ft.         3.09       2.97       2.96        100         83         65

Technology           Sterling, VA         197,659 Sq. Ft.         6.35       6.17       5.76         92         91         87
Trading

Texstar              Arlington, TX        97,846 Sq. Ft.          2.11       2.11       2.11        100        100        100

Tricon               Atlanta, GA          570,877 Sq. Ft.         3.75       3.21       3.59         91         96         98

SHOPPING
CENTERS

Dunes Plaza          Michigan City, IN    223,869 Sq. Ft.         5.61       5.54       4.84         63         64         43

K-Mart               Cary, NC             92,033 Sq. Ft.          3.28       3.28       3.28        100        100        100

Parkway Center       Dallas, TX           28,374 Sq. Ft.         14.67      13.60      13.86        100        100         94

Promenade            Highland Ranch, CO   133,558 Sq. Ft.        10.57      10.34       9.75         73         93         99

Sadler Square        Amelia Island, FL    70,295 Sq. Ft.          7.15       6.99       6.90         95         96         95

Sheboygan            Sheboygan, WI        74,532 Sq. Ft.          1.99       1.99       1.99        100        100        100


OTHER

Signature            Dallas, TX           56,532 Sq. Ft.
Athletic Club

                                                                                                        TOTAL ROOM REVENUE DIVIDED
                                                     AVERAGE ROOM RATE             OCCUPANCY %           BY TOTAL AVAILABLE ROOMS
                                               ---------------------------     --------------------    ---------------------------
PROPERTY        LOCATION              ROOMS      2000      1999      1998      2000    1999    1998     2000       1999     1998
--------        --------            --------   -------   -------   -------     ----    ----    ----    -------   -------   -------
HOTELS

Brompton        Chicago, IL         52 Rooms   $131.78   $115.12   $ 98.08       52      60     50     $ 69.10   $ 79.24   $ 67.93

City Suite.     Chicago, IL         45 Rooms    125.32    111.45    101.13       74      71     68       92.40     69.23     46.54

Majestic Inn    San Francisco, CA   57 Rooms    170.08    162.58    148.96       79      79     71      133.65    128.76    112.54

Surf            Chicago, IL         55 Rooms    120.67    105.27     98.85       65      63     57       77.89     66.62     56.12


PROPERTY                                    LOCATION                             SQUARE FOOTAGE/ACRES
--------                                    --------                             --------------------
LAND
1013 Common                                 New Orleans, LA                      18,000 Sq. Ft.
Alamo Springs.                              Dallas, TX                           .678 Acres
Dominion                                    Dallas, TX                           14.39 Acres
Eagle Crest                                 Farmers Branch, TX                    22.99 Acres
Folsom                                      Dallas, TX                           36.38 Acres
Lamar/Parmer.                               Austin, TX                           17.07 Acres
Las Colinas                                 Las Colinas, TX                      4.7 Acres
Lemmon Carlisle                             Dallas, TX                           2.14 Acres
Limestone Canyon II                         Austin, TX                           9.96 Acres
Manhattan                                   Farmers Branch, TX                   108.9 Acres
McKinney 36                                 Collin County, TX                    36.4 Acres
Red Cross                                   Dallas, TX                           2.89 Acres
Sandison.                                   Collin County, TX                    97.97 Acres
Solco Allen                                 Collin County, TX                    55.8 Acres
Stacy Road                                  Allen, TX                            160.38 Acres
State Highway 121                           Collin County, TX                     101.94 Acres
Watters Road                                Collin County, TX                    97.00 Acres
West End                                    Dallas, TX                           6.8 Acres
Whisenant                                   Collin County, TX                    16.16 Acres

* Property was either purchased or under construction in 1999 or 2000.

         Occupancy presented here and throughout this section is without reference to whether leases in effect are at, below or above market rates.

         In 2000, TCI purchased the following properties:

                                                                  PURCHASE    NET CASH      DEBT       INTEREST      MATURITY
PROPERTY             LOCATION             UNITS/SQ.FT./ACRES        PRICE        PAID     INCURRED       RATE          DATE
--------             ---------            ------------------      --------    --------    --------     --------      --------
APARTMENTS

Apple Lane           Lawrence, KS         75 Units                 $ 1,575    $    595    $  1,005         8.63%       05/07
Autumn Chase         Midland, TX          64 Units                   1,338         458         936         9.45(1)     04/05
Paramount Terrace    Amarillo, TX         181 Units                  3,250         561       2,865         9.38        09/01
Primrose             Bakersfield, CA      162 Units                  4,100       1,189       3,000         9.25(1)     03/07
Quail Creek          Lawrence, KS         95 Units                   3,250       1,088       2,254         7.44        07/03

OFFICE BUILDING

9033 Wilshire Blvd   Los Angeles, CA      44,253 Sq. Ft.             9,225       2,536       6,861         8.07        08/09

Bay Plaza II         Tampa, FL            78,882 Sq. Ft.             4,825       4,786          --           --           --

Brandeis             Omaha, NE            319,234 Sq. Ft.           14,000       4,052       8,750          9.5        11/03

                                                                     PURCHASE     NET CASH     DEBT       INTEREST      MATURITY
PROPERTY             LOCATION                UNITS/SQ.FT./ACRES        PRICE        PAID     INCURRED       RATE          DATE
--------             ---------               ------------------      --------    --------    --------     --------      --------
Countryside          Sterling, VA            265,718 Sq. Ft.           44,940       4,825      36,297         7.75         12/02
Portfolio(2)

LAND

DF Fund              Collin County, TX       79.5 Acres                 2,545       1,047       1,545        10.00         03/01(3)

Folsom               Dallas, TX              36.38 Acres                1,750       1,738          --           --            --

Lamar/Parmer         Austin, TX              17.07 Acres                1,500         517       1,030        10.00         12/00(4)

Limestone Canyon II  Austin, TX              9.96 Acres                   504         424          --           --            --

Manhattan            Farmers Branch, TX      108.9 Acres               10,743       6,144       5,000        14.00         02/01(5)

Netzer               Collin County, TX       20 Acres                     400         418          --           --            --

(1)      Variable interest rate.

(2) The Countryside Portfolio consisted of four commercial buildings: the 133,422 sq. ft. Countryside Retail Center, the 72,062 sq. ft. Harmon Office Building, the 35,127 sq. ft. Mimado Office Building and the 25,107 sq. ft. Ambulatory Surgical Center.

(3)      The DF Fund land was sold in September 2000.

(4)      The loan was paid off in March 2001.

(5)      The loan was paid off in June 2000.

         In 2000, TCI sold the following properties:

                                              UNITS/SQ.FT.                          NET CASH
PROPERTY              LOCATION                ROOMS/ACRES           SALES PRICE     RECEIVED     DEBT DISCHARGED    GAIN ON SALE
--------              --------                ------------------    -----------     --------     ---------------    ------------
                                                                            (DOLLARS IN THOUSANDS)
APARTMENTS

Apple Creek          Dallas, TX               216 Units               $ 4,300         $2,155           $1,723           $3,240

Ashley Crest         Houston, TX              168 Units                 3,950          1,102            2,812(1)           706

Country Bend         Fort Worth, TX           166 Units                 4,700          1,894            2,445            1,097

Crescent Place       Houston, TX              120 Units                 3,485          1,034            2,151              793

Eagle Rock           Los Angeles, CA          99 Units                  5,600          1,967            3,246            1,021

Fountain Village     Tucson, AZ               410 Units                11,700          3,088            7,569            5,086

Hunters Bend         San Antonio, TX          96 Units                  1,683            418            1,127(1)           572

Parkwood Knoll       San Bernadino, CA        178 Units                 9,100          3,007            5,491            2,967

Shadow Run           Pinellas Park, FL        276 Units                12,350          2,521            8,653            5,367

Villa Piedra         Los Angeles, CA          132 Units                 7,400          2,348            4,686            2,588

Villas at            Sterling, VA             102 Units                 8,100          2,686            5,334(1)         1,520
Countryside

Villas at            Los Angeles, CA          49 Units                  3,435            792            2,386            1,188
Fairpark

Westgate of          Laurel, MD               218 Units                11,290          2,599            7,525(1)         3,575
Laurel

Woodbridge           Denver, CO               194 Units                 6,856          3,328            2,845            3,796

OFFICE BUILDING

Brookfield           Chantilly, VA            63,504 Sq. Ft.            4,850          1,729            2,838            1,455
Corporate Center

INDUSTRIAL
WAREHOUSE

Shady Trail Hotel    Dallas, TX               42,900 Sq. Ft.              900            340              521              206

                                                                                     NET CASH
PROPERTY               LOCATION                UNITS/SQ.FT./ROOMS    SALES PRICE     RECEIVED     DEBT DISCHARGED    GAIN ON SALE
--------               --------                ------------------    -----------     --------     ---------------    ------------
                                                                             (DOLLARS IN THOUSANDS)
Chateau Charles       Lake Charles, LA         245 Rooms               1,000            928               --               633

LAND

Allen(2)              Allen, TX                5.49 Acres                370             86              281               184

McKinney(3)           McKinney, TX             255 Acres               8,783          5,035            4,423             2,091

Watters/Hwy. 121(4)   McKinney, TX             24.06 Acres             3,620          3,620               --             3,089

---------
(1)      Debt assumed by purchaser.

(2) The Allen sale consisted of tracts of three land parcels: a 2.62 acre tract of the Stacy Road land parcel; a 2.23 acre tract of the Sandison land parcel; and, a .64 acre tract of the Whisenant land parcel.

(3) The McKinney sale included three land parcels: the 20 acre Netzer land parcel; the 79.54 acre DF Fund land parcel; and the 156.19 acre OPUBCO land parcel.

(4) The Watters/Highway 121 sale consisted of a six acre tract of the Watters land parcel and a 18.061 acre tract of the State Highway 121 land parcel.

         In 2000, TCI financed/refinanced the following properties:

                                                                       DEBT         DEBT       NET CASH     INTEREST    MATURITY
PROPERTY             LOCATION                UNITS/SQ. FT.           INCURRED    DISCHARGED    RECEIVED       RATE        DATE
--------             ---------               -------------           --------    ----------    --------     --------    --------
                                               (dollars in thousands)
APARTMENTS

Camelot              Largo, FL               120 Units               $3,800        $   --       $3,100        8.85%(1)    12/05

Crescent Place       Houston, TX             120 Units                2,165         1,722          370        7.04(1)     03/30

Country Crossing     Tampa, FL               227 Units                3,825         2,645          985        9.65(1)     06/03

Fontenelle Hills(2)  Bellevue, NE            338 Units                2,010            --        1,967        8.51        06/10

Madison @ Bear       Houston, TX             180 Units                3,500         2,625          730        7.04(1)     03/30
Creek

OFFICE
BUILDINGS

Bay Plaza II        Tampa, FL                78,882 Sq. Ft.           3,600            --        3,400        8.44(1)     01/06

Jefferson           Washington, DC           71,876 Sq. Ft.           9,875         8,955          557        9.50        07/25

Technology          Sterling, VA             197,659 Sq. Ft.          6,300         3,881        2,065        8.26(1)     05/05
Trading

Venture Center      Atlanta, GA              38,772 Sq. Ft.           2,700         1,113        1,592        8.75        03/10

Westgrove Air       Addison, TX              78,326 Sq. Ft.           2,087         1,180          742        9.02(1)     01/05
Plaza

INDUSTRIAL
WAREHOUSES

5360 Tulane      Atlanta, GA                 67,850 Sq. Ft.             375           208           134        9.65(1)     04/03

Kelly            Dallas, TX                  330,406 Sq. Ft.          5,000         2,173         2,628        9.50(1)     10/03

Space Center     San Antonio, TX             101,500 Sq. Ft.          1,125           691           402        9.65(1)     04/03

---------
(1)      Variable interest rate.

(2)      Second lien financing.

         PROPERTIES HELD FOR SALE. Set forth below are TCI's properties held for sale, primarily obtained through foreclosure.

               PROPERTY                           LOCATION            ACRES
               --------                           --------            -----
Fiesta ................................     San Angelo, TX         .6657 Acres
Fruitland .............................     Fruitland Park, FL      4.66 Acres
Moss Creek ............................     Greensboro, NC          4.79 Acres
Round Mountain ........................     Austin, TX               128 Acres

         PARTNERSHIP PROPERTIES. Set forth below are the properties owned by partnerships which TCI accounts for using the equity method and the monthly rental rate for apartments and the average annual rental rate for commercial properties and occupancy thereof at December 31, 2000, 1999 and 1998:

                                                                    RENT PER SQUARE FOOT                  OCCUPANCY %
                                                                ----------------------------     ----------------------------
   PROPERTY              LOCATION         UNITS/SQ. FT.          2000       1999       1998       2000       1999       1998
   --------              --------         ------------          ------     ------     ------     ------     ------     ------
APARTMENT

Lincoln             Dallas, TX            55 Units/             $ 1.16      $1.14      $1.08         94         92         95
Court                                     40,063 Sq. Ft.

OFFICE
BUILDING

Prospect            Rancho                40,807 Sq. Ft.         20.42      16.56      17.91        100        100        100
Park #29            Cordova, CA

SHOPPING CENTER

Chelsea             Houston, TX           70,275 Sq. Ft.          9.31       8.95       8.61         77         85         81
Square

         TCI owns a noncontrolling combined 55% limited and general partnership interest in Jor-Trans Investors Limited Partnership ("Jor-Trans") which owns the Lincoln Court Apartments.

         TCI is a 30% general partner in Sacramento Nine ("SAC 9"), which owns the Prospect Park #29 Office Building. In 2000, TCI received $103,000 in operating distributions from SAC 9.

         TCI is a 63.7% limited partner and IOT is a 36.3% general partner in Tri-City which owns the Chelsea Square Shopping Center. In February 2000, the Chelsea Square Shopping Center was financed in the amount of $2.1 million. Tri-City received net cash of $2.0 million after the payment of various closing costs. The mortgage bore interest at a fixed rate of 10.24% per annum until February 2001, and a variable rate thereafter, currently 10% per annum, requires monthly payments of principal and interest of $20,601 and matures in February 2005. TCI received a distribution of $1.3 million of the net financing proceeds. See "Certain Relationships and Related Transactions of ARL, TCI and IOT - Related Party Transactions."

                                 MORTGAGE LOANS

         In addition to investments in real estate, a portion of TCI's assets are invested in mortgage notes receivable, principally secured by real estate. TCI may originate mortgage loans in conjunction with providing purchase money financing of property sales. TCI's management intends to service and hold for investment the mortgage notes in TCI's portfolio. TCI's mortgage notes receivable consist of first, wraparound and junior mortgage loans.

         TYPES OF MORTGAGE ACTIVITY. TCI has originated its own mortgage loans, as well as acquired existing mortgage notes either directly from builders, developers or property owners, or through mortgage banking firms, commercial banks or other qualified brokers. BCM, in its capacity as a mortgage servicer, services TCI's mortgage notes. TCI's investment policy is described in "Business of TCI - Business Plan and Investment Policy of TCI."

         TYPES OF PROPERTIES SECURING MORTGAGE NOTES. The properties securing TCI's mortgage notes receivable portfolio at December 31, 2000, consisted of an apartment, six office buildings, a mobile home park and unimproved land. The board of directors may alter the types of properties securing or collateralizing mortgage loans in which TCI invests without a vote of stockholders. TCI's Articles of Incorporation impose certain restrictions on transactions with related parties.

         At December 31, 2000, TCI's mortgage notes receivable portfolio included five mortgage loans with an aggregate principal balance of $6.2 million secured by income-producing real estate located in the Midwest and Southwest regions of the continental United States and one loan with a principal balance of $2.5 million secured by unimproved land. At December 31, 2000, 1% of TCI's assets were invested in notes and interest receivable.

         The following table sets forth the percentages (based on the mortgage note principal balance) by property type and geographic region, of the income producing properties that serve as collateral for TCI's mortgage notes receivable at December 31, 2000. See Schedule IV to the Consolidated Financial Statements of TCI for further details of TCI's mortgage notes receivable portfolio.


REGION          APARTMENTS     COMMERCIAL PROPERTIES     TOTAL
Southwest           16%                82%                 98%
Midwest             --                  2                   2
                   ---                ---                 ---
                    16%                84%                100%
                   ===                ===                 ===

         A summary of the activity in TCI's mortgage notes receivable portfolio during 2000 is as follows:

Mortgage notes receivable at January 1, 2000 .......................   9
Loans paid off .....................................................  (5)
Loans funded .......................................................   4
Loans foreclosed ...................................................   2
                                                                     ---
Mortgage notes receivable at December 31, 2000......................   6
                                                                     ===

         During 2000, $20.4 million was collected in full payment of five mortgage notes and $132,000 in principal payments were received on other mortgage notes. At December 31, 2000, less than 1% of TCI's assets were invested in mortgage notes secured by non-income producing real estate, comprised of a second lien mortgage note secured by unimproved land: 442 acres in Tarrant County, Texas, 1,130 acres in Denton County, Texas, and 26 acres in Collin County, Texas.

         FIRST MORTGAGE LOANS. TCI invests in first mortgage notes, with short, medium or long-term maturities. First mortgage loans generally provide for level periodic payments of principal and interest sufficient to substantially repay the loan prior to maturity, but may involve interest-only payments or moderate amortization of principal and a "balloon" principal payment at maturity. With respect to first mortgage loans, the borrower is required to provide a mortgagee's title policy or an acceptable legal title opinion as to the validity and the priority of the mortgage lien over all other obligations, except liens arising from unpaid property taxes and other exceptions normally allowed by first mortgage lenders in the relevant area. TCI may grant participating in first mortgage loans that it originates to other lenders.

         The following discussion briefly describes events that affected previously funded first mortgage loans during 2000.

         In February 2000, a mortgage loan acquired in the acquisition of CMET, with a principal balance of $28,000 was paid off including accrued but unpaid interest.

         In December 1999, TCI provided $8.5 million of purchase money financing in conjunction with the sale of 253 acres of unimproved land in McKinney and Collin County, Texas. The note receivable bore interest at 8.5% per annum, required a $1.0 million principal pay down in February 2000, required payment of all accrued interest in June 2000 and required payment of all principal and accrued interest at maturity in September 2000. The loan was repaid in accordance with the terms. The sale had originally been recorded under the cost recovery method. In conjunction with the loan payoff, TCI recognized a previously deferred gain on the sale of $4.8 million.

         JUNIOR MORTGAGE LOANS. TCI may invest in junior mortgage loans, which are secured by mortgages that are subordinate to one or more prior liens either on the fee or a leasehold interest in real estate. Recourse on such loans ordinarily includes the real estate on which the loan is made, other collateral and personal guarantees by the borrower. The board of directors restricts investment in junior mortgage loans, excluding wraparound mortgage loans, to not more than 10% of TCI's assets. At December 31, 2000, less than 1% of TCI's assets were invested in junior and wraparound mortgage loans.

         The following discussion briefly describes the junior mortgage loans that TCI originated as well as events that affected previously funded junior mortgage loans during 2000.

         In August 1998, a mortgage note receivable with a principal balance of $2.0 million and a carrying value of $207,000 and secured by a second lien on a shut-down hotel in Lake Chateau, Louisiana became delinquent. To protect its interest, TCI purchased the first lien for $149,000. Foreclosure proceedings were commenced and title to the property was received in February 2000.

No loss was incurred on foreclosure, as the estimated fair market value of the property, less estimated costs of sale, exceeded the carrying value of the mortgage notes receivable. In June 2000, the property was sold for an amount in excess of its carrying value.

         In December 2000, TCI funded a $2.5 million mortgage loan secured by a second lien on unimproved land: 442 acres in Tarrant County, Texas, 1,130 acres in Denton County, Texas, and 26 acres in Collin County, Texas. The note receivable bears interest at 18.0% per annum, requires monthly interest only payments of $37,500 and matured in June 2001. In June 2001, the loan and all accrued but unpaid interest was paid in full.

         Also in December 2000, TCI funded a $3.0 million mortgage loan secured by a second lien on four office buildings in San Antonio, Texas. The note receivable bears interest at 16.0% per annum, requires monthly interest only payments of $40,000 and matures in June 2001.

         RELATED PARTY. In June 2000, a $3.0 million loan was funded to BCM, TCI's advisor. The loan was secured by 108,802 shares of IOT common stock. IOT is also advised by BCM. The loan bore interest at 15.0% per annum and matured in October 2000. All principal and interest were due at maturity. The loan and all accrued but unpaid interest was paid off in August 2000.

         Also in June 2000, a $9.0 million loan was funded to ART, an affiliate of BCM. The loan was secured by 409,934 shares of IOT common stock. The loan bore interest at 15.0% per annum and matured in October 2000. All principal and interest were due at maturity. The loan and all accrued but unpaid interest was paid off in October 2000.

         PARTNERSHIP MORTGAGE LOANS. TCI owns a 60% general partner interest and IOT owns a 40% general partner interest in Nakash Income Associates ("NIA"), which owns a wraparound mortgage note receivable secured by a building occupied by a Wal-Mart in Maulden, Missouri. TCI received distributions of $69,000 from NIA in 2000 and advanced $19,000 to the partnership.

                         SELECTED FINANCIAL DATA OF TCI

         The following is a summary of financial data incorporated by reference in this joint proxy statement and prospectus. You should read the following data in conjunction with the more detailed information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the TCI consolidated financial statements and related notes appearing elsewhere in this joint proxy statement and prospectus.

                               Nine Months Ended September 30,                   For the Years Ended December 31,
                               ------------------------------   -------------------------------------------------------------------
                                      2001          2000            2000         1999          1998          1997          1996
                                  -----------   -----------     -----------   -----------   -----------   -----------   -----------
                                         (unaudited)                       (dollars in thousands, except per share)
EARNINGS DATA

Rents ..........................  $   103,464   $   103,855     $   139,357   $    82,039   $    69,829   $    54,462   $    45,405
Property expense ...............       60,084        56,659          78,061        44,497        38,282        32,424        28,491
                                  -----------   -----------     -----------   -----------   -----------   -----------   -----------
Operating income ...............       43,380        47,196          61,296        37,542        31,547        22,038        16,914
Other income ...................       (2,254)        1,451           1,814           555           739         2,311         1,453
Other expense ..................       62,892        61,187          83,878        48,395        38,320        33,154        28,008
Gain on sale of real estate ....       47,529        29,562          50,550        40,517        12,940        21,404         1,579
                                  -----------   -----------     -----------   -----------   -----------   -----------   -----------
Net income (loss) ..............       25,763        17,022          29,782        30,219         6,906        12,599        (8,062)

Preferred dividend
requirement ....................          (22)          (22)            (22)          (30)           (1)           --            --
                                  -----------   -----------     -----------   -----------   -----------   -----------   -----------
Net income (loss)
applicable to Common shares ....  $    25,741   $    17,000     $    29,760   $    30,189   $     6,905   $    12,599   $    (8,062)
                                  ===========   ===========     ===========   ===========   ===========   ===========   ===========
Basic and Diluted Earnings
Per Share Net income (loss)
applicable to Common shares ....  $      2.97   $      1.97      $     3.45   $      7.05   $      1.78   $      3.22   $     (2.02)
                                  ===========   ===========      ==========   ===========   ===========   ===========   ===========

Dividends per Common share .....  $        --   $       .54      $      .54   $       .60   $       .60   $       .28*  $       .28

Weighted average Common
shares outstanding .............    8,675,230     8,630,029       8,631,621     4,283,574     3,876,797     3,907,221     3,994,687

---------
        * Does not include a special dividend of $1.00 per share.

                                         September 30,                       December 31,
                                        --------------   ----------------------------------------------------
                                             2001          2000       1999       1998       1997       1996
                                        --------------   --------   --------   --------   --------   --------
                                         (unaudited)          (dollars in thousands, except per share)
BALANCE SHEET DATA
Real estate held for investment, net ...   $604,571      $639,040   $599,746   $347,389   $269,845   $217,010
Real estate held for sale, net
   Foreclosed ..........................        504         1,824      1,790      1,356      1,356        910
   Other ...............................         --            --         --         --      3,630      2,089
Notes and interest receivable, net .....     13,802         8,172     11,530      1,493      3,947      8,606

Total assets ...........................    708,789       731,885    714,195    382,203    319,135    244,971
Notes and interest payable .............    460,275       501,734    503,406    282,688    222,029    158,692
Stockholders' equity ...................    216,811       200,560    179,112     91,132     86,133     78,959
Book value per share ...................   $  24.99      $  23.22   $  20.76   $  23.35   $  22.15   $  20.11

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                        AND RESULTS OF OPERATIONS OF TCI

                                  INTRODUCTION

         TCI invests in real estate through acquisitions, leases and partnerships and in mortgage loans on real estate, including first, wraparound and junior mortgage loans. TCI is the successor to a California business trust organized on September 6, 1983, which commenced operations on January 31, 1984. On November 30, 1999, TCI acquired all of the outstanding shares of beneficial interest of CMET, a real estate company, in a tax-free exchange of shares, issuing 1.181 shares of its common stock for each outstanding CMET share. TCI accounted for the merger as a purchase.

         Prior to January 1, 2000, TCI elected to be treated as a REIT under Sections 856 through 860 of the Code. During the third quarter of 2000, due to a concentration of ownership TCI no longer met the requirement for tax treatment as a REIT.

                         LIQUIDITY AND CAPITAL RESOURCES

         Cash and cash equivalents totaled $35.3 million at September 30, 2001, compared with $22.3 million at December 31, 2000. TCI's principal sources of cash have been and will continue to be from property operations, proceeds from property sales, the collection of mortgage notes receivable and borrowings. TCI's management anticipates that TCI's cash on hand, as well as cash generated from property operations, the sale of properties and the refinancing of certain of TCI's mortgage debt will be sufficient to meet TCI's cash requirements, including debt service obligations and expenditures for property maintenance and improvements.

         Net cash provided by operating activities was $3.1 million for the nine months ended September 30, 2001, compared to $1.1 million for the nine months ended September 30, 2000. The primary factors affecting TCI's cash from operations are discussed in the following paragraphs.

         Cash from property operations (rents collected less payments for expenses applicable to rental income) of $44.4 million in the nine months ended September 30, 2001, approximated the $44.4 million in 2000.

         Interest collected increased to $1.1 million in the nine months ended September 30, 2001, from $594,000 in 2000. The increase was primarily due to TCI funding two loans in the fourth quarter of 2000 and three loans funded in 2001.

         Interest paid decreased to $30.7 million in the nine months ended September 30, 2001, from $33.8 million in the nine months ended September 30, 2000. Of the decreases, $5.1 million was from the sale of 33 properties in 2001 and 2000 subject to debt, and $1.2 million was from loan payoffs and principal paydowns in 2001 and 2000. These decreases were offset by increases of $3.2 million from the purchase of 20 properties in 2001 and 2000 subject to debt.

         Advisory, incentive and net income fees paid increased to $7.8 million in the nine months ended September 30, 2001, from $5.7 million in the nine months ended September 30, 2000.

The increase was primarily due to an increase in incentive fees of $1.6 million. The incentive fee is equal to 10% of the amount by which the aggregate sales consideration for all TCI's properties sold during the year exceeds the total cost of the property plus a simple 8% annual return to TCI's net investment in such property.

         General and administrative expenses paid increased to $7.7 million in the nine months ended September 30, 2001, from $6.5 million in the nine months ended September 30, 2000. This increase was mainly due to an increase in legal fees and consulting fees.

         In the first nine months of 2001, TCI sold 12 apartments, two warehouses, three office buildings and four parcels of unimproved land for a total of $136.7 million, receiving net cash of $43.8 million after the payoff of existing debt and the payment of various closing costs. The purchasers assumed $34.2 million in mortgage debt.

         Also in the first nine months of 2001, TCI financed a parcel of unimproved land for $4.5 million, receiving $4.3 million in cash after the payment of various closing costs.

         Further in the first nine months of 2001, TCI purchased five apartments and four parcels of unimproved land for a total of $49.3 million, paying $7.1 million in cash, including various closing costs, and assumed existing mortgage debt of $37.8 million.

         In the fourth quarter of 2001, TCI purchased one parcel of unimproved land for $1.2 million in cash. In September 2001, the board of directors approved a private block purchase of 593,200 shares of common stock for a total of $9.5 million.

         TCI's management reviews the carrying values of TCI's properties and mortgage notes receivable at least annually and whenever events or a change in circumstances indicate that impairment may exist. Impairment is considered to exist if, in the case of a property, the future cash flow from the property (undiscounted and without interest) is less than the carrying amount of the property. For notes receivable, impairment is considered to exist if it is probable that all amounts due under the terms of the note will not be collected. If impairment is found to exist, a provision for loss is recorded by a charge against earnings. The mortgage note receivable review includes an evaluation of the collateral property securing each note. The property review generally includes: (1) selective property inspections; (2) a review of the property's current rents compared to market rents; (3) a review of the property's expenses;
(4) a review of maintenance requirements; (5) a review of the property's cash flow; (6) discussions with the manager of the property; and (7) a review of properties in the surrounding area.

                        RECENT ACCOUNTING PRONOUNCEMENTS

         In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long Lived Assets." SFAS No. 144 requires that those long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001, and, generally, is to be applied prospectively.

                              RESULTS OF OPERATIONS

         THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2001 COMPARED TO SEPTEMBER 30, 2000. TCI had net income of $11.1 million and $25.7 million in the three and nine months ended September 30, 2001, including gains on sale of real estate totaling $18.8 million and $47.5 million, compared to net income of $6.9 million and $17.0 million in the corresponding periods in 2000, including gains on sale of real estate totaling $11.8 million and $29.6 million. Fluctuations in this and other components of revenues and expense between the 2001 and 2000 periods are discussed below.

         Rents in the three months ended September 30, 2001, decreased to $32.4 million compared to $35.2 million in 2000. Of this decrease, $6.1 million was due to the sale of 26 apartments in 2001 and 2000 and $1.3 million was due to the sale of six commercial properties in 2001 and 2000. These decreases were offset by increases of $308,000 due to the purchase of 11 apartments in 2001 and 2000 and $2.5 million was due to the purchase of seven commercial properties in 2001 and 2000. Decreases in rents of $53,000 also was due to decreased parking revenues for TCI's land properties. Rental rates and occupancies increased by $63,000 for TCI's apartments and by $752,000 for TCI's commercial properties. In 2000, TCI leased its four hotels to Regis Hotel Corporation, an affiliate of BCM, at an annual base rent totaling $503,477 per year plus 30% of the hotel's gross revenues. Beginning January 1, 2001, TCI no longer leased the hotels and recognized revenues based on the operations of the hotels. From this change, rents increased at TCI's hotels by $1.1 million.

         Rents in the nine months ended September 30, 2001, decreased to $103.5 million compared to $103.9 million in 2000. Of this decrease, $14.6 million was due to the sale of 26 apartments in 2001 and 2000 and $1.8 million was due to the sale of six commercial properties in 2001 and 2000. Decreases in rents of $67,000 also were due to decreased parking revenues for TCI's land properties. These decreases were offset by increases of $1.1 million due to the purchase of 11 apartments in 2001 and 2000 and $7.8 million was due to the purchase of seven commercial properties in 2001 and 2000. Rental rates and occupancies increased by $1.7 million for TCI's apartments, $2.2 million for TCI's commercial properties and $3.4 million at TCI's hotels.

         Property operations expense decreased in the three months ended September 30, 2001, to $19.6 million from $19.9 million compared to the corresponding period in 2000. Of this decrease, $3.3 million was due to the sale of 26 apartments in 2001 and 2000 and $585,000 was due to the sale of six commercial properties. These decreases were offset by increases of $255,000 due to the purchase of 11 apartments in 2001 and 2000 and $1.3 million due to the purchase of seven commercial properties in 2001 and 2000. Apartment operating expenses increased by $131,000 due to increased leasing costs and utilities and an increase of $645,000 was due to increased leasing, utility and maintenance costs at TCI's commercial properties. Hotel operating expenses increased by $1.2 million and an increase of $161,000 was due to increases in maintenance and taxes for TCI's land properties.

         Property operations expenses increased in the nine months ended September 30, 2001, to $60.1 million from $56.7 million compared to the corresponding period in 2000. Of this increase, $931,000 was due to the purchase of 11 apartments in 2001 and 2000 and $3.8 million was due to the purchase of seven commercial properties in 2001 and 2000. An increase of $2.8 million was due to increased leasing, utility and maintenance costs at TCI's commercial properties. Hotel operating expenses increased by $3.4 million and increases of $452,000 were due to increases in maintenance and taxes for TCI's land parcels. These increases were offset by decreases of $7.1 million due to the sale of 26 apartments in 2001 and 2000 and $684,000 due to the sale of six commercial properties in 2001 and 2000. Apartment operating expenses decreased by $164,000 due to decreased maintenance and tax expenses.

         Interest and other income increased to $1.0 million and $2.3 million in the three and nine months ended September 30, 2001, compared to $936,000 and $1.9 million in 2000. The increase was primarily due to TCI funding two loans in the fourth quarter of 2000 and three loans in 2001.

         In the three and nine months ended September 30, 2001, gains on sale of real estate totaling $18.8 million and $47.5 million were recognized. The gains included $1.6 million on the sale of the Heritage Apartments, $167,000 on the sale of Zodiac Warehouse, $355,000 on the sale of a tract of the McKinney 36 land parcel, $1.0 million on the sale of Forest Ridge Apartments, $1.6 million on the sale of Park at Colonade Apartments, $1.0 million on the sale of a tract of the Round Mountain land parcel, $4.6 million on the sale of Fontenelle Apartments, $601,000 on the sale of Bent Tree Gardens Apartments, $9.2 million on the sale of Waterstreet Office Building, $4.2 million on the sale of Technology Trading Center, $1.4 million on the sale of McCallum Glen Apartments, $836,000 on the sale of Daley Office Plaza, $204,000 on the sale of Chesapeake Office Center, $4.5 million on the sale of McCallum Crossing Apartments, $1.4 million on the sale of Carseka Apartments, $7.3 million on the sale of Sunset Lake Apartments, $2.2 million on the sale of Oak Run Manor Apartments, $1.8 million on the sale of Park Lane Apartments, and $4.0 million in gains on sale of real estate from an equity investee. These gains were offset by a loss of $71,000 on the Moss Creek land parcel, and a loss of $215,000 on the sale of a tract of the Eagle Crest land parcel.

         In the three and nine months ended September 30, 2000, gains on sale of real estate totaling $11.8 million and $29.6 million were recognized, including $572,000 on the sale of Hunters Bend Apartments, $3.6 million on the sale of Westgate of Laurel Apartments, $3.2 million on the sale of Apple Creek Apartments, $1.2 million on the sale of Villas at Fairpark Apartments, $633,000 on the sale of Chateau Charles Hotel, a $4.8 million previously deferred gain on the sale of McKinney land, TCI's share of gains recognized by an equity affiliate of $4.6 million, $1.4 million on the sale of Brookfield Corporate Center, $706,000 on the sale of Ashley Crest Apartments, $184,000 on the partial sale of Stacy Road land, $1.0 million on the sale of Eagle Rock Apartments, $206,000 on the sale of Shady Trail Warehouse, $2.1 million on the sale of the McKinney land, $3.8 million on the sale of the Woodbridge Apartments and $1.5 million on the sale of Villas at Countryside Apartments.

         Interest expense decreased to $9.4 million in the three months ended September 30, 2001, from $12.3 million in 2000. Of this decrease, $1.7 million was due to the sale of 26 apartments in 2001 and 2000, $592,000 was due to the sale of six commercial properties in 2001 and 2000 and $60,000 was due to the sale of two land parcels subject to debt in 2000. Decreases of $182,000 was due to the refinancing of six commercial properties in 2000, $26,000 was due to the refinancing of three apartments in 2000 and $409,000 was due to land loan payoffs and principal paydowns in 2001 and 2000. Of the remaining decreases, $255,000 was due to lower variable interest rates at TCI's apartments, $600,000 was due to lower variable interest rates at TCI's commercial properties, and $97,000 was due to lower variable interest rates at TCI's hotels. The decrease was offset by increases of $79,000 due to the purchase of 11 apartments in 2001 and 2000, $868,000 due to the purchase of seven commercial properties in 2001 and 2000 and $148,000 due to the financing of one land parcel in 2001.

         Interest expense decreased to $31.4 million in the nine months ended September 30, 2001, compared to $35.4 million in 2000. Of this decrease, $4.2 million was due to the sale of 26 apartments in 2001 and 2000, $591,000 was due to the sale of six commercial properties in 2001 and 2000, and $283,000 was due to the sale of two land parcels subject to debt in 2000. A decrease of $157,000 was due to the refinancing of six commercial properties in 2000, and an increase of $136,000 was due to the refinancing of three apartment properties in 2000, and decreases of $1.5 million were due to land loan payoffs and principal paydowns in 2001 and 2000. Of the remaining decrease, $132,000 was due to lower variable interest rates at TCI's apartments, $885,000 was due to lower variable interest rates at TCI's commercial properties and $172,000 was due to lower variable interest rates at TCI's hotels. These decreases were offset by increases of $343,000 due to the purchase of 11 apartments in 2001 and 2000, $3.1 million due to the purchase of seven commercial properties in 2001 and 2000 and $325,000 due to the refinancing of one land parcel in 2001.

         Depreciation expense decreased to $4.7 million and $14.8 million in the three and nine months ended September 30, 2001, from $5.4 million and $14.9 million in 2000. Of these decreases, $985,000 and $1.9 million were due to the sale of 26 apartments in 2001 and 2000 and $243,000 and $285,000 were due to the sale of six commercial properties, and decreases of $44,000 and $105,000 were due to fully depreciated building and land improvements at TCI's apartments. These decreases were offset by increases of $14,000 and $91,000 due to the purchase of 10 apartments in 2001 and 2000 and $323,000 and $1.2 million due to the purchase of seven commercial properties in 2001 and 2000. Increases of $227,000 and $885,000 were due to building and tenant improvements at TCI's commercial properties, and increases of $48,000 and $87,000 were due improvements at TCI's hotels.

         Advisory fee decreased to $1.3 million in the three months ended September 30, 2001, from $1.4 million in 2000 and increased to $4.2 million in the nine months ended September 30, 2001, from $3.9 million in 2000. The three month decrease was due to a decrease in TCI's gross assets from 2000 and the nine month increase was due to an increase in TCI's gross assets, the basis for such fee.

         Net income fee to affiliate was $946,000 and $2.1 million in the three and nine months ended September 30, 2001, as compared to $567,000 and $1.3 million in 2000. The net income fee is payable to TCI's advisor based on 7.5% of TCI's net income.

         Incentive fee to affiliate was $1.3 million and $2.9 million in the three and nine months ended September 30, 2001. The incentive fee is payable to TCI's advisor based on 10% of aggregate sales consideration less TCI's cost of all properties sold during the year. Incentive fees are expected to increase as TCI selectively sells properties.

         General and administrative expenses increased to $1.6 million and $7.5 million in the three and nine months ended September 30, 2001, from $1.3 million and $5.7 million in 2000. These increases were mainly due to an increase in legal fees and other professional fees.

         Prior to the first quarter of 2001, TCI accounted for its investment in ARL, an affiliate, as an available for sale marketable security. In the first quarter of 2001, TCI began accounting for its investment in ARL using the equity method. Equity losses of investees increased to $2.2 million and $4.5 million in the three and nine months ended September 30, 2001, from $185,000 and $477,000 in the three and nine months ended September 30, 2000. The losses from equity investees are primarily attributed to increased operating losses for IOT and TCI's accounting for its investment in ARL.

         2000 COMPARED TO 1999. TCI had net income of $29.8 million in 2000, as compared to $30.2 million in 1999. Net income for 2000 included gains on the sale of real estate of $50.6 million. Net income for 1999 included gains on the sale of real estate of $40.5 million. Fluctuations in the components of revenue and expense between 2000 and 1999 are discussed below.

         Rents increased to $139.4 million in 2000 from $82.0 million in 1999. Of the increase, $2.5 million was due to the completion of the Limestone Canyon Apartments in December 1999; $8.5 million was due to properties purchased or obtained through foreclosure in 2000 and 1999; $57.4 million was due to the properties obtained in the acquisition of CMET and the remaining $2.1 million was primarily due to increased apartment and commercial property occupancy and rental rates. These increases were partially offset by a decrease of $10.6 million due to properties sold in 2000 and 1999, and a decrease of $2.5 million from the four hotels.

         Property operating expenses increased to $78.1 million in 2000 from $44.5 million in 1999. Of the increase, $4.3 million was due to properties purchased in 2000 and 1999 and $32.8 million was due to the properties obtained in the acquisition of CMET. These increases were partially offset by a decrease of $3.8 million due to properties sold in 2000 and 1999.

         Interest and other income increased to $2.4 million in 2000 from $453,000 in 1999. The increase in interest income was due to the funding of notes receivable in 2000. See Note 4 to the TCI Consolidated Financial Statements -- "Notes and Interest Receivable."

         Interest expense increased to $48.0 million in 2000 from $27.7 million in 1999. Of this increase, $4.5 million was due to properties purchased in 2000 and 1999, $17.5 million was due to the properties obtained in the acquisition of CMET and $843,000 was due to property financings and refinancings during 2000 and 1999. These increases were partially offset by a decrease of $3.3 million due to properties sold and mortgages paid off in 2000 and 1999. Interest expense is expected to remain constant or decrease in 2001 due to anticipated increases from property refinancings being offset by reductions from property sales.

         Depreciation expense increased to $19.7 million in 2000 from $11.7 million in 1999. Of the increase, $1.6 million was due to properties purchased in 2000 and 1999, $7.4 million was due to properties obtained in the acquisition of CMET and the remainder from property additions and tenant improvements. These increases were partially offset by a decrease of $1.7 million due to properties sold in 2000 and 1999. Depreciation expense is expected to remain constant or decrease in 2001 due to reductions in depreciation from properties sold, being offset by depreciation from properties acquired in 2001.

         Advisory and net income fees increased to $7.7 million in 2000 from $5.7 million in 1999. The increase was due to an increase in the advisory fee from an increase in gross assets, the basis for the fee. The increase in gross assets was due in part to the assets obtained in the acquisition of CMET. Net income fees of $2.4 million in 2000 approximated $2.5 million in 1999. See Note 13 to the TCI Consolidated Financial Statements -- "Advisory Agreement."

         General and administrative expenses increased to $8.5 million in 2000 from $3.3 million in 1999. The increase was primarily due to legal fees incurred on litigation related matters, taxes and an increase in advisor cost reimbursements.

         Equity losses from investees were $556,000 in 2000 compared to income of $102,000 in 1999. The decrease was primarily due to increased operating expenses of IOT, an equity investee. See Note 7 to the TCI Financial Statements -- "Investment in Equity Method Real Estate Entities."

         In 2000, gains on sale of real estate totaling $50.6 million were realized; $572,000 on the sale of Hunters Bend Apartments, a $4.8 million previously deferred gain on the sale of McKinney land, TCI's share of gains recognized by an equity affiliate of $4.6 million, $3.6 million on the sale of Westgate of Laurel Apartments, $3.2 million on the sale of Apple Creek Apartments, $1.2 million on the sale of Villas at Fair Park Apartments, $633,000 on the sale of Chateau Charles Hotel, $1.5 million on the sale of Brookfield Warehouses, $1.5 million on the sale of Villas at Countryside Apartments, $706,000 on the sale of Ashley Crest Apartments, $206,000 on the sale of Shady Trail Warehouse, $1.0 million on the sale of Eagle Rock Apartments, $184,000 on the sale of a portion of the Allen land parcel, $3.8 million on the sale of Woodbridge Apartments, $2.1 million on the sale of the McKinney land, $3.1 million on the sale of a portion of the Watters Road/Highway 121 land parcel, $5.4 million on the sale of Shadow Run Apartments, $3.0 million on the sale of Parkwood Knoll Apartments, $2.6 million on the sale of Villa Piedra Apartments, $1.1 million on the sale of Country Bend Apartments, $5.1 million on the sale of Fountain Village Apartments, and $793,000 on the sale of Crescent Place Apartments. See Note 3 to the TCI Consolidated Financial Statements -- "Real Estate."

         In 1999, gains on sale of real estate totaling $40.5 million were realized; $1.9 million on the sale of Mariner's Pointe Apartments, $8.3 million on the sale of 74 New Montgomery Office Building, $675,000 on the sale of Republic land, $5.2 million on the sale of Parke Long Industrial Warehouse, $153,000 on the sale of a portion of the Moss Creek land parcel, $5.3 million on the sale of Corporate Center Industrial Warehouse, $747,000 on the sale of Laws land, $4.4 million on the sale of Sullyfield Industrial Warehouse, $5.6 million on the sale of Spa Cove Apartments, $4.7 million on the sale of Woods Edge Apartments and $3.6 million, TCI's share of the gains realized by three equity investees on the sale of two shopping centers and two office buildings. See Note 3 to the TCI Consolidated Financial Statements -- "Real Estate" and Note 7 to the TCI Consolidated Financial Statements -- "Investment in Equity Method Real Estate Entities."

         1999 COMPARED TO 1998. TCI had net income of $30.2 million in 1999, as compared to $6.9 million in 1998. Net income for 1999 included gains on the sale of real estate of $40.5 million. Net income for 1998 included gains on the sale of real estate of $12.9 million. Fluctuations in the components of revenue and expense between 1999 and 1998 are discussed below.

         Rents increased to $82.0 million in 1999 from $69.8 million in 1998. An increase of $8.2 million was due to properties purchased or obtained through foreclosure in 1998 and 1999; $5.5 million was due to the properties obtained in the acquisition of CMET and the remaining $3.8 million was due to increased apartment and commercial property occupancy and rental rates. These increases were partially offset by a decrease of $5.1 million due to properties sold in 1998 and 1999.

         Property operating expenses increased to $44.5 million in 1999 from $38.3 million in 1998. Of the increase, $5.1 million was due to properties purchased in 1998 and 1999 and $4.1 million was due to the properties obtained in the acquisition of CMET. This increase was partially offset by a decrease of $2.8 million due to properties sold in 1998 and 1999.

         Interest and other income decreased to $453,000 in 1999 from $807,000 in 1998. The decrease in interest income was due to eight mortgage notes receivable being collected in 1998 and 1999 and the foreclosure of the collateral property securing a note in 1998.

         Interest expense increased to $27.7 million in 1999 from $22.8 million in 1998. Of this increase, $3.9 million was due to properties purchased in 1999 and 1998, $2.1 million was due to the properties obtained in the acquisition of CMET and $333,000 was due to property financings and refinancings during 1999 and 1998. These increases were partially offset by a decrease of $1.5 million due to properties sold and mortgages paid off in 1999 and 1998.

         Depreciation expense increased to $11.7 million in 1999 from $10.7 million in 1998. An increase of $1.8 million was attributable to property purchases in 1999 and 1998, $634,000 was due to the completion of construction of an apartment in 1999, and the remainder from property additions and tenant improvements. These increases were partially offset by a decrease of $1.5 million due to properties sold in 1999 and 1998.

         Advisory and net income fees increased to $5.7 million in 1999 from $2.5 million in 1998. The increase was due to an increase in the net income fee in 1999 due to an increase in net income and an increase in the advisory fee due to an increase in gross assets, the basis for the fee. See Note 13 to the TCI Consolidated Financial Statements -- "Advisory Agreement."

         General and administrative expenses increased to $3.3 million in 1999 from $2.3 million in 1998. The increase was primarily due to legal fees incurred on litigation related to damage to an office building prior to its sale and an increase in advisory cost reimbursements. See Note 2 to the TCI Consolidated Financial Statements -- "Acquisition of Continental Mortgage and Equity Trust."

         Equity in income of investees increased to $102,000 in 1999 from a loss of $68,000 in 1998. The increase was primarily due to increased operating expenses of IOT, an equity investee.

See Note 7 to the TCI Consolidated Financial Statements -- "Investment in Equity Method Real Estate Entities."

         In 1999, gains on sale of real estate totaling $40.5 million were realized, $1.9 million on the sale of Mariner's Pointe Apartments, $8.3 million on the sale of 74 New Montgomery Office Building, $675,000 on the sale of Republic land, $5.2 million on the sale of Parke Long Industrial Warehouse, $153,000 on the sale of a portion of the Moss Creek land, $5.3 million on the sale of Corporate Center Industrial Warehouse, $747,000 on the sale of Laws land, $4.4 million on the sale of Sullyfield Industrial Warehouse, $5.6 million on the sale of Spa Cove Apartments, $4.7 million on the sale of Woods Edge Apartments and $3.6 million, TCI's share of the gains realized by three equity investees on the sale of two shopping centers and two office buildings. See Note 3 to the TCI Consolidated Financial Statements -- "Real Estate" and Note 7 to the TCI Consolidated Financial Statements -- "Investment in Equity Method Real Estate Entities."

         In 1998, gains on sale of real estate totaling $12.9 million were realized, a $2.1 million previously deferred gain upon collection of a mortgage note receivable related to a prior property sale that had been recorded under the cost recovery method, $671,000 from the collection of a mortgage note receivable that had been written off in a prior year, $5.9 million on the sale of Chesapeake Ridge Office Building, $3.4 million on the sale of Northtown Mall, $219,000 on the sale of Denton Drive Industrial Warehouse, $350,000 on the sale of a portion of the Moss Creek land, and $356,000, TCI's share of the gain realized by an equity investee on the sale of its two apartments.

                              ENVIRONMENTAL MATTERS

         Under various federal, state and local environmental laws, ordinances and regulations, TCI may be potentially liable for removal or remediation costs, as well as certain other potential costs, relating to hazardous or toxic substances (including governmental fines and injuries to persons and property) where property-level managers have arranged for the removal, disposal or treatment of hazardous or toxic substances. In addition, certain environmental laws impose liability for release of asbestos-containing materials into the air, and third parties may seek recovery for personal injury associated with such materials.

         TCI's management is not aware of any environmental liability relating to the above matters that would have a material adverse effect on TCI's business, assets or results of operations.

                                    INFLATION

         The effects of inflation on TCI's operations are not quantifiable. Revenues from property operations tend to fluctuate proportionately with inflationary increases and decreases in housing costs. Fluctuations in the rate of inflation also affect sales values of properties and the ultimate gain to be realized from property sales. To the extent that inflation affects interest rates, TCI's earnings from short-term investments, the cost of new financings as well as the cost of variable interest rate debt will be affected.

                                   TAX MATTERS

         For the years 1999 and 1998, TCI elected and in the opinion of TCI's management, qualified to be taxed as a REIT as defined under Sections 856 through 860 of the Code. During the third quarter of 2000, due to a concentration in ownership, TCI no longer met the requirements for tax treatment as a REIT under the Code. Under the Code, TCI is prohibited from re-qualifying for REIT tax status for at least five years.

         Financial statement income varies from taxable income principally due to the accounting for income and losses of investees, gains and losses from asset sales, depreciation on owned properties, amortization of discounts on notes receivable and payable and the difference in the allowance for estimated losses. TCI had a loss for federal income tax purposes (after utilization of operating loss carryforwards) in the three and nine months ended September 30, 2001 and 2000; therefore, it recorded no provision for income taxes.

               QUANTITATIVE AND QUALITATIVE DISCLOSURES REGARDING
                               MARKET RISK OF TCI

         TCI's future operations, cash flow and fair values of financial instruments are partially dependent upon the then existing market interest rates and market equity prices. Market risk is the changes in the market rates and prices, and the effect of the changes on future operations. Market risk is managed by matching a property's anticipated net operating income to an appropriate financing.

         The following table contains only those exposures that existed at December 31, 2000. Anticipation of exposures or risk on positions that could possibly arise was not considered. TCI's ultimate interest rate risk and its effect on operations will depend on future capital market exposures, which cannot be anticipated with a probable assurance level. Dollars in thousands.

                                                                                                         ASSETS
                                                                                                         -------
Trading Instruments-Equity                                                                               $10,177
Price Risk Marketable
securities  at market value
Non-trading Instruments-
Equity Price Risk
Notes receivable Variable                                                                                $ 1,173
interest rate-fair value

                                    2001       2002        2003        2004       2005      THEREAFTER    TOTAL
                                 --------    --------    --------    --------    --------   ----------   --------
Instrument's maturities            $ --       $ --         $ --       $1,369       $ --         $ --      $ 1,369
Instrument's amortization            --         --           --           --         --           --           --
Interest                            130        130          130           65         --           --          455
Fixed interest rate-fair value      9.5%       9.5%         9.5%         9.5%        --             %          --

Fixed interest rate-fair value                                                                            $ 7,491

                                    2001       2002        2003        2004       2005      THEREAFTER    TOTAL
                                 --------    --------    --------    --------    --------   ----------   --------
Instrument's maturities          $  6,730    $    148      $   --      $   --      $   --      $   --    $  6,878
Instrument's amortization              61          49          45          50          54         162         421
Interest                              622          41          30          25          21          22         761
Average rate Liabilities             15.9%        8.5%       10.4%       10.4%       10.4%       10.4%

Non-trading Instruments-
Equity Price Risk
Notes payable                                                                                            $132,621
Variable interest rate-fair
value

Instrument's maturities          $ 48,636    $  5,611    $ 20,145    $ 11,885    $ 27,806    $  9,660    $123,743
Instrument's amortization             991         745         663         672         501       5,579       9,151
Interest                           10,221       7,474       6,120       4,917       3,090      14,557      46,379
Average rate                          9.4%        9.3%        9.3%        9.4%        9.3%        8.6%
Fixed interest rate-fair value                                                                           $351,824

Instrument's maturities          $ 54,531    $ 33,570    $ 19,679    $ 51,442    $ 12,296    $144,979    $316,497
Instrument's amortization           5,611       4,805       4,228       5,419       4,593      24,867      49,523
Interest                           27,393      23,634      19,207      17,843      13,927      50,404     152,408
Average rate                          8.4%        8.2%        8.2%        8.1%        8.0%        8.2%


         At September 30, 2001, TCI's exposure to a change in interest rates on its debt is as follows:

                                                Weighted         Effect of 1%
                                                 Average         Increase In
                                Balance       Interest Rate      Base Rates
                                --------      -------------      ----------
Notes payable:
         Variable rate          $130,742            7.52%          $1,307
                                ========                           ======
Total decrease in TCI's
   annual net income                                               $1,307
                                                                   ======
Per share                                                          $  .15
                                                                   ======

                                MANAGEMENT OF TCI

                     DIRECTORS AND EXECUTIVE OFFICERS OF TCI

         The following table sets forth certain information as of February 11, 2002 regarding TCI's executive officers and directors:

Name                       Age      Position
----                       ---      --------
Mark W. Branigan*           47      Executive Vice President - Residential
Henry A. Butler             51      Director
Louis J. Corna*             54      Executive Vice President - Tax
Bruce A. Endendyk*          53      Executive Vice President
Ronald E. Kimbrough*        49      Executive Vice President and Chief Financial Officer
David W. Starowicz*         46      Executive Vice President - Acquisitions, Sales and Construction
Ted P. Stokely              68      Director and Chairman of the Board
Martin L. White             62      Director

         HENRY A. BUTLER: Age 51; Director (since December 2001) of TCI and IOT. Land sales (since January 1992) for BCM; and Director (since December 2001) of IOT.

         TED P. STOKELY: Age 68; Director (Independent) (since April 1990) and Chairman of the Board (since January 1995) of TCI. General Manager (since January 1995) of ECF Senior Housing Corporation, a nonprofit corporation; General Manager (since January 1993) of Housing Assistance Foundation, Inc., a nonprofit corporation; Part-time unpaid consultant (since January 1993) of Eldercare Housing Foundation, a nonprofit corporation; and Director (since April
1990) and Chairman of the Board (since January 1995) of IOT.

         MARTIN L. WHITE: Age 62; Director (Independent) (since January 1995) of TCI. Chief Executive Officer (since 1995) of Builders Emporium, Inc.; Chairman and Chief Executive Officer (since 1993) of North American Trading Company, Ltd.; President and Chief Operating Officer (since 1992) of Community Based Developers, Inc.; and Director (since January 1995) of IOT.

         In addition to the foregoing officers, TCI has several vice presidents and assistant secretaries who are not listed herein. The business address of each director and executive officer is 1800 Valley View Lane, Suite 300, Dallas, Texas 75234. The business telephone number of each person is 469-522-4200. Each director and executive officer is a citizen of the United States.

         Although the TCI board of directors is directly responsible for managing the affairs of TCI and for setting the policies which guide it, its day-to-day operations are performed by BCM, a contractual advisor under the supervision of the board. The duties of BCM include, among other things, locating, investigating, evaluating and recommending real estate and mortgage note

---------

* See "THE ADVISOR - BCM - Directors and Officers of Advisor" for background and business experience information.

investment and sales opportunities, as well as financing and refinancing sources. BCM also serves as a consultant in connection with TCI's business plan and investment decisions made by the TCI board.

         BCM has been providing advisory services to TCI since March 28, 1989. Renewal of BCM's advisory agreement was approved by the board of directors on August 18, 2000. BCM also serves as advisor to IOT and ARL. The directors of TCI are also directors of IOT. The officers of TCI also serve as officers of ARL, IOT, and BCM. As of February 11, 2002, TCI owned approximately 24% of IOT's outstanding shares of common stock and ARL indirectly owned approximately 49.7% and BCM directly and indirectly owned approximately 14.8% of the outstanding shares of TCI's common stock.

         Since February 1, 1990, affiliates of BCM have provided property management services to TCI. Currently, Triad provides such property management services. Triad subcontracts with other entities for the provision of property-level management services to TCI. The general partner of Triad is BCM. The limited partners of Triad are Mr. Phillips and GS Realty, which is a company not affiliated with Mr. Phillips or BCM. Triad subcontracts the property-level management and leasing of 52 of TCI's commercial properties and the two commercial properties owned by real estate partnerships in which TCI and IOT are partners to Regis, a related party, which is a company owned by GS Realty. Regis is entitled to receive property and construction management fees and leasing commissions in accordance with the terms of its property-level management agreement with Triad. Regis also is entitled to receive real estate brokerage commissions in accordance with the terms of a non-exclusive brokerage agreement. Regis Hotel Corporation, a related party, manages TCI's four hotels.

         TCI has no employees. Employees of BCM render services to TCI.

                          EXECUTIVE COMPENSATION OF TCI

         TCI has no employees, payroll or benefit plans and pays no compensation to its executive officers. The executive officers of TCI, who are also officers or employees of BCM, TCI's advisor, are compensated by BCM. Such executive officers perform a variety of services for BCM and the amount of their compensation is determined solely by BCM. BCM does not allocate the cash compensation of its officers among the various entities for which it serves as advisor. See "Directors, Executive Officers and Advisor of ARL" for a more detailed discussion of the compensation payable to BCM.

         The only remuneration paid by TCI is to the directors who are not officers or directors of BCM or its affiliated companies. The independent directors (1) review the business plan of TCI to determine that it is in the best interest of stockholders, (2) review the advisory contract, (3) supervise the performance of the advisor and review the reasonableness of the compensation paid to the advisor in terms of the nature and quality of services performed,
(4) review the reasonableness of the total fees and expenses of TCI and (5) select, when necessary, a qualified independent real estate appraiser to appraise properties acquired.

         Each independent director receives compensation in the amount of $30,000 per year, plus reimbursement for expenses. The chairman of the board receives an additional fee of $3,000 per year. In addition, each independent director receives an additional fee of $1,000 per day for any special services rendered by him to TCI outside of his ordinary duties as director, plus reimbursement of expenses.

         During 2000, $199,000 was paid to the independent directors in total directors' fees for all services, including the annual fee for service during the period January 1, 2000 through December 31, 2000, and 2000 special service fees as follows: Richard W. Douglas, (a director until June 2000) $15,000; Larry
E. Harley, (a director until June 2000) $15,000; R. Douglas Leonhard, (a director until December 2001) $34,000; Murray Shaw, (a director until March
2001) $34,000; Ted P. Stokely, $36,000; Martin L. White, $34,000; and Edward G.
Zampa, (a director until December 2001) $33,000.

DIRECTOR STOCK OPTION PLAN

         TCI has established the TCI Director Plan for the purpose of attracting and retaining directors who are not officers or employees of TCI or BCM. The TCI Director Plan provides for the grant of options that are exercisable at fair market value of TCI's common stock on the date of grant. The TCI Director Plan was approved by stockholders at their annual meeting on October 10, 2000, following which each then-serving independent director was granted options to purchase 5,000 shares of TCI common stock. On January 1 of each year, each independent director will receive options to purchase 5,000 shares of common stock. The options are immediately exercisable and expire on the earlier of the first anniversary of the date on which a director ceases to be a director or 10 years from the date of grant.

         As of February 14, 2002, TCI had 140,000 shares of common stock reserved for issuance under the TCI Director Plan of which options for 40,000 shares were outstanding.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                          OWNERS AND MANAGEMENT OF TCI

         Security Ownership of Certain Beneficial Owners. The following table sets forth the ownership of TCI's common stock, both beneficially and of record, both individually and in the aggregate, for those persons or entities known to be beneficial owners of more than 5% of the outstanding shares of Common Stock as of the close of business on February 11, 2002.






                                                                                                      Percentage
                                           Amount                      Shares of                       of Class        Shares of
                                            and                        Series G      Percentage         if the          Series H
                                          Nature of                    Preferred      of Class      Non-Affiliates     Preferred
                                          Beneficial                     Stock       if the Non-       Elect to          Stock
                                          Ownership                  Beneficially    Affiliates        Receive        Beneficially
                                            of TCI       Percent      Owned After     Elect to        Series G         Owned After
                                           Common          of           the TCI       Receive         Preferred         the IOT
Name of Beneficial Owner                    Stock       Class(1)         Merger        Cash(2)          Stock            Merger
------------------------                  ---------     --------     ------------    ----------     -------------     ------------
EQK Holdings, Inc.(5)(6) ..............   3,994,300       49.7%                --            --                --               --
American Realty
Investors, Inc.(4)(5)(6) ..............   3,994,300       49.7%                --            --                --               --
Basic Capital Management, Inc.(5)(7) ..   1,193,422       14.8%         1,166,947          99.8%             29.0%         106,802

                                                                            Shares of ARL
                                                                             Common Stock
                                                                             Beneficially
                                                                            Owned After the
                                                                              TCI and IOT
                                                             Percentage         Mergers
                                                            of Class           Assuming
                                          Percentage           if the          Conversion
                                           of Class        Non-Affiliates       of all
                                            if the            Elect to         Series G
                                         Non-Affiliates       Receive             and
                                           Elect to          Series H         Series H
                                           Receive           Preferred        Preferred        Percentage
Name of Beneficial Owner                    Cash(3)            Stock            Stock           of Class
------------------------                 --------------    -------------    ---------------    ----------
EQK Holdings, Inc.(5)(6) ..............              --               --                 --            --
American Realty
Investors, Inc.(4)(5)(6)(7) ...........              --               --                 --            --
Basic Capital Management, Inc.(5) .....             100%            15.6%         9,427,017          64.9%

---------
(1) Percentage is based upon 8,042,629 shares of TCI common stock outstanding at February 11, 2002.

(2) Percentage is based upon 1,168,774 shares of Series G Preferred Stock outstanding after the TCI merger if all persons not affiliated with ARL elect to receive cash and 4,021,854 shares of Series G Preferred Stock outstanding after the TCI merger if all persons not affiliated with ARL elect to receive Series G Preferred Stock.

(3) Percentage is based upon 106,802 shares of Series H preferred stock outstanding after the IOT merger if all persons not affiliated with ARL elect to receive cash and 683,282 shares of Series H Preferred Stock outstanding after the TCI merger if all persons not affiliated with ARL elect to receive Series H Preferred Stock.

(4) Includes 3,994,300 shares of TCI Common Stock of which ARL may be deemed to beneficially own due to its sole ownership of EQK Holdings, Inc.

(5) The business address of each of EQK Holdings, Inc., ARL and BCM is 1800 Valley View Lane, Suite 300, Dallas, Texas 75234.

(6) The shares of TCI common stock owned by EQK Holdings, Inc. and that may be deemed to be owned by ARL will be canceled as part of the TCI merger.

(7) Includes 26,475 shares of TCI common stock owned by Syntek Asset Management L.P., a subsidiary of ARL, that may be deemed to be indirectly beneficially owned by BCM. Syntek Asset Management, Inc., a wholly owned subsidiary of BCM, is the general partner of Syntek Asset Management L.P. The shares of TCI common stock held by Syntek Asset Management L.P. will be canceled as part of the TCI merger. The business address of Syntek Asset Management L.P. is 1800 Valley View Lane, Suite 300, Dallas, Texas 75234

         Security Ownership of Management. The following table sets forth the ownership of TCI's common stock, both beneficially and of record, both individually and in the aggregate, for the directors and executive officers of TCI as of the close of business on February 11, 2002.

                                                                                                      Percentage
                                           Amount                      Shares of                       of Class        Shares of
                                            and                        Series G      Percentage         if the          Series H
                                          Nature of                    Preferred      of Class      Non-Affiliates     Preferred
                                          Beneficial                     Stock       if the Non-       Elect to          Stock
                                          Ownership                  Beneficially    Affiliates        Receive        Beneficially
                                            of TCI       Percent      Owned After     Elect to        Series G         Owned After
                                           Common          of           the TCI       Receive         Preferred         the IOT
Name of Beneficial Owner                    Stock       Class(1)         Merger        Cash(2)          Stock            Merger
------------------------                  ---------     --------     ------------    ----------     -------------     ------------
Mark W. Branigan(4)(5)(6) .............   5,187,722       64.5%         1,166,947          99.8%             29.0%         106,802
Henry A. Butler .......................          --         --                 --            --                --               --
Louis J. Corna(5)(6) ..................   5,187,722       64.5%         1,166,947          99.8%             29.0%         106,802
Bruce A. Endendyk(4)(5)(6) ............   5,187,722       64.5%         1,166,947          99.8%             29.0%         106,802
Ronald E. Kimbrough(5)(6) .............   5,187,722       64.5%         1,166,947          99.8%             29.0%         106,802
David W. Starowicz(4)(5)(6) ...........   5,187,722       64.5%         1,166,947          99.8%             29.0%         106,802
Ted P. Stokely(7) .....................      15,000          *             15,000             *                 *               --
Martin L. White(7) ....................      15,000          *             15,000             *                 *               --
All Directors and Executive
   Officers as a group
   (8 individuals)(10) ................   5,217,722       64.6%         1,196,947           100%             29.8%         106,802


                                                                            Shares of ARL
                                                                             Common Stock
                                                                             Beneficially
                                                                            Owned After the
                                                                              TCI and IOT
                                                             Percentage         Mergers
                                                            of Class           Assuming
                                          Percentage           if the          Conversion
                                           of Class        Non-Affiliates       of all
                                            if the            Elect to         Series G
                                         Non-Affiliates       Receive             and
                                           Elect to          Series H         Series H
                                           Receive           Preferred        Preferred        Percentage
Name of Beneficial Owner                    Cash(3)            Stock            Stock           of Class
------------------------                 --------------    -------------    ---------------    ----------
Mark W. Branigan(4)(5)(6) .............       100%             15.6%           10,173,989         70.0%
Henry A. Butler .......................        --                --                    --           --
Louis J. Corna(5)(6) ..................       100%             15.6%           10,173,989         70.0%
Bruce A. Endendyk(4)(5)(6) ............       100%             15.6%           10,188,989(8)      70.0%
Ronald E. Kimbrough(5)(6) .............       100%             15.6%           10,173,989         70.0%
David W. Starowicz(4)(5)(6) ...........       100%             15.6%           10,178,989(9)      70.0%
Ted P. Stokely(7) .....................        --                --                37,500            *
Martin L. White(7) ....................        --                --                37,500            *
All Directors and Executive
   Officers as a group
   (8 individuals)(10) ................       100%             15.6%           10,268,989         70.3%

---------
* Less than 1%

(1) Percentage is based upon 8,042,629 shares of Common Stock outstanding at February 11, 2002.

(2) Percentage is based upon 1,168,774 shares of Series G Preferred Stock outstanding after the TCI merger if all persons not affiliated with ARL elect to receive cash and 4,021,854 shares of Series G Preferred Stock outstanding after the TCI merger if all persons not affiliated with ARL elect to receive Series G Preferred Stock.

(3) Percentage is based upon 106,802 shares of Series H preferred stock outstanding after the IOT merger if all persons not affiliated with ARL elect to receive cash and 683,282 shares of Series H Preferred Stock outstanding after the TCI merger if all persons not affiliated with ARL elect to receive Series H Preferred Stock.

(4) Includes 26,475 shares of TCI common stock of which Messrs. Branigan, Endendyk and Starowicz may be deemed to beneficially own due to their positions as executive officers of Syntek Asset Management, L.P., which directly owns such shares.

(5) Includes 1,193,422 shares of TCI common stock of which Messrs. Branigan, Corna, Endendyk, Kimbrough and Starowicz may be deemed to indirectly beneficially own due to their positions as executive officers of BCM, which directly and indirectly owns such shares. Syntek Asset Management, Inc., a wholly owned subsidiary of BCM, is the general partner of Syntek Asset Management L.P., which directly owns 26,475 of such shares. Syntek Asset Management L.P. is a subsidiary of ARL, and the shares held by Syntek Asset Management L.P. will be canceled as part of the TCI merger. Messrs. Branigan, Endendyk and Starowicz are also executive officers of Syntek Asset Management, Inc.

(6) Includes 3,994,300 shares of TCI common stock of which Messrs. Branigan, Corna, Endendyk, Kimbrough and Starowicz may be deemed to beneficially own due to their positions as directors or executive officers of ARL, which may be deemed to indirectly beneficially own such shares due to its sole ownership of EQK Holdings, Inc., which directly owns such shares.

(7) Includes 15,000 shares of TCI common stock issuable upon the exercise of options granted under the TCI Director Stock Option Plan.

(8) Includes 15,000 shares of ARL common stock issuable upon the exercise of options granted to Mr. Endendyk under the ARL 1997 Stock Option Plan.

(9) Includes 5,000 shares of ARL common stock issuable upon the exercise of options granted to Mr. Starowicz under the ARL 1997 Stock Option Plan.

(10) The executive officers of TCI disclaim beneficial ownership of such shares. Each of the directors of BCM may be deemed to be beneficial owners by virtue of their positions as directors of BCM. The directors of ARL and BCM disclaim such beneficial ownership. The business address of each beneficial owner is 1800 Valley View Lane, Suite 300, Dallas, Texas 75234.

                                PERFORMANCE GRAPH

         The following performance graph compares the cumulative total stockholder return on TCI's shares of common stock with the DJ Equity Index and the DJ Real Estate Index. The comparison assumes that $100 was invested on December 31, 1996 in TCI's shares of common stock and in each of the indices and further assumes the reinvestment of all distributions. Past performance is not necessarily an indicator of future performance.

                               [PERFORMANCE GRAPH]

                                            12/31/96   12/31/97   12/31/98   12/31/99  12/31/00  12/31/01
                                            --------   --------   --------   --------  --------  --------
Transcontinental Realty Investors, Inc.        100        159        132        136       101       182
Dow Jones US Realty Index                      100        118         93         88       112       126
Dow Jones US Total Market Index                100        132        165        202       183       161

                                 BUSINESS OF IOT

         Income Opportunity Realty Investors, Inc. ("IOT"), a Nevada corporation, is the successor to a California business trust organized on December 14, 1984, which commenced operations on April 15, 1985. IOT has elected to be treated as a REIT under Sections 856 through 860 of the Code. IOT has, in the opinion of IOT's management, qualified for federal taxation as a REIT for all periods since May 1, 1985.

         At December 31, 2000, IOT's real estate consisted of 16 properties held for investment. In addition, IOT owns interests in two partnerships, each of which owns a property and a third partnership which holds a wraparound mortgage note receivable. In 2000, IOT purchased nine properties as well as sold seven properties. One $1.5 million mortgage loan was funded during 2000. IOT's real estate portfolio is more fully discussed below.
See "Properties of IOT."

BUSINESS PLAN

         IOT's business is investing in equity interests in real estate through direct equity investments and partnerships, and financing real estate and real estate related activities through investments in mortgage loans. IOT's real estate is located in the Pacific, Southeast and Southwest regions of the continental United States. Information regarding IOT's real estate portfolio is set forth below, and in the IOT Consolidated Financial Statements.

         IOT's business is not seasonal. IOT's management has determined to continue to pursue a balanced investment strategy, seeking both current income and capital appreciation. With respect to new investments, IOT's management's plan of operation is to acquire higher class apartment and commercial properties in keeping with the current class of properties in IOT's real estate portfolio. In 2000, IOT began making higher risk, higher reward investments in unimproved land. In 2001, IOT's management intends to focus on income producing property acquisitions to maintain a balance between income producing and non-income producing properties. IOT's management does not expect that IOT will seek to fund or acquire additional mortgage loans. IOT may, however, originate mortgage loans in conjunction with providing purchase money financing of a property sale. IOT's management also intends to continue its strategy of maximizing each property's operating income by aggressive property management through closely monitoring expenses while at the same time making property renovations and/or improvements where appropriate. While renovation and/or improvement expenditures increase the amount of revenue required to cover operating expenses, IOT's management believes that such expenditures are necessary to maintain or enhance the value of IOT's properties.

         The board of directors currently intends to continue its policy of prohibiting IOT from incurring aggregate secured and unsecured indebtedness in excess of 300% of IOT's net asset value (defined as the book value of all assets of IOT minus all of its liabilities); however, the board may alter such policy at any time.

                                   COMPETITION

         The real estate business is highly competitive and IOT competes with numerous entities engaged in real estate activities (including certain entities described in "Certain Relationships and Related Transactions of BCM, ARL, TCI and IOT - Related Party Transactions") some of which have greater financial resources than those of IOT. IOT's management believes that success against such competition is dependent upon the geographic location of the property, the performance of the property-level managers in areas such as marketing, collection and control of operating expenses, the amount of new construction in the area and the maintenance and appearance of the property. Additional competitive factors with respect to commercial properties are the ease of access to the property, the adequacy of related facilities, such as parking, and sensitivity to market conditions in setting rent levels. With respect to apartments, competition is also based upon the design and mix of units and IOT's ability to provide a community atmosphere for the tenants. IOT's management believes that beyond general economic circumstances and trends, the rate at which properties are renovated or the rate new properties are developed in the vicinity of each of IOT's properties also are competitive factors.

         To the extent that IOT seeks to sell any of its properties, the sales prices for such properties may be affected by competition from other real estate entities and financial institutions also attempting to sell their properties located in the same areas as well as aggressive buyers attempting to penetrate or dominate a particular market.

         As described above and in "Certain Relationships and Related Transactions of BCM, ARL, TCI and IOT - Related Party Transactions", the officers and directors of IOT also serve as officers or directors of certain other entities, also advised by BCM, and which have business objectives similar to those of IOT. IOT's directors, officers and advisor owe fiduciary duties to such other entities as well as to IOT under applicable law. In determining to which entity a particular investment opportunity will be allocated, the officers, directors and advisor consider the respective investment objectives of each entity and the appropriateness of a particular investment in light of each entity's existing real estate and mortgage notes receivable portfolios. To the extent that any particular investment opportunity is appropriate to more than one of the entities, the investment opportunity will be allocated to the entity which has funds available for investment for the longest period of time, or, if appropriate, the investment may be shared among all or some of such entities.

         In addition, as described in "Certain Relationships and Related Transactions of BCM, ARL, TCI and IOT - Related Party Transactions", IOT also competes with other entities which are affiliates of BCM, which may have investment objectives similar to IOT's and that may compete with it in the acquisition, sale, leasing and financing of real estate. In resolving any potential conflicts of interest which may arise, BCM has informed IOT's management that it intends to continue to exercise its best judgment as to what is fair and reasonable under the circumstances in accordance with applicable law.

       CERTAIN FACTORS ASSOCIATED WITH REAL ESTATE AND RELATED INVESTMENTS

         IOT is subject to all the risks incident to ownership and financing of real estate and interests therein, many of which relate to the general illiquidity of real estate investments. These risks include, but are not limited to, changes in general or local economic conditions, changes in interest rates and the availability of permanent mortgage financing which may render the acquisition, sale or refinancing of a property difficult or unattractive and which may make debt service burdensome, changes in real estate and zoning laws, increases in real estate taxes, federal or local economic or rent controls, floods, earthquakes, hurricanes and other acts of God and other factors beyond the control of IOT's management or BCM. The illiquidity of real estate investments also may impair the ability of IOT's management to respond promptly to changing circumstances. IOT's management believes that such risks are partially mitigated by the diversification by geographic region and property type of IOT's real estate portfolio. However, to the extent property acquisitions are concentrated in any particular geographic region or property type, the advantages of diversification may be mitigated.

                                PROPERTIES OF IOT

         IOT's principal offices are located at 1800 Valley View Lane, Suite 300, Dallas, Texas 75234 and are, in the opinion of IOT's management, suitable and adequate for IOT's present operations.

         IOT's real estate portfolio at December 31, 2000, is set forth in
Schedule III to the Consolidated Financial Statements of IOT. The discussions set forth below under the headings "Real Estate" provide certain summary information concerning IOT's real estate portfolio.

         IOT's real estate portfolio consists of 16 owned properties and an investment in two partnerships each of which owns a commercial property. IOT holds a fee simple title to the owned properties. IOT holds one mortgage note receivable, and a partnership in which it is a 40% general partner holds a wraparound mortgage note. The discussion set forth below under the heading "Real Estate" provides certain summary information concerning IOT's real estate and further summary information with respect to its owned properties and its partnership investments.

         IOT's real estate is geographically diverse. At December 31, 2000, IOT held equity investments in apartments and office buildings in the Pacific, Southwest and Southeast regions of the continental United States, as shown more specifically in the table under "Real Estate" below. The majority of IOT's properties are, however, located in California and Texas. At December 31, 2000, IOT held a mortgage note secured by a second lien on 165 acres of unimproved land in The Colony, Texas, as described more specifically under "Mortgage Loans" below.

         At December 31, 2000, one of IOT's properties, the Travelers land parcel, exceeded 10% of IOT's total assets. At December 31, 2000, 92% of IOT's assets consisted of owned properties and less than 1% consisted of investments in partnerships. The remaining 8% of IOT's assets were cash, cash equivalents and other assets. The percentage of IOT's assets invested in any one category is subject to change and no assurance can be given that the composition of IOT's assets in the future will approximate the percentages listed above. See "Business of IOT--Business Plan."

         To continue to qualify for federal taxation as a REIT under the Code, IOT is required, among other things, to hold at least 75% of the value of its total assets in real estate assets, government securities, cash and cash equivalents at the close of each quarter of each taxable year.

GEOGRAPHIC REGIONS

         IOT has divided the continental United States into the following geographic regions:

         o Northeast region comprised of the states of Connecticut, Delaware, Maryland, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island and Vermont, and the District of Columbia. IOT has no properties in this region.

         o Southeast region comprised of the states of Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee and Virginia. IOT has 1 commercial property in this region.

         o Southwest region comprised of the states of Arizona, Arkansas, Louisiana, New Mexico, Oklahoma and Texas. IOT has 7 apartments and 2 commercial properties in this region.

         o Midwest region comprised of the states of Illinois, Indiana, Iowa, Kansas, Kentucky, Michigan, Minnesota, Missouri, Nebraska, North Dakota, Ohio, South Dakota, West Virginia and Wisconsin. IOT has no properties in this region.

         o Mountain region comprised of the states of Colorado, Idaho, Montana, Nevada, Utah and Wyoming. IOT has no properties in this region.

         o Pacific region comprised of the states of California, Oregon and Washington. IOT has 4 commercial properties in this region.

         Excluded from above are two parcels of unimproved land in the Southwest Region, as described below.

REAL ESTATE

         At December 31, 2000, 92% of IOT's assets were invested in real estate, on a leveraged basis, in the Pacific, Southeast and Southwest regions of the continental United States. IOT's real estate portfolio consists of 16 owned properties and an investment in two partnerships, each of which owns a commercial property.

         TYPES OF REAL ESTATE INVESTMENTS. IOT's real estate consists of apartments and commercial properties (office buildings) having established income-producing capabilities. In selecting real estate for investment, the location, age and type of property; gross rents; lease terms; financial and business standing of tenants; operating expenses; fixed charges; land values and physical condition are considered. IOT may acquire properties subject to, or assume, existing debt and may mortgage, pledge or otherwise obtain financing for its properties. The IOT board may alter the types of and criteria for selecting new real estate investments and for obtaining financing without a vote of stockholders.

         IOT has typically invested in developed real estate, although it also may invest in new construction or development either directly or in partnership with non-affiliated parties or affiliates (subject to approval by the board). To the extent that IOT invests in construction and development projects, it will be subject to business risks, such as cost overruns and construction delays, associated with such higher risk projects.

         In the opinion of IOT's management, IOT's properties are adequately covered by insurance.

         The following table sets forth the percentages, by property type and geographic region, (other than two parcels of unimproved land, as described below) of IOT's owned real estate at December 31, 2000.

                                          Commercial
Region                     Apartments     Properties
------                     ----------     ----------
Pacific ...............        --%             69%
Southwest .............       100              18
Southeast .............        --              13
                              ---             ---
                              100%            100%
                              ===             ===

         The foregoing table is based solely on the number of apartment units and commercial square footage owned and does not reflect the value of IOT's investment in each region. IOT owns two parcels of unimproved land, 1.01 acres and 241 acres, both in the Southwest region. See Schedule III to the IOT Consolidated Financial Statements for a detailed description of IOT's real estate.

         A summary of the activity in IOT's owned real estate portfolio during 2000 is as follows:

Owned properties at January 1, 2000 .......................   14
Properties purchased ......................................    9
Properties sold ...........................................    7
                                                             ---
Owned properties at December 31, 2000 .....................   16
                                                             ===

         PROPERTIES HELD FOR INVESTMENT. Set forth below are IOT's owned properties at December 31, 2000, all of which were held for investment and the monthly rental rate for apartments and the average annual rental rate for office buildings and occupancy thereof at December 31, 2000, 1999 and 1998:

                                                                                RENT PER SQUARE FOOT              OCCUPANCY %
                                                                              ------------------------       ---------------------
   PROPERTY              LOCATION                 UNITS/SQUARE FOOTAGE         2000     1999     1998        2000    1999     1998
   --------              --------                 ---------------------       ------   ------   ------       ----    ----     ----
APARTMENTS
Brighton Court.......    Midland, TX             60 Units/90,672 Sq. Ft.        .53        *        *         93       *        *
Del Mar..............    Midland, TX             92 Units/105,348 Sq. Ft.       .50        *        *         98       *        *
Enclave..............    Midland, TX             68 Units/89,734 Sq. Ft.        .56        *        *         93       *        *
Meridian.............    Midland, TX             280 Units/264,000 Sq. Ft.      .41      .46        *         95      69        *
Signature Place......    Midland, TX             57 Units/72,480 Sq. Ft.        .56        *        *         86       *        *
Sinclair Place.......    Midland, TX             114 Units/91,529 Sq. Ft        .49        *        *         96       *        *
Treehouse............    San Antonio, TX         106 Units/ 88,957 Sq. Ft.      .83      .80      .78         95      96       96

OFFICE BUILDINGS
2010 Valley View.....    Farmers Branch, TX      39,568 Sq. Ft.               17.40    16.26    16.50         86      64       19
5600 Mowry...........    Newark, CA              56,120 Sq. Ft.               24.64    22.94    19.86        100     100       58
Akard Plaza..........    Dallas, TX              42,895 Sq. Ft.               15.46    15.34    13.47         91      92       92
Chuck Yeager.........    Chantilly, VA           60,060 Sq. Ft.               11.21    14.70    13.39         41      41       72
Daley Plaza..........    San Diego, CA           122,795 Sq. Ft.              15.32    14.68    12.53         88      79       74
La Mesa Village......    La Mesa, CA             92,611 Sq. Ft.               16.87    17.29    16.47         77      88       89

                                                                               RENT PER SQUARE FOOT              OCCUPANCY %
                                                                             ------------------------       ---------------------
   PROPERTY              LOCATION                UNITS/SQUARE FOOTAGE         2000     1999     1998        2000    1999     1998
   --------              --------                ---------------------       ------   ------   ------       ----    ----     ----
Westlake Village.....    Westlake Village, CA    45,500 Sq. Ft.               18.10    16.96    14.44         52      70       79

LAND
Frankel..............    Midland County, TX      1.01 Acres
Travelers............    Farmers Branch, TX      204 Acres

* Property was purchased in 1999 or 2000.

         In 2000, IOT purchased the following properties:

                                                                          PURCHASE    NET CASH      DEBT      INTEREST     MATURITY
PROPERTY                   LOCATION             UNITS/ACRES                PRICE        PAID      INCURRED      RATE         DATE
--------                   ---------            ------------              --------    --------    --------    --------     --------
                                                                                          (DOLLARS IN THOUSANDS)
APARTMENTS
Frankel Portfolio(1)....  Midland, TX          391 Units/123,184 Sq. Ft.  $14,034      $3,784      $10,875        9.13%      07/03

LAND
Etheredge..............  Collin County, TX     74.98 Acres                  1,875         391        1,406(2)     10.0%      04/01
Fambrough..............  Collin County, TX     75.07 Acres                  1,877         592        1,408(2)     10.0%      04/01
Frankel................  Midland County, TX    1.01 Acres                      41          43           --          --         --
Travelers..............  Farmers Branch, TX    204 Acres                   28,650      13,117       12,000        14.0%      12/01

---------
(1) Frankel portfolio consisted of five apartments: 60 unit Brighton Court, 92 unit Del Mar Villas, 68 unit Enclave, 57 unit Signature Place and 114 unit Sinclair Place.

(2)      Seller financing.

In 2000, IOT sold the following properties:

                                                                                      NET CASH        DEBT        GAIN ON
PROPERTY                LOCATION            UNITS/SQ. FT./ACRES        SALES PRICE    RECEIVED     DISCHARGED       SALE
--------                --------            -------------------        -----------    --------     ----------     -------
                                                                               (DOLLARS IN THOUSANDS)
APARTMENTS
East Point...........   Mesquite, TX        126 Units/113,138 Sq. Ft.    $ 5,575      $ 1,804       $ 3,242        $2,179
La Monte Park........   Houston, TX         128 Units/123,184 Sq. Ft.      5,000        1,066         3,829(1)        903
Renaissance Parc.....   Dallas, TX          294 Units/293,654 Sq. Ft.     17,198        4,536        12,265(1)      1,213

OFFICE BUILDINGS
Olympic..............   Los Angeles, CA                46,685 Sq. Ft.      8,500        3,811         4,443         1,850
Saratoga.............   Saratoga, CA                   89,825 Sq. Ft.     25,000       17,709         6,968        13,056

LAND
Etheredge............   Collin County, TX                 74.98 Acres      2,341          754         1,406           194
Fambrough............   Collin County, TX                 75.07 Acres      2,338          754         1,408           194

---------
(1)      Debt assumed by purchaser.

         Partnership Properties. Set forth below is the commercial property owned by each of the two partnerships in which IOT is an equity investee and the average annual rental rate and occupancy thereof at December 31, 2000, 1999 and 1998:

                                                                 RENT PER SQUARE FOOT           OCCUPANCY %
                                                              ------------------------   ------------------------
PROPERTY                LOCATION          SQUARE FOOTAGE       2000     1999     1998     2000     1999     1998
--------                --------          --------------      ------   ------   ------   ------   ------   ------
SHOPPING CENTER
Chelsea Square.......   Houston, TX       70,275 Sq. Ft.      $ 9.31   $ 8.78   $ 8.58      77     100       100

OFFICE BUILDING
Eton Square..........   Tulsa, OK         222,654 Sq. Ft.      10.52     9.77        *      59      87         *

---------
* Partnership interest was purchased in 1999.

         IOT owns a 36.3% general partner interest and TCI owns a 63.7% limited partner interest in Tri-City which in turn owns Chelsea Square Shopping Center. In February 2000, Tri-City obtained mortgage financing of $2.1 million secured by the previously unencumbered shopping center. Tri-City received net cash of $2.0 million after the funding of required escrows and the payment of various closing costs. The mortgage bore interest at a fixed rate of 10.24% per annum until February 2001 and a variable rate thereafter, currently, 10.0% per annum, requires monthly payments of principal and interest of $20,601 and matures in February 2005. IOT received a distribution of $739,000 of the net financing proceeds.

         IOT owns a 10% limited partner interest and TCI owns a 90% general partner interest in TCI Eton Square, L.P., which owns the Eton Square Building in Tulsa, Oklahoma.

MORTGAGE LOANS

         Prior to 1991, a substantial portion of IOT's assets had been invested in mortgage notes secured by income-producing real estate. IOT's mortgage notes had included first, wraparound and junior mortgage loans. Prior to the third quarter of 2000, IOT's management had not been seeking to fund or acquire new mortgage loans, other than those which may have originated in conjunction with IOT's providing purchase money financing of a property sale. See "Business of IOT." BCM, in its capacity as a mortgage servicer, services the mortgage notes.

         JUNIOR MORTGAGE LOANS. Junior mortgage loans are loans secured by mortgages that are subordinate to one or more prior liens either on the fee or a leasehold interest in real estate. Recourse on the loans ordinarily includes the real estate which secures the loan, other collateral and personal guarantees of the borrower.

         The following discussion briefly describes the junior mortgage loan funded in 2000.

         In September 2000, IOT funded a $1.5 million loan, secured by a second lien on 165 acres of unimproved land in The Colony, Texas. The loan bears interest at 18.0% per annum, requires monthly payments of interest only and matured in January 2002. In May 2001, IOT received a $1,000,000 paydown on the loan.

         PARTNERSHIP MORTGAGE LOANS. IOT owns a 40% general partner interest and TCI owns a 60% general partner interest in NIA, which holds a wraparound mortgage note receivable secured by a building occupied by a Wal-Mart in Maulden, Missouri. IOT received distributions of $25,000 from NIA in 2000, and advanced the partnership $13,000.

                         SELECTED FINANCIAL DATA OF IOT

         The following is a summary of financial data incorporated by reference in this joint proxy statement and prospectus. You should read the following data in conjunction with the more detailed information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the IOT consolidated financial statements and related notes appearing elsewhere in this joint proxy statement and prospectus.

                                 Nine Months Ended
                                    September 30,                               For the Years Ended December 31,
                             --------------------------    --------------------------------------------------------------------
                                  2001          2000           2000          1999          1998         1997           1996
                             -----------    -----------    -----------   -----------   -----------    -----------   -----------
                                  (unaudited)                           (dollars in thousands, except per share)
EARNINGS DATA
Rents ...................   $     9,759    $    10,732    $    13,731   $    15,968   $    14,326    $    12,221   $     8,666
Property expense ........         5,292          5,286          6,969         6,768         6,462          5,900         4,358
                            -----------    -----------    -----------   -----------   -----------    -----------   -----------
Operating income ........         4,467          5,446          6,762         9,200         7,864          6,321         4,308

Interest income .........           142            206            319            29           172            266           339
Income (loss) from
equity partnerships .....           (27)           (71)           (61)          148           113             52            85
                            -----------    -----------    -----------   -----------   -----------    -----------   -----------
Gain on sale of real
estate ..................            --         20,878         20,878         1,525           180          3,953            --
                            -----------    -----------    -----------   -----------   -----------    -----------   -----------
                                    115         21,013         21,136         1,702           465          4,271           424

Other expense ...........         7,780          8,537         11,104         9,580         9,008          7,275         5,300
                            -----------    -----------    -----------   -----------   -----------    -----------   -----------
Net income (loss) .......   $    (3,198)   $    17,922    $    16,794   $     1,322   $      (679)   $     3,317   $      (568)
                            ===========    ===========    ===========   ===========   ===========    ===========   ===========

PER SHARE DATA
Net income (loss) .......   $     (2.11)   $     11.70    $     11.03   $       .87   $      (.44)   $      2.18   $      (.37)
                            ===========    ===========    ===========   ===========   ===========    ===========   ===========

Dividends per share .....   $        --    $       .45    $       .45   $       .60   $       .60    $       .40   $       .40

Weighted average Common
shares outstanding ......     1,512,119      1,531,177      1,522,510     1,527,386     1,521,832      1,519,888     1,530,008


                             September 30,                                       For the Years Ended December 31,
                            --------------                 --------------------------------------------------------------------
                                2001                            2000          1999          1998         1997           1996
                             -----------                   -----------   -----------   -----------    -----------   -----------
                             (unaudited)                                  (dollars in thousands, except per share)
BALANCE SHEET DATA

Real estate held for
investment, net .........   $    85,781                   $    86,277   $    86,542   $    83,691   $    81,914   $    46,693
Real estate held for
sale, net ...............            --                            --            --            --            --         6,623
Notes and interest
receivable, net .........           505                         1,500            --            --         2,010         1,998
Total assets ............        92,874                        96,519        91,185        88,695        90,309        63,593
Notes and interest
payable .................        54,329                        54,206        62,852        60,786        61,323        38,957
Stockholders' equity ....        35,486                        39,998        23,991        23,560        25,131        22,381
Book value per share ....   $     24.66                   $     26.42   $     15.69   $     15.44   $     16.53   $     14.63

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                        AND RESULTS OF OPERATIONS OF IOT

INTRODUCTION

         IOT invests in equity interests in real estate through acquisitions, leases, partnerships and in mortgage loans. IOT is the successor to a California business trust organized on December 14, 1984, which commenced operations on April 10, 1985.

LIABILITY AND CAPITAL RESOURCES

         Cash and cash equivalents at September 30, 2001, were $3.9 million, compared with $2.1 million at December 31, 2000. IOT's principal sources of cash have been, and will continue to be, from property operations, proceeds from property sales, financings and refinancings and partnership distributions. Although IOT's management anticipates that IOT will generate excess cash from operations in 2001 due to increased rental rates and occupancy at its properties, such excess, however, will not be sufficient to discharge all of IOT's debt obligations as they mature. IOT's management intends to selectively sell income producing real estate, refinance real estate and incur additional borrowings against real estate to meet its cash requirements.

         IOT's cash flow from property operations (rents collected less payments for expenses applicable to rental income) decreased to $4.6 million in the nine months ended September 30, 2001, from $5.3 million in 2000. Of this decrease, $1.0 million was due to the sale of three apartments and $1.0 million was due to the sale of two commercial properties in 2000. The decrease also was due to an increase in property expenses of $438,000 at IOT's commercial properties. This decrease was offset by an increase of $682,000 due to the purchase of five apartments in 2000 and increased rents collected of $140,000 for IOT's apartments and $875,000 for IOT's commercial properties.

         Interest paid increased to $4.1 million for the nine months ended September 30, 2001, from $3.7 million paid in 2000. Of this increase, $420,000 was due to the purchase of five apartments in 2000 and $1.2 million was due to the purchase of one parcel of unimproved land in 2000. The increase also was due to a $124,000 increase from a loan refinancing for a commercial property in 2001. This increase was offset by a decrease of $755,000 from the sale of three apartments in 2000, $442,000 from the sale of two commercial properties in 2000, and $180,000 from the sale of two unimproved land parcels in 2000.

         During the nine months ended September 30, 2001, IOT paid $520,000 to its advisor compared to $1.5 million in the nine months ended September 30, 2000. Fees paid to the advisor are based on gross assets and 7.5% of net income. The decrease in advisory and net income fees was due to IOT's net loss during 2001.

         General and administrative expenses paid increased to $1.5 million in the nine months ended September 30, 2001, from $697,000 paid in 2000. The increase was due to increases in professional fees, taxes, and cost reimbursements to the advisor.

         In the fourth quarter of 2000, IOT discontinued the payment of quarterly dividends. In the nine months ended September 30, 2000, IOT paid dividends of $.45 per share or a total of

$685,000, and it sold 4,112 shares of common stock through the dividend reinvestment program for a total of $24,000.

         In December 1989, the board of directors approved a share repurchase program, authorizing the repurchase of a total of 200,000 shares of IOT's common stock. In June 2000, the board increased this authorization to 300,000 shares. In 2000, 19,500 shares of common stock were repurchased for a total of $134,000. Through September 30, 2001, a total of 218,804 shares had been repurchased at a cost of $1.9 million. In September 2001, the board approved separately a private block purchase of 75,100 shares of IOT common stock for a total of $1.3 million.

         IOT's management reviews the carrying values of IOT's properties at least annually and whenever events or a change in circumstances indicate that impairment may exist. Impairment is considered to exist if, in the case of a property, the future cash flow from the property (undiscounted and without interest) is less than the carrying amount of the property. If impairment is found to exist, a provision for loss is recorded by a charge against earnings. The property review generally includes selective property inspections, discussions with the manager of the property, visits to selected properties in the area and a review of the following: (1) the property's current rents compared to market rents, (2) the property's expenses, (3) the property's maintenance requirements, and (4) the property's cash flows.

RECENT ACCOUNTING PRONOUNCEMENTS

         In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long Lived Assets." SFAS No. 144 requires that those long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001, and, generally, is to be applied prospectively.

RESULTS OF OPERATIONS

         THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2001 COMPARED TO SEPTEMBER 30, 2000. For the three and nine months ended September 30, 2001, IOT had a net loss of $1.7 million and $3.2 million, as compared to net income of $2.9 million and $17.9 million for the corresponding periods in 2000, which included gains on real estate totaling $3.9 million and $20.9 million. Fluctuations in components of revenue and expense between the 2000 and 2001 periods are discussed below.

         Rents for the three months ended September 30, 2001, increased to $3.2 million, as compared to $3.0 million in the corresponding period in 2000. Of this increase, $410,000 and $42,000 was due to increased rental rates and occupancies at IOT's commercial properties and apartments, respectively. These increases were offset by a decrease of $210,000 due to the sale of one apartment in the third quarter of 2000. Rents for the nine months ended September 30, 2001, decreased to $9.8 million, as compared to $10.7 million in the corresponding period in 2000. Of this decrease, $1.6 million was due to the sale of two commercial properties and

$2.0 million was due to the sale of three apartments in 2000. This decrease was offset by increases of $1.4 million due to the purchase of five apartment properties in 2000 and $1.1 million and $150,000 was due to increased rental rates and occupancies at IOT's commercial and apartment properties, respectively.

         Property operations expense increased in the three months ended September 30, 2001, to $2.3 million, as compared to $1.7 million in the corresponding period in 2000. Of this increase, $27,000 was due to increases in utility expenses at IOT's apartments, $152,000 was due to increases in leasing, administrative, and utility expenses at IOT's commercial properties and $557,000 was due to an increase in property tax expense for IOT's land. These increases were offset by a decrease of $103,500 due to the sale of two commercial properties in 2000. Property operations expense of $5.3 million in the nine months ended September 30, 2001, approximated the $5.3 million in the corresponding period in 2000.

         Interest income in the three and nine months ended September 30, 2001, was $8,000 and $142,000, as compared to $108,000 and $206,000 in the corresponding periods in 2000. The decrease was due to a $1.0 million paydown received in May 2001 on IOT's only note receivable.

         Equity in income of partnerships in the three and nine months ended September 30, 2001, were losses of $30,000 and $27,000, as compared to losses of $2,000 and $71,000 in the corresponding periods in 2000. The nine month decrease was primarily due to a decrease in operating expenses at Eton Square Office Building.

         Interest expense for the three months ended September 30, 2001, increased to $1.5 million from $1.3 million in the corresponding period in 2000. Of this increase $526,000 was due to the purchase of one unimproved land parcel in 2000 and $56,000 was due to one loan refinanced in 2001. These increases were offset by decreases of $80,000 and $51,000 due to lower variable interest rates at IOT's commercial properties and apartments. Decreases of $87,000 were due to the sale of one apartment and $111,000 was due to the sale of two unimproved land parcels in the third quarter of 2000. Interest expense for the nine months ended September 30, 2001, increased to $4.6 million from $4.0 million in the corresponding period in 2000. Of this increase, $420,000 and $1.5 million was due to the purchase of five apartments and one unimproved land parcel in 2000, and $124,000 was due to one loan refinanced in 2001. These increases were offset by decreases of $412,000 due to the sale of two commercial properties; $755,000 due to the sale of three apartments; and $181,000 due to the sale of two unimproved land parcels in 2000. The remaining decrease of $96,000 was due to lower variable interest rates at IOT's commercial properties and decreased principal balances.

         Depreciation expense for the three months ended September 30, 2001, increased to $614,000 from $566,000 in the corresponding period in 2000. This increase was due to $76,000 of tenant improvements at IOT's commercial properties offset by decreases of $28,000 due to the sale of one apartment in the third quarter of 2000. Depreciation expenses for the nine months ended September 30, 2001, decreased to $1.8 million from $1.9 million in the corresponding period in 2000. Of this decrease, $204,000 was due to the sale of two commercial properties and $232,000 was due to the sale of three apartments in 2000. These decreases were offset by an increase of $200,000 due to tenant improvements at IOT's commercial properties and an increase of $140,000 due to the purchase of five apartments in 2000.

         Advisory fee expense in the three and nine months ended September 30, 2001, was $179,000 and $570,000, as compared to $170,000 and $505,000 in the corresponding periods in 2000. The advisory fee is based on IOT's gross assets.

         Net income fee was $234,000 and $1.5 million in the three and nine months ended September 30, 2000. The net income fee is payable to IOT's advisor based on 7.5% of IOT's net income.

         General and administrative expense was $376,000 and $849,000 for the three and nine months ended September 30, 2001, as compared to $181,000 and $668,000 in the corresponding periods in 2000. The three and nine month increase was primarily due to an increase in professional fees, taxes, and advisor cost reimbursements.

         2000 COMPARED TO 1999. IOT reported net income of $16.8 million in 2000, as compared to net income of $1.3 million in 1999. Net income included gains on sale of real estate of $20.9 million in 2000 and gains on sale of real estate of $1.5 million in 1999. Fluctuations in these and the other components of revenue and expense are discussed in the following paragraphs.

         Rents decreased to $13.7 million in 2000 from $16.0 million in 1999. A decrease of $4.9 million was due to the sale of six income producing properties in 2000 and 1999. The decrease was offset in part by an increase of $1.4 million from the acquisition of six income producing properties in 2000 and fourth quarter of 1999 and an additional $1.2 million was from an increase in occupancy and rental rates at IOT's apartments and office buildings.

         Interest income increased to $319,000 in 2000 from the $29,000 in 1999. This increase was due to an increase in short-term investments, and from the funding of a note receivable in 2000.

         Property operations expense increased to $7.0 million in 2000 from $6.8 million in 1999. An increase in property operations expense of $1.7 million was due to six income producing properties being purchased in 2000 and the fourth quarter of 1999, offset by a decrease of $1.6 million from the sale of six income producing properties in 2000 and 1999.

         Interest expense decreased to $5.1 million in 2000 from $5.7 million in 1999. A decrease of $1.6 million was from the sale of eight properties subject to debt in 2000 and 1999 and offset by $1.0 million from the purchase of nine properties in 2000 and 1999.

         Depreciation expense decreased to $2.5 million in 2000 from $2.7 million in 1999. A decrease of $775,000 is from the sale of six properties in 2000 and 1999, offset by an increase of $297,000 from the purchase of five properties in 2000 and 1999 and an increase of $205,000 is from tenant improvements. Depreciation expense in 2001 is expected to approximate 2000.

         Advisory fee to affiliate increased to $664,000 in 2000 from $371,000 in 1999. The increase was attributable to a decrease in the operating expense limitation refund. See Note 8 to the IOT Consolidated Financial Statements -- "Advisory Agreement."

         The net income fee to affiliate increased to $1.4 million in 2000, from $81,000 in 1999. The increase was attributable to the increase in IOT's net income. The net income fee is based on 7.5% of IOT's net income.

         General and administrative expense increased to $1.5 million in 2000 from $747,000 in 1999. This increase was primarily due to an increase in legal fees, consultant fees, taxes and advisor cost reimbursements.

         Equity in income of partnerships was a loss of $61,000 in 2000 compared to income of $148,000. The decrease was due to the sale of two commercial properties by the Tri-City partnership in 1999.

         In 2000, gains on sale of real estate totaling $20.9 million were realized: $903,000 on the sale of La Monte Park Apartments, $1.2 million on the sale of Renaissance Parc Apartments, $1.9 million on the sale of Olympic Office Building, $13.1 million on the sale of Saratoga Office Building, $2.2 million on the sale of Eastpoint Apartments, $388,000 on the sale of Etheredge and Fambrough land and $1.3 million recognition of a deferred gain. In 1999, IOT recognized gains on sale of real estate totaling $1.5 million, $1.0 million being IOT's equity share of the gain recognized by Tri-City on the sale of two commercial properties, and $490,000 on IOT's sale of Town Center Plaza Shopping Center. See Note 2 to the IOT Consolidated Financial Statements -- "Real Estate" and Note 4 to the IOT Consolidated Financial Statements -- "Investment in Equity Method Partnerships."

         1999 COMPARED TO 1998. IOT reported net income of $1.3 million in 1999, as compared to a net loss of $679,000 in 1998. Net income in 1999 included gains on sale of real estate of $1.5 million whereas 1998's net loss included gains on sale of real estate of $180,000. The primary factors contributing to IOT's 1999 net income a re discussed in the following paragraphs.

         Rents increased to $16.0 million in 1999 from $14.3 million in 1998. Of this increase, $1.6 million was due to higher rents and occupancy rates, primarily at IOT's office buildings and $251,000 was attributable to a full year of operations of an office building construction of which was completed in 1998. This increase was partially offset by a decrease of $182,000 due to one office building being sold in 1999.

         Interest income decreased to $29,000 in 1999 from the $172,000 in 1998. This decrease was due to a decrease in short-term investment income and the August 1998 collection of a note receivable.

         Property operations expense increased to $6.8 million in 1999 from $6.5 million in 1998. This increase was attributable to a full year of operations of an office building construction of which was completed in 1998.

         Interest expense of $5.7 million in 1999 approximated the $5.8 million in 1998.

         Depreciation expense increased to $2.7 million in 1999 from $2.2 million in 1998. This increase was primarily due to an increase in the completion of office building construction.

         Advisory fee increased to $371,000 in 1999 from $329,000 in 1998. Such increase was attributable to an increase in IOT's gross assets, the basis for the fee and a decrease in the operating expense limitation refund. See Note 8 to the IOT Consolidated Financial Statements -- "Advisory Agreement."

         A net income fee of $81,000 was earned by the advisor in 1999, the result of IOT having net income. No fee was incurred in 1998.

         General and administrative expense of $747,000 in 1999 approximated the $755,000 in 1998.

         Equity in income of partnerships increased to $148,000 in 1999 from $113,000 in 1998. The increase was due to an equity partnership acquisition of Eton Square and to increased rental rates at the partnership's commercial properties.

         In 1999, IOT recognized gains on sale of real estate totaling $1.5 million, $1.0 million being IOT's equity share of the gain recognized by Tri-City on the sale of two commercial properties, and $490,000 on IOT's sale of Town Center Plaza in November. See Note 2 to the IOT Consolidated Financial Statements -- "Real Estate" and Note 4 to the IOT Consolidated Financial Statements -- "Investment in Equity Method Partnerships." In 1998, IOT recognized gains on sale of real estate totaling $180,000, its equity share of the gain recognized by Tri-City on the sale of two apartments.

ENVIRONMENTAL MATTERS

         Under various federal, state and local environmental laws, ordinances and regulations, IOT may be potentially liable for removal or remediation costs, as well as certain other potential costs, relating to hazardous or toxic substances (including governmental fines and injuries to persons and property) where property-level managers have arranged for the removal, disposal or treatment of hazardous or toxic substances. In addition, certain environmental laws impose liability for release of asbestos-containing materials into the air, and third parties may seek recovery for personal injury associated with such materials.

         IOT's management is not aware of any environmental liability relating to the above matters that would have a material adverse effect on IOT's business, assets or results of operations.

INFLATION

         The effects of inflation on IOT's operations are not quantifiable. Revenues from property operations tend to fluctuate proportionately with inflationary increases and decreases in housing costs. Fluctuations in the rate of inflation also affect the sales values of properties and the ultimate gain to be realized from property sales. To the extent that inflation affects interest rates, earnings from short-term investments and the cost of new financings as well as the cost of variable interest rate debt will be affected.

TAXES

         For the years 1998, 1999 and 2000, IOT elected and in the opinion of IOT's management qualified to be taxed as a REIT as defined under Sections 856 through 860 of the Code. To continue to qualify for federal taxation as a REIT, IOT is required to hold at least 75% of the value of its total assets in real estate assets, government securities, cash and cash equivalents at the close of each quarter of each taxable year. As a REIT, IOT is also required to distribute at least 95% of its REIT taxable income plus 95% of its net income from foreclosure property on an annual basis to stockholders.

               QUANTITATIVE AND QUALITATIVE DISCLOSURES REGARDING
                               MARKET RISK OF IOT

         IOT's future operations, cash flow and fair values of financial instruments are partially dependent upon the then existing market interest rates and market equity prices. Market risk is the changes in the market rates and prices and the affect of the changes on future operations. Market risk is managed by matching the property's anticipated net operating income to an appropriate financing.

         The following table contains only those exposures that existed at December 31, 2000. Anticipation of exposures or risk on positions that could possibly arise was not considered. IOT's ultimate interest rate risk and its affect on operations will depend on future capital market exposures, which cannot be anticipated with a probable assurance level. (Dollars in thousands.)

LIABILITIES

Notes Payable
Variable interest rate - fair value .........................$42,344

                    2001       2002       2003      2004       2005      THEREAFTER    TOTAL
                  -------    -------    -------    -------    -------    ----------   -------
Instrument's      $14,070    $11,435    $10,433    $ 2,732    $    --     $   225     $38,895
maturities

Instrument's          303        319        216         82         23       1,510       2,453
amortization

Interest            4,215      2,210      1,402        428        183       2,063      10,501

Average rate         11.2%       9.4%       9.2%       9.5%      10.4%       10.4%

Fixed interest                                                                        $11,212
rate-fair value
Instrument's      $    --    $    --    $    --    $    --    $    --     $11,178     $11,178
maturities

Instrument's          188        199        186        235        257         340       1,405
amortization

Interest            1,119      1,102      1,083      1,063      1,047       1,478       6,892
Average rate          9.0%       9.0%       9.0%       9.0%       9.0%        9.2%

         At September 30, 2001, IOT's exposure to a change in interest rates on its debt is as follows:

                                                   Weighted        Effect of 1%
                                                   Average         Increase In
                                      Balance    Interest Rate      Base Rates
                                      -------    -------------     ------------
Wholly-owned debt:
  Variable rate ...................   $25,040        8.56%             $250
                                      =======                          ====
Total increase in IOT's annual
   net loss .......................                                    $250
                                                                       ====
Per share.........................                                     $.17

                                MANAGEMENT OF IOT

                        DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information as of February 11, 2002 regarding IOT's executive officers and directors:

Name                       Age      Position
----                       ---      --------
Mark W. Branigan*           47      Executive Vice President - Residential
Henry A. Butler**           51      Director
Louis J. Corna*             54      Executive Vice President - Tax
Bruce A. Endendyk*          53      Executive Vice President
Ronald E. Kimbrough*        49      Executive Vice President and Chief Financial Officer
David W. Starowicz*         46      Executive Vice President - Acquisitions, Sales and Construction
Ted P. Stokely**            68      Director and Chairman of the Board
Martin L. White**           62      Director

         The business address of each director and executive officer is 1800 Valley View Lane, Suite 300, Dallas, Texas 75234. The business telephone number of each person is 469-522-4200. Each director and executive officer is a citizen of the United States.

         Although the board of directors is directly responsible for managing the affairs of IOT and for setting the policies which guide it, the day-to-day operations of IOT are performed by BCM, a contractual advisor under the supervision of the board. The duties of BCM include, among other things, locating, investigating, evaluating and recommending real estate and mortgage note investment and sales opportunities, as well as financing and refinancing sources. BCM also serves as a consultant in connection with IOT's business plan and investment decisions made by the board.

         BCM has been providing advisory services to IOT since March 28, 1989. Renewal of BCM's advisory agreement was approved by the board of directors on August 18, 2000. BCM also serves as advisor to TCI and directors of IOT are also directors of TCI. BCM also serves as advisor to ARL. The officers of IOT also serve as officers of ARL, TCI and BCM. As of January 31, 2002, ARL and TCI owned approximately 28.5% and 24%, respectively, of IOT's outstanding shares of common stock and BCM owned approximately 7.4% of IOT's outstanding shares of common stock.

         Since February 1, 1990, affiliates of BCM have provided property management services to IOT. Currently Triad provides such property management services. Triad subcontracts with other entities for the provision of property-level management services to IOT. The general

---------

* See "THE ADVISOR - BCM - Directors and Officers and Advisor" for background and business experience information.

** See "MANAGEMENT OF TCI - Directors and Executive Officers of TCI" for background and business experience information.

partner of Triad is BCM. The limited partners of Triad are Gene E. Phillips and GS Realty, which is a company not affiliated with Mr. Phillips or BCM. Triad subcontracts the property-level management and leasing of IOT's seven office buildings and the two commercial properties owned by real estate partnerships in which IOT and TCI are partners to Regis, a related party, which is a company also owned by GS Realty. Regis is entitled to receive property and construction management fees and leasing commissions in accordance with the terms of its property-level management agreement with Triad.

         Regis also is entitled to receive real estate brokerage commissions in accordance with the terms of a nonexclusive brokerage agreement.

         IOT has no employees. Employees of BCM render services to IOT.

                             EXECUTIVE COMPENSATION

         IOT has no employees, payroll or benefit plans and pays no compensation to its executive officers. The executive officers of IOT, who are also officers or employees of BCM, IOT's advisor, are compensated by BCM. Such executive officers perform a variety of services for BCM and the amount of their compensation is determined solely by BCM. BCM does not allocate the cash compensation of its officers among the various entities for which it serves as advisor. See "The Advisor" for a more detailed discussion of the compensation payable to BCM.

         The only remuneration paid by IOT is to the directors who are not officers or directors of BCM or its affiliated companies. The Independent Directors (1) review the business plan of IOT to determine that it is in the best interest of the stockholders, (2) review the advisory contract, (3) supervise the performance of IOT's advisor and review the reasonableness of the compensation paid to the advisor in terms of the nature and quality of services performed, (4) reviews the reasonableness of the total fees and expenses of IOT and (5) select, when necessary, a qualified independent real estate appraiser to appraise properties acquired.

         Each independent director receives compensation in the amount of $15,000 per year, plus reimbursement for expenses. The chairman of the board receives an additional fee of $1,500 per year. The members of the Audit Committee receive a fee of $250 for each committee meeting attended. In addition, each independent director receives an additional fee of $1,000 per day for any special services rendered by him to IOT outside of his ordinary duties as director, plus reimbursement of expenses.

         During 2000, $104,500 was paid to the independent directors in total directors' fees for all services including the annual fee for service during the period January 1, 2000 through December 31, 2000, and 2000 special service fees as follows: Richard W. Douglas, (a director until June 2000) $7,500; Larry E. Harley, (a director until June 2000) $7,500; R. Douglas Leonhard (a director until December 2001), $18,000, Murray Shaw, (a director until March 2001) $18,000; Ted P. Stokely, $19,000; Martin L. White, $17,250; and Edward G. Zampa (a director until December 2001), $19,250.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                              AND MANAGEMENT OF IOT

         Security Ownership of Certain Beneficial Owners. The following table sets forth the ownership of IOT's shares of Common Stock, both beneficially and of record, both individually and in the aggregate for those persons or entities known by IOT to be beneficial owners of more than 5% of its shares of Common Stock as of the close of business on February 11, 2002.






                                                                                                      Percentage
                                           Amount                      Shares of                       of Class        Shares of
                                            and                        Series G      Percentage         if the          Series H
                                          Nature of                    Preferred      of Class      Non-Affiliates     Preferred
                                          Beneficial                     Stock       if the Non-       Elect to          Stock
                                          Ownership                  Beneficially    Affiliates        Receive        Beneficially
                                            of IOT       Percent      Owned After     Elect to        Series G         Owned After
                                           Common          of           the TCI       Receive         Preferred         the IOT
Name of Beneficial Owner                    Stock       Class(1)         Merger        Cash(2)          Stock            Merger
------------------------                  ---------     --------     ------------    ----------     -------------     ------------
EQK Holdings, Inc.(4) .................     409,935       28.5%                --            --                --               --
American Realty
Investors, Inc.(4)(5) .................     409,935       28.5%                --            --                --               --
Transcontinental Realty
Investors, Inc.(4) ....................     345,728       24.0%                --            --                --               --
Basic Capital Management, Inc.(4) .....     106,802        7.4%         1,166,947          99.8%             29.0%         106,802

                                                                            Shares of ARL
                                                                             Common Stock
                                                                             Beneficially
                                                                            Owned After the
                                                                              TCI and IOT
                                                             Percentage         Mergers
                                                            of Class           Assuming
                                          Percentage           if the          Conversion
                                           of Class        Non-Affiliates       of all
                                            if the            Elect to         Series G
                                         Non-Affiliates       Receive             and
                                           Elect to          Series H         Series H
                                           Receive           Preferred        Preferred        Percentage
Name of Beneficial Owner                    Cash(3)            Stock            Stock           of Class
------------------------                 --------------    -------------    ---------------    ----------

EQK Holdings, Inc.(4) .................            --            --                  --               --
American Realty
Investors, Inc.(4)(5) .................            --            --                  --               --
Transcontinental Realty
Investors, Inc.(4) ....................            --            --                  --               --
Basic Capital Management, Inc.(4) .....           100%         15.6%          9,427,017             64.9%

---------

(1) Percentages are based upon 1,438,945 shares of IOT Common Stock outstanding at February 11, 2002.

(2) Percentage is based upon 1,168,774 shares of Series G Preferred Stock outstanding after the TCI merger if all persons not affiliated with ARL elect to receive cash and 4,021,854 shares of Series G Preferred Stock outstanding after the TCI merger if all persons not affiliated with ARL elect to receive Series G Preferred Stock.

(3) Percentage is based upon 106,802 shares of Series H preferred stock outstanding after the IOT merger if all persons not affiliated with ARL elect to receive cash and 683,282 shares of Series H Preferred Stock outstanding after the TCI merger if all persons not affiliated with ARL elect to receive Series H Preferred Stock.

(4) The business address of each of EQK Holdings, Inc., ARL, TCI and BCM is 1800 Valley View Lane, Suite 300, Dallas, Texas 75234.

(5) Includes 409,935 shares of IOT common stock which ARL may be deemed to beneficially own due to its sole ownership of EQK Holdings, Inc., which directly owns such shares.

         Security Ownership of Management. The following table sets forth the ownership of IOT's shares of common stock, both beneficially and of record, both individually and in the aggregate, for the directors and executive officers of IOT as of the close of business on February 11, 2002.






                                                                                                      Percentage
                                           Amount                      Shares of                       of Class        Shares of
                                            and                        Series G      Percentage         if the          Series H
                                          Nature of                    Preferred      of Class      Non-Affiliates     Preferred
                                          Beneficial                     Stock       if the Non-       Elect to          Stock
                                          Ownership                  Beneficially    Affiliates        Receive        Beneficially
                                            of TCI       Percent      Owned After     Elect to        Series G         Owned After
                                           Common          of           the TCI       Receive         Preferred         the IOT
Name of Beneficial Owner                    Stock       Class(1)         Merger        Cash(2)          Stock            Merger
------------------------                  ---------     --------     ------------    ----------     -------------     ------------
Mark W. Branigan(4)(5)(6) .............     862,465       59.9%         1,166,947          99.8%             29.5%         106,802
Henry A. Butler(4) ....................     345,728       24.0%                --            --                --               --
Louis J. Corna(4)(5)(6) ...............     862,465       59.9%         1,166,947          99.8%             29.5%         106,802
Bruce A. Endendyk(4)(5)(6) ............     862,465       59.9%         1,166,947          99.8%             29.5%         106,802
Ronald E. Kimbrough(4)(5)(6) ..........     862,465       59.9%         1,166,947          99.8%             29.5%         106,802
David W. Starowicz(4)(5)(6) ...........     862,465       59.9%         1,166,947          99.8%             29.5%         106,802
Ted P. Stokely(4) .....................     345,728       24.0%                --            --                --               --
Martin L. White(4).....................     345,728       24.0%                --            --                --               --
All Directors and Executive
   Officers as a group
   (8 individuals)(9) .................     862,465       59.9%         1,193,422          99.8%             29.5%         106,802

                                                                            Shares of ARL
                                                                             Common Stock
                                                                             Beneficially
                                                                            Owned After the
                                                                              TCI and IOT
                                                             Percentage         Mergers
                                                            of Class           Assuming
                                          Percentage           if the          Conversion
                                           of Class        Non-Affiliates       of all
                                            if the            Elect to         Series G
                                         Non-Affiliates       Receive             and
                                           Elect to          Series H         Series H
                                           Receive           Preferred        Preferred        Percentage
Name of Beneficial Owner                    Cash(3)            Stock            Stock           of Class
------------------------                 --------------    -------------    ---------------    ----------
Mark W. Branigan(4)(5)(6) .............       100%              15.6%           10,173,989        70.0%
Henry A. Butler(4) ....................        --               15.6%                   --          --
Louis J. Corna(4)(5)(6) ...............       100%              15.6%           10,173,989        70.0%
Bruce A. Endendyk(4)(5)(6) ............       100%              15.6%           10,188,989(7)     70.0%
Ronald E. Kimbrough(4)(5)(6) ..........       100%              15.6%           10,173,989        70.0%
David W. Starowicz(4)(5)(6) ...........       100%              15.6%           10,178,989(8)     70.0%
Ted P. Stokely(4) .....................        --                 --                37,500           *
Martin L. White(4).....................        --                 --                37,500           *
All Directors and Executive
   Officers as a group
   (8 individuals)(9) .................       100%              15.6%            10,268,989        70.3%

---------
* Less than 1%.


(1) Percentage is based upon 1,438,945 shares of Common Stock outstanding at February 11, 2002.

(2) Percentage is based upon 1,168,774 shares of Series G Preferred Stock outstanding after the TCI merger if all persons not affiliated with ARL elect to receive cash and 4,021,854 shares of Series G Preferred Stock outstanding after the TCI merger if all persons not affiliated with ARL elect to receive Series G Preferred Stock.

(3) Percentage is based upon 106,802 shares of Series H preferred stock outstanding after the IOT merger if all persons not affiliated with ARL elect to receive cash and 683,282 shares of Series H Preferred Stock outstanding after the TCI merger if all persons not affiliated with ARL elect to receive Series H Preferred Stock.

(4) Includes 345,728 shares of IOT common stock of which the directors of TCI may be deemed to beneficially own.

(5) Includes 409,935 shares of IOT common stock of which Messrs. Branigan, Corna, Endendyk, Kimbrough and Starowicz may be deemed to beneficially own due to their positions as executive officers or directors of ARL, which directly owns such shares.

(6) Includes 106,802 shares of IOT common stock over which Messrs. Branigan, Corna, Endendyk, Kimbrough and Starowicz may be deemed to beneficially own due to their positions as executive officers of BCM, which directly owns such shares.

(7) Includes 15,000 shares of ARL common stock issued upon the exercise of options granted to Mr. Endendyk under the ARL Option Plan.

(8) Includes 5,000 shares of ARL common stock issued upon the exercise of options granted to Mr. Starowicz under the ARL Option Plan.

(9) The directors and executive officers of IOT disclaim beneficial ownership of such shares. Each of the directors of ARL may be deemed to be beneficial owners of the shares owned by ARL by virtue of their positions as directors of ARL. Each of the directors of BCM may be deemed to be beneficial owners of the shares owned by BCM by virtue of their positions as directors of BCM. The directors of ARL and BCM disclaim such beneficial ownership.

PERFORMANCE GRAPH

         The following performance graph compares the cumulative total stockholder return on IOT's shares of common stock with the DJ Equity Index and the DJ Real Estate Index. The comparison assumes that $100 was invested on December 31, 1996, in IOT's shares of common stock and in each of the indices and further assumes the reinvestment of all distributions. Past performance is not necessarily an indicator of future performance.

                              [PERFORMANCE GRAPH]

                                            12/31/96   12/31/97   12/31/98   12/31/99  12/31/00  12/31/01
                                            --------   --------   --------   --------  --------  --------
Income Opportunity Realty Investors, Inc.      100        108         63         60        96       213
Dow Jones US Realty Index                      100        118         93         88       112       126
Dow Jones US Total Market Index                100        132        165        202       183       161

                            SECURITYHOLDER PROPOSALS

         Stockholders may submit proposals on matters appropriate for stockholder action at the special meetings consistent with Rule 14a-8 promulgated under the Exchange Act. Any proposal which a stockholder intends to present at the 2002 annual meeting must be received at the principal executive offices of ARL by April 1, 2002; of TCI by April 1, 2002; and of IOT by April 1, 2002 in order to be included in the proxy material for the meeting. If the one or both mergers are approved and completed, TCI and IOT, as the case may be, will not have a 2002 annual meeting.

                                  LEGAL MATTERS

         The validity of ARL preferred stock to be issued in connection with the business combination will be passed upon by Jackson Walker L.L.P.

                                     EXPERTS

         The financial statements and schedules included in this joint proxy statement and prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports appearing elsewhere herein and in the joint proxy statement and prospectus, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

         ARL, TCI and IOT file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document filed by ARL, TCI or IOT at the SEC's public reference room in Washington, D.C. The public reference room at the SEC's office in Washington, D.C. is located at 450 Fifth Street, N.W. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The companies' SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http:\\www.sec.gov." In addition, because the common stock of ARL and TCI are each listed on the NYSE, reports and other information concerning ARL (symbol: "ARL") and TCI (symbol:
"TCI") can also be inspected at the office of the NYSE, Inc., 20 Broad Street, New York, New York 10005. Because IOT's common stock is listed on the AMEX (symbol: "IOT"), reports and other information concerning IOT can also be inspected at the office of the AMEX, 86 Trinity Place, New York, New York 10006.

         ARL has filed a registration statement on Form S-4 to register with the SEC the Series G and Series H preferred stock to be delivered to the TCI and IOT stockholders in the business combination, and the shares of ARL common stock issuable upon conversion of the Series G and Series H preferred stock. This joint proxy statement and prospectus is a part of that registration statement and constitutes a prospectus of ARL in addition to being a proxy statement of ARL, TCI and IOT for the special meetings. As allowed by SEC rules, this joint proxy statement and prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

         You should rely only on the information contained or incorporated by reference in this joint proxy statement and prospectus to vote on the approval of the business combination.

Neither ARL, TCI nor IOT has authorized anyone to provide you with information that is different from what is contained in this joint proxy statement and prospectus. This joint proxy statement and prospectus is dated _______________, 2002. You should not assume that the information contained in the joint proxy statement and prospectus is accurate as of any date other than that date, and neither the mailing of this joint proxy statement and prospectus to stockholders nor the delivery of ARL preferred stock in the business combinations shall create any implication to the contrary.

         WE HAVE AUTHORIZED NO ONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION ABOUT EITHER OF THE PROPOSED MERGERS OR THE COMPANIES THAT DIFFERS FROM OR ADDS TO THE INFORMATION CONTAINED IN THIS DOCUMENT OR IN THE DOCUMENTS ARL, TCI AND IOT HAVE PUBLICLY FILED WITH THE SEC. THEREFORE, IF ANYONE SHOULD GIVE YOU ANY DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

         IF YOU LIVE IN A JURISDICTION WHERE IT IS UNLAWFUL TO OFFER TO EXCHANGE OR SELL, OR TO ASK FOR OFFERS TO EXCHANGE OR BUY, THE SECURITIES OFFERED BY THIS DOCUMENT, OR TO ASK FOR PROXIES, OR, IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE ACTIVITIES, THEN THE OFFER PRESENTED BY THIS DOCUMENT DOES NOT EXTEND TO YOU.

                                GLOSSARY OF TERMS

"10-Q Issuance Date" means the fifteenth day after the public issuance of ARL's form 10-Q.

"ADA" means the Americans with Disabilities Act.

"Affiliated Entities" means Mr. Phillips, BCM, ARL and ART.

"AMEX" means the American Stock Exchange.

"ARL" means American Realty Investors, Inc.

"ARL Option Plan" means the 1997 ARL Stock Option Plan.

"ART" means American Realty Trust, Inc., a wholly-owned subsidiary of ARL.

"BCM" means Basic Capital Management, Inc.

"Bordeaux" means Bordeaux Investments Two, LLC.

"CMET" means Continental Mortgage and Equity Trust.

"Code" means the Internal Revenue Code of 1986 as amended.

"DJ Equity Index" means Dow Jones Equity Market Index.

"DJ Real Estate Index" means Dow Jones Real Estate Investment Index.

"Engagement Letters" means the engagement letters of TCI and IOT retaining Houlihan Lokey Howard & Zukin Financial Advisors, Inc. dated October 4, 2001.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"EQK" means EQK Realty Investors, I.

"EQK Holdings" means EQK Holdings, Inc.

"FASB" means Financial Accounting Standards Board.

"GCLP" means Garden Capital L.P.

"Green Street" means Green Street Advisors, Inc.

"GS Realty" means GS Realty Services, Inc.

"Houlihan Lokey" means Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

"Income Producing Properties" means the income producing properties held by the Subject Companies.

"IOT" means Income Opportunity Realty Investors, Inc.

"Jor-Trans" means Jor-Trans Investors Limited Partnership.

"JNC" means JNC Enterprises, Inc.

"LTM Capitalization Rate Approach" means the adjusted net operating income for the twelve months ended September 30, 2001.

"Mr. Phillips" means Gene E. Phillips, a representative of a trust for the benefit of his children that directly owns BCM.

"NFY Capitalization Rate Approach" means the projected adjusted net operating income.

"NIA" means Nakash Income Associates.

"NM" means National Melrose, Inc.

"NMC" means NRLP Management Corp.

"NOLP" means National Operating, L.P.

"NRLP" means National Realty, L.P.

"NRS" means the Nevada Revised Statutes.

"NYSE" means the New York Stock Exchange.

"Olive Litigation" means the case styled Jack Olive, et. al. v. Gene E. Phillips, et. al., Case No. C89-4331-MHP pending in the United States District Court for the Northern District of California.

"One Realco" means One Realco Corporation.

"PWSI" means Pizza World Supreme, Inc.

"REIT" means Real Estate Investment Trust.

"Regis" means Regis Realty, Inc.

"Rosedale" means Rosedale Corporation

"SAC 9" means Sacramento Nine.

"SEC" means the Securities and Exchange Commission.

"Series F preferred stock" means the Series F redeemable preferred stock.

"Series G preferred stock" means the 10% Series G cumulative convertible preferred stock.

"Series H preferred stock" means the 10% Series H cumulative convertible preferred stock.

"Settlement Agreement" means the Second Amendment to the Modification of Stipulation of Settlement dated October 17, 2001 in the Olive Litigation.

"Subject Companies" means TCI, IOT or ARL.

"TCI" means Transcontinental Realty Investors, Inc.

"TCI Director Plan" means the TCI director stock option plan.

"Two Hickory" means ART Two Hickory Corporation

"Triad" means Triad Realty Services, Ltd.

"Tri-City" means Tri-City Limited Partnership.

"Warwick" means Warwick of Summit, Inc.

"World Trade" means World Trade Company, Ltd.

        INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES

Financial Statements of American Realty Investors, Inc.
     Consolidated Balance Sheets at September 30, 2001
      (Unaudited) and December 31, 2000.....................    F-3
     Consolidated Statements of Operations for each of the
      three month periods ended September 30, 2001, and 2000
      (Unaudited) and for each of the nine month periods
      ended September 30, 2001 and 2000 (Unaudited).........    F-4
     Consolidated Statement of Stockholders' Equity for the
      nine month period ended September 30, 2001
      (Unaudited)...........................................    F-5
     Consolidated Statements of Cash Flows for each of the
      nine month periods ended September 30, 2001 and 2000
      (Unaudited)...........................................    F-6
     Notes to Consolidated Financial Statements.............    F-8
     Report of Independent Certified Public Accountants.....   F-21
     Consolidated Balance Sheets at December 31, 2000 and
      1999..................................................   F-22
     Consolidated Statements of Operations for each of the
      Years ended December 31, 2000, 1999 and 1998..........   F-23
     Consolidated Statements of Stockholders' Equity for
      each of the Years ended December 31, 2000, 1999 and
      1998..................................................   F-24
     Consolidated Statements of Cash Flows for each of the
      Years ended December 31, 2000, 1999 and 1998..........   F-25
     Notes to Consolidated Financial Statements.............   F-28
     Schedule III -- Real Estate and Accumulated
      Depreciation..........................................   F-53
     Schedule IV -- Mortgage Loans on Real Estate...........   F-61
Financial Statements of Income Opportunity Realty Investors,
  Inc.
     Consolidated Balance Sheets at September 30, 2001
      (Unaudited) and December 31, 2000.....................   F-63
     Consolidated Statements of Operations for each of the
      three month periods ended September 30, 2001 and 2000
      (Unaudited) and for each of the nine month periods
      ended September 30, 2001 and 2000.....................   F-64
     Consolidated Statement of Stockholders' Equity for the
      nine month period ended September 30, 2001
      (Unaudited)...........................................   F-65
     Consolidated Statements of Cash Flows for each of the
      nine month periods ended September 30, 2001 and 2000
      (Unaudited)...........................................   F-66
     Notes to Consolidated Financial Statements.............   F-68
     Report of Independent Certified Public Accountants.....   F-72
     Consolidated Balance Sheets at December 31, 2000 and
      1999..................................................   F-73
     Consolidated Statements of Operations for each of the
      Years ended December 31, 2000, 1999 and 1998..........   F-74
     Consolidated Statements of Stockholders' Equity for
      each of the Years ended December 31, 2000, 1999 and
      1998..................................................   F-75
     Consolidated Statements of Cash Flows for each of the
      Years ended December 31, 2000, 1999 and 1998..........   F-76
     Notes to Consolidated Financial Statements.............   F-77
     Schedule III -- Real Estate and Accumulated
      Depreciation..........................................   F-89
     Schedule IV -- Mortgage Loans on Real Estate...........   F-91
Financial Statements of Transcontinental Realty Investors,
  Inc.
     Consolidated Balance Sheets at September 30, 2001
      (Unaudited) and December 31, 2000.....................   F-93

     Consolidated Statements of Operations for each of the
      three month periods ended September 30, 2001 and 2000
      (Unaudited) and for each of the nine month periods
      ended September 30, 2001 and 2000 (Unaudited).........   F-94
     Consolidated Statement of Stockholders' Equity for the
      nine month period ended September 30, 2001
      (Unaudited)...........................................   F-95
     Consolidated Statements of Cash Flows for each of the
      nine month periods ended September 30, 2001 and 2000
      (Unaudited)...........................................   F-96
     Notes to Consolidated Financial Statements.............   F-98
     Report of Independent Certified Public Accountants.....  F-108
     Consolidated Balance Sheets at December 31, 2000 and
      1999..................................................  F-109
     Consolidated Statements of Operations for the each of
      the Years ended December 31, 2000, 1999 and 1998......  F-110
     Consolidated Statements of Stockholders' Equity for
      each of the Years ended December 31, 2000, 1999 and
      1998..................................................  F-111
     Consolidated Statements of Cash Flows for each of the
      Years Ended December 31, 2000, 1999 and 1998..........  F-112
     Notes to Consolidated Financial Statements.............  F-114
     Schedule III -- Real Estate and Accumulated
      Depreciation..........................................  F-134
     Schedule IV -- Mortgage Loans on Real Estate...........  F-141

     ALL OTHER SCHEDULES ARE OMITTED BECAUSE THEY ARE NOT REQUIRED, ARE NOT APPLICABLE OR THE INFORMATION REQUIRED IS INCLUDED IN THE CONSOLIDATED FINANCIAL STATEMENTS OR THE NOTES THERETO.

                        AMERICAN REALTY INVESTORS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2001            2000
                                                              -------------   ------------
                                                                 (DOLLARS IN THOUSANDS,
                                                                   EXCEPT PER SHARE)
                                          ASSETS

Real estate held for investment.............................    $ 506,680      $ 559,461
Less -- accumulated depreciation............................     (130,567)      (148,690)
                                                                ---------      ---------
                                                                  376,113        410,771
Real estate held for sale...................................      228,476        242,973
Notes and interest receivable
  Performing ($20,019 in 2001 and $9,684 in 2000 from
     affiliates)............................................       23,914         13,346
  Nonperforming ($6,768 in 2001 and $1,540 in 2000 from
     affiliates)............................................        7,885          3,062
                                                                ---------      ---------
                                                                   31,799         16,408
Less -- allowance for estimated losses......................       (2,577)        (2,577)
                                                                ---------      ---------
                                                                   29,222         13,831
Pizza parlor equipment......................................       11,207         10,191
Less -- accumulated depreciation............................       (3,823)        (3,164)
                                                                ---------      ---------
                                                                    7,384          7,027
Leasehold interest -- oil and gas properties................        4,719             --
Less -- accumulated depletion...............................           (1)            --
                                                                ---------      ---------
                                                                    4,718             --
Oilfield equipment..........................................          361             --
Less -- accumulated depreciation............................          (17)            --
                                                                ---------      ---------
                                                                      344             --
Marketable equity securities, at market value...............          108            153
Cash and cash equivalents...................................        5,014          4,177
Investments in equity investees.............................       78,046         44,777
Intangibles, net of accumulated amortization ($2,566 in 2001
  and $2,233 in 2000).......................................       15,883         16,075
Other assets................................................       35,070         47,231
                                                                ---------      ---------
                                                                $ 780,378      $ 787,015
                                                                =========      =========

                           LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Notes and interest payable..................................    $ 582,139      $ 616,331
Margin borrowings...........................................       28,703         13,485
Accounts payable and other liabilities ($13,251 in 2001 and
  $3,030 in 2000 to affiliate)..............................       44,513         41,221
                                                                ---------      ---------
                                                                  655,355        671,037
Minority interest...........................................       37,634         42,576
Series F, 3,968.75 shares in 2001 (liquidation preference
  $3,969)...................................................        3,969             --
Stockholders' equity
Preferred Stock, $2.00 par value, authorized 50,000,000
  shares, issued and outstanding
  Series A, 2,724,910 shares in 2001 and 2,721,332 2000
     (liquidation preference $27,249).......................        4,850          4,843
  Series E, 50,000 shares in 2001 and 2000 (liquidation
     preference $500).......................................          100            100
Common Stock, $.01 par value; authorized 100,000,000 shares,
  issued 11,830,127 shares in 2001 and 11,829,217 in 2000...          118            118
Paid-in capital.............................................      112,195        112,301
Accumulated (deficit).......................................      (33,827)       (43,943)
Treasury stock at par, 1,637,000 shares in 2001 and
  1,718,749 shares in 2000..................................          (16)           (17)
                                                                ---------      ---------
                                                                   83,420         73,402
                                                                ---------      ---------
                                                                $ 780,378      $ 787,015
                                                                =========      =========

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                        AMERICAN REALTY INVESTORS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                              FOR THE THREE MONTHS ENDED    FOR THE NINE MONTHS ENDED
                                                     SEPTEMBER 30,                SEPTEMBER 30,
                                              ---------------------------   -------------------------
                                                  2001           2000          2001          2000
                                              ------------   ------------   -----------   -----------
                                                     (DOLLARS IN THOUSANDS, EXCEPT PER SHARE)
Property revenue
  Rents.....................................  $    32,712    $    34,708    $    98,748   $   105,211
  Property operations expenses..............       22,152         23,776         71,246        70,451
                                              -----------    -----------    -----------   -----------
          Operating income..................       10,560         10,932         27,502        34,760
Land operations
  Sales.....................................        8,229         89,285         41,806       108,238
  Cost of sales.............................        4,682         65,674         33,546        81,116
                                              -----------    -----------    -----------   -----------
          Gain on land sales................        3,547         23,611          8,260        27,122
Pizza parlor operations
  Sales.....................................        8,723          8,124         25,282        24,388
  Cost of sales.............................        7,164          6,798         20,715        20,138
                                              -----------    -----------    -----------   -----------
          Gross margin......................        1,559          1,326          4,567         4,250
Oil and gas operations
  Sales.....................................           97             --             97            --
  Operating expenses........................          186             --            186            --
                                              -----------    -----------    -----------   -----------
          Gross margin......................          (89)            --            (89)           --
Income from operations......................       15,577         35,869         40,240        66,132
Other income
  Interest income...........................          837            283          1,997         3,295
  Equity in income of investees.............        3,452          2,577          9,157         2,873
  Gain on sale of real estate...............       12,334          3,474         54,600        51,706
  Other.....................................          (19)           606             58           419
                                              -----------    -----------    -----------   -----------
                                                   16,604          6,940         65,812        58,293
Other expenses
  Interest..................................       19,061         19,580         56,242        60,153
  Depreciation, depletion and
     amortization...........................        4,490          4,001         13,169        12,909
  General and administrative................        4,610          2,873          9,083        11,705
  Advisory fee to affiliate.................        1,437          1,522          4,971         4,146
  Net income fee to affiliate...............       (1,128)            --            638            --
  Incentive fee to affiliate................        1,642             --          7,477            --
  Minority interest.........................        1,003          4,953          2,483        32,219
                                              -----------    -----------    -----------   -----------
                                                   31,115         32,929         94,063       121,132
                                              -----------    -----------    -----------   -----------
Income before income taxes..................        1,066          9,880         11,989         3,293
Provision for income taxes..................           --         (1,652)            --        (1,652)
                                              -----------    -----------    -----------   -----------
Net income..................................        1,066          8,228         11,989         1,641
Preferred dividend requirement..............         (620)          (590)        (1,868)       (1,661)
                                              -----------    -----------    -----------   -----------
Net income (loss) applicable to Common
  shares....................................  $       446    $     7,638    $    10,121   $       (20)
                                              ===========    ===========    ===========   ===========
Earnings per share
  Net income................................  $       .04    $       .76    $      1.00   $        --
                                              ===========    ===========    ===========   ===========
Weighted average Common shares used in
  computing earnings per share..............   10,193,217     10,013,087     10,141,840    10,496,364
                                              ===========    ===========    ===========   ===========

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                        AMERICAN REALTY INVESTORS, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001

                                  SERIES A    SERIES E
                                  PREFERRED   PREFERRED   COMMON   TREASURY   PAID-IN    ACCUMULATED   STOCKHOLDERS'
                                    STOCK       STOCK     STOCK     STOCK     CAPITAL     (DEFICIT)       EQUITY
                                  ---------   ---------   ------   --------   --------   -----------   -------------
                                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE)
Balance, January 1, 2001........   $4,843       $100       $118      $(17)    $112,301    $(43,943)       $73,402
Preferred dividends
  Series A Preferred Stock ($.75
     per share).................       --         --         --        --           --      (1,846)        (1,846)
  Series E Preferred Stock ($.45
     per share).................       --         --         --        --           --         (22)           (22)
Common Stock dividends (pre-
  merger).......................       --         --         --        --           --          (5)            (5)
Retirement of Treasury Stock....       --         --         --         1           (1)         --             --
Repurchase of Common Stock......       --         --         --        --         (133)         --           (133)
Series A Preferred Stock
  issued........................        7         --         --        --           28          --             35
Net income......................       --         --         --        --           --      11,989         11,989
                                   ------       ----       ----      ----     --------    --------        -------
Balance, September 30, 2001.....   $4,850       $100       $118      $(16)    $112,195    $(33,827)       $83,420
                                   ======       ====       ====      ====     ========    ========        =======

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                        AMERICAN REALTY INVESTORS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              FOR THE NINE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                              -------------------------
                                                                 2001          2000
                                                              -----------   -----------
                                                               (DOLLARS IN THOUSANDS)
Cash Flows From Operating Activities
  Rents collected...........................................   $  98,787     $ 105,131
  Pizza parlor sales collected..............................      25,075        24,422
  Interest collected........................................         397         4,553
  Distributions received from equity investees' operating
     cash flow..............................................          53         1,869
  Payments for property operations..........................     (79,693)      (81,625)
  Payments for pizza parlor operations......................     (20,804)      (20,030)
  Payments for oil and gas operations.......................        (175)           --
  Interest paid.............................................     (45,691)      (55,855)
  Advisory fee paid to affiliate............................      (4,971)       (4,146)
  Incentive fees paid to affiliate..........................      (1,646)           --
  Distributions to minority interest holders................      (2,697)       (6,159)
  General and administrative expenses paid..................      (9,079)      (11,705)
  Other.....................................................       1,239        10,110
                                                               ---------     ---------
          Net cash (used in) operating activities...........     (39,205)      (33,435)
Cash Flows From Investing Activities
  Collections on notes receivable...........................       4,929        39,930
  Pizza parlor equipment purchased..........................      (1,066)       (1,120)
  Proceeds from sale of real estate.........................     102,415       125,218
  Purchase of marketable equity securities..................          --        (5,307)
  Proceeds from sale of marketable equity securities........          --         5,170
  Notes receivable funded...................................     (13,959)      (17,260)
  Earnest money/escrow deposits.............................        (696)       (5,424)
  Investment in real estate entities........................     (36,975)        3,828
  Acquisition of real estate................................          --       (19,015)
  Construction and development..............................      (3,771)       (9,415)
  Real estate improvements..................................      (9,518)       (8,587)
  Acquisition of leasehold interests........................        (350)           --
  Purchase of oil field equipment...........................        (361)           --
                                                               ---------     ---------
          Net cash provided by investing activities.........      40,648       108,018
Cash Flows from Financing Activities
  Proceeds from notes payable...............................     136,832       136,321
  Payments on notes payable.................................    (144,314)     (152,871)
  Deferred borrowing costs..................................      (7,633)       (6,690)
  Net (payments) to/advances from affiliates................       1,028       (34,208)
  Issuance of Series E Preferred Stock......................          --           500
  Margin borrowings, net....................................      15,073       (10,953)
  Preferred dividends paid..................................      (1,454)       (1,661)
  Repurchase of Common Stock................................        (133)         (746)

                        AMERICAN REALTY INVESTORS, INC.

                                                              FOR THE NINE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                              -------------------------
                                                                 2001          2000
                                                              -----------   -----------
                                                               (DOLLARS IN THOUSANDS)
  Common dividends paid.....................................          (5)           --
                                                               ---------     ---------
          Net cash (used in) financing activities...........        (606)      (70,308)
          Net increase in cash and cash equivalents.........         837         4,275
Cash and cash equivalents, beginning of period..............       4,177         2,479
                                                               ---------     ---------
Cash and cash equivalents, end of period....................   $   5,014     $   6,754
                                                               =========     =========
Reconciliation of net income to net cash (used in) operating activities
  Net income................................................   $  11,989     $   1,641
  Adjustments to reconcile net income to net cash (used in)
     operating activities
  Depreciation, depletion and amortization..................      13,169        12,909
     Gain on sale of real estate............................     (62,860)      (78,828)
     Distributions from equity investees' operating cash
      flow..................................................          53         1,869
     Increase (decrease) in minority interest...............        (214)       26,060
     Equity in (income) of investees........................      (9,157)       (2,873)
     (Increase) decrease in accrued interest receivable.....      (1,600)        1,258
     Decrease in other assets...............................      11,294        17,666
     Increase/(decrease) in accrued interest payable........          28        (3,723)
     (Decrease) in accounts payable and other liabilities...      (1,907)       (9,414)
                                                               ---------     ---------
          Net cash (used in) operating activities...........   $ (39,205)    $ (33,435)
                                                               =========     =========
Schedule of noncash investing and financing activities
  Notes payable from acquisition of real estate.............   $   2,549     $   6,262
  Notes payable assumed by buyer on sale of properties......      30,263        32,460
  Notes receivable from sale of real estate.................       4,329         2,790
  Exchange of real estate at carrying value.................       3,726         2,989
  Common Stock issued in exchange for NRLP units............          --        25,817
  Issuance of Series A Preferred Stock......................          35         1,213
  Issuance of Series F Preferred Stock......................       3,969            --
  Purchase accounting writedown.............................          --       (35,846)

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                        AMERICAN REALTY INVESTORS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  BASIS OF PRESENTATION

     The accompanying Consolidated Financial Statements have been prepared in conformity with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Dollar amounts in tables are in thousands, except per share amounts. Certain balances for 2000 have been reclassified to conform to the 2001 presentation.

     Operating results for the nine month period ended September 30, 2001, are not necessarily indicative of the results that may be expected for the year ending December 31, 2001. For further information, refer to the Consolidated Financial Statements and Notes thereto included in ARI's Annual Report on Form 10-K for the year ended December 31, 2000 (the "2000 Form 10-K").

NOTE 2.  NOTES RECEIVABLE

     In September 1999, in conjunction with the sale of two apartments, $2.1 million in purchase money financing was provided, secured by limited partnership interests in two limited partnerships owned by the buyer. The financing bore interest at 16.0% per annum, required monthly payments of interest only at 6.0%, beginning in February 2000 and a $200,000 principal paydown in December 1999, which was not received, and matured in August 2000. ARI had the option to obtain the buyer's general and limited partnership interests in the collateral partnerships in full satisfaction of the financing. In March 2000, ARI agreed to forbear foreclosing on the collateral securing the note, and released one of the partnership interests, in exchange for payment of $250,000 and executed deeds of trusts on certain properties owned by the borrower. In March 2000, the borrower made a $1.1 million payment, upon receipt of which ARI returned the deeds of trust and terminated the option agreement. The borrower executed a replacement promissory note for the remaining note balance of $1.0 million, which is unsecured, non-interest bearing and matures in April 2003. In April 2000, ARI funded a $100,000 loan to the borrower. The loan is secured by five second lien deeds of trust, is non-interest bearing and matured in September 2001. At November 2001, extension terms are being negotiated.

     In April 2000, a loan with a then principal balance of $1.2 million, secured by a pledge of a partnership interest in a partnership which owns real estate in Addison, Texas, matured. In February 2001, the principal balance was increased to $1.6 million, the interest rate was increased to 18.0% per annum, and the maturity date was extended to June 2001. At November 2001, extension terms are being negotiated.

     At December 31, 2000, a loan with a principal balance of $404,000 to La Quinta Partners, LLC, was in default. In March 2001, a settlement was reached, whereby ARI collected $410,000 in full satisfaction of the note including accrued but unpaid interest.

     In July 2000, ARI sold a 749.1 acre tract of its Keller land parcel for $10.0 million, receiving $8.7 million in cash and providing purchase money financing of the remaining $1.3 million of the sales price. The loan bears interest at 12.0% per annum. In September 2000, $500,000 in principal and interest was collected. All remaining principal and interest was due July 31, 2001. The loan was secured by 100% of the shares of DM Development, Inc. and an assignment of land sales proceeds. The loan had a principal balance of $817,000 at December 31, 2000. In March 2001, the loan was collected in full, including accrued but unpaid interest.

     In August 2000, ARI sold a 20.5 acre tract of its Mason Goodrich land parcel for $3.6 million, receiving $2.1 million in cash and providing purchase money financing of the remaining $1.5 million of the sales price. The loan matured in December 2000. In February 2001, the loan was collected in full, including accrued but unpaid interest.

                        AMERICAN REALTY INVESTORS, INC.

     In March 2001, ARI sold a 20.0 acre tract of its Katrina land parcel for $2.8 million, receiving $700,000 in cash and providing purchase money financing of the remaining $2.1 million of the sales price. The loan bears interest at 12.0% per annum and matured in July 2001. All principal and interest were due at maturity. At November 2001, extension terms are being negotiated.

     In April 2001, ARI sold a 20.0 acre tract of its Katrina land parcel for $2.9 million receiving $700,000 in cash and providing purchase money financing of the remaining $2.2 million of the sales price. The loan bore interest at 10.0% per annum and matured in June 2001. In May 2001, ARI sold an 80% senior interest in the note to a financial institution. In June 2001, the interest rate was increased to 12.0% and the maturity date was extended to August 2001. All principal and accrued but unpaid interest are due at maturity. In July 2001, the note was collected in full, including accrued but unpaid interest.

     Related Party. In March 2001, ARI funded $13.6 million of a $15.0 million unsecured line of credit to One Realco Corporation ("One Realco") which owns approximately 14.7% of the outstanding shares of ARI's Common Stock. The line of credit bears interest at 12.0% per annum. All principal and interest are due at maturity in February 2002. The line of credit is guaranteed by Basic Capital Management, Inc, ("BCM"), ARI's advisor.

     In October 1999, ARI funded a $4.7 million loan to Realty Advisors, Inc., an affiliate. The loan is secured by all of the outstanding shares of common stock of American Reserve Life Insurance Company. The loan bears interest at 10.25% per annum and matured in November 2001. In January 2000, $100,000 in principal was collected. All remaining principal and accrued interest were due at maturity. A three year extension has been agreed upon, pending a change in collateral.

     In December 2000, an unsecured loan with a principal balance of $1.6 million to Warwick of Summit, Inc. ("Warwick") matured. All principal and interest were due at maturity. At September 2001, the loan, and $390,000 of accrued interest, remained unpaid. At November 2001, settlement terms are being negotiated. Richard D. Morgan, a Warwick shareholder, served as a director of ARI until October 2001.

     In December 2000, a loan with a principal balance of $1.6 million to Bordeaux Investments Two, L.L.C. ("Bordeaux"), matured. The loan is secured by
(1) a 100% interest in Bordeaux, which owns a shopping center in Oklahoma City, Oklahoma; (2) 100% of the stock of Bordeaux Investments One, Inc., which owns
6.5 acres of undeveloped land in Oklahoma City, Oklahoma; and (3) the personal guarantees of the Bordeaux members. At September 2001, the loan, and $436,000 of accrued interest, remained unpaid. At November 2001, settlement terms are being negotiated. Richard D. Morgan, a Bordeaux member, served as a director of ARI until October 2001.

     In March 2000, a loan with a principal balance of $2.4 million to Lordstown, L.P., matured. The loan is secured by a second lien on land in Ohio and Florida, by 100% of the general and limited partner interest in Partners Capital, Ltd., the limited partner of Lordstown, L.P., and a profits interest in subsequent land sales. At September 2001, the loan, and $687,000 of accrued interest, remained unpaid. At November 2001, settlement terms are being negotiated. A corporation controlled by Richard D. Morgan is the general partner of Lordstown, L.P. Mr. Morgan served as a director of ARI until October 2001.

                        AMERICAN REALTY INVESTORS, INC.

NOTE 3.  REAL ESTATE

     In 2001, ARI sold the following properties:

                                                 UNITS/          SALES    NET CASH      DEBT      GAIN (LOSS)
PROPERTY                    LOCATION        SQUARE FEET/ACRES    PRICE    RECEIVED   DISCHARGED     ON SALE
--------                    --------        -----------------   -------   --------   ----------   -----------
First Quarter
APARTMENTS
Carriage Park........  Tampa, FL                    46 Units    $ 2,005    $  757     $ 1,069       $   663
Rockborough..........  Denver, CO                  345 Units     16,675     3,654      12,215(1)     13,471
SHOPPING CENTER
Regency Pointe.......  Jacksonville, FL       67,063 Sq. Ft.      7,350     5,126       1,500         2,292
LAND
Frisco Bridges.......  Collin County, TX          27.8 Acres      4,500     4,130          --            25
Katrina..............  Palm Desert, CA            20.0 Acres      2,831      (124)        596            --(2)
Las Colinas..........  Las Colinas, TX             1.7 Acres        825       233         400           539
Plano Parkway........  Plano, TX                  11.3 Acres      1,445       312         950            --
Scoggins.............  Tarrant County, TX        232.8 Acres      2,913       892       1,800           181
Scout................  Tarrant County, TX        408.0 Acres      5,087     1,586       3,200         2,969
Tree Farm............  Dallas County, TX          10.4 Acres      2,888       (87)      2,644            75
Second Quarter
APARTMENTS
Kimberly Woods.......  Tucson, AZ                  279 Units      8,450     1,667       6,191(1)      6,052
Place One............  Tulsa, OK                   407 Units     12,935     3,310       7,539         8,623
Shadowood............  Addison, TX                 184 Units      7,125     1,980       4,320         4,644
Glenwood.............  Addison, TX                 168 Units      6,650     3,166       2,549          (560)
Bent Tree............  Addison, TX                 292 Units     12,050     2,480       8,867         7,081
LAND
Katrina..............  Palm Desert, CA            20.0 Acres      2,940        78          --           516
Mason/Goodrich.......  Houston, TX                22.1 Acres      4,168       (34)      3,750         2,896
Plano Parkway........  Plano, TX                  12.0 Acres        740       672          --          (991)
Yorktown.............  Harris County, TX         120.4 Acres      5,239      (160)      4,991        (1,497)
Third Quarter
APARTMENTS
Club Mar.............  Sarasota, FL                248 Units      8,500     1,905       6,199(1)      2,328
Covered Bridge.......  Gainesville, FL             176 Units      7,900     2,463       4,339         5,982
Crossing at Church...  Tampa, FL                    52 Units      1,880       750         948           623
Ashford..............  Tampa, FL                    56 Units      2,145       593       1,182          (985)
Chalet I.............  Topeka, KS                  162 Units      5,650     1,288       4,108(1)      3,952
Chalet II............  Topeka, KS                   72 Units      2,100       485       1,550(1)        434

                        AMERICAN REALTY INVESTORS, INC.

                                                 UNITS/          SALES    NET CASH      DEBT      GAIN (LOSS)
PROPERTY                    LOCATION        SQUARE FEET/ACRES    PRICE    RECEIVED   DISCHARGED     ON SALE
--------                    --------        -----------------   -------   --------   ----------   -----------
LAND
Elm Fork.............  Denton County, TX          10.0 Acres      1,002       (30)        958           284
Katrina..............  Palm Desert, CA             6.1 Acres      1,196     1,108          --           570
Chase Oaks...........  Plano, TX                  22.3 Acres      2,874       663       2,027           870
Nashville............  Nashville, TN               2.0 Acres         26        (1)         24           (82)
Nashville............  Nashville, TN               1.2 Acres          8        --           4          (959)
Rasor................  Plano, TX                   6.6 Acres        350       267          --            34
Katrina..............  Palm Desert, CA             2.2 Acres        800       (24)        737           514
Chase Oaks...........  Plano, TX                   4.9 Acres      1,973     1,832          --         1,416
FOURTH QUARTER
APARTMENTS
Nora Pines...........  Indianapolis, IN            254 Units      9,850     2,548       5,574         6,631
LAND
Katrina..............  Palm Desert, CA             1.4 Acres        284        (9)        253           117

---------------

(1) Debt assumed by purchaser.

(2) Gain deferred until ARI-provided financing is collected.

     In 2000, ARI sold the following properties:

                                                 UNITS/          SALES    NET CASH      DEBT      GAIN (LOSS)
PROPERTY                    LOCATION        SQUARE FEET/ACRES    PRICE    RECEIVED   DISCHARGED     ON SALE
--------                    --------        -----------------   -------   --------   ----------   -----------
First Quarter
APARTMENTS
Summerwind...........  Reseda, CA                  172 Units    $ 9,000    $3,082     $ 5,568(1)    $ 6,684
Windtree.............  Reseda, CA                  159 Units      8,350     2,911       5,063(1)      6,170
Whispering Pines.....  Canoga Park, CA             102 Units      5,300     1,597       3,437(1)      3,106
SHOPPING CENTER
Katella Plaza........  Orange, CA             62,290 Sq. Ft.      1,814       283       1,188           194
LAND
Duchense.............  Duchense, UT                420 Acres         43        42          --            16
Frisco Bridges.......  Collin County, TX         15.00 Acres      2,675       706       2,000           297
Frisco Bridges.......  Collin County, TX         19.74 Acres      2,971        --          --(2)         --
Mason/Goodrich.......  Houston, TX                 1.1 Acres        129        --         116            70
Mason/Goodrich.......  Houston, TX                12.8 Acres      2,536        --       1,803         1,783
Nashville............  Nashville, TN               2.6 Acres        405        --         345           225
Rasor................  Plano, TX                 43.01 Acres      1,850        --       1,604            58
SECOND QUARTER
APARTMENTS
Pines................  Little Rock, AR             257 Units      4,650     1,281       3,063         2,441
Four Seasons.........  Denver, CO                  384 Units     16,600     6,543       9,220(1)      8,191
Sherwood Glen........  Urbandale, IA               180 Units      6,250     1,244       4,626(1)      4,161

                        AMERICAN REALTY INVESTORS, INC.

                                                 UNITS/          SALES    NET CASH      DEBT      GAIN (LOSS)
PROPERTY                    LOCATION        SQUARE FEET/ACRES    PRICE    RECEIVED   DISCHARGED     ON SALE
--------                    --------        -----------------   -------   --------   ----------   -----------
OFFICE BUILDING
Marina Playa.........  Santa Clara, CA       124,205 Sq. Ft.     25,750     7,737       7,766        17,285
LAND
Rasor................  Plano, TX                   5.4 Acres        915        --         915           705
Salmon River.........  Salmon River, ID            3.0 Acres         45        44          --            38
Valley Ranch.........  Irving, TX                 22.4 Acres      1,455        --       1,375          (585)
Parkfield............  Denver, CO                  2.6 Acres        615        (1)        584           512
Frisco Bridges.......  Collin County, TX          24.3 Acres      4,194      (435)      4,000           259
Vista Business
  Park...............  Travis County, TX           5.4 Acres        620        14         577           173
McKinney Corners II..  Collin County, TX          14.6 Acres        500      (599)      1,050           (40)
THIRD QUARTER
APARTMENTS
Fair Oaks............  Euless, TX                  208 Units      6,850       609       5,711         3,474
LAND
Mason/Goodrich.......  Houston, TX                 6.8 Acres      1,198       114         991           807
McKinney Corners
  I,II,III,IV,V......  Collin County, TX          82.0 Acres      9,150       613       8,123         1,638
Parkfield............  Denver, CO                326.8 Acres     13,164     7,969       3,279         3,768
Rasor................  Plano, TX                  41.1 Acres      3,779     3,587          --         1,902
Pantex...............  Collin County, TX         182.5 Acres      8,160        --       4,546(1)        959
Rowlett Creek........  Collin County, TX          80.4 Acres      2,262       919       1,173           462
Vann Cattle..........  Collin County, TX         126.6 Acres      3,564     1,872       1,471         1,257
Mastenbrook..........  Collin County, TX         157.9 Acres      4,445     1,890       2,275           747
Wakefield............  Collin County, TX          70.3 Acres      1,981     1,239         612           478
Nashville............  Nashville, TN               3.0 Acres        523        19         450           310
Keller...............  Tarrant County, TX        749.1 Acres     10,000     3,892       4,500         3,373
Frisco Bridges.......  Collin County, TX         127.4 Acres     27,500     7,411      18,570         6,954
Mason/Goodrich.......  Houston, TX                20.5 Acres      3,560       497       1,308           956

---------------

(1) Debt assumed by purchaser.

(2) Exchanged for 3.25 acres of Clark land.

     In 2001, ARI purchased the following properties:

                                          UNITS/         PURCHASE   NET CASH      DEBT      INTEREST   MATURITY
PROPERTY                LOCATION     SQUARE FEET/ACRES    PRICE       PAID      INCURRED      RATE       DATE
--------                --------     -----------------   --------   --------    --------    --------   --------
First Quarter
APARTMENTS
Glenwood.............  Addison, TX         168 Units     $ 6,246     $   --(1)   $2,549(2)    9.25%     10/04

---------------

(1) 8.88 acres of Hollywood Casino land and 10.5 acres of Vista Ridge land given as consideration. Exchanged with a related party.

(2) Assumed debt of seller. Exchanged with a related party.

                        AMERICAN REALTY INVESTORS, INC.

     In 2000, ARI purchased the following properties:

                                                UNITS/
                                             SQUARE FEET/    PURCHASE   NET CASH     DEBT     INTEREST   MATURITY
PROPERTY                    LOCATION         ACRES/ROOMS      PRICE       PAID     INCURRED     RATE       DATE
--------                    --------        --------------   --------   --------   --------   --------   --------
FIRST QUARTER
LAND
Clark................  Farmers Branch, TX       3.25 Acres    $2,989     $   --     $   --(2)     --%        --
Kelly lots...........  Collin County, TX         .75 Acres       130         20        100(1)   10.0      03/10
Mastenbrook..........  Collin County, TX      157.86 Acres     3,200        704      2,400(1)    9.0      09/00
SECOND QUARTER
LAND
Sladek...............  Travis County, TX        63.3 Acres       712        316        427(1)   10.0      05/04
THIRD QUARTER
HOTEL
Grand Hotel            Sofia, Bulgaria
  Sofia(3)...........                            145 Rooms    17,975     17,975         --        --         --

---------------

(1) Seller financing.

(2) Exchanged for 19.74 acres of Frisco Bridges land.

(3) Related Party. ARI purchased 100% of the outstanding stock of World Trade Company, Ltd., owner of an 80% interest in the hotel, from One Realco Corporation, an affiliate, for $18.0 million in cash.

NOTE 4.  OIL AND GAS OPERATIONS

     In May 2001, ARI purchased the leasehold interests in 37 oil and gas mineral development properties, which include 131 drilled wells. The total proved reserves are 6.5 million barrels of oil and 3.3 billion cubic feet of natural gas. The total purchase price was $4.7 million, plus a 40% profit participation. The Operator's Interest was purchased for $375,000, with $25,000 cash paid at closing. ARI gave a note payable for the remaining $350,000. The note bears no interest, and matures in May 2002. Monthly principal payments of $25,000 are required. The Working Interests were purchased for $4.3 million, with $125,000 cash paid at closing. ARI gave a note payable for $250,000. The note bears no interest, and matures in November 2001. One-half of the principal was paid in August 2001. The remaining $4.0 million was paid by issuing 3,968.75 shares of ARI Series F Preferred Stock, which is redeemable quarterly in an amount equal to 20% of net cash flow from the oil and gas operations. The stock has a liquidation value of $1,000 per share, and pays no dividends. Through September 2001, sales have totaled $97,000, total operating expenses are $186,000, and oilfield equipment purchases have been $361,000.

NOTE 5.  INVESTMENTS IN EQUITY INVESTEES

     Real estate entities. ARI's investment in real estate entities at September 30, 2001, included equity securities of two affiliated publicly traded real estate investment companies, Income Opportunity Realty Investors, Inc. ("IORI") and Transcontinental Realty Investors, Inc. ("TCI"), and interests in real estate joint venture partnerships. BCM, ARI's advisor, serves as advisor to IORI and TCI.

     ARI accounts for its investment in IORI and TCI and the joint venture partnerships using the equity method. Substantially all of the equity securities of IORI and TCI are pledged as collateral for borrowings. See Note 8. "Margin Borrowings."

                        AMERICAN REALTY INVESTORS, INC.

     ARI's investment in real estate entities at September 30, 2001 was as follows:

                                   PERCENTAGE       CARRYING        EQUIVALENT
                                    OF ARI'S        VALUE OF      INVESTEE BOOK      MARKET VALUE
                                  OWNERSHIP AT    INVESTMENT AT      VALUE AT      OF INVESTMENT AT
                                  SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,     SEPTEMBER 30,
INVESTEE                              2001            2001             2001              2001
--------                          -------------   -------------   --------------   ----------------
IORI............................      28.49%         $ 6,872         $ 10,109          $ 5,329
TCI.............................      49.99%          68,837          108,777           53,275
                                                     -------                           -------
                                                      75,709                           $58,604
                                                                                       =======
Other...........................                       2,337
                                                     -------
                                                     $78,046
                                                     =======

     Management continues to believe that the market value of both IORI and TCI undervalues their assets, and, therefore, ARI may continue to increase its ownership in these entities in 2001, as its liquidity permits. On October 3, 2000, ARI and IORI entered into a stock option agreement which provided IORI and ARI with an option to purchase 1,858,900 shares of Common Stock of TCI from a third party. On October 19, 2000, IORI assigned all of its rights to purchase such shares to ARI. The total cost to purchase the TCI shares was $30.8 million. In October 2000, ARI paid $5.6 million of the option price. In April 2001, the remainder of the option price was paid and ARI acquired the TCI shares.

     Set forth below is summarized results of operations of equity investees for the nine months ended September 30, 2001:

Revenues....................................................   $115,641
Equity in income of partnerships............................     (2,886)
Property operating expenses.................................     83,562
Depreciation................................................     16,578
Interest expense............................................     35,949
                                                               --------
(Loss) before gains on sale of real estate..................    (23,334)
Gain on sale of real estate.................................     46,485
                                                               --------
Net income..................................................   $ 23,151
                                                               ========

     ARI's share of equity investees' loss before gains on the sale of real estate was $8.8 million for the nine months ended September 30, 2001, and its share of equity investees' gains on sale of real estate was $18.0 million for the nine months ended September 30, 2001.

     ARI's cash flow from IORI and TCI is dependent on the ability of each of them to make distributions. In the fourth quarter of 2000, IORI and TCI suspended distributions.

     In June 2000, ARI sold 1.6 million shares of TCI stock, resulting in a $7.7 million loss, and 54,000 shares of IORI stock, resulting in a $246,000 loss. These losses are included in equity income (loss) of investees on the Statement of Operations.

     ART Florida Portfolio II, Ltd. In June 2000, Vestavia Lakes Apartments partnership, in Orlando, Florida, in which ART Portfolio II, Ltd. owned an interest, was sold. A loss was incurred on the sale, of which ARI's share was $967,000, which is included in equity income (loss) of investees in the accompanying Consolidated Financial Statements.

                        AMERICAN REALTY INVESTORS, INC.

     Elm Fork Ranch, L.P. In June 2000, ARI sold its partnership interests for $2.0 million in cash, retaining an option to repurchase its interests. In January 2001, ARI purchased 100% of the partnership interests for $9.2 million, including financing of $9.0 million.

NOTE 6.  MARKETABLE EQUITY SECURITIES -- TRADING PORTFOLIO

     Since 1994, ARI has been purchasing equity securities of entities other than those of IORI and TCI to diversify and increase the liquidity of its margin accounts. In the first nine months of 2001, ARI did not purchase or sell any such securities. These equity securities are considered a trading portfolio and are carried at market value. At September 30, 2001, ARI recognized an unrealized decrease in the market value of its trading portfolio securities of $43,000. Unrealized and realized gains and losses on trading portfolio securities are included in other income in the accompanying Consolidated Statements of Operations.

NOTE 7.  NOTES PAYABLE

     In 2001, ARI financed/refinanced or obtained second mortgage financing on the following:

                                              ACRES/ROOMS/       DEBT        DEBT      NET CASH   INTEREST   MATURITY
PROPERTY                     LOCATION          SQUARE FEET     INCURRED   DISCHARGED   RECEIVED     RATE       DATE
--------                     --------        ---------------   --------   ----------   --------   --------   --------
First Quarter
LAND
Mason/Goodrich........  Houston, TX              235.0 Acres    $6,750     $    --      $6,302    14.00%      01/02
Pioneer Crossing......  Austin, TX               350.1 Acres     7,000          --       6,855     16.90      03/05
Pioneer Crossing......  Austin, TX                14.5 Acres     2,500          --       2,350     14.50      01/02
Second Quarter
LAND
Hollywood Casino......  Farmers Branch, TX        51.7 Acres     2,500(1)       --       1,916      9.00      04/03
Valwood...............  Dallas County, TX         19.4 Acres        --(1)       --          --        --         --
Katrina...............  Palm Desert, CA          300.5 Acres    22,000      15,584       4,417     12.50(2)   10/02
Jeffries Ranch........  Oceanside, CA             82.4 Acres     5,250(3)      750       3,944     14.50      06/02
Willow Springs........  Riverside, CA          1,485.7 Acres        --(3)       --          --        --         --
HOTEL
Williamsburg
  Hospitality House...  Williamsburg, VA(4)        296 Rooms    10,309          --       9,851     36.00      01/02
SHOPPING CENTER
Cullman...............  Cullman, AL           92,486 Sq. Ft.        --(3)      129          --        --         --
Third Quarter
APARTMENTS
Woodlake..............  Carrollton, TX             256 Units        --(5)       --          --        --         --
Sun Hollow............  El Paso, TX                216 Units        --(5)       --          --        --         --
Waters Edge III.......  Gulfport, MS               238 Units        --(5)       --          --        --         --
OFFICE BUILDING
Centura Tower.........  Farmers Branch, TX   410,910 Sq. Ft.    28,739      28,384        (526)    10.50      07/02
Rosedale Towers.......  Minneapolis, MN       84,798 Sq. Ft.     7,500(5)       --       7,500      5.00      07/02
LAND
Marine Creek..........  Fort Worth, TX            54.2 Acres     1,500         750         701      9.00      01/03
Mercer Crossing.......  Carrollton, TX            31.3 Acres     2,937       1,986          16     13.00      03/03
Chase Oaks............  Plano, TX                  6.9 Acres     1,633       1,000         425     13.00      03/03

                        AMERICAN REALTY INVESTORS, INC.

                                              ACRES/ROOMS/       DEBT        DEBT      NET CASH   INTEREST   MATURITY
PROPERTY                     LOCATION          SQUARE FEET     INCURRED   DISCHARGED   RECEIVED     RATE       DATE
--------                     --------        ---------------   --------   ----------   --------   --------   --------
Vista Ridge LI........  Lewisville, TX            90.3 Acres     9,085       9,119        (101)    13.00      03/03
Vista Ridge MF........  Lewisville, TX            23.0 Acres     1,345       1,000         228     13.00      03/03

---------------

(1) Single note, with all properties as collateral.

(2) Variable interest rate.

(3) Single note, with all properties as collateral.

(4) Also secured by 1,846,000 shares of TCI common stock.

(5) Single note, with all properties as collateral.

     In 2000, ARI financed/refinanced or obtained second mortgage financing on the following:

                                             ACRES/UNITS/       DEBT        DEBT      NET CASH   INTEREST   MATURITY
PROPERTY                    LOCATION          SQUARE FEET     INCURRED   DISCHARGED   RECEIVED     RATE       DATE
--------                    --------        ---------------   --------   ----------   --------   --------   --------
First Quarter
LAND
Centura, Clark and
  Woolley............  Farmers Branch, TX        10.1 Acres   $ 7,150     $    --     $ 6,960     14.00%     03/03
Frisco Bridges.......  Collin County, TX        127.4 Acres    18,000      11,900       6,190     13.00      03/01
Frisco Bridges.......  Collin County, TX         62.8 Acres     7,800       4,985       2,432     14.00      03/02
Nashville............  Nashville, TN            144.8 Acres    10,000       2,034       7,039     15.50      07/00
Second Quarter
APARTMENTS
Rockborough..........  Denver, CO                 345 Units   $ 2,222     $    --     $ 1,942      8.37%     11/10
Confederate Point....  Jacksonville, FL           206 Units     7,440       5,879       1,039      8.12      05/07
Whispering Pines.....  Topeka, KS                 320 Units     7,530       6,829         302      8.12      05/07
Chateau Bayou........  Ocean Springs, MS          122 Units     1,007          --         988      8.36      05/10
Waters Edge..........  Gulfport, MS               238 Units     7,532       3,993       3,447      8.08      05/07
LAND
Katy.................  Harris County, TX        130.6 Acres     4,250       4,042          (9)    13.00      05/01
Third Quarter
OFFICE BUILDINGS
Centura Tower........  Farmers Branch, TX   410,910 Sq. Ft.    15,000          --      14,612     16.90      07/02
Fourth Quarter
LAND
Tree Farm............  Dallas, TX                10.4 Acres     8,000(1)       --       7,750     14.00      10/01
Thompson.............  Farmers Branch, TX         4.0 Acres          (1)
Tomlin...............  Farmers Branch, TX         9.0 Acres          (1)
Lacy Longhorn........  Farmers Branch, TX        17.1 Acres          (1)
Keller...............  Fort Worth, TX            30.1 Acres          (1)
McKinney Corners.....  McKinney, TX              11.0 Acres          (1)

---------------

(1) Single note, with all properties as collateral.

                        AMERICAN REALTY INVESTORS, INC.

NOTE 8.  MARGIN BORROWINGS

     ARI has margin arrangements with various brokerage firms which provide for borrowing of up to 50% of the market value of marketable equity securities. The borrowings under such margin arrangements are secured by equity securities of IORI, TCI and ARI's trading portfolio and bear interest rates ranging from 6.0% to 24.0%. Margin borrowings totaled $28.7 million at September 30, 2001.

     In April 2000, ARI obtained a security loan in the amount of $5.0 million with a financial institution. ARI received net cash of $4.6 million after various closing costs. The loan bears interest at 1% over the prime rate (currently 6.0% per annum), requires monthly payments of principal and interest and matures September 2002. The loan is secured by 1,050,000 shares of ARI Common Stock held by BCM, ARI's advisor.

     In March 2001, ARI obtained a security loan in the amount of $3.5 million from a financial institution. ARI received net cash of $3.5 million after paying various closing costs. The loan bore interest at 16.0% per annum. In April and May 2001, a total of $2.0 million in principal paydowns were made. In July 2001, the loan was repaid in full, including accrued but unpaid interest. The loan was secured by 472,000 shares of TCI owned by ARI and 128,000 shares of ARI owned by One Realco.

     In September 2001, ARI obtained a security loan in the amount of $20.0 million from a financial institution. ARI received net cash of $16.1 million after the payment of various closing costs and $3.4 million repayment of principal and accrued interest on an existing loan with the same lender. Of the total loan amount, $19.5 million bears interest at 24% per annum, while the remaining $500,000 bears interest at 20% per annum. The loan requires monthly payments of interest only and matures in September 2002. The loan is secured by 2,602,608 shares of TCI common stock held by ARI and 920,507 shares of TCI common stock held by BCM, ARI's advisor.

     In October 2001, ARI obtained a security loan in the amount of $1.0 million from a financial institution. ARI received net cash of $1.0 million after payment of various closing costs. The loan bears interest at 1% over the prime rate (currently 6.0% per annum), requires monthly payments of interest only and matures in October 2003. The loan is callable upon 60 days prior notice, and is secured by 200,000 shares of ARI Common Stock held by BCM, ARI's advisor.

NOTE 9.  INCOME TAXES

     Financial statement income varies from taxable income principally due to the accounting for income and losses of investees, gains and losses from asset sales, depreciation on owned properties, amortization of discounts on notes receivable and payable and the difference in the allowance for estimated losses. ARI had a loss for federal income tax purposes in the three and nine months ended September 30, 2001; therefore, it recorded no provision for income taxes. For the nine months ended September 30, 2000, a provision for income taxes in the amount of $1.7 million was recorded.

NOTE 10.  OPERATING SEGMENTS

     Significant differences among the accounting policies of the operating segments as compared to the Consolidated Financial Statements principally involve the calculation and allocation of administrative expenses. Management evaluates the performance of each of the operating segments and allocates resources to them based on their net operating income and cash flow. Items of income that are not reflected in the segments are equity in income of investees and other income which totaled $3.4 million and $9.2 million for the three and nine months ended September 30, 2001 and $3.2 million and $3.3 million for the three and nine months ended September 30, 2000. Expenses that are not reflected in the segments are general and administrative expenses, minority interest, incentive fees, advisory fees and net income fees which totaled $7.6 million and $24.7 million for the three and nine months ended

                        AMERICAN REALTY INVESTORS, INC.

September 30, 2001 and $9.3 million and $48.1 million for the three and nine months ended September 30, 2000. Excluded from operating segment assets are assets of $119.9 million in 2001 and $92.1 million in 2000, which are not identifiable with an operating segment. There are no intersegment revenues and expenses and ARI conducted all of its business within the United States, with the exception of Hotel Sofia (Bulgaria).

     Presented below are ARI's reportable segments operating income for the three and nine months ended September 30, and segment assets at September 30.

                                                            INTER-
THREE MONTHS ENDED     COMMERCIAL                 U.S.     NATIONAL               PIZZA    OIL &    RECEIVABLES/
SEPTEMBER 30, 2001     PROPERTIES   APARTMENTS   HOTELS     HOTELS      LAND     PARLORS    GAS        OTHER        TOTAL
------------------     ----------   ----------   -------   --------   --------   -------   ------   ------------   --------
Operating revenue....   $  8,866     $ 13,580    $ 8,750   $ 1,283    $     40   $ 8,723   $   97     $   193      $ 41,532
Interest income......         --           --         --        --          --        --       --         837           837
Operating expenses...      4,951        9,308      4,283     1,396       2,206     7,164      186           8        29,502
                        --------     --------    -------   -------    --------   -------   ------     -------      --------
                        $  3,915     $  4,272    $ 4,467   $  (113)   $ (2,166)  $ 1,559   $  (89)    $ 1,022      $ 12,867
                        ========     ========    =======   =======    ========   =======   ======     =======      ========
Depreciation.........   $  1,842     $  1,101    $   629   $   554    $     --   $   345   $   18     $     1      $  4,490
Interest.............      3,834        3,466      1,102       325       7,940       932       --       1,462        19,061
Capital
  expenditures.......      5,700           --        116        --       1,006       303       --          --         7,125
Assets...............    166,811      115,326     68,024    25,952     228,476    21,626    5,062      29,222       660,499

PROPERTY SALE                       APARTMENTS                          LAND                                        TOTAL
-------------                       ----------                        --------                                     --------
Sales price..........                $ 28,175                         $  8,229                                     $ 36,404
Cost of sale.........                  15,841                            4,682                                       20,523
                                     --------                         --------                                     --------
Gain on sale.........                $ 12,334                         $  3,547                                     $ 15,881
                                     ========                         ========                                     ========

                                                            INTER-
NINE MONTHS ENDED      COMMERCIAL                 U.S.     NATIONAL               PIZZA    OIL &    RECEIVABLES/
SEPTEMBER 30, 2001     PROPERTIES   APARTMENTS   HOTELS     HOTELS      LAND     PARLORS    GAS        OTHER        TOTAL
------------------     ----------   ----------   -------   --------   --------   -------   ------   ------------   --------
Operating revenue....   $ 25,599     $ 44,822    $24,688   $ 3,009    $    145   $25,282   $   97     $   485      $124,127
Interest income......         --           --         --        --          --        --       --       1,997         1,997
Operating expenses...     14,981       27,827     18,781     2,821       6,750    20,715      186          86        92,147
                        --------     --------    -------   -------    --------   -------   ------     -------      --------
                        $ 10,618     $ 16,995    $ 5,907   $   188    $ (6,605)  $ 4,567   $  (89)    $ 2,396      $ 33,977
                        ========     ========    =======   =======    ========   =======   ======     =======      ========
Depreciation.........   $  5,428     $  3,644    $ 1,938   $ 1,204    $     --   $   931   $   18     $     6      $ 13,169
Interest.............     12,412       14,086      3,375       519      21,308       741       --       3,801        56,242
Capital
  expenditures.......     10,511           20        436     1,000       1,322     1,066      361          --        14,716
Assets...............    166,811      115,326     68,024    25,952     228,476    21,626    5,062      29,222       660,499

                       COMMERCIAL
PROPERTY SALE          PROPERTIES   APARTMENTS                          LAND                                        TOTAL
-------------          ----------   ----------                        --------                                     --------
Sales price..........   $  7,350     $ 94,065                         $ 41,806                                     $143,221
Cost of sale.........      5,058       41,757                           33,546                                       80,361
                        --------     --------                         --------                                     --------
Gain on sale.........   $  2,292     $ 52,308                         $  8,260                                     $ 62,860
                        ========     ========                         ========                                     ========

                        AMERICAN REALTY INVESTORS, INC.

THREE MONTHS ENDED            COMMERCIAL                                      PIZZA    RECEIVABLES/
SEPTEMBER 30, 2000            PROPERTIES   APARTMENTS   HOTELS      LAND     PARLORS      OTHER        TOTAL
------------------            ----------   ----------   -------   --------   -------   ------------   --------
Operating revenue...........   $  7,353     $ 16,694    $ 9,033   $  1,628   $ 8,124     $    --      $ 42,832
Interest income.............         --           --         --         --        --         283           283
Operating expenses..........      4,899       10,354      6,298      2,225     6,798          --        30,574
                               --------     --------    -------   --------   -------     -------      --------
                               $  2,454     $  6,340    $ 2,735   $   (597)  $ 1,326     $   283      $ 12,541
                               ========     ========    =======   ========   =======     =======      ========
Depreciation................   $  1,733     $  1,303    $   703   $     --   $   262     $    --      $  4,001
Interest....................      4,605        4,899      1,252      6,740       285       1,799        19,580
Capital expenditures........      2,875        1,339        178        516       959          --         5,867
Assets......................    171,490      148,560     87,966    253,562    22,108      13,824       697,510

PROPERTY SALE                              APARTMENTS               LAND                               TOTAL
-------------                              ----------             --------                            --------
Sales price.................                $  6,850              $ 89,285                            $ 96,135
Cost of sale................                   3,376                65,674                              69,050
                                            --------              --------                            --------
Gain on sale................                $  3,474              $ 23,611                            $ 27,085
                                            ========              ========                            ========

NINE MONTHS ENDED             COMMERCIAL                                      PIZZA    RECEIVABLES/
SEPTEMBER 30, 2000            PROPERTIES   APARTMENTS   HOTELS      LAND     PARLORS      OTHER        TOTAL
------------------            ----------   ----------   -------   --------   -------   ------------   --------
Operating revenue...........   $ 23,831     $ 53,003    $25,501   $  2,876   $24,388     $    --      $129,599
Interest income.............         --           --         --         --        --       3,295         3,295
Operating expenses..........     14,838       30,743     17,758      7,112    20,138          --        90,589
                               --------     --------    -------   --------   -------     -------      --------
                               $  8,993     $ 22,260    $ 7,743   $ (4,236)  $ 4,250     $ 3,295      $ 42,305
                               ========     ========    =======   ========   =======     =======      ========
Depreciation................   $  5,234     $  4,752    $ 1,941   $     --   $   982     $    --      $ 12,909
Interest....................     12,869       15,716      3,704     20,917       854       6,093        60,153
Capital expenditures........      4,404       10,827        495      2,276     1,120          --        19,122
Assets......................    171,490      148,560     87,966    253,562    22,108      13,824       697,510

                              COMMERCIAL
PROPERTY SALE                 PROPERTIES   APARTMENTS               LAND                               TOTAL
-------------                 ----------   ----------             --------                            --------
Sales price.................   $ 27,564     $ 57,000              $108,238                            $192,802
Cost of sale................     10,085       22,773                81,116                             113,974
                               --------     --------              --------                            --------
Gain on sale................   $ 17,479     $ 34,227              $ 27,122                            $ 78,828
                               ========     ========              ========                            ========

NOTE 11.  COMMITMENTS AND CONTINGENCIES

     Liquidity. Management expects that ARI will generate excess cash from operations, due to increased rental rates and occupancy at its properties; however, such excess will not be sufficient to discharge all of ARI's debt obligations as they mature. ARI will rely on aggressive land sales, selected income producing property sales and, to the extent necessary, additional borrowings to meet its cash requirements.

                        AMERICAN REALTY INVESTORS, INC.

     Commitments. In March 1999, ARI reached an agreement with the Class A unitholders of Valley Ranch, L.P. to acquire their eight million Class A units for $1.00 per unit. In 1999, three million units were purchased. Additionally, one million units were purchased in January 2000 and two million units were purchased in May 2001. ARI has committed to purchase the remaining two million units in May 2002.

     In April 2001, ARI reached an agreement with the Class A unitholders of ART Palm, L.P., to acquire 7,236,250 of their Class A units in December 2001, for $5.8 million.

     Litigation. ARI is involved in various lawsuits arising in the ordinary course of business. In the opinion of ARI's management, the outcome of these lawsuits will not have a material impact on ARI's financial condition, results of operations or liquidity.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors of
American Realty Investors, Inc.

     We have audited the accompanying consolidated balance sheets of American Realty Investors, Inc. and Subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000. We have also audited the schedules listed in the accompanying index. These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedules are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and schedules. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and schedules. We believe our audits provide a reasonable basis for our opinion.

     As described in Note 20, American Realty Investors, Inc.'s management has indicated its intent to sell both land and operating properties and refinance or extend debt coming due, to meet its liquidity needs.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Realty Investors, Inc. and Subsidiaries as of December 31, 2000 and 1999, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with generally accepted accounting principles.

     Also, in our opinion, the schedules referred to above present fairly, in all material respects, the information set forth therein.

                                          BDO SEIDMAN, LLP

Dallas, Texas
March 26, 2001

                        AMERICAN REALTY INVESTORS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 2000         1999
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS,
                                                                 EXCEPT PER SHARE)
                                       ASSETS

Real estate held for investment.............................  $ 559,461    $ 616,577
Less -- accumulated depreciation............................   (148,690)    (164,583)
                                                              ---------    ---------
                                                                410,771      451,994
Real estate held for sale...................................    242,973      319,636
Notes and interest receivable
  Performing ($9,684 in 2000 and $11,992 in 1999 from
     affiliates)............................................     13,346       38,272
  Nonperforming ($1,540 in 2000 and $1,353 in 1999 from
     affiliates)............................................      3,062        2,909
                                                              ---------    ---------
                                                                 16,408       41,181
Less -- allowance for estimated losses......................     (2,577)      (2,577)
                                                              ---------    ---------
                                                                 13,831       38,604
Pizza parlor equipment......................................     10,191        9,241
Less -- accumulated depreciation............................     (3,164)      (2,369)
                                                              ---------    ---------
                                                                  7,027        6,872
Marketable equity securities, at market value...............        153          394
Cash and cash equivalents...................................      4,177        2,479
Investments in equity investees.............................     44,777       47,686
Intangibles, net of accumulated amortization ($2,233 in 2000
  and $1,770 in 1999).......................................     16,075       14,305
Other assets................................................     47,231       37,576
                                                              ---------    ---------
                                                              $ 787,015    $ 919,546
                                                              =========    =========
                        LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Notes and interest payable ($13,900 in 1999 to
  affiliates)...............................................  $ 616,331    $ 706,196
Margin borrowings...........................................     13,485       33,264
Accounts payable and other liabilities ($3,030 in 2000 and
  $18,917 in 1999 to affiliate).............................     41,221       45,983
                                                              ---------    ---------
                                                                671,037      785,443
Minority interest...........................................     42,576       87,837
Commitments and contingencies
Stockholders' equity
Preferred Stock, $2.00 par value, authorized 50,000,000
  shares, issued and outstanding
  Series A, 2,721,332 shares in 2000 and 2,600,000 shares in
     1999 (liquidation preference $26,000)..................      4,843        4,600
  Series E, 50,000 shares in 2000 (liquidation preference
     $500)..................................................        100           --
Common Stock, $.01 par value, authorized 100,000,000 shares;
  issued 11,829,217 shares in 2000 and 13,496,688 shares in
  1999......................................................        118          135
Paid-in capital.............................................    112,301       85,854
Accumulated (deficit).......................................    (43,943)     (44,295)
Treasury stock at cost, 1,718,749 shares in 2000 and
  2,737,216 shares in 1999..................................        (17)         (28)
                                                              ---------    ---------
                                                                 73,402       46,266
                                                              ---------    ---------
                                                              $ 787,015    $ 919,546
                                                              =========    =========

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                        AMERICAN REALTY INVESTORS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                 YEARS ENDED DECEMBER 31,
                                                        ------------------------------------------
                                                            2000           1999           1998
                                                        ------------   ------------   ------------
                                                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE)
PROPERTY REVENUE
  Rents...............................................  $   138,160    $   157,631    $    63,491
  Property operations expenses ($5,356 in 2000, $6,822
     in 1999 and $1,752 in 1998 to affiliates)........       94,081        106,554         49,193
                                                        -----------    -----------    -----------
       Operating income...............................       44,079         51,077         14,298
LAND OPERATIONS
  Sales...............................................      119,384         69,618         51,602
  Cost of sales.......................................       90,383         46,066         34,348
                                                        -----------    -----------    -----------
       Gain on land sales.............................       29,001         23,552         17,254
PIZZA PARLOR OPERATIONS
  Sales...............................................       32,551         30,781         28,883
  Cost of sales.......................................       26,767         26,278         24,839
                                                        -----------    -----------    -----------
       Gross margin...................................        5,784          4,503          4,044
Income from operations................................       78,864         79,132         35,596
OTHER INCOME
  Interest income ($1,843 in 2000, $187 in 1999 and
     $39 in 1998 from affiliates).....................        2,965          6,414            188
  Equity in income of investees.......................        5,246         11,847         37,966
  Gain on sale of real estate.........................       67,727        105,708             --
  Other...............................................         (926)          (846)        (5,476)
                                                        -----------    -----------    -----------
                                                             75,012        123,123         32,678
OTHER EXPENSES
  Interest ($358 in 2000, $2,393 in 1999 and $1,082 in
     1998 to affiliates)..............................       76,702         91,736         51,624
  Depreciation and amortization.......................       16,879         17,376          6,990
  General and administrative ($5,335 in 2000, $5,824
     in 1999 and $1,832 in 1998 to affiliate).........       17,973         17,111          8,521
  Advisory fee to affiliate...........................        5,049          5,538          3,845
  Incentive fee to affiliate..........................        1,646             --             --
  Litigation settlement...............................           --            425         13,026
  Provision for loss..................................        2,248          3,109          3,916
  Minority interest...................................       30,700         56,662          3,157
                                                        -----------    -----------    -----------
                                                            151,197        191,957         91,079
                                                        -----------    -----------    -----------
Net income (loss).....................................        2,679         10,298        (22,805)
Preferred dividend requirement........................       (2,327)        (2,281)        (1,177)
                                                        -----------    -----------    -----------
Net income (loss) applicable to Common shares.........  $       352    $     8,017    $   (23,982)
                                                        ===========    ===========    ===========
EARNINGS PER SHARE
Net income (loss).....................................  $       .03    $       .75    $     (2.24)
                                                        ===========    ===========    ===========
Weighted average Common shares used in computing
  earnings per share..................................   10,399,890     10,759,416     10,695,388
                                                        ===========    ===========    ===========

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                        AMERICAN REALTY INVESTORS, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                               SERIES A    SERIES E      OTHER
                               PREFERRED   PREFERRED   PREFERRED   COMMON   TREASURY   PAID-IN    ACCUMULATED   STOCKHOLDERS'
                                 STOCK       STOCK       STOCK     STOCK     STOCK     CAPITAL     (DEFICIT)       EQUITY
                               ---------   ---------   ---------   ------   --------   --------   -----------   -------------
                                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE)
BALANCE, JANUARY 1, 1998.....   $ 4,000      $ --        $ 41       $135      $(28)    $ 84,943    $(25,638)      $ 63,453
Repurchase of Common Stock...        --        --          --         (2)       --         (267)         --           (269)
Other Preferred Stock
  issued.....................        --        --           2         --        --           98          --            100
Series A Preferred Stock
  issued.....................     2,100        --          --         --        --          529          --          2,629
Common Stock cash dividend
  ($.20 per share)...........        --        --          --         --        --           --      (2,261)        (2,261)
Series A Preferred Stock cash
  dividend ($.625 per
  share).....................        --        --          --         --        --           --        (966)          (966)
Other Preferred Stock cash
  dividends..................        --        --          --         --        --           --        (210)          (210)
Sale of Common Stock under
  dividend reinvestment
  plan.......................        --        --          --         --        --          224          --            224
Conversion of Preferred Stock
  to Common Stock............        --        --          (8)        --        --           53          --             45
Redemption of Preferred
  Stock......................        --        --         (33)        --        --       (1,635)         --         (1,668)
Net (loss)...................        --        --          --         --        --           --     (22,805)       (22,805)
                                -------      ----        ----       ----      ----     --------    --------       --------
BALANCE, DECEMBER 31, 1998...     6,100        --           2        133       (28)      83,945     (51,880)        38,272
Sale of Series A Preferred
  Stock......................       100        --          --         --        --          400          --            500
Common Stock cash dividend
  ($.05 per share)...........        --        --          --         --        --           --        (532)          (532)
Series A Preferred Stock cash
  dividend ($1.00 per
  share).....................        --        --          --         --        --           --      (2,271)        (2,271)
Other Preferred Stock cash
  dividend...................        --        --          --         --        --           --         (10)           (10)
Series A Preferred Stock
  retired....................    (1,600)       --          --         --        --        1,600          --             --
Redemption of Other Preferred
  Stock......................        --        --          (2)        --        --          (98)        100             --
Sale of Common Stock under
  dividend reinvestment
  plan.......................        --        --          --          2        --            7          --              9
Net income...................        --        --          --         --        --           --      10,298         10,298
                                -------      ----        ----       ----      ----     --------    --------       --------
BALANCE, DECEMBER 31, 1999...     4,600        --          --        135       (28)      85,854     (44,295)        46,266
Sale of Series E Preferred
  Stock......................        --       100          --         --        --          400          --            500
Series A Preferred Stock cash
  dividend ($1.00 per
  share).....................        --        --          --         --        --           --      (2,298)        (2,298)
Series A Preferred Stock
  issued.....................       243        --          --         --        --          970          --          1,213
Series E Preferred Stock cash
  dividend ($0.60 per
  share).....................        --        --          --         --        --           --         (29)           (29)
Retirement of Treasury
  Stock......................        --        --          --        (26)       46          (20)         --             --
Repurchase of Common Stock...        --        --          --         --        --         (746)         --           (746)
Common Stock issued in
  exchange for partnership
  units......................        --        --          --          9       (35)      25,843          --         25,817
Net income...................        --        --          --         --        --           --       2,679          2,679
                                -------      ----        ----       ----      ----     --------    --------       --------
BALANCE, DECEMBER 31, 2000...   $ 4,843      $100        $ --       $118      $(17)    $112,301    $(43,943)      $ 73,402
                                =======      ====        ====       ====      ====     ========    ========       ========

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                        AMERICAN REALTY INVESTORS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                FOR YEARS ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                2000        1999        1998
                                                              ---------   ---------   ---------
                                                                   (DOLLARS IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
  Rents collected...........................................  $ 138,212   $ 156,473   $  64,029
  Pizza parlor sales collected..............................     32,526      31,361      28,173
  Interest collected ($1,490 in 2000 and $261 in 1999 from
     affiliates)............................................      4,393       4,221         188
  Distributions from equity investees' operating
     activities.............................................      1,823       3,533      10,274
  Interest paid.............................................    (66,955)    (72,957)    (34,139)
  Payments for property operations ($1,792 in 2000, $6,822
     in 1999 and $1,752 in 1998 to affiliates)..............   (105,523)   (101,275)    (42,551)
  Payments for pizza parlor operations......................    (26,646)    (27,044)    (25,765)
  Advisory fee paid to affiliate............................     (5,050)     (5,538)     (3,845)
  Distributions to minority interest holders................     (4,941)     (6,792)     (3,157)
  Purchase of marketable equity securities..................     (5,316)     (3,709)     (7,670)
  Proceeds from sale of marketable equity securities........      5,252       5,388       5,502
  General and administrative expenses paid ($5,335 in 2000,
     $5,824 in 1999 and $1,832 in 1998 to affiliate)........    (18,139)    (16,634)     (8,489)
  Other.....................................................     (4,278)     13,376      (5,538)
                                                              ---------   ---------   ---------
          Net cash (used in) operating activities...........    (54,642)    (19,597)    (22,988)
CASH FLOWS FROM INVESTING ACTIVITIES
  Collections on notes receivable ($17,324 in 2000 and $918
     in 1999 from affiliates)...............................     36,039      39,978       3,121
  Proceeds from sale of notes receivable....................      3,893          --         599
  Notes receivable funded...................................    (14,674)    (63,728)       (594)
  Proceeds from sale of real estate.........................    148,141     253,506      51,602
  Distributions from equity investees investing
     activities.............................................         --          --      14,429
  Acquisitions of real estate...............................    (24,547)    (77,918)   (106,884)
  Real estate improvements..................................    (15,882)    (12,252)     (4,070)
  Acquisition of EQK Realty Investors, I....................     (1,125)         --          --
  Pizza parlor equipment purchased..........................     (1,087)       (895)       (166)
  Earnest money deposits....................................     (7,703)      6,725        (577)
  Investment in real estate entities........................      4,602      (3,570)     (6,116)
                                                              ---------   ---------   ---------
          Net cash provided by (used in) investing
            activities......................................    127,657     141,846     (48,656)
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from notes payable...............................  $ 177,144   $ 133,039   $ 237,895
  Margin borrowings payments, net...........................    (21,624)     (7,362)    (21,908)
  Payments on notes payable.................................   (197,849)   (256,307)   (120,394)
  Deferred borrowing costs..................................    (10,528)     (8,256)    (10,156)
  Net advances (payments) to/from affiliates................    (15,887)      9,997      (2,913)
  Redemption of Preferred Stock.............................         --        (100)     (1,668)
  Sale of Preferred Stock...................................        500         500          --
  Sale of Common Stock under dividend reinvestment plan.....         --           9         224
  Dividends.................................................     (2,327)     (2,813)     (3,260)
  Repurchase of Common Stock................................       (746)         --          --
                                                              ---------   ---------   ---------
          Net cash provided by (used in) financing
            activities......................................    (71,317)   (131,293)     77,820
                                                              ---------   ---------   ---------

                        AMERICAN REALTY INVESTORS, INC.

                                                                FOR YEARS ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                2000        1999        1998
                                                              ---------   ---------   ---------
                                                                   (DOLLARS IN THOUSANDS)
Net increase (decrease) in cash and cash equivalents........      1,698      (9,044)      6,176
Cash and cash equivalents, beginning of year................      2,479      11,523       5,347
                                                              ---------   ---------   ---------
Cash and cash equivalents, end of year......................  $   4,177   $   2,479   $  11,523
                                                              =========   =========   =========
RECONCILIATION OF NET INCOME (LOSS) TO NET CASH (USED
  IN)OPERATING ACTIVITIES
  Net income (loss).........................................  $   2,679   $  10,298   $ (22,805)
  Adjustments to reconcile net income (loss) to net cash
     (used in) operating activities
     Gain on sale of real estate............................    (96,728)   (129,260)    (17,254)
     Depreciation and amortization..........................     16,879      17,376       6,990
     Amortization of deferred borrowing costs...............     10,382      11,054       8,916
     Provision for loss.....................................      2,248       3,110       3,916
     Litigation settlement..................................         --         425      13,076
     Equity in (income) of investees........................     (5,246)    (11,847)    (37,966)
     Distributions from equity investees' operating
       activities...........................................      1,823       3,533      10,274
     (Increase) decrease in marketable equity securities....        862       2,524      (3,306)
     (Increase) decrease in accrued interest receivable.....      1,428        (746)     (2,269)
     (Increase) decrease in other assets....................     (4,251)      6,223      20,201
     Increase (decrease) in accrued interest payable........     (2,441)      5,450       2,537
     Increase (decrease) in accounts payable and other
       liabilities..........................................     (8,036)     12,393     (10,247)
     Increase in minority interest..........................     25,759      49,870       4,531
     Other..................................................         --          --         418
                                                              ---------   ---------   ---------
          Net cash (used in) operating activities...........  $ (54,642)  $ (19,597)  $ (22,988)
                                                              =========   =========   =========
SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
  Notes payable from acquisition of real estate.............  $   6,262   $  69,159   $  45,632
  Notes payable assumed by buyer upon sale of real estate...     40,460       6,776          --
  Conversion of notes receivable to property interest.......         --      30,138          --
  Issuance of Other Preferred Stock.........................         --          --         100
  Series A Preferred Stock issued in conjunction with the
     acquisition of EQK Realty Investors, I.................      1,213          --       2,100
  Dividend obligation on conversion of Series A Preferred
     Stock..................................................         --          --         134
  Current value of property obtained through foreclosure of
     note receivable........................................         --       7,638      20,985
  Note receivable canceled on acquisition of property.......         --          --       1,300
  Issuance of partnership units.............................         --          --      24,474
  Carrying value of real estate exchanged for other real
     estate.................................................      2,971          --          --
  Conversion of Preferred Stock into Common Stock...........         --          --          45
  Retirement of Series A Preferred Stock....................         --      (1,600)         --
  Common Stock issued for minority interest in National
     Realty, L.P............................................     25,817          --          --
  Purchase accounting write down............................    (35,846)         --          --
  Notes receivable from sale of real estate.................      2,790

                        AMERICAN REALTY INVESTORS, INC.

                                                                FOR YEARS ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                2000        1999        1998
                                                              ---------   ---------   ---------
                                                                   (DOLLARS IN THOUSANDS)
CONSOLIDATION OF NATIONAL REALTY, L.P.
  Carrying value of notes receivable........................  $      --   $      --   $  52,168
  Carrying value of real estate.............................         --          --     228,042
  Carrying value of investment in equity investee
     eliminated.............................................         --          --      41,182
  Carrying value of other assets............................         --          --      32,571
  Carrying value of minority interest.......................         --          --      15,600
  Carrying value of the Company Common Stock eliminated.....         --          --         269
  Carrying value of notes and interest payable..............         --          --     295,743
  Carrying value of accounts payable and other
     liabilities............................................         --          --         751
ACQUISITION OF IGI PROPERTIES
  Carrying value of real estate.............................         --          --      51,820
  Issuance of partnership units.............................         --          --       6,568
  Carrying value of other assets............................         --          --      (1,122)
  Carrying value of notes payable and other liabilities.....         --          --      43,713
  Investment in partnerships................................         --          --       1,980

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                        AMERICAN REALTY INVESTORS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The accompanying Consolidated Financial Statements of American Realty Investors, Inc. and consolidated subsidiaries have been prepared in conformity with generally accepted accounting principles, the most significant of which are described in Note 1. "Summary of Significant Accounting Policies." These, along with the remainder of the Notes to Consolidated Financial Statements, are an integral part of the Consolidated Financial Statements. The data presented in the Notes to Consolidated Financial Statements are as of December 31 of each year and for the year then ended, unless otherwise indicated. Dollar amounts in tables are in thousands, except per share amounts.

     Certain balances for 1998 and 1999 have been reclassified to conform to the 2000 presentation.

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and company business. American Realty Investors, Inc. ("ARI"), a Nevada corporation, is the successor through merger to American Realty Trust, Inc. ("ART"), a Georgia corporation and National Realty, L.P. ("NRLP"), a Delaware partnership, that primarily invests in real estate and real estate-related entities and purchases and originates mortgage loans.

     The merger of ART and NRLP into ARI was completed on August 2, 2000. NRLP unitholders, except for ART, received one share of ARI common stock for each unit of NRLP held. ART stockholders received .91 shares of ARI Common Stock for each share of ART Common Stock held. Each share of ART Preferred Stock was converted into one share of Preferred Stock of ARI, having substantially the same rights as ART's Preferred Stock. The ART shares of Common Stock ceased trading on the New York Stock Exchange on August 2, 2000. ARI Common Stock commenced trading on the New York Stock Exchange on August 3, 2000. Prior to December 31, 1998, ART accounted for its investment in NRLP under the equity method, as of December 31, 1998, upon the election of a wholly-owned subsidiary of ART as general partner of NRLP, ART began consolidation of NRLP's accounts on December 31, 1998 and consolidation of its operations subsequent to that date. For reporting purposes, the merger is treated as the purchase of NRLP by ART; accordingly, the historical information presented for ARI is that of ART.

     Basis of consolidation. The Consolidated Financial Statements include the accounts of ARI, and all controlled subsidiaries and partnerships. The equity method was used to account for ART's investment in NRLP prior to December 31, 1998. See Note 2. "NRLP Management Corp." All significant intercompany transactions and balances have been eliminated.

     Accounting estimates. In the preparation of these Consolidated Financial Statements, in conformity with generally accepted accounting principles it was necessary for management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expense for the year then ended. Actual results could differ from these estimates.

     Interest recognition on notes receivable. Interest income is not recognized on notes receivable that have been delinquent for 60 days or more. In addition, accrued but unpaid interest income is only recognized to the extent that the net realizable value of the underlying collateral exceeds the carrying value of the receivable.

     Allowance for estimated losses. A valuation allowance is provided for estimated losses on notes receivable considered to be impaired. Impairment is considered to exist when it is probable that all amounts due under the terms of the note will not be collected. Valuation allowances are provided for estimated losses on notes receivable to the extent that the investment in the note exceeds management's estimate of fair value of the collateral securing such note.

     Real estate held for investment and depreciation. Real estate held for investment is carried at cost. Statement of Financial Accounting Standards No. 121 ("SFAS No. 121") requires that a property be considered impaired, if the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the property. If impairment exists, an impairment loss is

                        AMERICAN REALTY INVESTORS, INC.

recognized by a charge against earnings, equal to the amount by which the carrying amount of the property exceeds the fair value of the property. If impairment of a property is recognized, the carrying amount of the property is reduced by the amount of the impairment, and a new cost for the property is established. Such new cost is depreciated over the property's remaining useful life. Depreciation is provided by the straight-line method over estimated useful lives, which range from 5 to 40 years.

     Real estate held for sale. Foreclosed real estate is initially recorded at new cost, defined as the lower of original cost or fair value minus estimated costs of sale. SFAS No. 121 also requires that properties held for sale be reported at the lower of carrying amount or fair value less costs of sale. If a reduction in a held for sale property's carrying amount to fair value less costs of sale is required, a provision for loss shall be recognized by a charge against earnings. Subsequent revisions, either upward or downward, to a held for sale property's estimated fair value less costs of sale is recorded as an adjustment to the property's carrying amount, but not in excess of the property's carrying amount when originally classified as held for sale. A corresponding charge against or credit to earnings is recognized. Properties held for sale are not depreciated.

     Investments in equity investees. ARI may be considered to have the ability to exercise significant influence over the operating and investment policies of certain of its investees. Those investees are accounted for using the equity method. Under the equity method, an initial investment, recorded at cost, is increased by a proportionate share of the investee's operating income and any additional investment and decreased by a proportionate share of the investee's operating losses and distributions received.

     Present value premiums/discounts. Present value premiums and discounts are provided on notes receivable or payable that have interest rates that differ substantially from prevailing market rates and such premiums and discounts are amortized by the interest method over the lives of the related notes. The factors considered in determining a market rate for notes receivable include the borrower's credit standing, nature of the collateral and payment terms of the note.

     Revenue recognition on the sale of real estate. Sales of real estate are recognized when and to the extent permitted by Statement of Financial Accounting Standards No. 66, "Accounting for Sales of Real Estate" ("SFAS No. 66"). Until the requirements of SFAS No. 66 for full profit recognition have been met, transactions are accounted for using either the deposit, the installment, the cost recovery, or the financing method, whichever is appropriate.

     Operating segments. Management has determined reportable operating segments to be those that are used for internal reporting purposes, which disaggregates operations by type of real estate.

     Fair value of financial instruments. The following assumptions were used in estimating the fair value of its notes receivable, marketable equity securities and notes payable. For performing notes receivable, the fair value was estimated by discounting future cash flows using current interest rates for similar loans. For nonperforming notes receivable the estimated fair value of ARI's interest in the collateral property was used. For marketable equity securities fair value was based on the year end closing market price of each security. For notes payable the fair value was estimated using current rates for mortgages with similar terms and maturities.

     Cash equivalents. For purposes of the Consolidated Statements of Cash Flows, all highly liquid debt instruments purchased with an original maturity of three months or less are considered to be cash equivalents.

     Earnings per share. Income (loss) per share is presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share". Income (loss) per share is computed based upon the weighted average number of shares of Common Stock outstanding during each year.

     Employee stock option plans. Employee stock options are presented in accordance with Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees." Compensation cost is limited to the excess of the quoted market price. No compensation cost is recorded if the quoted market price is below the exercise price.

                        AMERICAN REALTY INVESTORS, INC.

NOTE 2.  NRLP MANAGEMENT CORP.

     Effective December 18, 1998, NRLP Management Corp. ("NMC"), a wholly-owned subsidiary, was elected general partner of NRLP. NMC, as general partner, has sole discretion in determining methods of obtaining funds for NRLP's operations, and the acquisition and disposition of its assets. Upon the election of NMC as general partner of NRLP, consolidation of NRLP's accounts and operations was begun.

NOTE 3.  NOTES AND INTEREST RECEIVABLE

                                                               2000                  1999
                                                        -------------------   -------------------
                                                        ESTIMATED             ESTIMATED
                                                          FAIR       BOOK       FAIR       BOOK
                                                          VALUE      VALUE      VALUE      VALUE
                                                        ---------   -------   ---------   -------
Notes receivable
  Performing (including $9,684 in 2000 and $11,992 in
     1999 from affiliates)............................   $11,543    $11,965    $26,591    $36,011
  Nonperforming (including $1,540 in 2000 and $1,353
     in 1999 from affiliates).........................     3,017      3,062     15,418      2,909
                                                         -------    -------    -------    -------
                                                         $14,560     15,027    $42,009     38,920
                                                         =======               =======
  Interest receivable.................................                1,381                 2,356
  Unamortized (discounts).............................                   --                   (70)
  Deferred gains......................................                   --                   (25)
                                                                    -------               -------
                                                                    $16,408               $41,181
                                                                    =======               =======

     Interest income is recognized on nonperforming notes receivable on a cash basis. For the years 2000, 1999 and 1998 unrecognized interest income on such nonperforming notes receivable totaled $316,000, $1.0 million and $716,000, respectively.

     Notes receivable at December 31, 2000, mature from 2001 to 2003 with interest rates ranging from 10.25% to 15.0% per annum and a weighted average rate of 12.0% per annum. Notes receivable are generally collateralized by real estate or interests in real estate and personal guarantees of the borrower. A majority of the notes receivable provide for interest to be paid at maturity. Scheduled principal maturities of $14.0 million are due in 2001.

     In July 2000, ARI sold a 749.1 acre tract of its Keller land parcel for $10.0 million, receiving $8.7 million in cash and providing purchase money financing of the remaining $1.3 million of the sales price. The loan bears interest at 12.0% per annum. A payment of $500,000 principal and interest was collected in September 2000 and all remaining principal and interest is due July 31, 2001. The loan is secured by 100% of the shares of DM Development, Inc. and an assignment of proceeds. The loan had a principal balance of $817,000 at December 31, 2000. In March 2001, $850,000 in principal and interest was collected.

     In August 2000, ARI sold 20.5 acres of its Mason Goodrich land parcel for $3.6 million, receiving $2.1 million in cash and providing purchase money financing of the remaining $1.5 million of the sales price. The loan bore interest at 13.5% per annum, and matured in December 2000. All principal and interest were due at maturity. In February 2001, the loan was collected in full, including accrued but unpaid interest.

     In June 2000, the 124,322 sq.ft. Marina Playa Office Building in Santa Clara, California, was sold for $25.8 million, ARI received $7.0 million in cash and provided financing of $18.8 million in the form of a wraparound mortgage note. Subsequently, ARI sold the note receivable, net of the underlying debt, for $6.2 million, retaining a $3.9 million participation. In August 2000, the participation was collected in full, including accrued but unpaid interest.

     In August 1999, a $2.6 million loan was funded to JNC Enterprises, Inc. ("JNC"). The loan was subsequently split into two pieces. The loans were secured by second liens on a 3.5 acre and a 1.2561 acre

                        AMERICAN REALTY INVESTORS, INC.

parcel of land in Dallas, Texas, the guarantee of the borrower and the personal guarantees of its shareholders. The loans bore interest at 16.0% per annum and matured in February 2000. All principal and interest were due at maturity. In March and April 2000, the loans were collected in full, including accrued but unpaid interest.

     In September 1999, in conjunction with the sale of two apartments in Austin, Texas, $2.1 million in purchase money financing was provided, secured by limited partnership interests in two limited partnerships owned by the buyer. The financing bore interest at 16.0% per annum, required monthly payments of interest only at 6.0% per annum, beginning in February 2000 and required a $200,000 principal paydown in December 1999, which was not received, and matured in August 2000. ARI had the option of obtaining the buyer's general and limited partnership interests in the collateral partnerships in full satisfaction of the financing. In March 2000, ARI agreed to forbear foreclosing on the collateral securing the note and released one of the partnership interests, in exchange for a payment of $250,000 and executed deeds of trusts on certain properties owned by the buyer. In March 2000, the borrower made a $1.1 million payment, upon receipt of which ARI returned the deeds of trust. The borrower executed a replacement promissory note for the remaining note balance of $1.0 million, which is unsecured, non-interest bearing and matures in April 2003. In April 2000, ARI funded a $100,000 loan to the borrower. The loan is secured by five second lien deeds of trust, is non-interest bearing and matures in September 2001.

     In December 1999, a note with a principal balance of $1.2 million and secured by a pledge of a partnership interest in a partnership which owns real estate in Addison, Texas, matured. The maturity date was extended to April 2000 in exchange for an increase in the interest rate to 14.0% per annum. All other terms remained the same. In February 2001, the loan amount was increased to $1.6 million and the maturity date was extended to June 2001.

     During 1998 and 1999, $2.1 million of a $2.2 million loan commitment was funded to Varner Road Partners, L.L.C. The loan was secured by a 129.77 acre parcel of unimproved land in Riverside County, California and a pledge of the membership interests of the borrower. The loan matured in November 1999. Principal and accrued interest were not paid at maturity and a deed to the property was accepted in lieu of foreclosure. No loss was incurred, as the fair market value of the property, less estimated costs of sale, exceeded the carrying value of the note.

     During 1998, a $942,000 loan was funded to Ellis Development Company, Inc. The loan was secured by 4.5 acres of land in Abilene, Texas, bore interest at 14.0% per annum and had an extended maturity date of August 2000. In March 2000, the loan was collected in full including accrued but unpaid interest.

     In June 1998, a $365,000 loan was funded to RB Land & Cattle, L.L.C. The loan was secured by 7,200 acres of unimproved land near Crowell, Texas, and the personal guarantee of the owner and manager of the borrower. The loan matured in December 1998. All principal and interest were due at maturity. In January 2000, the loan was collected in full, including accrued but unpaid interest.

     In June and July 1998, a $4.2 million loan was funded to Cuchara Partners, Ltd. and Ski Rio Partners, Ltd., affiliates of JNC. The loan was secured by (1) a first lien on approximately 450 acres of land in Huerfano County, Colorado, known as Cuchara Valley Mountain Ski Resort; (2) an assignment of a $2.0 million promissory note secured by approximately 2,623 acres of land in Taos County, New Mexico, known as Ski Rio Resort; and (3) a pledge of all related partnership interests. The loan bore interest at 16.0% per annum and had an extended maturity date of March 2000. All principal and interest were due at maturity. In the fourth quarter of 1998, $109,000 was received on the sale of 11 parcels of the collateral property in Taos, New Mexico. In August and September 1999, paydowns totaling $2.6 million were received. In April 2000, the loan with a then principal balance of $1.6 million was collected in full, including accrued but unpaid interest.

     In August 1998, a $635,000 loan was funded to La Quinta Partners, LLC. The loan was secured by interest bearing accounts prior to their being used as escrow deposits toward the purchase of 956 acres of

                        AMERICAN REALTY INVESTORS, INC.

land in La Quinta, California, and the personal guarantee of the manager of the borrower. The loan had an extended maturity date of November 1999. All principal and interest were due at maturity. In November and December 1998, $250,000 in principal paydowns were received. In the second quarter of 1999, the loan was modified, increasing the interest rate to 15.0% per annum and extending the maturity to November 1999. Accrued but unpaid interest was added to the principal balance, increasing it by $42,000 to $402,000. In the fourth quarter of 1999, an additional $2,000 was funded, increasing the loan balance to $404,000. In March 2000, $25,000 in interest was collected and the loan's maturity date was further extended to April 2000. The borrower did not repay the loan at maturity. In March 2001, a settlement was reached, whereby ARI collected $410,000 in full satisfaction of the note.

     In 1997 and 1998, a $3.8 million loan was funded to Stratford & Graham Developers, L.L.C. In 1999, an additional $305,000 was funded, increasing the loan balance to $4.1 million. The loan was secured by 1,485 acres of unimproved land in Riverside County, California, and matured in June 1999. The loan was not paid at maturity. The deed to the collateral property was accepted in December 1999, in lieu of foreclosure. No loss was incurred, as the fair market value of the collateral property, less estimated costs of sale, exceeded the carrying value of the note.

     In October 1998, a $2.1 million loan was funded to Frisco Panther Partners, Ltd., a JNC affiliate. The loan was secured by a second lien on 408.23 acres of land in Frisco, Texas, the guarantee of the borrower and the personal guarantees of its partners. In January 1999, a paydown of $820,000 was received on this loan. The loan bore interest at 16.0% per annum and had an extended maturity date of March 2000. All principal and interest were due at maturity. In April 2000, the loan with a then principal balance of $663,000 was collected in full including accrued but unpaid interest.

     In December 1998, $3.3 million of a $5.0 million loan commitment was funded to JNC. In January 1999, a $1.3 million paydown was received, and subsequently an additional $3.0 million was funded, increasing the loan balance to $5.0 million. The loan was secured by a second lien on 1,791 acres of land in Denton County, Texas, a second lien on 91 acres of land in Collin County, Texas. The loan bore interest at 16.0% per annum and had an extended maturity date of March 2000. All principal and interest were due at maturity. In April 2000, the loan was collected in full, including accrued but unpaid interest.

     Related Party. In February 1999, a $5.0 million unsecured line of credit was funded to One Realco Corporation ("One Realco"), which owns approximately 12.8% of the outstanding shares of ARI's Common Stock. All principal and interest are due at maturity in February 2002 and the line of credit is guaranteed by Basic Capital Management, Inc, ("BCM"), ARI's advisor. In March 2000, the line was modified and extended, increasing the loan commitment to $11.0 million, and an additional $1.2 million was funded. In exchange for the modification, the borrower paid all accrued interest and pledged collateral consisting of a $10.0 million promissory note secured by the stock of World Trade Company, Ltd. ("World Trade"), which owns 80% of an entity which owns a hotel in Sofia, Bulgaria. In July 2000, the line was again modified, increasing the loan commitment to $15.0 million. In September 2000, the line of credit with a then principal balance of $14.6 million was paid in full, including accrued but unpaid interest. Subsequently, ARI acquired 100% of the stock of World Trade for $18.0 million in cash. The unsecured line of credit remains available to be drawn upon by One Realco.

     In April 1999, ARI funded a $2.0 million loan commitment to Lordstown, L.P. The loan is secured by a second lien on land in Ohio and Florida, by 100% of the general and limited partner interest in Partners Capital, Ltd., the limited partner of Lordstown, L.P., and a profits interest in subsequent land sales. The loan bears interest at 14.0% per annum and matured in March 2000. At December 2000, the loan remains unpaid. A corporation controlled by Richard D. Morgan, is the general partner of Lordstown, L.P. Mr. Morgan serves as a director of ARI.

     Also in April 1999, ARI funded a $2.4 million loan commitment to 261, L.P. The loan is secured by 100% of the general and limited partner interest in Partners Capital, Ltd., the limited partner of 261, L.P., and a profits interest in subsequent land sales. The loan bore interest at 14.0% per annum and matured in

                        AMERICAN REALTY INVESTORS, INC.

March 2000. In August 2000, the loan was collected in full, including accrued but unpaid interest. A corporation controlled by Richard D. Morgan, is the general partner of 261, L.P. Mr. Morgan serves as a director of ARI.

     In 1998, a $1.8 million loan commitment was funded to Warwick of Summit, Inc. ("Warwick"). The loan was secured by a second lien on a shopping center in Rhode Island, by 100% of the stock of the borrower and by the personal guarantee of the principal shareholder of the borrower. The loan bears interest at 14.0% per annum and had an extended maturity date of December 2000. All principal and interest were due at maturity. In December 1999, the borrower sold the collateral property, and $810,000 of the net proceeds were paid to ARI, of which $386,000 was applied to interest and the remaining $424,000 was applied to principal, reducing the principal balance to $1.7 million. Escrowed monies of $377,000 were to be received in 2000. However, through December 31, 2000, only $50,000 had been received. The loan is currently unsecured. Richard D. Morgan, a Warwick shareholder, serves as a director ARI.

     Beginning in 1997 through January 1999, a $1.6 million loan commitment was funded to Bordeaux Investments Two, L.L.C. ("Bordeaux"). The loan is secured by
(1) a 100% interest in Bordeaux, which owns a shopping center in Oklahoma City, Oklahoma; (2) 100% of the stock of Bordeaux Investments One, Inc., which owns
6.5 acres of undeveloped land in Oklahoma City, Oklahoma; and (3) the personal guarantees of the Bordeaux members. The loan bears interest at 14.0% per annum. In November 1998, the loan was modified to allow payments based on monthly cash flow of the collateral property and the maturity date was extended to December 1999. In the second quarter of 1999, the loan was again modified, increasing the loan commitment to $2.1 million and an additional $33,000 was funded. In the third quarter of 1999, an additional $213,000 was funded. The property has had no cash flow, therefore, interest ceased being accrued on the loan in the second quarter of 1999. In October 1999, a $724,000 paydown was received, which was applied first to accrued but unpaid interest due of $261,000 then to principal, reducing the loan balance to $1.4 million. In June 2000, the note was further modified increasing the loan commitment to $1.5 million, extending the maturity date to December 2000, and payments to net revenues of the shopping center. The loan was not repaid at maturity. Richard D. Morgan, a Bordeaux member, serves as a director ARI.

                        AMERICAN REALTY INVESTORS, INC.

NOTE 4.  ALLOWANCE FOR ESTIMATED LOSSES

     Activity in the allowance for estimated losses was as follows:

                                                            2000     1999      1998
                                                           ------   -------   -------
BALANCE JANUARY 1,.......................................  $2,577   $ 2,398   $ 3,926
NRLP allowance...........................................      --     1,910        --
Amounts charged off......................................      --        --    (1,528)
Write down of property...................................      --    (1,731)       --
                                                           ------   -------   -------
BALANCE DECEMBER 31,.....................................  $2,577   $ 2,577   $ 2,398
                                                           ======   =======   =======

NOTE 5.  REAL ESTATE

     In 2000, ARI purchased the following properties:

                                                             PURCHASE   NET CASH     DEBT      INTEREST   MATURITY
PROPERTY                        LOCATION       ACRES/ROOMS    PRICE       PAID     INCURRED      RATE       DATE
--------                        --------       ------------  --------   --------   --------    --------   --------
LAND
Clark....................  Farmers Branch, TX    3.25 Acres  $ 2,971    $    --     $   --(1)      --%        --
Kelly....................  Collin County, TX      .75 Acres      130         20        100(2)    10.0      03/10
Mastenbrook..............  Collin County, TX   157.86 Acres    3,200        704      2,400(2)     9.0      09/00(4)
Sladek...................  Travis County, TX    63.30 Acres      712        316        427(2)    10.0      05/04
HOTEL
Grand Hotel Sofia(3).....  Sofia, Bulgaria        145 Rooms   17,975     17,975         --         --         --

---------------

(1) Exchanged for 19.74 acres of Frisco Bridges land.

(2) Seller financing.

(3) ARI purchased 100% of the outstanding stock of World Trade Corporation, owner of an 80% interest in the hotel, from One Realco Corporation, an affiliate, for $18.0 million in cash. See Note 3. "Notes and Interest Receivable."

(4) Property sold in September 2000.

     In 2000, ARI sold the following properties:

                                                    UNITS/          SALES    NET CASH      DEBT       GAIN (LOSS)
PROPERTY                        LOCATION       SQUARE FEET/ACRES    PRICE    RECEIVED   DISCHARGED      ON SALE
--------                        --------       -----------------   -------   --------   ----------    -----------
APARTMENTS
Candlelight Square.......  Lenexa, KS                 119 Units    $ 4,800    $1,289     $ 2,832        $ 3,266
Fair Oaks................  Euless, TX                 208 Units      6,850       609       5,711          3,364
Four Seasons.............  Denver, CO                 384 Units     16,600     6,543       9,220(1)       8,191
Hidden Valley............  Grand Rapids, MI           176 Units     10,900     2,271       8,000(1)       8,495
Pines....................  Little Rock, AR            257 Units      4,650     1,281       3,063          2,441
Sherwood Glen............  Urbandale, IA              180 Units      6,250     1,244       4,626(1)       4,161
Summerwind...............  Reseda, CA                 172 Units      9,000     3,082       5,568(1)       6,684
Windtree.................  Reseda, CA                 159 Units      8,350     2,911       5,063(1)       6,170
Whispering Pines.........  Canoga Park, CA            102 Units      5,300     1,597       3,437(1)       3,091

                        AMERICAN REALTY INVESTORS, INC.

                                                    UNITS/          SALES    NET CASH      DEBT       GAIN (LOSS)
PROPERTY                        LOCATION       SQUARE FEET/ACRES    PRICE    RECEIVED   DISCHARGED      ON SALE
--------                        --------       -----------------   -------   --------   ----------    -----------
SHOPPING CENTERS
Harbor Plaza.............  Aurora, CO            45,863 Sq. Ft.      4,132     1,868       1,732          2,240
Katella Plaza............  Orange, CA            62,290 Sq. Ft.      1,814       283       1,188            194
Preston Square...........  Dallas, TX            35,508 Sq. Ft.      5,820     2,761       2,576          2,036
OFFICE BUILDING
Marina Playa.............  Santa Clara, CA      124,205 Sq. Ft.     25,750     6,082       7,766         17,394
LAND
Duchesne.................  Duchesne, UT               420 Acres         43        42          --             16
Frisco Bridges...........  Collin County, TX        15.00 Acres      2,675       706       2,000            297
Frisco Bridges...........  Collin County, TX        19.74 Acres      2,971        --          --(2)          --
Frisco Bridges...........  Collin County, TX         24.3 Acres      4,194      (435)      4,000            260
Frisco Bridges...........  Collin County, TX        127.4 Acres     27,500     7,411      18,570          6,954
Katy.....................  Harris County, TX         0.02 Acres          2         2          --              1
Keller...................  Tarrant County, TX       749.1 Acres     10,000     3,892       4,500          3,373
Mason/Goodrich...........  Houston, TX                1.1 Acres        129        --         116             70
Mason/Goodrich...........  Houston, TX               12.8 Acres      2,536        --       1,803          1,783
Mason/Goodrich...........  Houston, TX                6.8 Acres      1,198       114         991            807
Mason/Goodrich...........  Houston, TX               20.5 Acres      3,560       497       1,308            957
Mastenbrook..............  Collin County, TX        157.9 Acres      4,445     1,890       2,275            747
McKinney Corners II......  Collin County, TX         14.6 Acres        500      (599)      1,050            (40)
McKinney Corners I, II,    Collin County, TX         82.0 Acres      9,150       613       8,123          1,638
  III, IV, V.............
Monterrey................  Riverside, CA            20.67 Acres      4,300       189       4,000          2,545
Nashville................  Nashville, TN              2.6 Acres        405        --         345            225
Nashville................  Nashville, TN             1.31 Acres        250        43         251            152
Nashville................  Nashville, TN             1.78 Acres    $   306    $   21     $   250        $   182
Nashville................  Nashville, TN              3.0 Acres        523        19         450            310
Pantex...................  Collin County, TX        182.5 Acres      8,160     2,373       4,546(1)         959
Parkfield................  Denver, CO                 2.6 Acres        615        (1)        584            512
Parkfield................  Denver, CO               326.8 Acres     13,164     7,969       3,279          3,758
Pioneer Crossing.........  Austin, TX              377.15 Acres      5,700     4,983          --           (768)
Plano Parkway............  Plano, TX                 4.79 Acres        543        87         400           (174)
Rasor....................  Plano, TX                43.01 Acres      1,850        --       1,604             58
Rasor....................  Plano, TX                  5.4 Acres        915        --         915            705
Rasor....................  Plano, TX                 41.1 Acres      3,779     3,587          --          1,902
Rowlett Creek............  Collin County, TX         80.4 Acres      2,262       919       1,173            462
Salmon River.............  Salmon River, ID           3.0 Acres         45        44          --             38
Valley Ranch.............  Irving, TX                22.4 Acres      1,455        --       1,375           (585)
Vann Cattle..............  Collin County, TX        126.6 Acres      3,564     1,872       1,471          1,257
Vista Business...........  Travis County, TX          5.4 Acres        620        14         577            173

                        AMERICAN REALTY INVESTORS, INC.

                                                    UNITS/          SALES    NET CASH      DEBT       GAIN (LOSS)
PROPERTY                        LOCATION       SQUARE FEET/ACRES    PRICE    RECEIVED   DISCHARGED      ON SALE
--------                        --------       -----------------   -------   --------   ----------    -----------
Vista Business...........  Travis County, TX        36.43 Acres      3,015     1,378       1,368            (51)
Wakefield................  Collin County, TX         70.3 Acres      1,981     1,239         612            478

---------------

(1) Debt assumed by purchaser.

(2) Exchanged for 3.25 acres of Clark land.

     In 1999, ARI purchased the following properties:

                                                    UNITS/         PURCHASE   NET CASH     DEBT     INTEREST   MATURITY
PROPERTY                       LOCATION        SQUARE FEET/ACRES    PRICE       PAID     INCURRED     RATE       DATE
--------                       --------        -----------------   --------   --------   --------   --------   --------
LAND
Frisco Bridges.........  Collin County, TX          336.8 Acres    $46,800     $7,800    $39,000    10.25%      01/00
Lake Houston...........  Harris County, TX          33.58 Acres      2,500      2,500         --        --         --
Leone..................  Irving, TX                   8.2 Acres      1,500        300      1,200      8.00      05/03
Monterey...............  Riverside County, CA        85.0 Acres      5,600      1,100      4,500      9.00      06/02
Rowlett Creek..........  Collin County, TX           80.4 Acres      1,600        400      1,200      8.75      05/04
Vineyards II...........  Tarrant County, TX          18.6 Acres      6,300      2,300      4,000     14.50      06/02
Wakefield..............  Allen, TX                   70.0 Acres      1,300        688        612      8.50      07/04
Woolley................  Farmers Branch, TX           .42 Acres        205        205         --        --         --
OFFICE BUILDINGS
Encino Executive
  Plaza................  Los Angeles, CA        177,211 Sq. Ft.     40,100      2,800     34,600      7.74      05/08
Cooley.................  Farmers Branch, TX      27,000 Sq. Ft.      3,500      1,500      2,000      9.00      05/19

     In 1999, ARI sold the following properties:

                                                       UNITS       SALES     NET CASH      DEBT      GAIN (LOSS)
PROPERTY                           LOCATION         ROOMS/ACRES    PRICE     RECEIVED   DISCHARGED     ON SALE
--------                           --------         -----------   -------    --------   ----------   -----------
APARTMENTS
Barcelona..................  Tampa, FL               368 Units    $ 9,800     $2,242     $ 6,953       $ 2,211
Bavarian Woods.............  Middletown, OH          259 Units      9,000      1,467       6,162         3,511
Country Place..............  Round Rock, TX          152 Units    $ 5,950     $1,335     $ 4,348       $ 3,334
Edgewater Gardens..........  Biloxi, MS              140 Units      5,700      2,529       2,864         2,155
Fox Club...................  Indianapolis, IN        336 Units     10,000      1,843       6,527         3,450
Horizon East...............  Dallas, TX              166 Units      3,970      1,173       2,588         1,771
Lake Nora..................  Indianapolis, IN        588 Units     19,100        886      17,000        11,614
Lantern Ridge..............  Richmond, VA            120 Units      3,425        880       2,428         2,323
Manchester Commons.........  Manchester, MO          280 Units     13,350      1,985       8,991         8,853
Mesa Ridge.................  Mesa, AZ                480 Units     19,500      8,593       9,400        10,242
Oak Hollow.................  Austin, TX              409 Units     35,500(1)   7,827      22,200        24,154
Windridge..................  Austin, TX              408 Units         --(1)      --          --            --
Old Towns..................  Middletown, Ohio        199 Units      4,550      4,251          --         2,207
Santa Fe...................  Kansas City, MO         225 Units      4,555      4,260          --           706
Tanglewood.................  Arlington Heights, IL   838 Units     41,000      8,433      28,148        22,433
HOTEL
Continental................  Las Vegas, NV           400 Rooms     28,000     10,400      16,950         9,164
LAND
Dowdy......................  McKinney, TX           165.0 Acres     2,448       (143)        238           401

                        AMERICAN REALTY INVESTORS, INC.

                                                       UNITS       SALES     NET CASH      DEBT      GAIN (LOSS)
PROPERTY                           LOCATION         ROOMS/ACRES    PRICE     RECEIVED   DISCHARGED     ON SALE
--------                           --------         -----------   -------    --------   ----------   -----------
Frisco Bridges.............  Collin County, TX      77.6 Acres     16,912      2,699      12,100         4,205
Frisco Bridges.............  Collin County, TX      13.6 Acres      2,600        (61)      2,137           403
Frisco Bridges.............  Collin County, TX      12.4 Acres      2,033       (875)      1,950            15
JHL Connell................  Carrollton, TX          .13 Acres         53         (2)         49            23
Katrina....................  Palm Desert, CA        121.2 Acres     6,600      5,253          --           187
Keller.....................  Tarrant County, TX      2.1 Acres        185         86          90           158
Keller, Scout and
  Scoggins.................  Tarrant County, TX     185.6 Acres     3,500        653       2,500         1,799
Mason/Goodrich.............  Houston, TX             9.9 Acres        956          4         860           432
McKinney Corners...........  McKinney, TX           33.7 Acres      7,701       (396)      5,538         2,890
McKinney Corners...........  McKinney, TX           103.7 Acres     4,752       (278)        462         1,035
McKinney Corners...........  McKinney, TX           6.23 Acres      1,648      1,599          --         1,387
Plano Parkway..............  Collin County, TX       4.6 Acres      1,207      1,126          --           473
Plano Parkway..............  Collin County, TX      24.5 Acres      4,912       (147)      4,698         1,100
Plano Parkway..............  Collin County, TX       6.0 Acres      1,568        (47)      1,510           615
Plano Parkway..............  Collin County, TX      11.8 Acres      3,754      1,577       1,950         1,877
Plano Parkway..............  Collin County, TX       6.2 Acres        900        181         650           (40)
Rasor......................  Plano, TX              13.0 Acres      1,600        (48)      1,531           979
Rasor......................  Plano, TX              3.65 Acres        522        (16)        522            --
Sun City...................  Sun City, TX           26.5 Acres        260        232          --           180
Valley Ranch...............  Irving, TX              1.4 Acres        163        154          --           128
Vista Ridge................  Lewisville, TX         15.0 Acres      2,617        474       1,814           913
Vista Ridge................  Lewisville, TX          6.7 Acres      1,444        286         975           584
Vista Ridge................  Lewisville, TX          1.3 Acres        715        665          --           538
Yorktown...................  Harris County, TX      205.4 Acres     2,689        (80)      2,490           561

---------------

(1) Sold in a single transaction.

NOTE 6.  INVESTMENTS IN EQUITY INVESTEES

     Investments in equity investees at December 31, 2000, consisted of two publicly traded real estate companies, Income Opportunity Realty Investors, Inc. ("IORI") and Transcontinental Realty Investors, Inc. ("TCI") and interests in real estate joint venture partnerships. BCM, ARI's advisor, serves as advisor to IORI and TCI.

     The investments in IORI, TCI and the joint venture partnerships are accounted for using the equity method as more fully described in Note
1. "Summary of Significant Accounting Policies -- Investments in equity investees." Prior to December 31, 1998, ARI accounted for its investment in NRLP using the equity method. See Note 2. "NRLP Management Corp."

     A significant portion of ARI's investment in IORI and TCI is pledged as collateral for borrowings. See Note 8. "Notes and Interest Payable" and Note
9. "Margin Borrowings."

                        AMERICAN REALTY INVESTORS, INC.

     Investments in equity investees consisted of the following:

                                                     CARRYING       EQUIVALENT
                                   PERCENTAGE OF     VALUE OF        INVESTEE        MARKET VALUE
                                   OWNERSHIP AT    INVESTMENT AT   BOOK VALUE AT   OF INVESTMENT AT
                                   DECEMBER 31,    DECEMBER 31,    DECEMBER 31,      DECEMBER 31,
INVESTEE                               2000            2000            2000              2000
--------                           -------------   -------------   -------------   ----------------
IORI.............................      27.1%          $ 8,052         $10,839          $ 3,510
TCI..............................      24.7            30,473          49,538           26,078
                                                      -------         -------          -------
                                                       38,525         $60,377          $29,588
                                                                      =======          =======
Other............................                       6,252
                                                      -------
                                                      $44,777
                                                      =======

                                                     CARRYING       EQUIVALENT
                                   PERCENTAGE OF     VALUE OF        INVESTEE        MARKET VALUE
                                   OWNERSHIP AT    INVESTMENT AT   BOOK VALUE AT   OF INVESTMENT AT
                                   DECEMBER 31,    DECEMBER 31,    DECEMBER 31,      DECEMBER 31,
INVESTEE                               1999            1999            1999              1999
--------                           -------------   -------------   -------------   ----------------
IORI.............................      30.4%          $ 3,434         $ 7,293          $ 2,614
TCI..............................      39.2            36,364          70,560           41,988
                                                      -------         -------          -------
                                                       39,798         $77,853          $44,602
                                                                      =======          =======
Other............................                       7,888
                                                      -------
                                                      $47,686
                                                      =======

     Management continues to believe that the market value of each of IORI and TCI undervalues their assets and therefore, ARI may continue to increase its ownership in these entities in 2001, as its liquidity permits. On October 3, 2000, ARI and IORI entered into a stock option agreement which provided IORI and ARI with an option to purchase 1,858,900 shares of common stock of TCI from a third party. On October 19, 2000, IORI assigned all of its rights to purchase such shares to ARI. ARI may exercise the option at any time prior to April 5, 2001. The total cost to purchase the TCI shares is $30.7 million. In October 2000, ARI paid $5.6 million of the option price.

     ART Florida Portfolio II, Ltd. In June 2000, Vestavia Lakes Apartments partnership, in Orlando, Florida, in which ART Portfolio II, Ltd. owned an interest, was sold. A loss was incurred on the sale, of which ARI's share was $967,000, which is included in equity income (loss) of investees in the accompanying Consolidated Financial Statements.

     Elm Fork Ranch, L.P. In September 1997, a limited partnership, of which ARI was a 1% general partner and 21.5% limited partner, purchased a 422.4 acre parcel of unimproved land in Denton County, Texas, for $16.0 million in cash. ARI contributed $3.6 million in cash with the remaining $12.4 million being contributed by the other limited partners. In September 1997, the partnership obtained financing of $6.5 million secured by the 422.4 acres of land. The mortgage bears interest at 10% per annum, requires quarterly payments of interest only and matures in September 2001. The net financing proceeds were distributed to the partners, ARI receiving $2.9 million of its initial investment. The partnership agreement also provides that the limited partners receive a 12% preferred cumulative return before any sharing of partnership profits occurs. One Realco, one of the limited partners in the partnership, owns approximately 12.8% of the outstanding shares of ARI's Common Stock. In June 2000, ARI sold its partnership interests for $2.0 million in cash, retaining an option to repurchase its interests for $2.0 million plus an amount equal to 20% times the number of days from the date of agreement to the exercise date. In January 2001,

                        AMERICAN REALTY INVESTORS, INC.

ARI exercised its option and reacquired the property. ARI recognized neither gain nor loss on the June 2000 sale and subsequent repurchase. At December 31, 2000, 267.8 acres remained unsold.

     EQK Realty Investors I. In October 2000, ARI acquired a 100% interest in EQK Realty Investors, I ("EQK"), a real estate investment trust, for $1.1 million in cash and $1.21 million in Series A Preferred Stock (121,332 shares). At the date of acquisition, EQK's assets consisted of $2.0 million in cash.

     Set forth below are summary financial data for NRLP, an equity investee, prior to December 31, 1998. See Note 2. "NRLP Management Corp."

                                                                1998
                                                              ---------
Revenues....................................................  $ 113,834
Depreciation................................................     (9,691)
Interest....................................................    (26,722)
Operating expenses..........................................    (82,519)
                                                              ---------
(Loss) before gains on sale of real estate..................     (5,098)
Gains on sale of real estate................................     52,589
                                                              ---------
Net income..................................................  $  47,491
                                                              =========

     ARI's equity share of:

                                                                 1998
                                                               ---------
(Loss) before gains on sale of real estate..................   $  (2,794)
Gains on sale of real estate................................      34,055
                                                               ---------
Net income..................................................   $  31,261
                                                               =========

     Set forth below are summary financial data for equity investees other than
NRLP:

                                                                2000        1999
                                                              ---------   ---------
Property and notes receivable, net..........................  $ 748,935   $ 734,857
Other assets................................................     74,462      69,829
Notes payable...............................................   (550,280)   (577,167)
Other liabilities...........................................    (31,551)    (25,474)
                                                              ---------   ---------
Equity......................................................  $ 241,566   $ 202,045
                                                              =========   =========

                                                      2000        1999        1998
                                                    ---------   ---------   ---------
Revenues..........................................  $ 155,160   $  99,077   $ 150,163
Depreciation......................................    (22,152)    (14,417)    (20,954)
Provision for losses..............................         --          --         506
Interest..........................................    (53,065)    (33,355)    (49,915)
Operating expenses................................   (103,787)    (60,578)    (91,868)
                                                    ---------   ---------   ---------
(Loss) before gains on sale of real estate........    (23,844)     (9,273)    (12,068)
Gains on sale of real estate......................     71,428      41,804      18,642
                                                    ---------   ---------   ---------
Net income........................................  $  47,584   $  32,531   $   6,574
                                                    =========   =========   =========

                        AMERICAN REALTY INVESTORS, INC.

     ARI's equity share of:

                                                        2000        1999       1998
                                                      ---------   --------   --------
(Loss) before gains on sale of real estate..........  $  (5,260)  $ (5,512)  $   (686)
Gains on sale of real estate........................     18,571     17,359      7,391
                                                      ---------   --------   --------
Net income..........................................  $  13,311   $ 11,847   $  6,705
                                                      =========   ========   ========

     The difference between the carrying value of ARI's investment and the equivalent investee book value is amortized over the life of the properties held by each investee.

     The cash flow from IORI and TCI is dependent on the ability of each of them to make distributions. IORI and TCI ceased making quarterly distributions in the fourth quarter of 2000. In 2000 ARI received distributions totaling $1.8 million from IORI and TCI. In 1999, ARI received distributions totaling $1.9 million from IORI and TCI.

     ARI initially acquired its investment in IORI and TCI in 1989. In 2000, ARI purchased an additional $642,000 of equity securities of IORI and TCI.

NOTE 7.  MARKETABLE EQUITY SECURITIES -- TRADING PORTFOLIO

     Since 1994, ARI has purchased equity securities of entities other than those of the IORI and TCI to diversify and increase the liquidity of its margin accounts and its trading portfolio. In 2000, ARI purchased $5.3 million and sold $5.3 million of trading portfolio securities. Trading portfolio securities are considered available for sale and are carried at market value. In 1999, ARI purchased $3.7 million and sold $4.4 million of trading portfolio securities. At December 31, 2000, ARI recognized an unrealized decline in the market value of trading portfolio securities of $305,000. In 2000, ARI realized a net loss of $747,000 from the sale of trading portfolio securities and received $3,000 in dividends. At December 31, 1999, ARI recognized an unrealized decline in the market value of trading portfolio securities of $1.8 million. In 1999, ARI realized a net gain of $45,000 from the sale of trading portfolio securities and received $5,000 in dividends. At December 31, 1998, ARI recognized an unrealized decline in the market value of trading portfolio securities of $6.1 million. In 1998, ARI realized a net loss of $112,000 from the sale of trading portfolio securities and received $79,000 in dividends. Unrealized and realized gains and losses in trading portfolio securities are included in other income in the accompanying Consolidated Statements of Operations.

                        AMERICAN REALTY INVESTORS, INC.

NOTE 8.  NOTES AND INTEREST PAYABLE

     Notes and interest payable consisted of the following:

                                                     2000                    1999
                                             ---------------------   ---------------------
                                             ESTIMATED      BOOK     ESTIMATED      BOOK
                                             FAIR VALUE    VALUE     FAIR VALUE    VALUE
                                             ----------   --------   ----------   --------
Notes payable
Mortgage loans.............................   $600,395    $604,858    $706,121    $680,084
Borrowings from financial institutions.....      9,029       8,451      15,742       9,157
Notes payable to affiliates................         --          --       9,577       5,049
                                              --------    --------    --------    --------
                                              $609,424     613,309    $731,440     694,290
                                              ========                ========
Interest payable ($7,761 in 1999 to
  affiliates)..............................                  3,022                  11,906
                                                          --------                --------
                                                          $616,331                $706,196
                                                          ========                ========

     Scheduled principal payments on notes payable are due as follows:

2001........................................................  $193,429
2002........................................................    90,470
2003........................................................    48,474
2004........................................................     7,357
2005........................................................    59,297
Thereafter..................................................   214,282
                                                              --------
                                                              $613,309
                                                              ========

     Stated interest rates on notes payable ranged from 6.19% to 18.0% per annum at December 31, 2000, and matured in varying installments between 2001 and 2017. At December 31, 2000, notes payable were collateralized by deeds of trust on real estate with a net carrying value of $760.5 million.

     In 2000, ARI financed/refinanced or obtained second mortgage financing on the following:

                                            ACRES/UNITS/       DEBT        DEBT      NET CASH    INTEREST    MATURITY
PROPERTY                    LOCATION         SQUARE FEET     INCURRED   DISCHARGED   RECEIVED      RATE        DATE
--------                    --------       ---------------   --------   ----------   --------    --------    --------
APARTMENTS
Bent Tree............  Addison, TX               292 Units    $8,900     $ 6,685     $   593(1)    9.25%(2)   11/03
Chateau Bayou........  Ocean Springs, MS         122 Units     1,007          --         988       8.36       05/10
Confederate Point....  Jacksonville, FL          206 Units     7,440       5,879       1,039       8.12       05/07
Rockborough..........  Denver, CO                345 Units     2,222          --       1,942       8.37       11/10
Waters Edge..........  Gulfport, MS              238 Units     7,532       3,993       3,447       8.08       05/07
Whispering Pines.....  Topeka, KS                320 Units     7,530       6,829         302       8.12       05/07
OFFICE BUILDINGS
Centura Tower........  Farmers Branch, TX  410,910 Sq. Ft.    15,000          --      14,612      16.90       07/02

                        AMERICAN REALTY INVESTORS, INC.

                                            ACRES/UNITS/       DEBT        DEBT      NET CASH    INTEREST    MATURITY
PROPERTY                    LOCATION         SQUARE FEET     INCURRED   DISCHARGED   RECEIVED      RATE        DATE
--------                    --------       ---------------   --------   ----------   --------    --------    --------
LAND
Centura, Clark and
  Woolley............  Farmers Branch, TX      10.08 Acres     7,150          --       6,960      14.00       03/03
Frisco Bridges.......  Collin County, TX      127.41 Acres    18,000      11,900       6,190      13.00       03/01(4)
Frisco Bridges.......  Collin County, TX       62.84 Acres     7,800       4,985       2,432      14.00       03/02
Katy.................  Harris County, TX       130.6 Acres     4,250       4,042          (9)     13.00       05/01
Mason/Goodrich.......  Houston, TX            235.00 Acres     2,250          --       1,924      14.00       01/02
Nashville............  Nashville, TN          144.82 Acres    10,000       2,034       7,039      15.50       07/00(5)
Pioneer Crossing.....  Austin, TX             599.78 Acres    12,500      12,021        (446)     14.50       10/01
Keller...............  Fort Worth, TX          30.13 Acres     8,000(3)       --       7,750      14.00       10/01
Lacy Longhorn........  Farmers Branch, TX      17.12 Acres        --(3)       --          --         --          --
McKinney Corners.....  McKinney, TX            10.98 Acres        --(3)       --          --         --          --
Thompson.............  Farmers Branch, TX       3.99 Acres        --(3)       --          --         --          --
Tomlin...............  Farmers Branch, TX       9.00 Acres        --(3)       --          --         --          --
Tree Farm............  Dallas, TX              10.36 Acres        --(3)       --          --         --          --

---------------

(1) Net of release and prepayment fees.

(2) Variable interest rate.

(3) Single note, with all properties as collateral.

(4) Property sold in July 2000.

(5) Debt maturity date extended to July 2001.

NOTE 9.  MARGIN BORROWINGS

     ARI has margin arrangements with various financial institutions and brokerage firms which provide for borrowings of up to 50% of the market value of marketable equity securities. The borrowings under such margin arrangements are secured by the equity securities of IORI and TCI and ARI's trading portfolio securities and bear interest rates ranging from 7.0% to 9.0% per annum. Margin borrowings were $13.5 million at December 31, 2000, and $33.3 million at December 31, 1999, 46.1% and 31.5%, respectively, of the market values of the equity securities at those dates.

     In June 2000, 1.6 million shares of TCI stock and 54,000 shares of IORI stock held as collateral on margin loans were sold to satisfy margin calls resulting in losses totaling $7.9 million. These losses are included in equity income of investees in the Consolidated Statements of Operations. See Note 6. "Investments in Equity Investees."

     In April 2000, ARI obtained a security loan in the amount of $5.0 million from a financial institution. ARI received net cash of $4.6 million after payment of various closing costs. The loan bears interest at 1% over the prime rate (currently 9.0% per annum), requires monthly payments of interest only and matures April 2001. The loan is secured by 1,050,000 shares of ARI Common Stock held by BCM, ARI's advisor.

     In June 2000, TCI funded a $9.0 million loan to ARI. The loan was secured by 409,934 shares of IORI common stock. The loan bore interest at 15% per annum and matured in October 2000. All principal and interest were due at maturity. A paydown of $3.2 million plus accrued interest was made in September 2000 with the remainder of the loan plus accrued interest being paid in October 2000.

                        AMERICAN REALTY INVESTORS, INC.

NOTE 10.  DIVIDENDS

     During the second quarter of 1999, ARI's Board of Directors established a policy that dividend declarations on Common Stock would be determined on an annual basis following the end of each year. No dividends on Common Stock were declared for 2000. Future distributions to Common stockholders will be dependent upon ARI's income, financial condition, capital requirements and other factors deemed relevant by the Board.

     Dividends on Common Stock totaling $532,000 or $.05 per share were declared in 1999 and $2.3 million or $.20 per share in 1998. ARI reported to the Internal Revenue Service that 100% of the dividends paid on Common Stock in 1999 and 1998 represented a return of capital.

NOTE 11.  PREFERRED STOCK

     There are 15,000,000 shares of Series A 10% Cumulative Convertible Preferred Stock authorized; with a par value of $2.00 per share and liquidation preference of $10.00 per share plus accrued and unpaid dividends. Dividends are payable at the annual rate of $1.00 per share or $.25 per share quarterly to stockholders of record on the last day of each March, June, September and December when and as declared by the Board of Directors. The Series A Preferred Stock may be converted after August 15, 2003, into Common Stock at 90% of the average daily closing price of ARI's Common Stock for the prior 20 trading days. At December 31, 2000, 2,721,332 shares of Series A Preferred Stock were outstanding and 1,877,465 shares were reserved for issuance as future consideration in various business transactions.

     There are 80,000 shares of Series B 10% Cumulative Convertible Preferred Stock authorized; with a par value of $2.00 per share and a liquidation preference of $100.00 per share plus accrued but unpaid dividends. The Series B Preferred Stock bears an annual dividend of $11.00 per share or $2.75 per quarter to stockholders of record on the last day of each March, June, September and December when and as declared by the Board of Directors. The Series B Preferred Stock is reserved for conversion of the Class A limited partner units of Valley Ranch, L.P. In March 1999, an agreement was reached for ARI to acquire the eight million Class A units for $1.00 per unit. At December 31, 2000, four million of the Class A units remained to be purchased with two million units to be purchased in each of May 2001 and 2002. At December 31, 2000, no Series B Preferred Stock was outstanding.

     There are 231,750 shares of Series C Cumulative Convertible Preferred Stock authorized; with a par value of $2.00 per share and liquidation preference of $100.00 per share plus accrued and unpaid dividends. The Series C Preferred Stock bears a quarterly dividend of $2.25 per share through June 30, 2001 and $2.50 per share thereafter, to stockholders of record on the last day of March, June, September and December when and as declared by the Board of Directors. The Series C Preferred Stock is reserved for conversion of the Class A limited partner units of ART Palm, L.L.C. The Class A units may be exchanged for Series C Preferred Stock at the rate of 100 Class A units for each share of Series C Preferred Stock. At December 31, 2000, shares of Series C Preferred Stock could be converted into 25,000 shares of ARI Common Stock. On or after June 30, 2002 and 2003, additional shares of Series C Preferred Stock may be converted into 25,000 shares of ARI Common Stock in each year. On or after December 31, 2005, additional shares of Series C Preferred Stock may be converted into 25,000 shares of ARI Common Stock. On or after December 31, 2006, all remaining outstanding shares of Series C Preferred Stock may be converted into ARI Common Stock. All conversions of Series C Preferred Stock in ARI Common Stock will be at 90% of the average daily closing price of ARI's Common Stock for the prior 20 trading days. At December 31, 2000, no Series C Preferred Stock was outstanding. In January 2001, 2.5 million Class A limited partner units of ART Palm, L.L.C. were redeemed for $2.5 million in cash.

                        AMERICAN REALTY INVESTORS, INC.

     There are 91,000 shares of Series D 9.50% Cumulative Preferred Stock authorized; with a par value of $2.00 per share, and a liquidation preference of $20.00 per share. Dividends are payable at the annual rate of $1.90 per year or $.475 per quarter to stockholders of record on the last day of each March, June, September and December when and as declared by the Board of Directors. The Series D Preferred Stock is reserved for the conversion of the Class A limited partner units of Ocean Beach Partners, L.P. The Class A units may be exchanged for Series D Preferred Stock at the rate of 20 Class A units for each share of Series D Preferred Stock. No more than one-third of the Class A units may be exchanged prior to May 31, 2001. Between June 1, 2001 and May 31, 2006 all unexchanged Class A units are exchangeable. At December 31, 2000, no shares of Series D Preferred Stock were outstanding.

     There are 500,000 shares of Series E 6% Cumulative Preferred Stock authorized; with a par value $2.00 per share and a liquidation preference of $10.00 per share. Dividends are payable at the annual rate of $.60 per share or $.15 per quarter to stockholders of record on the last day of each March, June, September and December when and as declared by the Board of Directors. At December 31, 2000, 50,000 shares of Series E Preferred Stock were outstanding.

NOTE 12.  STOCK OPTIONS

     In January 1998, stockholders approved the 1997 Stock Option Plan (the "Option Plan"). Under the Option Plan, options have been granted to certain ARI officers and key employees of BCM and its affiliates. The Option Plan provides for options to purchase up to 300,000 shares of Common Stock. All grants are determined by the Option Committee of the Board of Directors. Options granted pursuant to the Option Plan are exercisable, based upon vesting of 20% per year, beginning one year after the date of grant and expire the earlier of three months after termination of employment or ten years from the date of grant.

                                        2000                       1999                     1998
                              ------------------------   ------------------------   --------------------
                               NUMBER       EXERCISE      NUMBER       EXERCISE      NUMBER     EXERCISE
                              OF SHARES      PRICE       OF SHARES      PRICE       OF SHARES    PRICE
                              ---------   ------------   ---------   ------------   ---------   --------
Outstanding at January 1,...   297,250    $16.35-18.53    276,750    $      16.35         --     $   --
Granted.....................        --              --     37,500           18.53    293,750      16.35
Canceled....................   (91,500)          16.35    (17,000)          16.35    (17,000)     16.35
                               -------                    -------                    -------
Outstanding at December
  31,.......................   205,750                    297,250     16.35-18.53    276,750      16.35
                               =======                    =======                    =======

     At December 31, 2000, 61,500 options were exercisable at an exercise price of $16.35 per Common share and 7,500 shares were exercisable at an exercise price of $18.53 per share.

     In January 1999, stockholders approved the Director's Stock Option Plan (the "Director's Plan") which provides for options to purchase up to 40,000 shares of Common Stock. Options granted pursuant to the Director's Plan are immediately exercisable and expire on the earlier of the first anniversary of the date on which a Director ceases to be a Director or ten years from the date of grant. Each Independent Director was granted an option to purchase 1,000 Common shares at an exercise price of $17.71 per share on January 11, 1999, the date stockholders approved the plan. On January 1, 2000 and 2001, each Independent Director was granted an option to purchase 1,000 Common shares at exercise prices of $18.53 and $13.625 per Common share, respectively. Each Independent Director will be awarded an option to purchase an additional 1,000 shares on January 1 of each year. At December 31, 2000, 5,000 options were exercisable at prices ranging from $17.71 to $18.53 per Common share.

     Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees," and related Interpretations are utilized by management in accounting for the option plans. All share options issued have exercise prices equal to the market price of the shares at the dates of grant. Accordingly, no

                        AMERICAN REALTY INVESTORS, INC.

compensation cost has been recognized for the option plans. Had compensation cost for the option plans been determined based on the fair value at the grant dates consistent with the method of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation," net income (loss) and net income (loss) per share would have been the pro forma amounts indicated below.

                                           2000                      1999                      1998
                                  -----------------------   -----------------------   -----------------------
                                  AS REPORTED   PRO FORMA   AS REPORTED   PRO FORMA   AS REPORTED   PRO FORMA
                                  -----------   ---------   -----------   ---------   -----------   ---------
Net income (loss) applicable to
  common shares.................     $352          $21        $8,017       $7,673      $(23,982)    $(24,374)
Net income (loss) applicable to
  common shares, per share......      .03           --           .75          .71         (2.24)       (2.38)

     The fair value of each option is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                                              2000   1999   1998
                                                              ----   ----   ----
Dividend yield..............................................    --    .29%  1.25%
Expected volatility.........................................    43%    18%    30%
Risk-free interest rate.....................................  5.75%  5.75%  5.35%
Expected lives (in years)...................................    10      9      7
Forfeitures.................................................    10%    10%    10%

     The weighted average fair value per share of options in 2000 was $4.79.

NOTE 13.  ADVISORY AGREEMENT

     Although the Board of Directors is directly responsible for managing the affairs of ARI and for setting the policies which guide it, the day-to-day operations of ARI are performed by BCM, a contractual advisor under the supervision of the Board. The duties of the advisor include, among other things, locating, investigating, evaluating and recommending real estate and mortgage loan investment and sales opportunities as well as financing and refinancing sources. BCM as advisor also serves as a consultant in connection with the preparation of ARI's business plan and investment policy decisions made by the Board.

     BCM, an affiliate, has been providing advisory services to ARI or ART since February 6, 1989. BCM is a company owned by a trust for the benefit of the children of Gene E. Phillips. Mr. Phillips serves as a representative of the trust for the benefit of his children that owns BCM and, in such capacity, had, until June 2000, substantial contact with the management of BCM and input with respect to BCM's performance of advisory services for ARI. Karl L. Blaha, President and a Director of ARI, serves as President of BCM and Mark W. Branigan, Executive Vice President and Chief Financial Officer and a Director of ARI, serves as Executive Vice President and Chief Financial Officer of BCM.

     The Advisory Agreement provides that BCM shall receive base compensation at the rate of 0.0625% per month (0.75% on an annualized basis) of ARI's Average Invested Assets.

     In addition to base compensation, the Advisory Agreement provides that BCM, or an affiliate of BCM, receive an acquisition fee for locating, leasing or purchasing real estate for ARI's benefit; a disposition fee for the sale of each equity investment in real estate; a loan arrangement fee; an incentive fee equal to 10% of net income for the year in excess of a 10% return on stockholders' equity, and 10% of the excess of net capital gains over net capital losses, if any; and a mortgage placement fee, on mortgage loans originated or purchased.

                        AMERICAN REALTY INVESTORS, INC.

     The Advisory Agreement further provides that BCM shall bear the cost of certain expenses of its employees not directly identifiable to ARI's assets, liabilities, operations, business or financial affairs; and miscellaneous administrative expenses relating to the performance of its duties under the Advisory Agreement.

     If and to the extent that BCM or any director, officer, partner or employee of BCM, shall be requested to render services to ARI other than those required to be rendered by BCM under the Advisory Agreement, such additional services, if performed, will be compensated separately on terms agreed upon between each party from time to time.

     The Advisory Agreement automatically renews from year to year unless terminated in accordance with its terms. Management believes that the terms of the Advisory Agreement are at least as fair as could be obtained from unaffiliated third parties.

NOTE 14.  PROPERTY MANAGEMENT

     Affiliates of BCM provided property management services to ARI. Currently, Triad Realty Services, Ltd. ("Triad") provides property management services to ARI's properties for a fee of 5% or less of the monthly gross rents collected on the residential properties under its management and 3% or less of the monthly gross rents collected on the commercial properties under its management. Triad subcontracts with other entities for property-level management services at various rates. The general partner of Triad is BCM. The limited partners of Triad are Gene E. Phillips and GS Realty Services, Inc. ("GS Realty"), a related party. Triad subcontracts the property-level management of 14 of ARI's commercial properties (office buildings, shopping centers and a merchandise mart) and eight of its hotels to Regis Realty, Inc. ("Regis"), a related party, which is a company owned by GS Realty. Regis is entitled to receive property and construction management fees and leasing commissions in accordance with the terms of its property-level management agreement with Triad.

NOTE 15.  ADVISORY FEES, PROPERTY MANAGEMENT FEES, ETC.

     Fees and cost reimbursements to BCM and its affiliates were as follows:

                                                           2000      1999      1998
                                                          -------   -------   -------
Fees
  Advisory fee..........................................  $ 5,049   $ 5,538   $ 3,845
  Incentive fee.........................................    1,646        --        --
  Loan arrangement......................................    1,186       941       804
  Brokerage commissions.................................    1,152    10,706     7,450
  Property and construction management and leasing
     commissions*.......................................    1,385     3,688     1,752
                                                          -------   -------   -------
                                                          $10,418   $20,873   $13,851
                                                          =======   =======   =======
Cost reimbursements.....................................  $ 5,335   $ 5,824   $ 1,832
                                                          =======   =======   =======

                        AMERICAN REALTY INVESTORS, INC.

     Fees paid to GS Realty, a related party:

                                                                2000
                                                               ------
Fees
  Real estate brokerage.....................................   $5,777
  Property and construction management and leasing
     commissions*...........................................    2,011
                                                               ------
                                                               $7,788
                                                               ======

---------------

* Net of property management fees paid to subcontractors, other than affiliates of BCM.

NOTE 16.  INCOME TAXES

     ARI had a loss for federal income tax purposes, after utilization of operating loss carryforwards in 2000 and 1998, and a taxable loss in 1999, as amended; therefore, it recorded no provision for income taxes. ARI's tax basis in its net assets differs from the amount at which its net assets are reported for financial statement purposes, principally due to the accounting for gains and losses on property sales, the difference in the allowance for estimated losses, depreciation on owned properties, and investments in equity method real estate entities. At December 31, 2000, ARI's financial statement basis in its net assets exceeded their basis for tax purposes by $109.2 million. As a result, aggregate future income for income tax purposes will be greater than such amount for financial statement purposes. Additionally, at December 31, 2000, ARI had tax net operating loss carryforwards of $112.9 million expiring through the year 2018. The net operating loss carryforwards are primarily attributable to EQK ($99.7 million), a wholly-owned subsidiary.

     At December 31, 2000, ARI had a deferred tax benefit of $41.5 million due to tax deductions available to it in future years. However, due to other factors, such deferred tax benefit has been offset by the recording of a deferred tax liability and valuation allowance of an equal amount.

NOTE 17.  RENTS UNDER OPERATING LEASES

     ARI's operations include the leasing of commercial properties (office buildings, shopping centers and a merchandise mart). The leases thereon expire at various dates through 2013. The following is a schedule of minimum future rents under non-cancelable operating leases as of December 31, 2000:

2001........................................................   $14,560
2002........................................................    11,719
2003........................................................     9,800
2004........................................................     7,543
2005........................................................     6,071
Thereafter..................................................    31,536
                                                               -------
                                                               $81,229
                                                               =======

     Pizza World Supreme, Inc. ("PWSI") conducts its operations from leased facilities which include office space, a warehouse, and 57 pizza parlor locations for which a lease was signed and the pizza parlor was either open at December 31, 2000 or scheduled to open thereafter. The leases expire over the next 13 years. PWSI also leases vehicles under operating leases.

                        AMERICAN REALTY INVESTORS, INC.

     The following is a schedule of minimum future rent commitments under operating leases as of December 31, 2000:

2001........................................................   $ 2,064
2002........................................................     2,019
2003........................................................     1,928
2004........................................................     1,836
2005........................................................     1,624
Thereafter..................................................     5,327
                                                               -------
                                                               $14,798
                                                               =======

     Total facilities and automobile rent expense relating to these leases was $2.5 million in 2000, $2.9 million in 1999 and $2.7 million in 1998.

NOTE 18.  OPERATING SEGMENTS

     Significant differences among the accounting policies of the operating segments as compared to the Consolidated Financial Statements principally involve the calculation and allocation of general and administrative expenses. Management evaluates the performance of its operating segments and allocates resources to them based on net operating income and cash flow. Expenses that are not reflected in the segments are $18.0 million in 2000, $17.1 million in 1999 and $8.5 million in 1998 of general and administrative expenses. Excluded from segment assets, are assets of $97.8 million in 2000 and $88.1 million in 1999, which are not identifiable with an operating segment. There are no intersegment revenues and expenses and all business at December 31, 2000, was conducted in the United States. ARI's hotel in Sofia, Bulgaria had no operations in 2000. See
Note 3. "Notes and Interest Receivable" and Note 5. "Real Estate."

     Presented below is the operating income of each operating segment and each segment's assets for 2000 and 1999.

                       COMMERCIAL
                       PROPERTIES   APARTMENTS   HOTELS      LAND      PWSI     RECEIVABLES    OTHER     TOTAL
                       ----------   ----------   -------   --------   -------   -----------   -------   --------
2000
Operating revenue....   $ 31,470     $ 69,754    $33,134   $    296   $32,551     $    --     $ 3,506   $170,711
Interest income......         --           --         --         --        --       2,965          --      2,965
Operating expenses...     19,779       40,426     24,127      9,727    26,767          --          22    120,848
                        --------     --------    -------   --------   -------     -------     -------   --------
Operating income
  (loss).............     11,691       29,328      9,007     (9,431)    5,784       2,965       3,484     52,828
Depreciation.........      6,493        6,344      2,707         --     1,330          --           5     16,879
Interest.............     17,453       19,731      4,837     26,389     1,135          --       7,157     76,702
Capital
  expenditures.......      5,309        7,518        979      2,076     1,087          --          --     16,969
Assets...............    165,777      147,070     97,682    242,973    21,679      13,831         242    689,254

                       COMMERCIAL
                       PROPERTIES   APARTMENTS               LAND                                        TOTAL
                       ----------   ----------             --------                                     --------
Sales price..........   $ 37,516     $ 72,700              $119,384                                     $229,600
Cost of sales........     15,652       26,837                90,383                                      132,872
                        --------     --------              --------                                     --------
Gains on sale........   $ 21,864     $ 45,863              $ 29,001                                     $ 96,728
                        ========     ========              ========                                     ========

                        AMERICAN REALTY INVESTORS, INC.

                       COMMERCIAL
                       PROPERTIES   APARTMENTS   HOTELS      LAND      PWSI     RECEIVABLES    OTHER     TOTAL
                       ----------   ----------   -------   --------   -------   -----------   -------   --------
1999
Operating revenue....   $ 30,176     $ 93,933    $31,583   $    364   $30,781     $    --     $ 1,575   $188,412
Interest income......         --           --         --         --        --       6,414          --      6,414
Operating expenses...     16,460       56,392     24,237      9,017    26,278          --         448    132,832
                        --------     --------    -------   --------   -------     -------     -------   --------
Operating income
  (loss).............     13,716       37,541      7,346     (8,653)    4,503       6,414       1,127     61,994
Depreciation.........      4,464        9,119      2,354         --     1,288          --         151     17,376
Interest.............     10,244       28,775      4,926     35,968     1,241          --      10,582     91,736
Capital
  expenditures.......      2,064        8,694      1,120        374       895          --          --     13,147
Assets...............    192,742      189,438     71,357    317,846    21,177      38,604         247    831,411

                                    APARTMENTS   HOTELS      LAND                                        TOTAL
                                    ----------   -------   --------                                     --------
Sales price......................    $185,400    $28,000   $ 69,618                                     $283,018
Cost of sales....................      88,856     18,836     46,066                                      153,758
                                     --------    -------   --------                                     --------
Gains on sale....................    $ 96,544    $ 9,164   $ 23,552                                     $129,260
                                     ========    =======   ========                                     ========

                       COMMERCIAL
                       PROPERTIES   APARTMENTS   HOTELS      LAND      PWSI     RECEIVABLES    OTHER     TOTAL
                       ----------   ----------   -------   --------   -------   -----------   -------   --------
1998
Operating revenue....   $ 16,539     $ 14,230    $32,221   $    501   $28,883     $    --     $    --   $ 92,374
Interest income......         --           --         --         --        --         188          --        188
Operating expenses...      9,727        8,755     24,361      6,349    24,840          --          --     74,032
                        --------     --------    -------   --------   -------     -------     -------   --------
Operating income
  (loss).............      6,812        5,475      7,860     (5,848)    4,043         188          --     18,530
Depreciation.........      1,574        1,412      2,320         --     1,273          --         411      6,990
Interest.............      3,803        4,396      7,560     29,058       579          --       6,228     51,624
Capital
  expenditures.......        110           --      1,383      2,577       166          --          --      4,236
Assets...............     87,581      286,317     78,455    282,300    24,449      52,053         253    811,408

                                                             LAND
                                                           --------
Sales price.............................................   $ 51,602
Cost of sales...........................................     34,348
                                                           --------
Gains on sale...........................................   $ 17,254
                                                           ========

                        AMERICAN REALTY INVESTORS, INC.

NOTE 19.  QUARTERLY RESULTS OF OPERATIONS

     The following is a tabulation of quarterly results of operations for the years 2000 and 1999 (unaudited):

                                                                  THREE MONTHS ENDED
                                                  ---------------------------------------------------
                                                  MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,
                                                  ---------   --------   -------------   ------------
2000
Operating income................................   $11,114    $12,714       $10,932        $ 9,319
Gain on land sales..............................     2,449      1,062        23,611          1,879
Pizza parlor gross margin.......................     1,384      1,540         1,326          1,534
                                                   -------    -------       -------        -------
  Income from operations........................    14,947     15,316        35,869         12,732
Equity in income (loss) of investees............       202         94         2,577          2,373
Gains on sale of real estate....................    16,154     32,078         3,474         16,021
Interest and other income.......................     2,341        484           889         (1,675)
                                                   -------    -------       -------        -------
  Total other income............................    18,697     32,656         6,940         16,719
  Total other expenses..........................    39,367     48,836        32,929         30,065
                                                   -------    -------       -------        -------
Net income (loss) before income taxes...........    (5,723)      (864)        9,880           (614)
Provision for income taxes......................        --         --        (1,652)         1,652
                                                   -------    -------       -------        -------
Net income (loss)...............................    (5,723)      (864)        8,228          1,038
Preferred dividend requirement..................      (508)      (563)         (590)          (666)
                                                   -------    -------       -------        -------
Net income (loss) attributable to Common
  share.........................................   $(6,231)   $(1,427)      $ 7,638        $   372
                                                   =======    =======       =======        =======
EARNINGS PER SHARE
Net income (loss)...............................   $  (.58)   $  (.13)      $   .76        $   .03
                                                   =======    =======       =======        =======

                                                                  THREE MONTHS ENDED
                                                  ---------------------------------------------------
                                                  MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,
                                                  ---------   --------   -------------   ------------
1999
Operating income................................   $12,364    $16,100       $12,883        $ 9,730
Gain on land sales..............................     5,023      6,356         6,038          6,135
Pizza parlor gross margin.......................       950      1,205         1,089          1,259
                                                   -------    -------       -------        -------
  Income from operations........................    18,337     23,661        20,010         17,124
Equity in income (loss) of investees............      (725)     4,121         1,874          6,577
Gains on sale of real estate....................    12,493     14,845        42,552         35,818
Interest and other income.......................       142      2,516         1,631          1,279
                                                   -------    -------       -------        -------
  Total other income............................    11,910     21,482        46,057         43,674
  Total other expenses..........................    39,374     44,194        56,011         52,378
                                                   -------    -------       -------        -------
Net income (loss)...............................    (9,127)       949        10,056          8,420
Preferred dividend requirement..................      (566)      (568)         (570)          (577)
                                                   -------    -------       -------        -------
Net income (loss) attributable to Common
  share.........................................   $(9,693)   $   381       $ 9,486        $ 7,843
                                                   =======    =======       =======        =======
EARNINGS PER SHARE
Net income (loss)...............................   $  (.90)   $   .04       $   .88        $   .73
                                                   =======    =======       =======        =======

                        AMERICAN REALTY INVESTORS, INC.

NOTE 20.  COMMITMENTS AND CONTINGENCIES AND LIQUIDITY

     Liquidity. Although management anticipated that ARI would generate excess cash from operations in 2000, such excess cash did not materialize and, therefore, was not sufficient to discharge all of ARI's debt obligations as they became due. ARI relied on additional borrowings, and sales of land and income producing properties to meet its cash requirements. In 2001, management expects that ARI will generate excess cash from operations, due to increased rental rates and occupancy at its properties; however, such excess will not be sufficient to discharge all of ARI's debt obligations as they mature. ARI will rely on aggressive land sales, selected income producing property sales and, to the extent necessary, additional borrowings to meet its cash requirements.

     Commitments. In March 1999, an agreement was reached with the Class A unitholders of Valley Ranch, L.P. to acquire their eight million Class A units for $1.00 per unit. In 1999, three million units were purchased, and an additional one million units were purchased in January 2000. ARI has committed to purchase an additional two million units in each of May 2001 and May 2002. See Note 11. "Preferred Stock."

     On October 3, 2000, ARI and IORI entered into a stock option agreement which provided IORI and ARI with an option to purchase 1,858,900 shares of common stock of TCI from a third party. On October 19, 2000, IORI assigned all of its rights to purchase such shares to ARI. ARI may exercise the option at any time prior to April 5, 2001. The total cost to purchase the TCI shares is $30.7 million. In October 2000, ARI paid $5.6 million of the option price.

     Litigation. ARI is involved in various lawsuits arising in the ordinary course of business. In the opinion of management the outcome of these lawsuits will not have a material impact on ARI's financial condition, results of operations or liquidity.

     A litigation reserve has been established for the estimated exposure in a breach of contract dispute.

NOTE 21.  SUBSEQUENT EVENTS

     In 2001, ARI sold the following properties:

                                                  UNITS/          SALES     NET CASH      DEBT        GAIN ON
PROPERTY                     LOCATION        SQUARE FEET/ACRES    PRICE     RECEIVED   DISCHARGED      SALE
--------                     --------        -----------------   -------    --------   ----------     -------
APARTMENTS
Carriage Park.........  Tampa, FL                   46 Units     $ 2,005     $  757    $   1,069      $   659
Rockborough...........  Denver, CO                 345 Units      17,170      3,654       12,215(1)    13,982
SHOPPING CENTER
Regency Pointe........  Jacksonville, FL      67,063 Sq. Ft.       7,350      5,126        1,500        2,012
LAND
Katrina...............  Palm Desert, CA           20.0 Acres       2,831        (85)         621          830
Las Colinas...........  Las Colinas, TX            1.7 Acres         860        333          400          539
Plano Parkway.........  Plano, TX                 11.3 Acres       1,445        312          950           --
Scoggins..............  Tarrant County, TX       232.8 Acres       8,000(2)   2,477        5,000        3,147
Scout.................  Tarrant County, TX       408.0 Acres          --(2)      --           --           --

---------------

(1) Debt assumed by purchaser.

(2) Sold in a single transaction.

                        AMERICAN REALTY INVESTORS, INC.

     In 2001, ARI obtained mortgage financing on the following:

                                                              DEBT        DEBT      NET CASH   INTEREST   MATURITY
PROPERTY                         LOCATION        ACRES      INCURRED   DISCHARGED   RECEIVED     RATE       DATE
--------                         --------        -----      --------   ----------   --------   --------   --------
LAND
Mason/Goodrich................  Houston, TX   235.0 Acres    $6,750      $  --       $6,302    14.00%      01/02
Pioneer Crossing..............  Austin, TX    350.1 Acres     7,000         --        6,855     16.90      03/05
Pioneer Crossing..............  Austin, TX     14.5 Acres     2,500         --        2,350     14.50      01/02

     In January 2001, 2.5 million Class A limited partner units of ART Palm, L.L.C. were redeemed for $2.5 million in cash.

                                                                    SCHEDULE III

                        AMERICAN REALTY INVESTORS, INC.

                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 2000

                                                                           COST CAPITALIZED
                                                 INITIAL COST         SUBSEQUENT TO ACQUISITION
                                            -----------------------   --------------------------
                                                       BUILDING AND
PROPERTY/LOCATION            ENCUMBRANCES     LAND     IMPROVEMENTS   IMPROVEMENTS      OTHER
-----------------            ------------   --------   ------------   -------------   ----------
                                                   (DOLLARS IN THOUSANDS)
PROPERTIES HELD FOR
 INVESTMENT
APARTMENTS
Arlington Place, Pasadena,
 TX........................    $  4,301     $    330     $  3,275       $    752      $     214(4)
Ashford, Tampa, FL.........       1,191          306        2,754             --             --
Bay Anchor, Panama City,
 FL........................          --           13          117             --             --
Bent Tree, Addison, TX.....       8,900        1,047        7,036            783            552(4)
Blackhawk, Ft. Wayne, IN...       4,080          253        4,081            292            174(4)
Bridgestone, Friendswood,
 TX........................       2,099          169        1,780            192            100(4)
Carriage Park, Tampa, FL...       1,071          127        1,155             --             --
Chalet I, Topeka, KS.......       4,145          260        2,994             64            129(4)
Chalet II, Topeka, KS......       1,564          440        1,322             --             61(4)
Chateau, Bellevue, NE......       3,385          130        1,723            141            152(4)
Chateau Bayou, Ocean
 Springs, MS...............       3,970          591        2,364             --             --
Club Mar, Sarasota, FL.....       6,249        1,248        4,993            273            430(4)
Confederate Point,
 Jacksonville, FL..........       7,412          246        3,736            717            257(4)
Conradi House, Tallahassee,
 FL........................       1,072          128        1,151             --             --
Covered Bridge,
 Gainesville, FL...........       4,348          219        3,425            129            194(4)
Crossing Church, Tampa,
 FL........................         956          123        1,111             --             --
Daluce, Tallahassee, FL....       2,553          221        2,619              4             --
Falcon House, Ft. Walton,
 FL........................       2,030          219        1,967             --             --
Foxwood, Memphis, TN.......       5,948          218        3,188            951            486(4)
Georgetown, Panama City,
 FL........................         824          114        1,025             --             --
Governor Square,
 Tallahassee, FL...........       3,234          519        4,724             28             --
Grand Lagoon, Panama City,
 FL........................       1,224          165        1,498              2             --
Greenbriar, Tallahassee,
 FL........................       1,000          122        1,094             --             --

                                                                                                           LIFE ON WHICH
                                   GROSS AMOUNTS OF WHICH                                                  DEPRECIATION
                                   CARRIED AT END OF YEAR                                                    IN LATEST
                             ----------------------------------                                              STATEMENT
                                        BUILDING AND     (1)      ACCUMULATED      DATE OF        DATE     OF OPERATION
PROPERTY/LOCATION              LAND     IMPROVEMENTS    TOTAL     DEPRECIATION   CONSTRUCTION   ACQUIRED    IS COMPUTED
-----------------            --------   ------------   --------   ------------   ------------   --------   -------------
                                                               (DOLLARS IN THOUSANDS)
PROPERTIES HELD FOR
 INVESTMENT
APARTMENTS
Arlington Place, Pasadena,
 TX........................  $    330     $  4,241     $  4,571     $  3,114         1973         11/76     10-40 years
Ashford, Tampa, FL.........       306        2,754        3,060          189         1967          1998     10-40 years
Bay Anchor, Panama City,
 FL........................        13          117          130            9         1979          1998      7-40 years
Bent Tree, Addison, TX.....     1,047        8,371        9,418        5,015         1980         06/80     10-40 years
Blackhawk, Ft. Wayne, IN...       253        4,547        4,800        3,191         1972         12/78     10-40 years
Bridgestone, Friendswood,
 TX........................       169        2,072        2,241        1,243         1979         06/82      5-40 years
Carriage Park, Tampa, FL...       127        1,155        1,282           87         1966          1998     10-40 years
Chalet I, Topeka, KS.......       260        3,187        3,447        1,925         1964         04/82      7-40 years
Chalet II, Topeka, KS......       440        1,383        1,823          219         1986         03/95     10-40 years
Chateau, Bellevue, NE......       130        2,016        2,146        1,213         1968         02/81      5-40 years
Chateau Bayou, Ocean
 Springs, MS...............       591        2,364        2,955          167         1973          1998     10-40 years
Club Mar, Sarasota, FL.....     1,248        5,696        6,944        1,116         1977         07/93      7-40 years
Confederate Point,
 Jacksonville, FL..........       246        4,710        4,956        3,234         1969         05/79      7-40 years
Conradi House, Tallahassee,
 FL........................       128        1,151        1,279           86         1968          1998      7-40 years
Covered Bridge,
 Gainesville, FL...........       219        3,748        3,967        3,032         1972         10/79      7-40 years
Crossing Church, Tampa,
 FL........................       123        1,111        1,234           83         1967          1998     10-40 years
Daluce, Tallahassee, FL....       221        2,623        2,844          197         1974          1998      7-40 years
Falcon House, Ft. Walton,
 FL........................       219        1,967        2,186          148         1969          1998     10-40 years
Foxwood, Memphis, TN.......       218        4,625        4,843        2,776         1974         08/79      7-40 years
Georgetown, Panama City,
 FL........................       114        1,025        1,139           77         1974          1998      7-40 years
Governor Square,
 Tallahassee, FL...........       519        4,752        5,271          356         1974          1998     10-40 years
Grand Lagoon, Panama City,
 FL........................       165        1,500        1,665          112         1979          1998      7-40 years
Greenbriar, Tallahassee,
 FL........................       122        1,094        1,216           82         1985          1998      7-40 years

                                AMERICAN REALTY INVESTORS, INC.
                    REAL ESTATE AND ACCUMULATED DEPRECIATION -- (CONTINUED)

                                                                           COST CAPITALIZED
                                                 INITIAL COST         SUBSEQUENT TO ACQUISITION
                                            -----------------------   --------------------------
                                                       BUILDING AND
PROPERTY/LOCATION            ENCUMBRANCES     LAND     IMPROVEMENTS   IMPROVEMENTS      OTHER
-----------------            ------------   --------   ------------   -------------   ----------
                                                   (DOLLARS IN THOUSANDS)
Kimberly Woods, Tucson,
 AZ........................    $  6,209     $    571     $  3,802       $  1,278      $     197(4)
La Mirada, Jacksonville,
 FL........................       7,499          392        5,454          1,675            343(4)
Lake Chateau, Thomasville,
 GA........................       1,110          153        1,380             --             --
Lakeshore Villas, Harris
 County, TX................      12,663        2,554           --         14,463         (3,249)(4)
Landings/Marina, Pensacola,
 FL........................       1,196          139        1,256             --             --
Lee Hills, Tallahassee,
 FL........................         135           26          236             --             --
Mallard Lake, Greensboro,
 NC........................       7,557          534        7,099            858            416(4)
Med Villas, San Antonio,
 TX........................       2,863          712        2,848             --             --
Morning Star, Tallahassee,
 FL........................       1,221          149        1,346              2             --
Nora Pines, Indianapolis,
 IN........................       5,672          221        3,872            440            343(4)
Northside Villas,
 Tallahassee, FL...........       2,880          414        3,758              1             --
Oak Hill, Tallahassee,
 FL........................       1,902          233        2,101              6             --
Oak Tree, Grandview, MO....       4,144          304        3,543            245            151(4)
Park Avenue, Tallahassee,
 FL........................       2,806          369        3,347              5            (16)(4)
Pheasant Ridge, Bellevue,
 NE........................       6,370          231        4,682          1,099            455(4)
Pinecrest, Tallahassee,
 FL........................         962           99          891              1             --
Place One, Tulsa, OK.......       6,361          784        5,186          1,008            412(4)
Quail Point, Huntsville,
 AL........................       3,749          184        2,716            267            217(4)
Regency, Lincoln, NE.......       3,276          304        1,865            412            328(4)
Regency, Tampa, FL.........       1,740          450        4,052              1             --
Rockborough, Denver, CO....      12,234          702        4,495          1,112            359(4)
Rolling Hills, Tallahassee,
 FL........................       2,905          335        3,012             45             --
Seville, Tallahassee, FL...       1,293          187        1,687             --             --
Shadowood, Addison, TX.....       4,152          477        3,208            207            317(4)
Stonebridge, Florissant,
 MO........................       2,949          193        2,076            261            143(4)
Stonegate, Tallahassee,
 FL........................       1,051          188        1,693              5             --
Sun Hollow, El Paso, TX....       4,618          385        4,159             75            243(4)
Sunset, Odessa, TX.........       1,814          345        1,382             --             --
Timber Creek, Omaha, NE....       4,608          154        2,327            765            337(4)

                                                           AMERICAN REALTY INVESTORS, INC.
                    REAL ES                    REAL ESTATE AND ACCUMULATED DEPRECIATION -- (CONTINUED)
                                                                                                           LIFE ON WHICH
                                   GROSS AMOUNTS OF WHICH                                                  DEPRECIATION
                                   CARRIED AT END OF YEAR                                                    IN LATEST
                             ----------------------------------                                              STATEMENT
                                        BUILDING AND     (1)      ACCUMULATED      DATE OF        DATE     OF OPERATION
PROPERTY/LOCATION              LAND     IMPROVEMENTS    TOTAL     DEPRECIATION   CONSTRUCTION   ACQUIRED    IS COMPUTED
-----------------            --------   ------------   --------   ------------   ------------   --------   -------------
                                                               (DOLLARS IN THOUSANDS)
Kimberly Woods, Tucson,
 AZ........................  $    571     $  5,277     $  5,848     $  3,792         1973         12/77      5-40 years
La Mirada, Jacksonville,
 FL........................       392        7,472        7,864        5,046         1971         01/79     10-40 years
Lake Chateau, Thomasville,
 GA........................       153        1,380        1,533          103         1972          1998      7-40 years
Lakeshore Villas, Harris
 County, TX................     2,554       11,214       13,768          115         2000          1999     10-40 years
Landings/Marina, Pensacola,
 FL........................       139        1,256        1,395           94         1979          1998      7-40 years
Lee Hills, Tallahassee,
 FL........................        26          236          262           18         1974          1998     10-40 years
Mallard Lake, Greensboro,
 NC........................       534        8,373        8,907        5,546         1974         05/79     10-40 years
Med Villas, San Antonio,
 TX........................       712        2,848        3,560          202         1967          1998     10-40 years
Morning Star, Tallahassee,
 FL........................       149        1,348        1,497          101         1970          1998      7-40 years
Nora Pines, Indianapolis,
 IN........................       221        4,655        4,876        3,189         1970         05/78      7-40 years
Northside Villas,
 Tallahassee, FL...........       414        3,759        4,173          258         1973          1998     10-40 years
Oak Hill, Tallahassee,
 FL........................       233        2,107        2,340          158         1974          1998     10-40 years
Oak Tree, Grandview, MO....       304        3,939        4,243        2,166         1968         03/82      7-40 years
Park Avenue, Tallahassee,
 FL........................       369        3,336        3,705          251         1985          1998     10-40 years
Pheasant Ridge, Bellevue,
 NE........................       231        6,236        6,467        3,995         1974         10/78      7-40 years
Pinecrest, Tallahassee,
 FL........................        99          892          991           67         1978          1998      7-40 years
Place One, Tulsa, OK.......       784        6,606        7,390        4,879         1970         04/77      7-40 years
Quail Point, Huntsville,
 AL........................       184        3,200        3,384        2,348         1960         08/75      7-40 years
Regency, Lincoln, NE.......       304        2,605        2,909        1,355         1973         05/82      7-40 years
Regency, Tampa, FL.........       450        4,053        4,503          279         1967          1998     10-40 years
Rockborough, Denver, CO....       702        5,966        6,668        4,086         1973         01/78      7-40 years
Rolling Hills, Tallahassee,
 FL........................       335        3,057        3,392          234         1972          1998     10-40 years
Seville, Tallahassee, FL...       187        1,687        1,874          126         1972          1998     10-40 years
Shadowood, Addison, TX.....       477        3,732        4,209        2,396         1976         02/79      5-40 years
Stonebridge, Florissant,
 MO........................       193        2,480        2,673        1,696         1975         10/77      5-40 years
Stonegate, Tallahassee,
 FL........................       188        1,698        1,886          117         1972          1998     10-40 years
Sun Hollow, El Paso, TX....       385        4,477        4,862        2,835         1977         09/79      7-40 years
Sunset, Odessa, TX.........       345        1,382        1,727           98         1981          1998     10-40 years
Timber Creek, Omaha, NE....       154        3,429        3,583        2,338         1974         10/78      5-40 years

                                AMERICAN REALTY INVESTORS, INC.
                    REAL ESTATE AND ACCUMULATED DEPRECIATION -- (CONTINUED)

                                                                           COST CAPITALIZED
                                                 INITIAL COST         SUBSEQUENT TO ACQUISITION
                                            -----------------------   --------------------------
                                                       BUILDING AND
PROPERTY/LOCATION            ENCUMBRANCES     LAND     IMPROVEMENTS   IMPROVEMENTS      OTHER
-----------------            ------------   --------   ------------   -------------   ----------
                                                   (DOLLARS IN THOUSANDS)
Valley Hi, Tallahassee,
 FL........................    $    893     $     92     $    834       $     --      $      --
Villa Del Mar, Wichita,
 KS........................       3,714          387        3,134            116            303(4)
Villager, Ft. Walton, FL...         539          125        1,123              3             --
Villas, Plano, TX..........       4,816          516        3,948            607            426(4)
Waters Edge III, Gulfport,
 MS........................       7,503          331        1,324             --             --
Westwood, Mary Ester, FL...       2,462          318        2,876              1             --
Westwood Parc, Tallahassee,
 FL........................       1,396          165        1,483             --             --
Whispering Pines, Topeka,
 KS........................       7,502          228        4,330          1,054            366(4)
White Pines, Tallahassee,
 FL........................          --           75          671              2             --
Windsor Tower, Ocala, FL...       1,145          225        2,031             --             --
Wood Hollow, San Antonio,
 TX........................       5,449          888        7,261          1,795           (100)
                                                                                            641(4)
Woodlake, Carrollton, TX...       8,649          585        5,848          1,041            362(4)
Woodsong II, Smyrna, GA....       5,764          322        3,705            340            186(4)
Woodstock, Dallas, TX......       4,835          888        5,193            417            382(4)
OFFICE BUILDING
56 Expressway, Oklahoma
 City, OK..................       1,657          406        3,976            629         (2,386)(2)
                                                                                           (252)(4)
Centura Tower, Farmers
 Branch, TX................      43,565        3,900       29,285         24,171        (11,200)(4)
Cooley Building, Farmers
 Branch, TX................       1,959          729        2,918              3           (699)(4)
Encino, Encino, CA.........      34,802        4,072       36,651            391             --
Executive Court, Memphis,
 TN........................          --          271        2,099            749            (99)(4)
Melrose Business Park,
 Oklahoma City, OK.........         877          367        2,674            356         (1,000)(2)
                                                                                           (373)(4)
One Hickory Centre, Farmers
 Branch, TX................      14,263          335       16,385          4,211             --
Rosedale Towers, Roseville,
 MN........................       2,647          665        3,769          1,260             --

                                                           AMERICAN REALTY INVESTORS, INC.
                    REAL ES                    REAL ESTATE AND ACCUMULATED DEPRECIATION -- (CONTINUED)
                                                                                                           LIFE ON WHICH
                                   GROSS AMOUNTS OF WHICH                                                  DEPRECIATION
                                   CARRIED AT END OF YEAR                                                    IN LATEST
                             ----------------------------------                                              STATEMENT
                                        BUILDING AND     (1)      ACCUMULATED      DATE OF        DATE     OF OPERATION
PROPERTY/LOCATION              LAND     IMPROVEMENTS    TOTAL     DEPRECIATION   CONSTRUCTION   ACQUIRED    IS COMPUTED
-----------------            --------   ------------   --------   ------------   ------------   --------   -------------
                                                               (DOLLARS IN THOUSANDS)
Valley Hi, Tallahassee,
 FL........................  $     92     $    834     $    926     $     63         1980          1998     10-40 years
Villa Del Mar, Wichita,
 KS........................       387        3,553        3,940        2,065         1971         10/81      7-40 years
Villager, Ft. Walton, FL...       125        1,126        1,251           77         1972          1998     10-40 years
Villas, Plano, TX..........       516        4,981        5,497        3,171         1977         04/79      7-40 years
Waters Edge III, Gulfport,
 MS........................       331        1,324        1,655           83         1968          1998     10-40 years
Westwood, Mary Ester, FL...       318        2,877        3,195          216         1972          1998     10-40 years
Westwood Parc, Tallahassee,
 FL........................       165        1,483        1,648          111         1974          1998     10-40 years
Whispering Pines, Topeka,
 KS........................       228        5,750        5,978        3,714         1972         02/78      7-40 years
White Pines, Tallahassee,
 FL........................        75          673          748           46         1974          1998     10-40 years
Windsor Tower, Ocala, FL...       225        2,031        2,256          140         1982          1998     10-40 years
Wood Hollow, San Antonio,
 TX........................       888        9,597       10,485        6,653         1974         11/78      5-40 years

Woodlake, Carrollton, TX...       585        7,251        7,836        4,519         1979         08/78      7-40 years
Woodsong II, Smyrna, GA....       322        4,231        4,553        3,377         1975         08/80      7-40 years
Woodstock, Dallas, TX......       888        5,992        6,880        3,890         1977         12/78      7-40 years
OFFICE BUILDING
56 Expressway, Oklahoma
 City, OK..................       406        1,967        2,373        2,001         1981         03/82      7-40 years

Centura Tower, Farmers
 Branch, TX................     3,900       42,256       46,156        1,756         1999          1999      7-40 years
Cooley Building, Farmers
 Branch, TX................       729        2,222        2,951          159         1996          1999      7-40 years
Encino, Encino, CA.........     4,072       37,042       41,114        1,534         1986         05/99      7-40 years
Executive Court, Memphis,
 TN........................       271        2,749        3,020        1,800         1980         09/82      5-40 years
Melrose Business Park,
 Oklahoma City, OK.........       367        1,657        2,024        1,488         1980         03/82      5-40 years

One Hickory Centre, Farmers
 Branch, TX................       335       20,596       20,931          615         1998            --     10-40 years
Rosedale Towers, Roseville,
 MN........................       665        5,029        5,694        1,851         1974          1990     10-40 years

                                AMERICAN REALTY INVESTORS, INC.
                    REAL ESTATE AND ACCUMULATED DEPRECIATION -- (CONTINUED)

                                                                           COST CAPITALIZED
                                                 INITIAL COST         SUBSEQUENT TO ACQUISITION
                                            -----------------------   --------------------------
                                                       BUILDING AND
PROPERTY/LOCATION            ENCUMBRANCES     LAND     IMPROVEMENTS   IMPROVEMENTS      OTHER
-----------------            ------------   --------   ------------   -------------   ----------
                                                   (DOLLARS IN THOUSANDS)
University Square,
 Anchorage, AK.............    $     --     $    562     $  3,276       $    223      $  (1,875)(2)
                                                                                            (52)(4)
SHOPPING CENTERS
Collection, Denver, CO.....      14,762           --       20,210            158             --
Cross County Mall, Mattoon,
 IL........................       6,613          608        6,468          6,407           (810)(4)
Cullman, Cullman, AL.......         235          400        1,830            179           (320)(4)
Oaktree Shopping Village,
 Lubbock, TX...............       1,436          192        1,431             14             --
Regency Point,
 Jacksonville, FL..........       1,567          647        5,156          2,410           (477)(4)
Westwood, Tallahassee,
 FL........................       4,017           --        5,424          1,620            522(5)
                                                                                         (1,902)(4)
MERCHANDISE MART
Denver Mart, Denver, CO....      29,053        4,824        5,184         15,026             --
HOTELS
Best Western Hotel,
 Virginia Beach, VA........       4,378        1,521        5,754            940             --
AKC Holiday Inn, Kansas
 City, MO..................       5,260        1,110        4,535          2,574             --
Piccadilly Airport, Fresno,
 CA........................       5,107           --        7,834            490             --
Piccadilly Chateau, Fresno,
 CA........................       2,149           --        3,906             74            (33)
Piccadilly Shaws, Fresno,
 CA........................       5,930        2,392        9,567            958             --
Piccadilly University,
 Fresno, CA................       5,768           --       12,011            297           (163)
Quality Inn, Denver, CO....       3,831           --          302          2,351             --
Grand Hotel, Sofia,
 Bulgaria..................       6,006           --       17,975         10,214             --
Williamsburg Hospitality
 House, Williamsburg, VA...      13,867        4,049       16,195          1,989             --
SINGLE FAMILY RESIDENCE
Tavel Circle, Dallas, TX...         111           53          214             --             --
                               --------     --------     --------       --------      ---------
                                452,022       51,245      411,395        111,629        (14,808)

                                                           AMERICAN REALTY INVESTORS, INC.
                    REAL ES                    REAL ESTATE AND ACCUMULATED DEPRECIATION -- (CONTINUED)
                                                                                                           LIFE ON WHICH
                                   GROSS AMOUNTS OF WHICH                                                  DEPRECIATION
                                   CARRIED AT END OF YEAR                                                    IN LATEST
                             ----------------------------------                                              STATEMENT
                                        BUILDING AND     (1)      ACCUMULATED      DATE OF        DATE     OF OPERATION
PROPERTY/LOCATION              LAND     IMPROVEMENTS    TOTAL     DEPRECIATION   CONSTRUCTION   ACQUIRED    IS COMPUTED
-----------------            --------   ------------   --------   ------------   ------------   --------   -------------
                                                               (DOLLARS IN THOUSANDS)
University Square,
 Anchorage, AK.............  $    562     $  1,572     $  2,134     $  1,469         1981         12/81      5-40 years

SHOPPING CENTERS
Collection, Denver, CO.....        --       20,368       20,368        1,727         1955          1997     10-40 years
Cross County Mall, Mattoon,
 IL........................       608       12,065       12,673        8,724         1971         08/79      5-40 years
Cullman, Cullman, AL.......       400        1,689        2,089        1,329         1979         02/79      7-40 years
Oaktree Shopping Village,
 Lubbock, TX...............       192        1,445        1,637          189         1981          1995     10-40 years
Regency Point,
 Jacksonville, FL..........       647        7,089        7,736        3,257         1982         06/84      5-40 years
Westwood, Tallahassee,
 FL........................       522        5,142        5,664        3,572         1980         10/83      5-40 years

MERCHANDISE MART
Denver Mart, Denver, CO....     4,824       20,210       25,034        4,347        1965/          1992     10-40 years
                                                                                     1986
HOTELS
Best Western Hotel,
 Virginia Beach, VA........     1,521        6,694        8,215        1,020         1983          1996     10-40 years
AKC Holiday Inn, Kansas
 City, MO..................     1,110        7,109        8,219        2,815         1974          1993     10-40 years
Piccadilly Airport, Fresno,
 CA........................        --        8,324        8,324          737         1970          1997     10-40 years
Piccadilly Chateau, Fresno,
 CA........................        --        3,947        3,947          338         1989          1997     10-40 years
Piccadilly Shaws, Fresno,
 CA........................     2,392       10,525       12,917          920         1973          1997     10-40 years
Piccadilly University,
 Fresno, CA................        --       12,145       12,145        1,005         1984          1997     10-40 years
Quality Inn, Denver, CO....        --        2,653        2,653          380         1974          1994     10-40 years
Grand Hotel, Sofia,
 Bulgaria..................        --       28,189       28,189           --         1969         09/00              --
Williamsburg Hospitality
 House, Williamsburg, VA...     4,049       18,184       22,233        1,944         1973          1997     10-40 years
SINGLE FAMILY RESIDENCE
Tavel Circle, Dallas, TX...        53          214          267           25
                             --------     --------     --------     --------
                               51,767      507,694      559,461      148,686

                                AMERICAN REALTY INVESTORS, INC.
                    REAL ESTATE AND ACCUMULATED DEPRECIATION -- (CONTINUED)

                                                                           COST CAPITALIZED
                                                 INITIAL COST         SUBSEQUENT TO ACQUISITION
                                            -----------------------   --------------------------
                                                       BUILDING AND
PROPERTY/LOCATION            ENCUMBRANCES     LAND     IMPROVEMENTS   IMPROVEMENTS      OTHER
-----------------            ------------   --------   ------------   -------------   ----------
                                                   (DOLLARS IN THOUSANDS)
PROPERTIES HELD FOR SALE
LAND
Bonneau, Dallas County,
 TX........................    $ 12,810     $  1,102     $     --       $     --      $      --
Centura Holdings, Farmers
 Branch, TX................          --        7,054           --          3,343         (1,702)(4)
Chase Oaks, Plano, TX......       2,000        4,511           --            377         (1,607)(4)
Croslin, Dallas, TX........         260          327           --              6             --
Dalho, Farmers Branch,
 TX........................          --(6)       331           --             --             --
Desert Wells, Palm Desert,
 CA........................       9,500       12,846           --            549             --
Eldorado Parkway, Collin
 County, TX................         454        1,015           --              7             --
Frisco Bridges, Collin
 County, TX................       7,800       50,361           --             --        (44,340)(3)
FRWM Cummings, Farmers
 Branch, TX................          --        1,284           --             --             --
Hollywood Casino, Farmers
 Branch, TX................       6,224       11,582           --             --             --
HSM, Farmers Branch, TX....          --(6)     2,361           --             --             --
Jeffries Ranch, Oceanside,
 CA........................          --(6)     1,178           --             --             --
JHL Connell, Carrollton,
 TX........................          --        1,451           --             --            (25)(3)
Katrina, Palm Desert, CA...      13,599       40,211           --             --         (6,057)(3)
Katy Road, Harris County,
 TX........................       4,250        5,919           --             --             --
Keller, Tarrant County,
 TX........................          --(6)     6,847           --            364         (6,593)(3)
Kelly Lots, Collin County,
 TX........................          96          131           --             --             --
Lacy Longhorn, Farmers
 Branch, TX................          --        1,908           --             --             --
Las Colinas I, Las Colinas,
 TX........................       5,045       14,076           --             28         (4,156)(3)
Leone, Irving TX...........       1,210        1,625           --             --             --
Marine Creek, Fort Worth,
 TX........................          --        2,366           --             50             --
McKinney Corners II, Collin
 County, TX................          --(6)     5,911           --             --         (4,743)(3)
Mason/Goodrich, Houston,
 TX........................       2,250       10,983           --            119         (2,289)(3)

                                                           AMERICAN REALTY INVESTORS, INC.
                    REAL ES                    REAL ESTATE AND ACCUMULATED DEPRECIATION -- (CONTINUED)
                                                                                                           LIFE ON WHICH
                                   GROSS AMOUNTS OF WHICH                                                  DEPRECIATION
                                   CARRIED AT END OF YEAR                                                    IN LATEST
                             ----------------------------------                                              STATEMENT
                                        BUILDING AND     (1)      ACCUMULATED      DATE OF        DATE     OF OPERATION
PROPERTY/LOCATION              LAND     IMPROVEMENTS    TOTAL     DEPRECIATION   CONSTRUCTION   ACQUIRED    IS COMPUTED
-----------------            --------   ------------   --------   ------------   ------------   --------   -------------
                                                               (DOLLARS IN THOUSANDS)
PROPERTIES HELD FOR SALE
LAND
Bonneau, Dallas County,
 TX........................  $  1,102     $     --     $  1,102     $     --          N/A          1998              --
Centura Holdings, Farmers
 Branch, TX................     8,338          357        8,695            4          N/A          1999              --
Chase Oaks, Plano, TX......     3,281           --        3,281           --          N/A          1997              --
Croslin, Dallas, TX........       333           --          333           --          N/A          1998              --
Dalho, Farmers Branch,
 TX........................       331           --          331           --          N/A          1997              --
Desert Wells, Palm Desert,
 CA........................    12,846          549       13,395           --          N/A          1998              --
Eldorado Parkway, Collin
 County, TX................     1,022           --        1,022           --          N/A          1998              --
Frisco Bridges, Collin
 County, TX................     6,021           --        6,021           --          N/A          1999              --
FRWM Cummings, Farmers
 Branch, TX................     1,284           --        1,284           --          N/A          1998              --
Hollywood Casino, Farmers
 Branch, TX................    11,582           --       11,582           --          N/A          1997              --
HSM, Farmers Branch, TX....     2,361           --        2,361           --          N/A          1998              --
Jeffries Ranch, Oceanside,
 CA........................     1,178           --        1,178           --          N/A          1996              --
JHL Connell, Carrollton,
 TX........................     1,426           --        1,426           --          N/A          1998              --
Katrina, Palm Desert, CA...    34,154           --       34,154           --          N/A          1998              --
Katy Road, Harris County,
 TX........................     5,919           --        5,919           --          N/A          1997              --
Keller, Tarrant County,
 TX........................       254          364          618           --          N/A          1997              --
Kelly Lots, Collin County,
 TX........................       131           --          131           --          N/A          2000              --
Lacy Longhorn, Farmers
 Branch, TX................     1,908           --        1,908           --          N/A          1997              --
Las Colinas I, Las Colinas,
 TX........................     9,948           --        9,948           --          N/A          1995              --
Leone, Irving TX...........     1,625           --        1,625           --          N/A          1996              --
Marine Creek, Fort Worth,
 TX........................     2,416           --        2,416           --          N/A          1998              --
McKinney Corners II, Collin
 County, TX................     1,168           --        1,168           --          N/A          1997              --
Mason/Goodrich, Houston,
 TX........................     8,813           --        8,813           --          N/A          1998              --

                                AMERICAN REALTY INVESTORS, INC.
                    REAL ESTATE AND ACCUMULATED DEPRECIATION -- (CONTINUED)

                                                                           COST CAPITALIZED
                                                 INITIAL COST         SUBSEQUENT TO ACQUISITION
                                            -----------------------   --------------------------
                                                       BUILDING AND
PROPERTY/LOCATION            ENCUMBRANCES     LAND     IMPROVEMENTS   IMPROVEMENTS      OTHER
-----------------            ------------   --------   ------------   -------------   ----------
                                                   (DOLLARS IN THOUSANDS)
Mendoza, Dallas, TX........    $    153     $    192     $     --       $     --      $      --
Messick, Palm Springs,
 CA........................       1,900        3,610           --             --             --
Monterrey, Riverside, CA...          --        5,969           --             --         (1,405)(3)
Nashville, Nashville, TN...       7,488        7,774           --             --           (459)(3)
Pioneer Crossing, Austin,
 TX........................      12,500       23,255           --            297         (6,134)(3)
Plano Parkway, Plano, TX...          --(6)    11,493           --             --         (8,196)(3)
                                                                                           (248)(2)
Rasor, Plano, TX...........          --       15,316           --            320        (13,811)(3)
Santa Clarita, Santa
 Clarita, CA...............          --(6)     1,487           --             11            (80)(3)
Scoggins, Tarrant County,
 TX........................          --(6)     3,439           --             --           (894)
Scout, Tarrant County,
 TX........................          --(6)     2,388           --             --           (321)
Sladek, Travis County,
 TX........................         427          764           --             --             --
Stagliano, Farmers Branch,
 TX........................          --(6)       566           --             --             --
Thompson, Farmers Branch,
 TX........................       8,000          948           --             --             --
Thompson II, Dallas County,
 TX........................          --          505           --             --             --
Tomlin, Farmers Branch,
 TX........................          --(6)     1,878           --             --             --
Treefarm -- LBJ, Dallas
 County, TX................          --(6)     2,568           --             --             --
Valley Ranch, Irving, TX...         125       16,592           --             --        (12,092)(3)
                                                                                         (3,916)(2)
Valley Ranch III, Irving,
 TX........................          --        2,248           --             --             --
Valley Ranch IV, Irving,
 TX........................       1,378        2,187           --             --             --
Valley View 34, Farmers
 Branch, TX................          --        1,652           --          1,035             --
Valwood, Dallas, TX........      12,000       13,969           --            227         (1,987)(3)
Varner Road, Riverside,
 CA........................          --        2,550           --             --           (508)(4)
Vineyards, Grapevine, TX...       2,744        4,982           --             --             --
Vineyards II, Grapevine,
 TX........................       4,000        6,934           --             --             --
Vista Ridge, Lewisville,
 TX........................       9,276       16,322           --            440         (2,345)(3)
Walker, Dallas County,
 TX........................      11,680       13,534           --             --             --

                                                           AMERICAN REALTY INVESTORS, INC.
                    REAL ES                    REAL ESTATE AND ACCUMULATED DEPRECIATION -- (CONTINUED)
                                                                                                           LIFE ON WHICH
                                   GROSS AMOUNTS OF WHICH                                                  DEPRECIATION
                                   CARRIED AT END OF YEAR                                                    IN LATEST
                             ----------------------------------                                              STATEMENT
                                        BUILDING AND     (1)      ACCUMULATED      DATE OF        DATE     OF OPERATION
PROPERTY/LOCATION              LAND     IMPROVEMENTS    TOTAL     DEPRECIATION   CONSTRUCTION   ACQUIRED    IS COMPUTED
-----------------            --------   ------------   --------   ------------   ------------   --------   -------------
                                                               (DOLLARS IN THOUSANDS)
Mendoza, Dallas, TX........  $    192     $     --     $    192     $     --          N/A          1998              --
Messick, Palm Springs,
 CA........................     3,610           --        3,610           --          N/A          1998              --
Monterrey, Riverside, CA...     4,564           --        4,564           --          N/A          1999              --
Nashville, Nashville, TN...     7,315           --        7,315           --          N/A          1999              --
Pioneer Crossing, Austin,
 TX........................    17,121          297       17,418           --          N/A          1997              --
Plano Parkway, Plano, TX...     3,049           --        3,049           --          N/A          1999              --

Rasor, Plano, TX...........     1,505          320        1,825           --          N/A          1997              --
Santa Clarita, Santa
 Clarita, CA...............     1,407           11        1,418           --          N/A          1997              --
Scoggins, Tarrant County,
 TX........................     2,545           --        2,545           --          N/A          1998              --
Scout, Tarrant County,
 TX........................     2,067           --        2,067           --          N/A          1997              --
Sladek, Travis County,
 TX........................       764           --          764           --          N/A          2000              --
Stagliano, Farmers Branch,
 TX........................       566           --          566           --          N/A          1997              --
Thompson, Farmers Branch,
 TX........................       948           --          948           --          N/A          1997              --
Thompson II, Dallas County,
 TX........................       505           --          505           --          N/A          1998              --
Tomlin, Farmers Branch,
 TX........................     1,878           --        1,878           --          N/A          1997              --
Treefarm -- LBJ, Dallas
 County, TX................     2,568           --        2,568           --          N/A          1997              --
Valley Ranch, Irving, TX...       584           --          584           --          N/A          1996              --

Valley Ranch III, Irving,
 TX........................     2,248           --        2,248           --          N/A          1997              --
Valley Ranch IV, Irving,
 TX........................     2,187           --        2,187           --          N/A          1998              --
Valley View 34, Farmers
 Branch, TX................     1,652        1,035        2,687           --          N/A          1996              --
Valwood, Dallas, TX........    11,982          227       12,209           --          N/A          1996              --
Varner Road, Riverside,
 CA........................     2,042           --        2,042           --          N/A          1999              --
Vineyards, Grapevine, TX...     4,982           --        4,982           --          N/A          1997              --
Vineyards II, Grapevine,
 TX........................     6,934           --        6,934           --          N/A          1999              --
Vista Ridge, Lewisville,
 TX........................    13,977          440       14,417           --          N/A          1998              --
Walker, Dallas County,
 TX........................    13,534           --       13,534           --          N/A          1998              --

                                AMERICAN REALTY INVESTORS, INC.
                    REAL ESTATE AND ACCUMULATED DEPRECIATION -- (CONTINUED)

                                                                           COST CAPITALIZED
                                                 INITIAL COST         SUBSEQUENT TO ACQUISITION
                                            -----------------------   --------------------------
                                                       BUILDING AND
PROPERTY/LOCATION            ENCUMBRANCES     LAND     IMPROVEMENTS   IMPROVEMENTS      OTHER
-----------------            ------------   --------   ------------   -------------   ----------
                                                   (DOLLARS IN THOUSANDS)
Willow Springs, Riverside,
 CA........................    $     --     $  5,082     $     --       $     --      $  (1,012)(4)
Woolley, Farmers Branch,
 TX........................          --          214           --             --           (208)(4)
Yorktown, Harris County,
 TX........................       1,962        8,381           --             --         (2,001)(3)
Other (5 properties).......          --          753           --             --             (3)(3)
                               --------     --------     --------       --------      ---------
                                139,131      362,932           --          7,173       (127,132)
                               --------     --------     --------       --------      ---------
                               $591,153     $414,177     $411,395       $118,802      $(141,940)
                               ========     ========     ========       ========      =========

                                                           AMERICAN REALTY INVESTORS, INC.
                    REAL ES                    REAL ESTATE AND ACCUMULATED DEPRECIATION -- (CONTINUED)
                                                                                                           LIFE ON WHICH
                                   GROSS AMOUNTS OF WHICH                                                  DEPRECIATION
                                   CARRIED AT END OF YEAR                                                    IN LATEST
                             ----------------------------------                                              STATEMENT
                                        BUILDING AND     (1)      ACCUMULATED      DATE OF        DATE     OF OPERATION
PROPERTY/LOCATION              LAND     IMPROVEMENTS    TOTAL     DEPRECIATION   CONSTRUCTION   ACQUIRED    IS COMPUTED
-----------------            --------   ------------   --------   ------------   ------------   --------   -------------
                                                               (DOLLARS IN THOUSANDS)
Willow Springs, Riverside,
 CA........................  $  4,070     $     --     $  4,070     $     --          N/A          1999              --
Woolley, Farmers Branch,
 TX........................         6           --            6           --          N/A          1999              --
Yorktown, Harris County,
 TX........................     6,380           --        6,380           --          N/A          1998              --
Other (5 properties).......       750           --          750           --          N/A       Various              --
                             --------     --------     --------     --------
                              239,373        3,600      242,973            4
                             --------     --------     --------     --------
                             $291,140     $511,294     $802,434     $148,690
                             ========     ========     ========     ========

---------------

(1) The aggregate cost for federal income tax purposes is $627.0 million.

(2) Write down of property to estimated net realizable value.

(3) Cost basis assigned to portion of property sold.

(4) Purchase accounting basis adjustment to Partnership properties.

(5) Acquisition of ground lease.

(6) Pledged as collateral on a loan primarily secured by another parcel of land.

                        AMERICAN REALTY INVESTORS, INC.

                                                               2000        1999        1998
                                                             ---------   ---------   --------
                                                                  (DOLLARS IN THOUSANDS)
Reconciliation of Real Estate
Balance at January 1,......................................  $ 936,213   $ 943,303   $307,833
  Additions
     NRLP properties.......................................         --          --    425,813
     Acquisitions and improvements.........................     46,691     194,605    230,549
     Foreclosures..........................................         --       6,389     17,019
  Deductions
     Sales of real estate..................................   (144,376)   (208,084)   (37,911)
     Purchase accounting write down........................    (35,846)         --         --
     Property write down...................................       (248)         --         --
                                                             ---------   ---------   --------
Balance at December 31,....................................  $ 802,434   $ 936,213   $943,303
                                                             =========   =========   ========
Reconciliation of Accumulated Depreciation
Balance at January 1,......................................  $ 164,583   $ 208,396   $  5,380
  Additions
     Depreciation..........................................     15,878      15,130      5,246
     NRLP properties.......................................         --          --    197,770
  Deductions
     Sales of real estate..................................    (31,771)    (58,943)        --
                                                             ---------   ---------   --------
Balance at December 31,....................................  $ 148,690   $ 164,583   $208,396
                                                             =========   =========   ========

                                                                     SCHEDULE IV

                        AMERICAN REALTY INVESTORS, INC.

                         MORTGAGE LOANS ON REAL ESTATE
                               DECEMBER 31, 2000

                                                                                                                   PRINCIPAL AMOUNT
                                                                                                                   OF LOANS SUBJECT
                                             FINAL                                                    CARRYING      TO DELINQUENT
                                 INTEREST   MATURITY                           PRIOR   FACE AMOUNT   AMOUNTS OF      PRINCIPAL OR
DESCRIPTION                        RATE       DATE     PERIODIC PAYMENT TERMS  LIENS   OF MORTGAGE   MORTGAGE(1)       INTEREST
-----------                      --------   --------   ----------------------  -----   -----------   -----------   ----------------
                                                                                              (DOLLARS IN THOUSANDS)
FIRST MORTGAGE
DM DEVELOPMENT, INC. ..........   12.0%      07/01     Payment of 12% of       $ --      $ 1,300       $   817           $ --
  Secured by pledge and                                gross sales price of
  security agreement and                               all property sold.
  assignment of proceeds
VISTA EQUITIES GROUP, INC. ....   13.5%      12/00     Principal and             --        1,490         1,490             --
  Secured by deed in trust,                            interest due at
  pledge and security                                  maturity.
  agreement, and assignment of
  proceeds
OTHER
14875 LANDMARK, L.L.C. ........  14.00%      06/01     Monthly interest          --        1,175         1,175             --
  Secured by a pledge of                               only.
  partnership interest in
  Landmark which owns
  commercial real estate in
  Addison, TX
BORDEAUX INVESTMENTS...........  14.00%      12/00     All principal and         --        1,591         1,540             --
  Secured by (i) a 100%                                interest are due at
  membership interest in                               maturity.
  Bordeaux, which owns a
  shopping center in Oklahoma
  City, OK; (ii) 100% of the
  stock of Bordeaux Investments
  One, Inc., which owns 6.5
  acres of undeveloped land in
  Oklahoma City, OK; and (iii)
  the personal guarantees of
  the Bordeaux members
LA QUINTA LAND PARTNERS, LLC...  15.00%      04/00     All principal and         --          635           404            404
  Secured by personal guarantee                        interest are due at
  of the manager of the                                maturity.
  borrower
LORDSTOWN, L.P. ...............  14.00%      03/00     All principal and         --        2,138         2,138             --
  Secured by 100% partnership                          interest due at
  interest in Partner Capital,                         maturity.
  Ltd.
REALTY ADVISORS................  10.25%      11/01     All principal and         --        4,749         4,649             --
  Secured by 100% of its                               interest are due at
  interest in an insurance                             maturity.
  company

                        AMERICAN REALTY INVESTORS, INC.

                                                                                                                   PRINCIPAL AMOUNT
                                                                                                                   OF LOANS SUBJECT
                                             FINAL                                                    CARRYING      TO DELINQUENT
                                 INTEREST   MATURITY                           PRIOR   FACE AMOUNT   AMOUNTS OF      PRINCIPAL OR
DESCRIPTION                        RATE       DATE     PERIODIC PAYMENT TERMS  LIENS   OF MORTGAGE   MORTGAGE(1)       INTEREST
-----------                      --------   --------   ----------------------  -----   -----------   -----------   ----------------
                                                                                              (DOLLARS IN THOUSANDS)
TRACY SUTTLES..................      --      09/01     All principal due at      --          100           100             --
  Secured by two promissory                            maturity. No interest
  notes executed by Capital                            accrued until
  Associates, L.L.C. and                               maturity.
  Regency Partners, L.L.C.
TRINITY FOUNDATION, INC. ......   12.0%      12/01     Principal and             --           50            50             --
  Security Agreement, 2 Prom.                          interest due at
  Notes totaling 268,475                               maturity.
UNSECURED
TREETOPS/COLONY MEADOWS........      --      04/03     All principal and       $ --      $ 1,018       $ 1,018           $ --
                                                       interest are due at
                                                       maturity.
WARWICK SUMMIT, INC............  14.00%      12/99     All principal and         --          1,886         1,646                 --
                                                       interest are due at     -----   -----------   -----------   ----------------
                                                       maturity.
                                                                               $ --      $16,132        15,027           $404
                                                                               =====     =======       =======           ====
Interest receivable............                                                                          1,381
Allowance for estimated                                                                                 (2,577)
  losses.......................
                                                                                                       -------
                                                                                                       $13,831
                                                                                                       =======

---------------

(1) Interest rates and maturity dates shown are as stipulated in the loan documents at December 31, 2000. Where applicable, these rates have been adjusted at issuance to yield between 8% and 12%.

                                                                2000       1999       1998
                                                              --------   --------   --------
                                                                  (DOLLARS IN THOUSANDS)
Balance at January 1,.......................................  $ 41,181   $ 54,630   $ 32,552
Additions
  New mortgage loans........................................     3,440     62,741        594
  Funding of existing loans.................................    11,719        315         --
  NRLP mortgage loans.......................................        --         --     53,899
Deductions
  Collections of principal..................................   (36,039)   (39,978)    (7,803)
  Note canceled on repurchase of property...................        --         --     (1,300)
  Conversion to property interest...........................        --    (30,138)        --
  Sale of note receivable...................................    (3,893)        --       (599)
  Foreclosures..............................................        --     (6,389)   (22,713)
                                                              --------   --------   --------
Balance at December 31,.....................................  $ 16,408   $ 41,181   $ 54,630
                                                              ========   ========   ========

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2001            2000
                                                              -------------   ------------
                                                                 (DOLLARS IN THOUSANDS,
                                                                   EXCEPT PER SHARE)
                                          ASSETS

Real estate held for investment.............................    $ 93,040        $ 91,837
Less -- accumulated depreciation............................      (7,259)         (5,560)
                                                                --------        --------
                                                                  85,781          86,277
Notes and interest receivable...............................         505           1,500
Investment in real estate partnerships......................         121             141
Cash and cash equivalents...................................       3,914           2,087
Other assets (including $2,718 in 2000 from affiliates).....       2,553           6,514
                                                                --------        --------
                                                                $ 92,874        $ 96,519
                                                                ========        ========

                           LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Notes and interest payable..................................    $ 54,329        $ 54,206
Other liabilities (including $842 in 2001 to affiliates)....       3,059           2,315
                                                                --------        --------
                                                                  57,388          56,521
Commitments and contingencies
Stockholders' equity
Common Stock, $.01 par value; authorized 10,000,000 shares;
  issued and outstanding 1,438,945 shares in 2001 and
  1,514,045 in 2000.........................................          14              15
Paid-in capital.............................................      63,459          64,772
Accumulated distributions in excess of accumulated
  earnings..................................................     (27,987)        (24,789)
                                                                --------        --------
                                                                  35,486          39,998
                                                                --------        --------
                                                                $ 92,874        $ 96,519
                                                                ========        ========

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                FOR THE THREE MONTHS ENDED    FOR THE NINE MONTHS ENDED
                                                       SEPTEMBER 30,                SEPTEMBER 30,
                                                ---------------------------   -------------------------
                                                    2001           2000          2001          2000
                                                ------------   ------------   -----------   -----------
                                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE)
Property revenue
  Rents.......................................   $    3,219     $    2,994    $    9,759    $   10,732
Property expense
  Property operations (including $243 in 2001
     and $372 in 2000 to affiliates and
     related parties).........................        2,272          1,667         5,292         5,286
                                                 ----------     ----------    ----------    ----------
       Operating income.......................          947          1,327         4,467         5,446
Other income
  Interest....................................            8            108           142           206
  Equity in income/(loss) of equity
     partnerships.............................          (30)            (2)          (27)          (71)
  Gain on sale of real estate.................           --          3,856            --        20,878
                                                 ----------     ----------    ----------    ----------
                                                        (22)         3,962           115        21,013
Other expense
  Interest....................................        1,505          1,250         4,569         4,021
  Depreciation................................          614            566         1,792         1,890
  Advisory fee to affiliate...................          179            170           570           505
  Net income fee to affiliate.................           --            234            --         1,453
  General and administrative (including $234
     in 2001 and $210 in 2000 to affiliates
     and related parties).....................          376            181           849           668
                                                 ----------     ----------    ----------    ----------
                                                      2,674          2,401         7,780         8,537
                                                 ----------     ----------    ----------    ----------
Net income (loss).............................   $   (1,749)    $    2,888    $   (3,198)   $   17,922
                                                 ==========     ==========    ==========    ==========
Earnings (loss) per share
  Net income (loss)...........................   $    (1.16)    $     1.88    $    (2.11)   $    11.70
                                                 ==========     ==========    ==========    ==========
Weighted average Common shares used in
  computing earnings per share................    1,508,331      1,532,602     1,512,119     1,531,177
                                                 ==========     ==========    ==========    ==========

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001

                                                                         ACCUMULATED
                                                                        DISTRIBUTIONS
                                            COMMON STOCK                IN EXCESS OF
                                         ------------------   PAID-IN    ACCUMULATED    STOCKHOLDERS'
                                          SHARES     AMOUNT   CAPITAL     EARNINGS         EQUITY
                                         ---------   ------   -------   -------------   -------------
                                                            (DOLLARS IN THOUSANDS)
BALANCE, JANUARY 1, 2001...............  1,514,045    $15     $64,772     $(24,789)        $39,998
Repurchase of Common Stock.............    (75,100)    (1)     (1,313)          --          (1,314)
Net (loss).............................         --     --          --       (3,198)         (3,198)
                                         ---------    ---     -------     --------         -------
BALANCE, SEPTEMBER 30, 2001............  1,438,945    $14     $63,459     $(27,987)        $35,486
                                         =========    ===     =======     ========         =======

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              FOR THE NINE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                              -------------------------
                                                                2001            2000
                                                              ---------      ----------
                                                               (DOLLARS IN THOUSANDS)
Cash flows from Operating Activities
  Rents collected...........................................   $ 9,578        $ 10,798
  Payments for property operations (including $243 in 2001
     and $372 in 2000 to affiliates and related parties)....    (4,969)         (5,456)
  Interest collected........................................       126             251
  Interest paid.............................................    (4,112)         (3,660)
  Advisory and net income fee to affiliate..................      (520)         (1,471)
  General and administrative expenses paid (including $234
     in 2001 and $210 in 2000 to affiliates)................    (1,479)           (697)
  Distributions from equity partnerships' operating cash
     flow...................................................        18              25
  Other.....................................................        17            (321)
                                                               -------        --------
          Net cash used in operating activities.............    (1,341)           (531)
Cash Flows from Investing Activities
  Funding of notes receivable...............................        --          (1,500)
  Collections on notes receivable...........................     1,000              --
  Acquisition of real estate................................        --         (15,767)
  Funding of equity partnerships............................       (25)            (52)
  Real estate improvements..................................    (1,316)           (927)
  Proceeds from sale of real estate.........................        --          46,613
                                                               -------        --------
          Net cash (used in) provided by investing
            activities......................................      (341)         28,367
Cash Flows from Financing Activities
  Payments on notes payable.................................    (5,010)        (17,968)
  Proceeds from notes payable...............................     5,000          10,875
  Deferred financing costs..................................      (124)             --
  Distributions from equity partnerships' financing cash
     flow...................................................        --             739
  Sale of Common Stock under dividend reinvestment plan.....        --              24
  Purchase of Common stock..................................    (1,314)           (134)
  Dividends to stockholders.................................        --            (685)
  Advances from/payments (to) advisor.......................     4,957          (3,254)
                                                               -------        --------
          Net cash provided by (used in) financing
            activities......................................     3,509         (10,403)
Net increase in cash and cash equivalents...................     1,827          17,433
Cash and cash equivalents, beginning of period..............     2,087             722
                                                               -------        --------
Cash and cash equivalents, end of period....................   $ 3,914        $ 18,155
                                                               =======        ========
Reconciliation of net income (loss) to net cash used in
  operating activities
Net income (loss)...........................................   $(3,198)       $ 17,922

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

                                                              FOR THE NINE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                              -------------------------
                                                                2001            2000
                                                              ---------      ----------
                                                               (DOLLARS IN THOUSANDS)
Adjustments to reconcile net income (loss) to net cash used
  in operating activities
  Depreciation and amortization.............................     1,792           1,988
  Gain on sale of real estate...............................        --         (20,878)
  Loss of equity partnerships...............................        27              71
  Distributions from equity partnerships' operating cash
     flow...................................................        18              25
  (Increase) decrease in other assets.......................      (856)            392
  Increase in interest payable..............................       132             263
  Increase (decrease) in other liabilities..................       744            (314)
                                                               -------        --------
          Net cash used in operating activities.............   $(1,341)       $   (531)
                                                               =======        ========
Schedule of noncash investing and financing activities
  Notes payable from acquisition of real estate.............   $    --        $  2,814
  Notes payable assumed by buyer on sale of real estate.....        --         (16,094)

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  BASIS OF PRESENTATION

     The accompanying Consolidated Financial Statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. Operating results for the nine month period ended September 30, 2001, are not necessarily indicative of the results that may be expected for the year ending December 31, 2001. For further information, refer to the Consolidated Financial Statements and notes thereto included in IORI's Annual Report on Form 10-K for the year ended December 31, 2000 (the "2000 Form 10-K").

     Certain balances for 2000 have been reclassified to conform to the 2001 presentation.

NOTE 2.  REAL ESTATE

     In the nine months ended September 30, 2000, IORI sold the following properties:

                                                                      SALES    NET CASH      DEBT      GAIN ON
PROPERTY                        LOCATION        UNITS/ SQUARE FEET    PRICE    RECEIVED   DISCHARGED    SALE
--------                        --------        ------------------   -------   --------   ----------   -------
First Quarter
APARTMENTS
La Monte Park.............  Houston, TX                128 Units     $ 5,000   $ 1,066     $ 3,829(1)  $   903
SECOND QUARTER
APARTMENTS
Renaissance Parc..........  Dallas, TX                 294 Units      17,198     4,536      12,265(1)    1,213
OFFICE BUILDINGS
Olympic...................  Los Angeles, CA     46,685 Sq. Ft...       8,500     3,811       4,443       1,850
Saratoga..................  Saratoga, CA        89,825 Sq. Ft...      25,000    17,709       6,968      13,056
Third Quarter
APARTMENTS
East Point................  Mesquite, TX               126 Units       5,575     1,804       3,242       2,179
LAND
Etheredge.................  Collin County, TX        74.98 Acres       2,341       754       1,406         194
Fambrough.................  Collin County, TX        75.07 Acres       2,338       754       1,408         194

---------------

(1) Debt assumed by purchaser.

     In the nine months ended September 30, 2000, IORI purchased the following properties:

                                                   UNITS/         PURCHASE   NET CASH     DEBT     INTEREST   MATURITY
PROPERTY                      LOCATION        SQUARE FEET/ACRES    PRICE       PAID     INCURRED     RATE       DATE
--------                      --------        -----------------   --------   --------   --------   --------   --------
SECOND QUARTER
APARTMENTS
Frankel Portfolio(1)...  Midland, TX               391 Units(1)   $14,034     $3,784    $10,875      9.13%     07/03
LAND
Etheredge..............  Collin County, TX       74.98 Acres        1,875        391      1,406(2)   10.0%     04/01(3)
Fambrough..............  Collin County, TX       75.07 Acres        1,877        592      1,408(2)   10.0%     04/01(3)
Frankel................  Midland County, TX       1.01 Acres           41         43         --        --         --

---------------

(1) Frankel portfolio consists of five apartments: 60 unit Brighton Court, 92 units Del Mar Villas, 68 unit Enclave, 57 unit Signature Place and 114 unit Sinclair Place.

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

(2) Seller financing.

(3) Property was sold September 2000.

NOTE 3.  NOTES RECEIVABLE

     In September 2000, IORI funded a $1.5 million loan secured by a second lien on 165 acres of unimproved land in The Colony, Texas. In May 2001, IORI received $1.0 million as a partial principal paydown.

NOTE 4.  NOTES AND INTEREST PAYABLE

     In the first quarter of 2001, IORI refinanced the mortgage secured by the 60,060 sq. ft. Chuck Yeager Office Building in Chantilly, Virginia, in the amount of $5.0 million. IORI received net cash of $2.9 million after paying various lending fees and the payoff of $2.0 million in existing mortgage debt. The new mortgage bears interest at 9.5% per annum until February 2002, and at a variable rate thereafter, requires monthly payments of principal and interest of $22,126 and matures in January 2004.

NOTE 5.  OPERATING SEGMENTS

     Significant differences among the accounting policies of the operating segments as compared to the Consolidated Financial Statements principally involve the calculation and allocation of general and administrative expenses. Management evaluates the performance of each of the operating segments and allocates resources to each of them based on their net operating income and cash flow. Items of income that are not reflected in the segments are interest, income (loss) of equity partnerships and gains on sale of real estate which totaled a loss of $22,000 and income of $115,000 for the three and nine months ended September 30, 2001, and income of $4.0 million and $21.0 million in the three and nine months ended September 30, 2000. Expenses that are not reflected in the segments are general and administrative expenses, advisory fees and net income fees which totaled $555,000 and $1.4 million for the three and nine months ended September 30, 2001, and $585,000 and $2.6 million for the three and nine months ended September 30, 2000. Excluded from operating segment assets are assets of $6.1 million at September 30, 2001, and $24.5 million at September 30, 2000, which are not identifiable with an operating segment. There are no intersegment revenues and expenses and all business is conducted in the United States.

     Presented below is the operating income of each operating segment for the three and nine months ended September 30, and each segment's assets at September 30.

THREE MONTHS ENDED                            COMMERCIAL
SEPTEMBER 30, 2001                            PROPERTIES   APARTMENTS    LAND      TOTAL
------------------                            ----------   ----------   -------   -------
Rents.......................................   $ 2,013      $ 1,206     $    --   $ 3,219
Property operating expenses.................       997          718         557     2,272
                                               -------      -------     -------   -------
Operating income............................   $ 1,016      $   488     $  (557)  $   947
                                               =======      =======     =======   =======
Depreciation................................   $   485      $   129     $    --   $   614
Interest....................................       659          321         525     1,505
Real estate improvements....................       168           --         329       497
Assets......................................    41,626       21,738      22,417    85,781

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

NINE MONTHS ENDED                             COMMERCIAL
SEPTEMBER 30, 2001                            PROPERTIES   APARTMENTS    LAND      TOTAL
------------------                            ----------   ----------   -------   -------
Rents.......................................   $ 5,895      $ 3,721     $   143   $ 9,759
Property operating expenses.................     2,729        1,994         569     5,292
                                               -------      -------     -------   -------
Operating income............................   $ 3,166      $ 1,727     $  (426)  $ 4,467
                                               =======      =======     =======   =======
Depreciation................................   $ 1,407      $   385     $    --   $ 1,792
Interest....................................     2,023        1,066       1,480     4,569
Real estate improvements....................       987           --         329     1,316
Assets......................................    41,626       21,738      22,417    85,781

THREE MONTHS ENDED                            COMMERCIAL
SEPTEMBER 30, 2000                            PROPERTIES   APARTMENTS    LAND      TOTAL
------------------                            ----------   ----------   -------   -------
Rents.......................................   $ 1,569      $ 1,425     $    --   $ 2,994
Property operating expenses.................       873          794          --     1,667
                                               -------      -------     -------   -------
Operating income............................   $   696      $   631     $    --   $ 1,327
                                               =======      =======     =======   =======
Depreciation................................   $   409      $   157     $    --   $   566
Interest....................................       682          457         111     1,250
Real estate improvements....................       432           --          --       432
Assets......................................    38,682       22,242          44    60,968

PROPERTY SALES                                           APARTMENTS    LAND      TOTAL
--------------                                           ----------   -------   -------
Sales price............................................   $ 5,575     $ 4,679   $10,254
Cost of sale...........................................     3,396       4,291     7,687
                                                          -------     -------   -------
Gain on sale...........................................   $ 2,179     $   388   $ 2,567*
                                                          =======     =======   =======

NINE MONTHS ENDED                             COMMERCIAL
SEPTEMBER 30, 2000                            PROPERTIES   APARTMENTS    LAND      TOTAL
------------------                            ----------   ----------   -------   -------
Rents.......................................   $ 6,435      $ 4,297     $    --   $10,732
Property operating expenses.................     2,857        2,429          --     5,286
                                               -------      -------     -------   -------
Operating income............................   $ 3,578      $ 1,868     $    --   $ 5,446
                                               =======      =======     =======   =======
Depreciation................................   $ 1,410      $   480     $    --   $ 1,890
Interest....................................     2,449        1,391         181     4,021
Real estate improvements....................       915           12          --       927
Assets......................................    38,682       22,242          44    60,968

                                              COMMERCIAL
PROPERTY SALES                                PROPERTIES   APARTMENTS    LAND      TOTAL
--------------                                ----------   ----------   -------   -------
Sales price.................................   $33,500      $27,773     $ 4,679   $65,952
Cost of sale................................    18,594       23,478       4,291    46,363
                                               -------      -------     -------   -------
Gain on sale................................   $14,906      $ 4,295     $   388   $19,589*
                                               =======      =======     =======   =======

---------------

* Excludes recognition of a $1.3 million deferred gain on the sale of a property by an affiliate that had purchased the property from IORI.

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

NOTE 6.  COMMITMENTS AND CONTINGENCIES

     Liquidity. Although management anticipates that IORI will generate excess cash from operations in 2001 due to increased rental rates and occupancy at its properties, such excess, however, will not be sufficient to discharge all of IORI's debt obligations as they mature. Management intends to selectively sell income producing real estate, refinance real estate and incur additional borrowings against real estate to meet its cash requirements.

     Litigation. IORI is involved in various lawsuits arising in the ordinary course of business. Except for the Olive litigation, management is of the opinion that the outcome of these lawsuits will have no material impact on IORI's financial condition, results of operations or liquidity. See Part
II. Other Information, Item 1. "Legal Proceedings."

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors of
Income Opportunity Realty Investors, Inc.

     We have audited the accompanying consolidated balance sheets of Income Opportunity Realty Investors, Inc. and Subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000. We have also audited the schedules listed in the accompanying index. These financial statements and the schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedules are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and schedules. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and schedules. We believe our audits provide a reasonable basis for our opinion.

     As described in Note 15, Income Opportunity Realty Investors, Inc.'s management has indicated its intent to both sell income producing properties and refinance or extend debt secured by real estate, to meet its liquidity needs.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Income Opportunity Realty Investors, Inc. and Subsidiaries as of December 31, 2000 and 1999, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with generally accepted accounting principles.

     Also, in our opinion, the schedules referred to above presents fairly, in all material respects, the information set forth therein.

                                          BDO SEIDMAN, LLP

Dallas, Texas
March 15, 2001

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 2000         1999
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS,
                                                                 EXCEPT PER SHARE)
                                       ASSETS

Real estate held for investment.............................   $ 91,837     $ 96,051
Less -- accumulated depreciation............................     (5,560)      (9,509)
                                                               --------     --------
                                                                 86,277       86,542
Notes receivable............................................      1,500           --
Investment in real estate partnerships......................        141          907
Cash and cash equivalents...................................      2,087          722
Other assets (including $3,862 in 2000 and $107 in 1999 from
  affiliates)...............................................      6,514        3,014
                                                               --------     --------
                                                               $ 96,519     $ 91,185
                                                               ========     ========

                        LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Notes and interest payable..................................   $ 54,206     $ 62,852
Other liabilities (including $721 in 1999 to affiliates)....      2,315        4,342
                                                               --------     --------
                                                                 56,521       67,194
Commitments and contingencies
Stockholders' equity
Common Stock, $.01 par value; authorized 10,000,000 shares;
  issued and outstanding 1,514,045 shares in 2000 and
  1,528,908 shares in 1999..................................         15           15
Paid-in capital.............................................     64,772       64,874
Accumulated distributions in excess of accumulated
  earnings..................................................    (24,789)     (40,898)
                                                               --------     --------
                                                                 39,998       23,991
                                                               --------     --------
                                                               $ 96,519     $ 91,185
                                                               ========     ========

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                FOR THE YEARS ENDED DECEMBER 31,
                                                           ------------------------------------------
                                                               2000           1999           1998
                                                           ------------   ------------   ------------
                                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE)
Property revenue
  Rents..................................................   $   13,731     $   15,968     $   14,326
Property expense
  Property operations (including $602 in 2000, $618 in
     1999 and $634 in 1998 to affiliates and related
     parties)............................................        6,969          6,768          6,462
                                                            ----------     ----------     ----------
Operating income.........................................        6,762          9,200          7,864
Other income
  Interest...............................................          319             29            172
  Income (loss) from equity partnerships.................          (61)           148            113
  Gain on sale of real estate............................       20,878          1,525            180
                                                            ----------     ----------     ----------
                                                                21,136          1,702            465
Other expense
  Interest...............................................        5,079          5,658          5,756
  Depreciation...........................................        2,450          2,723          2,168
  Advisory fee to affiliate..............................          664            371            329
  Net income fee to affiliate............................        1,362             81             --
  General and administrative (including $287 in 2000,
     $260 in 1999 and $228 in 1998 to affiliate).........        1,549            747            755
                                                            ----------     ----------     ----------
                                                                11,104          9,580          9,008
                                                            ----------     ----------     ----------
Net income (loss)........................................   $   16,794     $    1,322     $     (679)
                                                            ==========     ==========     ==========
Earnings per share
  Net income (loss)......................................   $    11.03     $      .87     $     (.44)
                                                            ==========     ==========     ==========
Weighted average shares of Common Stock used in computing
  earnings per share.....................................    1,522,510      1,527,386      1,521,832
                                                            ==========     ==========     ==========

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                         ACCUMULATED
                                                                        DISTRIBUTIONS
                                            COMMON STOCK                IN EXCESS OF
                                         ------------------   PAID-IN    ACCUMULATED    STOCKHOLDERS'
                                          SHARES     AMOUNT   CAPITAL     EARNINGS         EQUITY
                                         ---------   ------   -------   -------------   -------------
                                                    (DOLLARS IN THOUSANDS, EXCEPT SHARES)
BALANCE, JANUARY 1, 1998...............  1,519,888    $15     $64,804     $(39,688)        $25,131
Sale of Common Stock under dividend
  reinvestment plan....................      6,155     --          53           --              53
Dividends ($.60 per share).............         --     --          --         (945)           (945)
Net (loss).............................         --     --          --         (679)           (679)
                                         ---------    ---     -------     --------         -------
BALANCE, DECEMBER 31, 1998.............  1,526,043     15      64,857      (41,312)         23,560
Sale of Common Stock under dividend
  reinvestment plan....................      2,865     --          17           --              17
Dividends ($.60 per share).............         --     --          --         (908)           (908)
Net income.............................         --     --          --        1,322           1,322
                                         ---------    ---     -------     --------         -------
BALANCE, DECEMBER 31, 1999.............  1,528,908     15      64,874      (40,898)         23,991
Sale of Common Stock under dividend
  reinvestment plan....................      5,037     --          32           --              32
Repurchase of Common Stock.............    (19,900)    --        (134)          --            (134)
Dividends ($.45 per share).............         --     --          --         (685)           (685)
Net income.............................         --     --          --       16,794          16,794
                                         ---------    ---     -------     --------         -------
BALANCE, DECEMBER 31, 2000.............  1,514,045    $15     $64,772     $(24,789)        $39,998
                                         =========    ===     =======     ========         =======

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                2000         1999        1998
                                                              ---------    --------    --------
                                                                   (DOLLARS IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
  Rents collected...........................................  $ 13,638     $16,065     $14,326
  Interest collected........................................       310          29         182
  Interest paid.............................................    (5,036)     (5,458)     (5,540)
  Payments for property operations (including $602 in 2000,
    $618 in 1999 and $634 in 1998 to affiliate and related
    party)..................................................    (7,068)     (6,325)     (6,427)
  Advisory and net income fee paid to affiliate.............    (2,576)       (388)       (534)
  General and administrative expenses paid (including $287
    in 2000, $260 in 1999 and $228 in 1998 to affiliate)....    (1,185)       (793)       (798)
  Distributions from equity partnerships' operating cash
    flow....................................................        25         155         181
  Escrow funding............................................        --          --        (135)
  Other.....................................................        --          34        (259)
                                                              --------     -------     -------
         Net cash provided by (used in) operating
           activities.......................................    (1,892)      3,319         996
CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of interest in equity partnership.............        --        (384)         --
  Funding of equity partnerships............................       (58)        (39)         (8)
  Real estate improvements..................................    (1,947)     (2,199)     (3,945)
  Acquisition of real estate (including $1,514 in 2000 and
    $337 in 1999 to affiliate and related party)............   (37,334)     (5,287)         --
  Proceeds from sale of real estate.........................    43,393       2,673          --
  Distributions from equity partnership's investing cash
    flow....................................................        --       2,027         399
  Funding of note receivable................................    (1,500)
  Collection of note receivable.............................        --          --       2,000
                                                              --------     -------     -------
         Net cash provided by (used in) investing
           activities.......................................     2,554      (3,209)     (1,554)
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from notes payable...............................  $ 22,875     $10,778     $   800
  Payments on notes payable.................................   (18,153)     (8,681)     (1,422)
  Deferred financing costs..................................       172        (258)        (25)
  Distributions from equity partnership's financing cash
    flow....................................................       739          --          --
  Sale of Common Stock under dividend reinvestment plan.....        32          17          53
  Dividends to stockholders.................................      (685)       (908)       (945)
  Repurchase of Common Stock................................      (134)         --          --
  Payments (to) from advisor................................    (4,143)       (439)      1,055
                                                              --------     -------     -------
         Net cash provided by (used in) financing
           activities.......................................       703         509        (484)
                                                              --------     -------     -------
Net increase (decrease) in cash and cash equivalents........     1,365         619      (1,042)
Cash and cash equivalents, beginning of year................       722         103       1,145
                                                              --------     -------     -------
Cash and cash equivalents, end of year......................  $  2,087     $   722     $   103
                                                              ========     =======     =======
RECONCILIATION OF NET INCOME (LOSS) TO NET CASH PROVIDED BY
  (USED IN) OPERATING ACTIVITIES
  Net income (loss).........................................  $ 16,794     $ 1,322     $  (679)
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities
    Depreciation and amortization...........................     2,450       2,967       2,297
    Gain on sale of real estate.............................   (20,878)     (1,525)       (180)
    Equity in (income) loss of partnerships.................        61        (148)       (113)
    Distributions from equity partnerships' operating cash
      flow..................................................        25         155         181
    Decrease in interest receivable.........................        --          --          17
    (Increase) decrease in other assets.....................       338         127        (102)
    Increase (decrease) in interest payable.................       (87)        (44)         80
    Increase (decrease) in other liabilities................      (595)        465        (505)
                                                              --------     -------     -------
         Net cash provided by (used in) operating
           activities.......................................  $ (1,892)    $ 3,319     $   996
                                                              ========     =======     =======
SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
  Notes payable from purchase of real estate................  $  2,814     $    --     $    --
  Notes payable assumed by buyer on sale of real estate.....    16,094          --          --

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The accompanying Consolidated Financial Statements of Income Opportunity Realty Investors, Inc. and consolidated entities were prepared in conformity with generally accepted accounting principles, the most significant of which are described in Note 1. "Summary of Significant Accounting Policies." These, along with the remainder of the Notes to Consolidated Financial Statements, are an integral part of these Consolidated Financial Statements. The data presented in the Notes to Consolidated Financial Statements are as of December 31 of each year and for the year then ended, unless otherwise indicated. Dollar amounts in tables are in thousands, except per share amounts.

     Certain balances for 1999 and 1998 have been reclassified to conform to the 2000 presentation.

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and business. Income Opportunity Realty Investors, Inc. ("IORI") is the successor to a California business trust organized on December 14, 1984, which commenced operations on April 10, 1985. IORI invests in real estate through direct ownership, leases and partnerships and it also may invest in mortgage loans on real estate.

     Basis of consolidation. The Consolidated Financial Statements include the accounts of IORI and controlled subsidiaries and partnerships. All significant intercompany transactions and balances have been eliminated.

     Accounting estimates. In the preparation of the Consolidated Financial Statements in conformity with generally accepted accounting principles it was necessary for management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expenses for the year then ended. Actual results could differ from those estimates.

     Real estate held for investment and depreciation. Real estate held for investment is carried at cost. Statement of Financial Accounting Standards No. 121 ("SFAS No. 121") requires that a property be considered impaired, if the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the property. If impairment exists, an impairment loss is recognized by a charge against earnings equal to the amount by which the carrying amount of the property exceeds the fair value of the property. If impairment of a property is recognized, the carrying amount of the property is reduced by the amount of the impairment and a new cost for the property is established. Such new cost is depreciated over the property's remaining useful life. Depreciation is provided by the straight-line method over estimated useful lives, which range from 2 to 40 years.

     Revenue recognition on the sale of real estate. Sales of real estate are recognized when and to the extent permitted by Statement of Financial Accounting Standards No. 66, "Accounting for Sales of Real Estate" ("SFAS No. 66"). Until the requirements of SFAS No. 66 for full profit recognition have been met, transactions are accounted for using either the deposit, the installment sale, the cost recovery or the financing method, whichever is appropriate.

     Investment in noncontrolled partnerships. The equity method is used to account for investments in partnerships which IORI does not control. Under the equity method, an initial investment, recorded at cost, is increased by a proportionate share of the partnership's operating income and any additional advances and decreased by a proportionate share of the partnership's operating losses and distributions received.

     Operating segments. Management has determined reportable operating segments to be those that are used for internal reporting purposes which disaggregates operations by type of real estate.

     Fair value of financial instruments. The following assumptions were used in estimating the fair value of notes receivable and payable. For notes receivable the fair value was estimated by discounting future

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

cash flows using current interest rates for similar loans. For notes payable the fair value was estimated using year end interest rates for mortgages with similar terms and maturities.

     Cash equivalents. For purposes of the Consolidated Statements of Cash Flows, all highly liquid debt instruments purchased with an original maturity of three months or less are considered cash equivalents.

     Earnings per share. Income (loss) per share is presented in accordance with Statement of Financial Accounting Standards No. 128 "Earnings Per Share." Income (loss) per share is computed based upon the weighted average number of shares of Common Stock outstanding during each year.

NOTE 2.  REAL ESTATE

     In 2000, the following properties were purchased:

                                                           PURCHASE   NET CASH     DEBT     INTEREST   MATURITY
PROPERTY                     LOCATION           UNITS       PRICE       PAID     INCURRED     RATE       DATE
--------                     --------           -----      --------   --------   --------   --------   --------
APARTMENTS
Frankel
  Portfolio(1)........  Midland, TX            391 Units   $14,034     $3,784    $10,875      9.13%     07/03
LAND
Etheredge.............  Collin County, TX    74.98 Acres     1,875        391      1,406(2)   10.0      04/01
Fambrough.............  Collin County, TX    75.07 Acres     1,877        592      1,408(2)   10.0      04/01
Frankel...............  Midland County, TX    1.01 Acres        41         43         --        --         --
Travelers.............  Farmers Branch, TX     204 Acres    28,650     13,117     12,000      14.0      12/01

---------------

(1) The Frankel portfolio consisted of five apartments: 60 unit Brighton Court, 92 unit Del Mar Villas, 68 unit Enclave, 57 unit Signature Place and 114 unit Sinclair Place.

(2) Seller financing.

     In 2000, the following properties were sold:

                                                     UNITS/
                                                  SQUARE FEET/     SALES    NET CASH      DEBT        GAIN ON
PROPERTY                         LOCATION            ACRES         PRICE    RECEIVED   DISCHARGED      SALE
--------                         --------        --------------   -------   --------   ----------     -------
APARTMENTS
East Point.................  Mesquite, TX             126 Units   $ 5,575   $ 1,804     $ 3,242       $ 2,179
La Monte Park..............  Houston, TX              128 Units     5,000     1,066       3,829(1)        903
Renaissance Parc...........  Dallas, TX               294 Units    17,198     4,536      12,265(1)      1,213
OFFICE BUILDINGS
Olympic....................  Los Angeles, CA     46,685 Sq. Ft.     8,500     3,811       4,443         1,850
Saratoga...................  Saratoga, CA        89,825 Sq. Ft.    25,000    17,709       6,968        13,056
LAND
Etheredge..................  Collin County, TX      74.98 Acres     2,341       754       1,406           194
Fambrough..................  Collin County, TX      75.07 Acres     2,338       754       1,408           194

---------------

(1) Debt assumed by purchaser.

     In 1999, the following property was purchased:

                                                          PURCHASE   NET CASH     DEBT     INTEREST   MATURITY
PROPERTY                         LOCATION       UNITS      PRICE       PAID     INCURRED     RATE       DATE
--------                         --------       -----     --------   --------   --------   --------   --------
APARTMENT
Meridian......................  Midland, TX   280 Units    $5,375     $2,401     $2,992     8.85%      12/04

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

     In 1999, the following property was sold:

                                                                     SALES    NET CASH      DEBT      GAIN ON
PROPERTY                              LOCATION       SQUARE FEET     PRICE    RECEIVED   DISCHARGED    SALE
--------                              --------       -----------     ------   --------   ----------   -------
SHOPPING CENTER
Town Center......................  Boca Raton, FL   23,518 Sq. Ft.   $3,200    $1,505      $1,168      $490

     Concentration of investment risk. IORI has a high concentration of investment risk on properties in the Southwest region of the United States. This risk includes, but is not limited to changes in local economic conditions, changes in real estate and zoning laws, increases in real estate taxes, floods, tornados and other acts of God and other factors beyond the control of management. In the opinion of management, this investment risk is partially mitigated by the diversification of property types in other geographical regions of the United States, management's review of additional investments, acquisitions in other areas and by insurance.

NOTE 3.  NOTES AND INTEREST RECEIVABLE

     In September 2000, IORI funded a $1.5 million loan secured by a second lien on 165 acres of unimproved land in The Colony, Texas. The loan bears interest at 18.0% per annum, requires monthly payments of interest only and matures in January 2002. The loan had an estimated fair value at December 31, 2000, equal to its principal balance of $1.5 million.

NOTE 4.  INVESTMENT IN EQUITY METHOD PARTNERSHIPS

     Investments in equity method partnerships consisted of the following:

                                                              2000    1999
                                                              -----   ----
Tri-City Limited Partnership ("Tri-City")...................  $(572)  $194
Nakash Income Associates ("NIA")............................    343    316
TCI Eton Square, L.P. ("Eton Square").......................    370    397
                                                              -----   ----
                                                              $ 141   $907
                                                              =====   ====

     IORI owns a 36.3% general partner interest in Tri-City, which at December 31, 2000, owned a shopping center in Houston, Texas. Transcontinental Realty Investors, Inc. ("TCI") owns a 63.7% limited partner interest in Tri-City. In February 2000, Tri-City obtained mortgage financing of $2.1 million secured by the previously unencumbered shopping center. Tri-City received net cash of $2.0 million after the funding of required escrows and the payment of various closing costs. The mortgage bore interest at a fixed rate of 10.24% per annum until February 2001 and currently, 10.0% per annum thereafter, requires monthly payments of principal and interest of $20,601 and matures in February 2005. IORI received a distribution of $739,000 of the net financing proceeds. In 1999, Tri-City sold a shopping center in Ft. Worth, Texas, and an office building in Carrollton, Texas, for a total of $7.2 million, receiving net cash of $5.4 million after paying off $1.3 million in mortgage debt and the payment of various closing costs. IORI received a distribution of $2.1 million of the net cash. Tri-City recognized gains of $2.9 million on the sales of which IORI's equity share was $1.0 million.

     IORI also owns a 40% general partner interest in NIA. NIA's only asset is a wraparound mortgage note receivable secured by a shopping center in Maulden, Missouri. TCI owns the remaining 60% general partner interest in NIA.

     In September 1999, IORI invested $384,000 for a 10% limited partner interest in Eton Square, which purchased the 222,654 sq. ft. Eton Square Building in Tulsa, Oklahoma, for $14.0 million, paying

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

$3.6 million in cash and obtaining mortgage financing of $10.5 million. TCI owns a 90% general partner interest in Eton Square.

     Set forth below are summarized financial data for the partnerships accounted for using the equity method:

                                                                2000       1999
                                                              --------   --------
Notes receivable............................................  $    902   $    902
Real estate, net of accumulated depreciation ($3,342 in 2000
  and $1,600 in 1999).......................................    17,788     17,936
Other assets................................................       190        526
Notes payable...............................................   (12,945)   (11,134)
Other liabilities...........................................      (652)      (734)
                                                              --------   --------
Partners' capital...........................................  $  5,283   $  7,496
                                                              ========   ========

     IORI's share of the equity partnerships' capital was $892,000 in 2000 and $1.7 million in 1999.

                                                            2000      1999     1998
                                                           -------   ------   -------
Rents....................................................  $ 2,561   $1,873   $ 2,116
Interest income..........................................      156      156       156
Interest expense.........................................   (1,165)    (375)     (260)
Property operations expense..............................   (1,197)    (781)   (1,077)
Depreciation.............................................     (570)    (371)     (483)
                                                           -------   ------   -------
Income (loss) before gains on sale of real estate........     (215)     502       452
Gain on sale.............................................       --    2,851       496
                                                           -------   ------   -------
Net income (loss)........................................  $  (215)  $3,353   $   948
                                                           =======   ======   =======

     IORI's equity share of:

                                                              2000    1999    1998
                                                              ----   ------   ----
Income (loss) before gains on sale of real estate...........  $(61)  $  148   $113
Gain on sale of real estate.................................    --    1,035    180
                                                              ----   ------   ----
Net income (loss)...........................................  $(61)  $1,183   $293
                                                              ====   ======   ====

NOTE 5.  NOTES AND INTEREST PAYABLE

     Notes and interest payable consisted of the following:

                                                       2000                  1999
                                                -------------------   -------------------
                                                ESTIMATED             ESTIMATED
                                                  FAIR       BOOK       FAIR       BOOK
                                                  VALUE      VALUE      VALUE      VALUE
                                                ---------   -------   ---------   -------
Notes payable.................................   $53,556    $53,931    $62,548    $62,490
                                                 =======               =======
Interest payable..............................                  275                   362
                                                            -------               -------
                                                            $54,206               $62,852
                                                            =======               =======

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

     Scheduled notes payable principal payments are due as follows:

2001........................................................  $14,561
2002........................................................   11,953
2003........................................................   10,835
2004........................................................    3,049
2005........................................................      280
Thereafter..................................................   13,253
                                                              -------
                                                              $53,931
                                                              =======

     Notes payable at December 31, 2000, bear interest at rates ranging from 7.75% to 14.0% and mature between 2001 and 2025. The mortgages are collateralized by deeds of trust on real estate with a net carrying value of $86.3 million.

     In 1999, mortgage debt totaling $7.8 million, secured by an apartment and two office buildings was refinanced. Net cash of $440,000 was received from the refinancings, after the payoff of $6.6 million in existing mortgage debt, the funding of escrows and the payment of various closing costs. The mortgages bear interest rates ranging from 7.95% to 10.39% per annum, require monthly payments of principal and interest totaling $61,622 and mature between August 2002 and January 2025.

NOTE 6.  DIVIDENDS

     Dividends were paid of $685,000 ($.45 per share) in 2000, $908,000 ($.60 per share) in 1999 and $945,000 ($.60 per share) in 1998.

     It was reported to the Internal Revenue Service that 100% of the dividends paid in 2000 represented capital gains and that 100% of the dividends paid in 1999 and 1998 represented a return of capital.

     In December 2000, the Board of Directors determined not to pay a fourth quarter dividend to holders of IORI's Common Stock. The non-payment decision was based on the Board determining that IORI needed to retain cash for acquisitions that are anticipated in 2001 and that IORI had no REIT taxable income that required a distribution.

NOTE 7.  RENTS UNDER OPERATING LEASES

     Operations include the leasing of office buildings. The leases thereon expire at various dates through 2009. The following is a schedule of minimum future rents on non-cancelable operating leases as of December 31, 2000:

2001........................................................   $ 6,196
2002........................................................     5,025
2003........................................................     4,434
2004........................................................     3,251
2005........................................................     2,682
Thereafter..................................................     1,252
                                                               -------
                                                               $22,840
                                                               =======

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

NOTE 8.  ADVISORY AGREEMENT

     Basic Capital Management, Inc. ("BCM"), an affiliate, has served as advisor to IORI since March 28, 1989. BCM is a company owned by a trust for the benefit of the children of Gene E. Phillips. Mr. Phillips serves as a representative of his children's trust which owns BCM and, in such capacity, had, until June 2000, substantial contact with the management of BCM and input with respect to its performance of advisory services to IORI.

     Renewal of the Advisory Agreement with BCM, was approved by the Board of Directors on August 18, 2000. Subsequent renewals of the Advisory Agreement with BCM do not require the approval of stockholders, but do require approval of the Board of Directors.

     Under the Advisory Agreement, BCM is required to annually formulate and submit for Board approval a budget and business plan containing a twelve-month forecast of operations and cash flow, a general plan for asset sales and purchases, borrowing activity and other investments. BCM is required to report quarterly to the Board on IORI's performance against the business plan. In addition, all transactions require prior Board approval, unless they are explicitly provided for in the approved business plan or are made pursuant to authority expressly delegated to BCM by the Board.

     The Advisory Agreement also requires prior Board approval for the retention of all consultants and third party professionals other than legal counsel. The Advisory Agreement provides that BCM shall be deemed to be in a fiduciary relationship to the stockholders and contains a broad standard governing BCM's liability for losses incurred by IORI.

     The Advisory Agreement provides for BCM to be responsible for IORI's day-to-day operations and to receive an advisory fee comprised of a gross asset fee of .0625% per month (.75% per annum) of the average of the gross asset value (total assets less allowance for amortization, depreciation or depletion and valuation reserves) and an annual net income fee equal to 7.5% per annum of net income.

     The Advisory Agreement also provides for BCM to receive an annual incentive sales fee. BCM or an affiliate of BCM is to receive an acquisition commission for supervising the purchase or long-term lease of real estate. BCM or an affiliate of BCM is to receive a mortgage or loan acquisition fee with respect to the purchase of any existing mortgage loan. BCM or an affiliate of BCM also is to receive a mortgage brokerage and equity refinancing fee for obtaining loans or refinancing of IORI's properties. In addition, BCM receives reimbursement of certain expenses incurred by it, in the performance of advisory services for IORI.

     The Advisory Agreement requires BCM or any affiliate of BCM to pay to IORI one-half of any compensation received from third parties with respect to the origination, placement or brokerage of any loan made by IORI.

     Under the Advisory Agreement all or a portion of the annual advisory fee must be refunded by BCM if the Operating Expenses of IORI (as defined in the Advisory Agreement) exceed certain limits specified in the Advisory Agreement. The effect of this limitation was to require BCM to refund $289,000 and $336,000, of the 1999 and 1998 annual advisory fee, respectively. BCM was not required to refund any of its 2000 advisory fees.

     Additionally, if management was to request that BCM render services other than those required by the Advisory Agreement, BCM or an affiliate of BCM would be separately compensated for such additional services on terms to be agreed upon from time to time. As discussed in Note 9. "Property Management," Triad Realty Services, Ltd. ("Triad"), an affiliate of BCM, provides property management services and, as discussed in Note 10. "Real Estate Brokerage," Regis Realty, Inc. ("Regis"), a related party, provides, on a non-exclusive basis, brokerage services.

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

     BCM may assign the Advisory Agreement only with the prior consent of IORI.

NOTE 9.  PROPERTY MANAGEMENT

     Triad provides property management services for a fee of 5% or less of the monthly gross rents collected on the residential properties and 3% or less of the monthly gross rents collected on commercial properties under its management. Triad subcontracts with other entities for the property-level management services at various rates. The general partner of Triad is BCM. The limited partners of Triad are Gene E. Phillips and GS Realty Services, Inc. ("GS Realty"), a related party, which is a company not affiliated with Mr. Phillips or BCM. Triad subcontracts the property-level management and leasing of IORI's seven office buildings and the commercial property owned by each of Tri-City and Eton Square, to Regis, a related party, which is a company owned by GS Realty. Regis is entitled to receive property and construction management fees and leasing commissions in accordance with the terms of its property-level management agreement with Triad.

NOTE 10.  REAL ESTATE BROKERAGE

     Regis also provides brokerage services on a non-exclusive basis. Regis is entitled to receive a commission for property purchases and sales in accordance with a sliding scale of total brokerage fees to be paid.

NOTE 11.  ADVISORY FEES, PROPERTY MANAGEMENT FEES, ETC.

     Fees and cost reimbursements to BCM and its affiliates:

                                                               2000     1999    1998
                                                              ------   ------   ----
Fees Advisory...............................................  $  664   $  371   $329
  Net income................................................   1,362       81     --
  Real estate brokerage.....................................      --      337     --
  Property acquisition......................................     417       --     --
  Mortgage brokerage and equity refinancing.................      --       78      8
  Property and construction management and leasing
     commissions*...........................................      --      618    634
                                                              ------   ------   ----
                                                              $2,443   $1,485   $971
                                                              ======   ======   ====
Cost reimbursements.........................................  $  287   $  260   $228
                                                              ======   ======   ====

     Fees paid to GS Realty, a related party to IORI.

                                                               2000
                                                              ------
Fees Property acquisition...................................  $  925
  Real estate brokerage.....................................   1,514
  Property and construction management and leasing
     commissions*...........................................     602
                                                              ------
                                                              $3,041
                                                              ======

---------------

* Net of property management fees paid to subcontractors, other than Regis, and affiliates of BCM.

NOTE 12.  INCOME TAXES

     For the years 2000, 1999 and 1998, IORI has elected and qualified to be treated as a Real Estate Investment Trust ("REIT"), as defined in Sections 856 through 860 of the Internal Revenue Code of

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

1986, as amended (the "Code"), and as such, will not be taxed for federal income tax purposes on that portion of its taxable income which is distributed to stockholders, provided that at least 95% of its REIT taxable income, plus 95% of its taxable income from foreclosure property as defined in Section 857 of the Code, is distributed.

     IORI had net income for federal income tax purposes before the application of operating loss carryforwards in 2000 and net losses for federal income tax purposes in 1999 and 1998. Therefore, IORI recorded no provision for income taxes. IORI's tax basis in its net assets differs from the amount at which its net assets are reported for financial statement purposes, principally due to the accounting for gains and losses on property sales, depreciation on owned properties and investments in joint venture partnerships. At December 31, 2000, IORI's tax basis in its net assets exceeded their basis for financial statement purposes by $1.9 million. As a result, aggregate future income for income tax purposes will be less than such amount for financial statement purposes and IORI would be able to maintain its REIT status without distributing 95% of its financial statement income. Additionally, at December 31, 2000, IORI had tax net operating loss carryforwards of $1.7 million expiring through the year 2019.

     As a result of IORI's election to be treated as a REIT for income tax purposes and its intention to distribute its REIT taxable income, if any, in future years, no deferred tax asset, liability or valuation allowance was recorded.

NOTE 13.  OPERATING SEGMENTS

     Significant differences among the accounting policies of the operating segments as compared to the Consolidated Financial Statements principally involve the calculation and allocation of general and administrative expenses. Management evaluates the performance of the operating segments and allocates resources to each of them based on their operating income and cash flow. Items of income that are not reflected in the segments are interest, equity in partnerships and previous deferred gains on sale of real estate totaling $1.5 million and $1.7 million for 2000 and 1999, respectively. Expenses that are not reflected in the segments are general and administrative expenses, non-segment interest expense and advisory incentive sales and net income fees totaling $3.6 million and $1.2 million for 2000 and 1999, respectively. Excluded from operating segment assets are assets of $10.2 million at December 31, 2000, and $4.6 million at December 31, 1999, which are not identifiable with an operating segment. There are no intersegment revenues and expenses and all business is conducted in the United States.

     Presented below is the operating income of each operating segment.

                                                        COMMERCIAL
                    2000                       LAND     PROPERTIES   APARTMENTS    TOTAL
                    ----                      -------   ----------   ----------   -------
Rents.......................................  $    --    $ 8,200      $ 5,531     $13,731
Property operating expenses.................        9      3,786        3,174       6,969
                                              -------    -------      -------     -------
Operating income (loss).....................  $    (9)   $ 4,414      $ 2,357     $ 6,762
                                              =======    =======      =======     =======
Depreciation................................  $    --    $ 1,851      $   599     $ 2,450
Interest....................................      186      3,131        1,762       5,079
Real estate improvements....................       --      1,935           12       1,947
Assets......................................   24,892     39,262       22,122      86,276

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

                                                        COMMERCIAL
               PROPERTY SALES                  LAND     PROPERTIES   APARTMENTS    TOTAL
               --------------                 -------   ----------   ----------   -------
Sales price.................................  $ 4,679    $33,500      $27,773     $65,952
Cost of sale................................    4,291     18,594       23,477      46,362
                                              -------    -------      -------     -------
Gain on sale................................  $   388    $14,906      $ 4,296     $19,590*
                                              =======    =======      =======     =======

---------------

* Excludes a $1.3 million deferred gain on the sale of a property to an affiliate, on the affiliate's subsequent resale of the property.

                                                       COMMERCIAL
                        1999                           PROPERTIES   APARTMENTS    TOTAL
                        ----                           ----------   ----------   -------
Rents................................................   $10,639      $ 5,329     $15,968
Property operating expenses..........................     4,394        2,374       6,768
                                                        -------      -------     -------
Operating income.....................................   $ 6,245      $ 2,955     $ 9,200
                                                        =======      =======     =======
Depreciation.........................................   $ 2,111      $   612     $ 2,723
Interest.............................................     3,802        1,856       5,658
Real estate improvements.............................     2,199           --       2,199
Assets...............................................    56,566       29,976      86,542

                                                       COMMERCIAL
                   PROPERTY SALES                      PROPERTIES                 TOTAL
                   --------------                      ----------                -------
Sales price..........................................   $ 3,200                  $ 3,200
Cost of sale.........................................     2,710                    2,710
                                                        -------                  -------
Gain on sale.........................................   $   490                  $   490
                                                        =======                  =======

                                                       COMMERCIAL
                        1998                           PROPERTIES   APARTMENTS    TOTAL
                        ----                           ----------   ----------   -------
Rents................................................   $ 9,058      $ 5,268     $14,326
Property operating expenses..........................     3,852        2,610       6,462
                                                        -------      -------     -------
Operating income.....................................   $ 5,206      $ 2,658     $ 7,864
                                                        =======      =======     =======
Depreciation.........................................   $ 1,573      $   595     $ 2,168
Interest.............................................     3,898        1,858       5,756
Real estate improvements.............................     3,907           38       3,945
Assets...............................................    58,793       24,898      83,691

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

NOTE 14.  QUARTERLY DATA

     The following is a tabulation of quarterly results of operations for the years 2000 and 1999 (unaudited).

                                                         THREE MONTHS ENDED
                                           -----------------------------------------------
2000                                       MARCH 31   JUNE 30   SEPTEMBER 30   DECEMBER 31
----                                       --------   -------   ------------   -----------
Rents....................................   $4,115    $ 3,623      $2,994        $ 2,999
Property expense.........................    1,848      1,771       1,667          1,683
                                            ------    -------      ------        -------
  Operating income.......................    2,267      1,852       1,327          1,316
Interest income..........................        7         91         108            113
Income (loss) in equity partnerships.....      (46)       (23)         (2)            10
Gain on sale of real estate..............      903     16,119       3,856             --
                                            ------    -------      ------        -------
                                               864     16,187       3,962            123
Other expense............................    2,539      3,597       2,401          2,567
                                            ------    -------      ------        -------
Net income (loss)........................   $  592    $14,442      $2,888        $(1,128)
                                            ======    =======      ======        =======
EARNINGS PER SHARE
Net income (loss)........................   $  .39    $  9.43      $ 1.88        $  (.67)
                                            ======    =======      ======        =======

     In the first quarter of 2000, the La Monte Park Apartments were sold, a gain on sale of real estate of $903,000 was recognized. In the second quarter of 2000, gains on sale of real estate totaling $16.1 million were recognized on the sale of Renaissance Parc Apartments, Olympic Office Building and Saratoga Office Building. In the third quarter of 2000, gains on sale of real estate totaling $2.6 million were recognized on the sale of the Fambrough and Etheredge land, Eastpoint Apartments and a $1.3 million deferred gain also was recognized on the sale of a property by an affiliate, which it had previously purchased from IORI.

                                                          THREE MONTHS ENDED
                                            -----------------------------------------------
1999                                        MARCH 31   JUNE 30   SEPTEMBER 30   DECEMBER 31
----                                        --------   -------   ------------   -----------
Rents.....................................   $3,728    $4,089       $4,199        $3,952
Property expense..........................    1,672     1,622        1,783         1,691
                                             ------    ------       ------        ------
  Operating income........................    2,056     2,467        2,416         2,261
Interest income...........................        7         6           10             6
Income (loss) in equity partnerships......       52        39           28            29
Gain on sale of real estate...............       --       213          822           490
                                             ------    ------       ------        ------
                                                 59       258          860           525
Other expense.............................    2,336     2,480        2,497         2,267
                                             ------    ------       ------        ------
Net income (loss).........................   $ (221)   $  245       $  779        $  519
                                             ======    ======       ======        ======
EARNINGS PER SHARE
Net income (loss).........................   $ (.14)   $  .16       $  .51        $  .34
                                             ======    ======       ======        ======

     In the second quarter of 1999, a gain on sale of real estate of $213,000 was recognized, IORI's share of the gain recognized by Tri-City, an equity partnership. In the third quarter of 1999, a gain on sale of real estate of $822,000 was recognized, IORI's share of the gain recognized by Tri-City. In the fourth

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

quarter of 1999, a gain on sale of real estate of $490,000 was recognized from the sale of the Town Center Shopping Center. See Note 2. "Real Estate" and Note
4. "Investment in Equity Method Partnerships."

NOTE 15.  COMMITMENTS AND CONTINGENCIES AND LIQUIDITY

     Olive Litigation. In February 1990, IORI, together with National Income Realty Trust, Continental Mortgage and Equity Trust ("CMET") and TCI, three real estate entities with, at the time, the same officers, directors or trustees and advisor as IORI, entered into a settlement (the "Settlement") of a class and derivative action entitled Olive et al. v. National Income Realty Trust et al., relating to the operation and management of each of the entities. On April 23, 1990, the Court granted final approval of the terms of the Settlement. The Settlement was modified in 1994 (the "Modification").

     On January 27, 1997, the parties entered into an Amendment to the Modification effective January 9, 1997 (the "Olive Amendment"). The Olive Amendment provided for the settlement of additional matters raised by plaintiffs' counsel in 1996. The Court issued an order approving the Olive Amendment on July 3,1997.

     The Olive Amendment provided that IORI's Board retain a management/compensation consultant or consultants to evaluate the fairness of the BCM advisory contract and any contract of its affiliates with IORI, CMET and TCI, including, but not limited to, the fairness to IORI, CMET and TCI of such contracts relative to other means of administration. In 1998, the Board engaged a management/compensation consultant to perform the evaluation which was completed in September 1998.

     In 1999, plaintiffs' counsel asserted that the Board did not comply with the provision requiring such engagement and requested that the Court exercise its retained jurisdiction to determine whether there was a breach of this provision of the Olive Amendment. In January 2000, the Board engaged another management/compensation consultant to perform the required evaluation again. This evaluation was completed in April 2000 and was provided to plaintiffs' counsel. The Board believes that any alleged breach of the Olive Amendment has been fully remedied by the Board's engagement of the second consultant. Although several status conferences have been held on this matter, there has been no Court order resolving whether there was any breach of the Olive Amendment.

     In October 2000, plaintiffs' counsel asserted that the stock option agreement to purchase TCI shares, which was entered into by IORI and an affiliate of IORI, American Realty Investors, Inc. ("ARI"), in October 2000 with Gotham Partners, breached a provision of the Modification. As a result of this assertion, IORI assigned all of its rights to purchase the TCI shares under this stock option agreement to ARI.

     The Board believes that all provisions of the Settlement, the Modification and Olive Amendment terminated on April 28, 1999. However, in September 2000, the Court ruled that certain provisions of the Modification continue to be effective after the termination date. This ruling has been appealed to the United States Court of Appeals for the Ninth Circuit by IORI and TCI.

     Liquidity. Although management anticipates that IORI will generate excess cash from operations in 2001, due to increased rental rates and occupancy at its properties, such excess, however, will not be sufficient to discharge all of IORI's debt obligations as they mature. Management intends to selectively sell income producing real estate, refinance real estate and incur additional borrowings against real estate to meet its cash requirements.

     Other Litigation. IORI is also involved in various other lawsuits arising in the ordinary course of business. Management is of the opinion that the outcome of these lawsuits will have no material impact on the Company's financial condition, results of operations or liquidity.

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

NOTE 16.  SUBSEQUENT EVENTS

     In the first quarter of 2001, IORI increased its mortgage obligation secured by the 60,060 sq. ft., Chuck Yeager Office Building in Chantilly, Virginia, to $5.0 million from $2.0 million. IORI received $2.9 million in net proceeds after paying various lending fees. The new mortgage bears interest at 9.5% per annum, until February 2002, and at a variable rate thereafter, requires monthly payments of principal and interest of $22,126 and matures January 2004.

                                                                    SCHEDULE III

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 2000

                                                                                                      GROSS AMOUNT
                                                        INITIAL COST            COST           CARRIED AT END OF YEAR(1)
                                                   ----------------------    CAPITALIZED    --------------------------------
                                                             BUILDING AND   SUBSEQUENT TO             BUILDING AND
PROPERTY/LOCATION                   ENCUMBRANCES    LAND     IMPROVEMENTS    ACQUISITION     LAND     IMPROVEMENTS    TOTAL
-----------------                   ------------   -------   ------------   -------------   -------   ------------   -------
                                                                     (DOLLARS IN THOUSANDS)
PROPERTIES HELD FOR INVESTMENT
APARTMENTS
Brighton Court, Midland, TX.......    $ 2,490      $   339     $ 3,051         $   --       $   339     $ 3,051      $ 3,390
Del Mar, Midland, TX..............      2,382          324       2,919             --           324       2,919        3,243
Enclave, Midland, TX..............      2,382          324       2,919             --           324       2,919        3,243
Meridian, Midland, TX.............      2,949        1,138       4,552             --         1,138       4,552        5,691
Signature Place, Midland, TX......      1,949          265       2,388             --           265       2,388        2,654
Sinclair Place, Midland, TX.......      1,624          221       1,990             --           221       1,990        2,211
Treehouse, San Antonio, TX........      2,673          375       2,124            258           375       2,382        2,757
OFFICE BUILDINGS
2010 Valley View, Farmers Branch,
 TX...............................      1,832          120         479          2,981           120       3,460        3,580
5600 Mowry, Newark, CA............      4,165        1,263       5,054            653         1,263       5,707        6,970
Akard Plaza, Dallas, TX...........      2,068          734       2,936            420           734       3,356        4,089
Chuck Yeager, Chantilly, VA.......      2,070        1,080       4,321          1,342         1,080       5,663        6,743
Daley Plaza, San Diego, CA........      6,766        1,502       6,008          1,427         1,502       7,435        8,938
La Mesa Village, La Mesa, CA......      5,744        1,709       6,836            549         1,709       7,385        9,094
Westlake Village, Westlake
 Village, CA......................      2,837          831       3,324            185           831       3,509        4,342
LAND
Frankel, Midland County, TX.......         --           44          --             --            44          --           44
Travelers, Farmers Branch, TX.....     12,000       24,848          --             --        24,848          --       24,848
                                      -------      -------     -------         ------       -------     -------      -------
                                      $53,931      $35,117     $48,901         $7,815       $35,117     $56,716      $91,837
                                      =======      =======     =======         ======       =======     =======      =======

                                                                               LIFE ON
                                                                                WHICH
                                                                             DEPRECIATION
                                                                              IN LATEST
                                                                              STATEMENT
                                    ACCUMULATED      DATE OF        DATE     OF OPERATION
PROPERTY/LOCATION                   DEPRECIATION   CONSTRUCTION   ACQUIRED   IS COMPUTED
-----------------                   ------------   ------------   --------   ------------
                                                   (DOLLARS IN THOUSANDS)
PROPERTIES HELD FOR INVESTMENT
APARTMENTS
Brighton Court, Midland, TX.......     $   44          $1983       06/00        40 years
Del Mar, Midland, TX..............         42          1983        06/00        40 years
Enclave, Midland, TX..............         42          1983        06/00        40 years
Meridian, Midland, TX.............        124          1983        12/99        40 years
Signature Place, Midland, TX......         35          1983        06/00        40 years
Sinclair Place, Midland, TX.......         29          1983        06/00        40 years
Treehouse, San Antonio, TX........        749          1975        09/89      5-40 years
OFFICE BUILDINGS
2010 Valley View, Farmers Branch,
 TX...............................        460          1998        09/97      5-40 years
5600 Mowry, Newark, CA............        714          1987        12/97      3-40 years
Akard Plaza, Dallas, TX...........        306          1984        12/97      5-40 years
Chuck Yeager, Chantilly, VA.......        672          1991        01/97      5-40 years
Daley Plaza, San Diego, CA........      1,259          1987        09/96      2-40 years
La Mesa Village, La Mesa, CA......        784          1991        05/97      5-40 years
Westlake Village, Westlake
 Village, CA......................        300          1982        11/97      5-40 years
LAND
Frankel, Midland County, TX.......         --            --        06/00        40 years
Travelers, Farmers Branch, TX.....         --            --        06/00        40 years
                                       ------
                                       $5,560
                                       ======

---------------

(1) The aggregate cost for Federal income tax purposes is $92.0 million.

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

                                                                2000      1999      1998
                                                              --------   -------   -------
                                                                 (DOLLARS IN THOUSANDS)
Reconciliation of Real Estate
Balance at January 1,.......................................  $ 96,051   $91,070   $87,125
  Additions
     Acquisitions and Improvements..........................    45,577     7,890     3,945
  Deductions
     Sale of real estate....................................   (49,791)   (2,909)       --
                                                              --------   -------   -------
Balance at December 31,.....................................  $ 91,837   $96,051   $91,070
                                                              ========   =======   =======
Reconciliation of Accumulated Depreciation
Balance at January 1,.......................................  $  9,509   $ 7,379   $ 5,211
  Additions
     Depreciation...........................................     2,450     2,723     2,168
  Deductions
     Sale of real estate....................................    (6,399)     (593)       --
                                                              --------   -------   -------
Balance at December 31,.....................................  $  5,560   $ 9,509   $ 7,379
                                                              ========   =======   =======

                                                                     SCHEDULE IV

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

                         MORTGAGE LOANS ON REAL ESTATE
                               DECEMBER 31, 2000

                                         FINAL                                            FACE
                             INTEREST   MATURITY                               PRIOR    AMOUNT OF    CARRYING AMOUNTS OF
DESCRIPTION                    RATE       DATE      PERIODIC PAYMENT TERMS     LIENS    MORTGAGE         MORTGAGE(1)
-----------                  --------   --------    ----------------------     ------   ---------   ----------------------
                                                                                                    (DOLLARS IN THOUSANDS)
JUNIOR MORTGAGE LOANS
JNC ENTERPRISES, LTD. .....   18.0%      03/01     Interest only payments of   $9,000    $1,500             $1,500
  Secured by 165 acres of                          $22,500 due monthly.        ------    ------             ------
    land in The Colony, TX
                                                                               $9,000    $1,500             $1,500
                                                                               ======    ======             ======

                             PRINCIPAL AMOUNT
                             OF LOANS SUBJECT
                              TO DELINQUENT
                               PRINCIPAL OR
DESCRIPTION                      INTEREST
-----------                  ----------------

JUNIOR MORTGAGE LOANS
JNC ENTERPRISES, LTD. .....       $   --
  Secured by 165 acres of         ------
    land in The Colony, TX
                                  $1,500
                                  ======

---------------

(1) The aggregate cost for federal income tax purposes is $1.5 million.

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

                         MORTGAGE LOANS ON REAL ESTATE

                                                               2000    1999    1998
                                                              ------   ----   -------
                                                              (DOLLARS IN THOUSANDS)
Balance at January 1,.......................................  $   --   $--    $ 2,010
Additions
  New mortgage loans........................................   1,500    --         --
Deductions
  Collections of principal..................................      --    --     (2,010)
                                                              ------   ---    -------
Balance at December 31,.....................................  $1,500   $--    $    --
                                                              ======   ===    =======

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2001            2000
                                                              -------------   ------------
                                                                 (DOLLARS IN THOUSANDS)
                                          ASSETS
Real estate held for investment.............................    $693,082        $727,227
Less -- accumulated depreciation............................     (88,511)        (88,187)
                                                                --------        --------
                                                                 604,571         639,040
Foreclosed real estate held for sale........................         504           1,824
Notes and interest receivable...............................      14,339           8,709
Less -- allowance for estimated losses......................        (537)           (537)
                                                                --------        --------
                                                                  13,802           8,172
Investment in real estate entities..........................      23,520          15,464
Cash and cash equivalents...................................      35,320          22,323
Other assets (including $4,193 in 2001 and $10,243 in 2000
  from affiliates and related parties)......................      31,072          45,062
                                                                --------        --------
                                                                $708,789        $731,885
                                                                ========        ========
                           LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Notes and interest payable..................................    $460,275        $501,734
Other liabilities (including $2,628 in 2001 and $491 in 2000
  to affiliates and related parties)........................      25,978          23,722
                                                                --------        --------
                                                                 486,253         525,456
Commitments and contingencies
Minority interest...........................................       4,225           4,369
Redeemable Preferred Stock
  Series B; $.01 par value; authorized, 300,000 shares;
     issued and outstanding 300,000 shares (liquidation
     preference $1,500).....................................       1,350           1,350
Embedded derivative.........................................         150             150
Stockholders' equity
Preferred Stock
  Series A; $.01 par value; authorized, 6,000 shares; issued and outstanding 5,829 shares (liquidation preference
     $583)..................................................          --              --
Common Stock, $.01 par value; authorized, 10,000,000 shares;
  issued and outstanding 8,042,629 shares in 2001 and
  8,636,354 in 2000.........................................          80              86
Paid-in capital.............................................     268,761         278,245
Accumulated distributions in excess of accumulated
  earnings..................................................     (48,971)        (74,712)
Unrealized (loss) on marketable equity securities of
  affiliates................................................      (3,059)         (3,059)
                                                                --------        --------
                                                                 216,811         200,560
                                                                --------        --------
                                                                $708,789        $731,885
                                                                ========        ========

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                         FOR THE THREE MONTHS ENDED    FOR THE NINE MONTHS ENDED
                                                                SEPTEMBER 30,                SEPTEMBER 30,
                                                         ---------------------------   -------------------------
                                                             2001           2000          2001          2000
                                                         ------------   ------------   -----------   -----------
                                                                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE)
Property revenue
  Rents................................................   $   32,423     $   35,164    $  103,464    $  103,855
Property expense
Property operations (including $1,910 in 2001 and
  $2,896 in 2000 to affiliates and related parties)....       19,643         19,896        60,084        56,659
                                                          ----------     ----------    ----------    ----------
         Operating income..............................       12,780         15,268        43,380        47,196
Other income
  Interest and other...................................        1,017            936         2,275         1,928
  Equity (loss) of equity investees....................       (2,164)          (185)       (4,529)         (477)
  Gain on sale of real estate..........................       18,780         11,755        47,529        29,562
                                                          ----------     ----------    ----------    ----------
                                                              17,633         12,506        45,275        31,013
Other expense
  Interest.............................................        9,428         12,254        31,380        35,405
  Depreciation.........................................        4,737          5,397        14,786        14,865
  Advisory fee to affiliate............................        1,267          1,353         4,208         3,915
  Net income fee to affiliate..........................          946            567         2,075         1,319
  Incentive fee to affiliate...........................        1,326             --         2,903            --
  General and administrative (including $2,064 in 2001
    and $1,595 in 2000 to affiliates and related
    parties)...........................................        1,607          1,325         7,531         5,713
  Minority interest....................................          (14)           (13)            9           (30)
                                                          ----------     ----------    ----------    ----------
                                                              19,297         20,883        62,892        61,187
Net income.............................................       11,116          6,891        25,763        17,022
Preferred dividend requirement.........................           (7)            (7)          (22)          (22)
                                                          ----------     ----------    ----------    ----------
Net income applicable to Common shares.................   $   11,109     $    6,884    $   25,741    $   17,000
                                                          ==========     ==========    ==========    ==========
Earnings per share
Net income applicable to Common shares
    Basic..............................................   $     1.29     $      .80    $     2.98    $     1.97
    Diluted............................................   $     1.28     $      .80    $     2.97    $     1.97
                                                          ==========     ==========    ==========    ==========
Average Common shares used in computing earnings per
  share
    Basic..............................................    8,603,614      8,633,211     8,625,230     8,630,029
    Diluted............................................    8,653,614      8,633,211     8,675,230     8,630,029
                                                          ==========     ==========    ==========    ==========

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                                 ACCUMULATED
                                                                DISTRIBUTIONS    ACCUMULATED
                                   COMMON STOCK                 IN EXCESS OF        OTHER
                                ------------------   PAID-IN     ACCUMULATED    COMPREHENSIVE   STOCKHOLDERS'
                                 SHARES     AMOUNT   CAPITAL      EARNINGS         INCOME          EQUITY
                                ---------   ------   --------   -------------   -------------   -------------
                                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE)
BALANCE, JANUARY 1, 2001......  8,636,354    $86     $278,245     $(74,712)        $(3,059)       $200,560
  Net income..................         --     --           --       25,763              --          25,763
Fractional shares.............       (525)    --           --           --              --              --
Repurchase of Common Stock....   (593,200)    (6)      (9,484)          --              --          (9,490)
Preferred dividends ($3.75 per
  share)......................         --     --           --          (22)             --             (22)
                                ---------    ---     --------     --------         -------        --------
BALANCE, SEPTEMBER 30, 2001...  8,042,629    $80     $268,761     $(48,971)        $(3,059)       $216,811
                                =========    ===     ========     ========         =======        ========

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                FOR THE NINE MONTHS
                                                                ENDED SEPTEMBER 30,
                                                              -----------------------
                                                                 2001         2000
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS)
Cash Flows from Operating Activities
  Rents collected...........................................   $103,804     $102,445
  Interest collected........................................      1,142          594
  Interest paid.............................................    (30,659)     (33,798)
  Payments for property operations (including $1,910 in 2001 and $2,896 in 2000 to affiliates and related
     parties)...............................................    (59,420)     (58,081)
  Advisory and net income fee paid to affiliate.............     (6,191)      (5,741)
  Incentive fee paid to affiliate...........................     (1,577)          --
  General and administrative expenses paid (including $2,064 in 2001 and $1,595 in 2000 to affiliates and related
     parties)...............................................     (7,746)      (6,486)
  Distributions from operating cash flow of equity
     investees..............................................      1,134          236
  Other.....................................................      2,571        1,917
                                                               --------     --------
          Net cash provided by operating activities.........      3,058        1,086
Cash Flows from Investing Activities
  Collections on notes receivable (including $6.5 million
     from affiliate in 2000)................................      2,546       15,017
  Funding of notes receivable (including $12.0 million to
     affiliate in 2000).....................................     (7,980)     (12,000)
  Acquisition of real estate (including $1,470 in 2001 and
     $1,800 in 2000 to affiliates and related parties)......     (8,969)     (30,531)
  Real estate improvements..................................     (9,504)      (9,986)
  Proceeds from sale of real estate.........................     88,160       33,528
  Refunds of (deposits on) pending purchases and
     financings.............................................     (1,078)       1,840
  Contributions (to)/from equity investees..................     (8,218)       1,296
                                                               --------     --------
          Net cash provided by (used in) investing
           activities.......................................     54,957         (836)
Cash Flows from Financing Activities Payments on notes
  payable...................................................    (55,614)     (89,156)
  Proceeds from notes payable...............................      7,696       67,981
  Deferred financing costs (including $45 in 2001 and $339
     in 2000 to affiliates and related parties).............       (430)        (914)
  Payments from advisor.....................................     12,786        5,465
  (Advance to)/from affiliate...............................         56       (3,300)
  Dividends to stockholders.................................        (22)      (4,683)
  Repurchase of Common Stock................................     (9,490)          --
  Sale of Common Stock under dividend reinvestment plan.....         --           90
                                                               --------     --------
          Net cash used in financing activities.............    (45,018)     (24,517)
Net increase (decrease) in cash and cash equivalents........     12,997      (24,267)
Cash and cash equivalents, beginning of period..............     22,323       41,266
                                                               --------     --------
Cash and cash equivalents, end of period....................   $ 35,320     $ 16,999
                                                               ========     ========
Reconciliation of net income to net cash used in operating
  activities
Net income..................................................   $ 25,763     $ 17,022

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                                                                FOR THE NINE MONTHS
                                                                ENDED SEPTEMBER 30,
                                                              -----------------------
                                                                 2001         2000
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS)
Adjustments to reconcile net income to net cash used in
  operating activities
  Depreciation and amortization.............................     14,786       14,865
  Gain on sale of real estate...............................    (47,529)     (29,562)
  Equity loss of equity investees...........................      4,529          477
  Distributions from operating cash flow of equity
     investees..............................................      1,134          236
  Increase in interest receivable...........................       (197)        (403)
  Decrease in other assets..................................      2,161        1,311
  Increase (decrease) in interest payable...................        155         (482)
  Increase (decrease) in other liabilities..................      2,256       (2,378)
                                                               --------     --------
          Net cash provided by operating activities.........   $  3,058     $  1,086
                                                               ========     ========
Schedule of noncash investing and financing activities Notes
  payable assumed on purchase of real estate................   $ 40,776     $ 50,294
Notes payable assumed by buyer on sale of real estate.......    (34,161)     (16,798)
Unrealized loss on marketable equity securities of
  affiliate.................................................         --       (1,256)
Limited partnership interest received on sale of real
  estate....................................................      1,500           --

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  BASIS OF PRESENTATION

     TCI is a Nevada corporation and successor to a California business trust which was organized on September 6, 1983. TCI invests in real estate through direct ownership, leases and partnerships. TCI also invests in mortgage loans on real estate.

     The accompanying Consolidated Financial Statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Dollar amounts in tables are in thousands, except per share amounts.

     Operating results for the nine month period ended September 30, 2001, are not necessarily indicative of the results that may be expected for the year ending December 31, 2001. For further information, refer to the Consolidated Financial Statements and notes included in TCI's Annual Report on Form 10-K for the year ended December 31, 2000 (the "2000 Form 10-K").

     Certain balances for 2000 have been reclassified to conform to the 2001 presentation.

NOTE 2.  REAL ESTATE

     In 2001, TCI purchased the following properties:

                                              UNITS/
                                              ACRES/      PURCHASE     NET CASH     DEBT       INTEREST     MATURITY
PROPERTY                    LOCATION        SQUARE FEET    PRICE         PAID     INCURRED       RATE         DATE
--------                    --------        -----------   --------     --------   --------     --------     --------
Second Quarter
APARTMENTS
Courtyard............  Midland, TX            133 Units   $ 1,425       $  425    $ 1,051(1)     9.25%       04/06
LAND
Solco-Valley Ranch...  Dallas, TX            6.07 Acres     1,454        1,525         --          --           --
Limestone Ranch......  Lewisville, TX        10.5 Acres       505(2)        --         --          --           --
Mira Lago............  Farmers Branch, TX    8.88 Acres       541(2)        --         --          --           --
Third Quarter
APARTMENTS
By the Sea...........  Corpus Christi, TX     153 Units     6,175          862      5,538(3)     7.07        05/09
Baywalk..............  Galveston, TX          192 Units     6,590          390      5,856(4)     7.45        02/11
Island Bay...........  Galveston, TX          458 Units    20,360        3,225     16,232(4)     7.40        07/11
Marina Landing.......  Galveston, TX          256 Units    12,050          518     10,912(4)     5.30(5)     01/02
LAND
Seminary West........  Fort Worth, TX        5.36 Acres       222          232         --          --           --
Fourth Quarter
LAND
Pac Trust............  Farmers Branch, TX    7.11 Acres     1,175        1,231         --          --           --

---------------

(1) Assumed debt.

(2) Land was received from a related party in exchange for the Glenwood Apartments.

(3) Assumed debt of $5.4 million and financed the remaining $100,000 from the seller.

(4) The Island Bay, Marina Landing and Baywalk Apartments were purchased in a single transaction. TCI assumed the existing debt of $31.3 million on the apartments, financed the remaining

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

$1.7 million from the seller, and issued 30,000 shares of Series C Preferred Stock. See Note 7. "Preferred Stock."

(5) Variable rate.

     In the nine months ended September 30, 2000, TCI purchased the following properties:

                                                 UNITS/
                                                 ACRES/        PURCHASE   NET CASH     DEBT     INTEREST    MATURITY
PROPERTY                     LOCATION          SQUARE FEET      PRICE       PAID     INCURRED     RATE        DATE
--------                     --------        ---------------   --------   --------   --------   --------    --------
First Quarter
APARTMENTS
Quail Creek...........  Lawrence, KS                95 Units   $ 3,250     $1,088    $ 2,254      7.44%      07/03
Apple Lane............  Lawrence, KS                75 Units     1,575        595      1,005      8.63       05/07
LAND
Netzer................  Collin County, TX           20 Acres       400        418         --        --          --
Lamar/Parmer..........  Austin, TX               17.07 Acres     1,500        517      1,030     10.00       12/00(1)
Manhattan.............  Farmers Branch, TX       108.9 Acres    10,743      6,144      5,000     14.00       02/01(2)
DF Fund...............  Collin County, TX         79.5 Acres     2,545      1,047      1,545     10.00       03/01(3)
Second Quarter
APARTMENTS
Autumn Chase..........  Midland, TX                 64 Units     1,338        458        936      9.45(4)    04/05
Primrose..............  Bakersfield, CA            162 Units     4,100      1,189      3,000      9.25(4)    03/07
Paramount Terrace.....  Amarillo, TX               181 Units     3,250        561      2,865      9.38       09/01
OFFICE BUILDING
9033 Wilshire Blvd....  Los Angeles, CA       44,253 Sq. Ft.     9,225      2,536      6,861      8.07       08/09
Bay Plaza II..........  Tampa, FL             78,882 Sq. Ft.     4,825      4,786         --        --          --
LAND
Limestone Canyon II...  Austin, TX                9.96 Acres       504        424         --        --          --
Third Quarter
OFFICE CENTER AND
  RETAIL
Countryside
  Portfolio(5)........  Sterling, VA         265,718 Sq. Ft.    44,940      4,825     36,297      7.75       12/02

---------------

(1) The loan was paid off in March 2001.

(2) The loan was paid off in June 2000.

(3) The property was sold in September 2000.

(4) Variable interest rate.

(5) Countryside Portfolio consists of four commercial buildings: the 133,422 sq. ft. Countryside Retail Center, the 72,062 sq. ft. Harmon Office Building, the 35,127 sq. ft. Mimado Office Building and the 25,107 sq. ft. Ambulatory Surgical Center.

     In 2001, TCI sold the following properties:

                                                    UNITS/                         NET CASH      DEBT      GAIN/(LOSS)
PROPERTY                       LOCATION        SQUARE FEET/ACRES   SALES PRICE     RECEIVED   DISCHARGED     ON SALE
--------                       --------        -----------------   -----------     --------   ----------   -----------
First Quarter
APARTMENTS
Forest Ridge............  Denton, TX                   56 Units     $   2,000       $  682     $ 1,151       $1,014
Heritage................  Tulsa, OK                   136 Units         2,286          206       1,948        1,575
Park at Colonade........  San Antonio, TX             211 Units         5,800          927       4,066        1,592

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                                                    UNITS/                         NET CASH      DEBT      GAIN/(LOSS)
PROPERTY                       LOCATION        SQUARE FEET/ACRES   SALES PRICE     RECEIVED   DISCHARGED     ON SALE
--------                       --------        -----------------   -----------     --------   ----------   -----------
INDUSTRIAL WAREHOUSE
Zodiac..................  Dallas, TX             35,435 Sq. Ft.           762          183         564          167
LAND
McKinney 36.............  McKinney, TX              1.822 Acres           476          476          --          355
Round Mountain..........  Austin, TX                110.0 Acres         2,560        2,455          --        1,047
SECOND QUARTER
APARTMENTS
Bent Tree Gardens.......  Addison, TX                 204 Units         9,000        2,669       6,065(2)       601
Fontenelle Hills........  Bellevue, NE                338 Units        16,500        3,680      12,454(2)     4,565
Glenwood................  Addison, TX                 168 Units         3,659(1)        --       2,537(2)        --
McCallum Glen...........  Dallas, TX                  275 Units         8,450        2,633       5,004(2)     1,375(3)
OFFICE BUILDINGS
Daley...................  San Diego, CA          64,425 Sq. Ft.         6,211        2,412       3,346          836
Waterstreet.............  Boulder, CO           106,257 Sq. Ft.        22,250        7,126      12,949        9,154
INDUSTRIAL WAREHOUSE
Technology Trading......  Sterling, VA          197,659 Sq. Ft.        10,775        4,120       6,214        4,163
LAND
Moss Creek..............  Greensboro, NC             4.79 Acres            15           13          --          (71)
Third Quarter
APARTMENTS
McCallum Crossing.......  Dallas, TX                  322 Units        11,500        1,841       8,101(2)     4,485
Park Lane...............  Dallas, TX                   97 Units         2,750        1,526       1,103        1,827
Carseka.................  Los Angeles, CA              54 Units         4,000        2,138       1,466        1,352
Sunset Lakes............  Waukegan, IL                414 Units        15,000        6,089       7,243        7,316
Oak Run.................  Pasadena, TX                160 Units         5,800        1,203       4,364        2,227
OFFICE BUILDINGS
Chesapeake Center.......  San Diego, CA          57,493 Sq. Ft.         6,575        3,111       2,844          204
LAND
Eagle Crest.............  Farmers Branch, TX         4.41 Acres           300          291          --         (215)

---------------

(1) The Glenwood Apartments were exchanged with a related party for two parcels of land; the 10.5 acre Limestone Ranch and the 8.88 acre Mira Lago.

(2) Debt assumed by purchaser.

(3) Excludes a $1.5 million deferred gain from a limited partnership interest in the sold property.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

     In the nine months ended September 30, 2000, TCI sold the following properties:

                                                         UNITS/ROOMS/     SALES    NET CASH      DEBT       GAIN ON
PROPERTY                                 LOCATION        SQUARE FEET      PRICE    RECEIVED   DISCHARGED     SALE
--------                                 --------       --------------   -------   --------   ----------    -------
First Quarter
APARTMENTS
Hunters Bend.......................  San Antonio, TX          96 Units   $ 1,683    $  418      $1,127(1)   $  572
Westgate of Laurel.................  Laurel, MD              218 Units    11,290     2,599       7,525(1)    3,575
Second Quarter
APARTMENTS
Apple Creek........................  Dallas, TX              216 Units     4,300     2,155       1,723       3,240
Villas at Fairpark.................  Los Angeles, CA          49 Units     3,435       792       2,386       1,188
HOTEL
Chateau Charles....................  Lake Charles, LA        245 Rooms     1,000       928          --         633
Third Quarter
APARTMENTS
Villas at Countryside..............  Sterling, VA            102 Units     8,100     2,686       5,334(1)    1,520
Eagle Rock.........................  Los Angeles, CA          99 Units     5,600     1,967       3,246       1,021
Woodbridge.........................  Denver, CO              194 Units     6,856     3,328       2,845       3,796
Ashley Crest.......................  Houston, TX             168 Units     3,950     1,102       2,812(1)      706
OFFICE BUILDING/WAREHOUSE
Brookfield Corporate Center........  Chantilly, VA      63,504 Sq. Ft.     4,850     1,729       2,838       1,369
Shady Trail........................  Dallas, TX         42,900 Sq. Ft.       900       340         521         206
LAND
McKinney(2)........................  McKinney, TX            255 Acres     8,783     5,035       4,423       2,091
Allen(3)...........................  Allen, TX              5.49 Acres       370        86         281         184

---------------

(1) Debt assumed by purchaser.

(2) The McKinney land sale included three parcels of land: the 20 acre Netzer land; the 79.54 acre DF Fund land; and the 156.19 acre OPUBCO land.

(3) The Allen land consisted of a partial sale of three parcels of land: a 2.62 acre tract of the Stacy Road land; a 2.23 acre tract of the Sandison land; and a .64 acre tract of the Whisenant land.

     Construction Projects. In August 2001, TCI obtained a financing commitment of $13.0 million and commenced construction of a 252 unit apartment complex on the Limestone Ranch land parcel in Lewisville, Texas. The mortgage bears interest at a variable rate, currently 4.7% per annum, requires monthly payments of interest only and matures December 2003. The development is expected to cost $16.3 million and is expected to be completed by May 2002. As of October 2001, $3.3 million has been funded.

     In July 2001, TCI commenced construction of an 80 unit apartment complex on the Watersedge land parcel in Gulfport, Mississippi. The development is expected to cost a total of $5.0 million and is expected to be completed by April 2002. As of October 2001, TCI has paid a total of $640,000.

NOTE 3.  NOTES AND INTEREST RECEIVABLE

     In March 2001, TCI funded a $3.5 million mortgage loan secured by a second lien on a retail center in Montgomery County, Texas. In June 2001, an additional $1.5 million was funded. The note receivable bears interest at 16.0% per annum, requires monthly interest only payments of $67,000 and matured in

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

September 2001. In October 2001, TCI extended the loan until February 2002, receiving $100,000 as an extension fee.

     In June 2001, a mortgage loan with a principal balance of $2.5 million was paid off including accrued but unpaid interest.

     In July 2001, TCI funded a $1.7 million mortgage loan secured by a second lien on 44.6 acres of unimproved land in Fort Worth, Texas. The note receivable bears interest at 16.0% per annum, requires monthly payments of accrued interest beginning September 2001 and each month thereafter and matures January 2002.

     In August 2001, TCI agreed to fund up to $5.6 million secured by an office building in Dallas, Texas. The note receivable bears interest at a variable rate, currently 9.0% per annum, requires monthly interest only payments and matures in January 2003. As of October 2001, TCI has funded a total of $1.3 million.

     In September 2001, a mortgage loan in the amount of $3.0 million matured. TCI agreed to extend the loan until November 2001 accepting a $750,000 loan principal paydown.

     In October 2001, TCI funded a $4.0 million loan secured by a second lien on a 375,752 sq. ft. office building in St. Louis, Missouri. The note receivable bears interest at 9.0% per annum, requires monthly interest only payments of $30,000 and matures in February 2002.

NOTE 4.  INVESTMENT IN REAL ESTATE ENTITIES

     In February 2001, TCI entered into a joint venture with UBM Liegenschaftsverwertung GmbH ("UBM"), an Austrian limited liability company, to invest in the construction and ownership of a 165 room hotel in Wroclaw, Poland. UBM invested 2.0 million Euro dollars ($1.8 million) and TCI invested 4.0 million Euro dollars ($3.6 million) and guaranteed a 16 million Euro dollars ($15.0 million) mortgage loan for the project. TCI holds a 66.7% interest. Construction for the project began in the fall of 2000 and completion of the hotel is scheduled for December 2001.

     In March 2001, in conjunction with the sale of the 211 unit Park at Colonade Apartments in San Antonio, Texas, TCI received a 23% limited partner interest in the acquiring partnership. TCI is to receive payments of $5,000 monthly from the partnership, a $50,000 distribution in June 2001 which was received and its remaining investment of $500,000 in March 2002. In July 2001, TCI assigned its limited partnership interest to the general partner, receiving a discounted payoff of $490,000. In conjunction with this assignment and receipt of the distribution in July, TCI recognized a previously deferred gain on the sale of the apartments of $540,000.

     In June 2001, in conjunction with the sale of the 275 unit McCallum Glen Apartments in Dallas, Texas, TCI received a 30% limited partner interest in the acquiring partnership. TCI is to receive payments of $12,500 monthly from the partnership and its remaining investment of $1.5 million in June 2003.

     In July 2001, TCI entered into a partnership to construct a 392 lot, single family subdivision in Tarrant County, Texas. TCI will invest $4.4 million cash in the partnership and the partnership shall obtain a $7.0 million mortgage loan for the project. TCI will hold a 24% interest. As of October 2001, TCI has invested $3.3 million in the partnership.

     In October 2001, TCI entered into a partnership agreement to construct a 248 unit apartment complex in Arlington, Texas, with Capstone American Properties. TCI will invest $2.1 million cash in the partnership and the partnership shall obtain a $13.5 million mortgage loan for the project. TCI will hold a 24% interest. As of October 2001, TCI has invested $1.7 million in the partnership.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

     Prior to the first quarter of 2001, TCI accounted for its investment in American Realty Investors, Inc. ("ARI"), an affiliate, as an available for sale marketable security. In the first quarter of 2001, TCI began accounting for its investment in ARI using the equity method.

NOTE 5.  INVESTMENTS IN EQUITY INVESTEES

     Real estate entities. TCI's investment in real estate entities at September 30, 2001, included equity securities of two publicly traded real estate entities, Income Opportunity Realty Investors, Inc. ("IORI") and ARI, and interests in real estate joint venture partnerships. Basic Capital Management, Inc. ("BCM"), TCI's advisor, serves as advisor to IORI and ARI.

     TCI accounts for its investment in IORI and ARI and the joint venture partnerships using the equity method.

     TCI's investment in real estate entities, accounted for using the equity method, at September 30, 2001 was as follows:

                          PERCENTAGE OF      CARRYING VALUE OF   EQUIVALENT INVESTEE     MARKET VALUE
                        TCI'S OWNERSHIP AT     INVESTMENT AT        BOOK VALUE AT      OF INVESTMENT AT
                          SEPTEMBER 30,        SEPTEMBER 30,        SEPTEMBER 30,       SEPTEMBER 30,
INVESTEE                       2001                2001                 2001                 2001
--------                ------------------   -----------------   -------------------   ----------------
IORI..................        24.0%               $ 3,648              $ 8,564             $ 4,494
ARI...................         6.3%                10,132                5,149               8,276
                                                  -------              -------             -------
                                                   13,780              $13,713             $12,770
                                                                       =======             =======
Other.................                              9,740
                                                  -------
                                                  $23,520
                                                  =======

     The difference between the carrying value of TCI's investment and the equivalent investee book value is being amortized over the life of the properties held by each investee.

     Management continues to believe that the market value of each of IORI and ARI undervalues their assets and, therefore, TCI may continue to increase its ownership in these entities.

     Set forth below is summarized results of operations of equity investees for the nine months ended September 30, 2001

Revenues....................................................   $136,366
Equity in income of partnerships............................      9,184
Property operating expenses.................................    126,118
Depreciation................................................     14,103
Interest expense............................................     60,698
                                                               --------
(Loss) before gains on sale of real estate..................    (55,369)
Gain on sale of real estate.................................     62,860
                                                               --------
Net income..................................................   $  7,491
                                                               ========

     TCI's share of equity investees' loss before gains on the sale of real estate was $4.5 million for the nine months ended September 30, 2001, and its share of equity investees' gains on sale of real estate was $4.0 million for the nine months ended September 30, 2001.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

NOTE 6.  NOTES AND INTEREST PAYABLE

     In 2001, TCI financed the following property:

                                                          DEBT        DEBT      NET CASH   INTEREST    MATURITY
PROPERTY                       LOCATION      ACRES      INCURRED   DISCHARGED   RECEIVED     RATE        DATE
--------                       --------    ----------   --------   ----------   --------   --------    --------
Second Quarter
LAND
Red Cross...................  Dallas, TX   2.89 Acres    $4,500       $--        $4,328     12.5%(1)    10/02

---------------

(1) Variable rate.

     In the first nine months of 2000, TCI financed/refinanced the following properties:

                                                                     DEBT        DEBT      NET CASH   INTEREST     MATURITY
PROPERTY                        LOCATION       UNITS/SQUARE FEET   INCURRED   DISCHARGED   RECEIVED     RATE         DATE
--------                        --------       -----------------   --------   ----------   --------   --------     --------
First Quarter
APARTMENTS
Crescent Place.............  Houston, TX              120 Units     $2,165      $1,722      $  370      7.04%(1)    03/30
Madison @ Bear Creek.......  Houston, TX              180 Units      3,500       2,625         730      7.04(1)     03/30
OFFICE BUILDINGS
Westgrove Air Plaza........  Addison, TX         78,326 Sq. Ft.      2,087       1,180         742      9.02(1)     01/05
Venture Center.............  Atlanta, GA         38,772 Sq. Ft.      2,700       1,113       1,592      8.75        03/10
Second Quarter
APARTMENTS
Country Crossing...........  Tampa, FL                227 Units      3,825       2,645         985      9.65(1)     06/03
Fontenelle Hills(2)........  Bellevue, NE             338 Units      2,010          --       1,967      8.51        06/10
OFFICE BUILDING
Technology Trading.........  Sterling, VA       197,659 Sq. Ft.      6,300       3,881       2,065      8.26(1)     05/05
WAREHOUSES
5360 Tulane................  Atlanta, GA         67,850 Sq. Ft.        375         208         134      9.65(1)     04/03
Space Center...............  San Antonio, TX    101,500 Sq. Ft.      1,125         691         402      9.65(1)     04/03
THIRD QUARTER
OFFICE BUILDING
Jefferson..................  Washington, DC      71,876 Sq. Ft.      9,875       8,955         557      9.50        07/25

---------------

(1) Variable interest rate.

(2) Second lien on property.

NOTE 7.  PREFERRED STOCK

     In conjunction with the purchase of the Baywalk, Island Bay and Marina Landing Apartments, TCI issued 30,000 share of Series C Preferred Stock. TCI's Series C Cumulative Convertible Preferred Stock consists of a maximum of 30,000 shares with a liquidation preference of $100.00 per share. Dividends are payable at the rate of $5.00 per share or $1.25 per quarter through September 2002, then $6.00 per share or $1.50 per quarter through September 2003, then $7.00 per share or $1.75 per quarter thereafter. After September 30, 2006, the Series C Preferred Stock may be converted into Common Stock at 90% of the daily average closing price of the Common Stock for the prior five trading days. The Series C Preferred Stock is redeemable for cash at any time at the option of TCI.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

NOTE 8.  OPERATING SEGMENTS

     Significant differences among the accounting policies of the operating segments as compared to the Consolidated Financial Statements principally involve the calculation and allocation of administrative expenses. Management evaluates the performance of each of the operating segments and allocates resources to each based on its operating income and cash flow. Items of income not reflected in the segments are interest, equity in partnerships and gains on sales of real estate which totaled $17.6 million and $45.3 million for the three and nine months ended September 30, 2001, and $12.5 million and $31.0 million for the three and nine months ended September 30, 2000. Expenses not reflected in the segments are general and administrative expenses, minority interest, incentive fees, advisory fees, and net income fees which totaled $5.1 million and $16.7 million for the three and nine months ended September 30, 2001, and $3.2 million and $10.9 million for the three and nine months ended September 30, 2000. Also excluded from segment assets are assets of $100.8 million at September 30, 2001, and $83.5 million at September 30, 2000, which are not identifiable with an operating segment. There are no intersegment revenues and expenses.

     Presented below is the operating income of each operating segment for the three and nine months ended September 30, 2001 and 2000, and each segment's assets at September 30.

THREE MONTHS ENDED                           COMMERCIAL
SEPTEMBER 30, 2001                  LAND     PROPERTIES   APARTMENTS   HOTELS     TOTAL
------------------                 -------   ----------   ----------   -------   --------
Rents............................  $   141    $ 17,097     $ 13,440    $ 1,745   $ 32,423
Property operating expenses......      355       9,469        8,636      1,183     19,643
                                   -------    --------     --------    -------   --------
Operating income.................  $  (214)   $  7,628     $  4,804    $   562   $ 12,780
                                   =======    ========     ========    =======   ========
Depreciation.....................  $    --    $  3,126     $  1,313    $   298   $  4,737
Interest.........................      516       5,049        3,562        301      9,428
Real estate improvements.........      239       2,632        2,932         26      5,829
Assets...........................   60,902     312,100      212,729     19,342    605,073

                                             COMMERCIAL
PROPERTY SALES                      LAND     PROPERTIES   APARTMENTS              TOTAL
--------------                     -------   ----------   ----------             --------
Sales price......................  $   300    $  6,575     $ 39,050              $ 45,925
Cost of sales....................     (515)     (6,371)     (21,843)              (28,729)
                                   -------    --------     --------              --------
Gain on sale.....................  $  (215)   $    204     $ 17,207              $ 17,196(1)
                                   =======    ========     ========              ========

---------------

(1) Excludes TCI's share of gains on sale of real estate recognized by an equity investee of $1.0 million and a previously deferred gain on the sale of the Park at Colonnade Apartments of $540,000.

NINE MONTHS ENDED                            COMMERCIAL
SEPTEMBER 30, 2001                  LAND     PROPERTIES   APARTMENTS   HOTELS     TOTAL
------------------                 -------   ----------   ----------   -------   --------
Rents............................  $   465    $ 52,701     $ 45,274    $ 5,024   $103,464
Property operating expenses......      920      28,621       27,011      3,532     60,084
                                   -------    --------     --------    -------   --------
Operating income.................  $  (455)   $ 24,080     $ 18,263    $ 1,492   $ 43,380
                                   =======    ========     ========    =======   ========
Depreciation.....................  $    --    $  9,666     $  4,289    $   831   $ 14,786
Interest.........................    1,345      16,877       12,159        999     31,380
Real estate improvements.........    1,332       4,917        3,013        242      9,504
Assets...........................   60,902     312,100      212,729     19,342    605,073

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                                             COMMERCIAL
PROPERTY SALES                      LAND     PROPERTIES   APARTMENTS              TOTAL
--------------                     -------   ----------   ----------             --------
Sales price......................  $ 3,351    $ 46,573     $ 86,745              $136,669
Cost of sales....................   (2,235)    (32,049)     (58,816)              (93,100)
                                   -------    --------     --------              --------
Gain on sale.....................  $ 1,116    $ 14,524     $ 27,929              $ 43,569(1)
                                   =======    ========     ========              ========

---------------

(1) Excludes TCI's share of gains on sale of real estate recognized by an equity investee of $4.0 million.

THREE MONTHS ENDED                           COMMERCIAL
SEPTEMBER 30, 2000                  LAND     PROPERTIES   APARTMENTS   HOTELS     TOTAL
------------------                 -------   ----------   ----------   -------   --------
Rents............................  $   194    $ 15,136     $ 19,178    $   656   $ 35,164
Property operating expenses......      194       8,133       11,562          7     19,896
                                   -------    --------     --------    -------   --------
Operating income.................  $    --    $  7,003     $  7,616    $   649   $ 15,268
                                   =======    ========     ========    =======   ========
Depreciation.....................  $    --    $  2,819     $  2,328    $   250   $  5,397
Interest.........................      837       5,555        5,464        398     12,254
Real estate improvements.........       94       3,358          172        113      3,737
Assets...........................   57,879     329,676      245,486     19,504    652,545

                                             COMMERCIAL
PROPERTY SALES                      LAND     PROPERTIES   APARTMENTS              TOTAL
--------------                     -------   ----------   ----------             --------
Sales price......................  $ 9,153    $  5,750     $ 24,506              $ 39,409
Cost of sales....................   (6,878)     (4,175)     (17,463)              (28,516)
                                   -------    --------     --------              --------
Gain on sale.....................  $ 2,275    $  1,575     $  7,043              $ 10,893(1)
                                   =======    ========     ========              ========

---------------

(1) Excludes TCI's share of gains recognized by an equity affiliate of $862,000.

NINE MONTHS ENDED                            COMMERCIAL
SEPTEMBER 30, 2000                  LAND     PROPERTIES   APARTMENTS   HOTELS     TOTAL
------------------                 -------   ----------   ----------   -------   --------
Rents............................  $   532    $ 44,534     $ 57,137    $ 1,652   $103,855
Property operating expenses......      468      22,690       33,356        145     56,659
                                   -------    --------     --------    -------   --------
Segment operating income.........  $    64    $ 21,844     $ 23,781    $ 1,507   $ 47,196
                                   =======    ========     ========    =======   ========
Depreciation.....................  $    --    $  7,895     $  6,226    $   744   $ 14,865
Interest.........................    2,812      15,410       16,012      1,171     35,405
Real estate improvements.........       84       7,768        1,270        864      9,986
Assets...........................   57,879     329,676      245,486     19,504    652,545

                                             COMMERCIAL
PROPERTY SALES                      LAND     PROPERTIES   APARTMENTS   HOTELS     TOTAL
--------------                     -------   ----------   ----------   -------   --------
Sales price......................  $ 9,153    $  5,750     $ 45,214    $ 1,000   $ 61,117
Cost of sales....................   (6,878)     (4,175)     (29,596)      (367)   (41,016)
                                   -------    --------     --------    -------   --------
Gain on sale.....................  $ 2,275    $  1,575     $ 15,618    $   633   $ 20,101(1)
                                   =======    ========     ========    =======   ========

---------------

(1) Excludes a $4.8 million previously deferred gain on the sale of land and TCI's share of gains recognized by an equity affiliate of $4.6 million.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

NOTE 9.  COMMITMENTS AND CONTINGENCIES

     Liquidity. Although management anticipates that TCI will generate excess cash from operations in 2001, due to increased rental rates and occupancy at its properties, such excess, however, will not be sufficient to discharge all of TCI's debt obligations as they mature. Management intends to selectively sell income producing real estate, refinance real estate and incur additional borrowings against real estate to meet its cash requirements.

     Commitments. In January 2001, TCI exercised its option under the loan documents to extend the maturity date of three loans with a principal balance of $30.6 million secured by three office buildings in New Orleans, Louisiana. The lender has disputed TCI's right to extend the loans. This dispute is subject to litigation pending in the United States District Court for the Eastern District of Louisiana.

     Litigation. TCI is involved in various lawsuits arising in the ordinary course of business. Except for the Olive Litigation (see Part II. Other Information, Item 1. "Legal Proceedings"), management is of the opinion that the outcome of these lawsuits will have no material impact on TCI's financial condition, results of operations or liquidity.

NOTE 10.  INCOME TAXES

     Financial statement income varies from taxable income principally due to the accounting for income and losses of investees, gains and losses from asset sales, depreciation on owned properties, amortization of discounts on notes receivable and payable and the difference in the allowance for estimated losses. TCI had a loss for federal income tax purposes (after utilization of operating loss carryforwards) in the three and nine months ended September 30, 2001 and 2000; therefore, it recorded no provision for income taxes.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors of
Transcontinental Realty Investors, Inc.

     We have audited the accompanying consolidated balance sheets of Transcontinental Realty Investors, Inc. and Subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000. We have also audited the schedules listed in the accompanying index. These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedules are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and schedules. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and schedules. We believe our audits provide a reasonable basis for our opinion.

     As described in Note 20, Transcontinental Realty Investors, Inc.'s management has indicated its intent to both sell income producing properties and refinance or extend debt secured by real estate, to meet its liquidity needs.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Transcontinental Realty Investors, Inc. and Subsidiaries as of December 31, 2000 and 1999, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with generally accepted accounting principles.

     Also, in our opinion, the schedules referred to above present fairly, in all material respects, the information set forth therein.

                                          BDO SEIDMAN, LLP

Dallas, Texas
March 20, 2001

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 2000         1999
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS,
                                                                 EXCEPT PER SHARE)
                                       ASSETS
Real estate held for investment.............................   $727,227     $684,732
Less -- accumulated depreciation............................    (88,187)     (84,986)
                                                               --------     --------
                                                                639,040      599,746
Foreclosed real estate held for sale........................      1,824        1,790
Notes and interest receivable
  Performing................................................      8,709       11,691
  Nonperforming, nonaccruing................................         --          382
                                                               --------     --------
                                                                  8,709       12,073
Less -- allowance for estimated losses......................       (537)        (543)
                                                               --------     --------
                                                                  8,172       11,530
Investment in real estate entities..........................      5,287        2,310
Investment in marketable equity securities of affiliate, at
  market....................................................     10,177       13,954
Cash and cash equivalents...................................     22,323       41,266
Other assets (including $14,058 in 2000 and $10,585 in 1999
  from affiliates and related parties)......................     45,062       43,599
                                                               --------     --------
                                                               $731,885     $714,195
                                                               ========     ========

                        LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Notes and interest payable..................................   $501,734     $503,406
Other liabilities (including $1,580 in 2000 and $2,356 in
  1999 to affiliates and related parties)...................     23,722       31,280
                                                               --------     --------
                                                                525,456      534,686
Commitments and contingencies
Minority interest...........................................      4,369          397
  Series B; $.01 par value; authorized, 300,000 shares;
     issued and outstanding 300,000 shares (liquidation
     preference $1,500).....................................      1,500           --
Stockholders' equity
Preferred Stock
  Series A; $.01 par value; authorized, 6,000 shares; issued and outstanding 5,829 shares (liquidation preference
     $583)..................................................         --           --
Common Stock, $.01 par value; authorized, 10,000,000 shares;
  issued and outstanding 8,636,354 shares in 2000 and
  8,626,611 shares in 1999..................................         86           86
Paid-in capital.............................................    278,245      278,119
Accumulated distributions in excess of accumulated
  earnings..................................................    (74,712)     (99,811)
Unrealized (loss) gain on marketable equity securities of
  affiliate.................................................     (3,059)         718
                                                               --------     --------
                                                                200,560      179,112
                                                               --------     --------
                                                               $731,885     $714,195
                                                               ========     ========

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                FOR THE YEARS ENDED DECEMBER 31,
                                                           ------------------------------------------
                                                               2000           1999           1998
                                                           ------------   ------------   ------------
                                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE)
Property revenue
  Rents (including $2,263 in 2000 and $1,653 in 1999 from
     affiliates and related parties).....................   $  139,357     $   82,039     $   69,829
Property expense
  Property operations (including $4,321 in 2000, $2,864
     in 1999 and $2,753 in 1998 to affiliates and related
     parties)............................................       78,061         44,497         38,282
                                                            ----------     ----------     ----------
          Operating income...............................       61,296         37,542         31,547
Other income
  Interest and other income..............................        2,370            453            807
  Income (loss) from equity investees....................         (556)           102            (68)
  Gain on sale of real estate............................       50,550         40,517         12,940
                                                            ----------     ----------     ----------
                                                                52,364         41,072         13,679
Other expense
  Interest...............................................       47,997         27,697         22,797
  Depreciation...........................................       19,702         11,694         10,691
  Advisory fee to affiliate..............................        5,258          3,219          1,962
  Net income fee to affiliate............................        2,415          2,450            558
  General and administrative (including $2,146 in 2000,
     $1,367 in 1999 and $1,121 in 1998 to affiliates)....        8,506          3,335          2,312
                                                            ----------     ----------     ----------
                                                                83,878         48,395         38,320
                                                            ----------     ----------     ----------
Net income...............................................       29,782         30,219          6,906
Preferred dividend requirement...........................          (22)           (30)            (1)
                                                            ----------     ----------     ----------
Net income applicable to Common shares...................   $   29,760     $   30,189     $    6,905
                                                            ==========     ==========     ==========
Basic and diluted earnings per share
Net income applicable to Common shares...................   $     3.45     $     7.05     $     1.78
                                                            ==========     ==========     ==========
Weighted average Common shares used in computing earnings
  per share..............................................    8,631,621      4,283,574      3,876,797
                                                            ==========     ==========     ==========

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                        ACCUMULATED
                                                                       DISTRIBUTIONS    ACCUMULATED
                                          COMMON STOCK                 IN EXCESS OF        OTHER
                                       ------------------   PAID-IN     ACCUMULATED    COMPREHENSIVE   STOCKHOLDERS'
                                        SHARES     AMOUNT   CAPITAL      EARNINGS         INCOME          EQUITY
                                       ---------   ------   --------   -------------   -------------   -------------
                                                           (DOLLARS IN THOUSANDS, EXCEPT SHARES)
BALANCE, JANUARY 1, 1998.............  3,889,200    $39     $217,688     $(131,594)       $    --        $ 86,133
Issuance of Series A Preferred Stock
  5,829 shares.......................         --     --          583            --             --             583
Repurchase of Common Stock...........    (21,950)    --         (336)           --             --            (336)
Sale of Common Stock under dividend
  reinvestment plan..................     11,213     --          152            --             --             152
Common dividends ($.60 per share)....         --     --           --        (2,306)            --          (2,306)
Net income...........................         --     --           --         6,906             --           6,906
                                       ---------    ---     --------     ---------        -------        --------
BALANCE, DECEMBER 31, 1998...........  3,878,463     39      218,087      (126,994)            --          91,132
Comprehensive income
  Unrealized gain on market-able
     equity securities of
     affiliate.......................         --     --           --            --            718             718
  Net income.........................         --     --           --        30,219             --          30,219
                                                                                                         --------
                                                                                                           30,937
Sale of Common Stock under dividend
  reinvestment plan..................      4,578     --           53            --             --              53
Shares issued in conjunction with
  acquisition of Continental Mortgage
  and Equity Trust...................  4,743,570     47       59,979            --             --          60,026
Common dividends ($.60 per share)....         --     --           --        (3,006)            --          (3,006)
Preferred dividends ($5.00 per
  share).............................         --     --           --           (30)            --             (30)
                                       ---------    ---     --------     ---------        -------        --------
BALANCE, DECEMBER 31, 1999...........  8,626,611     86      278,119       (99,811)           718         179,112
Comprehensive income
  Unrealized (loss) on market-able
     equity securities of
     affiliate.......................         --     --           --            --         (3,777)         (3,777)
  Net income.........................         --     --           --        29,782             --          29,782
                                                                                                         --------
                                                                                                           26,005
Sale of Common Stock under dividend
  reinvestment plan..................      9,743     --          126            --             --             126
Common dividends ($.54 per share)....         --     --           --        (4,661)            --          (4,661)
Preferred dividends ($3.77 per
  share).............................         --     --           --           (22)            --             (22)
                                       ---------    ---     --------     ---------        -------        --------
BALANCE, DECEMBER 31, 2000...........  8,636,354    $86     $278,245     $ (74,712)       $(3,059)       $200,560
                                       =========    ===     ========     =========        =======        ========

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               FOR THE YEARS ENDED DECEMBER 31,
                                                              ----------------------------------
                                                                 2000        1999        1998
                                                              ----------   ---------   ---------
                                                                    (DOLLARS IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
  Rents collected (including $1,040 in 1999 from
     affiliates)............................................  $ 136,767    $ 81,244    $ 69,307
  Interest collected (including $411 in 2000 from
     affiliates)............................................      1,008         449         807
  Interest paid.............................................    (45,142)    (25,543)    (21,179)
  Payments for property operations (including $4,321 in
     2000, $2,864 in 1999 and $2,753 in 1998 to affiliates
     and related parties)...................................    (80,148)    (44,039)    (39,474)
  Advisory and net income fee paid to affiliate.............    (10,486)     (3,958)     (4,125)
  General and administrative expenses paid (including $2,146 in 2000, $1,367 in 1999 and $1,121 in 1998 to
     affiliates)............................................     (7,936)     (3,488)     (2,705)
  Distributions from operating cash flow of equity
     investees..............................................        172         331         482
  Other.....................................................      4,676        (905)        306
                                                              ---------    --------    --------
     Net cash provided by (used in) operating activities....     (1,089)      4,091       3,419
CASH FLOWS FROM INVESTING ACTIVITIES
  Collections on notes receivable (including $12,000 in 2000
     from affiliates).......................................     20,532          37       2,892
  Funding of notes receivable (including $12,000 in 2000
     from affiliates).......................................    (17,500)         --        (149)
  Real estate improvements and construction.................    (14,664)    (21,826)     (9,595)
  Proceeds from sale of real estate.........................     79,869     104,210      31,807
  Refunds/(deposits) on pending purchase....................      1,887      (2,912)     (3,796)
  Deferred merger costs.....................................         --          --        (519)
  Acquisitions of real estate (including $2,741 in 2000,
     $1,815 in 1999 and $3,468 in 1998 to affiliates and
     related parties).......................................    (32,450)    (45,510)    (77,395)
  Distributions from investing cash flow of equity
     investees..............................................      1,296       4,709         701
  Contributions to equity investees.........................     (3,974)       (111)        (21)
                                                              ---------    --------    --------
     Net cash provided by (used in) investing activities....     34,996      38,597     (56,075)
CASH FLOWS FROM FINANCING ACTIVITIES
  Payments on notes payable.................................  $(107,547)   $(99,163)   $(34,555)
  Proceeds from notes payable...............................     63,009      91,959      81,058
  Reimbursements to advisor.................................     (2,634)         --         (61)
  Dividends paid............................................     (4,683)     (3,036)     (6,196)
  Shares of Common Stock repurchased........................         --          --        (336)
  Deferred financing costs (including ($464 in 2000, $422 in
     1999 and $341 in 1998 to affiliates)...................     (1,121)     (1,740)     (1,634)
  Sale of Common Stock under dividend reinvestment plan.....        126          53         152
                                                              ---------    --------    --------
     Net cash provided by (used in) financing activities....    (52,850)    (11,927)     38,428
                                                              ---------    --------    --------
Net increase (decrease) in cash and cash equivalents........    (18,943)     30,761     (14,228)
Cash and cash equivalents, beginning of year................     41,266      10,505      24,733
                                                              ---------    --------    --------
Cash and cash equivalents, end of year......................  $  22,323    $ 41,266    $ 10,505
                                                              =========    ========    ========

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                                                               FOR THE YEARS ENDED DECEMBER 31,
                                                              ----------------------------------
                                                                 2000        1999        1998
                                                              ----------   ---------   ---------
                                                                    (DOLLARS IN THOUSANDS)
RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY (USED
  IN) OPERATING ACTIVITIES
  Net income................................................  $  29,782    $ 30,219    $  6,906
  Adjustments to reconcile net income to net cash provided
     by (used in) operating activities Depreciation and
     amortization...........................................     19,702      13,470      11,488
  Equity in (income) loss of equity investees...............        556        (102)         68
  Gain on sale of real estate...............................    (50,550)    (40,517)    (12,940)
  Distributions from operating cash flow of equity..........        172         331         482
  (Increase) in interest receivable.........................        (28)         (1)         --
  (Increase) decrease in other assets.......................     (1,463)     (7,093)     (2,036)
  Increase in interest payable..............................        299         375         821
  Increase (decrease) in other liabilities..................        441       7,409      (1,370)
                                                              ---------    --------    --------
     NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES....  $  (1,089)   $  4,091    $  3,419
                                                              =========    ========    ========
SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
  Carrying value of real estate acquired through foreclosure
     in satisfaction of notes receivable....................  $     318    $     --    $  2,514
  Notes payable from purchase of real estate................     58,949       6,848          --
  Series A Preferred Stock issued in conjunction with
     purchase of real estate................................         --          --         583
  Series B Preferred Stock issued in conjunction with
     purchase of real estate................................      1,500          --          --
  Debt assumed from sales of real estate....................     16,798       9,680          --
ACQUISITION OF CONTINENTAL MORTGAGE AND EQUITY TRUST
  Carrying value of notes and interest receivable...........  $      --    $    390    $     --
  Carrying value of real estate.............................         --     258,787          --
  Carrying value of equity investees........................         --         267          --
  Carrying value of investment in marketable equity
     securities of affiliate................................         --      13,236          --
  Carrying value of other assets............................         --      20,640          --
  Carrying value of notes and interest payable..............         --    (220,860)         --
  Carrying value of other liabilities.......................         --     (13,242)         --

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The accompanying Consolidated Financial Statements of Transcontinental Realty Investors, Inc. and consolidated entities have been prepared in conformity with generally accepted accounting principles, the most significant of which are described in Note 1. "Summary of Significant Accounting Policies." These, along with the remainder of the Notes to Consolidated Financial Statements, are an integral part of the Consolidated Financial Statements. The data presented in the Notes to Consolidated Financial Statements are as of December 31 of each year and for the year then ended, unless otherwise indicated. Dollar amounts in tables are in thousands, except per share amounts.

     Certain balances for 1999 and 1998 have been reclassified to conform to the 2000 presentation.

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and company business. Transcontinental Realty Investors, Inc. ("TCI"), a Nevada corporation, is successor to a California business trust which was organized on September 6, 1983, and commenced operations on January 31, 1984. TCI invests in real estate through direct ownership, leases and partnerships and it also invests in mortgage loans on real estate.

     Basis of consolidation. The Consolidated Financial Statements include the accounts of TCI and controlled subsidiaries and partnerships. All significant intercompany transactions and balances have been eliminated.

     Accounting estimates. In the preparation of Consolidated Financial Statements in conformity with generally accepted accounting principles it was necessary for management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expense for the year then ended. Actual results could differ from those estimates.

     Interest recognition on notes receivable. It is TCI's policy to cease recognizing interest income on notes receivable that have been delinquent for 60 days or more. In addition, accrued but unpaid interest income is only recognized to the extent that the net realizable value of the underlying collateral exceeds the carrying value of the receivable.

     Allowance for estimated losses. Valuation allowances are provided for estimated losses on notes receivable considered to be impaired. Impairment is considered to exist when it is probable that all amounts due under the terms of the note will not be collected. Valuation allowances are provided for estimated losses on notes receivable to the extent that the Company's investment in the note exceeds the estimated fair value of the collateral securing such note.

     Real estate held for investment and depreciation. Real estate held for investment is carried at cost. Statement of Financial Accounting Standards No. 121 ("SFAS No. 121") requires that a property be considered impaired, if the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the property. If impairment exists, an impairment loss is recognized, by a charge against earnings, equal to the amount by which the carrying amount of the property exceeds the fair value of the property. If impairment of a property is recognized, the carrying amount of the property is reduced by the amount of the impairment, and a new cost for the property is established. Such new cost is depreciated over the property's remaining useful life. Depreciation is provided by the straight-line method over estimated useful lives, which range from five to 40 years.

     Real estate held for sale. Foreclosed real estate is initially recorded at new cost, defined as the lower of original cost or fair value minus estimated costs of sale. SFAS No. 121 also requires that properties held for sale be reported at the lower of carrying amount or fair value less costs of sale. If a reduction in a held for sale property's carrying amount to fair value less costs of sale is required, a provision for loss is recognized by a charge against earnings. Subsequent revisions, either upward or downward, to a held for sale property's estimated fair value less costs of sale is recorded as an adjustment to the property's carrying

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

amount, but not in excess of the property's carrying amount when originally classified as held for sale. A corresponding charge against or credit to earnings is recognized. Properties held for sale are not depreciated.

     Revenue recognition on the sale of real estate. Sales of real estate are recognized when and to the extent permitted by Statement of Financial Accounting Standards No. 66, "Accounting for Sales of Real Estate" ("SFAS No. 66"). Until the requirements of SFAS No. 66 for full profit recognition have been met, transactions are accounted for using either the deposit, the installment, the cost recovery or the financing method, whichever is appropriate.

     Investment in noncontrolled equity investees. The equity method is used to account for investments in partnerships which TCI does not control and for its investment in the shares of common stock of Income Opportunity Realty Investors, Inc., ("IORI"). Under the equity method, an initial investment, recorded at cost, is increased by a proportionate share of the investee's operating income and any additional advances and decreased by a proportionate share of the investee's operating losses and distributions received.

     Operating segments. Management has determined reportable operating segments to be those that are used for internal reporting purposes, which disaggregates operations by type of real estate.

     Fair value of financial instruments. The following assumptions were used in estimating the fair value of notes receivable, marketable equity securities and notes payable. For performing notes receivable, the fair value was estimated by discounting future cash flows using current interest rates for similar loans. For nonperforming notes receivable, the estimated fair value of TCI's interest in the collateral property was used. For marketable equity securities, fair value was based on the year end closing market price of the security. For notes payable, the fair value was estimated using current rates for mortgages with similar terms and maturities.

     Cash equivalents. For purposes of the Consolidated Statements of Cash Flows, all highly liquid debt instruments purchased with an original maturity of three months or less were considered to be cash equivalents.

     Earnings per share. Income per share is presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share." Income per share is computed based upon the weighted average number of shares of Common Stock outstanding during each year. Diluted net income per share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the year. Dilutive common equivalent shares consist of stock options.

     Employee stock option plans. Employee stock options are presented in accordance with Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees." Compensation cost is limited to the excess of the quoted market price. No compensation cost is recorded if the quoted market price is below the exercise price.

NOTE 2.  ACQUISITION OF CONTINENTAL MORTGAGE AND EQUITY TRUST

     On November 30, 1999, TCI acquired all of the outstanding shares of beneficial interest of Continental Mortgage and Equity Trust ("CMET") in a tax free exchange of shares. TCI issued 1.181 shares of its Common Stock for each outstanding CMET share. The acquisition was accounted for as a purchase.

     The consolidation of TCI's accounts with those of CMET resulted in an increase in TCI's net real estate of $258.8 million. This amount was allocated to the individual real estate assets based on their relative individual fair market values.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

     Pro forma operating results for 1999 and 1998, as if CMET had been acquired on January 1, of each year would have been:

                                                                1999       1998
                                                              --------   --------
Revenues....................................................  $143,579   $134,879
Property operating expenses.................................   (79,295)   (75,650)
Interest....................................................   (47,273)   (44,159)
Depreciation................................................   (19,150)   (17,954)
Advisory fee................................................    (4,952)    (3,282)
Net income fee..............................................    (3,083)      (662)
General and administrative expenses.........................    (5,442)    (4,617)
Provision for losses........................................        --        506
                                                              --------   --------
(Loss) from operations......................................   (15,616)   (10,939)
Equity in income of investees...............................       302        445
Gains on sale of real estate................................    47,117     18,642
                                                              --------   --------
Net income..................................................  $ 31,803   $  8,148
                                                              ========   ========

NOTE 3.  REAL ESTATE

     In 2000, TCI purchased the following properties:

                                                  UNITS/
                                               SQUARE FEET/     PURCHASE   NET CASH     DEBT     INTEREST   MATURITY
PROPERTY                      LOCATION             ACRES         PRICE       PAID     INCURRED     RATE       DATE
--------                      --------        ---------------   --------   --------   --------   --------   --------
APARTMENTS
Apple Lane.............  Lawrence, KS                75 Units   $ 1,575     $  595    $ 1,005      8.63%     05/07
Autumn Chase...........  Midland, TX                 64 Units     1,338        458        936      9.45(1)   04/05
Paramount Terrace......  Amarillo, TX               181 Units     3,250        561      2,865      9.38      09/01
Primrose...............  Bakersfield, CA            162 Units     4,100      1,189      3,000      9.25(1)   03/07
Quail Creek............  Lawrence, KS                95 Units     3,250      1,088      2,254      7.44      07/03
OFFICE BUILDING
9033 Wilshire..........  Los Angeles, CA       44,253 Sq. Ft.     9,225      2,536      6,861      8.07      08/09
Bay Plaza II...........  Tampa, FL             78,882 Sq. Ft.     4,825      4,786         --        --         --
Brandeis...............  Omaha, NE            319,234 Sq. Ft.    14,000      4,052      8,750       9.5      11/03
Countryside
  Portfolio(2).........  Sterling, VA         265,718 Sq. Ft.    44,940      4,825     36,297      7.75      12/02
LAND
DF Fund................  Collin County, TX         79.5 Acres     2,545      1,047      1,545     10.00      03/01(3)
Folsom.................  Dallas, TX               36.38 Acres     1,750      1,738         --        --         --
Lamar/Parmer...........  Austin, TX               17.07 Acres     1,500        517      1,030     10.00      12/00(4)
Limestone Canyon II....  Austin, TX                9.96 Acres       504        424         --        --         --
Manhattan..............  Farmers Branch, TX       108.9 Acres    10,743      6,144      5,000     14.00      02/01(5)
Netzer.................  Collin County, TX           20 Acres       400        418         --        --         --

---------------

(1) Variable interest rate.

(2) The Countryside Portfolio consisted of four commercial buildings: the 133,422 sq. ft. Countryside Retail Center, the 72,062 sq. ft. Harmon Office Building, the 35,127 sq. ft. Mimado Office Building and the 25,107 sq. ft. Ambulatory Surgical Center.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

(3) The DF Fund land was sold in September 2000.

(4) The mortgage loan was paid off in March 2001.

(5) The mortgage loan was paid off in June 2000.

     In 2000, TCI sold the following properties:

                                                           UNITS/
                                                        SQUARE FEET/     SALES    NET CASH      DEBT      GAIN ON
PROPERTY                               LOCATION         ROOMS/ACRES      PRICE    RECEIVED   DISCHARGED    SALE
--------                               --------        --------------   -------   --------   ----------   -------
APARTMENTS
Apple Creek......................  Dallas, TX               216 Units   $ 4,300    $2,155      $1,723     $3,240
Ashley Crest.....................  Houston, TX              168 Units     3,950     1,102       2,812(1)     706
Country Bend.....................  Fort Worth, TX           166 Units     4,700     1,894       2,445      1,097
Crescent Place...................  Houston, TX              120 Units     3,485     1,034       2,151        793
Eagle Rock.......................  Los Angeles, CA           99 Units     5,600     1,967       3,246      1,021
Fountain Village.................  Tucson, AZ               410 Units    11,700     3,088       7,569      5,086
Hunters Bend.....................  San Antonio, TX           96 Units     1,683       418       1,127(1)     572
                                   San Bernardino,
Parkwood Knoll...................  CA                       178 Units     9,100     3,007       5,491      2,967
Shadow Run.......................  Pinellas Park, FL        276 Units    12,350     2,521       8,653      5,367
Villa Piedra.....................  Los Angeles, CA          132 Units     7,400     2,348       4,686      2,588
Villas at Countryside............  Sterling, VA             102 Units     8,100     2,686       5,334(1)   1,520
Villas at Fairpark...............  Los Angeles, CA           49 Units     3,435       792       2,386      1,188
Westgate of Laurel...............  Laurel, MD               218 Units    11,290     2,599       7,525(1)   3,575
Woodbridge.......................  Denver, CO               194 Units     6,856     3,328       2,845      3,796
OFFICE BUILDING
Brookfield Corporate Center......  Chantilly, VA       63,504 Sq. Ft.     4,850     1,729       2,838      1,455
INDUSTRIAL WAREHOUSE
Shady Trail......................  Dallas, TX          42,900 Sq. Ft.       900       340         521        206
HOTEL
Chateau Charles..................  Lake Charles, LA         245 Rooms     1,000       928          --        633
LAND
Allen(2).........................  Allen, TX               5.49 Acres       370        86         281        184
McKinney(3)......................  McKinney, TX             255 Acres     8,783     5,035       4,423      2,091
Watters/Hwy. 121(4)..............  McKinney, TX           24.06 Acres     3,620     3,620          --      3,089

---------------

(1) Debt assumed by purchaser.

(2) The Allen sale consisted of tracts of three land parcels: a 2.62 acre tract of the Stacy Road land parcel; a 2.23 acre tract of the Sandison land parcel; and, a .64 acre tract of the Whisenant land parcel.

(3) The McKinney sale included three land parcels: the 20 acre Netzer land parcel; the 79.54 acre DF Fund land parcel; and the 156.19 acre OPUBCO land parcel.

(4) The Watters/Highway 121 sale consisted of a six acre tract of the Watters land parcel and an 18.061 acre tract of the State Highway 121 land parcel.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

     In 1999, TCI purchased the following properties:

                                                 UNITS/        PURCHASE   NET CASH     DEBT     INTEREST   MATURITY
PROPERTY                       LOCATION        SQUARE FEET      PRICE       PAID     INCURRED     RATE       DATE
--------                       --------      ---------------   --------   --------   --------   --------   --------
APARTMENTS
Fairway View Estates.......  El Paso, TX           264 Units   $ 5,150     $1,550    $ 3,600      7.63%     04/04
Plantation.................  Tulsa, OK             138 Units     3,225      1,200      2,000      8.82(2)   01/03
OFFICE BUILDINGS
4135 Belt Line.............  Addison, TX      90,000 Sq. Ft.     4,450        950      3,500      9.50      06/01
Chesapeake Center..........  San Diego, CA    57,493 Sq. Ft.     5,188      2,200      3,000(1)   8.88      07/02
Eton Square................  Tulsa, OK       222,654 Sq. Ft.    14,000      3,500     10,500      8.50      10/04
Remington Tower............  Tulsa, OK        90,009 Sq. Ft.     4,550        938      3,612(1)   7.38      05/05
INDUSTRIAL WAREHOUSE
Addison Hangar.............  Addison, TX      23,650 Sq. Ft.     2,200        550      1,650     8.61%      12/04
LAND
Alamo Springs..............  Dallas, TX            .68 Acres     1,272        521(1)     750     16.50      09/01
Dominion...................  Dallas, TX          14.39 Acres     3,557      1,157      2,400     15.00      09/00(3)
Red Cross..................  Dallas, TX           2.89 Acres     7,600      3,340      4,260     13.25      10/00(4)

---------------

(1) Debt assumed by purchaser.

(2) Variable interest rate.

(3) The Dominion mortgage loan was paid off in August 2000.

(4) The Red Cross mortgage loan was paid off in October 2000.

     In 1999, TCI sold the following properties:

                                                     UNITS/         SALES    NET CASH      DEBT      GAIN ON
PROPERTY                         LOCATION          SQUARE FEET      PRICE    RECEIVED   DISCHARGED    SALE
--------                         --------        ---------------   -------   --------   ----------   -------
APARTMENTS
                             St. Petersburg,
Mariner's Pointe...........  FL                        368 Units   $ 6,700   $ 2,628     $ 3,856     $1,868
Spa Cove...................  Annapolis, MD             303 Units    19,910     7,617      11,884      5,600
Woods Edge.................  Rockville, MD             162 Units    11,130     4,808       6,046      4,670
OFFICE BUILDINGS
74 New Montgomery..........  San Francisco, CA   109,497 Sq. Ft.    19,300    12,397       6,494      8,284
Town and Country...........  Houston, TX          64,089 Sq. Ft.     1,480       198       1,230        800(1)
INDUSTRIAL WAREHOUSES
Corporate Center...........  Ashburn, VA         177,563 Sq. Ft.    12,325     5,201       6,830      5,339
Parke Long.................  Chantilly, VA       216,131 Sq. Ft.    15,100    22,347       7,593      5,174
Sulleyfield................  Chantilly, VA       243,813 Sq. Ft.    16,500     7,416       8,727      4,437
LAND
Laws.......................  Dallas, TX               1.41 Acres   $ 2,950   $ 2,930     $    --     $  747
McKinney Corners...........  McKinney, TX           251.68 Acres    10,067     8,306       1,500      4,800(1)
Moss Creek.................  Guillford, NC            42.0 Acres       160       159          --        153
Republic...................  Dallas, TX               0.93 Acres     1,826       506       1,245        675

---------------

(1) Sale recorded on cost recovery method with gain deferred, until TCI provided purchase money financing collected. See Note 4. "Notes and Interest Receivable."

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

NOTE 4.  NOTES AND INTEREST RECEIVABLE

     Notes and interest receivable consisted of the following:

                                                        2000                 1999
                                                 ------------------   -------------------
                                                 ESTIMATED            ESTIMATED
                                                   FAIR       BOOK      FAIR       BOOK
                                                   VALUE     VALUE      VALUE      VALUE
                                                 ---------   ------   ---------   -------
Notes receivable
  Performing...................................   $8,664     $8,668    $11,712    $11,676
  Nonperforming, nonaccruing...................       --         --      1,723        385
                                                  ------     ------    -------    -------
                                                  $8,664      8,668    $13,435     12,061
                                                  ======               =======
  Interest receivable..........................                  41                    12
                                                             ------               -------
                                                             $8,709               $12,073
                                                             ======               =======

     Interest income is not recognized on nonperforming notes receivable. For the years 1999 and 1998, unrecognized interest income on nonperforming notes totaled $26,000 and $175,000, respectively.

     Notes receivable at December 31, 2000, mature from 2001 through 2008 with interest rates ranging from 8.0% to 18.0% per annum, with a weighted average rate of 14.1%. Notes receivable are generally nonrecourse and are generally collateralized by real estate. Scheduled principal maturities of $6.7 million are due in 2001.

     In February 2000, a mortgage loan with a principal balance of $28,000 was paid off, including accrued but unpaid interest.

     In December 2000, TCI funded a $2.5 million mortgage loan secured by a second lien on unimproved land, 442 acres in Tarrant County, Texas, 1,130 acres in Denton County, Texas, and 26 acres in Collin County, Texas. The note receivable bears interest at 18.0% per annum, requires monthly payments interest only and matures in June 2001.

     Also in December 2000, TCI funded a $3.0 million mortgage loan secured by a second lien on four office buildings in San Antonio, Texas. The note receivable bears interest at 16.0% per annum, requires monthly payments of interest only and matures in June 2001.

     In March 1999, TCI accepted $33,000 as early discounted payoffs of four mortgage notes receivable with a combined principal balance of $55,000. TCI incurred no loss on the discounted payoffs in excess of the reserve previously established.

     In June 1999, eight notes receivable with a combined principal balance of $571,000 were written off as uncollectible. No loss was incurred in excess of the reserve previously established.

     At December 31, 1999, mortgage notes receivable with a combined principal balance of $4.6 million and a carrying value of $356,000, secured by first and second liens on a closed hotel in Lake Charles, Louisiana were in default. Title to the collateral property was obtained in February 2000 through foreclosure. No loss was incurred on foreclosure as the estimated fair value of the property, less estimated costs of sale, exceeded the carrying value of the mortgage notes receivable. In June 2000, the property was sold for an amount in excess of its carrying value.

     In December 1999, TCI provided $1.2 million of purchase money financing in conjunction with the sale of the Town and Country Office Building in Houston, Texas. The note receivable bears interest at 8.5% per annum, requires monthly payments of interest only, matures in December 2001 and is secured by a first lien on the property sold.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

     Also in December 1999, TCI provided $8.5 million of purchase money financing in conjunction with the sale of 253 acres of unimproved land in McKinney and Collin County, Texas. The note receivable bore interest at 8.5% per annum, required a $1.0 million principal paydown in February 2000, required payment of all accrued interest in June 2000 and required payment of all principal and accrued interest at maturity in September 2000. The loan was repaid in accordance with its terms. The sale had originally been recorded under the cost recovery method with the gain being deferred until the note receivable was collected. In conjunction with the loan payoff, TCI recognized a previously deferred gain on the sale of $4.8 million.

     In 1998, TCI collected $2.1 million in full settlement of a note receivable and accrued but unpaid interest. The note receivable originated from a 1995 sale that had been recorded under the cost recovery method with the gain being deferred until the note receivable was collected. In conjunction with the loan payoff, TCI recognized the previously deferred gain of $2.1 million was recognized on collection of the note.

     Related Party. In June 2000, TCI funded a $3.0 million loan to Basic Capital Management, Inc. ("BCM"), TCI's advisor. The loan was secured by 108,802 shares of IORI common stock. IORI is also advised by BCM. The loan bore interest at 15.0% per annum and matured in October 2000. All principal and interest were due at maturity. The loan and all accrued but unpaid interest was paid off in August 2000.

     Also in June 2000, TCI funded a $9.0 million loan to American Realty Trust, Inc. ("ART"), an affiliate of BCM. The loan was secured by 409,934 shares of IORI. The loan bore interest at 15.0% per annum and matured in October 2000. All principal and interest were due at maturity. The loan and all accrued but unpaid interest was paid off in October 2000.

NOTE 5.  ALLOWANCE FOR ESTIMATED LOSSES

     Activity in the allowance for estimated losses was as follows:

                                                              2000   1999    1998
                                                              ----   -----   ----
Balance January 1,..........................................  $543   $ 886   $891
  Amounts charged off.......................................    (6)   (593)    (5)
  CMET allowance............................................    --     250     --
                                                              ----   -----   ----
Balance December 31,........................................  $537   $ 543   $886
                                                              ====   =====   ====

NOTE 6.  INVESTMENT IN MARKETABLE EQUITY SECURITIES

     Marketable equity securities consist of 746,972 shares of common stock of American Realty Investors, Inc. ("ARI"), approximately 5.3% of ARI's outstanding shares. ARI is a publicly held real estate company.

                                                               2000      1999
                                                              -------   -------
American Realty Investors, Inc. ("ARI").....................  $10,177   $13,954
                                                              =======   =======

     The ARI Common Stock is considered available-for-sale and is carried at fair value, year end market price. The ARI Common Stock is an acquired CMET asset. The officers of TCI are also officers of ARI. TCI's advisor also serves as advisor to ARI and IORI. At December 31, 2000, ARI owned approximately 24.7% of TCI's outstanding shares of Common Stock.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

NOTE 7.  INVESTMENT IN EQUITY METHOD REAL ESTATE ENTITIES

     Investment in equity method real estate entities consisted of the following:

                                                               2000     1999
                                                              ------   ------
Income Opportunity Realty Investors, Inc. ("IORI")..........  $4,326   $  606
Tri-City Limited Partnership ("Tri-City")...................     524    1,799
Nakash Income Associates ("NIA")............................    (650)    (659)
Sacramento Nine ("SAC 9")...................................     490      489
Other.......................................................     597       75
                                                              ------   ------
                                                              $5,287   $2,310
                                                              ======   ======

     TCI owns an approximate 22.8% interest in IORI, a publicly held Real Estate Investment Trust ("REIT"), having a market value of $12.3 million at December 31, 2000. At December 31, 2000, IORI had total assets of $96.2 million and owned seven apartments in Texas, seven office buildings (four in California, two in Texas and one in Virginia) and two parcels of unimproved land in Texas. In 2000, IORI sold three apartments, two office buildings and two parcels of unimproved land for a total of $66.0 million, receiving net cash of $30.4 million after paying off $33.6 million in mortgage debt and the payment of various closing costs. IORI recognized gains of $19.6 million on the sales of which TCI's equity share was $4.3 million. IORI also recognized a previously deferred gain on a prior year's sale of $1.2 million of which TCI's equity share was $225,000. In 1999, IORI sold a shopping center in Boca Raton, Florida, for $3.2 million, receiving net cash of $1.5 million after paying off $1.3 million in mortgage debt and the payment of various closing costs. IORI recognized a gain of $490,000 on the sale of which TCI's equity share was $111,000. In 1998, IORI recognized a gain on sale of real estate of $180,000, its share of gains recognized by an equity investee, of which TCI's equity share was $40,000.

     TCI owns a 63.7% limited partner interest and IORI owns a 36.3% general partner interest in Tri-City which, at December 31, 2000, owned a shopping center in Houston, Texas. In February 2000, the Chelsea Square Shopping Center was financed in the amount of $2.1 million. Tri-City received net cash of $2.0 million after the payment of various closing costs. The mortgage bore interest at a fixed rate of 10.24% per annum until February 2001, and a variable rate thereafter, currently 10% per annum, requires monthly payments of principal and interest of $20,601 and matures in February 2005. TCI received a distribution of $1.3 million of the net financing proceeds. In 1999, Tri-City sold a shopping center in Ft. Worth, Texas, and an office building in Carrollton, Texas, for a total of $7.2 million, receiving net cash of $5.4 million after paying off $1.3 million in mortgage debt and the payment of various closing costs. TCI received a distribution of $3.5 million of the net cash. Tri-City recognized gains of $2.9 million on the sales of which TCI's equity share was $1.8 million. In 1998, Tri-City sold two apartments for a total of $3.3 million, receiving net cash of $1.4 million after paying off $1.9 million in mortgage debt and the payment of various closing costs. TCI received a distribution of $701,000 of the net cash. Tri-City recognized a gain of $496,000 on the sales, of which TCI's equity share was $316,000.

     TCI owns a non-controlling 60% general partner interest and IORI owns a 40% general partner interest in NIA, which owns a wraparound mortgage note receivable. The NIA partnership agreement requires the consent of both partners for any material changes in the operations of NIA.

     TCI is a non-controlling 30% general partner in SAC 9, which, at December 31, 2000, owned an office building in Rancho Cordova, California. In 1999, SAC 9 sold an office building in Rancho Cordova, California, for $7.4 million, receiving net cash of $4.0 million after paying off $3.2 million in mortgage debt and the payment of various closing costs. TCI received a distribution of $1.2 million of the net cash. SAC 9 recognized a gain of $4.7 million on the sale of which TCI's equity share was $1.4 million.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

     Set forth below are summarized financial data for the entities accounted for using the equity method:

                                                                2000       1999
                                                              --------   --------
Real estate, net of accumulated depreciation ($9,540 in 2000
  and $12,216 in 1999)......................................  $ 93,170   $ 92,745
Notes receivable............................................     2,402        902
Other assets................................................     8,973      5,605
Notes payable...............................................   (59,485)   (65,876)
Other liabilities...........................................    (1,815)    (4,691)
                                                              --------   --------
Shareholders/partners' capital..............................  $ 43,245   $ 28,685
                                                              ========   ========

     TCI's share of the above equity investee capital accounts was $10.3 million in 2000 and $8.0 million in 1999.

                                                           2000      1999      1998
                                                         --------   -------   -------
Rents and interest income..............................  $ 16,245   $20,675   $17,566
Depreciation...........................................    (2,917)   (3,152)   (2,703)
Operating expenses.....................................   (10,835)   (8,123)   (9,202)
Interest expense.......................................    (5,559)   (7,609)   (6,274)
                                                         --------   -------   -------
Income (loss) before gain on sale of real estate.......    (3,066)    1,791      (613)
Gain on sale of real estate............................    20,878     8,020       496
                                                         --------   -------   -------
Net income (loss)......................................  $ 17,812   $ 9,811   $  (117)
                                                         ========   =======   =======

     TCI's equity share of:

                                                               2000     1999    1998
                                                              ------   ------   ----
Income (loss) before gain on sale of real estate............  $ (556)  $  102   $(68)
Gain on sale of real estate.................................   4,572    3,569    356
                                                              ------   ------   ----
Net income..................................................  $4,016   $3,671   $288
                                                              ======   ======   ====

NOTE 8.  NOTES AND INTEREST PAYABLE

     Notes and interest payable consisted of the following:

                                                     2000                    1999
                                             ---------------------   ---------------------
                                             ESTIMATED      BOOK     ESTIMATED      BOOK
                                             FAIR VALUE    VALUE     FAIR VALUE    VALUE
                                             ----------   --------   ----------   --------
Notes payable..............................   $484,445    $498,914    $482,770    $500,884
                                              ========                ========
Interest payable...........................                  2,820                   2,522
                                                          --------                --------
                                                          $501,734                $503,406
                                                          ========                ========

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

     Scheduled principal payments are due as follows:

2001........................................................  $109,769
2002........................................................    44,731
2003........................................................    44,715
2004........................................................    69,418
2005........................................................    45,196
Thereafter..................................................   185,085
                                                              --------
                                                              $498,914
                                                              ========

     Notes payable at December 31, 2000, bore interest at rates ranging from 7.2% to 16.5% per annum, and mature between 2001 and 2037. The mortgages were collateralized by deeds of trust on real estate having a net carrying value of $593.1 million.

     In 2000, TCI financed/refinanced the following properties:

                                                                                        NET
                                                                DEBT        DEBT        CASH     INTEREST     MATURITY
PROPERTY                   LOCATION       UNITS/SQUARE FEET   INCURRED   DISCHARGED   RECEIVED     RATE         DATE
--------                   --------       -----------------   --------   ----------   --------   --------     --------
APARTMENTS
Camelot...............  Largo, FL                120 Units     $3,800      $   --      $3,100      8.85%(1)    12/05
Crescent Place........  Houston, TX              120 Units      2,165       1,722         370      7.04(1)     03/30
Country Crossing......  Tampa, FL                227 Units      3,825       2,645         985      9.65(1)     06/03
Fontenelle Hills......  Bellevue, NE             338 Units      2,010(2)       --       1,967      8.51        06/10
Madison @ Bear Creek..  Houston, TX              180 Units      3,500       2,625         730      7.04(1)     03/30
OFFICE BUILDINGS
Bay Plaza II..........  Tampa, FL           78,882 Sq. Ft.      3,600          --       3,400      8.44(1)     01/06
Jefferson.............  Washington, DC      71,876 Sq. Ft.      9,875       8,955         557      9.50        07/25
Technology Trading....  Sterling, VA       197,659 Sq. Ft.      6,300       3,881       2,065      8.26(1)     05/05
Venture Center........  Atlanta, GA         38,772 Sq. Ft.      2,700       1,113       1,592      8.75        03/10
Westgrove Air Plaza...  Addison, TX         78,326 Sq. Ft.      2,087       1,180         742      9.02(1)     01/05
INDUSTRIAL WAREHOUSES
5360 Tulane...........  Atlanta, GA         67,850 Sq. Ft.        375         208         134      9.65(1)     04/03
Kelly.................  Dallas, TX         330,406 Sq. Ft.      5,000       2,173       2,628      9.50(1)     10/03
Space Center..........  San Antonio, TX    101,500 Sq. Ft.      1,125         691         402      9.65(1)     04/03

---------------

(1) Variable interest rate.

(2) Second lien on property.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

     In 1999, TCI financed/refinanced the following properties:

                                                                                            NET
                                                                    DEBT        DEBT        CASH     INTEREST     MATURITY
PROPERTY                     LOCATION         UNITS/SQUARE FEET   INCURRED   DISCHARGED   RECEIVED     RATE         DATE
--------                     --------         -----------------   --------   ----------   --------   --------     --------
APARTMENTS
Arbor Pointe.........  Midland, TX                   195 Units     $1,580      $1,085      $  583      6.95%(1)    12/29
Coventry Pointe......  Midland, TX                   120 Units      1,250         443         238      6.95(1)     12/29
Southgate............  Midland, TX                   180 Units      1,820       1,336         717      6.95(1)     12/29
Summerstone..........  Houston, TX                   242 Units      5,280       4,887         258      7.67        08/09
Villa Piedra.........  Los Angeles, CA               132 Units      4,722       3,460       1,083      8.63(1)     10/02
Villas at Fairpark...  Los Angeles, CA                49 Units      2,400       1,499         847      9.00(1)     09/06
OFFICE BUILDINGS
Lexington Center.....  Colorado Springs, CO     74,603 Sq. Ft.      4,300       4,000         136      7.75(1)     04/04
Waterstreet..........  Boulder, CO             106,257 Sq. Ft.     13,300       7,881       5,110      7.76        04/09
INDUSTRIAL WAREHOUSE
Texstar..............  Arlington, TX            97,846 Sq. Ft.      1,300       1,150          33      8.50        04/09
SHOPPING CENTER
Sadler Square........  Amelia Island, FL        70,295 Sq. Ft.      2,910       1,976         401      7.96        04/09

---------------

(1) Variable interest rate.

NOTE 9.  PREFERRED STOCK

     TCI's Series A Cumulative Convertible Preferred Stock consists of a maximum of 6,000 shares with a par value of $.01 per share and a liquidation preference of $100.00 per share. Dividends are payable at the rate of $5.00 per year or $1.25 per quarter to stockholders of record on the 15th day of each March, June, September and December when and as declared by the Board of Directors. The Series A Preferred Stock may be converted, after November 1, 2003, into Common Stock at the daily average closing price of the Common Stock for the prior five trading days. At December 31, 2000 and 1999, 5,829 shares of Series A Preferred Stock were issued and outstanding.

     TCI's Series B Cumulative Convertible Preferred Stock consists of a maximum 300,000 shares with a par value of $.01 per share and a liquidation preference of $5.00 per share. Dividends are payable at the rate of $.38 per share or $.095 per quarter to stockholders of record on the tenth day of each March, June, September and December when and as declared by the Board of Directors. After October 25, 2001, the Series B Preferred Stock may be converted into Common Stock at the daily average closing price of the Common Stock for the prior five trading days or is redeemable for cash at the option of the holder. At December 31, 2000, 300,000 shares of Series B Preferred Stock were issued and outstanding.

NOTE 10.  DIVIDENDS

     TCI paid dividends on its Common Stock of $4.7 million ($.54 per share) in 2000, $3.0 million ($.60 per share) in 1999 and $2.3 million ($.60 per share) in 1998.

     TCI reported to the Internal Revenue Service that 100% of the dividends paid in 2000 represented ordinary income and that 100% of the dividends paid in 1998 and 1999 represented capital gains.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

NOTE 11.  STOCK OPTIONS

     In October 2000, TCI's stockholders approved the 2000 Stock Option Plan ("2000 Plan"). The 2000 Plan is administered by the Stock Option Committee, which currently consists of three Independent Directors of TCI. The exercise price per share of an option will not be less than 100% of the fair market value per share on the date of grant thereof. As of December 31, 2000, TCI had 300,000 shares of Common Stock reserved for issuance under the 2000 Plan. No options have been granted under the 2000 Plan.

     In October 2000, TCI's stockholders approved the Director's Stock Option Plan (the "Director's Plan") which provides for options to purchase up to 140,000 shares of TCI's Common Stock. Options granted pursuant to the Director's Plan are immediately exercisable and expire on the earlier of the first anniversary of the date on which a Director ceases to be a Director or 10 years from the date of grant. Each Independent Director was granted an option to purchase 5,000 Common shares at an exercise price of $14.875 per share on October 10, 2000, the date stockholders approved the plan. On January 1, 2001, each Independent Director was granted an option to purchase 5,000 Common shares at an exercise price of $8.875 per Common share. Each Independent Director will be awarded an option to purchase an additional 5,000 shares on January 1 of each year.

                                                                      2000
                                                              --------------------
                                                               NUMBER     EXERCISE
                                                              OF SHARES    PRICE
                                                              ---------   --------
Outstanding at January 1,...................................       --     $    --
Granted.....................................................   25,000      14.875
Canceled....................................................       --          --
                                                               ------
Outstanding at December 31,.................................   25,000     $14.875
                                                               ======

     At December 31, 2000, 25,000 options were exercisable at an exercise price of $14.875 per Common share.

     TCI applies Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees," and related Interpretations in accounting for its option plans. All share options issued by TCI have exercise prices equal to the market price of the shares at the dates of grant. Accordingly, no compensation cost has been recognized for its option plans. Had compensation cost for TCI's option plans been determined based on the fair value at the grant dates consistent with the method of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation," TCI's net income (loss) and net income (loss) per share would have been the pro forma amounts indicated below.

                                                                       2000
                                                              -----------------------
                                                              AS REPORTED   PRO FORMA
                                                              -----------   ---------
Net income applicable to Common shares......................    $29,760      $29,537
Net income applicable to Common shares, per share...........       3.45         3.42

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

     The fair value of each option is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                                              2000
                                                              ----
Dividend yield..............................................  6.08%
Expected volatility.........................................    65%
Risk-free interest rate.....................................  5.75%
Expected lives (in years)...................................     9
Forfeitures.................................................    10%

     The weighted average fair value per share of options granted in 2000 was $8.93.

NOTE 12.  RENTS UNDER OPERATING LEASES

     Operations include the leasing of commercial properties (office buildings, industrial warehouses and shopping centers). The leases thereon expire at various dates through 2020. The following is a schedule of minimum future rents on non-cancelable operating leases at December 31, 2000:

2001........................................................  $ 53,001
2002........................................................    43,124
2003........................................................    32,729
2004........................................................    23,995
2005........................................................    16,623
Thereafter..................................................    32,233
                                                              --------
                                                              $201,705
                                                              ========

NOTE 13.  ADVISORY AGREEMENT

     Basic Capital Management, Inc. ("BCM"), an affiliate, has served as TCI's advisor since March 28, 1989. BCM is a company owned by a trust for the benefit of the children of Gene E. Phillips. Mr. Phillips serves as a representative of his children's trust which owns BCM and, in such capacity, had, until June 2000, substantial contact with the management of BCM and input with respect to its performance of advisory services to TCI.

     On August 18, 2000, the Board of Directors approved the renewal of the Advisory Agreement with BCM. Renewals of the Advisory Agreement with BCM do not require the approval of stockholders but do require the approval of the Board of Directors.

     Under the Advisory Agreement, BCM is required to annually formulate and submit for Board approval a budget and business plan containing a twelve-month forecast of operations and cash flow, a general plan for asset sales and purchases, lending, foreclosure and borrowing activity and other investments. BCM is required to report quarterly to the Board on TCI's performance against the business plan. In addition, all transactions require prior Board approval unless they are explicitly provided for in the approved business plan or are made pursuant to authority expressly delegated to BCM by the Board.

     The Advisory Agreement also requires prior Board approval for the retention of all consultants and third party professionals, other than legal counsel. The Advisory Agreement provides that BCM shall be deemed to be in a fiduciary relationship to the stockholders and contains a broad standard governing BCM's liability for losses incurred by TCI.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

     The Advisory Agreement provides for BCM to be responsible for the day-to-day operations and to receive an advisory fee comprised of a gross asset fee of .0625% per month (.75% per annum) of the average of the gross asset value (total assets less allowance for amortization, depreciation or depletion and valuation reserves) and an annual net income fee equal to 7.5% of net income.

     The Advisory Agreement also provides for BCM to receive an annual incentive sales fee. BCM or an affiliate of BCM is to receive an acquisition commission for supervising the purchase or long-term lease of real estate. BCM or an affiliate of BCM is to receive a mortgage or loan acquisition fee with respect to the purchase of any existing mortgage loan. BCM or an affiliate of BCM is also to receive a mortgage brokerage and equity refinancing fee for obtaining loans to or refinancing of TCI's properties. In addition, BCM receives reimbursement of certain expenses incurred by it in the performance of advisory services for TCI.

     The Advisory Agreement requires BCM or any affiliate of BCM to pay to TCI one-half of any compensation received from third parties with respect to the origination, placement or brokerage of any loan made by TCI.

     Under the Advisory Agreement, all or a portion of the annual advisory fee must be refunded if the Operating Expenses of TCI (as defined in the Advisory Agreement) exceed certain limits specified in the Advisory Agreement. The effect of this limitation was to require that BCM refund $664,000 of the annual advisory fee for 1998. BCM was not required to refund any of its 1999 or 2000 advisory fee.

     Additionally, if management were to request that BCM render services other than those required by the Advisory Agreement, BCM or an affiliate of BCM would be separately compensated for such additional services on terms to be agreed upon from time to time. As discussed in Note 14. "Property Management," Triad Realty Services, Ltd. ("Triad"), an affiliate of BCM, provides property management services and as discussed in Note 15. "Real Estate Brokerage," Regis Realty, Inc. ("Regis"), a related party, provides, on a non-exclusive basis, brokerage services.

NOTE 14.  PROPERTY MANAGEMENT

     Triad provides property management services for a fee of 5% or less of the monthly gross rents collected on residential properties and 3% or less of the monthly gross rents collected on commercial properties under its management. Triad subcontracts with other entities for property-level management services at various rates. The general partner of Triad is BCM. The limited partners of Triad are Gene E. Phillips and GS Realty Services, Inc. ("GS Realty"), a related party, which is a company not affiliated with either Mr. Phillips or BCM. Triad subcontracts to Regis, a related party, which is a company owned by GS Realty, the property-level management and leasing of 52 of TCI's commercial properties, its four hotels and the commercial property owned by Tri-City. Regis is entitled to receive property and construction management fees and leasing commissions in accordance with the terms of its property-level management agreement with Triad.

NOTE 15.  REAL ESTATE BROKERAGE

     Regis also provides brokerage services on a non-exclusive basis. Regis is entitled to receive a commission for property purchases and sales, in accordance with a sliding scale of total brokerage fees to be paid by TCI.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

NOTE 16.  ADVISORY FEES, PROPERTY MANAGEMENT FEES, ETC.

     Revenue, fees and cost reimbursements to BCM and its affiliates:

                                                             2000     1999      1998
                                                            ------   -------   ------
Fees Advisory.............................................  $5,258   $ 3,219   $1,962
  Net income..............................................   2,415     2,450      558
  Property acquisition....................................   1,024     1,815    3,468
  Real estate brokerage...................................     331     2,727      767
  Mortgage brokerage and equity refinancing...............     464       422      341
  Property and construction management and leasing
     commissions*.........................................      --     3,608    2,753
                                                            ------   -------   ------
                                                            $9,492   $14,241   $9,849
                                                            ======   =======   ======
Cost reimbursements.......................................  $2,146   $ 1,367   $1,121
                                                            ======   =======   ======
Hotel lease revenue.......................................  $2,237   $ 1,653   $   --
                                                            ======   =======   ======

     Fees paid to GS Realty, a related party:

                                                               2000
                                                              ------
Fees
  Property acquisition......................................  $2,326
  Real estate brokerage.....................................   3,250
  Property and construction management and leasing
     commissions............................................   4,321
                                                              ------
                                                              $9,897
                                                              ======

---------------

* Net of property management fees paid to subcontractors, other than Regis and affiliates of BCM.

NOTE 17.  INCOME TAXES

     For the years 1999 and 1998, TCI had elected and qualified to be treated as a Real Estate Investment Trust ("REIT"), as defined in Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and as such, it was not taxed for federal income tax purposes on that portion of its taxable income which was distributed to stockholders. During the third quarter of 2000, due to a concentration of ownership, TCI no longer met the requirements for tax treatment as a REIT under the Code, and is prohibited for re-qualifying for REIT tax status for at least five years.

     TCI had a loss for federal income tax purposes (after utilization of operating loss carryforwards) in 2000, 1999 and 1998; therefore, it recorded no provision for income taxes. TCI's tax basis in its net assets differs from the amount at which its net assets are reported for financial statement purposes, principally due to the accounting for gains and losses on property sales, the difference in the allowance for estimated losses, depreciation on owned properties and investments in equity method real estate entities. At December 31, 2000, TCI's tax basis in its net assets exceeded their basis for financial statement purposes by $59.4 million. As a result, aggregate future income for income tax purposes will be less than such amount for financial statement purposes. Additionally, at December 31, 2000, TCI had tax net operating loss carryforwards of $64.1 million expiring through the year 2018.

     At December 31, 2000, TCI had a deferred tax benefit of $45.6 million due to tax deductions available to it in future years. However, due to, among other factors, the lack of consistent deferred tax

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

liability estimates, such deferred tax benefit has been offset by the recording of a deferred tax liability of an equal amount.

NOTE 18.  OPERATING SEGMENTS

     Significant differences among the accounting policies of the operating segments as compared to the Consolidated Financial Statements principally involve the calculation and allocation of general and administrative expenses. Management evaluates the performance of the operating segments and allocates resources to each of them based on their operating income and cash flow. Items of income that are not reflected in the segments are interest, equity in partnerships and gains on sale of real estate totaling $11.2 million and $555,000 for 2000 and 1999, respectively. Expenses that are not reflected in the segments are general and administrative expenses, non-segment interest expense and advisory incentive sales and net income fees totaling $16.2 million and $9.0 million for 2000 and 1999, respectively. Excluded from operating segment assets are assets of $91.0 million at December 31, 2000, and $112.7 million at December 31, 1999, which are not identifiable with an operating segment. There are no intersegment revenues and expenses and all business is conducted in the United States. See Note 3. "Real Estate" and Note 4. "Notes and Interest Receivable."

     Presented below is the operating income of each operating segment and each segments' assets for the years 2000 and 1999.

                                             COMMERCIAL
2000                                LAND     PROPERTIES   APARTMENTS   HOTELS     TOTAL
----                               -------   ----------   ----------   -------   --------
Rents............................  $   723    $ 61,191     $ 74,700    $ 2,743   $139,357
Property operating expenses......    1,097      31,853       44,898        213     78,061
                                   -------    --------     --------    -------   --------
Segment operating income.........  $  (374)   $ 29,338     $ 29,802    $ 2,530   $ 61,296
                                   =======    ========     ========    =======   ========
Depreciation.....................  $    --    $ 11,311     $  7,395    $   996   $ 19,702
Interest.........................    3,342      21,790       21,284      1,581     47,997
Real estate improvements.........      117      11,700        1,302      1,545     14,664
Assets...........................   59,281     344,657      216,995     19,931    640,864

                                             COMMERCIAL
PROPERTY SALES                      LAND     PROPERTIES   APARTMENTS   HOTELS     TOTAL
--------------                     -------   ----------   ----------   -------   --------
Sales price......................  $12,775    $  5,750     $ 93,949    $ 1,000   $113,474
Cost of sales....................   (7,411)     (4,089)     (60,433)      (367)   (72,300)
                                   -------    --------     --------    -------   --------
Gain on sale.....................  $ 5,364    $  1,661     $ 33,516    $   633   $ 41,174(1)
                                   =======    ========     ========    =======   ========

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

---------------

(1) Excludes a previously deferred gain of $4.8 million on the sale of land as well as TCI's share of gains recognized by IORI, an equity affiliate, of $4.6 million.

                                            COMMERCIAL
1999                              LAND      PROPERTIES    APARTMENTS   HOTELS     TOTAL
----                             -------    ----------    ----------   -------   --------
Rents..........................  $   855     $33,909       $ 42,162    $ 5,113   $ 82,039
Property operating expenses....      917      14,583         26,374      2,623     44,497
                                 -------     -------       --------    -------   --------
Operating income (loss)........  $   (62)    $19,326       $ 15,788    $ 2,490   $ 37,542
                                 =======     =======       ========    =======   ========
Depreciation...................  $    --     $ 6,086       $  4,872    $   736   $ 11,694
Interest.......................    1,891      11,332         13,032      1,442     27,697
Real estate improvements.......       52       6,303          1,758      2,243     10,356
Construction expenditures......       --          --         11,470         --     11,470
Assets.........................   48,253     272,648        261,252     19,383    601,536

                                            COMMERCIAL
PROPERTY SALES                    LAND      PROPERTIES    APARTMENTS              TOTAL
--------------                   -------    ----------    ----------             --------
Sales price....................  $14,544     $64,305       $ 37,910              $116,759
Cost of sales..................    8,179      40,251         25,773                74,203
                                 -------     -------       --------              --------
Gains on sales.................  $ 6,365(1)  $24,054(1)    $ 12,137              $ 42,556
                                 =======     =======       ========              ========

---------------

(1) Includes deferred gains from a land sale and from a commercial property sale accounted for using the cost recovery method. See Note 3. "Real Estate."

                                             COMMERCIAL
1998                                         PROPERTIES   APARTMENTS   HOTELS     TOTAL
----                                         ----------   ----------   -------   --------
Rents......................................   $ 31,282     $ 35,400    $ 3,147   $ 69,829
Property operating expenses................     14,291       21,987      2,004     38,282
                                              --------     --------    -------   --------
Operating income...........................   $ 16,991     $ 13,413    $ 1,143   $ 31,547
                                              ========     ========    =======   ========
Depreciation and amortization..............   $  6,268     $  4,115    $   308   $ 10,691
Interest...................................     11,753       10,415        629     22,797
Real estate improvements...................      5,287        4,130        178      9,595
Assets.....................................    173,936      156,933     17,876    348,745

                                             COMMERCIAL
PROPERTY SALES                        LAND   PROPERTIES                           TOTAL
--------------                        ----   ----------                          --------
Sales price.........................  $375    $ 33,665                           $ 34,040
Cost of sales.......................    25      24,234                             24,259
                                      ----    --------                           --------
Gains on sales......................  $350    $  9,431                           $  9,781
                                      ====    ========                           ========

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

NOTE 19.  QUARTERLY RESULTS OF OPERATIONS

     The following is a tabulation of TCI's quarterly results of operations for the years 2000 and 1999 (unaudited):

                                                          THREE MONTHS ENDED
                                          ---------------------------------------------------
2000                                      MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,
----                                      ---------   --------   -------------   ------------
Rents...................................   $34,041    $34,559       $35,121        $35,636
Property expense........................    18,396     18,321        19,872         21,472
                                           -------    -------       -------        -------
  Operating income......................    15,645     16,238        15,249         14,164
Interest income.........................       404        588           936            442
Income (loss) in equity partnerships....         7       (299)         (185)           (79)
Gain on sale of real estate.............     8,951      8,856        11,755         20,988
                                           -------    -------       -------        -------
                                             9,362      9,145        12,506         21,351
Other expense...........................    20,651     19,608        20,864         22,755
                                           -------    -------       -------        -------
Net income (loss).......................     4,356      5,775         6,891         12,760
Preferred dividend requirement..........        (7)        (7)           (8)            --
                                           -------    -------       -------        -------
Net income applicable to Common
  shares................................   $ 4,349    $ 5,768       $ 6,883        $12,760
                                           =======    =======       =======        =======
BASIC AND DILUTED EARNINGS PER SHARE
Net income applicable to Common
  shares................................   $   .50    $   .67       $   .80        $  1.48
                                           =======    =======       =======        =======

     In the first quarter of 2000, gains on sale of real estate totaling $9.0 million were recognized on the sale of Hunters Bend Apartments, Westgate of Laurel Apartments and a previous deferred gain on the sale of McKinney land. In the second quarter of 2000, gains on sale of real estate totaling $8.9 million were recognized on the sale of Apple Creek Apartments, Villas at Fairpark Apartments, Chateau Charles Hotel, and TCI's share of gain recognized by IORI, an equity investee. In the third quarter of 2000, gains on sale of real estate totaling $11.8 million were recognized on the sale of Brookfield Corporate Center, Ashley Crest Apartments, a portion of the Allen land, Eagle Rock Apartments, Shady Trail Warehouse, McKinney land, Woodbridge Apartments and Villas at Countryside Apartments. In the fourth quarter of 2000, gains on sale of real estate totaling $21.0 million were recognized on the sale of Shadow Run Apartments, a portion of the Watters Road/Highway 121 land, Parkwood Knoll Apartments, Villa Piedra

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

Apartments, Country Bend Apartments, Fountain Village Apartments and Crescent Place Apartments. See Note 3. "Real Estate" and Note 7. "Investment in Equity Method Real Estate Entities."

                                                          THREE MONTHS ENDED
                                          ---------------------------------------------------
1999                                      MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,
----                                      ---------   --------   -------------   ------------
Rents...................................   $19,093    $20,073       $18,445        $24,428
Property expense........................    10,320     10,158         9,676         14,343
                                           -------    -------       -------        -------
  Operating income......................     8,773      9,915         8,769         10,085
Interest income.........................       102         38           174            139
Income (loss) in equity partnerships....        25         57            (1)            21
Gain on sale of real estate.............     1,868      8,705         7,482         22,462
                                           -------    -------       -------        -------
                                             1,995      8,800         7,655         22,622
Other expense...........................    10,479     11,117        11,303         15,496
                                           -------    -------       -------        -------
Net income (loss).......................       289      7,598         5,121         17,211
Preferred dividend requirement..........        (7)        (7)           (9)            (7)
                                           -------    -------       -------        -------
Net income applicable to Common
  shares................................   $   282    $ 7,591       $ 5,112        $17,204
                                           =======    =======       =======        =======
EARNINGS PER SHARE
Net income applicable to Common
  shares................................   $   .07    $  1.96       $  1.32        $  3.70
                                           =======    =======       =======        =======

     In the first quarter of 1999, a gain on sale of real estate of $1.9 million was recognized on the sale of Mariner's Pointe Apartments. In the second quarter, a gain on sale of real estate of $8.7 million was recognized on the sale of the 74 New Montgomery Office Building and TCI's share of a gain recognized by an equity investee on the sale of a shopping center. In the third quarter, gains on sale of real estate totaling $7.5 million were recognized on the sale of Parke Long Industrial Warehouse, Republic land and TCI's share of a gain recognized by an equity investee on the sale of a shopping center. In the fourth quarter, gains on sale of real estate totaling $22.5 million were recognized on the sale of the Corporate Center Industrial Warehouse, Laws land, Moss Creek land, Spa Cove Apartments, Woods Edge Apartments, Sullyfield Industrial Warehouse and TCI's share of a gain recognized by an equity investee on the sale of an office building. See Note 3. "Real Estate" and Note 7. "Investment in Equity Method Real Estate Entities."

NOTE 20.  COMMITMENTS AND CONTINGENCIES AND LIQUIDITY

     Olive Litigation. In February 1990, TCI, together with CMET, IORI and National Income Realty Trust, three real estate entities with, at the time, the same officers, directors or trustees and advisor as TCI, entered into a settlement (the "Settlement") of a class and derivative action entitled Olive et al. v. National Income Realty Trust et al., relating to the operation and management of each of the entities. On April 23, 1990, the Court granted final approval of the terms of the Settlement. The Settlement was modified in 1994 (the "Modification").

     On January 27, 1997, the parties entered into an Amendment to the Modification effective January 9, 1997 (the "Olive Amendment"). The Olive Amendment provided for the settlement of additional matters raised by plaintiffs' counsel in 1996. The Court issued an order approving the Olive Amendment on July 3, 1997.

     The Olive Amendment provided that TCI's Board retain a management/compensation consultant or consultants to evaluate the fairness of the BCM advisory contract and any contract of its affiliates with TCI, CMET and IORI, including, but not limited to, the fairness to TCI, CMET and IORI of such

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

contracts relative to other means of administration. In 1998, the Board engaged a management/ compensation consultant to perform the evaluation which was completed in September 1998.

     In 1999, plaintiffs' counsel asserted that the Board did not comply with the provision requiring such engagement and requested that the Court exercise its retained jurisdiction to determine whether there was a breach of this provision of the Olive Amendment. In January 2000, the Board engaged another management/compensation consultant to perform the required evaluation again. This evaluation was completed in April 2000 and was provided to plaintiffs' counsel. The Board believes that any alleged breach of the Olive Amendment has been fully remedied by the Board's engagement of the second consultant. Although several status conferences have been held on this matter, there has been no Court order resolving whether there was any breach of the Olive Amendment.

     The Board believes that the provisions of the Settlement, the Modification and Olive Amendment terminated on April 28, 1999. However, the Court has ruled that certain provisions continue to be effective after the termination date. This ruling has been appealed by TCI and IORI.

     Liquidity. Although management anticipates that TCI will generate excess cash from operations in 2001, due to increased rental rates and occupancy at its properties, such excess, however, will not be sufficient to discharge all of TCI's debt obligations as they mature. Management intends to selectively sell income producing real estate, refinance real estate and incur additional borrowings against real estate to meet its cash requirements.

     Other Litigation. TCI is also involved in various other lawsuits arising in the ordinary course of business. Management is of the opinion that the outcome of these lawsuits will have no material impact on TCI's financial condition, results of operations or liquidity.

NOTE 21.  SUBSEQUENT EVENTS

     In February 2001, TCI entered into a joint venture to invest in the construction and part ownership of a 165 room hotel in Wroclaw, Poland. TCI will invest 4.0 million Euro dollars ($3.7 million) and guarantee a 16 million Euro dollars ($15.0 million) mortgage loan for the project. TCI will hold a 66.7% interest. Completion of the hotel is scheduled for December 2001.

     In the first quarter of 2001, TCI sold the following properties:

                                                                                NET
                                                      UNITS/         SALES      CASH        DEBT      GAIN ON
PROPERTY                          LOCATION       SQUARE FEET/ACRES   PRICE    RECEIVED   DISCHARGED    SALE
--------                          --------       -----------------   ------   --------   ----------   -------
APARTMENTS
Heritage.....................  Tulsa, OK               136 Units     $3,100     $206       $1,948     $1,575
Forest Ridge.................  Denton, TX               56 Units      2,000      682        1,151      1,014
Park at Colonnade............  San Antonio, TX         211 Units      5,800      927        4,066      1,603
INDUSTRIAL WAREHOUSE
Zodiac(1)....................  Dallas, TX         35,935 Sq. Ft.        762      183          564        167
LAND
McKinney 36..................  McKinney, TX           1.82 Acres        476      476           --        355

---------------

(1) Part of the Kelly Portfolio of warehouses.

                                                                    SCHEDULE III

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 2000

                                                                                     COST CAPITALIZED
                                                            INITIAL COST         SUBSEQUENT TO ACQUISITION
                                                       -----------------------   -------------------------
                                                                  BUILDING AND
PROPERTY/LOCATION                       ENCUMBRANCES     LAND     IMPROVEMENTS   IMPROVEMENTS      OTHER
-----------------                       ------------   --------   ------------   -------------   ---------
                                                              (DOLLARS IN THOUSANDS)
HELD FOR INVESTMENT:
APARTMENTS
4242 Cedar Springs, Dallas, TX........    $  1,329     $    372     $  1,117        $    51      $   (200)(2)
4400, Midland, TX.....................       1,090          349        1,396             --            --
Apple Lane, Lawrence, KS..............         981          168        1,510             --            --
Arbor Point, Odessa, TX...............       1,565          321        1,285            526            --
Ashton Way, Midland, TX...............       1,090          384        1,536             52            --
Autumn Chase, Midland, TX.............         928          141        1,265             --            --
Bent Tree, Addison, TX................       6,112        1,702        6,808             85            --
Camelot, Largo, FL....................       3,800        1,230        2,870            235          (281)(2)
Carseka, Los Angeles, CA..............       1,478          460        1,840            119            --
Cliffs of Eldorado, McKinney, TX......      10,547        2,647       10,589             --            --
Country Crossings, Tampa, FL..........       3,807          772        2,444            196          (358)(2)
Coventry, Midland, TX.................       1,238          236          369            184            --
El Chapparal, San Antonio, TX.........       4,238          279        2,821            574          (330)(2)
Fairway View Estates, El Paso, TX.....       3,510          548        4,935            260            --
Fairways, Longview, TX................       1,928          657        1,532            119          (266)(2)
Fontenelle Hills, Bellevue, NE........      12,513        1,320       11,883            394        (1,360)(2)
Forest Ridge, Denton, TX..............       1,155          212          849             85          (137)(2)
Fountain Lake, Texas City, TX.........       2,508          861        2,585             19          (254)(2)
Fountains of Waterford, Midland, TX...         482          311        1,243          1,538            --
Gladstell Forest, Conroe, TX..........       2,455          504        2,015            190            --
Glenwood, Addison, TX.................       2,576          877        3,506             37          (370)(2)
Grove Park, Plano, TX.................       4,610          942        3,767             54          (447)(2)
Harper's Ferry, Lafayette, LA.........       1,768          349        1,398            223            --
Heritage, Tulsa, OK...................       1,948          148          839             83          (300)(4)

                                                                                                                      LIFE ON WHICH
                                              GROSS AMOUNTS OF WHICH                                                  DEPRECIATION
                                              CARRIED AT END OF YEAR                                                    IN LATEST
                                        ----------------------------------                                              STATEMENT
                                                   BUILDING AND     (1)      ACCUMULATED      DATE OF        DATE     OF OPERATION
PROPERTY/LOCATION                         LAND     IMPROVEMENTS    TOTAL     DEPRECIATION   CONSTRUCTION   ACQUIRED    IS COMPUTED
-----------------                       --------   ------------   --------   ------------   ------------   --------   -------------
                                                                          (DOLLARS IN THOUSANDS)
HELD FOR INVESTMENT:
APARTMENTS
4242 Cedar Springs, Dallas, TX........  $    372     $    968     $  1,340     $   268            1984      06/92       5-40 years
4400, Midland, TX.....................       349        1,396        1,745          93            1981      04/98         40 years
Apple Lane, Lawrence, KS..............       168        1,510        1,678          38            1989      01/00         40 years
Arbor Point, Odessa, TX...............       321        1,811        2,132         518            1975      08/96       5-40 years
Ashton Way, Midland, TX...............       384        1,588        1,972         125            1978      04/98       5-40 years
Autumn Chase, Midland, TX.............       141        1,265        1,406          24            1985      04/00         40 years
Bent Tree, Addison, TX................     1,702        6,893        8,595         555            1979      01/98       5-40 years
Camelot, Largo, FL....................     1,230        2,824        4,055         647            1975      08/93       5-40 years
Carseka, Los Angeles, CA..............       460        1,959        2,419         263            1971      11/96       5-40 years
Cliffs of Eldorado, McKinney, TX......     2,647       10,589       13,236         596            1997      10/98         40 years
Country Crossings, Tampa, FL..........       772        2,282        3,054         625            1973      04/93       5-40 years
Coventry, Midland, TX.................       236          553          789         174            1977      08/96       5-40 years
El Chapparal, San Antonio, TX.........       279        3,065        3,344       1,439            1963      01/88       5-40 years
Fairway View Estates, El Paso, TX.....       548        5,195        2,042         283            1977      03/99         40 years
Fairways, Longview, TX................       657        1,385        5,744         397            1980      03/93       5-40 years
Fontenelle Hills, Bellevue, NE........     1,320       10,917       12,327         910       1971/1975      04/98       5-40 years
Forest Ridge, Denton, TX..............       212          797        1,009         259            1975      11/91       5-40 years
Fountain Lake, Texas City, TX.........       861        2,350        3,211         445            1975      12/94       5-40 years
Fountains of Waterford, Midland, TX...       311        2,781        3,092         662            1977      05/98       5-40 years
Gladstell Forest, Conroe, TX..........       504        2,205        2,709         393            1985      06/95       5-40 years
Glenwood, Addison, TX.................       877        3,173        4,050         363            1975      11/96       5-40 years
Grove Park, Plano, TX.................       942        3,374        4,316         439            1979      06/96       5-40 years
Harper's Ferry, Lafayette, LA.........       349        1,621        1,970         472            1972      02/92       5-40 years
Heritage, Tulsa, OK...................        88          682          771         183            1966      05/90       5-40 years

                                 TRANSCONTINENTAL REALTY INVESTORS, INC.
                         REAL ESTATE AND ACCUMULATED DEPRECIATION -- (CONTINUED)

                                                                                     COST CAPITALIZED
                                                            INITIAL COST         SUBSEQUENT TO ACQUISITION
                                                       -----------------------   -------------------------
                                                                  BUILDING AND
PROPERTY/LOCATION                       ENCUMBRANCES     LAND     IMPROVEMENTS   IMPROVEMENTS      OTHER
-----------------                       ------------   --------   ------------   -------------   ---------
                                                              (DOLLARS IN THOUSANDS)
Heritage on the River, Jacksonville,
 FL...................................    $  7,761     $  2,070     $  6,211        $   296      $   (719)(2)
Hunters Glen, Midland, TX.............       1,895          519        2,075            321            --
In the Pines, Gainesville, FL.........       5,619        1,288        5,154            496          (573)(2)
Limestone Canyon, Austin, TX..........      13,000        1,998           --         11,470         1,895(5)
Madison at Bear Creek, Houston, TX....       3,475          738        2,950             86          (286)(2)
McCallum Crossing, Dallas, TX.........       8,167        2,005        6,017             95          (653)(2)
McCallum Glen, Dallas, TX.............       5,031        1,257        5,027             96          (488)(2)
Mountain Plaza, El Paso, TX...........       4,363          837        3,347            139            --
Oak Park IV, Clute, TX................          --          224          674             27           (95)(2)
Oak Run, Pasadena, TX.................       4,408          788        3,152             78          (370)(2)
Paramount Terrace, Amarillo, TX.......       2,846          340        3,061             --            --
Park at Colonnade, San Antonio, TX....       4,074          887        3,546            384          (329)(2)
Park Lane, Dallas, TX.................       1,119          175          978            112          (187)(2)
Plantation, Tulsa, OK.................       1,993          344        3,096             --            --
Primrose, Bakersfield, CA.............       2,983          428        3,852             --            --
Quail Creek, Lawrence, KS.............       2,223          343        3,090             --            --
Quail Oaks, Balch Springs, TX.........       1,220           90        2,160            152          (187)(2)
Sandstone, Mesa, AZ...................       5,701        1,656        6,625             95            --
Somerset, Texas City, TX..............       3,056          936        2,811            158          (452)(2)
South Cochran, Los Angeles, CA........       1,891          540        2,162             56            --
Southgate, Odessa, TX.................       1,803          335        1,338            318            --
Southgreen, Bakersfield, CA...........       2,452          755        3,021             --            --
Stone Oak, San Antonio, TX............       2,930          649        2,598            263          (409)(2)
Summerfield, Orlando, FL..............       4,590        1,175        4,698            136            --
Summerstone, Houston, TX..............       5,230        1,155        4,618            272            --
Sunchase, Odessa, TX..................       2,064          742        2,967            458            --
Sunset Lake, Waukegan, IL.............       7,363        1,626        6,544            593        (1,060)(2)
Terrace Hills, El Paso, TX............       6,300        1,286        5,145            167            --
Timbers, Tyler, TX....................       1,707          497        1,988             --            --
Trails at Windfern, Houston, TX.......       3,737          870        3,479             63          (436)(2)

                                 TRANS                            TRANSCONTINENTAL REALTY INVESTORS, INC.
                         REAL ESTATE A                    REAL ESTATE AND ACCUMULATED DEPRECIATION -- (CONTINUED)
                                                                                                                      LIFE ON WHICH
                                              GROSS AMOUNTS OF WHICH                                                  DEPRECIATION
                                              CARRIED AT END OF YEAR                                                    IN LATEST
                                        ----------------------------------                                              STATEMENT
                                                   BUILDING AND     (1)      ACCUMULATED      DATE OF        DATE     OF OPERATION
PROPERTY/LOCATION                         LAND     IMPROVEMENTS    TOTAL     DEPRECIATION   CONSTRUCTION   ACQUIRED    IS COMPUTED
-----------------                       --------   ------------   --------   ------------   ------------   --------   -------------
                                                                          (DOLLARS IN THOUSANDS)
Heritage on the River, Jacksonville,
 FL...................................  $  2,070     $  5,788     $  7,858     $   972            1973      12/95       5-40 years
Hunters Glen, Midland, TX.............       519        2,396        2,915         297            1982      01/98       5-40 years
In the Pines, Gainesville, FL.........     1,288        5,077        6,365       1,212            1972      12/94       5-40 years
Limestone Canyon, Austin, TX..........     1,998       13,365       16,140         354            1997      07/98         40 years
Madison at Bear Creek, Houston, TX....       738        2,750        3,488         328            1975      01/97       5-40 years
McCallum Crossing, Dallas, TX.........     2,005        5,459        7,464       1,064            1985      03/94       5-40 years
McCallum Glen, Dallas, TX.............     1,257        4,635        5,892         727            1986      07/95       5-40 years
Mountain Plaza, El Paso, TX...........       837        3,486        4,323         310            1972      01/98       5-40 years
Oak Park IV, Clute, TX................       224          606          830         134            1981      06/94       5-40 years
Oak Run, Pasadena, TX.................       788        2,860        3,647         352            1982      12/96       5-40 years
Paramount Terrace, Amarillo, TX.......       340        3,061        3,402          51            1983      05/00         40 years
Park at Colonnade, San Antonio, TX....       887        3,601        4,488         653            1975      07/96       5-40 years
Park Lane, Dallas, TX.................       175          903        1,078         334            1972      12/90       5-40 years
Plantation, Tulsa, OK.................       344        3,096        3,440          84            1968      12/99         40 years
Primrose, Bakersfield, CA.............       428        3,852        4,280          72            1979      04/00         40 years
Quail Creek, Lawrence, KS.............       343        3,090        3,434          90            1969      01/00         40 years
Quail Oaks, Balch Springs, TX.........        90        2,125        2,215         954            1982      02/87       5-40 years
Sandstone, Mesa, AZ...................     1,656        6,720        8,376         586            1986      10/97       5-40 years
Somerset, Texas City, TX..............       936        2,517        3,452         583            1985      12/93       5-40 years
South Cochran, Los Angeles, CA........       540        2,218        2,759         534            1928      05/91       5-40 years
Southgate, Odessa, TX.................       335        1,656        1,991         372            1976      08/96       5-40 years
Southgreen, Bakersfield, CA...........       755        3,021        3,776         158            1985      12/98         40 years
Stone Oak, San Antonio, TX............       649        2,452        3,101         892            1978      03/90       5-40 years
Summerfield, Orlando, FL..............     1,175        4,834        6,009         841            1971      11/94       5-40 years
Summerstone, Houston, TX..............     1,155        4,890        6,045         955            1984      12/93       5-40 years
Sunchase, Odessa, TX..................       742        3,425        4,167         480            1981      10/97       5-40 years
Sunset Lake, Waukegan, IL.............     1,626        6,077        7,703       1,465            1969      09/94       5-40 years
Terrace Hills, El Paso, TX............     1,310        5,288        6,598         531            1985      03/97       5-40 years
Timbers, Tyler, TX....................       497        1,988        2,485         153            1973      12/97         40 years
Trails at Windfern, Houston, TX.......       870        3,106        3,976         339            1975      05/97       5-40 years

                                 TRANSCONTINENTAL REALTY INVESTORS, INC.
                         REAL ESTATE AND ACCUMULATED DEPRECIATION -- (CONTINUED)

                                                                                     COST CAPITALIZED
                                                            INITIAL COST         SUBSEQUENT TO ACQUISITION
                                                       -----------------------   -------------------------
                                                                  BUILDING AND
PROPERTY/LOCATION                       ENCUMBRANCES     LAND     IMPROVEMENTS   IMPROVEMENTS      OTHER
-----------------                       ------------   --------   ------------   -------------   ---------
                                                              (DOLLARS IN THOUSANDS)
Treehouse, Irving, TX.................    $  2,651     $    716     $  2,865        $   260      $     --
Westwood, Odessa, TX..................          --           85          341            108            --
Willow Creek, El Paso, TX.............       1,720          608        1,832             76          (156)(2)
Will-O-Wick, Pensacola, FL............       3,154          747        2,990            174          (281)(2)
Willow Wick, North Augusta, SC........       2,007          324        1,305             39          (170)(2)
Woodview, Odessa, TX..................       2,119          716        2,864            102            --
OFFICE BUILDINGS
1010 Commons, New Orleans, LA.........       8,425          143       15,011         14,701        (1,218)(2)
225 Baronne, New Orleans, LA..........       7,400        1,162       10,457          5,655        (1,293)(2)
4135 Beltline, Addison, TX............       3,500          476        4,280             --            --
9033 Wilshire Blvd., Los Angeles,
 CA...................................       6,819          956        8,609             --            --
Ambulatory Surgery Center, Sterling,
 VA...................................       6,802          908         8170             --            --
AMOCO, New Orleans, LA................      15,000          895        3,582          6,082        (1,149)(2)
Atrium, Palm Beach, FL................       3,959        1,147        4,590            141            --
Bay Plaza, Tampa, FL..................       2,661          895        3,582            213          (384)(2)
Bay Plaza II, Tampa, FL...............       3,600          506        4,550             --            --
Bonita Plaza, Bonita, CA..............       4,999        1,168        4,670            984            --
Brandeis, Omaha, NE...................       8,750        1,451       13,061             --            --
Chesapeake Center, San Diego, CA......       2,389          546        5,013            438            --
Corporate Point, Chantilly, VA........       3,862          830        3,321            871            --
Countryside Retail Center, Sterling,
 VA...................................      21,307        2,088       18,791             --           (11)
Daley Plaza, San Diego, CA............       3,378          973        3,889            678            --
Durham Center, Durham, NC.............      14,419        4,233       16,932          1,496        (1,362)(2)
Eton Square, Tulsa, OK................      10,351        1,469       13,219            183            --
Forum, Richmond, VA...................       5,266        1,360        5,439          1,043            --
Harmon, Sterling, VA..................       8,132        1,054        9,487             --            --
Hartford, Dallas, TX..................          --          630        2,520            845            --
Institute Place Lofts, Chicago, IL....       5,819          665        7,057            560            --
Jefferson, Washington, DC.............       9,846        2,774       11,096          1,009          (883)(2)
Lexington Center, Colorado Springs,
 CO...................................       4,223        1,103        4,413            471            --

                                 TRANS                            TRANSCONTINENTAL REALTY INVESTORS, INC.
                         REAL ESTATE A                    REAL ESTATE AND ACCUMULATED DEPRECIATION -- (CONTINUED)
                                                                                                                      LIFE ON WHICH
                                              GROSS AMOUNTS OF WHICH                                                  DEPRECIATION
                                              CARRIED AT END OF YEAR                                                    IN LATEST
                                        ----------------------------------                                              STATEMENT
                                                   BUILDING AND     (1)      ACCUMULATED      DATE OF        DATE     OF OPERATION
PROPERTY/LOCATION                         LAND     IMPROVEMENTS    TOTAL     DEPRECIATION   CONSTRUCTION   ACQUIRED    IS COMPUTED
-----------------                       --------   ------------   --------   ------------   ------------   --------   -------------
                                                                          (DOLLARS IN THOUSANDS)
Treehouse, Irving, TX.................  $    716     $  3,125     $  3,841     $   419            1974      05/97       5-40 years
Westwood, Odessa, TX..................        85          449          534         117            1977      08/96       5-40 years
Willow Creek, El Paso, TX.............       608        1,752        2,359         337            1972      05/94       5-40 years
Will-O-Wick, Pensacola, FL............       747        2,883        1,499         519            1974      05/95       5-40 years
Willow Wick, North Augusta, SC........       324        1,174        3,630         190            1968      09/94       5-40 years
Woodview, Odessa, TX..................       716        2,966        3,682         230            1974      05/98       5-40 years
OFFICE BUILDINGS
1010 Commons, New Orleans, LA.........     2,113       26,524       28,637       1,334            1971      03/98       5-40 years
225 Baronne, New Orleans, LA..........     1,162       14,820       15,982       1,648            1960      03/98       5-40 years
4135 Beltline, Addison, TX............       476        4,280        4,756         229       1981/1982      06/99         40 years
9033 Wilshire Blvd., Los Angeles,
 CA...................................       956        8,608        9,564         161            1957      04/00       5-40 years
Ambulatory Surgery Center, Sterling,
 VA...................................       908        8,170        9,078          51                      07/00         40 years
AMOCO, New Orleans, LA................     1,233        8,177        9,410       2,872            1974      06/97       5-40 years
Atrium, Palm Beach, FL................     1,147        4,731        5,878         321            1985      06/98         40 years
Bay Plaza, Tampa, FL..................       895        3,410        4,305         388            1988      07/97       5-40 years
Bay Plaza II, Tampa, FL...............       506        4,550        5,055          66            1985      06/00         40 years
Bonita Plaza, Bonita, CA..............     1,168        5,654        6,822         681            1991      09/97       5-40 years
Brandeis, Omaha, NE...................     1,451       13,061       14,512          49            1921      11/00         40 years
Chesapeake Center, San Diego, CA......       546        5,451        5,997         192            1984      07/99         40 years
Corporate Point, Chantilly, VA........       830        4,193        5,022         958            1992      10/94       5-40 years
Countryside Retail Center, Sterling,
 VA...................................     2,088       18,791       20,879         117                      09/00         40 years
Daley Plaza, San Diego, CA............       973        4,567        5,540         476            1981      05/98       5-40 years
Durham Center, Durham, NC.............     4,233       17,066       21,299       1,699            1988      07/97       5-40 years
Eton Square, Tulsa, OK................     1,469       13,403       14,872         423            1985      09/99         40 years
Forum, Richmond, VA...................     1,360        6,482        7,842       1,910            1987      10/92       2-40 years
Harmon, Sterling, VA..................     1,054        9,487       10,541          59                      09/00         40 years
Hartford, Dallas, TX..................       630        3,365        3,995         820            1980      11/94       2-40 years
Institute Place Lofts, Chicago, IL....       665        7,617        8,282       4,102            1910      01/93       2-40 years
Jefferson, Washington, DC.............     2,774       11,222       13,996       1,419            1979      02/97       5-40 years
Lexington Center, Colorado Springs,
 CO...................................     1,103        4,884        5,987         573            1986      12/97       3-40 years

                                 TRANSCONTINENTAL REALTY INVESTORS, INC.
                         REAL ESTATE AND ACCUMULATED DEPRECIATION -- (CONTINUED)

                                                                                     COST CAPITALIZED
                                                            INITIAL COST         SUBSEQUENT TO ACQUISITION
                                                       -----------------------   -------------------------
                                                                  BUILDING AND
PROPERTY/LOCATION                       ENCUMBRANCES     LAND     IMPROVEMENTS   IMPROVEMENTS      OTHER
-----------------                       ------------   --------   ------------   -------------   ---------
                                                              (DOLLARS IN THOUSANDS)
Mimado, Sterling, VA..................    $     --     $    582     $  5,236        $    --      $     --
NASA, Houston, TX.....................          --          410        3,319           (745)         (272)(2)
One Steeplechase, Sterling, VA........       7,993        1,380        5,520          2,807            72(5)
Parkway North, Dallas, TX.............       3,900        1,173        4,692            833            --
Plaza Towers, St. Petersburg, FL......       7,149        1,760       12,617          7,299        (4,379)(3)
Remington Tower, Tulsa, OK............       3,541          480        4,351            126            --
Savings of America, Houston, TX.......       1,222          338        1,353            617            --
Signature Athletic Club, Dallas, TX...       2,633        1,075        2,921            849          (439)(2)
Valley Rim, San Diego, CA.............       3,586        1,078        4,311             38            --
Venture Center, Atlanta, GA...........       2,677          411        2,746            421            --
View Ridge, San Diego, CA.............       1,294          393        1,572            147            --
Waterstreet, Boulder, CO..............      13,131        2,605       10,420          1,059            --
Westgrove Air Plaza, Addison, TX......       4,000          501        2,004            290          (945)(2)
Windsor Plaza, Windcrest, TX..........          --        1,429        4,441           (458)         (257)(2)
INDUSTRIAL WAREHOUSES
5360 Tulane, Atlanta, GA..............         372           95          514             50           (44)(2)
5700 Tulane, Atlanta, GA..............          --           --           --            720          (101)(2)
Addison Hangar, Addison, TX...........       1,620          928        1,481             23            --
Addison Hanger II, Addison, TX........          --           --        1,150             --            --
Central Storage, Dallas, TX...........       1,147          464        1,856            426          (138)(2)
Encon, Fort Worth, TX.................       3,500          984        3,934             --            --
Kelly, Dallas, TX.....................       4,995        1,136        4,856            473          (486)(2)
McLeod, Orlando, FL...................       2,047          673        2,693            485          (511)(2)
Ogden, Ogden, UT......................          --           52        1,568            218           (70)(2)
Space Center, San Antonio, TX.........       1,116          247        1,332            135          (131)(2)
Technology Trading, Sterling, VA......       6,255        1,199        4,796          1,226            --
Texstar, Arlington, TX................       1,255          333        1,331            216            --
Tricon, Atlanta, GA...................       9,826        2,761        6,442          1,723            --
SHOPPING CENTERS
Dunes Plaza, Michigan City, IN........       3,197        1,230        5,430          2,083          (482)(6)

                                 TRANS                            TRANSCONTINENTAL REALTY INVESTORS, INC.
                         REAL ESTATE A                    REAL ESTATE AND ACCUMULATED DEPRECIATION -- (CONTINUED)
                                                                                                                      LIFE ON WHICH
                                              GROSS AMOUNTS OF WHICH                                                  DEPRECIATION
                                              CARRIED AT END OF YEAR                                                    IN LATEST
                                        ----------------------------------                                              STATEMENT
                                                   BUILDING AND     (1)      ACCUMULATED      DATE OF        DATE     OF OPERATION
PROPERTY/LOCATION                         LAND     IMPROVEMENTS    TOTAL     DEPRECIATION   CONSTRUCTION   ACQUIRED    IS COMPUTED
-----------------                       --------   ------------   --------   ------------   ------------   --------   -------------
                                                                          (DOLLARS IN THOUSANDS)
Mimado, Sterling, VA..................  $    582     $  5,236     $  5,818     $    33                      09/00         40 years
NASA, Houston, TX.....................       172        2,540        2,712       1,518            1979      10/85       5-40 years
One Steeplechase, Sterling, VA........     1,380        8,399        9,778       3,032            1987      12/92       5-40 years
Parkway North, Dallas, TX.............     1,173        5,524        6,697         537            1980      02/98       2-40 years
Plaza Towers, St. Petersburg, FL......     1,241       16,056       17,297       9,930            1979      11/85       1-40 years
Remington Tower, Tulsa, OK............       480        4,477        4,957         156            1982      09/99         40 years
Savings of America, Houston, TX.......       338        1,971        2,309         409            1979      03/97       3-40 years
Signature Athletic Club, Dallas, TX...     1,075        3,331        4,406         320            1985      02/99       5-40 years
Valley Rim, San Diego, CA.............     1,078        4,349        5,427         287            1988      07/98       3-40 years
Venture Center, Atlanta, GA...........       411        3,167        3,578       1,066            1981      07/89       1-40 years
View Ridge, San Diego, CA.............       393        1,719        2,112         138            1979      05/98         40 years
Waterstreet, Boulder, CO..............     2,605       11,479       14,084       3,362            1988      09/91       2-40 years
Westgrove Air Plaza, Addison, TX......       211        1,961        2,107          66            1982      10/97       5-40 years
Windsor Plaza, Windcrest, TX..........     1,672        3,483        5,155       2,199            1984      11/86       5-40 years
INDUSTRIAL WAREHOUSES
5360 Tulane, Atlanta, GA..............        95          520          616         264            1970      11/97       5-40 years
5700 Tulane, Atlanta, GA..............        --          619          619          62            1998      11/97         40 years
Addison Hangar, Addison, TX...........       928        1,504        2,432          47            1992      12/99         40 years
Addison Hanger II, Addison, TX........        --        1,150        1,150           5            2000      12/99         40 years
Central Storage, Dallas, TX...........       464        2,144        2,608         463            1966      04/96       5-40 years
Encon, Fort Worth, TX.................       984        3,935        4,919         320            1958      10/97         40 years
Kelly, Dallas, TX.....................     1,136        4,843        5,979       1,232       1966/1973      03/95       5-40 years
McLeod, Orlando, FL...................       673        2,667        3,340         669            1985      09/94       5-40 years
Ogden, Ogden, UT......................        52        1,716        1,768         639            1979      01/86       5-40 years
Space Center, San Antonio, TX.........       247        1,337        1,584         659            1970      11/97       5-40 years
Technology Trading, Sterling, VA......     1,199        6,022        7,221       1,245            1987      12/93       3-40 years
Texstar, Arlington, TX................       333        1,547        1,880         345            1967      12/93       5-40 years
Tricon, Atlanta, GA...................     2,761        8,165       10,926       2,438            1971      02/93       2-40 years
SHOPPING CENTERS
Dunes Plaza, Michigan City, IN........     1,343        6,919        8,262       2,082            1978      03/92       5-40 years

                                 TRANSCONTINENTAL REALTY INVESTORS, INC.
                         REAL ESTATE AND ACCUMULATED DEPRECIATION -- (CONTINUED)

                                                                                     COST CAPITALIZED
                                                            INITIAL COST         SUBSEQUENT TO ACQUISITION
                                                       -----------------------   -------------------------
                                                                  BUILDING AND
PROPERTY/LOCATION                       ENCUMBRANCES     LAND     IMPROVEMENTS   IMPROVEMENTS      OTHER
-----------------                       ------------   --------   ------------   -------------   ---------
                                                              (DOLLARS IN THOUSANDS)
K-Mart, Cary, NC......................    $  1,852     $  1,358     $  1,157        $   162      $     --
Parkway Center, Dallas, TX............       1,725          273        1,876            444            --
Plaza on Bachman Creek, Dallas, TX....       2,312          734        2,935          1.031            --
Promenade, Highlands Ranch, CO........       7,388        1,749        6,995             82          (679)(2)
Sadler Square, Amelia Island, FL......       2,851          679        2,715            134            --
Sheboygan, Sheboygan, WI..............         599          242        1,371             45            --
HOTELS
Brompton, Chicago, IL.................       2,345          572        2,365          1,419            --
City Suites, Chicago, IL..............       3,913          950        3,847          1,028            --
Majestic Inn, San Francisco, CA.......       5,449        1,139        4,555          1,149            --
Surf, Chicago, IL.....................       3,886          945        3,851          1,179            --
LAND
1013 Commons, New Orleans, LA.........          --          615           --             46           (36)(2)
Alamo Springs, Dallas, TX.............         750        1,385           --             --            --
Dominion, Dallas, TX..................          --        3,931           --             --            --
Eagle Crest, Farmers Branch, TX.......          --        2,500           --            134            --
Folsom................................          --        1,781           --             --            --
Lamar Parmer, Austin, TX..............       1,030        1,571           --             94            --
Las Colinas, Las Colinas, TX..........          --          995           --              5            --
Lemon Carlisle, Dallas, TX............       1,749        3,576           --             30            --
Limestone Canyon II...................          --          428           --            266            --
Manhattan, Farmers Branch, TX.........          --       11,186           --             --            --
McKinney 36, Collin County, TX........         957        2,203           --             --          (126)(2)
Red Cross, Dallas, TX.................          --        8,383           --             --            --
Sandison, Collin County, TX...........       1,041        5,021           --             --          (392)(2)(10)
Solco Allen, Collin County, TX........         305        1,388           --             --           (80)(2)
Stacy Road, Allen, TX.................       1,347        2,665           --             --          (193)(2)
State Highway 121, Collin County,
 TX...................................          --        4,354           --             --        (2,581)(2)(10)
Watters Road, Collin County, TX.......          --        1,787           --             --          (200)(2)
West End, Dallas, TX..................       5,944       11,405           --             77        (4,013)(9)

                                 TRANS                            TRANSCONTINENTAL REALTY INVESTORS, INC.
                         REAL ESTATE A                    REAL ESTATE AND ACCUMULATED DEPRECIATION -- (CONTINUED)
                                                                                                                      LIFE ON WHICH
                                              GROSS AMOUNTS OF WHICH                                                  DEPRECIATION
                                              CARRIED AT END OF YEAR                                                    IN LATEST
                                        ----------------------------------                                              STATEMENT
                                                   BUILDING AND     (1)      ACCUMULATED      DATE OF        DATE     OF OPERATION
PROPERTY/LOCATION                         LAND     IMPROVEMENTS    TOTAL     DEPRECIATION   CONSTRUCTION   ACQUIRED    IS COMPUTED
-----------------                       --------   ------------   --------   ------------   ------------   --------   -------------
                                                                          (DOLLARS IN THOUSANDS)
K-Mart, Cary, NC......................  $  1,358     $  1,319     $  2,677     $    88            1981      08/98         40 years
Parkway Center, Dallas, TX............       273        2,319        2,592         933            1979      11/91       1-40 years
Plaza on Bachman Creek, Dallas, TX....       731        3,969        4,700         385            1986      03/98       5-40 years
Promenade, Highlands Ranch, CO........     1,749        6,398        8,147         932            1985      07/96       5-40 years
Sadler Square, Amelia Island, FL......       679        2,849        3,528         619            1987      11/93       3-40 years
Sheboygan, Sheboygan, WI..............       242        1,416        1,657         298            1977      05/92         40 years
HOTELS
Brompton, Chicago, IL.................       572        3,786        4,357         262            1995      12/98       5-40 years
City Suites, Chicago, IL..............       950        4,875        5,825         449            1995      12/98       5-40 years
Majestic Inn, San Francisco, CA.......     1,139        5,703        6,842       1,860            1902      12/90       2-40 years
Surf, Chicago, IL.....................       945        5,030        5,975         496            1995      12/98       5-40 years
LAND
1013 Commons, New Orleans, LA.........       625           --          625          --              --      08/98               --
Alamo Springs, Dallas, TX.............     1,385           --        1,385          --              --      09/99               --
Dominion, Dallas, TX..................     3,931           --        3,931          --              --      03/99               --
Eagle Crest, Farmers Branch, TX.......     2,634           --        2,634          --              --      05/98               --
Folsom................................     1,781           --        1,781          --              --      10/00               --
Lamar Parmer, Austin, TX..............     1,665           --        1,665          --              --      01/00               --
Las Colinas, Las Colinas, TX..........     1,000           --        1,000          --              --      01/96               --
Lemon Carlisle, Dallas, TX............     3,606           --        3,606          --              --      02/98               --
Limestone Canyon II...................       694           --          694          --              --      06/00               --
Manhattan, Farmers Branch, TX.........    11,186           --       11,186          --              --      02/00               --
McKinney 36, Collin County, TX........     2,077           --        2,077          --              --      01/98               --
Red Cross, Dallas, TX.................     8,383           --        8,383          --              --      05/99               --
Sandison, Collin County, TX...........     4,629           --        4,629          --              --      05/98               --
Solco Allen, Collin County, TX........     1,308           --        1,308          --              --      05/98               --
Stacy Road, Allen, TX.................     2,472           --        2,472          --              --      04/97               --
State Highway 121, Collin County,
 TX...................................     1,773           --        1,773          --              --      02/97               --
Watters Road, Collin County, TX.......     1,587           --        1,587          --              --      02/97               --
West End, Dallas, TX..................     7,469                     7,469          --              --      08/97               --

                                 TRANSCONTINENTAL REALTY INVESTORS, INC.
                         REAL ESTATE AND ACCUMULATED DEPRECIATION -- (CONTINUED)

                                                                                     COST CAPITALIZED
                                                            INITIAL COST         SUBSEQUENT TO ACQUISITION
                                                       -----------------------   -------------------------
                                                                  BUILDING AND
PROPERTY/LOCATION                       ENCUMBRANCES     LAND     IMPROVEMENTS   IMPROVEMENTS      OTHER
-----------------                       ------------   --------   ------------   -------------   ---------
                                                              (DOLLARS IN THOUSANDS)
Whisenant, Collin County, TX..........    $    133     $    631     $     --        $    --      $    (59)(2)(10)
                                          --------     --------     --------        -------      --------
INVESTMENT PROPERTIES.................     497,705      171,134      501,275         85,870       (31,380)
                                          --------     --------     --------        -------      --------
PROPERTIES HELD FOR SALE
LAND
Fiesta, San Angelo, TX................          --           44           --             --            --
Fruitland, Fruitland Park, FL.........          --          253           --             --          (100)(7)
Moss Creek, Greensboro, NC............          --           85           --             --            --
Round Mt, Austin, TX..................          --        5,740           --             --        (4,232)(2)(3)
                                          --------     --------     --------        -------      --------
Properties Held for Sale..............          --        6,122           --             --        (4,332)
                                          --------     --------     --------        -------      --------
                                          $497,705     $177,256     $501,275        $85,870      $(35,640)
                                          ========     ========     ========        =======      ========

                                 TRANS                            TRANSCONTINENTAL REALTY INVESTORS, INC.
                         REAL ESTATE A                    REAL ESTATE AND ACCUMULATED DEPRECIATION -- (CONTINUED)
                                                                                                                      LIFE ON WHICH
                                              GROSS AMOUNTS OF WHICH                                                  DEPRECIATION
                                              CARRIED AT END OF YEAR                                                    IN LATEST
                                        ----------------------------------                                              STATEMENT
                                                   BUILDING AND     (1)      ACCUMULATED      DATE OF        DATE     OF OPERATION
PROPERTY/LOCATION                         LAND     IMPROVEMENTS    TOTAL     DEPRECIATION   CONSTRUCTION   ACQUIRED    IS COMPUTED
-----------------                       --------   ------------   --------   ------------   ------------   --------   -------------
                                                                          (DOLLARS IN THOUSANDS)
Whisenant, Collin County, TX..........  $    572     $     --     $    572     $    --              --      05/98               --
                                        --------     --------     --------     -------
INVESTMENT PROPERTIES.................   165,684      561,611      727,227      88,187
                                        --------     --------     --------     -------
PROPERTIES HELD FOR SALE
LAND
Fiesta, San Angelo, TX................        44           --           44          --              --      12/91               --
Fruitland, Fruitland Park, FL.........       153           --          153          --              --      05/92               --
Moss Creek, Greensboro, NC............        85           --           85          --              --      12/96               --
Round Mt, Austin, TX..................     1,542           --        1,542          --              --      12/86               --
                                        --------     --------     --------     -------
Properties Held for Sale..............     1,824           --        1,824          --
                                        --------     --------     --------     -------
                                        $167,508     $561,611     $729,051     $88,187
                                        ========     ========     ========     =======

---------------

 (1) The aggregate cost for federal income tax purposes is $777.5 million.

 (2) Purchase accounting basis adjustment.

 (3) Writedown of property to estimated net realizable value.

 (4) Escrow deposits deducted from the basis of the property.

 (5) Construction period interest and taxes.

 (6) Forgiveness of debt and cash received deducted from the basis of the property, offset by land acquired in 1992.

 (7) Cash received for easement deducted from the basis of the property.

 (8) The Sandison land is collateralized with the Solco Allen and Whisenant land. All of the land in McKinney and Collin County, Texas is cross-collateralized and cross defaulted.

 (9) Cash received for condemnation of part of property.

(10) Sale of portion of property.

(11) The Countryside Retail Center is collateralized with the Mimado Building.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                                                                2000       1999       1998
                                                              --------   --------   --------
                                                                  (DOLLARS IN THOUSANDS)
RECONCILIATION OF REAL ESTATE
Balance at January 1,.......................................  $686,522   $409,986   $331,668
  Additions
     Purchases, improvements and construction...............   122,683     76,659    101,510
     Foreclosures...........................................       352         --      2,514
     CMET merger............................................        --    290,415         --
  Deductions
     Sale of real estate....................................   (80,188)   (89,463)   (25,706)
     Sale of foreclosed properties..........................      (318)    (1,075)        --
                                                              --------   --------   --------
Balance at December 31,.....................................  $729,051   $686,522   $409,986
                                                              ========   ========   ========
RECONCILIATION OF ACCUMULATED DEPRECIATION
Balance at January 1,.......................................  $ 84,986   $ 61,241   $ 56,837
  Additions
     Depreciation...........................................    19,702     11,702     10,691
     CMET merger............................................        --     31,628         --
  Deductions
     Sale of real estate....................................   (16,501)   (19,585)    (6,287)
                                                              --------   --------   --------
Balance at December 31,.....................................  $ 88,187   $ 84,986   $ 61,241
                                                              ========   ========   ========

                                                                     SCHEDULE IV

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                         MORTGAGE LOANS ON REAL ESTATE
                               DECEMBER 31, 2000

                                            FINAL
                                INTEREST   MATURITY                              PRIOR    FACE AMOUNT
DESCRIPTION                       RATE       DATE      PERIODIC PAYMENT TERMS    LIENS    OF MORTGAGE
-----------                     --------   --------    ----------------------   -------   -----------
                                                                                (DOLLARS IN THOUSANDS)
FIRST MORTGAGE LOANS
TOWN AND COUNTRY BUSINESS
  PARK........................    8.5%       12/01    Interest only payments    $    --     $1,230
  Secured by an office                                of $8,307 due monthly.
  building in Houston, TX.
WRAPAROUND MORTGAGE LOANS
PINEMONT......................  10.40%       07/08    Monthly principal and         367        467
  Secured by an office                                interest payments of
  building in Houston, TX.                            $6,281.
JUNIOR MORTGAGE LOANS
COUNTRY ELMS..................   8.00%       05/02    Monthly principal and          --        380
  Secured by mobile home park                         interest payments of
  in Galesburg, IL.                                   $3,154.
JNC ENTERPRISES...............   18.0%       06/01    Interest only payments      8,200      2,500
  Secured by 442 acres of                             of $37,500 due monthly.
  unimproved land in Tarrant
  County, TX and 1,130 acres
  of unimproved land in Denton
  County, TX and 26 acres of
  unimproved land in Collin
  County, TX.
ACLP PARK TEN.................   16.0%       06/01    Interest only payments     31,900      3,000
  Secured by 4 office                                 of $40,000 due monthly.
  buildings in San Antonio,
  TX.
LINCOLN COURT APARTMENTS......  Varies     06/2004    Two notes bearing              --      1,369
  Secured by apartment                                interest at prime plus    -------     ------
  building in Dallas, TX.                             1%. Interest only
                                                      payments of $4,683 due
                                                      monthly.
                                                                                $40,467     $8,946
                                                                                =======     ======
Interest......................
Allowance for estimated
  losses......................

                                              PRINCIPAL AMOUNT
                                              OF LOANS SUBJECT
                                 CARRYING      TO DELINQUENT
                                AMOUNTS OF      PRINCIPAL OR
DESCRIPTION                     MORTGAGE(1)       INTEREST
-----------                     -----------   ----------------
                                  (DOLLARS IN THOUSANDS)
FIRST MORTGAGE LOANS
TOWN AND COUNTRY BUSINESS
  PARK........................    $1,230           $  --
  Secured by an office
  building in Houston, TX.
WRAPAROUND MORTGAGE LOANS
PINEMONT......................       389              --
  Secured by an office
  building in Houston, TX.
JUNIOR MORTGAGE LOANS
COUNTRY ELMS..................       180              --
  Secured by mobile home park
  in Galesburg, IL.
JNC ENTERPRISES...............     2,500              --
  Secured by 442 acres of
  unimproved land in Tarrant
  County, TX and 1,130 acres
  of unimproved land in Denton
  County, TX and 26 acres of
  unimproved land in Collin
  County, TX.
ACLP PARK TEN.................     3,000              --
  Secured by 4 office
  buildings in San Antonio,
  TX.
LINCOLN COURT APARTMENTS......     1,369              --
  Secured by apartment            ------           -----
  building in Dallas, TX.
                                   8,668           $  --
                                                   =====
Interest......................        41
Allowance for estimated             (537)
  losses......................
                                  ------
                                  $8,172
                                  ======

---------------

(1) The aggregate cost for federal income tax purposes is $8.7 million.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                                                                2000      1999      1998
                                                              --------   -------   -------
                                                                 (DOLLARS IN THOUSANDS)
Balance at January 1,.......................................  $ 12,061   $ 2,379   $ 4,838
Additions
  New mortgage loans........................................    17,500     9,680       149
  CMET merger...............................................        --       631        --
Deductions
  Collections of principal..................................   (20,531)      (37)      (94)
  Foreclosed properties and deeds-in-lieu of foreclosure....      (356)       --    (2,514)
  Write off of uncollectible mortgage loans.................        --      (575)       --
  Write off of principal due to discount for early payoff...        (6)      (17)       --
                                                              --------   -------   -------
Balance at December 31,.....................................  $  8,668   $12,061   $ 2,379
                                                              ========   =======   =======

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                        AMERICAN REALTY INVESTORS, INC.,
                TRANSCONTINENTAL REALTY ACQUISITION CORPORATION,
                                      AND
                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                               TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
ARTICLE I      CERTAIN DEFINITIONS.........................................   A-1


ARTICLE II     THE MERGER..................................................   A-3
SECTION 2.1.   The Merger..................................................   A-3
SECTION 2.2.   Effective Time of the Merger................................   A-3
SECTION 2.3.   Articles of Incorporation...................................   A-3
SECTION 2.4.   Bylaws......................................................   A-3
SECTION 2.5.   Effects of Merger...........................................   A-3


ARTICLE III    EXCHANGE OF SHARES..........................................   A-4
SECTION 3.1.   Effect of Merger on Capital Stock...........................   A-4
SECTION 3.2.   Method of Election..........................................   A-4
SECTION 3.3.   Delivery and Exchange of Certificates.......................   A-5


ARTICLE IV     THE CLOSING.................................................   A-6
SECTION 4.1.   Closing.....................................................   A-6


ARTICLE V      REPRESENTATIONS AND WARRANTIES OF ARI AND NEWCO.............   A-6
SECTION 5.1.   Organization and Qualification..............................   A-6
SECTION 5.2.   Capitalization..............................................   A-6
SECTION 5.3.   Authority; Non-Contravention; Statutory Approvals;
               Compliance..................................................   A-7
SECTION 5.4.   Financial Statements; SEC Documents.........................   A-8
SECTION 5.5.   Absence of Certain Changes or Events; Absence of Undisclosed
               Liabilities.................................................   A-8
SECTION 5.6.   Litigation..................................................   A-9
SECTION 5.7.   Registration Statement and Proxy Statement; SEC Documents...   A-9
SECTION 5.8.   Vote Required...............................................   A-9
SECTION 5.9.   Disclosure..................................................   A-9
SECTION 5.10.  Stock Option Plans..........................................   A-9
SECTION 5.11.  Affiliate Agreements........................................   A-9
SECTION 5.12.  Taxes.......................................................   A-9
SECTION 5.13.  Brokers and Finders.........................................  A-10


ARTICLE VI     REPRESENTATIONS AND WARRANTIES OF TCI.......................  A-10
SECTION 6.1.   Organization and Qualification..............................  A-10
SECTION 6.2.   Capitalization..............................................  A-10
SECTION 6.3.   Authority; Non-Contravention; Statutory Approvals;
               Compliance..................................................  A-10
SECTION 6.4.   Financial Statements; SEC Documents.........................  A-11
SECTION 6.5.   Absence of Certain Changes or Events; Absence of Undisclosed
               Liabilities.................................................  A-12
SECTION 6.6.   Litigation..................................................  A-12
SECTION 6.7.   Registration Statement and Proxy Statement..................  A-12
SECTION 6.8.   Vote Required...............................................  A-12
SECTION 6.9.   Disclosure..................................................  A-12
SECTION 6.10.  Stock Option Plans..........................................  A-12
SECTION 6.11.  Affiliate Agreements........................................  A-13
SECTION 6.12.  Taxes.......................................................  A-13
SECTION 6.13.  Brokers and Finders.........................................  A-13

                                                                             PAGE
                                                                             ----


ARTICLE VII    CONDUCT OF BUSINESS PENDING THE MERGER......................  A-13
SECTION 7.1.   Ordinary Course of Business.................................  A-13


ARTICLE VIII   Additional Agreements.......................................  A-13
SECTION 8.1.   Public Announcements........................................  A-13
SECTION 8.2.   Rule 145 Affiliates.........................................  A-13
SECTION 8.3.   Covenant to Satisfy Conditions..............................  A-14
SECTION 8.4.   Expenses....................................................  A-14
SECTION 8.5.   Newco Activities............................................  A-14
SECTION 8.6.   Indemnification, Directors and Officers' Insurance..........  A-14


ARTICLE IX     CONDITIONS..................................................  A-15
SECTION 9.1.   Conditions to Each Party's Obligation to Effect the
               Merger......................................................  A-15
SECTION 9.2.   Conditions to Obligation of ARI to Effect the Merger........  A-15
SECTION 9.3.   Conditions to Obligation of TCI to Effect the Merger........  A-16


ARTICLE X      TERMINATION, AMENDMENT AND WAIVER...........................  A-16
SECTION 10.1.  Termination.................................................  A-16
SECTION 10.2.  Effect of Abandonment.......................................  A-17
SECTION 10.3.  Amendment...................................................  A-17
SECTION 10.4.  Waiver......................................................  A-17


ARTICLE XI     GENERAL PROVISIONS..........................................  A-17
SECTION 11.1.  Survival of Representations, Warranties, Covenants and
               Agreements..................................................  A-17
SECTION 11.2.  Notices.....................................................  A-17
SECTION 11.3.  Miscellaneous...............................................  A-18
SECTION 11.4.  Interpretation..............................................  A-18
SECTION 11.5.  Counterparts; Effect........................................  A-18
SECTION 11.6.  Parties in Interest.........................................  A-18
SECTION 11.7.  Specific Performance........................................  A-18
SECTION 11.8.  Further Assurances..........................................  A-19

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER, dated as of           , 2002 (this
"Agreement"), is by and among American Realty Investors, Inc., a Nevada corporation ("ARI"), Transcontinental Realty Acquisition Corporation, a Nevada corporation, ("Newco") and Transcontinental Realty Investors, Inc., a Nevada corporation ("TCI").

     WHEREAS, TCI and certain affiliates of ARI are parties to that certain Second Amendment to the Modification of Stipulation of Settlement (the "Second Amendment") entered into in connection with certain proceedings know as Jack Olive, et al, as plaintiffs, v. Gene E. Phillips, et al, as defendants, and National Income Realty Trust, Continental Mortgage and Equity Trust, Transcontinental Realty Investors and Income Opportunity Realty Investors, Inc., as nominal defendants (Case No. C 89-4331-MHP) in the United States District Court for the Northern District of California; and

     Whereas ARI and TCI have entered into this Agreement to give effect to the transactions contemplated in the Second Amendment; and

     WHEREAS, boards of directors of each of ARI and TCI have determined that it is in the best interests of each company and their stockholders that Newco be merged with and into TCI, with TCI being the survivor, as more specifically described herein (the "Merger"); and

     WHEREAS, the Second Amendment also contemplates that another subsidiary of ARI be merged with and into Income Opportunity Realty Investors, Inc., a Nevada corporation("IOT") (the "IOT Merger") contemporaneously with the Merger; and

     WHEREAS, ARI and IOT have contemporaneously herewith entered into an agreement substantially similar to this Agreement to give effect to the IOT Merger;

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings:

     "Act" shall mean the Nevada Mergers and Exchanges of Interest Act, as amended.

     "Affiliate" shall have the meaning assigned that term in Rule 12b-2 promulgated under the Exchange Act.

     "ARI Common Stock" shall mean the common stock, par value $0.01 per share, of ARI.

     "ARI Preferred Stock" shall mean the Series G Preferred Stock, par value $2.00 per share, of ARI.

     "ARI Required Statutory Approvals" shall have the meaning set forth in
Section 5.3(c).

     "ARI SEC Documents" shall mean each form, report, schedule, registration statement and definitive proxy statement filed by ARI with the SEC since January 1, 2001.

     "ARI Stockholders' Approval" shall mean the approval of the Merger, at a duly held meeting or by consent, of holders of at least a majority of the outstanding ARI Common Stock at the time of the meeting.

     "Articles of Merger" shall have the meaning set forth in Section 2.2.

     "Certificates" shall have the meaning set forth in Section 3.2.

     "Closing" and "Closing Date" shall have the meaning set forth in Section
3.1.

     "Common Stock of the Surviving Corporation" shall mean the Common Stock, $0.01 par value per share, of the Surviving Corporation outstanding immediately following, and as a result of, the Merger.

     "Effective Time" shall have the meaning set forth in Section 2.2.

     "Electing Shareholders" shall have the meaning set forth in Section 3.3(a).

     "Election Form" shall have the meaning set forth in Section 3.2(a).

     "Escrow Agent" shall have the meaning set forth in Section 3.2(b).

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" shall have the meaning set forth in Section 3.3(a).

     "GAAP" shall mean generally accepted accounting principles.

     "Governmental Authority" shall mean any court, governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority, domestic or foreign.

     "Letter of Transmittal" shall have the meaning set forth in Section 3.3(b).

     "Material Adverse Effect" shall mean a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), prospects or results of operations of a given company or on the consummation of the transactions contemplated by this Agreement.

     "Merger Consideration" shall have the meaning set forth in Section 3.1(c).

     "Merger" shall have the meaning set forth in Section 2.1.

     "Nevada Law" shall mean the Nevada Corporation Code, Nevada Revised Statutes sec. 78.010 et. seq.

     "Newco Common Stock" shall mean the Common Stock, $0.01 par value per share, of Newco.

     "Nonelecting Shareholder" shall have the meaning set forth in Section
3.3(a).

     "Registration Statement" shall have the meaning set forth in Section
5.7(a).

     "SEC" shall mean the Securities and Exchange Commission.

     "Second Amendment" shall have the meaning set forth in the recitals to this Agreement.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Series A Preferred Stock" shall mean shares of the Series A Preferred Stock, $0.01 par value per share of TCI, having a liquidation preference of $100 per share.

     "Series A Preferred Stock of the Surviving Corporation" shall mean shares of the TCI Series A Preferred Stock issued and outstanding following the Effective Time.

     "Series C Preferred Stock" shall mean shares of the Series C Preferred Stock, $0.01 par value per share of TCI, having a liquidation preference of $100.00 per share.

     "Series C Preferred Stock of the Surviving Corporation" shall mean shares of the TCI Series C Preferred Stock issued and outstanding following the Effective Time.

     "Subsidiary" shall mean, with respect to any person, any corporation or other entity (including partnerships and other business associations) other than TCI in which a person, directly or indirectly owns through a Subsidiary at least a majority of the outstanding voting securities or other equity interests having the power, under ordinary circumstances, to elect a majority of the directors or other governing body, or otherwise to direct the management and policies, of such corporation or other entity.

     "Surviving Corporation" shall have the meaning set forth in Section 2.1 hereof.

     "Taxes" shall mean any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes, charges, fees, levies or other assessments, and any expenses incurred in connection with the determination, settlement or litigation of any liability for any of the foregoing.

     "TCI Common Stock" shall mean the common stock, par value $.01 per share, of TCI.

     "TCI Disclosure Schedule" means the Disclosure Schedule of TCI, attached hereto and made a part of this Agreement.

     "TCI Financial Statements" shall have the meaning set forth in Section 6.4.

     "TCI Required Statutory Approvals" shall have the meaning set forth in
Section 6.3(c).

     "TCI SEC Documents" shall mean each form, report, schedule, registration statement and definitive proxy statement filed by TCI with the SEC since January 1, 2001.

     "TCI Stockholders' Approval" shall mean the approval of the Merger, at a duly held meeting, of holders of (i) the majority of the outstanding TCI Common Stock at the time of the meeting and (ii) at least a majority of the TCI Common Stock not owned by ARI or its Affiliates casting votes with respect to the Merger at the meeting.

     "Violation" shall have the meaning set forth in Section 5.3(b).

                                   ARTICLE II

                                   THE MERGER

     SECTION 2.1. The Merger. Upon the terms and subject to the conditions of this Agreement, Newco shall be merged with and into TCI in accordance with the provisions of the Act (the "Merger"). The separate corporate existence of Newco shall thereupon cease, and TCI shall be the surviving corporation in the Merger (the "Surviving Corporation") and shall continue its existence under the laws of the State of Nevada.

     SECTION 2.2. Effective Time of the Merger. The parties acknowledge that it is their mutual desire and intent to consummate the Merger as soon as practicable after the date hereof. Accordingly, the parties shall use all reasonable efforts to bring about the satisfaction as soon as practicable of all the conditions specified in Article IX and otherwise to effect the consummation of the Merger as soon as practicable. Subject to the terms hereof, as soon as practicable after all of the conditions set forth in Article IX shall have been satisfied or waived, the parties hereto will cause the Merger to be consummated by the filing with the Secretary of State of the State of Nevada, in accordance with the Act, of articles of merger (the "Articles of Merger") in such form as is required by, and executed in accordance with, the relevant provisions of the Act. The Merger shall become effective at such time (the "Effective Time") as the Secretary of State of the State of Nevada shall, upon such filing of the Articles of Merger, issue a certificate of merger in respect of the Merger.

     SECTION 2.3. Articles of Incorporation. The Articles of Incorporation of TCI as in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until duly amended.

     SECTION 2.4. Bylaws. The Bylaws of TCI as in effect at the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended.

     SECTION 2.5. Effects of Merger. The Merger shall have the effects set forth in the Act.

                                  ARTICLE III

                               EXCHANGE OF SHARES

     SECTION 3.1. Effect of Merger on Capital Stock. The parties agree that in furtherance of the transactions contemplated in the Second Amendment, as a result of the Merger, common stockholders of TCI will receive $17.50 in cash for each share of TCI Common Stock, or at the affirmative election of such stockholders, one share of the ARI Preferred Stock, all as set forth in the remainder of this Subsection 3.1 . At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of TCI or Newco:

          (a) Cancellation of Certain TCI Common Stock. Each share of TCI Common Stock that is held in treasury by TCI shall be canceled and cease to exist.

          (b) Conversion of Certain TCI Common Stock Held by ARI its Affiliates. Each issued and outstanding share of TCI Common Stock that is held by ARI or its subsidiaries shall be canceled and cease to exist. Each issued and outstanding share of TCI Common Stock that is held by an Affiliate of ARI shall be converted into one share of ARI Preferred Stock.

          (c) Conversion of Certain TCI Common Stock. Each issued and outstanding share of TCI Common Stock (other than shares of TCI Common Stock cancelled or converted pursuant to Section 3.1(a) or 3.1(b) above), shall be converted into and exchanged for the right to receive (i) cash equal to $17.50 or (ii) upon the affirmative election of the holder thereof in accordance with this ARTICLE III, one share of the ARI Preferred Stock (the cash or ARI Preferred Stock to be received by holders of the TCI Common Stock as a result of the Merger being hereinafter referred to as the "Merger Consideration").

          (d) Conversion of Newco Common Stock. Each issued and outstanding share of Newco Common Stock as of the Effective Time shall be converted into and exchanged for one share of the Common Stock of the Surviving Corporation, with the effect that all of the issued and outstanding shares of the Newco Common Stock as of the Effective Time shall be converted into and exchanged for all of the issued and outstanding shares of the Common Stock of the Surviving Corporation immediately following the Merger.

          (e) TCI Preferred Stock. The outstanding (including shares held in the treasury of TCI or any Subsidiary) shares of the TCI Series A Preferred Stock, and the TCI Series C Preferred Stock shall not be affected by the Merger and from and after the Effective Time shall remain outstanding, without modification to their respective rights and preferences as shares of the Series A Preferred Stock of the Surviving Corporation or the Series C Preferred Stock of the Surviving Corporation, as the case may be.

     SECTION 3.2.  Method of Election.

     (a) Record holders of the TCI Common Stock entitled to elect pursuant to
Section 3.1(c) to become Electing Shareholders, shall do so by properly completing a Form of Election satisfactory to ARI and constituting a part of the Letter of Transmittal.

     (b) To be effective, an Election Form must be properly completed and the Letter of Transmittal of which it constitutes a part must be signed and received by the Escrow Agent, accompanied by the Certificates as to which the election is being made in compliance with the requirements set forth above. ARI shall have the discretion, which it may delegate in whole or in part to the Escrow Agent, to determine whether Election Forms have been properly completed, signed, submitted or revoked and to disregard immaterial defects in any Election Form. The decision of ARI (or the Exchange Agent) in such matters shall be conclusive and binding. ARI and the Escrow Agent shall make reasonable efforts to notify any Electing Shareholder of any defect in an Election Form submitted to the Escrow Agent. If ARI or the Exchange Agent shall determine that a purported election to receive ARI Preferred Stock as Merger Consideration was not properly made, such holder shall be treated as a Nonelecting Shareholder. A record holder of TCI Common Stock need not make the same election with respect to all shares of TCI Common Stock held of record by such holder or represented by a single Certificate.

     SECTION 3.3.  Delivery and Exchange of Certificates.

     (a) Appointment of Exchange Agent. Promptly following the execution and delivery of this Agreement, ARI shall designate American Stock Transfer and Trust Company, or if they are unable or unwilling to serve, a bank or trust company reasonably acceptable to TCI to act as Exchange Agent (the "Exchange Agent") to receive certificates (the "Certificates") representing the right to receive Merger Consideration, to receive cash to which holders of Certificates not electing to receive shares of the ARI Preferred Stock as Merger Consideration ("Nonelecting Shareholders"), shares of the TCI Common Stock held by shareholders electing to receive ARI Preferred Stock as Merger Consideration ("Electing Shareholders") and to disburse the Merger Consideration to Nonelecting Shareholders and Electing Shareholders.

     (b) Promptly after the Effective Time, ARI will send, or will cause the Exchange Agent to send, to each holder of record as of the Effective Time of the TCI Common Stock converted into the right to receive Merger Consideration pursuant to Section 3.1(c) above, a letter of transmittal which shall specify that the delivery of Certificates shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and instructions for use in effecting the surrender to the Exchange Agent of Certificates in exchange for the Merger Consideration (the "Letter of Transmittal"). The Letter of Transmittal shall contain such other terms and conditions as ARI may reasonably specify.

     (c) Each record holder of TCI Common Stock converted into the right to receive the Merger Consideration shall, upon surrender to the Exchange Agent of a Certificate or Certificates, together with a properly completed Letter of Transmittal covering such shares, without further action, be entitled to receive, and the Escrow Agent shall deliver (i) cash equal to $17.50 per share represented by Certificates tendered by Nonelecting Shareholders and (ii) one share of ARI Preferred Stock for each share of TCI Common Stock represented by a Certificate tendered by an Electing Shareholder, subject, in each such case, to the provisions of Sections 3.3(d) and (e) below. Until so surrendered, each Certificate shall, after the Effective Time, represent for all purposes only the right to receive $17.50 for each share of TCI Common Stock held by a Nonelecting Shareholder or one share of the ARI Preferred Stock for each share represented by a Certificate held by an Electing Shareholder. To the extent that following the Effective Time and prior to the issuance of certificates representing shares of the ARI Preferred Stock to Electing Shareholders dividends shall be declared with respect to the ARI Preferred Stock, the Electing Shareholder shall look solely to ARI with respect thereto.

     (d) If any cash or certificates representing shares of the ARI Preferred Stock constituting Merger Consideration are to be delivered to a person or entity other than the registered holder of a Certificate, it shall be a condition to such payment or delivery, as the case may be, that the Certificate or Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person or entity requesting such payment or delivery shall pay to the Exchange Agent any transfer or other taxes required as a result of the delivery of Merger Consideration to a person other than the registered holder of the Certificate or Certificates in question or establish to the satisfaction of the Escrow Agent that such tax has been paid or is not payable.

     (e) Any shares of the ARI Preferred Stock or cash representing Merger Consideration that remains unclaimed by any record holder of TCI Common Stock six months after the Effective Time shall be held by the Escrow Agent (or a successor agent appointed by the Surviving Corporation) or shall be delivered to or at the instruction of the Surviving Corporation and the duties of the Exchange Agent shall terminate. Commencing with such redelivery to the Surviving Corporation, or its designee, Nonelecting Shareholders and Electing Shareholders shall look solely to the Surviving Corporation for delivery of the Merger Consideration, and the Surviving Corporation shall be entitled to receive all of the Letters of Transmittal and other instruments and procedures contemplated above. Notwithstanding the foregoing, neither the Exchange Agent nor any party to this Agreement will be liable to a holder of Certificates, or to any record or beneficial holder of shares of the TCI Common Stock for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat, or similar laws and any right to exchange Certificates for ARI Preferred Stock shall terminate upon such delivery. If Certificates are not surrendered prior to midnight on the fourth anniversary of the Effective Time, any unclaimed Merger Consideration, to the extent permitted under applicable law, will become property of the Surviving Corporation. Notwithstanding any provision set forth above, ARI shall be entitled to receive, from time to time, all interest or other amounts earned with respect to any cash held by the Exchange Agent with respect to Merger Consideration or otherwise, as such amounts accrue or become available.

     (f) After the Effective Time, there will be no registration of transfers on the stock transfer books of the Surviving Corporation with respect to shares of the TCI Common Stock that were outstanding immediately prior to the Effective Time.

                                   ARTICLE IV

                                  THE CLOSING

     SECTION 4.1. Closing. The closing of the Merger (the "Closing") shall take place at the offices of Jackson Walker L.L.P., 901 Main Street, Suite 6000, Dallas, Texas at 10:00 a.m., local time, on the date on which the last of the conditions set forth in Article IX is fulfilled or waived, or at such other time, date and place as ARI, TCI and Newco shall mutually agree (the "Closing Date").

                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF ARI AND NEWCO

     ARI and Newco jointly and severally represent and warrant to TCI as follows:

     SECTION 5.1. Organization and Qualification. Each of ARI and Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Newco has no Subsidiaries. The Subsidiaries of ARI are as set forth in the exhibits to the ARI SEC Documents. Each of ARI and each ARI Subsidiary has all requisite corporate power and authority, and is duly authorized by all necessary regulatory approvals and orders, to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than such failures which, when taken together with all other such failures, will not have a Material Adverse Effect on ARI and its Subsidiaries taken as a whole.

     SECTION 5.2.  Capitalization.

     (a) As of the date hereof, the authorized capital stock of Newco consists of 1,000 shares of common stock, par value $.01 per share.

     (b) As of the date hereof, 100 shares of Newco Common Stock were issued and outstanding and owned by ARI.

     (c) All of the issued and outstanding shares of capital stock of Newco are validly issued, fully paid and nonassessable and none of such stock was issued in violation of preemptive rights.

     (d) There are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating Newco to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Newco or obligating Newco to grant, extend or enter into any such agreement or commitment.

     (e) As of the date hereof, the authorized capital stock of ARI consists of 100,000,000 shares of common stock, par value $0.01 per share and 50,000,000 shares of preferred stock, par value $2.00 per share.

     (f) As of the date hereof, [11,375,127] shares of ARI Common Stock were
issued and outstanding and           shares of Preferred Stock, consisting of
2,724,901 shares of Series A Preferred Stock, $2.00 par value per share, 50,000 shares of Series E Preferred Stock, $2.00 par value per share and 3,968.75 shares of the Series F Preferred Stock, $2.00 par value per share, were issued and outstanding.

     (g) All of the issued and outstanding shares of capital stock of ARI are validly issued, fully paid and nonassessable and none of such stock was issued in violation of preemptive rights.

     (h) Except for this Agreement and except as described in the ARI SEC Documents, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating ARI to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of ARI or obligating ARI to grant, extend or enter into any such agreement or commitment.

     SECTION 5.3.  Authority; Non-Contravention; Statutory Approvals;
Compliance.

     (a) Authority.

          (i) Each of ARI and Newco has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

          (ii) The execution and delivery of this Agreement and the consummation by ARI and Newco of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of ARI and Newco.

          (iii) The ARI Stockholders' Approval has been obtained.

          (iv) This Agreement has been duly and validly executed and delivered by each of ARI and Newco and, assuming the due authorization, execution and delivery hereof by TCI, constitutes a valid and binding obligation of ARI and Newco, enforceable against each of them in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceedings may be brought.

     (b) Non-Contravention. The execution and delivery of this Agreement by ARI and Newco do not, and the consummation of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets (any such violation, conflict, breach, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") of, ARI, Newco or any other ARI Subsidiary, under any provisions of

          (i) the articles of incorporation, bylaws or similar governing documents of ARI or Newco, or

          (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to ARI, Newco or any other Subsidiary, or any of their respective properties or assets, or

          (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which ARI, Newco or any other Subsidiary, is now a party or by which it or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on ARI and its Subsidiaries taken as a whole.

     (c) Statutory Approvals. No declaration, filing or registration with, or notice to or authorization, consent or approval of any Governmental Authority which has not been obtained (the "ARI Required Statutory Approvals") is necessary for the execution and delivery of this Agreement by ARI or Newco or the consummation by either of them of the transactions contemplated hereby, the failure to obtain, make or give which could reasonably be expected to have a Material Adverse Effect on ARI and its Subsidiaries, taken as a whole, it being understood that references in this Agreement to "obtaining" such ARI Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notice; obtaining such consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

     (d) Compliance.

          (i) Except as previously disclosed to TCI, neither ARI nor Newco is in violation of or under investigation with respect to, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations that do not have, and, could not reasonably be expected to have, a Material Adverse Effect on ARI and its Subsidiaries, taken as a whole.

          (ii) Except as previously disclosed to TCI, ARI and each of its Subsidiaries has all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct its business as currently conducted, except those the failure of which to obtain could reasonably be expected to have a Material Adverse Effect on ARI and its Subsidiaries, taken as a whole.

     SECTION 5.4. Financial Statements; SEC Documents. The ARI SEC Documents, which include all the documents (other than preliminary material) that ARI was required to file with the SEC since such date, as of their respective dates, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such ARI SEC Documents. None of the ARI SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified by subsequent filings prior to the date hereof. The financial statements of ARI contained in the ARI SEC Documents (collectively, the "ARI Financial Statements") and the notes thereto comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of ARI as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, have a Material Adverse Effect on ARI) and the absence of notes (that, if presented, would not differ materially from those included in the ARI Financial Statements).

     SECTION 5.5. Absence of Certain Changes or Events; Absence of Undisclosed Liabilities.

     (a) Except as set forth in the ARI SEC Documents, from January 1, 2001 through the date hereof ARI has conducted its business only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists that could reasonably be expected to have, a Material Adverse Effect on ARI and its Subsidiaries taken as a whole.

     (b) ARI has no liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a corporate balance sheet, except liabilities, obligations or contingencies (i) that are accrued or reserved against in the most recent ARI Financial Statements or reflected in the notes thereto, or (ii) that were incurred after the date of such ARI Financial Statements in the ordinary course of business and could reasonably be expected to have a Material Adverse Effect on ARI and its Subsidiaries taken as a whole.

     SECTION 5.6. Litigation. Except as set forth in the ARI SEC Documents, there are no claims, suits, actions or proceedings, pending or, to the knowledge of ARI, threatened, nor are there, to the knowledge of ARI, any investigations or reviews pending or threatened against, relating to or affecting ARI or its Subsidiaries, or judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to ARI or any of its Subsidiaries, that could reasonably be expected to have a Material Adverse Effect on ARI and its Subsidiaries taken as a whole.

     SECTION 5.7.  Registration Statement and Proxy Statement; SEC Documents.

     (a) None of the information supplied by or on behalf of ARI for inclusion or incorporation by reference in the registration statement on Form S-4 previously filed with the SEC by ARI in connection with the issuance of shares of capital stock of ARI in the Merger (the "Registration Statement") or the proxy statement constituting a part thereof, at the time the Registration Statement became effective under the Securities Act, or with respect to the proxy statement at all times prior to the obtaining of the ARI Stockholders' Approval, contained any untrue statement of a material fact or omitted to state any material fact with respect to ARI required to be stated therein or necessary to make the statements therein with respect to ARI not misleading.

     (b) The Registration Statement and the proxy statement constituting a part thereof complied as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

     SECTION 5.8. Vote Required. The ARI Stockholders' Approval is the only vote of the holders of any class or series of the capital stock of ARI required to approve this Agreement, the Merger and the other transactions contemplated hereby.

     SECTION 5.9. Disclosure. No representation or warranty of ARI or Newco contained in this Agreement and no statement contained in any certificate or document furnished or to be furnished by or on behalf of ARI or Newco or any of their representatives pursuant thereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate or schedule.

     SECTION 5.10. Stock Option Plans. Except as disclosed in the ARI SEC Documents, ARI and its Subsidiaries have no stock option, stock appreciation right, restricted stock, phantom stock, equity incentive, performance stock or similar plan or arrangement pursuant to which any employee, advisor or Affiliate of TCI is or may become entitled to purchase, directly or indirectly, any record or beneficial interest in any equity security of TCI or any of its Subsidiaries.

     SECTION 5.11. Affiliate Agreements. Except as disclosed in the ARI SEC Documents and except for this Agreement, as of the date of this Agreement neither ARI nor any of its Subsidiaries is a party to any oral or written agreement with any of its Affiliates other than agreements terminable on not more than 31 days notice entered into in the ordinary course of business.

     SECTION 5.12. Taxes. Except as previously disclosed to TCI, ARI and each of its Subsidiaries have duly filed all material tax returns required to be filed (or such returns have been properly extended) other than those tax returns the failure to file would not have a Material Adverse Effect on ARI and have paid all taxes and other charges shown to be due on such returns, and there are no tax liens upon any property or assets of ARI or any of its subsidiaries. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Federal income tax return for any period. There does not exist any issue that, if raised by any taxing authority with respect to any fiscal period, would, singly or in the aggregate, be expected to result in an assessment against ARI that would have, or could reasonably be expected to have, a Material Adverse Effect on ARI and its Subsidiaries taken as a whole.

     SECTION 5.13. Brokers and Finders. None of ARI or any of its subsidiaries nor any of their respective partners, directors, officers or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement.

                                   ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF TCI

     TCI represents and warrants to ARI and Newco as follows:

     SECTION 6.1. Organization and Qualification. TCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Subsidiaries of TCI are as set forth in the TCI SEC Documents. TCI has requisite corporate power and authority, and is duly authorized by all necessary regulatory approvals and orders, to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than such failures which, when taken together with all other such failures, will not have a Material Adverse Effect on TCI.

     SECTION 6.2.  Capitalization.

     (a) As of the date hereof, the authorized capital stock of TCI consists of 25,000,000 shares of TCI Common Stock and 10,000,000 shares of preferred stock, of $0.01 par value.

     (b) As of the date hereof, [8,042,629] shares of TCI Common Stock and 35,829 shares of Preferred Stock, consisting of 5,829 shares of Series A Cumulative Convertible Preferred Stock and 30,000 shares of the Series C Cumulative Convertible Preferred Stock were issued and outstanding. No shares of the equity securities of TCI are held in the treasury of TCI.

     (c) All of the issued and outstanding shares of the capital stock of TCI are validly issued, fully paid and nonassessable and none of such stock was issued in violation of preemptive rights.

     (d) Except for this Agreement and except as described in the TCI SEC Documents, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating TCI to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of TCI or obligating TCI to grant, extend or enter into any such agreement or commitment.

     SECTION 6.3.  Authority; Non-Contravention; Statutory Approvals;
Compliance.

     (a) Authority.

          (i) TCI has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

          (ii) The execution and delivery of this Agreement and the consummation by TCI of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of TCI.

          (iii) The TCI Stockholders' Approval has been obtained.

          (iv) This Agreement has been duly and validly executed and delivered by TCI and, assuming the due authorization, execution and delivery hereof by ARI and Newco, constitutes the valid and binding obligation of TCI, enforceable against TCI in accordance with its terms, except as would be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought.

     (b) Non-Contravention. The execution and delivery of this Agreement by TCI do not, and the consummation of the transactions contemplated hereby will not, result in any Violation by TCI or any of its Subsidiaries under any provisions of

          (i) the articles of incorporation, bylaws or similar governing documents of TCI or any such Subsidiary,

          (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to TCI or any of its Subsidiaries or any of their respective properties or assets, or

          (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which TCI or any of its Subsidiaries is now a party or by which it or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on TCI and its Subsidiaries, taken as a whole.

     (c) Statutory Approvals. No declaration, filing or registration with, or notice to or authorization, consent or approval of any Governmental Authority which has not been obtained (the "TCI Required Statutory Approvals") is necessary for the execution and delivery of this Agreement by TCI or the consummation by TCI of the transactions contemplated hereby, the failure to obtain, make or give which would reasonably likely have a Material Adverse Effect on TCI and its Subsidiaries taken as a whole, it being understood that references in this Agreement to "obtaining" such TCI Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notice; obtaining such consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

     (d) Compliance.

          (i) Except as previously disclosed to ARI, neither TCI nor any of its Subsidiaries is in violation of or under investigation with respect to, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations that do not have, and, could not reasonably be expected to have, a Material Adverse Effect on TCI and its Subsidiaries taken as a whole.

          (ii) Except as set forth in Section 6.3(d) of the TCI Disclosure Schedule, TCI and each of its Subsidiaries has all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct its business as currently conducted, except those the failure to obtain which could not reasonably be expected to have a Material Adverse Effect on TCI and its Subsidiaries taken as a whole.

     SECTION 6.4. Financial Statements; SEC Documents. The TCI SEC Documents, which include all the documents (other than preliminary material) that TCI was required to file with the SEC since such date, as of their respective dates, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such TCI SEC Documents. None of the TCI SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified by subsequent filings prior to the date hereof. The financial statements of TCI contained in the TCI SEC Documents (collectively, the "TCI Financial Statements") and the notes thereto comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and fairly present the financial condition and the results of operations, changes in Stockholders' equity, and cash flow of TCI as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, have a Material Adverse Effect on TCI) and the absence of notes (that, if presented, would not differ materially from those included in the TCI Financial Statements).

     SECTION 6.5. Absence of Certain Changes or Events; Absence of Undisclosed Liabilities.

     (a) Except as set forth in the TCI SEC Documents, from January 1, 2000 through the date hereof TCI has conducted its business only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists that could reasonably be expected to have, a Material Adverse Effect on TCI and its Subsidiaries taken as a whole.

     (b) TCI has no liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a corporate balance sheet, except liabilities, obligations or contingencies (i) that are accrued or reserved against in the most recent TCI Financial Statements or reflected in the notes thereto, or (ii) that were incurred after the date of such TCI Financial Statements in the ordinary course of business and could reasonably be expected to have a Material Adverse Effect on TCI and its Subsidiaries taken as a whole.

     SECTION 6.6. Litigation. Except as set forth in the TCI SEC Documents, there are no claims, suits, actions or proceedings, pending or, to the knowledge of TCI, threatened, nor are there, to the knowledge of TCI, any investigations or reviews pending or threatened against, relating to or affecting TCI or its Subsidiaries, or judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to TCI or any of its Subsidiaries, that could reasonably be expected to have a Material Adverse Effect on TCI and its Subsidiaries taken as a whole.

     SECTION 6.7.  Registration Statement and Proxy Statement.

     (a) None of the information supplied by or on behalf of TCI for inclusion or incorporation by reference in the registration statement on Form S-4 previously filed with the SEC by ARI in connection with the issuance of shares of capital stock of ARI in the Merger (the "Registration Statement") or the joint proxy statement constituting a part thereof, at the time the Registration Statement became effective under the Securities Act, or with respect to the joint proxy statement at all times prior to the obtaining of the TCI Stockholders' Approval, contained any untrue statement of a material fact or omitted to state any material fact with respect to TCI required to be stated therein or necessary to make the statements therein with respect to TCI not misleading.

     (b) The Registration Statement and the joint proxy statement constituting a part thereof complied as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

     SECTION 6.8. Vote Required. The "TCI Stockholders' Approval" is the only vote of the holders of any class or series of the capital stock of TCI required to approve this Agreement, the Merger and the other transactions contemplated hereby.

     SECTION 6.9. Disclosure. No representation or warranty of TCI contained in this Agreement and no statement contained in any certificate or document furnished or to be furnished by or on behalf of TCI or any of its representatives pursuant thereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate or schedule.

     SECTION 6.10. Stock Option Plans. Except as disclosed in the TCI SEC Documents, TCI and its Subsidiaries have no stock option, stock appreciation right, restricted stock, phantom stock, equity incentive, performance stock or similar plans or arrangement pursuant to which any employee, advisor or

Affiliate of TCI is or may become entitled to purchase, directly or indirectly, any record or beneficial interest in any equity security TCI or any of its Subsidiaries.

     SECTION 6.11. Affiliate Agreements. Except as disclosed in the TCI SEC Documents and except for this Agreement, as of the date of this Agreement TCI is not a party to any oral or written agreement with any of its Affiliates other than agreements terminable on not more than 31 days notice entered into in the ordinary course of business.

     SECTION 6.12. Taxes. Except as previously disclosed to ARI, TCI and each of its Subsidiaries have duly filed all material tax returns required to be filed (or such returns have been properly extended) other than those tax returns the failure to file would not have a Material Adverse Effect on TCI and have paid all taxes and other charges shown to be due on such returns, and there are no tax liens upon any property or assets of TCI or any of its subsidiaries. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Federal income tax return for any period. There does not exist any issue that, if raised by any taxing authority with respect to any fiscal period, would, singly or in the aggregate, be expected to result in an assessment against TCI that would have, or is reasonably likely to have, a Material Adverse Effect on TCI.

     SECTION 6.13. Brokers and Finders. Except for fees of Houlihan, Lokey, Howard and Zukin, none of TCI or any of its subsidiaries nor any of their respective partners, directors, officers or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement.

                                  ARTICLE VII

                     CONDUCT OF BUSINESS PENDING THE MERGER

     SECTION 7.1. Ordinary Course of Business. The parties shall conduct their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all commercially reasonable efforts to preserve their respective business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers, distributors and others having business dealings with them and, subject to prudent management of workforce needs and ongoing programs currently in force, keep available the services of their present officers and employees.

                                  ARTICLE VIII

                             ADDITIONAL AGREEMENTS

     SECTION 8.1. Public Announcements. ARI and TCI shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement prior to consultation with the other party; provided that each party recognizes the other party's obligations imposed by law or any applicable national securities exchange, and will endeavor to accommodate such obligations.

     SECTION 8.2. Rule 145 Affiliates. TCI shall identify in a letter to ARI all persons who are, at the Closing Date, "affiliates" of TCI as such term is used in Rule 145 under the Securities Act. TCI shall use its reasonable efforts to cause its affiliates to deliver to ARI on or prior to the Closing Date a written agreement to the effect that:

          (i) any future disposition by such person of any ARI Preferred Stock such person receives as the result of the Merger will be accomplished in accordance with Rule 145(d) under the Securities Act; and

          (ii) such person agrees that appropriate legends shall be placed upon the certificates evidencing ownership of ARI Preferred Stock that such person receives as a result of the Merger.

     SECTION 8.3.  Covenant to Satisfy Conditions.

     (a) Each of ARI, TCI and Newco shall take all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on it with respect to this Agreement.

     (b) Subject to the terms and conditions hereof, and taking into account the circumstances and giving due weight to the materiality of the matter involved or the action required, ARI, TCI and Newco shall each use all reasonable efforts to take or cause to be taken all actions, and to do or cause to be done all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the other transactions contemplated hereby.

     SECTION 8.4. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing and mailing the Proxy Statement, as well as the filing fee relating thereto, shall be shared equally by ARI, on the one hand, and TCI, on the other hand.

     SECTION 8.5. Newco Activities. Until the Effective Time, except in connection with or furtherance of the transactions contemplated by this Agreement, Newco will incur no obligations or liabilities nor engage in any business or activities of any type or kind whatsoever or enter into any agreements or arrangements with any person or entity.

     SECTION 8.6.  Indemnification, Directors and Officers' Insurance.

     (a) For a period of three (3) years after the Effective Time, the Surviving Corporation (i) shall maintain in effect the current provisions regarding indemnification of officers and directors contained in the charter and bylaws of TCI and each of its Subsidiaries and any directors, officers or employees indemnification agreements of TCI or its Subsidiaries; (ii) shall maintain in effect the current policies of directors and officers liability insurance and fiduciary liability insurance maintained by TCI, if any, ("D&O Insurance") (provided that the Surviving Corporation or ARI may substitute therefore policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured), with respect to claims arising from facts or events which occurred on or before the Effective Time, provided, however, if the existing D&O Insurance expires, is terminated or cancelled, or if the annual premium therefore is increased to an amount in excess of 150% of the last annual premium paid prior to the date hereof, in each case during such six year period, the Surviving Corporation will use commercially reasonable efforts to obtain D&O Insurance in an amount and scope as great as can be obtained for the remainder of such period, or from year to year thereafter, for a premium not in excess (on an annualized basis) of 150% of the current premiums therefore, and (iii) shall indemnify the directors and officers of TCI and its Subsidiaries to the fullest extent to which TCI is permitted to indemnify such officers and directors under their respective articles of incorporation and bylaws and applicable law. Notwithstanding the foregoing provisions, TCI's obligations under this Section 8.6 shall be deemed satisfied if ARI shall perform, or agree to perform, such obligations, and in such event, ARI shall not be obligated to obtain insurance in excess of that which would be required of TCI hereunder.

     (b) Without limiting Section 8.6(a) above, after the Effective Time, each of ARI and the Surviving Corporation shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director, officer, employee and agent of TCI and each of its Subsidiaries (each, together with such person's heirs, executors or administrators, an "Indemnified Party" and collectively, the "Indemnified Parties") against any costs or liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with any action or omission occurring or alleged to occur prior to the Effective Time (including, without limitation, acts or omissions in connection with such persons serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of TCI) or arising out of or pertaining to this Agreement, the Merger or the transactions contemplated herein. In the event of any such actual or threatened claim, action, suit, proceeding or investigation, (i) ARI and the Surviving Corporation, as the case may be, shall pay the reasonable fees and out of pocket expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to ARI and the Surviving Corporation, promptly after statements therefore are received and shall pay all other reasonable out of pocket expenses in advance of the final disposition of such action, (ii) ARI and the Surviving Corporation will corporate and use all reasonable efforts to assist in the vigorous defense of any such matter, and (iii) to the extent any determination is required to be made with respect to whether an Indemnified Party's conduct complies with the standard set forth under Nevada Law and ARI's or the Surviving Corporation's respective articles of incorporation or bylaws, such determination shall be made by independent legal counsel acceptable to ARI or the Surviving Corporation, as the case may be, and the Indemnified Party; provided, however, that neither ARI nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may not retain more than one law firm to represent them with respect to each matter indemnified hereunder unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, whereupon the Indemnified Parties right to representation shall be limited to the smallest number of law firms who, consistent with applicable standards of professional conduct, may represent such Indemnified Parties without conflict of interest reasonably likely to require disqualification thereof.

                                   ARTICLE IX

                                   CONDITIONS

     SECTION 9.1.  Conditions to Each Party's Obligation to Effect the
Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing;

          (a) Approval of Second Amendment. An final order shall have been issued approving the Second Amendment in the form granted preliminary approval by the United States District Court for the Northern District of California on December 18, 2001.

          (b) Stockholder Approval. The TCI Stockholders' Approval and the ARI Stockholders' Approval shall have been obtained.

          (c) No Injunction. No temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of the Merger shall have been issued and continue in effect, and the Merger and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation.

          (d) Statutory Approvals. The ARI Required Statutory Approvals and the TCI Required Statutory Approvals shall have been obtained at or prior to the Effective Time.

     SECTION 9.2. Conditions to Obligation of ARI to Effect the Merger. The obligation of ARI to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by ARI in writing;

          (a) Satisfaction of Conditions. The conditions to the parties respective obligations set forth in Section 9.1 above shall have been satisfied or waived.

          (b) Performance of Obligations of TCI. TCI shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement required to be performed by it at or prior to the Effective Time.

          (c) Representations and Warranties. The representations and warranties of TCI set forth in this Agreement shall be true and correct in all material respects as of the date hereof and as of the

     Closing Date as if made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

          (d) Material Adverse Effect. No Material Adverse Effect with respect to TCI shall have occurred and there shall exist no fact or circumstance that would have, or would be reasonably likely to have, a Material Adverse Effect on TCI.

     SECTION 9.3. Conditions to Obligation of TCI to Effect the Merger. The obligation of TCI to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by TCI in writing:

          (a) Satisfaction of Conditions. The conditions to the parties respective obligations set forth in Section 9.1 above shall have been satisfied or waived.

          (b) Performance of Obligations of ARI. ARI shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement required to be performed by it at or prior to the Effective Time.

          (c) Representations and Warranties. The representations and warranties of ARI set forth in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

          (d) ARI Material Adverse Effect. No Material Adverse Effect with respect to ARI shall have occurred and there shall exist no fact or circumstance that would have, or would be reasonably likely to have a Material Adverse Effect on ARI.

                                   ARTICLE X

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 10.1. Termination. The Merger may be abandoned at anytime prior to the Closing Date, whether before or after approval by the stockholders of the respective parties hereto contemplated by this Agreement:

          (a) by mutual written consent of the Boards of Directors of ARI, TCI and Newco;

          (b) by ARI, TCI or Newco, if any state or federal law, order, rule or regulation is adopted or issued, that has the effect of prohibiting the Merger, or by ARI, TCI or Newco, if any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger.

          (c) by TCI, by written notice to ARI, if

             (i) there shall have been any material breach of any representation or warranty, or any material breach of any covenant or agreement, of ARI hereunder, and such breach shall not have been remedied within twenty
        (20) days after receipt by ARI of notice in writing from TCI, specifying the nature of such breach and requesting that it be remedied;

             (ii) the Board of Directors of ARI shall withdraw or modify in any manner materially adverse to TCI its approval or recommendation of this Agreement or the Merger or resolve to take such action; or

          (d) by ARI, by written notice to TCI, if

             (i) there shall have been any material breach of any representation or warranty, or any material breach of any covenant or agreement, of TCI hereunder, and such breach shall not have been remedied within twenty
        (20) days after receipt by TCI of notice in writing from ARI, specifying the nature of such breach and requesting that it be remedied, or

             (ii) the Board of Directors of TCI shall withdraw or modify in any manner materially adverse to ARI its approval or recommendation of this Agreement or the Merger or resolve to take such action.

     SECTION 10.2. Effect of Abandonment. In the event that the Merger shall be abandoned by ARI, TCI or Newco, or by their agreement, pursuant to Section 10.1, this Agreement shall terminate except as specifically provided herein and there shall be no liability hereunder on the part of either ARI, TCI or Newco or their respective directors or officers, except that no such termination shall relieve any party from liability by reason of any willful breach of any agreement, representation, warranty or covenant contained in this Agreement.

     SECTION 10.3.  Amendment.

     (a) This Agreement may be amended by the parties hereto pursuant to action of their respective Boards of Directors, at any time before or after approval hereof by the stockholders of TCI and ARI and prior to the Effective Time, but after such stockholder approvals, no such amendment shall

          (i) alter or change the amount or kind of shares to be received or exchanged for or on conversion of any class or series of capital stock of either corporation as provided under Article II, or

          (ii) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially and adversely affect the rights of holders of TCI Common Stock or the ARI Common Stock, in each case without the further approval of such stockholders.

     (b) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 10.4. Waiver. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer of such party.

                                   ARTICLE XI

                               GENERAL PROVISIONS

     SECTION 11.1. Survival of Representations, Warranties, Covenants and Agreements. All representations, warranties, covenants and agreements in this Agreement shall survive the Merger indefinitely.

     SECTION 11.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) if delivered personally, or
(b) if sent by overnight courier service (receipt confirmed in writing), or (c) if delivered by facsimile transmission (with receipt confirmed), or (d) five (5) days after being mailed by registered or certified mail (return receipt requested) to the parties, in each case to the following addresses (or at such other address for a party as shall be specified by like notice):

If to ARI or Newco:

     One Hickory Centre
     1800 Valley View Lane
     Suite 300
     Dallas, Texas 75234
     Attn: President
with a copy to:
     Jeffrey M. Sone
     Jackson Walker L.L.P.
     901 Main Street, Suite 6000
     Dallas, Texas 75202

If to TCI:
     One Hickory Centre
     1800 Valley View Lane
     Suite 300
     Dallas, Texas 75234
     Attn: President

with a copy to:
     Steven C. Metzger
     Prager, Metzger & Kroemer, PLLC
     2626 Cole Avenue, Suite 900
     Dallas, Texas 75204

     SECTION 11.3.  Miscellaneous.

     (a) This Agreement, including the documents and instruments referred to herein, (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (ii) shall not be assigned by operation of law or otherwise, and (iii) shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of laws statutes, rules or principles.

     (b) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. The parties hereto shall negotiate in good faith to replace any provision of this Agreement so held invalid or unenforceable with a valid provision that is as similar as possible in substance to the invalid or unenforceable provision.

     SECTION 11.4. Interpretation. When reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article, Section or Exhibit of this Agreement, as the case may be, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes", or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever "or" is used in this Agreement it shall be construed in the nonexclusive sense.

     SECTION 11.5. Counterparts; Effect. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     SECTION 11.6. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, nothing in this Agreement, express or implied, is intended to confer upon any person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 11.7. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 11.8. Further Assurances. Each party hereto shall execute such further documents and instruments and take such further actions as may reasonably be requested by any other party hereto in order to consummate the Merger in accordance with the terms hereof.

                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, ARI, TCI and Newco have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          AMERICAN REALTY INVESTORS, INC.

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          TRANSCONTINENTAL REALTY ACQUISITION
                                          CORPORATION

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          TRANSCONTINENTAL REALTY INVESTORS,
                                          INC.

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                                                      APPENDIX B

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                        AMERICAN REALTY INVESTORS, INC.,
                  INCOME OPPORTUNITY ACQUISITION CORPORATION,
                                      AND
                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

                               TABLE OF CONTENTS

                                                                                    PAGE
                                                                                    ----
ARTICLE I             CERTAIN DEFINITIONS.........................................   B-1
ARTICLE II            THE MERGER..................................................   B-3
Section 2.1.          The Merger..................................................   B-3
Section 2.2.          Effective Time of the Merger................................   B-3
Section 2.3.          Articles of Incorporation...................................   B-3
Section 2.4.          Bylaws......................................................   B-3
Section 2.5.          Effects of Merger...........................................   B-3
ARTICLE III           EXCHANGE OF SHARES..........................................   B-3
Section 3.1.          Effect of Merger on Capital Stock...........................   B-3
Section 3.2.          Method of Election..........................................   B-4
Section 3.3.          Delivery and Exchange of Certificates.......................   B-4
ARTICLE IV            THE CLOSING.................................................   B-5
Section 4.1.          Closing.....................................................   B-5
ARTICLE V             REPRESENTATIONS AND WARRANTIES OF ARI AND NEWCO.............   B-5
Section 5.1.          Organization and Qualification..............................   B-5
Section 5.2.          Capitalization..............................................   B-6
Section 5.3.          Authority; Non-Contravention; Statutory Approvals;
                      Compliance..................................................   B-6
Section 5.4.          Financial Statements; SEC Documents.........................   B-7
Section 5.5.          Absence of Certain Changes or Events; Absence of Undisclosed
                      Liabilities.................................................   B-8
Section 5.6.          Litigation..................................................   B-8
Section 5.7.          Registration Statement and Proxy Statement; SEC Documents...   B-8
Section 5.8.          Vote Required...............................................   B-8
Section 5.9.          Disclosure..................................................   B-9
Section 5.10.         Stock Option Plans..........................................   B-9
Section 5.11.         Affiliate Agreements........................................   B-9
Section 5.12.         Taxes.......................................................   B-9
Section 5.13.         Brokers and Finders.........................................   B-9
ARTICLE VI            REPRESENTATIONS AND WARRANTIES OF IOT.......................   B-9
Section 6.1.          Organization and Qualification..............................   B-9
Section 6.2.          Capitalization..............................................   B-9
Section 6.3.          Authority; Non-Contravention; Statutory Approvals;
                      Compliance..................................................  B-10
Section 6.4.          Financial Statements; SEC Documents.........................  B-11
Section 6.5.          Absence of Certain Changes or Events; Absence of Undisclosed
                      Liabilities.................................................  B-11
Section 6.6.          Litigation..................................................  B-11
Section 6.7.          Registration Statement and Proxy Statement..................  B-12
Section 6.8.          Vote Required...............................................  B-12
Section 6.9.          Disclosure..................................................  B-12
Section 6.10.         Stock Option Plans..........................................  B-12
Section 6.11.         Affiliate Agreements........................................  B-12
Section 6.12.         Taxes.......................................................  B-12
Section 6.13.         Brokers and Finders.........................................  B-12
ARTICLE VII           CONDUCT OF BUSINESS PENDING THE MERGER......................  B-13
Section 7.1.          Ordinary Course of Business.................................  B-13

                                                                                    PAGE
                                                                                    ----
ARTICLE VIII          ADDITIONAL AGREEMENTS.......................................  B-13
Section 8.1.          Public Announcements........................................  B-13
Section 8.2.          Rule 145 Affiliates.........................................  B-13
Section 8.3.          Covenant to Satisfy Conditions..............................  B-13
Section 8.4.          Expenses....................................................  B-13
Section 8.5.          Newco Activities............................................  B-13
Section 8.6.          Indemnification, Directors and Officers' Insurance..........  B-14
ARTICLE IX            CONDITIONS..................................................  B-15
Section 9.1.          Conditions to Each Party's Obligation to Effect the
                      Merger......................................................  B-15
Section 9.2.          Conditions to Obligation of ARI to Effect the Merger........  B-15
Section 9.3.          Conditions to Obligation of IOT to Effect the Merger........  B-15
ARTICLE X             TERMINATION, AMENDMENT AND WAIVER...........................  B-16
Section 10.1.         Termination.................................................  B-16
Section 10.2.         Effect of Abandonment.......................................  B-16
Section 10.3.         Amendment...................................................  B-16
Section 10.4.         Waiver......................................................  B-17
ARTICLE XI            GENERAL PROVISIONS..........................................  B-17
Section 11.1.         Survival of Representations, Warranties, Covenants and
                      Agreements..................................................  B-17
Section 11.2.         Notices.....................................................  B-17
Section 11.3.         Miscellaneous...............................................  B-17
Section 11.4.         Interpretation..............................................  B-18
Section 11.5.         Counterparts; Effect........................................  B-18
Section 11.6.         Parties in Interest.........................................  B-18
Section 11.7.         Specific Performance........................................  B-18
Section 11.8.         Further Assurances..........................................  B-18

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER, dated as of           , 2002 (this
"Agreement"), is by and among American Realty Investors, Inc., a Nevada corporation ("ARI"), Income Opportunity Acquisition Corporation, a Nevada corporation, ("Newco") and Income Opportunity Realty Investors, Inc., a Nevada corporation ("IOT").

     WHEREAS, IOT and certain affiliates of ARI are parties to that certain Second Amendment to the Modification of Stipulation of Settlement (the "Second Amendment") entered into in connection with certain proceedings know as Jack Olive, et al, as plaintiffs, v. Gene E. Phillips, et al, as defendants, and National Income Realty Trust, Continental Mortgage and Equity Trust, Transcontinental Realty Investors and IOT, as nominal defendants (Case No. C 89-4331-MHP) in the United States District Court for the Northern District of California; and

     Whereas ARI and IOT have entered into this Agreement to give effect to the transactions contemplated in the Second Amendment; and

     WHEREAS, boards of directors of each of ARI and IOT have determined that it is in the best interests of each company and their stockholders that Newco be merged with and into IOT, with IOT being the survivor, as more specifically described herein (the "Merger"); and

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings:

     "Act" shall mean the Nevada Mergers and Exchanges of Interest Act, as amended.

     "Affiliate" shall have the meaning assigned that term in Rule 12b-2 promulgated under the Exchange Act.

     "ARI Common Stock" shall mean the common stock, par value $0.01 per share, of ARI.

     "ARI Preferred Stock" shall mean the Series H Preferred Stock, par value $2.00 per share, of ARI.

     "ARI Required Statutory Approvals" shall have the meaning set forth in
Section 5.3(c).

     "ARI SEC Documents" shall mean each form, report, schedule, registration statement and definitive proxy statement filed by ARI with the SEC since January 1, 2001.

     "ARI Stockholders' Approval" shall mean the approval of the Merger, at a duly held meeting or by consent, of holders of at least a majority of the outstanding ARI Common Stock at the time of the meeting.

     "Articles of Merger" shall have the meaning set forth in Section 2.2.

     "Certificates" shall have the meaning set forth in Section 3.2.

     "Closing" and "Closing Date" shall have the meaning set forth in Section
3.1.

     "Common Stock of the Surviving Corporation" shall mean the Common Stock, $0.01 par value per share, of the Surviving Corporation outstanding immediately following, and as a result of, the Merger.

     "Effective Time" shall have the meaning set forth in Section 2.2.

     "Electing Shareholders" shall have the meaning set forth in Section 3.3(a).

     "Election Form" shall have the meaning set forth in Section 3.2(a).

     "Escrow Agent" shall have the meaning set forth in Section 3.2(b).

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" shall have the meaning set forth in Section 3.3(a).

     "GAAP" shall mean generally accepted accounting principles.

     "Governmental Authority" shall mean any court, governmental or regulatory body(including a stock exchange or other self-regulatory body) or authority, domestic or foreign.

     "IOT Common Stock" shall mean the common stock, par value $.01 per share, of IOT.

     "IOT Financial Statements" shall have the meaning set forth in Section 6.4.

     "IOT Required Statutory Approvals" shall have the meaning set forth in
Section 6.3(c).

     "IOT SEC Documents" shall mean each form, report, schedule, registration statement and definitive proxy statement filed by IOT with the SEC since January 1, 2001.

     "IOT Stockholders' Approval" shall mean the approval of the Merger, at a duly held meeting, of holders of (i) the majority of the outstanding IOT Common Stock at the time of the meeting and (ii) at least a majority of the IOT Common Stock not owned by ARI, Transcontinental Realty Investors, Inc. or their Affiliates casting votes with respect to the Merger at the meeting.

     "Letter of Transmittal" shall have the meaning set forth in Section 3.3(b).

     "Material Adverse Effect" shall mean a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), prospects or results of operations of a given company or on the consummation of the transactions contemplated by this Agreement.

     "Merger" shall have the meaning set forth in Section 2.1.

     "Merger Consideration" shall have the meaning set forth in Section 3.1(c).

     "Nevada Law" shall mean the Nevada Corporation Code, Nevada Revised Statute sec. 78.0101 et. seq.

     "Newco Common Stock" shall mean the Common Stock, $0.01 par value per share, of Newco.

     "Nonelecting Shareholder" shall have the meaning set forth in Section
3.3(a).

     "Registration Statement" shall have the meaning set forth in Section
5.7(a).

     "SEC" shall mean the Securities and Exchange Commission.

     "Second Amendment" shall have the meaning set forth in the recitals to this Agreement.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Subsidiary" shall mean, with respect to any person, any corporation or other entity (including partnerships and other business associations) other than IOT in which a person, directly or indirectly owns through a Subsidiary at least a majority of the outstanding voting securities or other equity interests having the power, under ordinary circumstances, to elect a majority of the directors or other governing body, or otherwise to direct the management and policies, of such corporation or other entity.

     "Surviving Corporation" shall have the meaning set forth in Section 2.1 hereof.

     "Taxes" shall mean any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes, charges, fees, levies or other assessments, and any expenses incurred in connection with the determination, settlement or litigation of any liability for any of the foregoing.

     "Violation" shall have the meaning set forth in Section 5.3(b).

                                   ARTICLE II

                                   THE MERGER

     SECTION 2.1. The Merger. Upon the terms and subject to the conditions of this Agreement, Newco shall be merged with and into IOT in accordance with the provisions of the Act (the "Merger"). The separate corporate existence of Newco shall thereupon cease, and IOT shall be the surviving corporation in the Merger (the "Surviving Corporation") and shall continue its existence under the laws of the State of Nevada.

     SECTION 2.2. Effective Time of the Merger. The parties acknowledge that it is their mutual desire and intent to consummate the Merger as soon as practicable after the date hereof. Accordingly, the parties shall use all reasonable efforts to bring about the satisfaction as soon as practicable of all the conditions specified in Article IX and otherwise to effect the consummation of the Merger as soon as practicable. Subject to the terms hereof, as soon as practicable after all of the conditions set forth in Article IX shall have been satisfied or waived, the parties hereto will cause the Merger to be consummated by the filing with the Secretary of State of the State of Nevada, in accordance with the Act, of articles of merger (the "Articles of Merger") in such form as is required by, and executed in accordance with, the relevant provisions of the Act. The Merger shall become effective at such time (the "Effective Time") as the Secretary of State of the State of Nevada shall, upon such filing of the Articles of Merger, issue a certificate of merger in respect of the Merger.

     SECTION 2.3. Articles of Incorporation. The Articles of Incorporation of IOT as in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until duly amended.

     SECTION 2.4. Bylaws. The Bylaws of IOT as in effect at the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended.

     SECTION 2.5. Effects of Merger. The Merger shall have the effects set forth in the Act.

                                  ARTICLE III

                               EXCHANGE OF SHARES

     SECTION 3.1. Effect of Merger on Capital Stock. The parties agree that in furtherance of the transactions contemplated in the Second Amendment, as a result of the Merger, common stockholders of IOT will receive $19.00 in cash for each share of IOT Common Stock, or at the affirmative election of such stockholders, one share of the ARI Preferred Stock, all as set forth in the remainder of this Section 3.1. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of IOT or
Newco:

          (a) Cancellation of Certain IOT Common Stock. Each share of IOT Common Stock that is held in treasury by IOT shall be canceled and cease to exist.

          (b) Conversion of Certain IOT Common Stock Held by ARI and its Affiliates. Each issued and outstanding share of IOT Common Stock that is held by ARI, its subsidiaries, or TCI shall be canceled and cease to exist. Each issued and outstanding share of IOT Common Stock that is held by an Affiliate of ARI shall be converted into one share of ARI Preferred Stock.

          (c) Conversion of Certain IOT Common Stock. Each issued and outstanding share of IOT Common Stock (other than shares of IOT Common Stock cancelled or converted pursuant to Section 3.1(a) or 3.1(b) above), shall be converted into and exchanged for the right to receive (i) cash equal to $17.50 or (ii) upon the affirmative election of the holder thereof in accordance with this ARTICLE III, one share of the ARI Preferred Stock (the cash or ARI Preferred Stock to be received by holders of the IOT Common Stock as a result of the Merger being hereinafter referred to as the "Merger Consideration").

          (d) Conversion of Newco Common Stock. Each issued and outstanding share of Newco Common Stock as of the Effective Time shall be converted into and exchanged for one share of the Common Stock of the Surviving Corporation, with the effect that all of the issued and outstanding shares of the Newco Common Stock as of the Effective Time shall be converted into and exchanged for all of the issued and outstanding shares of the Common Stock of the Surviving Corporation immediately following the Merger.

     SECTION 3.2.  Method of Election.

     (a) Record holders of the IOT Common Stock entitled to elect pursuant to
Section 3.1(c) to become Electing Shareholders, shall do so by properly completing a Form of Election satisfactory to ARI and constituting a part of the Letter of Transmittal.

     (b) To be effective, an Election Form must be properly completed and the Letter of Transmittal of which it constitutes a part must be signed and received by the Escrow Agent, accompanied by the Certificates as to which the election is being made in compliance with the requirements set forth above. ARI shall have the discretion, which it may delegate in whole or in part to the Escrow Agent, to determine whether Election Forms have been properly completed, signed, submitted or revoked and to disregard immaterial defects in any Election Form. The decision of ARI (or the Exchange Agent) in such matters shall be conclusive and binding. ARI and the Escrow Agent shall make reasonable efforts to notify any Electing Shareholder of any defect in an Election Form submitted to the Escrow Agent. If ARI or the Exchange Agent shall determine that a purported election to receive ARI Preferred Stock as Merger Consideration was not properly made, such holder shall be treated as a Nonelecting Shareholder. A record holder of IOT Common Stock need not make the same election with respect to all shares of IOT Common Stock held of record by such holder or represented by a single Certificate.

     SECTION 3.3.  Delivery and Exchange of Certificates.

     (a) Appointment of Exchange Agent. Promptly following the execution and delivery of this Agreement, ARI shall designate American Stock Transfer and Trust Company, or if they are unable or unwilling to serve, a bank or trust company reasonably acceptable to IOT to act as Exchange Agent (the "Exchange Agent") to receive certificates (the "Certificates") representing the right to receive Merger Consideration, to receive cash to which holders of Certificates not electing to receive shares of the ARI Preferred Stock as Merger Consideration ("Nonelecting Shareholders"), shares of the IOT Common Stock held by shareholders electing to receive ARI Preferred Stock as Merger Consideration ("Electing Shareholders") and to disburse the Merger Consideration to Nonelecting Shareholders and Electing Shareholders.

     (b) Promptly after the Effective Time, ARI will send, or will cause the Exchange Agent to send, to each holder of record as of the Effective Time of the IOT Common Stock converted into the right to receive Merger Consideration pursuant to Section 3.1(c) above, a letter of transmittal which shall specify that the delivery of Certificates shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and instructions for use in effecting the surrender to the Exchange Agent of Certificates in exchange for the Merger Consideration (the "Letter of Transmittal"). The Letter of Transmittal shall contain such other terms and conditions as ARI may reasonably specify.

     (c) Each record holder of IOT Common Stock converted into the right to receive the Merger Consideration shall, upon surrender to the Exchange Agent of a Certificate or Certificates, together with a properly completed Letter of Transmittal covering such shares, without further action, be entitled to receive, and the Escrow Agent shall deliver (i) cash equal to $19.00 per share represented by Certificates tendered by Nonelecting Shareholders and (ii) one share of ARI Preferred Stock for each share of IOT Common Stock represented by a Certificate tendered by an Electing Shareholder, subject, in each such case, to the provisions of Sections 3.3(d) and (e) below. Until so surrendered, each Certificate shall, after the Effective Time, represent for all purposes only the right to receive $19.00 for each share of IOT Common Stock held by a Nonelecting Shareholder or one share of the ARI Preferred Stock for each share represented by a Certificate held by an Electing Shareholder. To the extent that following the Effective Time and prior to the issuance of certificates representing shares of the ARI Preferred Stock to Electing Shareholders dividends shall be declared with respect to the ARI Preferred Stock, the Electing Shareholder shall look solely to ARI with respect thereto.

     (d) If any cash or certificates representing shares of the ARI Preferred Stock constituting Merger Consideration are to be delivered to a person or entity other than the registered holder of a Certificate, it shall be a condition to such payment or delivery, as the case may be, that the Certificate or Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person or entity requesting such payment or delivery shall pay to the Exchange Agent any transfer or other taxes required as a result of the delivery of Merger Consideration to a person other than the registered holder of the Certificate or Certificates in question or establish to the satisfaction of the Escrow Agent that such tax has been paid or is not payable.

     (e) Any shares of the ARI Preferred Stock or cash representing Merger Consideration that remains unclaimed by any record holder of IOT Common Stock six months after the Effective Time shall be held by the Escrow Agent (or a successor agent appointed by the Surviving Corporation) or shall be delivered to or at the instruction of the Surviving Corporation and the duties of the Exchange Agent shall terminate. Commencing with such redelivery to the Surviving Corporation, or its designee, Nonelecting Shareholders and Electing Shareholders shall look solely to the Surviving Corporation for delivery of the Merger Consideration, and the Surviving Corporation shall be entitled to receive all of the Letters of Transmittal and other instruments and procedures contemplated above. Notwithstanding the foregoing, neither the Exchange Agent nor any party to this Agreement will be liable to a holder of Certificates, or to any record or beneficial holder of shares of the IOT Common Stock for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat, or similar laws and any right to exchange Certificates for ARI Preferred shall terminate upon such delivery. If Certificates are not surrendered prior to midnight on the fourth anniversary of the Effective Time, any unclaimed Merger Consideration, to the extent permitted under applicable law, will become property of the Surviving Corporation. Notwithstanding any provision set forth above, ARI shall be entitled to receive, from time to time, all interest or other amounts earned with respect to any cash held by the Exchange Agent with respect to Merger Consideration or otherwise, as such amounts accrue or become available.

     (f) After the Effective Time, there will be no registration of transfers on the stock transfer books of the Surviving Corporation with respect to shares of the IOT Common Stock that were outstanding immediately prior to the Effective Time.

                                   ARTICLE IV

                                  THE CLOSING

     SECTION 4.1. Closing. The closing of the Merger (the "Closing") shall take place at the offices of Jackson Walker L.L.P., 901 Main Street, Suite 6000, Dallas, Texas at 10:00 a.m., local time, on the date on which the last of the conditions set forth in Article IX is fulfilled or waived, or at such other time, date and place as ARI, IOT and Newco shall mutually agree (the "Closing Date").

                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF ARI AND NEWCO

     ARI and Newco jointly and severally represent and warrant to IOT as follows:

     SECTION 5.1. Organization and Qualification. Each of ARI and Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Newco has no

Subsidiaries. The Subsidiaries of ARI are as set forth in the exhibits to the ARI SEC Documents. Each of ARI and each ARI Subsidiary has all requisite corporate power and authority, and is duly authorized by all necessary regulatory approvals and orders, to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than such failures which, when taken together with all other such failures, will not have a Material Adverse Effect on ARI and its Subsidiaries taken as a whole.

     SECTION 5.2.  Capitalization.

     (a) As of the date hereof, the authorized capital stock of Newco consists of 1,000 shares of common stock, par value $.01 per share.

     (b) As of the date hereof, 100 shares of Newco Common Stock were issued and outstanding and owned by ARI.

     (c) All of the issued and outstanding shares of capital stock of Newco are validly issued, fully paid and nonassessable and none of such stock was issued in violation of preemptive rights.

     (d) There are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating Newco to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Newco or obligating Newco to grant, extend or enter into any such agreement or commitment.

     (e) As of the date hereof, the authorized capital stock of ARI consists of 100,000,000 shares of common stock, par value $0.01 per share and 50,000,000 shares of preferred stock, par value $2.00 per share.

     (f) As of the date hereof, [11,375,127] shares of ARI Common Stock were issued and outstanding and 2,778,869.75 shares of Preferred Stock, consisting of 2,724,901 shares of Series A Preferred Stock, $2.00 par value per share, 50,000 shares of Series E Preferred Stock, $2.00 par value per share, and 3,968.75 shares of the Series F Preferred Stock, $2.00 par value per share, were issued and outstanding.

     (g) All of the issued and outstanding shares of capital stock of ARI are validly issued, fully paid and nonassessable and none of such stock was issued in violation of preemptive rights.

     (h) Except for this Agreement and except as described in the ARI SEC Documents, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating ARI to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of ARI or obligating ARI to grant, extend or enter into any such agreement or commitment.

     SECTION 5.3.  Authority; Non-Contravention; Statutory Approvals;
Compliance.

     (a) Authority.

          (i) Each of ARI and Newco has all requisite power and authority to enter into this Agreement and, subject to the ARI Stockholders' Approval and the ARI Required Statutory Approvals, to consummate the transactions contemplated hereby.

          (ii) The execution and delivery of this Agreement and, subject to obtaining the ARI Stockholders' Approval, the consummation by ARI and Newco of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of ARI and Newco.

          (iii) The ARI Stockholders' Approval has been obtained.

          (iv) This Agreement has been duly and validly executed and delivered by each of ARI and Newco and, assuming the due authorization, execution and delivery hereof by IOT, constitutes a valid and binding obligation of ARI and Newco, enforceable against each of them in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceedings may be brought.

     (b) Non-Contravention. The execution and delivery of this Agreement by ARI and Newco do not, and the consummation of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets (any such violation, conflict, breach, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") of, ARI, Newco or any other ARI Subsidiary, under any provisions of

          (i) the articles of incorporation, bylaws or similar governing documents of ARI or Newco, or

          (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to ARI, Newco or any other Subsidiary, or any of their respective properties or assets, or

          (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which ARI, Newco or any other Subsidiary, is now a party or by which it or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on ARI and its Subsidiaries taken as a whole.

     (c) Statutory Approvals. No declaration, filing or registration with, or notice to or authorization, consent or approval of any Governmental Authority which has not been obtained (the "ARI Required Statutory Approvals") is necessary for the execution and delivery of this Agreement by ARI or Newco or the consummation by either of them of the transactions contemplated hereby, the failure to obtain, make or give which could reasonably be expected to have a Material Adverse Effect on ARI and its Subsidiaries, taken as a whole, it being understood that references in this Agreement to "obtaining" such ARI Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notice; obtaining such consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

     (d) Compliance.

          (i) Except as previously disclosed to IOT, neither ARI nor Newco is in violation of or under investigation with respect to, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations that do not have, and, could not reasonably be expected to have, a Material Adverse Effect on ARI and its Subsidiaries, taken as a whole.

          (ii) Except as previously disclosed to IOT, ARI and each of its Subsidiaries has all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct its business as currently conducted, except those the failure of which to obtain could reasonably be expected to have a Material Adverse Effect on ARI and its Subsidiaries, taken as a whole.

     SECTION 5.4. Financial Statements; SEC Documents. The ARI SEC Documents, which include all the documents (other than preliminary material) that ARI was required to file with the SEC since such date, as of their respective dates, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such ARI SEC Documents. None of the ARI SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified by subsequent filings prior to the date hereof. The financial statements of ARI contained in the ARI SEC Documents (collectively, the "ARI Financial Statements") and the notes thereto comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of ARI as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, have a Material Adverse Effect on ARI) and the absence of notes (that, if presented, would not differ materially from those included in the ARI Financial Statements).

     SECTION 5.5. Absence of Certain Changes or Events; Absence of Undisclosed Liabilities.

     (a) Except as set forth in the ARI SEC Documents, from January 1, 2001 through the date hereof ARI has conducted its business only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists that could reasonably be expected to have, a Material Adverse Effect on ARI and its Subsidiaries taken as a whole.

     (b) ARI has no liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a corporate balance sheet, except liabilities, obligations or contingencies (i) that are accrued or reserved against in the most recent ARI Financial Statements or reflected in the notes thereto, or (ii) that were incurred after the date of such ARI Financial Statements in the ordinary course of business and could reasonably be expected to have a Material Adverse Effect on ARI and its Subsidiaries taken as a whole.

     SECTION 5.6. Litigation. Except as set forth in the ARI SEC Documents, there are no claims, suits, actions or proceedings, pending or, to the knowledge of ARI, threatened, nor are there, to the knowledge of ARI, any investigations or reviews pending or threatened against, relating to or affecting ARI or its Subsidiaries, or judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to ARI or any of its Subsidiaries, that could reasonably be expected to have a Material Adverse Effect on ARI and its Subsidiaries taken as a whole.

     SECTION 5.7.  Registration Statement and Proxy Statement; SEC Documents.

     (a) None of the information supplied or to be supplied by or on behalf of ARI for inclusion or incorporation by reference in the registration statement on Form S-4 to be filed with the SEC by ARI in connection with the issuance of shares of capital stock of ARI in the Merger (the "Registration Statement") or the joint proxy statement constituting a part thereof, at the time the Registration Statement became effective under the Securities Act, or with respect to the joint proxy statement, at all times prior to obtaining the ARI Stockholders' Approval, contained any untrue statement of a material fact or omitted to state any material fact with respect to ARI required to be stated therein or necessary to make the statements therein with respect to ARI not misleading.

     (b) The Registration Statement and the joint proxy statement complied as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

     SECTION 5.8. Vote Required. The ARI Stockholders' Approval is the only vote of the holders of any class or series of the capital stock of ARI required to approve this Agreement, the Merger and the other transactions contemplated hereby.

     SECTION 5.9. Disclosure. No representation or warranty of ARI or Newco contained in this Agreement and no statement contained in any certificate or document furnished or to be furnished by or on behalf of ARI or Newco or any of their representatives pursuant thereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate or schedule.

     SECTION 5.10. Stock Option Plans. Except as disclosed in the ARI SEC Documents, ARI and its Subsidiaries have no stock option, stock appreciation right, restricted stock, phantom stock, equity incentive, performance stock or similar plan or arrangement pursuant to which any employee, advisor or Affiliate of IOT is or may become entitled to purchase, directly or indirectly, any record or beneficial interest in any equity security of IOT or any of its Subsidiaries.

     SECTION 5.11. Affiliate Agreements. Except as disclosed in the ARI SEC Documents and except for this Agreement, as of the date of this Agreement neither ARI nor any of its Subsidiaries is a party to any oral or written agreement with any of its Affiliates other than agreements terminable on not more than 31 days notice entered into in the ordinary course of business.

     SECTION 5.12. Taxes. Except as previously disclosed to IOT, ARI and each of its Subsidiaries have duly filed all material tax returns required to be filed (or such returns have been properly extended) other than those tax returns the failure to file would not have a Material Adverse Effect on ARI and have paid all taxes and other charges shown to be due on such returns, and there are no tax liens upon any property or assets of ARI or any of its subsidiaries. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Federal income tax return for any period. There does not exist any issue that, if raised by any taxing authority with respect to any fiscal period, would, singly or in the aggregate, be expected to result in an assessment against ARI that would have, or could reasonably be expected to have, a Material Adverse Effect on ARI and its Subsidiaries taken as a whole.

     SECTION 5.13. Brokers and Finders. None of ARI or any of its subsidiaries nor any of their respective partners, directors, officers or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement.

                                   ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF IOT

     IOT represents and warrants to ARI and Newco as follows:

     SECTION 6.1. Organization and Qualification. IOT is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Subsidiaries of IOT are as set forth in the IOT SEC Documents. IOT has requisite corporate power and authority, and is duly authorized by all necessary regulatory approvals and orders, to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than such failures which, when taken together with all other such failures, will not have a Material Adverse Effect on IOT.

     SECTION 6.2.  Capitalization.

     (a) As of the date hereof, the authorized capital stock of IOT consists of 10,000,000 shares of IOT Common Stock and 1,000,000 shares of preferred stock, of $0.01 par value.

     (b) As of the date hereof, 1,438,945 shares of IOT Common Stock and no shares of Preferred Stock are issued and outstanding.

     (c) All of the issued and outstanding shares of the capital stock of IOT are validly issued, fully paid and nonassessable and none of such stock was issued in violation of preemptive rights.

     (d) Except for this Agreement and except as described in Section 6.2(d) of the IOT Disclosure Schedule, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating IOT to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of IOT or obligating IOT to grant, extend or enter into any such agreement or commitment.

     SECTION 6.3.  Authority; Non-Contravention; Statutory Approvals;
Compliance.

     (a) Authority.

          (i) IOT has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

          (ii) The execution and delivery of this Agreement and the consummation by IOT of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of IOT.

          (iii) The IOT Stockholders' Approval has been obtained.

          (iv) This Agreement has been duly and validly executed and delivered by IOT and, assuming the due authorization, execution and delivery hereof by ARI and Newco, constitutes the valid and binding obligation of IOT, enforceable against IOT in accordance with its terms, except as would be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought.

     (b) Non-Contravention. The execution and delivery of this Agreement by IOT do not, and the consummation of the transactions contemplated hereby will not, result in any Violation by IOT or any of its Subsidiaries under any provisions of

          (i) the articles of incorporation, bylaws or similar governing documents of IOT or any such Subsidiary,

          (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to IOT or any of its Subsidiaries or any of their respective properties or assets, or

          (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which IOT or any of its Subsidiaries is now a party or by which it or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on IOT and its Subsidiaries, taken as a whole.

     (c) Statutory Approvals. No declaration, filing or registration with, or notice to or authorization, consent or approval of any Governmental Authority which has not been obtained (the "IOT Required Statutory Approvals") is necessary for the execution and delivery of this Agreement by IOT or the consummation by IOT of the transactions contemplated hereby, the failure to obtain, make or give which would reasonably likely have a Material Adverse Effect on IOT and its Subsidiaries taken as a whole, it being understood that references in this Agreement to "obtaining" such IOT Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notice; obtaining such consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

     (d) Compliance.

          (i) Except as previously disclosed to ARI, neither IOT nor any of its Subsidiaries is in violation of or under investigation with respect to, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations that do not have, and, could not reasonably be expected to have, a Material Adverse Effect on IOT and its Subsidiaries taken as a whole.

          (ii) Except as set forth in Section 6.3(d) of the IOT Disclosure Schedule, IOT and each of its Subsidiaries has all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct its business as currently conducted, except those the failure to obtain which could not reasonably be expected to have a Material Adverse Effect on IOT and its Subsidiaries taken as a whole.

     SECTION 6.4. Financial Statements; SEC Documents. The IOT SEC Documents, which include all the documents (other than preliminary material) that IOT was required to file with the SEC since such date, as of their respective dates, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such IOT SEC Documents. None of the IOT SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified by subsequent filings prior to the date hereof. The financial statements of IOT contained in the IOT SEC Documents (collectively, the "IOT Financial Statements") and the notes thereto comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and fairly present the financial condition and the results of operations, changes in Stockholders' equity, and cash flow of IOT as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, have a Material Adverse Effect on IOT) and the absence of notes (that, if presented, would not differ materially from those included in the IOT Financial Statements).

     SECTION 6.5. Absence of Certain Changes or Events; Absence of Undisclosed Liabilities.

     (a) Except as set forth in the IOT SEC Documents, from January 1, 2000 through the date hereof IOT has conducted its business only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists that could reasonably be expected to have, a Material Adverse Effect on IOT and its Subsidiaries taken as a whole.

     (b) IOT has no liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a corporate balance sheet, except liabilities, obligations or contingencies (i) that are accrued or reserved against in the most recent IOT Financial Statements or reflected in the notes thereto, or (ii) that were incurred after the date of such IOT Financial Statements in the ordinary course of business and could reasonably be expected to have a Material Adverse Effect on IOT and its Subsidiaries taken as a whole.

     SECTION 6.6. Litigation. Except as set forth in the IOT SEC Documents, there are no claims, suits, actions or proceedings, pending or, to the knowledge of IOT, threatened, nor are there, to the knowledge of IOT, any investigations or reviews pending or threatened against, relating to or affecting IOT or its Subsidiaries, or judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to IOT or any of its Subsidiaries, that could reasonably be expected to have a Material Adverse Effect on IOT and its Subsidiaries taken as a whole.

     SECTION 6.7.  Registration Statement and Proxy Statement.

     (a) None of the information supplied or to be supplied by or on behalf of IOT for inclusion or incorporation by reference in the registration statement on Form S-4 to be filed with the SEC by ARI in connection with the issuance of shares of capital stock of ARI in the Merger (the "Registration Statement") or the joint proxy statement constituting a part thereof, at the time the Registration Statement became effective under the Securities Act, or with respect to the joint proxy statement, at all times prior to obtaining the IOT Stockholders' Approval, contained any untrue statement of a material fact or omitted to state any material fact with respect to IOT required to be stated therein or necessary to make the statements therein with respect to IOT not misleading.

     (b) The Registration Statement and the joint proxy statement complied as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

     SECTION 6.8. Vote Required. The IOT Stockholders' Approval is the only vote of the holders of any class or series of the capital stock of IOT required to approve this Agreement, the Merger and the other transactions contemplated hereby.

     SECTION 6.9. Disclosure. No representation or warranty of IOT contained in this Agreement and no statement contained in any certificate or document furnished or to be furnished by or on behalf of IOT or any of its representatives pursuant thereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate or schedule.

     SECTION 6.10. Stock Option Plans. Except as disclosed in the IOT SEC Documents, IOT and its Subsidiaries have no stock option, stock appreciation right, restricted stock, phantom stock, equity incentive, performance stock or similar plans or arrangement pursuant to which any employee, advisor or Affiliate of IOT is or may become entitled to purchase, directly or indirectly, any record or beneficial interest in any equity security IOT or any of its Subsidiaries.

     SECTION 6.11. Affiliate Agreements. Except as disclosed in the IOT SEC Documents and except for this Agreement, as of the date of this Agreement IOT is not a party to any oral or written agreement with any of its Affiliates other than agreements terminable on not more than 31 days notice entered into in the ordinary course of business.

     SECTION 6.12. Taxes. Except as previously disclosed to ARI, IOT and each of its Subsidiaries have duly filed all material tax returns required to be filed (or such returns have been properly extended) other than those tax returns the failure to file would not have a Material Adverse Effect on IOT and have paid all taxes and other charges shown to be due on such returns, and there are no tax liens upon any property or assets of IOT or any of its subsidiaries. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Federal income tax return for any period. There does not exist any issue that, if raised by any taxing authority with respect to any fiscal period, would, singly or in the aggregate, be expected to result in an assessment against IOT that would have, or is reasonably likely to have, a Material Adverse Effect on IOT.

     SECTION 6.13. Brokers and Finders. Except for fees of Houlihan Lokey Howard and Zukin, none of IOT or any of its subsidiaries nor any of their respective partners, directors, officers or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement.

                                  ARTICLE VII

                     CONDUCT OF BUSINESS PENDING THE MERGER

     SECTION 7.1. Ordinary Course of Business. The parties shall conduct their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all commercially reasonable efforts to preserve their respective business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers, distributors and others having business dealings with them and, subject to prudent management of workforce needs and ongoing programs currently in force, keep available the services of their present officers and employees.

                                  ARTICLE VIII

                             ADDITIONAL AGREEMENTS

     SECTION 8.1. Public Announcements. ARI and IOT shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement prior to consultation with the other party; provided that each party recognizes the other party's obligations imposed by law or any applicable national securities exchange, and will endeavor to accommodate such obligations.

     SECTION 8.2. Rule 145 Affiliates. IOT shall identify in a letter to ARI all persons who are, at the Closing Date, "affiliates" of IOT as such term is used in Rule 145 under the Securities Act. IOT shall use its reasonable efforts to cause its affiliates to deliver to ARI on or prior to the Closing Date a written agreement to the effect that:

          (i) any future disposition by such person of any ARI Preferred Stock such person receives as the result of the Merger will be accomplished in accordance with Rule 145(d) under the Securities Act; and

          (ii) such person agrees that appropriate legends shall be placed upon the certificates evidencing ownership of ARI Preferred Stock that such person receives as a result of the Merger.

     SECTION 8.3.  Covenant to Satisfy Conditions.

     (a) Each of ARI, IOT and Newco shall take all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on it with respect to this Agreement.

     (b) Subject to the terms and conditions hereof, and taking into account the circumstances and giving due weight to the materiality of the matter involved or the action required, ARI, IOT and Newco shall each use all reasonable efforts to take or cause to be taken all actions, and to do or cause to be done all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the other transactions contemplated hereby.

     SECTION 8.4. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing and mailing the joint proxy statement constituting a part of the Registration Statement, as well as the filing fee relating thereto, shall be shared equally by ARI, on the one hand, and IOT, on the other hand.

     SECTION 8.5. Newco Activities. Until the Effective Time, except in connection with or furtherance of the transactions contemplated by this Agreement, Newco will incur no obligations or liabilities nor engage in any business or activities of any type or kind whatsoever or enter into any agreements or arrangements with any person or entity.

     SECTION 8.6.  Indemnification, Directors and Officers' Insurance.

     (a) For a period of three (3) years after the Effective Time, the Surviving Corporation (i) shall maintain in effect the current provisions regarding indemnification of officers and directors contained in the charter and bylaws of IOT and each of its Subsidiaries and any directors, officers or employees indemnification agreements of IOT or its Subsidiaries; (ii) shall maintain in effect the current policies of directors and officers liability insurance and fiduciary liability insurance maintained by IOT, if any, ("D&O Insurance") (provided that the Surviving Corporation or ARI may substitute therefore policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured), with respect to claims arising from facts or events which occurred on or before the Effective Time, provided, however, if the existing D&O Insurance expires, is terminated or cancelled, or if the annual premium therefore is increased to an amount in excess of 150% of the last annual premium paid prior to the date hereof, in each case during such six year period, the Surviving Corporation will use commercially reasonable efforts to obtain D&O Insurance in an amount and scope as great as can be obtained for the remainder of such period, or from year to year thereafter, for a premium not in excess (on an annualized basis) of 150% of the current premiums therefore, and (iii) shall indemnify the directors and officers of IOT and its Subsidiaries to the fullest extent to which IOT is permitted to indemnify such officers and directors under their respective articles of incorporation and bylaws and applicable law. Notwithstanding the foregoing provisions, IOT's obligations under this Section 8.6 shall be deemed satisfied if ARI shall perform, or agree to perform, such obligations, and in such event, ARI shall not be obligated to obtain insurance in excess of that which would be required of IOT hereunder.

     (b) Without limiting Section 8.6(a) above, after the Effective Time, each of ARI and the Surviving Corporation shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director, officer, employee and agent of IOT and each of its Subsidiaries (each, together with such person's heirs, executors or administrators, an "Indemnified Party" and collectively, the "Indemnified Parties") against any costs or liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with any action or omission occurring or alleged to occur prior to the Effective Time (including, without limitation, acts or omissions in connection with such persons serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of IOT) or arising out of or pertaining to this Agreement, the Merger or the transactions contemplated herein. In the event of any such actual or threatened claim, action, suit, proceeding or investigation, (i) ARI and the Surviving Corporation, as the case may be, shall pay the reasonable fees and out of pocket expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to ARI and the Surviving Corporation, promptly after statements therefore are received and shall pay all other reasonable out of pocket expenses in advance of the final disposition of such action, (ii) ARI and the Surviving Corporation will corporate and use all reasonable efforts to assist in the vigorous defense of any such matter, and (iii) to the extent any determination is required to be made with respect to whether an Indemnified Party's conduct complies with the standard set forth under Nevada Law and ARI's or the Surviving Corporation's respective articles of incorporation or bylaws, such determination shall be made by independent legal counsel acceptable to ARI or the Surviving Corporation, as the case may be, and the Indemnified Party; provided, however, that neither ARI nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may not retain more than one law firm to represent them with respect to each matter indemnified hereunder unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, whereupon the Indemnified Parties right to representation shall be limited to the smallest number of law firms who, consistent with applicable standards of professional conduct, may represent such Indemnified Parties without conflict of interest reasonably likely to require disqualification thereof.

                                   ARTICLE IX

                                   CONDITIONS

     SECTION 9.1.  Conditions to Each Party's Obligation to Effect the
Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing;

          (a) Approval of Second Amendment. A final order shall have been issued approving the Second Amendment in the form granted preliminary approval by the United States District Court for the Northern District of California on December 18, 2001.

          (b) Stockholder Approval. The IOT Stockholders' Approval and the ARI Stockholders' Approval shall have been obtained.

          (c) No Injunction. No temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of the Merger shall have been issued and continue in effect, and the Merger and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation.

          (d) Statutory Approvals. The ARI Required Statutory Approvals and the IOT Required Statutory Approvals shall have been obtained at or prior to the Effective Time.

     SECTION 9.2. Conditions to Obligation of ARI to Effect the Merger. The obligation of ARI to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by ARI in writing;

          (a) Satisfaction of Conditions. The conditions to the parties respective obligations set forth in Section 9.1 above shall have been satisfied or waived.

          (b) Performance of Obligations of IOT. IOT shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement required to be performed by it at or prior to the Effective Time.

          (c) Representations and Warranties. The representations and warranties of IOT set forth in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

          (d) Material Adverse Effect. No Material Adverse Effect with respect to IOT shall have occurred and there shall exist no fact or circumstance that would have, or would be reasonably likely to have, a Material Adverse Effect on IOT.

     SECTION 9.3. Conditions to Obligation of IOT to Effect the Merger. The obligation of IOT to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by IOT in writing:

          (a) Satisfaction of Conditions. The conditions to the parties respective obligations set forth in Section 9.1 above shall have been satisfied or waived.

          (b) Performance of Obligations of ARI. ARI shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement required to be performed by it at or prior to the Effective Time.

          (c) Representations and Warranties. The representations and warranties of ARI set forth in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

          (d) ARI Material Adverse Effect. No Material Adverse Effect with respect to ARI shall have occurred and there shall exist no fact or circumstance that would have, or would be reasonably likely to have a Material Adverse Effect on ARI.

                                   ARTICLE X

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 10.1. Termination. The Merger may be abandoned at anytime prior to the Closing Date, whether before or after approval by the stockholders of the respective parties hereto contemplated by this Agreement:

          (a) by mutual written consent of the Boards of Directors of ARI, IOT and Newco;

          (b) by ARI, IOT or Newco, if any state or federal law, order, rule or regulation is adopted or issued, that has the effect of prohibiting the Merger, or by ARI, IOT or Newco, if any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger.

          (c) by IOT, by written notice to ARI, if

             (i) there shall have been any material breach of any representation or warranty, or any material breach of any covenant or agreement, of ARI hereunder, and such breach shall not have been remedied within twenty
        (20) days after receipt by ARI of notice in writing from IOT, specifying the nature of such breach and requesting that it be remedied;

             (ii) the Board of Directors of ARI shall withdraw or modify in any manner materially adverse to IOT its approval or recommendation of this Agreement or the Merger or resolve to take such action.

          (d) by ARI, by written notice to IOT, if

             (i) there shall have been any material breach of any representation or warranty, or any material breach of any covenant or agreement, of IOT hereunder, and such breach shall not have been remedied within twenty
        (20) days after receipt by IOT of notice in writing from ARI, specifying the nature of such breach and requesting that it be remedied, or

             (ii) the Board of Directors of IOT shall withdraw or modify in any manner materially adverse to ARI its approval or recommendation of this Agreement or the Merger or resolve to take such action.

     SECTION 10.2. Effect of Abandonment. In the event that the Merger shall be abandoned by ARI, IOT or Newco, or by their agreement, pursuant to Section 10.1, this Agreement shall terminate except as specifically provided herein and there shall be no liability hereunder on the part of either ARI, IOT or Newco or their respective directors or officers, except that no such termination shall relieve any party from liability by reason of any willful breach of any agreement, representation, warranty or covenant contained in this Agreement.

     SECTION 10.3.  Amendment.

     (a) This Agreement may be amended by the parties hereto pursuant to action of their respective Boards of Directors, at any time before or after approval hereof by the stockholders of IOT and ARI and prior to the Effective Time, but after such stockholder approvals, no such amendment shall

          (i) alter or change the amount or kind of shares to be received or exchanged for or on conversion of any class or series of capital stock of either corporation as provided under Article II, or

          (ii) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially and adversely affect the rights of holders of

     IOT Common Stock or the ARI Common Stock, in each case without the further approval of such stockholders.

     (b) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 10.4. Waiver. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer of such party.

                                   ARTICLE XI

                               GENERAL PROVISIONS

     SECTION 11.1. Survival of Representations, Warranties, Covenants and Agreements. All representations, warranties, covenants and agreements in this Agreement shall survive the Merger indefinitely.

     SECTION 11.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) if delivered personally, or
(b) if sent by overnight courier service (receipt confirmed in writing), or (c) if delivered by facsimile transmission (with receipt confirmed), or (d) five (5) days after being mailed by registered or certified mail (return receipt requested) to the parties, in each case to the following addresses (or at such other address for a party as shall be specified by like notice):

If to ARI or Newco:

     One Hickory Centre
     1800 Valley View Lane
     Suite 300
     Dallas, Texas 75234
     Attn: President

with a copy to:

     Jeffrey M. Sone
     Jackson Walker L.L.P.
     901 Main Street, Suite 6000
     Dallas, Texas 75202

If to IOT:

     One Hickory Centre
     1800 Valley View Lane
     Suite 300
     Dallas, Texas 75234
     Attn: President

with a copy to:

     Steven C. Metzger
     Prager, Metzger & Kroemer, PLLC
     2626 Cole Avenue, Suite 900
     Dallas, Texas 75204

     SECTION 11.3.  Miscellaneous.

     (a) This Agreement, including the documents and instruments referred to herein, (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (ii) shall not be assigned by operation of law or otherwise, and (iii) shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of laws statutes, rules or principles.

     (b) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. The parties hereto shall negotiate in good faith to replace any provision of this Agreement so held invalid or unenforceable with a valid provision that is as similar as possible in substance to the invalid or unenforceable provision.

     SECTION 11.4. Interpretation. When reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article, Section or Exhibit of this Agreement, as the case may be, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes", or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever "or" is used in this Agreement it shall be construed in the nonexclusive sense.

     SECTION 11.5. Counterparts; Effect. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     SECTION 11.6. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, nothing in this Agreement, express or implied, is intended to confer upon any person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 11.7. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 11.8. Further Assurances. Each party hereto shall execute such further documents and instruments and take such further actions as may reasonably be requested by any other party hereto in order to consummate the Merger in accordance with the terms hereof.

                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, ARI, IOT and Newco have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          AMERICAN REALTY INVESTORS, INC.

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          INCOME OPPORTUNITY ACQUISITION
                                          CORPORATION

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          INCOME OPPORTUNITY REALTY INVESTORS,
                                          INC.

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                                                      APPENDIX C

                           CERTIFICATE OF DESIGNATION,
                             PREFERENCES AND RIGHTS

                                     OF THE

               10% SERIES G CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                ($2.00 PAR VALUE)

                                       OF

                         AMERICAN REALTY INVESTORS, INC.


              Pursuant to Section 78.195, 78.1955 and 78.196 of the
                             Nevada Revised Statutes

         We, the undersigned, _____________________, President, and Robert A. Waldman, Secretary, of American Realty Investors, Inc., a Nevada corporation (the "Corporation"), pursuant to the provisions of Section 78.195, 78.1955 and
78.196 of the Nevada Revised Statutes, do hereby make this Certificate of Designation, Preferences and Rights and do hereby state and certify that, pursuant to the authority expressly vested in the Board of Directors of the Corporation, as set forth in Article FOURTH of the Corporation's Restated Articles of Incorporation, the Board of Directors, on ____________________ _____, 2002, unanimously adopted the following resolution creating a series of its Preferred Stock, $2.00 par value, designated as "10% Series G Cumulative Convertible Preferred Stock":

          RESOLVED, that the Board of Directors of the Corporation, pursuant to the authority expressly vested in it by the Corporation's Restated Articles of Incorporation, does hereby provide for the issuance of a series of the authorized Preferred Stock, $2.00 par value, of the Corporation, and does hereby fix and herein state the designation and amount thereof and the voting powers, preferences and relative participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereon, as follows:

SECTION 1. Designation and Amount. The shares of such series shall be designated as "10% Series G Cumulative Convertible Preferred Stock" (the "Series G Preferred Stock") and each share of the Series G Preferred Stock shall have a par value of $2.00 per share and a preference on liquidation as specified in
Section 6. The number of shares constituting the Series G Preferred Stock shall be 4,022,000. Such number of shares may be increased or decreased by the Board of Directors by filing articles of amendment as provided in the Nevada Revised Statutes (the "NRS"); provided, that no decrease shall reduce the number of shares of Series G Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants.

SECTION 2. Dividends and Distributions.

                  (a) The holders of shares of Series G Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors and to the extent permitted under the NRS, out of funds legally available for the purpose and in preference to and with priority over dividends upon all Junior Securities (as defined in Section 6), quarterly cumulative dividends payable in arrears in cash on the fifteenth day following the end of each calendar quarter (each such date being referred to herein as a "Quarterly Dividend Payment Date"), in an amount per share (rounded to the next highest cent) equal to 10% per annum of the Adjusted Liquidation Value, as determined immediately prior to the beginning of such calendar quarter assuming each year consists of 360 days and each quarter consists of 90 days. The term "Adjusted Liquidation Value" shall mean Liquidation Value (as defined in Section 6) plus all accrued and unpaid dividends through the applicable date.

                  (b) Dividends shall commence accruing cumulatively on outstanding shares of the Series G Preferred Stock from the date of the first issuance of Series G Preferred Stock to and including the date on which the Redemption Price (as defined in Section 9) of such shares is paid, whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of such dividends. Dividends on the first Quarterly Dividend Payment Date shall accrue and shall be payable for a period of 45 days. Dividends payable on each Quarterly Dividend Payment Date shall be dividends accrued and unpaid through the last Business Day (as defined in Section 3(a)) of the immediately preceding calendar month. The Board of Directors may fix a record date for the determination of holders of shares of Series G Preferred Stock entitled to receive payment of a dividend or distribution declared thereon other than a quarterly dividend paid on the Quarterly Dividend Payment Date immediately after such dividend accrued; which record date shall be not more than 50 days prior to the date fixed for the payment thereof.

                  (c) So long as any shares of the Series G Preferred Stock are outstanding, the Corporation will not declare or pay any dividends on Junior Securities (other than dividends in respect of Common Stock payable in shares of Common Stock) or make, directly or indirectly, any other distribution of any sort in respect of Junior Securities, or any payment on account of the purchase or other acquisition of the Junior Securities, unless on the date of such declaration in the case of a dividend, or on such date of distribution or payment, in the case of such distribution or other payment (i) all accrued dividends on the Series G Preferred Stock for all past quarterly dividend periods in which dividends accrued have been paid in full and the full amount of accrued dividends for the then-current quarterly-yearly dividend periods have been paid or declared and a sum sufficient for the payment thereof set apart, and (ii) after giving effect to such payment of dividends, other distributions, purchase or redemption, the aggregate capital of the Corporation applicable to all capital stock of the Corporation then outstanding, plus the earned and capital surplus of the Corporation shall exceed the aggregate amount payable on involuntary dissolution, liquidation or winding up of the Corporation on all shares of the Preferred Stock and all stock ranking prior to or on a parity with the Series G Preferred Stock as to dividends or assets outstanding after the payment of such dividends, other distributions, purchase or redemption. Dividends shall not be paid (in full or in part) or declared or set apart for payment (in full or in part) on any series of Preferred Stock (including the Series G Preferred Stock) for any dividend period unless all dividends, in the case dividends are being paid in full on the Series G Preferred Stock, or a ratable portion of all dividends, in the case dividends are not being paid in full on the Series G Preferred Stock, have been or are, contemporaneously, paid or declared and set apart for payment on all outstanding Preferred Stock entitled thereto for each dividend period terminating on the same or earlier date.

SECTION 3. Conversion Rights.

                  (a) The Series G Preferred Stock may be converted at any time at the option of the holders thereof during a 75 day period commencing on the 15th day after the Corporation publicly files its first Form 10-Q (the "10-Q Issuance") with the Securities Exchange Commission (the "SEC") following the consummation of the merger of Transcontinental Realty Acquisition Corporation, a wholly owned subsidiary of the Corporation, with and into Transcontinental Realty Investors, Inc. (the "Conversion Period"), in accordance with Section 3(d) at the Conversion Ratio (as defined in Section 3(b)) into fully paid and nonassessable Common Stock of the Corporation; provided, however, that on the earlier of (w) the commencement of any liquidation, dissolution or winding up of the Corporation by the filing with the Secretary of State of the State of Nevada or with a federal bankruptcy court, (x) the adoption by the stockholders of the Corporation of any resolution authorizing the commencement thereof, (y) the dividends on the Series G Preferred Stock have not been declared in the amount of the dividend preference as of the first Business Day of any calendar quarter, or if declared, have not been paid by the fifth Business Day of such quarter, or (z) the Corporation is acquired in a merger or similar transaction, the right of conversion shall be immediately accelerated for all shares of Series G Preferred Stock issued and then outstanding. Unless otherwise provided herein, the term "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in Dallas, Texas are authorized or obligated by law or executive order to remain closed.

                  (b) For purposes of this Section 3, the term "Conversion Ratio" shall be and mean 2.5 shares of Common Stock of the Corporation for each 1 share of Series G Preferred Stock. The Conversion Ratio shall not be subject to any adjustment as a result of the issuance of any additional shares of Common Stock of the Corporation for any purpose, except for stock splits (whether accomplished by stock dividend or otherwise).

                  (c) Upon any conversion, fractional shares of Common Stock shall not be issued but any fractions shall be adjusted by the delivery of one additional share of Common Stock in lieu of any cash. Any accrued but unpaid dividends shall be convertible into shares of Common Stock as provided in this Section 3. The Corporation shall pay all issue taxes, if any, incurred in respect to the issuance of Common Stock on conversion; provided, however, that the Corporation shall not be required to pay any transfer or other taxes incurred by reason of the issuance of such Common Stock in names other than those in which the Series G Preferred Stock surrendered for conversion may stand.

                  (d) Any conversion of Series G Preferred Stock into Common Stock shall be made by the surrender to the Corporation at its principal executive offices (which shall be deemed to be the address most recently provided to the SEC as its principal executive offices for so long as the Corporation is required to file reports with the
         SEC) or at the office of the
         transfer agent for such shares, of the certificate or certificates representing the Series G Preferred Stock to be converted, duly endorsed or assigned (unless such endorsement or assignment is waived by the Corporation), together with a written request for conversion. The Corporation shall either (i) issue, as of the date of receipt by the Corporation of such surrender, shares of Common Stock calculated as provided above and evidenced by a stock certificate delivered to the holder as soon as practicable after the date of such surrender or (ii) within two Business Days after the date of such surrender advise the holder of the Series G Preferred Stock that the Corporation is exercising its option to redeem the Series G Preferred Stock pursuant to this Section 3, in which case the Corporation shall have 30 days from the date of such surrender to pay the holder cash in an amount equal to the Redemption Price for each share of Series G Preferred Stock so redeemed. The date of surrender of any Series G Preferred Stock shall be the date of receipt by the Corporation or its agent of such surrender of Series G Preferred Stock.

                  (e) A number of authorized shares of Common Stock sufficient to provide for the conversion of the Series G Preferred Stock outstanding upon the basis hereinbefore provided shall at all times be reserved for such conversion. If the Corporation shall propose to issue securities or to make any change in its capital structure which would change the number of shares of Common Stock into which each share of Series G Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved for conversion of the outstanding Series G Preferred Stock on the new basis.

                  (f) The term "Common Stock" shall mean stock of the class designated as Common Stock, par value $0.01 per share, of the Corporation on the date hereof or stock of any class or classes resulting from any reclassification or reclassifications thereof, the right of which to share in distributions of both earnings and assets is without limitation in the Restated Articles of Incorporation of the Corporation, as may be amended from time to time, as to any fixed amount or percentage and which are not subject to redemption; provided, that if at any time there shall be more than one such resulting class, the shares of each such class then issuable on conversion of the Series G Preferred Stock shall be substantially in the proportion which the total number of shares of stock of each such class resulting from all such reclassifications bears to the total number of shares of stock of all such classes resulting from all such reclassifications.

                  (g) In the case the Corporation shall propose at any time before all shares of the Series G Preferred Stock have been redeemed by or converted into Common Stock:

                  (i) to pay any dividend on the Common Stock outstanding payable in Common Stock or to make any other distribution, other than cash dividends to the holders of the Common Stock outstanding; or

                  (ii) to offer for subscription to the holders of the Common Stock outstanding any additional shares of any class or any other rights or options;

                  (iii) to effect any reclassification or recapitalization of the Common stock outstanding involving a change in the Common Stock, other than a subdivision or combination of the Common Stock outstanding; or

                  (iv) to merge or consolidate with or into any other corporation, or to sell lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up;

then, in each such case, the Corporation shall mail to the holders of record of each of the shares of Series G Preferred Stock at their last known addresses as shown on the Corporation's records a statement, signed by an officer of the Corporation, with respect to the proposed action, such statement to be mailed at least 30 days prior to the date of the taking of such action or the record date for holders of the Common Stock for the purposes thereof, whichever is earlier. If such statement relates to any proposed action referred to in clauses (iii) or
(iv) of this Section 3(g), it shall set forth such facts with respect thereto as shall reasonably be necessary to inform the holders of the Series G Preferred Stock as to the effect of such action upon the conversion of such holders.

SECTION 4. Voting Rights and Powers. The holders of the shares of Series G Preferred Stock shall have only the following voting rights:

                  (a) Except as may otherwise be specifically required by law or otherwise provided herein, the holders of the shares of Series G Preferred Stock shall not have the right to vote such stock, directly or indirectly, at any meeting of the stockholders of the Corporation, and such shares of stock shall not be counted in determining the total number of outstanding shares to constitute a quorum at any meeting of stockholders;

                  (b) In the event that, under the circumstances, the holders of the Series G Preferred Stock are required by law to vote upon any matter, the approval of such series shall be deemed to have been obtained only upon the affirmative vote of the holders of a majority of the shares of the Series G Preferred Stock then outstanding;

                  (c) Except as set forth herein, or as otherwise provided by these Restated Articles of Incorporation or by law, holders of the Series G Preferred Stock shall have no special voting rights and their consent shall not be required for the taking of any corporate action;

                  (d) Notwithstanding anything herein to the contrary, if and whenever at any time or times all or any portion of the dividends on Series G Preferred Stock for any six quarterly dividends, whether or not consecutive, shall be in arrears and unpaid, then and in any such event, the number of directors constituting the Board of Directors shall be increased by two, and the holders of Series G Preferred Stock, voting separately as a class, shall be entitled at the next annual meeting of stockholders, or at a special meeting of holders of Series G Preferred Stock called as hereinafter provided, to elect two directors to fill such newly created directorships. Each holder shall be entitled to one vote in such election for each share of Series G Preferred Stock held. At such time as all arrearages in dividends on the Series G Preferred Stock shall have been paid in full and dividends thereon for the current quarterly period shall have been paid or declared and a sum sufficient for the payment thereof set aside, then (i) the voting rights of holders of Series G Preferred Stock described in this Section 4(d) shall cease (subject always to revesting of such voting rights in the event of each and every similar future arrearages in quarterly dividends), (ii) the term of the directors then in office as a result of the voting rights described in this Section 4(d) shall terminate and (iii) the number of directors shall be reduced by the number of directors then in office elected pursuant to this Section 4(d). A vacancy in the class of directors elected pursuant to this Section 4(d) shall be filled by a director chosen by the remaining directors of the class, unless such vacancy is filled pursuant to the final sentence of Section 4(g);

                  (e) At any time when the voting right described in Section 4(d) shall have vested and shall remain in the holders of Series G Preferred Stock, such voting right may be exercised initially either at a special meeting of holders of Series G Preferred Stock or at any annual or special stockholders' meeting called for the purpose of electing directors, but thereafter it shall be exercised only at annual stockholders' meetings. If such voting right shall not already have been initially exercised, the Secretary of the Corporation may, and upon the written request of the holders of record of at least 10% of the shares of Series G Preferred Stock then outstanding shall, call a special meeting of the holders of Series G Preferred Stock for the purpose of electing two directors pursuant to Section 4(d), and notice thereof shall be given to the holders of Series G Preferred Stock in the same manner as that required to be given to holders of the Common Stock for the annual meeting of stockholders. Such meeting shall be held at the earliest practicable date upon the notice required for special meetings of stockholders of the Corporation, or, if none, at a time and place designated by the Secretary of the Corporation;

                  (f) At any meeting held for the purpose of electing directors at which the holders of Series G Preferred Stock shall have the right to elect directors as provided in Section 4(d), the presence in person or by proxy of the holders of at least 35% of the then outstanding shares of Series G Preferred Stock shall be required and be sufficient to constitute a quorum of Series G Preferred Stock for the election of directors by Series G Preferred Stock, and the vote of the holders of a majority of such shares so present in person or by proxy at any such meeting at which there shall be such a quorum shall be required and be sufficient to elect the members of the Board of Directors which the holders of the Series G Preferred Stock are entitled to elect as hereinabove provided. At any such meeting or adjournment thereof, (i) the absence of a quorum of the holders of Series G Preferred Stock shall not prevent the election of directors other than the directors to be elected by the holders of Series G Preferred Stock and (ii) in the case of holders of Series G Preferred Stock entitled to vote for the election of directors, a majority of the holders present in person or by proxy of such class, if constituting less than a quorum as hereinabove provided, shall have the power to adjourn the meeting for the election of the directors that the holders of such class are entitled to elect, from time to time until a quorum shall be present, and notice of such adjourned meeting need not be given unless otherwise required by law, provided that nothing herein shall affect the conduct of the meeting with respect to stockholders of any other class;

                  (g) Any director who shall have been elected or appointed pursuant to Section 4(d) shall hold office for a term expiring (subject to the earlier termination of the default in quarterly dividends) at the next annual meeting of stockholders, and during such term may be removed at any time, either with or without cause, only by the affirmative vote of the holders of record of a majority of the shares of Series G Preferred Stock then outstanding at a special meeting of such stockholders called for such purpose. Any vacancy created by such removal may also be filled at such meeting; and

                  (h) So long as any shares of Series G Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent of the holders of record of two-thirds of the outstanding shares of Series G Preferred Stock, amend its articles of incorporation, including this Certificate of Designation, Preferences and Rights of this Series G Preferred Stock, or bylaws if such amendment would materially alter or change the existing terms of the Series G Preferred Stock.

SECTION 5. Reacquired Shares. Any shares of Series G Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be permanently retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein or in any certificates of designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

SECTION 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, and after paying and providing for the payment of all creditors of the Corporation, the holders of shares of the Series G Preferred Stock then outstanding shall be entitled, before any distribution or payment is made upon any "Junior Securities" (defined to be and mean the Common Stock and any other equity security of any kind which the Corporation at any time has issued, issues or is authorized to issue if the Series G Preferred Stock has priority over such securities as to dividends or upon liquidation, dissolution or winding up), to receive a liquidation preference in an amount in cash equal to $20.00 per share less any dividend declared and paid after January 2, 2002 and prior to the issuance of shares of the Series H Preferred Stock with respect to shares of the common stock, $0.01 par value, of Transcontinental Realty Investors, Inc. plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Liquidation Value"), whether such liquidation is voluntary or involuntary and the holders of the Series G Preferred Stock shall not be entitled to any other or further Corporation, the net assets available for distribution shall be insufficient to permit payment to the holders of all outstanding shares of all series of Preferred Stock of the amount to which they respectively shall be entitled, then the assets of the Corporation to be distributed to such holders will be distributed ratably among them based upon the amounts payable on the shares of each such series of Preferred Stock in the event of voluntary or involuntary liquidation, dissolution or winding up, as the case may be, in proportion to the full preferential amounts, together with any and all arrearages to which they are respectively entitled. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Preferred Stock have been paid in full the amounts to which they are entitled, the remaining assets of the Corporation may be distributed to holders of Junior Securities, including Common Stock, of the Corporation. The Corporation will mail written notice of such liquidation, dissolution or winding up, not less than 20 nor more than 50 days prior to the payment date stated therein, to each record holder of Series G Preferred Stock. Neither the consolidation nor merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor a reduction in the capital stock of the Corporation, nor the purchase or redemption by the Corporation of any shares of its Preferred Stock or Common Stock or any other class of its stock will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

SECTION 7. Ranking. The Series G Preferred Stock shall rank on a parity as to dividends and upon liquidation, dissolution or winding up with all other shares of Preferred Stock issued by the Corporation; provided, however, that the Corporation shall not issue any shares of Preferred Stock of any series which are superior to the Series G Preferred Stock as to dividends or rights upon liquidation, dissolution or winding up of the Corporation as long as any shares of the Series G Preferred Stock are issued and outstanding, without the prior written consent of the holders of a majority of such shares of Series G Preferred Stock then outstanding voting separately as a class.

SECTION 8. Redemption at the Option of the Holder. The shares of Series G Preferred Stock shall not be redeemable at the option of a holder of Series G Preferred Stock.

SECTION 9. Redemption at the Option of the Corporation.

                  (a) The Corporation shall have the right to redeem all or a portion of the Series G Preferred Stock issued and outstanding at any time and from time to time commencing 45 days after the 10-Q Issuance; provided, however, the Corporation must provide notice of redemption in accordance with Section 9(b) and the Corporation may not issue such notice until the 45th day after the 10-Q Issuance. The redemption price of the Series G Preferred Stock shall be an amount per share equal to the Liquidation Value (the "Redemption Price").

                  (b) Except as otherwise set forth herein, the Corporation may redeem all or a portion of any holder's shares of Series G Preferred Stock by giving such holder not less than 45 days nor more than 60 days notice thereof prior to the date on which the Corporation desires such shares to be redeemed, which date shall be a Business Day (the "Redemption Date"). Such notice shall be written and shall be hand delivered or mailed, postage prepaid, to the holder (the "Redemption Notice"). If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, postage prepaid, addressed to the holder of shares of Series G Preferred Stock at his address as it appears on the stock transfer records of the Corporation. The Redemption Notice shall state:

                  (i) the total number of shares of Series G Preferred Stock held by such holder;

                  (ii) the total number of shares of the holder's Series G Preferred Stock that the Corporation intends to redeem;

                  (iii)    the Redemption Date and the Redemption Price; and

                  (iv) the place at which the holder(s) may obtain payment of the applicable Redemption Price upon surrender of the share certificate(s).

                  (c) If fewer than all of the Series G Preferred Stock at any time outstanding shall be called for redemption, such shares shall be redeemed pro rata, by lot drawn or other manner deemed fair in the sole discretion of the Board of Directors to redeem one or more such shares without redeeming all such shares of Series G Preferred Stock. If such

         Redemption Notice shall have been so mailed, on or before the Redemption Date the Corporation may provide for payment of a sum sufficient to redeem the applicable number of shares of Series G Preferred Stock called for redemption either by (i) setting aside the sum required to be paid as the Redemption Price by the Corporation, separate and apart from its other funds, in trust for the account of the holder(s) of the shares of Series G Preferred Stock to be redeemed or (ii) depositing such sum in a bank or trust company (either located in the state where the principal executive office of the Corporation is maintained, such bank or trust company having a combined surplus of at least $20,000,000 according to its latest statement of condition, or such other bank or trust company as may be permitted hereby or by law) as a trust fund, with irrevocable instructions and authority to the bank or trust company to give or complete the notice of redemption and to pay, on or after the Redemption Date, the applicable Redemption Price on surrender of certificates evidencing the share(s) of Series G Preferred Stock so called for redemption and, in either event, from and after the Redemption Date (v) the share(s) of Series G Preferred Stock shall be deemed to be redeemed, (w) such setting aside or deposit shall be deemed to constitute full payment for such share(s), (x) such share(s) so redeemed shall no longer be deemed to be outstanding, (y) the holder(s) thereof shall cease to be stockholder of the Corporation with respect to such share(s), and (z) such holder(s) shall have no rights with respect thereto except the right to receive their proportionate share of the funds set aside pursuant hereto or deposited upon surrender of their respective certificates. Any interest on the funds so deposited shall be paid to the Corporation. Any and all such redemption deposits shall be irrevocable except to the following extent: any funds so deposited which shall not be required for the redemption of any shares of Series G Preferred Stock because of any prior sale or purchase by the Corporation other than through the redemption process, subsequent to the date of deposit but prior to the Redemption Date, shall be repaid to the Corporation forthwith and any balance of the funds so deposited and unclaimed by the holder(s) of any shares of Series G Preferred Stock entitled thereto at the expiration of one calendar year from the Redemption Date shall be repaid to the Corporation upon its request or demand therefore, and after any such repayment of the holder(s) of the share(s) so called for redemption shall look only to the Corporation for payment of the Redemption Price thereof. In addition to the redemption under this Section 9, the Corporation may redeem or repurchase shares of the Series G Preferred Stock from any holder(s) thereof who consents in writing to any such consented redemption. All shares of Series G Preferred Stock redeemed shall be canceled and retired and no shares shall be issued in place thereof, but such shares shall be restored to the status of authorized but unissued shares of Preferred Stock.

                  (d) On or before the Redemption Date, the holder who shall redeem such Series G Preferred Stock hereunder shall surrender the certificate or certificates representing such shares to the Corporation by mail, courier or personal delivery at the Corporation's principal executive office or other location so designated in the Redemption Notice, and upon the Redemption Date the Redemption Price shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event fewer than all of the shares represented by such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares.

                  (e) If the Redemption Notice is not withdrawn prior to one Business Day before the Redemption Date, and if on or prior to the Redemption Date the Redemption Price is either paid or made available for payment, then notwithstanding that the certificates evidencing any of the shares of the Series G Preferred Stock so called for redemption have not been surrendered, (i) all rights with respect to such shares shall forthwith after the Redemption Date cease and terminate, to the full extent permitted by applicable law, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefore, and (ii) to the full extent permitted by applicable law, such shares shall no longer be deemed outstanding for any purpose.

SECTION 10. Sinking Fund. The Corporation shall not be required to maintain any so-called "sinking fund" for the retirement on any basis of the Series G Preferred Stock.

SECTION 11. Fractional Shares. Except as otherwise set forth herein, the Series G Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of shares of Series G Preferred Stock.

SECTION 12. Notice. Any notice or request made to the Corporation in connection with the Series G Preferred Stock shall be given, and shall conclusively be deemed to have been given and received three Business Days following deposit thereof in writing, in the U.S. mails, certified mail, return receipt requested, duly stamped and addressed to the Corporation, to the attention of its General Counsel, at its principal executive offices (which shall be deemed by the address most recently provided to the SEC at its principal executive offices for so long as the Corporation is required t file reports with the SEC).

                               * * * * * * * * * *

         IN WITNESS WHEREOF, said American Realty Investors, Inc. has caused this Certificate of Designation, Preferences and Rights of 10% Series G Cumulative Convertible Preferred Stock to be duly executed by its President and attested to by its Secretary this ______ day of ______________, 2002.

                                       AMERICAN REALTY INVESTORS, INC.

                                       By:
                                          --------------------------------------
                                       Printed Name:
                                       Title: President
ATTEST:



-----------------------------------
Printed Name: Robert A. Waldman
Title:  Secretary

                                                                      APPENDIX D

                           CERTIFICATE OF DESIGNATION,
                             PREFERENCES AND RIGHTS

                                     OF THE

               10% SERIES H CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                ($2.00 PAR VALUE)

                                       OF

                         AMERICAN REALTY INVESTORS, INC.


              Pursuant to Section 78.195, 78.1955 and 78.196 of the
                             Nevada Revised Statutes

         We, the undersigned, ______________________, President, and Robert A. Waldman, Secretary, of American Realty Investors, Inc., a Nevada corporation (the "Corporation"), pursuant to the provisions of Section 78.195, 78.1955 and
78.196 of the Nevada Revised Statutes, do hereby make this Certificate of Designation, Preferences and Rights and do hereby state and certify that, pursuant to the authority expressly vested in the Board of Directors of the Corporation, as set forth in Article FOURTH of the Corporation's Restated Articles of Incorporation, the Board of Directors, on ____________________ _____, 2002, unanimously adopted the following resolution creating a series of its Preferred Stock, $2.00 par value, designated as "10% Series H Cumulative Convertible Preferred Stock":

         RESOLVED, that the Board of Directors of the Corporation, pursuant to the authority expressly vested in it by the Corporation's Restated Articles of Incorporation, does hereby provide for the issuance of a series of the authorized Preferred Stock, $2.00 par value, of the Corporation, and does hereby fix and herein state the designation and amount thereof and the voting powers, preferences and relative participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereon, as follows:

SECTION 1. Designation and Amount. The shares of such series shall be designated as "10% Series H Cumulative Convertible Preferred Stock" (the "Series H Preferred Stock") and each share of the Series H Preferred Stock shall have a par value of $2.00 per share and a preference on liquidation as specified in
Section 6. The number of shares constituting the Series H Preferred Stock shall be 684,000. Such number of shares may be increased or decreased by the Board of Directors by filing articles of amendment as provided in the Nevada Revised Statutes (the "NRS"); provided, that no decrease shall reduce the number of shares of Series H Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants.

SECTION 2. Dividends and Distributions.

                  (a) The holders of shares of Series H Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors and to the extent permitted under the NRS, out of funds legally available for the purpose and in preference to and with priority over dividends upon all Junior Securities (as defined in Section 6), quarterly cumulative dividends payable in arrears in cash on the fifteenth day following the end of each calendar quarter (each such date being referred to herein as a "Quarterly Dividend Payment Date"), in an amount per share (rounded to the next highest cent) equal to 10% per annum of the Adjusted Liquidation Value, as determined immediately prior to the beginning of such calendar quarter assuming each year consists of 360 days and each quarter consists of 90 days. The term "Adjusted Liquidation Value" shall mean Liquidation Value (as defined in Section 6) plus all accrued and unpaid dividends through the applicable date.

                  (b) Dividends shall commence accruing cumulatively on outstanding shares of the Series H Preferred Stock from the date of the first issuance of Series H Preferred Stock to and including the date on which the Redemption Price (as defined in Section 9) of such shares is paid, whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of such dividends. Dividends on the first Quarterly Dividend Payment Date shall accrue and shall be payable for a period of 45 days. Dividends payable on each Quarterly Dividend Payment Date shall be dividends accrued and unpaid through the last Business Day (as defined in Section 3(a)) of the immediately preceding calendar month. The Board of Directors may fix a record date for the determination of holders of shares of Series H Preferred Stock entitled to receive payment of a dividend or distribution declared thereon other than a quarterly dividend paid on the Quarterly Dividend Payment Date immediately after such dividend accrued; which record date shall be not more than 50 days prior to the date fixed for the payment thereof.

                  (c) So long as any shares of the Series H Preferred Stock are outstanding, the Corporation will not declare or pay any dividends on Junior Securities (other than dividends in respect of Common Stock payable in shares of Common Stock) or make, directly or indirectly, any other distribution of any sort in respect of Junior Securities, or any payment on account of the purchase or other acquisition of the Junior Securities, unless on the date of such declaration in the case of a dividend, or on such date of distribution or payment, in the case of such distribution or other payment (i) all accrued dividends on the Series H Preferred Stock for all past quarterly dividend periods in which dividends accrued have been paid in full and the full amount of accrued dividends for the then-current quarterly-yearly dividend periods have been paid or declared and a sum sufficient for the payment thereof set apart, and (ii) after giving effect to such payment of dividends, other distributions, purchase or redemption, the aggregate capital of the Corporation applicable to all capital stock of the Corporation then outstanding, plus the earned and capital surplus of the Corporation shall exceed the aggregate amount payable on involuntary dissolution, liquidation or winding up of the Corporation on all shares of the Preferred Stock, par value $2.00 per share, of the Corporation (the "Preferred Stock"), and all stock ranking prior to or on a parity with the Series H Preferred Stock as to dividends or assets outstanding after the payment of such dividends, other distributions, purchase or redemption. Dividends shall not be paid (in full or in part) or declared or set apart for payment (in full or in part) on any series of Preferred

         Stock (including the Series H Preferred Stock) for any dividend period unless all dividends, in the case dividends are being paid in full on the Series H Preferred Stock, or a ratable portion of all dividends, in the case dividends are not being paid in full on the Series H Preferred Stock, have been or are, contemporaneously, paid or declared and set apart for payment on all outstanding Preferred Stock entitled thereto for each dividend period terminating on the same or earlier date.

SECTION 3. Conversion Rights.

                  (a) The Series H Preferred Stock may be converted at any time at the option of the holders thereof during a 75 day period commencing on the 15th day after the Corporation publicly files its first Form 10-Q (the "10-Q Issuance") with the Securities Exchange Commission (the "SEC") following the consummation of the merger of Income Opportunity Acquisition Corporation, a wholly owned subsidiary of the Corporation, with and into Income Opportunity Realty Investors, Inc. (the "Conversion Period") in accordance with Section 3(d) at the Conversion Ratio (as defined in Section 3(b)) into fully paid and nonassessable Common Stock of the Corporation; provided, however, that on the earlier of (w) the commencement of any liquidation, dissolution or winding up of the Corporation by the filing with the Secretary of State of the State of Nevada or with a federal bankruptcy court, (x) the adoption by the stockholders of the Corporation of any resolution authorizing the commencement thereof, (y) the dividends on the Series H Preferred Stock have not been declared in the amount of the dividend preference as of the first Business Day of any calendar quarter, or if declared, have not been paid by the fifth Business Day of such quarter, or (z) the Corporation is acquired in a merger or similar transaction, the right of conversion shall be immediately accelerated for all shares of Series H Preferred Stock issued and then outstanding. Unless otherwise provided herein, the term "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in Dallas, Texas are authorized or obligated by law or executive order to remain closed.

                  (b) For purposes of this Section 3, the term "Conversion Ratio" shall be and mean 2.25 shares of Common Stock of the Corporation for each 1 share of Series H Preferred Stock. The Conversion Ratio shall not be subject to any adjustment as a result of the issuance of any additional shares of Common Stock of the Corporation for any purpose, except for stock splits (whether accomplished by stock dividend or otherwise).

                  (c) Upon any conversion, fractional shares of Common Stock shall not be issued but any fractions shall be adjusted by the delivery of one additional share of Common Stock in lieu of any cash. Any accrued but unpaid dividends shall be convertible into shares of Common Stock as provided in this Section 3. The Corporation shall pay all issue taxes, if any, incurred in respect to the issuance of Common Stock on conversion; provided, however, that the Corporation shall not be required to pay any transfer or other taxes incurred by reason of the issuance of such Common Stock in names other than those in which the Series H Preferred Stock surrendered for conversion may stand.

                  (d) Any conversion of Series H Preferred Stock into Common Stock shall be made by the surrender to the Corporation at its principal executive offices (which shall be deemed to be the address most recently provided to the SEC as its principal executive offices for so long as the Corporation is required to file reports with the
         SEC) or at the office of the transfer agent for such shares, of the certificate or certificates representing the Series H Preferred Stock to be converted, duly endorsed or assigned (unless such endorsement or assignment is waived by the Corporation), together with a written request for conversion. The Corporation shall either (i) issue, as of the date of receipt by the Corporation of such surrender, shares of Common Stock calculated as provided above and evidenced by a stock certificate delivered to the holder as soon as practicable after the date of such surrender or (ii) within two Business Days after the date of such surrender advise the holder of the Series H Preferred Stock that the Corporation is exercising its option to redeem the Series H Preferred Stock pursuant to this Section 3, in which case the Corporation shall have 30 days from the date of such surrender to pay the holder cash in an amount equal to the Redemption Price for each share of Series H Preferred Stock so redeemed. The date of surrender of any Series H Preferred Stock shall be the date of receipt by the Corporation or its agent of such surrender of Series H Preferred Stock.

                  (e) A number of authorized shares of Common Stock sufficient to provide for the conversion of the Series H Preferred Stock outstanding upon the basis hereinbefore provided shall at all times be reserved for such conversion. If the Corporation shall propose to issue securities or to make any change in its capital structure which would change the number of shares of Common Stock into which each share of Series H Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved for conversion of the outstanding Series H Preferred Stock on the new basis.

                  (f) The term "Common Stock" shall mean stock of the class designated as Common Stock, par value $0.01 per share, of the Corporation on the date hereof or stock of any class or classes resulting from any reclassification or reclassifications thereof, the right of which to share in distributions of both earnings and assets is without limitation in the Restated Articles of Incorporation of the Corporation, as may be amended from time to time, as to any fixed amount or percentage and which are not subject to redemption; provided, that if at any time there shall be more than one such resulting class, the shares of each such class then issuable on conversion of the Series H Preferred Stock shall be substantially in the proportion which the total number of shares of stock of each such class resulting from all such reclassifications bears to the total number of shares of stock of all such classes resulting from all such reclassifications.

                  (g) In the case the Corporation shall propose at any time before all shares of the Series H Preferred Stock have been redeemed by or converted into Common Stock:

                  (i) to pay any dividend on the Common Stock outstanding payable in Common Stock or to make any other distribution, other than cash dividends to the holders of the Common Stock outstanding; or

                  (ii) to offer for subscription to the holders of the Common Stock outstanding any additional shares of any class or any other rights or options;

                  (iii) to effect any reclassification or recapitalization of the Common stock outstanding involving a change in the Common Stock, other than a subdivision or combination of the Common Stock outstanding; or

                  (iv) to merge or consolidate with or into any other corporation, or to sell lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up;

         then, in each such case, the Corporation shall mail to the holders of record of each of the shares of Series H Preferred Stock at their last known addresses as shown on the Corporation's records a statement, signed by an officer of the Corporation, with respect to the proposed action, such statement to be mailed at least 30 days prior to the date of the taking of such action or the record date for holders of the Common Stock for the purposes thereof, whichever is earlier. If such statement relates to any proposed action referred to in clauses (iii) or (iv) of this Section 3(g), it shall set forth such facts with respect thereto as shall reasonably be necessary to inform the holders of the Series H Preferred Stock as to the effect of such action upon the conversion of such holders.

SECTION 4. Voting Rights and Powers. The holders of the shares of Series H Preferred Stock shall have only the following voting rights:

                  (a) Except as may otherwise be specifically required by law or otherwise provided herein, the holders of the shares of Series H Preferred Stock shall not have the right to vote such stock, directly or indirectly, at any meeting of the stockholders of the Corporation, and such shares of stock shall not be counted in determining the total number of outstanding shares to constitute a quorum at any meeting of stockholders;

                  (b) In the event that, under the circumstances, the holders of the Series H Preferred Stock are required by law to vote upon any matter, the approval of such series shall be deemed to have been obtained only upon the affirmative vote of the holders of a majority of the shares of the Series H Preferred Stock then outstanding;

                  (c) Except as set forth herein, or as otherwise provided by these Restated Articles of Incorporation or by law, holders of the Series H Preferred Stock shall have no special voting rights and their consent shall not be required for the taking of any corporate action;

                  (d) Notwithstanding anything herein to the contrary, if and whenever at any time or times all or any portion of the dividends on Series H Preferred Stock for any six quarterly dividends, whether or not consecutive, shall be in arrears and unpaid, then and in any such event, the number of directors constituting the Board of Directors shall be increased by two, and the holders of Series H Preferred Stock, voting separately as a class, shall be entitled at the next annual meeting of stockholders, or at a special meeting of holders of Series H Preferred Stock called as hereinafter provided, to elect two directors to fill such newly created directorships. Each holder shall be entitled to one vote in such election for each share of Series H Preferred Stock held. At such time as all arrearages in dividends on the Series H Preferred Stock shall have been paid in full and dividends thereon for the current quarterly period shall have been paid or declared and a sum sufficient for the payment thereof set aside, then (i) the voting rights of holders of Series H Preferred Stock described in this Section 4(d) shall cease (subject always to revesting of such voting rights in the event of each and every similar future arrearages in quarterly dividends), (ii) the term of the directors then in office as a result of the voting rights described in this Section 4(d) shall terminate and (iii) the number of directors shall be reduced by the number of directors then in office elected pursuant to this Section 4(d). A vacancy in the class of directors elected pursuant to this
         Section 4(d) shall be filled by a director chosen by the remaining directors of the class, unless such vacancy is filled pursuant to the final sentence of Section 4(g);

                  (e) At any time when the voting right described in Section 4(d) shall have vested and shall remain in the holders of Series H Preferred Stock, such voting right may be exercised initially either at a special meeting of holders of Series H Preferred Stock or at any annual or special stockholders' meeting called for the purpose of electing directors, but thereafter it shall be exercised only at annual stockholders' meetings. If such voting right shall not already have been initially exercised, the Secretary of the Corporation may, and upon the written request of the holders of record of at least 10% of the shares of Series H Preferred Stock then outstanding shall, call a special meeting of the holders of Series H Preferred Stock for the purpose of electing two directors pursuant to Section 4(d), and notice thereof shall be given to the holders of Series H Preferred Stock in the same manner as that required to be given to holders of the Common Stock for the annual meeting of stockholders. Such meeting shall be held at the earliest practicable date upon the notice required for special meetings of stockholders of the Corporation, or, if none, at a time and place designated by the Secretary of the Corporation;

                  (f) At any meeting held for the purpose of electing directors at which the holders of Series H Preferred Stock shall have the right to elect directors as provided in Section 4(d), the presence in person or by proxy of the holders of at least 35% of the then outstanding shares of Series H Preferred Stock shall be required and be sufficient to constitute a quorum of Series H Preferred Stock for the election of directors by Series H Preferred Stock, and the vote of the holders of a majority of such shares so present in person or by proxy at any such meeting at which there shall be such a quorum shall be required and be sufficient to elect the members of the Board of Directors which the holders of the Series H Preferred Stock are entitled to elect as hereinabove provided. At any such meeting or adjournment thereof, (i) the absence of a quorum of the holders of Series H Preferred Stock shall not prevent the election of directors other than the directors to be elected by the holders of Series H Preferred Stock and (ii) in the case of holders of Series H Preferred Stock entitled to vote for the election of directors, a majority of the holders present in person or by proxy of such class, if constituting less than a quorum as hereinabove provided, shall have the power to adjourn the meeting for the election of the directors that the holders of such class are entitled to elect, from time to time until a quorum shall be present, and notice of such adjourned meeting need not be given unless otherwise required by law, provided that nothing herein shall affect the conduct of the meeting with respect to stockholders of any other class;

                  (g) Any director who shall have been elected or appointed pursuant to Section 4(d) shall hold office for a term expiring (subject to the earlier termination of the default in quarterly dividends) at the next annual meeting of stockholders, and during such term may be removed at any time, either with or without cause, only by the affirmative vote of the holders of record of a majority of the shares of Series H Preferred Stock then outstanding at a special meeting of such stockholders called for such purpose. Any vacancy created by such removal may also be filled at such meeting; and

                  (h) So long as any shares of Series H Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent of the holders of record of two-thirds of the outstanding shares of Series H Preferred Stock, amend its articles of incorporation, including this Certificate of Designation, Preferences and Rights of this Series H Preferred Stock, or bylaws if such amendment would materially alter or change the existing terms of the Series H Preferred Stock.

SECTION 5. Reacquired Shares. Any shares of Series H Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be permanently retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein or in any certificates of designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

SECTION 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, and after paying and providing for the payment of all creditors of the Corporation, the holders of shares of the Series H Preferred Stock then outstanding shall be entitled, before any distribution or payment is made upon any "Junior Securities" (defined to be and mean the Common Stock and any other equity security of any kind which the Corporation at any time has issued, issues or is authorized to issue if the Series H Preferred Stock has priority over such securities as to dividends or upon liquidation, dissolution or winding up), to receive a liquidation preference in an amount in cash equal to $21.50 per share less any dividend declared and paid after January 2, 2002 and prior to the issuance of shares of the Series H Preferred Stock with respect to shares of the common stock, $0.01 par value, of Income Opportunity Realty Investors, Inc. plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Liquidation Value"), whether such liquidation is voluntary or involuntary and the holders of the Series H Preferred Stock shall not be entitled to any other or further Corporation, the net assets available for distribution shall be insufficient to permit payment to the holders of all outstanding shares of all series of Preferred Stock of the amount to which they respectively shall be entitled, then the assets of the Corporation to be distributed to such holders will be distributed ratably among them based upon the amounts payable on the shares of each such series of Preferred Stock in the event of voluntary or involuntary liquidation, dissolution or winding up, as the case may be, in proportion to the full preferential amounts, together with any and all arrearages to which they are respectively entitled. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Preferred Stock have been paid in full the amounts to which they are entitled, the remaining assets of the Corporation may be distributed to holders of Junior Securities, including Common Stock, of the Corporation. The Corporation will mail written notice of such liquidation, dissolution or winding up, not less than 20 nor more than 50 days prior to the payment date stated therein, to each record holder of Series H Preferred Stock. Neither the consolidation nor merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor a reduction in the capital stock of the Corporation, nor the purchase or redemption by the Corporation of any shares of its Preferred Stock or Common Stock or any other class of its stock will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

SECTION 7. Ranking. The Series H Preferred Stock shall rank on a parity as to dividends and upon liquidation, dissolution or winding up with all other shares of Preferred Stock issued by the Corporation; provided, however, that the Corporation shall not issue any shares of Preferred Stock of any series which are superior to the Series H Preferred Stock as to dividends or rights upon liquidation, dissolution or winding up of the Corporation as long as any shares of the Series H Preferred Stock are issued and outstanding, without the prior written consent of the holders of a majority of such shares of Series H Preferred Stock then outstanding voting separately as a class.

SECTION 8. Redemption at the Option of the Holder. The shares of Series H Preferred Stock shall not be redeemable at the option of a holder of Series H Preferred Stock.

SECTION 9. Redemption at the Option of the Corporation.

                  (a) (a) The Corporation shall have the right to redeem all or a portion of the Series H Preferred Stock issued and outstanding at any time and from time to time commencing 45 days after the 10-Q Issuance; provided, however, the Corporation must provide notice of redemption in accordance with Section 9(b) and the Corporation may not issue such notice until the 45th day after the 10-Q Issuance. The redemption price of the Series H Preferred Stock shall be an amount per share equal to the Liquidation Value (the "Redemption Price").

                  (b) Except as otherwise set forth herein, the Corporation may redeem all or a portion of any holder's shares of Series H Preferred Stock by giving such holder not less than 45 days nor more than 60 days notice thereof prior to the date on which the Corporation desires such shares to be redeemed, which date shall be a Business Day (the "Redemption Date"). Such notice shall be written and shall be hand delivered or mailed, postage prepaid, to the holder (the "Redemption Notice"). If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, postage prepaid, addressed to the holder of shares of Series H Preferred Stock at his address as it appears on the stock transfer records of the Corporation. The Redemption Notice shall state:

                  (i) the total number of shares of Series H Preferred Stock held by such holder;

                  (ii) the total number of shares of the holder's Series H Preferred Stock that the Corporation intends to redeem;

                  (iii)    the Redemption Date and the Redemption Price; and

                  (iv) the place at which the holder(s) may obtain payment of the applicable Redemption Price upon surrender of the share certificate(s).

                  (c) If fewer than all of the Series H Preferred Stock at any time outstanding shall be called for redemption, such shares shall be redeemed pro rata, by lot drawn or other manner deemed fair in the sole discretion of the Board of Directors to redeem one or more such shares without redeeming all such shares of Series H Preferred Stock. If such Redemption Notice shall have been so mailed, on or before the Redemption Date the Corporation may provide for payment of a sum sufficient to redeem the applicable number of shares of Series H Preferred Stock called for redemption either by (i) setting aside the sum required to be paid as the Redemption Price by the Corporation, separate and apart from its other funds, in trust for the account of the holder(s) of the shares of Series H Preferred Stock to be redeemed or (ii) depositing such sum in a bank or trust company (either located in the state where the principal executive office of the Corporation is maintained, such bank or trust company having a combined surplus of at least $20,000,000 according to its latest statement of condition, or such other bank or trust company as may be permitted hereby or by law) as a trust fund, with irrevocable instructions and authority to the bank or trust company to give or complete the notice of redemption and to pay, on or after the Redemption Date, the applicable Redemption Price on surrender of certificates evidencing the share(s) of Series H Preferred Stock so called for redemption and, in either event, from and after the Redemption Date (v) the share(s) of Series H Preferred Stock shall be deemed to be redeemed, (w) such setting aside or deposit shall be deemed to constitute full payment for such share(s), (x) such share(s) so redeemed shall not longer be deemed to be outstanding, (y) the holder(s) thereof shall cease to be stockholder of the Corporation with respect to such share(s), and (z) such holder(s) shall have no rights with respect thereto except the right to receive their proportionate share of the funds set aside pursuant hereto or deposited upon surrender of their respective certificates. Any interest on the funds so deposited shall be paid to the Corporation. Any and all such redemption deposits shall be irrevocable except to the following extent: any funds so deposited which shall not be required for the redemption of any shares of Series H Preferred Stock because of any prior sale or purchase by the Corporation other than through the redemption process, subsequent to the date of deposit but prior to the Redemption Date, shall be repaid to the Corporation forthwith and any balance of the funds so deposited and unclaimed by the holder(s) of any shares of Series H Preferred Stock entitled thereto at the expiration of one calendar year from the Redemption Date shall be repaid to the Corporation upon its request or demand therefore, and after any such repayment of the holder(s) of the share(s) so called for redemption shall look only to the Corporation for payment of the Redemption Price thereof. In addition to the redemption under this Section 9, the Corporation may redeem or repurchase shares of the Series H Preferred Stock from any holder(s) thereof who consents in writing to any such consented redemption. All shares of Series H Preferred Stock redeemed shall be canceled and retired and no shares shall be issued in place thereof, but such shares shall be restored to the status of authorized but unissued shares of Preferred Stock.

                  (d) On or before the Redemption Date, the holder who shall redeem such Series H Preferred Stock hereunder shall surrender the certificate or certificates representing such shares to the Corporation by mail, courier or personal delivery at the Corporation's principal executive office or other location so designated in the Redemption Notice, and upon the Redemption Date the Redemption Price shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event fewer than all of the shares represented by such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares.

                  (e) If the Redemption Notice is not withdrawn prior to one Business Day before the Redemption Date, and if on or prior to the Redemption Date the Redemption Price is either paid or made available for payment, then notwithstanding that the certificates evidencing any of the shares of the Series H Preferred Stock so called for redemption have not been surrendered, (i) all rights with respect to such shares shall forthwith after the Redemption Date cease and terminate, to the full extent permitted by applicable law, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefore, and (ii) to the full extent permitted by applicable law, such shares shall no longer be deemed outstanding for any purpose.

SECTION 10. Sinking Fund. The Corporation shall not be required to maintain any so-called "sinking fund" for the retirement on any basis of the Series H Preferred Stock.

SECTION 11. Fractional Shares. Except as otherwise set forth herein, the Series H Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of shares of Series H Preferred Stock.

SECTION 12. Notice. Any notice or request made to the Corporation in connection with the Series H Preferred Stock shall be given, and shall conclusively be deemed to have been given and received three Business Days following deposit thereof in writing, in the U.S. mails, certified mail, return receipt requested, duly stamped and addressed to the Corporation, to the attention of its General Counsel, at its principal executive offices (which shall be deemed by the address most recently provided to the SEC at its principal executive offices for so long as the Corporation is required to file reports with the SEC).

                               * * * * * * * * * *

         IN WITNESS WHEREOF, said American Realty Investors, Inc. has caused this Certificate of Designation, Preferences and Rights of 10% Series H Cumulative Convertible Preferred Stock to be duly executed by its President and attested to by its Secretary this ______ day of ______________, 2002.

                                  AMERICAN REALTY INVESTORS, INC.

                                  By:
                                     -------------------------------------------
                                  Printed Name:
                                  Title: President
ATTEST:


-----------------------------------
Printed Name: Robert A. Waldman
Title:  Secretary

                                                                      APPENDIX E

February 1, 2002

To the Board of Directors of
Transcontinental Realty Investors, Inc.
1800 Valley View Lane
Suite 300
Dallas, TX 75234

Dear Board of Director Members:

We understand that as the result of a litigation settlement (pending court approval) involving, among others, a subsidiary of American Realty Investors, Inc. ("ARL"), Transcontinental Realty Investors, Inc. ("TCI") and Income Opportunity Realty Investors, Inc. ("IOT" and together with ARL and TCI hereinafter referred to as the "Companies"), ARL has agreed to acquire all of the outstanding common stock of TCI and IOT through merger of TCI and IOT with two subsidiaries of ARL. When the mergers are completed, holders of TCI's common stock (other than ARL and its affiliates) will receive: (i) $17.50 in cash or,
(ii) if they affirmatively elect, one share of newly issued ARL Series G preferred stock ("Series G") for each share of TCI common stock that they currently own. IOT stockholders (other than ARL and its affiliates) will receive: (i) $19.00 in cash or, (ii) if they affirmatively elect, one share of newly issued ARL Series H preferred stock ("Series H").

Each Series G share will have a liquidation preference of $20.00 per share and will pay a cash dividend of 10 percent per annum. Each Series H share will have a liquidation preference of $21.50 per share and will pay a cash dividend of 10 percent per annum. ARL's issuance of the Series G and Series H (or, alternatively, the payment of cash in lieu of the Series G and Series H) in exchange for TCI common shares and IOT common shares, respectively, are referred to collectively herein as the "Transaction."

For purposes of this opinion we have assumed that: (i) at the holders' option, each Series G share is convertible into 2.5 shares of ARL common stock during a 75 day period commencing on the fifteenth day after the public issuance of ARL's form 10-Q (the "10-Q Issuance Date") to the public following the close date of the mergers; (ii) at the holders' option, each Series H share is convertible into 2.25 shares of ARL common stock during a 75 day period commencing on the fifteenth day after the 10-Q Issuance Date following the close date of the mergers; and (iii) the Series G and Series H shares will be redeemable by ARL 90 days after the 10-Q Issuance Date following the close date of the mergers at the liquidation preference plus any accrued and unpaid dividends thereon. ARL may provide notice of its intention to redeem the Series G or Series H 45 days after the 10-Q Issuance Date following the close date of the mergers. To the extent that the Transaction is not effected in a manner consistent with the foregoing assumptions then the recipients of this opinion are advised that the conclusions set forth herein may be materially affected thereby and the reliance on this opinion is therefore prohibited.



TCI Opinion

The Board of Directors
Transcontinental Realty Investors, Inc.
February 1, 2002


You have requested our opinion (the "Opinion") as to the matters set forth below. The Opinion does not address: (i) the Companies underlying business decision to effect the aforementioned merger or the Transaction; (ii) the current or prospective price at which the Series G, Series H, or any of the Companies' common shares or units may trade; (iii) any recommendation to the shareholders of TCI or IOT as to whether or not to participate in the Transaction; (iv) for the IOT or TCI shareholders electing to participate in the Transaction, any recommendation as to whether to accept the cash offer or the Series G or Series H securities; (v) the tax consequences of the Transaction to either the Companies or their stakeholders; and (vi) the fair market value of any of the Companies' assets either individually or collectively. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Companies. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

         1. met with certain members of the senior management of the Companies and their advisor, Basic Capital, to discuss the operations, financial condition, future prospects and projected operations and performance of the Companies;

         2. visited certain facilities and business offices of the Companies;

         3. reviewed the Companies' annual reports to shareholders and on Form 10-K for the fiscal years ended December 31, 2000 and quarterly reports on Form 10-Q for the three quarters ended September 30, 2001, which the Companies' management has identified as being the most current financial statements available;

         4. reviewed forecasts and projections prepared by the Companies management with respect to the Companies' apartment, retail, industrial, hotel and office building assets for the years ended December, 2002 through 2006;

         5. requested the latest appraisals on the Companies' income producing properties and any and all appraisals for the Companies land assets, and reviewed such appraisals as were provided by management;

         6.       reviewed the ARL's Land Portfolio Book dated September 2001;

         7. reviewed certain estimated valuations of TCI and IOT prepared in connection with the Olive Settlement;

         8. reviewed the historical market prices and trading volume for ARL's, TCI's, and IOT's publicly traded securities;

         9. reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company; and

         10. conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates

TCI Opinion

The Board of Directors
Transcontinental Realty Investors, Inc.
February 1, 2002


of the future financial results and condition of the Companies, and that there has been no material change in the assets, financial condition, business or prospects of the Companies since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Companies and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Companies. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

Based upon the foregoing, and in reliance thereon, it is our opinion that the consideration being offered to the public shareholders of TCI in the Transaction is fair to the public shareholders of TCI (other than ARL and its affiliates) from a financial point of view.




HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.
20095/12904



TCI Opinion

                                                                      APPENDIX F

February 1, 2002

To the Board of Directors of
Income Opportunity Realty Investors, Inc.
1800 Valley View Lane
Suite 300
Dallas, TX 75234

Dear Board of Director Members:

We understand that as the result of a litigation settlement (pending court approval) involving, among others, a subsidiary of American Realty Investors, Inc. ("ARL"), Transcontinental Realty Investors, Inc. ("TCI") and Income Opportunity Realty Investors, Inc. ("IOT" and together with ARL and TCI hereinafter referred to as the "Companies"), ARL has agreed to acquire all of the outstanding common stock of TCI and IOT through merger of TCI and IOT with two subsidiaries of ARL. When the mergers are completed, holders of TCI's common stock (other than ARL and its affiliates) will receive: (i) $17.50 in cash or,
(ii) if they affirmatively elect, one share of newly issued ARL Series G preferred stock ("Series G") for each share of TCI common stock that they currently own. IOT stockholders (other than ARL and its affiliates) will receive: (i) $19.00 in cash or, (ii) if they affirmatively elect, one share of newly issued ARL Series H preferred stock ("Series H").

Each Series G share will have a liquidation preference of $20.00 per share and will pay a cash dividend of 10 percent per annum. Each Series H share will have a liquidation preference of $21.50 per share and will pay a cash dividend of 10 percent per annum. ARL's issuance of the Series G and Series H (or, alternatively, the payment of cash in lieu of the Series G and Series H) in exchange for TCI common shares and IOT common shares, respectively, are referred to collectively herein as the "Transaction."

For purposes of this opinion we have assumed that: (i) at the holders' option, each Series G share is convertible into 2.5 shares of ARL common stock during a 75 day period commencing on the fifteenth day after the public issuance of ARL's form 10-Q (the "10-Q Issuance Date") to the public following the close date of the mergers; (ii) at the holders' option, each Series H share is convertible into 2.25 shares of ARL common stock during a seventy-five day period commencing on the fifteenth day after the 10-Q Issuance Date following the close date of the mergers; and (iii) the Series G and Series H shares will be redeemable by ARL 90 days after the 10-Q Issuance Date following the close date of the mergers at the liquidation preference plus any accrued and unpaid dividends thereon. ARL may provide notice of its intention to redeem the Series G or Series H 45 days after the 10-Q Issuance Date following the close date of the mergers. To the extent that the Transaction is not effected in a manner consistent with the foregoing assumptions then the recipients of this opinion are advised that the conclusions set forth herein may be materially affected thereby and the reliance on this opinion is therefore prohibited.



IOT Opinion

The Board of Directors
Income Opportunity Realty Investors, Inc.
February 1, 2002


You have requested our opinion (the "Opinion") as to the matters set forth below. The Opinion does not address: (i) the Companies underlying business decision to effect the aforementioned merger or the Transaction; (ii) the current or prospective price at which the Series G, Series H, or any of the Companies' common shares or units may trade; (iii) any recommendation to the shareholders of TCI or IOT as to whether or not to participate in the Transaction; (iv) for the IOT or TCI shareholders electing to participate in the Transaction, any recommendation as to whether to accept the cash offer or the Series G or Series H securities; (v) the tax consequences of the Transaction to either the Companies or their stakeholders; and (vi) the fair market value of any of the Companies' assets either individually or collectively. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Companies. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

         1. met with certain members of the senior management of the Companies and their advisor, Basic Capital, to discuss the operations, financial condition, future prospects and projected operations and performance of the Companies;

         2. visited certain facilities and business offices of the Companies;

         3. reviewed the Companies' annual reports to shareholders and on Form 10-K for the fiscal years ended December 31, 2000 and quarterly reports on Form 10-Q for the three quarters ended September 30, 2001, which the Companies' management has identified as being the most current financial statements available;

         4. reviewed forecasts and projections prepared by the Companies management with respect to the Companies' apartment, retail, industrial, hotel and office building assets for the years ended December, 2002 through 2006;

         5. requested the latest appraisals on the Companies' income producing properties and any and all appraisals for the Companies land assets, and reviewed such appraisals as were provided by management;

         6.       reviewed the ARL's Land Portfolio Book dated September 2001;

         7. reviewed certain estimated valuations of TCI and IOT prepared in connection with the Olive Settlement;

         8. reviewed the historical market prices and trading volume for ARL's, TCI's, and IOT's publicly traded securities;

         9. reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company; and

         10. conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates


IOT Opinion

The Board of Directors
Income Opportunity Realty Investors, Inc.
February 1, 2002


of the future financial results and condition of the Companies, and that there has been no material change in the assets, financial condition, business or prospects of the Companies since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Companies and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Companies. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

Based upon the foregoing, and in reliance thereon, it is our opinion that the consideration being offered to the public shareholders of IOT in the Transaction is fair to the public shareholders of IOT (other than ARL and its affiliates) from a financial point of view.




HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.
20095/12904


IOT Opinion

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

ARTICLES OF INCORPORATION

                  Article Nine of the Restated Articles of Incorporation of ARL provides that a director of ARL shall not be personally liable to ARL or its stockholders for monetary damages for any breach of fiduciary duty as a director, except that Article Nine shall not eliminate or limit a director's liability (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of Section 78.300 of the NRS.

                  Article Nine applies only to claims against a director arising out of his or her role as a director and not, if he or she is also an officer, his or her role as an officer or in any other capacity. In addition, Article Nine does not reduce the exposure of directors to liability under Federal securities laws.

BYLAWS

                  The Bylaws of ARL require it to indemnify any person who, by reason of the fact that he is or was a director of ARL, is made or is threatened to be made a party to an action, including an action brought by ARL or its stockholders. The Bylaws provide that ARL will indemnify such person against reasonably incurred expenses (including, but not limited to, attorneys' fees and disbursements, court costs, and expert witness fees), and against any judgments, fines and amounts paid in settlement, provided that ARL shall not indemnify such person under circumstances in which the NRS, as in effect from time to time, would not allow indemnification.

                  The Bylaws of ARL give the ARL board the power to cause ARL to provide to officers, employees, and agents of ARL all or any part of the right to indemnification afforded to directors of ARL as set forth in the Bylaws, subject to the conditions, limitations and obligations therein, upon a resolution to that effect identifying such officer, employee or agent and specifying the particular rights provided.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of ARL pursuant to the foregoing provisions, ARL has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

INSURANCE

                  The Restated Articles of Incorporation of ARL provide that ARL may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of ARL or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any such expense, liability or loss, whether or not ARL would have the power to indemnify such person against such expense, liability or loss under the NRS.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

                  (a)      Exhibit List

          EXHIBIT
           NUMBER                         DESCRIPTION OF EXHIBIT

             2.1 Form of Agreement and Plan of Merger, by and among American Realty Investors, Inc., Transcontinental Realty Acquisition Corporation, and Transcontinental Realty Investors, Inc. (included as Appendix A to the joint proxy statement and prospectus)

             2.2 Form of Agreement and Plan of Merger, by and among American Realty Investors, Inc., Income Opportunity Acquisition Corporation and Income Opportunity Realty Investors, Inc. (included as Appendix B to the joint proxy statement and prospectus)

             3.1           Articles of Incorporation of American Realty
                           Investors, Inc.(1)

             3.2           Bylaws of American Realty Investors, Inc.(1)

             4.1 Certificate of Designation, Preferences, and Rights of 10% Series G Cumulative Convertible Preferred Stock of American Realty Investors, Inc.(2)

             4.2 Certificate of Designation, Preferences, and Rights of 10% Series H Cumulative Convertible Preferred Stock of American Realty Investors, Inc.(2)

             5.1 Opinion of Jackson Walker L.L.P. as to the legality of the securities being offered by this joint proxy statement and prospectus(2)

             8.1 Opinion of Jackson Walker L.L.P. regarding tax matters(2)

            10.1 Second Amendment to Modification of Stipulation of Settlement Dated October 17, 2001(3)

            10.2 Amended and Restated Advisory Agreement between American Realty Trust, Inc. and Basic Capital Management, Inc., dated April 1, 1997.(5)

            10.3 Loan Servicing Agreement between American Realty Trust, Inc. and Basic Capital Management, Inc., formerly National Realty Advisors, Inc., dated as of October 4, 1989.(6)

            10.4 Advisory Agreement between American Realty Investors, Inc. and Basic Capital Management, Inc., dated
                           August 3, 2000.(7)

            12.1 Consolidated Ratios of Earnings to Fixed Charges and Combined Fixed Charges and Preferred Dividend Requirements.(2)

            21.1           Subsidiaries of American Realty Investors, Inc.(4)

            23.1 Consent of Jackson Walker L.L.P. (included in Exhibits 5.1 and 8.1)(2)

            23.2 Consent of BDO Seidman, L.L.P. (American Realty Investors, Inc.)(2)

            23.3 Consent of BDO Seidman, L.L.P. (Transcontinental Realty Investors, Inc.)(2)

            23.4 Consent of BDO Seidman, L.L.P. (Income Opportunity Realty Investors, Inc.)(2)

            24.1 Power of Attorney (contained on the signature page of this registration statement)

            99.1           American Realty Investors, Inc. Form of Proxy Card(2)

            99.2           Transcontinental Realty Investors, Inc.  Form of
                           Proxy Card(2)

            99.3           Income Opportunity Realty Investors, Inc. Form of
                           Proxy Card(2)

                  Financial Statement Schedules


----------

(1) Incorporated by reference to Exhibit Nos. 3.1-3.2 to the Registrant's Registration Statement on Form S-4 filed on December 30, 1999, File No. 333-93969

(2)      Filed herewith

(3) Incorporated by reference to Exhibit No. 10.1 to the Transcontinental Realty Investors, Inc. Current Report on Form 8-K filed on January 29, 2002, File No. 001-09240

(4) Incorporated by reference to Exhibit No. 21.0 to the Registrant's Annual Report on Form 10-K filed on March 29, 2000, File No. 001-09948

(5) Incorporated by reference to Exhibit No. 10 to American Realty Trust, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, File No. 001-09948.

(6) Incorporated by reference to Exhibit No. 10.16 to American Realty Trust, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1989, File No. 001-9948.

(7) Incorporated by reference to Exhibit No. 10.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000, File No. 001-9948.

         Schedules are omitted because they either are not required or are not applicable or because equivalent information has been included in the financial statements, the notes thereto or elsewhere herein.

ITEM 22.  UNDERTAKINGS.

                  (a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;


                                    To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                    To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if this Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
                  Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable forms;

                           That, every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           To respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request; and

                           To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                POWER OF ATTORNEY

                  Each person whose signature appears below authorizes Richard
E. Kimbrough and Robert A. Waldman and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the Registrant and to file any amendments to this joint proxy statement and prospectus necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of this joint proxy statement and prospectus, which amendments may make such changes in the joint proxy statement and prospectus as such attorney may deem appropriate.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, American Realty Investors, Inc., has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 22 day of February, 2002.

                                            AMERICAN REALTY INVESTORS, INC.


                                            By: /s/ RONALD E. KIMBROUGH
                                                --------------------------------
                                            Name:   Ronald E. Kimbrough
                                            Title:  Executive Vice President and
                                                    Chief Financial Officer
                                                    (Principal Financial and
                                                    Accounting Officer and
                                                    Acting Principal Executive
                                                    Officer)

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this joint proxy statement and prospectus has been signed by the following persons in the capacities indicated on February 22, 2002.

             Signatures                                    Title
             ----------                                    -----
                                                Executive Vice President and
     /s/ RONALD E. KIMBROUGH                    Chief Financial Officer
---------------------------------------         (Principal Financial and Accounting
         Ronald E. Kimbrough                    Officer and Acting Principal Executive
                                                Officer)

         /s/ EARL D. CECIL
---------------------------------------         Director
             Earl D. Cecil

       /s/ COLLENE C. CURRIE
---------------------------------------         Director
           Collene C. Currie

      /s/ RICHARD W. HUMPHREY
---------------------------------------         Director
          Richard W. Humphrey


       /s/ JOSEPH MIZRACHI
---------------------------------------         Director
           Joseph Mizrachi

                               INDEX TO EXHIBITS

          EXHIBIT
           NUMBER                               DESCRIPTION
          -------                               -----------
          EXHIBIT
           NUMBER                         DESCRIPTION OF EXHIBIT

             2.1 Form of Agreement and Plan of Merger, by and among American Realty Investors, Inc., Transcontinental
                           Realty Acquisition Corporation, and Transcontinental
                           Realty Investors, Inc. (included as Appendix A to the joint proxy statement and prospectus)

             2.2 Form of Agreement and Plan of Merger, by and among American Realty Investors, Inc., Income Opportunity
                           Acquisition Corporation and Income Opportunity Realty
                           Investors, Inc. (included as Appendix B to the joint proxy statement and prospectus)

             3.1           Articles of Incorporation of American Realty
                           Investors, Inc.(1)

             3.2           Bylaws of American Realty Investors, Inc.(1)

             4.1 Certificate of Designation, Preferences, and Rights of 10% Series G Cumulative Convertible Preferred
                           Stock of American Realty Investors, Inc.(2)

             4.2 Certificate of Designation, Preferences, and Rights of 10% Series H Cumulative Convertible Preferred
                           Stock of American Realty Investors, Inc.(2)

             5.1 Opinion of Jackson Walker L.L.P. as to the legality of the securities being offered by this joint proxy statement and prospectus(2)

             8.1 Opinion of Jackson Walker L.L.P. regarding tax matters(2)

            10.1           Second Amendment to Modification of Stipulation of
                           Settlement Dated October 17, 2001(3)

            10.2           Amended and Restated Advisory Agreement between
                           American Realty Trust, Inc. and Basic Capital
                           Management, Inc., dated April 1, 1997.(5)

            10.3           Loan Servicing Agreement between American Realty
                           Trust, Inc. and Basic Capital Management, Inc., formerly National Realty Advisors, Inc., dated as of October 4, 1989.(6)

            10.4           Advisory Agreement between American Realty Investors,
                           Inc. and Basic Capital Management, Inc., dated
                           August 3, 2000.(7)

            12.1           Consolidated Ratios of Earnings to Fixed Charges and
                           Combined Fixed Charges and Preferred Dividend
                           Requirements.(2)

            21.1           Subsidiaries of American Realty Investors, Inc.(4)

            23.1           Consent of Jackson Walker L.L.P. (included in
                           Exhibits 5.1 and 8.1)(2)

            23.2           Consent of BDO Seidman, L.L.P. (American Realty
                           Investors, Inc.)(2)

            23.3           Consent of BDO Seidman, L.L.P. (Transcontinental
                           Realty Investors, Inc.)(2)

            23.4           Consent of BDO Seidman, L.L.P. (Income Opportunity
                           Realty Investors, Inc.)(2)

            24.1 Power of Attorney (contained on the signature page of this registration statement)

            99.1           American Realty Investors, Inc. Form of Proxy Card(2)

            99.2           Transcontinental Realty Investors, Inc.  Form of
                           Proxy Card(2)

            99.3           Income Opportunity Realty Investors, Inc. Form of
                           Proxy Card(2)



----------

(1) Incorporated by reference to Exhibit Nos. 3.1-3.2 to the Registrant's Registration Statement on Form S-4 filed on December 30, 1999, File No. 333-93969

(2)      Filed herewith

(3) Incorporated by reference to Exhibit No. 10.1 to the Transcontinental Realty Investors, Inc. Current Report on Form 8-K filed on January 29, 2002, File No. 001-09240

(4) Incorporated by reference to Exhibit No. 21.0 to the Registrant's Annual Report on Form 10-K filed on March 29, 2000, File No. 001-09948

(5) Incorporated by reference to Exhibit No. 10 to American Realty Trust, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, File No. 001-09948.

(6) Incorporated by reference to Exhibit No. 10.16 to American Realty Trust, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1989, File No. 001-9948.

(7) Incorporated by reference to Exhibit No. 10.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000, File No. 001-9948.